FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-261764-02

PROSPECTUS

$837,798,000 (Approximate)

Benchmark 2023-V3 Mortgage Trust

(Central Index Key Number 0001982178)

as Issuing Entity

GS Mortgage Securities Corporation II

(Central Index Key Number 0001004158)

as Depositor

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

Barclays Capital Real Estate Inc.

(Central Index Key Number 0001549574)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

German American Capital Corporation

(Central Index Key Number 0001541294)

Bank of Montreal

(Central Index Key Number 0000927971)

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2023-V3

GS Mortgage Securities Corporation II is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2023-V3 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class D, Class E, Class F, Class G, Class H, Class RR and Class R certificates) and the RR interest represent the ownership interests in the issuing entity, which will be a New York common law trust named Benchmark 2023-V3 Mortgage Trust. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payment on the certificates and the RR interest. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the RR interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in August 2023. The rated final distribution date for the offered certificates is the distribution date in July 2056.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)
Class A-1	$2,083,000		5.9567%	Fixed	December 2027
Class A-2	$200,000,000		5.8963%	Fixed	June 2028
Class A-3	$439,732,000		6.3629%	Fixed(3)	July 2028
Class X-A	$765,594,000	(4)	1.0536%	Variable IO(5)	July 2028
Class X-B	$72,204,000	(4)	0.2636%	Variable IO(5)	July 2028
Class A-S	$123,779,000		7.0967%	Fixed(3)	July 2028
Class B	$38,967,000		6.9237%	Fixed(3)	July 2028
Class C	$33,237,000		7.4121%	Variable(6)	July 2028

(Footnotes on table on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 59 and page 61, respectively, of this prospectus.

None of the certificates, the RR interest or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the RR interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. GS Mortgage Securities Corporation II will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, AmeriVet Securities, Inc. and Drexel Hamilton, LLC will purchase the offered certificates from GS Mortgage Securities Corporation II and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp. and J.P. Morgan Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 11.0% of each class of offered certificates, Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 25.6% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 23.8% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 20.4% of each class of offered certificates, BMO Capital Markets Corp. is acting as sole bookrunning manager with respect to approximately 13.9% of each class of offered certificates and J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 5.4% of each class of offered certificates. AmeriVet Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

Goldman Sachs & Co. LLC	Citigroup	Deutsche Bank Securities	BMO Capital Markets	J.P. Morgan	Barclays

Co-Lead Managers and Joint Bookrunners

AmeriVet Securities	Drexel Hamilton

Co-Manager	Co-Manager

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about August 3, 2023. We expect to receive from this offering approximately 105.3% of the initial aggregate principal balance of the offered certificates, plus accrued interest from July 1, 2023, before deducting expenses payable by us.

July 20, 2023

Benchmark 2023-V3 Mortgage Trust

Commercial Mortgage Pass-Through Certificates Series 2023-V3

Manufactured Housing 1.7%
Self Storage 1.9%
Mixed Use 4.5%
Hospitality 9.0%
Multifamily 9.1%
Office 25.9%
Industrial 10.8%
Other 11.3%
Retail 25.8%
OKLAHOMA 1 property $925,000 0.1% of balance
NEBRASKA 5 properties $3,901,000 0.4% of balance
WISCONSIN 3 properties $2,942,000 0.3% of balance
MINNESOTA 1 property $502,000 0.1% of balance
ILLINOIS 2 properties $5,775,000 0.6% of balance
PENNSYLVANIA 5 properties $71,045,000 7.4% of balance
NEW YORK 9 properties $202,100,000 20.9% of balance
NEW HAMPSHIRE 1 property $1,970,000 0.2% of balance
MICHIGAN 4 properties $79,075,000 8.2% of balance
MASSACHUSETTS 4 properties $48,050,000 5.0% of balance
OHIO 2 properties $25,627,000 2.7% of balance
MAINE 1 property $1,205,000 0.1% of balance
RHODE ISLAND 1 property $652,000 0.1% of balance
NEVADA 1 property $20,000,000 2.1% of balance
CONNECTICUT 1 property $877,000 0.1% of balance
NEW JERSEY 6 properties $106,220,000 11.0% of balance
MARYLAND 1 property $10,000,000 1.0% of balance
CALIFORNIA 2 properties $112,000,000 11.6% of balance
VIRGINIA 2 properties $5,768,000 0.6% of balance
ARIZONA 3 properties $24,850,000 2.6% of balance
WEST VIRGINIA 1 property $775,000 0.1% of balance
KENTUCKY 2 properties $45,585,000 4.7% of balance
FLORIDA 2 properties $36,050,000 3.7% of balance
TEXAS 7 properties $102,063,000 10.6% of balance
MISSOURI 1 property $20,075,000 2.1% of balance
GEORGIA 1 property $8,994,325 0.9% of balance
TENNESSEE 1 property $10,000,000 1.0% of balance
ALASKA 2 properties $16,445,000 1.7% of balance
NEW MEXICO 1 property $1,665,000 0.2% of balance
% of Initial Pool Balance
4.1% - 20.9%
1.0% - 4.0%
0.2% - 0.9%
0.1%

Summary of Certificates and VRR Interest

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(7)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Years)(8)	Principal Window(8)
Offered Certificates
Class A-1	$2,083,000		30.000%	5.9567%	Fixed	December 2027	2.53	08/23 – 12/27
Class A-2	$200,000,000		30.000%	5.8963%	Fixed	June 2028	4.73	12/27 – 06/28
Class A-3	$439,732,000		30.000%	6.3629%	Fixed(3)	July 2028	4.89	06/28 – 07/28
Class X-A	$765,594,000	(4)	NAP	1.0536%	Variable IO(5)	July 2028	NAP	NAP
Class X-B	$72,204,000	(4)	NAP	0.2636%	Variable IO(5)	July 2028	NAP	NAP
Class A-S	$123,779,000		16.500%	7.0967%	Fixed(3)	July 2028	4.95	07/28 – 07/28
Class B	$38,967,000		12.250%	6.9237%	Fixed(3)	July 2028	4.95	07/28 – 07/28
Class C	$33,237,000		8.625%	7.4121%	Variable(6)	July 2028	4.95	07/28 – 07/28

Non-Offered Certificates
Class X-D	$20,630,000	(4)	NAP	3.4121%	Variable IO(5)	July 2028	NAP	NAP
Class D	$11,461,000		7.375%	4.0000%	Fixed	July 2028	4.95	07/28 – 07/28
Class E	$9,169,000		6.375%	4.0000%	Fixed	July 2028	4.95	07/28 – 07/28
Class F	$17,191,000		4.500%	7.4121%	Variable(6)	July 2028	4.95	07/28 – 07/28
Class G	$10,315,000		3.375%	7.4121%	Variable(6)	July 2028	4.95	07/28 – 07/28
Class H	$30,945,508		0.000%	7.4121%	Variable(6)	July 2028	4.95	07/28 – 07/28
Class R(9)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a variance of plus or minus 5%.
(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(3)	The pass-through rate of the Class A-3, Class A-S and Class B certificates for each distribution date will each be a per annum rate equal to the lesser of (i) a fixed rate (described in the table as “Fixed”) at the pass-through rate set forth opposite such class in the table and (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.
(4)	The Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each of the Class X certificates at its respective pass-through rate based upon its respective notional amount. The notional amount of each Class of the Class X certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “related Class X class”) indicated below:
Class	Related Class X Classes
Class X-A	Class A-1, Class A-2, Class A-3 and Class A-S certificates
Class X-B	Class B and Class C certificates
Class X-D	Class D and Class E certificates
(5)	The pass-through rate of each Class of the Class X certificates for any distribution date will equal the excess, if any, of (i) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (ii) the pass-through rate (or the weighted average of the pass-through rates, if applicable) of the related Class X class(es) for that distribution date. See “Description of the Certificates—Distributions—Pass-Through Rates”.
(6)	The pass-through rates of the Class C, Class F, Class G and Class H certificates (collectively with the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class D and Class E certificates, the “principal balance certificates”) for each distribution date will each be a per annum rate (described in the table as “Variable”) equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.
(7)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are represented in the aggregate. The approximate initial credit support percentages shown in the table above do not take into account the VRR interest. However, losses incurred on the mortgage loans will be allocated between the VRR interest and the principal balance certificates, pro rata in accordance with their respective outstanding balances. See “Credit Risk Retention” and “Description of the Certificates”.
(8)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates of the mortgage loans or whole loans.
(9)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two (2) separate real estate mortgage investment conduits (each, a “REMIC”), as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.
3

VRR Interest Summary

Non-Offered Eligible Vertical Interests(1)	Approximate Initial VRR Interest Balance	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Yrs.)(3)	Principal Window(3)
RR Interest	$24,453,467	7.4121%	(4)	July 2028	4.87	08/23 – 07/28
Class RR Certificates	$23,803,350	7.4121%	(4)	July 2028	4.87	08/23 – 07/28
(1)	Each of the Class RR certificates and the RR interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsors (or their “majority-owned affiliates”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention”. The Class RR certificates and the RR interest collectively comprise the “VRR interest”. The VRR interest represents the right to receive approximately 5.0% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates (other than the Class R certificates) and the RR interest on each distribution date, as further described under “Credit Risk Retention”. The owner of the RR interest is referred to in this prospectus as the “RR interest owner” and the RR interest owner and the holder of the Class RR certificates (the “Class RR certificateholder”) are referred to collectively in this prospectus as the “VRR interest owners”.
(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(3)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR interest are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates of the mortgage loans or whole loans.
(4)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the RR interest and the Class RR certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The Class X-D, Class D, Class E, Class F, Class G, Class H, Class RR and Class R certificates and the RR interest are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates or the RR interest is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	14
Summary of Terms	25
Summary of Risk Factors	59
Special Risks	59
Risks Relating to the Mortgage Loans	59
Risks Relating to Conflicts of Interest	60
Other Risks Relating to the Certificates	60
Risk Factors	61
Special Risks	61
The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	61
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	62
Risks Relating to the Mortgage Loans	63
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	63
Risks of Commercial, Multifamily and Manufactured Housing Lending Generally	64
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	65
Office Properties Have Special Risks	71
Retail Properties Have Special Risks	72
Data Centers and Broadcast Facilities Have Special Risks	74
Parking Properties Have Special Risks	75
Industrial Properties Have Special Risks	76
Multifamily Properties Have Special Risks	77
Hospitality Properties Have Special Risks	80

Risks Relating to Affiliation with a Franchise or Hotel Management Company	82
Mixed Use Properties Have Special Risks	83
Self-Storage Properties Have Special Risks	83
Manufactured Housing Properties Have Special Risks	84
Condominium Ownership May Limit Use and Improvements	85
Historic Tax Credit Structure	86
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	86
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	87
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	88
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	89
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	90
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	91
Risks Related to Zoning Non-Compliance and Use Restrictions	93
Risks Relating to Inspections of Properties	94
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	94
Insurance May Not Be Available or Adequate	94
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	97
Terrorism Insurance May Not Be Available for All Mortgaged Properties	97

5

Risks Associated with Blanket Insurance Policies or Self-Insurance	98
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	98
Limited Information Causes Uncertainty	99
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	99
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	100
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	101
Static Pool Data Would Not Be Indicative of the Performance of this Pool	102
Appraisals May Not Reflect Current or Future Market Value of Each Property	102
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	104
The Borrower’s Form of Entity May Cause Special Risks	104
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	106
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	107
Other Financings or Ability To Incur Other Indebtedness Entails Risk	108
Tenancies-in-Common May Hinder Recovery	109
Risks Relating to Delaware Statutory Trusts	109
Risks Relating to Enforceability of Cross-Collateralization	110
Risks Relating to Enforceability of Yield Maintenance Charges,

Prepayment Premiums or Defeasance Provisions	110
Risks Associated with One Action Rules	110
State Law Limitations on Assignments of Leases and Rents May Entail Risks	111
Various Other Laws Could Affect the Exercise of Lender’s Rights	111
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	111
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	112
Risks Related to Ground Leases and Other Leasehold Interests	114
Increases in Real Estate Taxes May Reduce Available Funds	115
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	116
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	116
Risks Relating to Conflicts of Interest	116
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	116
The Servicing of the Servicing Shift Whole Loans, the Heritage Plaza Whole Loan and the One & Two Commerce Square Whole Loan Will Shift to Other Servicers	118
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	119
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	121
Potential Conflicts of Interest of the Operating Advisor	124

6

Potential Conflicts of Interest of the Asset Representations Reviewer	124
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders	125
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	128
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan	129
Other Potential Conflicts of Interest May Affect Your Investment	129
Other Risks Relating to the Certificates	130
The Certificates Are Limited Obligations	130
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	130
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	131
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	133
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	137
Payments Allocated to the VRR Interest or the Non-VRR Certificates Will Not Be Available to the Non-VRR Certificates or the VRR Interest, Respectively	137
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage

Loan Prior to a Material Mortgage Loan Event Default	137
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	138
Risks Relating to Modifications of the Mortgage Loans	143
The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	144
Risks Relating to Interest on Advances and Special Servicing Compensation	144
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	145
Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA or JPMorgan Chase Bank, National Association	145
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	147
Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan	147
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	147
General Risk Factors	149
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	149
The Certificates May Not Be a Suitable Investment for You	150

7

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	150
Other Events May Affect the Value and Liquidity of Your Investment	150
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	151
The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	155
Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates	155
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	155
Description of the Mortgage Pool	156
General	156
Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans	157
Certain Calculations and Definitions	158
Definitions	159
Mortgage Pool Characteristics	167
Overview	167
Property Types	168
Mortgage Loan Concentrations	175
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	175
Geographic Concentrations	177
Mortgaged Properties With Limited Prior Operating History	178
Tenancies-in-Common or Diversified Ownership	178
Condominium Interests and Other Shared Interests	178
Fee & Leasehold Estates; Ground Leases	180
COVID Considerations	181

Environmental Considerations	181
Redevelopment, Renovation and Expansion	186
Assessments of Property Value and Condition	187
Appraisals	187
Engineering Reports	187
Zoning and Building Code Compliance and Condemnation	188
Litigation and Other Considerations	188
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	190
Loan Purpose	190
Default History, Bankruptcy Issues and Other Proceedings	190
Tenant Issues	193
Tenant Concentrations	193
Lease Expirations and Terminations	194
Purchase Options and Rights of First Refusal	201
Affiliated Leases	202
Insurance Considerations	203
Use Restrictions	204
Appraised Value	206
Non-Recourse Carveout Limitations	208
Real Estate and Other Tax Considerations	209
Delinquency Information	212
Certain Terms of the Mortgage Loans	212
Amortization of Principal	212
Due Dates; Mortgage Rates; Calculations of Interest	212
Prepayment Protections and Certain Involuntary Prepayments	213
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	215
Defeasance; Collateral Substitution	216
Partial Releases	216
Escrows	219
Mortgaged Property Accounts	220
Delaware Statutory Trusts	220
Exceptions to Underwriting Guidelines	221
Additional Indebtedness	221
General	221
Whole Loans	222
Mezzanine Indebtedness	222
Other Secured Indebtedness	225
Preferred Equity	225
Other Unsecured Indebtedness	226
The Whole Loans	227

8

General	227
The Serviced Pari Passu Whole Loans	234
The Non-Serviced Pari Passu Whole Loans	236
The Non-Serviced AB Whole Loan	240
Additional Information	264
Transaction Parties	264
The Sponsors and Mortgage Loan Sellers	264
Goldman Sachs Mortgage Company	265
Barclays Capital Real Estate Inc.	274
Citi Real Estate Funding Inc.	280
German American Capital Corporation	289
Bank of Montreal	298
JPMorgan Chase Bank, National Association	306
Compensation of the Sponsors	314
The Depositor	314
The Issuing Entity	315
The Trustee and Certificate Administrator	316
The Master Servicer	318
The Special Servicer	322
The Operating Advisor and Asset Representations Reviewer	324
Credit Risk Retention	325
General	325
Qualifying CRE Loans	326
The VRR Interest	327
General	327
VRR Available Funds	327
Priority of Distributions on the VRR Interest	327
Allocation of VRR Realized Losses	328
Yield Maintenance Charges and Prepayment Premiums	329
Material Terms	329
Hedging, Transfer and Financing Restrictions	329
Description of the Certificates	329
General	329
Distributions	331
Method, Timing and Amount	331
Available Funds	331
Priority of Distributions	333
Pass-Through Rates	336
Interest Distribution Amount	337
Principal Distribution Amount	338
Certain Calculations with Respect to Individual Mortgage Loans	339

Application Priority of Mortgage Loan Collections or Whole Loan Collections	340
Allocation of Yield Maintenance Charges and Prepayment Premiums	344
Assumed Final Distribution Date; Rated Final Distribution Date	345
Prepayment Interest Shortfalls	346
Subordination; Allocation of Realized Losses	347
Reports to Certificateholders and the RR Interest Owner; Certain Available Information	350
Certificate Administrator Reports	350
Information Available Electronically	355
Voting Rights	360
Delivery, Form, Transfer and Denomination	360
Book-Entry Registration	361
Definitive Certificates	363
Certificateholder Communication	364
Access to Certificateholders’ Names and Addresses	364
Requests to Communicate	364
List of Certificateholders	365
Description of the Mortgage Loan Purchase Agreements	365
General	365
Dispute Resolution Provisions	375
Asset Review Obligations	375
Pooling and Servicing Agreement	375
General	375
Assignment of the Mortgage Loans	376
Servicing Standard	376
Subservicing	378
Advances	379
P&I Advances	379
Property Protection Advances	380
Nonrecoverable Advances	381
Recovery of Advances	382
Accounts	383
Withdrawals from the Collection Account	385
Servicing and Other Compensation and Payment of Expenses	387
General	387
Master Servicing Compensation	392
Special Servicing Compensation	394
Disclosable Special Servicer Fees	399
Certificate Administrator and Trustee Compensation	399
Operating Advisor Compensation	399
Asset Representations Reviewer Compensation	400

9

CREFC® Intellectual Property Royalty License Fee	401
Appraisal Reduction Amounts	401
Maintenance of Insurance	408
Modifications, Waivers and Amendments	411
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	413
Inspections	414
Collection of Operating Information	415
Special Servicing Transfer Event	415
Asset Status Report	417
Realization Upon Mortgage Loans	420
Sale of Defaulted Loans and REO Properties	422
The Directing Holder	425
General	425
Major Decisions	427
Asset Status Report	431
Replacement of Special Servicer	431
Control Termination Event and Consultation Termination Event	431
Servicing Override	434
Rights of Holders of Companion Loans	435
Limitation on Liability of Directing Holder	435
The Operating Advisor	436
General	436
Duties of the Operating Advisor While No Control Termination Event is Continuing	437
Duties of the Operating Advisor While a Control Termination Event is Continuing	437
Annual Report	438
Recommendation of the Replacement of the Special Servicer	439
Eligibility of Operating Advisor	440
Other Obligations of Operating Advisor	440
Delegation of Operating Advisor’s Duties	441
Termination of the Operating Advisor With Cause	441
Rights Upon Operating Advisor Termination Event	442
Waiver of Operating Advisor Termination Event	443
Termination of the Operating Advisor Without Cause	443
Resignation of the Operating Advisor	443

Operating Advisor Compensation	444
The Asset Representations Reviewer	444
Asset Review	444
Eligibility of Asset Representations Reviewer	448
Other Obligations of Asset Representations Reviewer	449
Delegation of Asset Representations Reviewer’s Duties	450
Assignment of Asset Representations Reviewer’s Rights and Obligations	450
Asset Representations Reviewer Termination Events	450
Rights Upon Asset Representations Reviewer Termination Event	451
Termination of the Asset Representations Reviewer Without Cause	451
Resignation of Asset Representations Reviewer	452
Asset Representations Reviewer Compensation	452
Limitation on Liability of the Risk Retention Consultation Parties	452
Replacement of the Special Servicer Without Cause	453
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	455
Termination of Master Servicer and Special Servicer for Cause	456
Servicer Termination Events	456
Rights Upon Servicer Termination Event	458
Waiver of Servicer Termination Event	459
Resignation of the Master Servicer or Special Servicer	459
Limitation on Liability; Indemnification	460
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	462
Dispute Resolution Provisions	463
Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder	463
Repurchase Request Delivered by a Party to the PSA	463
Resolution of a Repurchase Request	464

10

Mediation and Arbitration Provisions	467
Servicing of the Non-Serviced Mortgage Loans	468
General	468
Servicing of the Miracle Mile Whole Loan	471
Servicing of the Scottsdale Fashion Square Whole Loan	472
Rating Agency Confirmations	472
Evidence as to Compliance	474
Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding	475
Termination; Retirement of Certificates	475
Amendment	476
Resignation and Removal of the Trustee and the Certificate Administrator	479
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	480
Certain Legal Aspects of Mortgage Loans	480
New York	480
California	481
New Jersey	481
Texas	481
General	482
Types of Mortgage Instruments	482
Leases and Rents	483
Personalty	483
Foreclosure	484
General	484
Foreclosure Procedures Vary from State to State	484
Judicial Foreclosure	484
Equitable and Other Limitations on Enforceability of Certain Provisions	484
Nonjudicial Foreclosure/Power of Sale	485
Public Sale	485
Rights of Redemption	486
Anti-Deficiency Legislation	486
Leasehold Considerations	487
Cooperative Shares	487
Bankruptcy Laws	487
Environmental Considerations	494
General	494
Superlien Laws	494
CERCLA	494
Certain Other Federal and State Laws	495
Additional Considerations	495

Due-on-Sale and Due-on-Encumbrance Provisions	495
Subordinate Financing	496
Default Interest and Limitations on Prepayments	496
Applicability of Usury Laws	496
Americans with Disabilities Act	497
Servicemembers Civil Relief Act	497
Anti-Money Laundering, Economic Sanctions and Bribery	497
Potential Forfeiture of Assets	498
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	498
Pending Legal Proceedings Involving Transaction Parties	500
Use of Proceeds	500
Yield, Prepayment and Maturity Considerations	501
Yield Considerations	501
General	501
Rate and Timing of Principal Payments	501
Losses and Shortfalls	502
Certain Relevant Factors Affecting Loan Payments and Defaults	503
Delay in Payment of Distributions	503
Yield on the Certificates with Notional Amounts	504
Weighted Average Life	504
Pre-Tax Yield to Maturity Tables	508
Material Federal Income Tax Considerations	511
General	511
Qualification as a REMIC	512
Status of Offered Certificates	513
Taxation of Regular Interests	514
General	514
Original Issue Discount	514
Acquisition Premium	516
Market Discount	516
Premium	517
Election To Treat All Interest Under the Constant Yield Method	517
Treatment of Losses	518
Yield Maintenance Charges and Prepayment Premiums	518
Sale or Exchange of Regular Interests	519
Taxes That May Be Imposed on a REMIC	519
Prohibited Transactions	519
Contributions to a REMIC After the Startup Day	520

11

Net Income from Foreclosure Property	520
REMIC Partnership Representative	520
Taxation of Certain Foreign Investors	520
FATCA	521
Backup Withholding	522
Information Reporting	522
3.8% Medicare Tax on “Net Investment Income”	522
Reporting Requirements	522
Certain State and Local and Foreign Tax Considerations	523
Method of Distribution (Conflicts of Interest)	524

Incorporation of Certain Information by Reference	526
Where You Can Find More Information	527
Financial Information	527
Certain ERISA Considerations	527
General	527
Plan Asset Regulations	528
Administrative Exemptions	528
Insurance Company General Accounts	530
Legal Investment	531
Legal Matters	532
Ratings	532
Index of Defined Terms	535

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	MORTGAGE POOL INFORMATION
ANNEX A-3	DESCRIPTION OF THE TOP 15 MORTGAGE LOANS
ANNEX B	FORM OF DISTRIBUTION DATE STATEMENT
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES
ANNEX E-1	BARCLAYS CAPITAL REAL ESTATE INC., CITI REAL ESTATE FUNDING INC., GERMAN AMERICAN CAPITAL CORPORATION AND BANK OF MONTREAL REPRESENTATIONS AND WARRANTIES
ANNEX E-2	EXCEPTIONS TO BARCLAYS CAPITAL REAL ESTATE INC. REPRESENTATIONS AND WARRANTIES
ANNEX E-3	EXCEPTIONS TO CITI REAL ESTATE FUNDING INC. REPRESENTATIONS AND WARRANTIES
ANNEX E-4	EXCEPTIONS TO GERMAN AMERICAN CAPITAL CORPORATION REPRESENTATIONS AND WARRANTIES
ANNEX E-5	EXCEPTIONS TO BANK OF MONTREAL REPRESENTATIONS AND WARRANTIES
ANNEX F-1	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION REPRESENTATIONS AND WARRANTIES
ANNEX F-2	EXCEPTIONS TO JPMORGAN CHASE BANK, NATIONAL ASSOCIATION REPRESENTATIONS AND WARRANTIES

12

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE AT HTTP://WWW.SEC.GOV.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING HOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN ANY REGULATORY REQUIREMENTS APPLICABLE TO THE MARKETING, HOLDING AND SELLING OF, AND ISSUING QUOTATIONS WITH RESPECT TO, THE OFFERED CERTIFICATES OR CMBS GENERALLY (INCLUDING, WITHOUT LIMITATION, THE APPLICATION OF RULE 15C2-11 UNDER THE EXCHANGE ACT TO THE PUBLICATION OR SUBMISSION OF QUOTATIONS, DIRECTLY OR INDIRECTLY, IN ANY QUOTATION MEDIUM BY A BROKER OR DEALER FOR SECURITIES SUCH AS THE OFFERED CERTIFICATES). ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE”.

13

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	“Summary of Certificates and VRR Interest”, which sets forth important statistical information relating to the certificates;
●	“Summary of Terms”, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	“Summary of Risk Factors” and “Risk Factors”, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.
●	unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in

14

addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU Prospectus Regulation”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS Regulation”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION.

MIFID II PRODUCT GOVERNANCE

ANY PERSON OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKE ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

15

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION.

UK PRODUCT GOVERNANCE

ANY PERSON OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) THAT IS SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKE ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(a)   IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i)    THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

16

(A)  A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B)  A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C)  NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED); AND

(ii)    THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES;

(b)   IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THE PURPOSES OF THIS PROVISION:

(i)    THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)  A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR

(B)  A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR

(C)  NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; AND

(ii)    THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(c)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(d)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

17

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS OR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN ADDITION, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PARTICULAR INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. FURTHERMORE, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENTS OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—GENERAL RISK FACTORS—LEGAL AND REGULATORY PROVISIONS AFFECTING INVESTORS COULD ADVERSELY AFFECT THE LIQUIDITY OF THE OFFERED CERTIFICATES”.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE COMMUNICATION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER, (IV) OTHERWISE FALL WITHIN AN EXEMPTION SET FORTH IN SUCH ORDER SUCH THAT SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR (V) ARE PERSONS TO WHICH THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION

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OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE FCA HANDBOOK CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC.

ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

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HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG)) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS.

W A R N I N G

IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA.

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UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE WAS ISSUED IN CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER, THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

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JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

The JAPANESE Financial Services Agency published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR RULE”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “JAPANESE RETENTION REQUIREMENT”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated”, the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this Prospectus has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this prospectus would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY

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APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

MEXICO

THIS PROSPECTUS HAS NOT BEEN REVIEWED NOR APPROVED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES, OR THE “CNBV”). THIS OFFERING DOES NOT CONSTITUTE A PUBLIC OFFERING IN MEXICO AND THIS PROSPECTUS MAY NOT BE PUBLICLY DISTRIBUTED IN MEXICO.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE MEXICAN NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES, OR “RNV”) MAINTAINED BY THE CNBV, AND MAY NOT BE OFFERED PUBLICLY IN MEXICO EXCEPT TO MEXICAN INSTITUTIONAL AND QUALIFIED INVESTORS PURSUANT TO THE PRIVATE PLACEMENT EXCEPTIONS SET FORTH IN THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES). THIS PROSPECTUS DOES NOT CONSTITUTE OR IMPLY ANY CERTIFICATION AS TO THE INVESTMENT QUALITY OF THE OFFERED CERTIFICATES, OUR SOLVENCY, LIQUIDITY OR CREDIT QUALITY OR THE ACCURACY OR COMPLETENESS OF THE INFORMATION SET FORTH HEREIN. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS EXCLUSIVELY OUR RESPONSIBILITY AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE CNBV. THE ACQUISITION OF THE OFFERED CERTIFICATES BY AN INVESTOR WHO IS A RESIDENT OF MEXICO WILL BE MADE UNDER SUCH INVESTOR’S OWN RESPONSIBILITY.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000. See “Transaction Parties—The Depositor”.
Issuing Entity	Benchmark 2023-V3 Mortgage Trust, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors	The sponsors of this transaction are:
Goldman Sachs Mortgage Company, a New York limited partnership;
Barclays Capital Real Estate Inc., a Delaware corporation;
Citi Real Estate Funding Inc., a New York corporation;
German American Capital Corporation, a Maryland corporation;
Bank of Montreal, a Canadian chartered bank; and
JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America.
The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
Goldman Sachs Mortgage Company is an affiliate of each of the depositor and Goldman Sachs & Co. LLC, one of the underwriters and an initial purchaser of certain of the non-offered certificates, and Goldman Sachs Bank USA, an originator. Barclays Capital Real Estate Inc. is an affiliate of Barclays Capital Inc., one of the underwriters and an initial purchaser of certain of the non-offered certificates. Citi Real Estate Funding Inc. is an affiliate of Citigroup Global Markets Inc., one of the underwriters and an initial purchaser of certain of the non-offered certificates. German American Capital Corporation is an affiliate of Deutsche Bank Securities Inc., one of the underwriters and an initial purchaser of certain of the non-offered certificates, and Deutsche Bank AG, New York Branch and DBR Investments Co. Limited, each an originator. Bank of Montreal is an affiliate of BMO Capital Markets Corp., one of the underwriters and an initial purchaser of certain of the non-offered certificates. JPMorgan Chase Bank, National Association is an affiliate of J.P. Morgan Securities LLC, one of the underwriters and an

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initial purchaser of certain of the non-offered certificates. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
The sponsors originated, co-originated or acquired (or, on or prior to the closing date, will acquire) and will transfer to the depositor the mortgage loans set forth in the following chart:
Sellers of the Mortgage Loans
Sponsor(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Goldman Sachs Mortgage Company	3	$89,000,000	9.2%
Citi Real Estate Funding Inc.	9	209,295,000	21.7
Barclays Capital Real Estate Inc.	8	201,452,000	20.9
German American Capital Corporation	6	124,695,000	12.9
Bank of Montreal	6	114,500,000	11.9
JPMorgan Chase Bank, National Association	2	51,694,325	5.4
Barclays Capital Real Estate Inc. / German American Capital Corporation(2)	1	75,000,000	7.8
German American Capital Corporation / Goldman Sachs Mortgage Company(3)	1	45,000,000	4.7
Citi Real Estate Funding Inc. / Bank of Montreal(4)	1	27,500,000	2.8
Bank of Montreal / German American Capital Corporation(5)	1	27,000,000	2.8
Total	38	$965,136,325	100.0%

(1)	Each mortgage loan was originated by its respective mortgage loan seller or its affiliate, except those certain mortgage loans that were acquired from unaffiliated third-party originators or are part of larger whole loan structures that were co-originated by the applicable mortgage loan seller or its affiliate with one or more other lenders. See “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” below.
(2)	Barclays Capital Real Estate Inc. and German American Capital Corporation are co-sponsors with respect to the 12800 Culver Boulevard mortgage loan (7.8%). The 12800 Culver Boulevard mortgage loan is part of a whole loan that was co-originated by Barclays Capital Real Estate Inc. and Deutsche Bank AG, New York Branch and is evidenced by four (4) promissory notes: (i) note A-1-1, with an outstanding principal balance of $45,320,000 as of the cut-off date, as to which Barclays Capital Real Estate Inc. is acting as mortgage loan seller, (ii) note A-2-1, with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller, (iii) note A-2-2, with an outstanding principal balance of $10,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller and (iv) note A-2-3, with an outstanding principal balance of $4,680,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller.
(3)	German American Capital Corporation and Goldman Sachs Mortgage Company are co-sponsors with respect to the Back Bay Office mortgage loan (4.7%). The Back Bay Office mortgage loan is part of a whole loan that was co-originated by Deutsche Bank AG, New York Branch, Goldman Sachs Bank USA, Wells Fargo Bank, National Association, New York Life Insurance Company and Teachers Insurance and Annuity Association of America and is evidenced by three (3) promissory notes: (i) note A-3, with an outstanding principal balance of $22,500,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller, (ii) note A-4-3, with an outstanding principal balance of $5,000,000 as of the cut-off date, as to which German

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American Capital Corporation is acting as mortgage loan seller and (iii) note A-8-2-A, with an outstanding principal balance of $17,500,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller.
(4)	Citi Real Estate Funding Inc. and Bank of Montreal are co-sponsors with respect to the Harborside 2-3 mortgage loan (2.8%). The Harborside 2-3 mortgage loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc. and Bank of Montreal and is evidenced by two (2) promissory notes: (i) note A-2-1-A, with an outstanding principal balance of $20,000,000 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller and (ii) note A-5-2, with an outstanding principal balance of $7,500,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller.
(5)	Bank of Montreal and German American Capital Corporation are co-sponsors with respect to the Green Acres mortgage loan (2.8%). The Green Acres mortgage loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Bank of Montreal and DBR Investments Co. Limited and is evidenced by two (2) promissory notes: (i) note A-4-2-1, with an outstanding principal balance of $12,000,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller and (ii) note A-16, with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the master servicer and will be responsible for the master servicing and administration of the mortgage loans and any related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan and companion loan identified in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below that is part of a whole loan and serviced under the servicing agreement indicated in that table and any servicing shift mortgage loan on and after the related servicing shift securitization date). The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (800) 327-8083. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement.”
Prior to its respective servicing shift securitization date, each servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after its respective servicing shift securitization date, the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
The master servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans.”
Special Servicer	Greystone Servicing Company LLC, a Delaware limited liability company, is expected to act as the special servicer with respect to the mortgage loans (other than any non-serviced mortgage

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loan, any excluded special servicer loan and any servicing shift mortgage loan on and after the related servicing shift securitization date) and any related companion loans other than with respect to any non-serviced whole loan set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) generally, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal special servicing offices of Greystone Servicing Company LLC are located at 5221 N. O’Connor Blvd. Suite 800, Irving, Texas 75039. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.
Prior to its respective servicing shift securitization date, each servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after its respective servicing shift securitization date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”,“—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
If the special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan, referred to in this prospectus as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan and will be replaced as discussed under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.
Greystone Servicing Company LLC is expected to be appointed as the special servicer by Greystone High Yield Investments I LLC or its affiliate, which is expected to purchase each of the Class E, Class F, Class G and Class H certificates and, on the closing date, is expected to appoint itself or its affiliate to be the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan, any servicing shift mortgage loan and any applicable excluded loan) and any related serviced companion loans. See “Pooling and Servicing Agreement—The Directing Holder”.

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Greystone Servicing Company LLC, or its affiliate, assisted Greystone High Yield Investments I LLC or its affiliate with due diligence relating to the mortgage loans to be included in the mortgage pool.
Greystone Servicing Company LLC is also an affiliate of Greystone Select Company II LLC, the originator of the Westin Mount Laurel mortgage loan.
The special servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and any related companion loans. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.
The initial mortgagee of record with respect to each servicing shift mortgage loan will be the trustee under the pooling and servicing agreement. From and after its respective servicing shift securitization date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.
With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association, in its capacity as certificate administrator, are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services, Computershare Trust Company, National Association, 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

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The custodian with respect to each servicing shift mortgage loan will initially be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. From and after the related servicing shift securitization date, the custodian of the mortgage file (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below, the custodian under the pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders and the RR interest owner that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.
Asset Representations Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and receipt of notification from the certificate administrator that the required percentage of voting rights have voted to direct a review of such delinquent mortgage loans.
See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Holder	The directing holder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any non-serviced mortgage loan and any applicable excluded loan), as further described in this prospectus. The directing holder (other than with respect to the servicing shift whole loans, any non-serviced mortgage loan and any applicable excluded loan) will generally be the controlling class certificateholder (or its representative, the “controlling class representative”) selected by a majority of the controlling class certificateholders (by certificate balance, as certified by the

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certificate registrar from time to time as provided for in the pooling and servicing agreement). See “Pooling and Servicing Agreement—The Directing Holder”. However, in certain circumstances there may be no directing holder even if there is a controlling class, and in other circumstances there will be no controlling class.
The controlling class will be the most subordinate class of the Class F, Class G and Class H certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class F certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a controlling class representative or to exercise any of the rights of the holder of the majority of the controlling class certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a controlling class representative.
On the closing date it is expected that Greystone High Yield Investments I LLC, or its affiliate, will (i) purchase the Class E, Class F, Class G and Class H certificates, and (ii) be appointed the initial controlling class representative and, therefore, the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan, any servicing shift mortgage loan and any applicable excluded loan) and any related serviced companion loans.
With respect to each of the servicing shift whole loans, the holder of the related companion loan identified in the related co-lender agreement as the controlling note will be the directing holder with respect to the related servicing shift whole loan. From and after the date such controlling note is included in a securitization transaction (a “servicing shift securitization date”), the directing holder of the related servicing shift whole loan is expected to be the directing holder (or its equivalent) under the related servicing shift pooling and servicing agreement, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar to, but not necessarily identical to, those of the controlling class representative under the pooling and servicing agreement for this securitization. The controlling class representative of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.
With respect to the controlling class representative, an “excluded loan” is a mortgage loan or whole loan with respect to which the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) is a borrower, a manager of a mortgaged property, the holder of a

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mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan (subject to certain exceptions), or any borrower party affiliate thereof.
Each entity identified in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below is the initial directing holder (or the equivalent) under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Risk Retention Consultation Parties	The risk retention consultation parties will be (i) a party selected by Goldman Sachs Bank USA, (ii) a party selected by Barclays Bank PLC and (iii) a party selected by Citi Real Estate Funding Inc., in each case, as an owner of the VRR interest. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any specially serviced loan (other than the servicing shift mortgage loans, any non-serviced mortgage loan and any applicable excluded loan), and (ii) during the continuance of a consultation termination event, with respect to any mortgage loan (other than the servicing shift whole loans, any non-serviced mortgage loan and any applicable excluded loan), as further described in this prospectus. Each of Goldman Sachs Mortgage Company (or an affiliate), Barclays Bank PLC and Citi Real Estate Funding Inc. is expected to be appointed as an initial risk retention consultation party and are collectively referred to as the “risk retention consultation parties”.
With respect to a risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party or the person entitled to appoint such risk retention consultation party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations and

Relationships	The originators, the sponsors, the underwriters, and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Relating to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan and whole loan, the related due date in July 2023 for that mortgage loan or whole loan (or, in the case of any mortgage loan or whole loan that has its first due date after July 2023, the date that would have been its due date in July 2023 under the terms of that mortgage loan or whole loan if a monthly payment were scheduled to be due in that month).
Closing Date	On or about August 3, 2023.
Distribution Date	The fourth (4th) business day following each determination date. The first distribution date will be in August 2023.
Determination Date	The eleventh (11th) day of each month or, if the eleventh (11th) day is not a business day, then the business day immediately following such eleventh (11th) day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs; provided, however, the record date with respect to the distribution date in August 2023 will be the closing date.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution

Date; Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates— Assumed Final Distribution Date; Rated Final Distribution Date”:
Class A-1	December 2027
Class A-2	June 2028
Class A-3	July 2028
Class X-A	July 2028
Class X-B	July 2028
Class A-S	July 2028
Class B	July 2028
Class C	July 2028

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The rated final distribution date for the offered certificates will be the distribution date in July 2056.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The foregoing illustration does not take into account the sale of any non-offered certificates or the RR interest.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2023-V3:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C
The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E, Class F, Class G, Class H, Class RR and Class R (collectively, the “non-offered

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certificates”). In addition, the RR interest, an uncertificated interest, is not being offered by this prospectus. The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates are collectively referred to as the “non-VRR certificates”.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class A-1	$ 2,083,000
Class A-2	$200,000,000
Class A-3	$439,732,000
Class X-A	$765,594,000(1)
Class X-B	$ 72,204,000(1)
Class A-S	$123,779,000
Class B	$ 38,967,000
Class C	$ 33,237,000

(1)	Notional amount.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:
Class A-1	5.9567%(1)
Class A-2	5.8963%(1)
Class A-3	6.3629%(2)
Class X-A	1.0536%(3)
Class X-B	0.2636%(3)
Class A-S	7.0967%(2)
Class B	6.9237%(2)
Class C	7.4121%(4)

(1)	The pass-through rates of the Class A-1 and Class A-2 certificates for each distribution date will each be a per annum rate equal to a fixed rate at the pass-through rate set forth opposite each such class in the table above.
(2)	The pass-through rates of the Class A-3, Class A-S and Class B certificates for each distribution date will each be a per annum rate equal to the lesser of (i) a fixed rate at the pass-through rate set forth opposite such class in the table above and (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.
(3)	The pass-through rate of the Class X-A certificates for each distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3 and Class A-S certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate of the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month

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preceding the month in which the related distribution date occurs, over (b) the weighted average of the pass-through rates of the Class B and Class C certificates for that distribution date weighted on the basis of their respective certificate balances immediately prior to that distribution date.
(4)	The pass-through rate of the Class C certificates for each distribution date will equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.
For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any serviced companion loan and any related REO loans and (a) with respect to the servicing fee, if unpaid after final recovery on the related mortgage loan, out of general collections with respect to the other mortgage loans and (b) with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.05125%.

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The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loans as to which a special servicing transfer event has occurred (including any related REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
The workout fee will generally be payable with respect to each specially serviced loan (other than a non-serviced whole loan) which has become a “corrected loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three (3) consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the commercially reasonable judgment of the special servicer). The workout fee will be payable out of each collection (other than penalty charges) of interest and principal (including scheduled payments, prepayments, balloon payments and payments at maturity) received on the related corrected loan for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.00% of each such collection of interest and principal (or such higher rate as would result in a workout fee equal to $25,000) and (2) such lower rate as would result in a workout fee of $1,000,000.
A liquidation fee will generally be payable with respect to each specially serviced loan and any related REO property as to which the special servicer obtains a full, partial or discounted payoff from the related borrower and, except as otherwise described in this prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds or insurance and condemnation proceeds. The liquidation fee for each specially serviced loan and any related REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.00% (or 0.50%, in the case of the 12800 Culver Boulevard whole loan) of such payment or proceeds and (2) such lower rate as would result in a liquidation fee of $1,000,000; provided, however, that, except as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, no liquidation fee will be less than $25,000.
Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage

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loan) and any related serviced companion loans will be paid by the master servicer out of the servicing fee described above.
The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator/trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and each REO loan (including any non-serviced mortgage loan) at a per annum rate equal to 0.00948%.
The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and each REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00164%. The operating advisor will also be entitled under certain circumstances to a consulting fee.
As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00026%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders and the RR interest owner.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to Commercial Real Estate Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders and the RR interest owner.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the RR interest owner. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

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With respect to each non-serviced mortgage loan set forth in the following table, the related master servicer and/or sub-servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee (which includes any subservicing fee) at a rate equal to a per annum rate set forth in the following table, and the related special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and property protection advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
NON-SERVICED MORTGAGE LOANS(1)(2)
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate and Sub-Servicing Fee Rate	Special Servicing Fee Rate(3)
Back Bay Office	0.00125%	0.25000%
Austin Multifamily Portfolio	0.00125%	0.25000%
Heritage Plaza(4)	0.00250%	0.25000%
Harborside 2-3	0.00125%	0.25000%
Green Acres	0.00125%	0.25000%
One & Two Commerce Square(5)	0.00250%	0.25000%
Miracle Mile	0.01650%	0.25000%
Queens Crossing	0.00125%	0.25000%
Scottsdale Fashion Square	0.00525%	0.25000%
Platinum Tower	0.03125%	0.25000%

(1)	Does not reflect the Gateway Center South mortgage loan, The Widener Building mortgage loan or the Riverview Tower mortgage loan, each of which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.
(2)	The fees related to the whole loans listed in the above chart relate to securitization transactions that have either closed or are expected to close on or prior to the closing date, and, in certain instances are based on publicly available information.
(3)	In the case of certain mortgage loans, the Special Servicing Fee Rate will be subject to a cap or floor amount.
(4)	The Heritage Plaza whole loan is currently being serviced under the pooling and servicing agreement governing the Benchmark 2023-V2 securitization. From and after

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the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.
(5)	The One & Two Commerce Square whole loan is currently being serviced under the pooling and servicing agreement governing the BBCMS 2023-C20 securitization. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.

Distributions

A. Allocation Between the

Non-VRR Certificates and the VRR Interest	On each distribution date, the aggregate amount available for distributions to holders of the non-VRR certificates and the VRR interest owners on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated to (a) the VRR interest, in an amount equal to the product of such amount multiplied by approximately 5% and (b) the non-VRR certificates, in an amount equal to the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

B. Amount and Order of

Distributions on the

Certificates	On each distribution date, funds available for distribution to the holders of the non-VRR certificates, net of any yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds allocated to the non-VRR certificates):
First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;
Second, to the Class A-1, Class A-2 and Class A-3 certificates, to the extent of funds available for distribution of principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority:
(A)	to the Class A-1 certificates until their certificate balance has been reduced to zero;
(B)	to the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal after the distributions pursuant to clause (A) above; and
(C)	to the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available

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for distribution of principal after the distributions pursuant to clauses (A) and (B) above.
However, if the certificate balances of each class of principal balance certificates other than the Class A-1, Class A-2 and Class A-3 certificates have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on their respective certificate balances.
Third, to the Class A-1, Class A-2 and Class A-3 certificates, first (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed realized losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed;
Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2 and Class A-3 certificates), to the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first (i) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed;
Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3 and Class A-S certificates), to the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first (i) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed;
Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates), to the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first (i) up to

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an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed; and
Seventh, to the non-offered certificates (other than the Class X-D and Class RR certificates), in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions”.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of non-VRR certificates and the VRR interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—The VRR Interest”, respectively. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of non-VRR certificates entitled to principal and the VRR interest on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—The VRR Interest”, respectively.

D. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the VRR interest, on the one hand, and to the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non-VRR certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination, Allocation of

Losses and Certain Expenses	The following chart describes the manner in which the payment rights of certain classes of non-VRR certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-VRR certificates. The chart also shows the allocation between the VRR interest and the non-VRR certificates and the corresponding entitlement to receive principal and interest on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class

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X-A, Class X-B and Class X-D certificates). Among the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, payment rights of certain classes will be as more particularly described in “Description of the Certificates—Distributions” in this prospectus. It also shows the manner in which mortgage loan losses are allocated between the VRR interest and the non-VRR certificates and the manner in which the certificate allocations are further allocated in ascending order (beginning with certain non-VRR certificates that are not being offered by this prospectus). Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate balance of that class. Principal losses on the mortgage loans allocated to the VRR interest will reduce the VRR interest balance. Although no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D or Class R certificates, principal payments or mortgage loan losses will reduce the notional amount of the Class X-A certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class A-1, Class A-2, Class A-3 or Class A-S certificates), the Class X-B certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class B or Class C certificates) and the Class X-D certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class D or Class E certificates), and, therefore, the amount of interest they accrue.

*	Class X-A, Class X-B and Class X-D certificates are interest-only certificates, and the Class X-D certificates are not offered by this prospectus.
**	Other than the Class X-D and Class R certificates.
Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of owners of the VRR interest will be pro rata and pari passu with the right to payment of holders of the non-VRR certificates (as a collective whole), and, as described above, any losses incurred on the mortgage loans will be allocated between the VRR interest and the non-VRR certificates pro rata in accordance with their respective percentage allocation entitlement.

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Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of non-VRR certificates (other than the Class X-A, Class X-B or Class X-D certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on mortgage loans that are allocated to the VRR interest will reduce the VRR interest balance.
The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3 or Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class B or Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D or Class E certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The VRR Interest” for more detailed information regarding the subordination provisions applicable to the non-VRR certificates and the VRR interest and the allocation of losses to the non-VRR certificates and the VRR interest.
F. Shortfalls in Available Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the VRR interest and the non-VRR certificates. The reduction in amounts available for distribution to the non-VRR certificates will reduce distributions to the classes of non-VRR certificates with the lowest payment priorities:
●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;
●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

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●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer will be allocated between the VRR interest, on the one hand, and the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-VRR certificates are required to be further allocated among the classes of non-VRR certificates, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.
With respect to a whole loan that is comprised of a mortgage loan, in some cases, one or more pari passu companion loans and, in some cases, one or more subordinate companion loans, shortfalls in available funds resulting from any of the foregoing will result first in a reduction in amounts distributable in accordance with the related co-lender agreement in respect of the related subordinate companion loan(s), if any, and then, result in a reduction in amounts distributable in accordance with the related co-lender agreement in respect of the related mortgage loan (and any pari passu companion loans, on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the certificates as described above. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Co-Lender Agreement”, “—The Non-Serviced Pari Passu Whole Loans—Co-Lender Agreement”, “—The Non-Serviced AB Whole Loans” and “Yield, Prepayment and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan, including any non-serviced mortgage loan or REO loan (other than any portion of an REO loan related to a companion loan), unless the master servicer, the trustee or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal

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and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.
Neither of the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan. The special servicer is under no obligation to, and will not make, any principal or interest advance with respect to any mortgage loan or companion loan.
See “Pooling and Servicing Agreement—Advances”.
B. Property Protection Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
The special servicer will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable in which case it will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.
None of the master servicer, special servicer or trustee will make or be permitted to make any advance of this type in connection with the exercise of any cure rights or purchase rights granted to the holder of any subordinate companion loan under the related co-lender agreement.
See “Pooling and Servicing Agreement—Advances”.

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With respect to any non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” (and solely with respect to the master servicer, subject to a floor rate of 2.0%), compounded annually, as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the RR interest. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related co-lender agreement.
The Mortgage Pool
The Mortgage Pool	The issuing entity’s primary assets will be thirty-eight (38) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in seventy-three (73) commercial, multifamily and manufactured housing properties. See “Description of the Mortgage Pool—Additional Indebtedness”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $965,136,325.
In this prospectus, unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent

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(or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.
Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the sixteen (16) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the mortgage loans in the table below is part of a larger whole loan, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and/or are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and together with the pari passu companion loans, the “companion loans”). The companion loans, together with their related mortgage loan, are each referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
12800 Culver Boulevard	$75,000,000	7.8%	$9,800,000	NAP	39.4%	39.4%	2.37x	2.37x
Gateway Center South	$50,000,000	5.2%	$112,500,000	NAP	59.9%	59.9%	1.21x	1.21x
Back Bay Office	$45,000,000	4.7%	$430,000,000	$65,000,000	33.7%	38.3%	2.55x	2.16x
Oxmoor Center	$45,000,000	4.7%	$45,000,000	NAP	58.8%	58.8%	1.50x	1.50x
Austin Multifamily Portfolio	$35,000,000	3.6%	$75,000,000	NAP	58.8%	58.8%	1.21x	1.21x
Select Parking NYC Portfolio	$34,000,000	3.5%	$10,000,000	NAP	61.0%	61.0%	1.35x	1.35x
Heritage Plaza	$32,000,000	3.3%	$140,000,000	NAP	33.0%	33.0%	1.54x	1.54x
Harborside 2-3	$27,500,000	2.8%	$197,500,000	NAP	56.8%	56.8%	2.36x	2.36x
Green Acres	$27,000,000	2.8%	$343,000,000	NAP	54.5%	54.5%	2.10x	2.10x
The Widener Building	$23,000,000	2.4%	$27,000,000	NAP	53.9%	53.9%	1.65x	1.65x
One & Two Commerce Square	$22,500,000	2.3%	$197,500,000	NAP	51.4%	51.4%	1.52x	1.52x
Miracle Mile	$20,000,000	2.1%	$405,000,000	NAP	38.6%	38.6%	1.96x	1.96x
Queens Crossing	$20,000,000	2.1%	$37,100,000	NAP	57.1%	57.1%	1.33x	1.33x
Scottsdale Fashion Square	$10,000,000	1.0%	$690,000,000	NAP	38.4%	38.4%	1.92x	1.92x
Riverview Tower	$10,000,000	1.0%	$17,600,000	NAP	68.7%	68.7%	1.40x	1.40x
Platinum Tower	$8,994,325	0.9%	$14,990,542	NAP	49.0%	49.0%	1.78x	1.78x

(1)	With respect to certain of the mortgage loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values, as described under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(2)	Calculated including the related pari passu companion loans but excluding the related subordinate companion loan(s), any related mezzanine loan(s) and any other subordinate indebtedness.
(3)	Calculated including the related pari passu companion loans and the related subordinate companion loan(s) but excluding any related mezzanine loan(s) and any other subordinate indebtedness.

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The 12800 Culver Boulevard whole loan, the Oxmoor Center whole loan and the Select Parking NYC Portfolio whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. Each such whole loan, as well as each servicing shift whole loan prior to the related servicing shift securitization date, is referred to in this prospectus as a “serviced whole loan”, and any related companion loan that is pari passu in right of payment to the related mortgage loan is referred to in this prospectus as a “serviced pari passu companion loan” or a “serviced companion loan”.
Each of the Gateway Center South whole loan, The Widener Building whole loan and the Riverview Tower whole loan (each, a “servicing shift whole loan”), will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (the “servicing shift securitization date”), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer designated in, the related pooling and servicing agreement entered into in connection with such securitization (each, a “servicing shift pooling and servicing agreement”).
The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead are each being serviced under a separate servicing agreement identified below relating to a related companion loan. Each of the whole loans identified in the table below, as well each servicing shift whole loan on and after the related servicing shift securitization date, is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and any related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/ Pooling and Servicing Agreement(2)	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator and Custodian	Initial Directing Party	Operating Advisor	Asset Representations Reviewer
Back Bay Office(3)	Benchmark 2023-B39	4.7%	Midland Loan Services, a Division of PNC Bank, National Association	Situs Holdings, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Austin Multifamily Portfolio	Benchmark 2023-V2	3.6%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	3650 Real Estate Investment Trust 2 LLC	BellOak, LLC	BellOak, LLC
Heritage Plaza	Benchmark 2023-V2(4)	3.3%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	3650 Real Estate Investment Trust 2 LLC	BellOak, LLC	BellOak, LLC
Harborside 2-3	Benchmark 2023-V2	2.8%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	3650 Real Estate Investment Trust 2 LLC	BellOak, LLC	BellOak, LLC
Green Acres	Benchmark 2023-V2	2.8%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	3650 Real Estate Investment Trust 2 LLC	BellOak, LLC	BellOak, LLC
One & Two Commerce Square	BBCMS 2023-C20(5)	2.3%	KeyBank National Association	LNR Partners, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	LD III Sub XII, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Miracle Mile	MIRA Trust 2023-MILE	2.1%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Western Asset Diversified Income Fund	Park Bridge Lender Services LLC	N/A
Queens Crossing	BANK5 2023-5YR2	2.1%	Wells Fargo Bank, National Association(6)	CWCapital Asset Management LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	BIG Real Estate 5YR2, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Scottsdale Fashion Square	SCOTT 2023-SFS	1.0%	Berkadia Commercial Mortgage LLC	KeyBank National Association	Wilmington Trust, National Association	Computershare Trust Company, National Association	Prima Capital Advisors LLC	Park Bridge Lender Services LLC	N/A
Platinum Tower	Benchmark 2023-B39	0.9%	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	KKR Real Estate Credit Opportunity Partners II L.P.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC

(1)	Does not reflect the Gateway Center South mortgage loan, The Widener Building mortgage loan or the Riverview Tower mortgage loan, each a servicing shift mortgage loan. With respect to each servicing shift mortgage loan, on and after the related servicing shift securitization date, each servicing shift mortgage loan will also be a non-serviced mortgage loan and the related whole loan will be a non-serviced whole loan.
(2)	The identification of a “Transaction/Pooling and Servicing Agreement” above indicates that we have identified a securitization trust that has closed or priced or as to which a preliminary prospectus or final prospectus has printed and that has included, or is expected to include, the related controlling note for such whole loan.
(3)	The Back Bay Office whole loan is an AB whole loan, and the controlling note as of the date hereof is a related subordinate note. Upon the occurrence of certain trigger events specified in the related co-lender agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject whole loan, which more senior note will thereafter be the controlling note. The more senior note may be included in another securitization trust, in which case the directing party for the related whole loan will be the party designated under the servicing agreement for such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Back Bay Office Whole Loan”.
(4)	The Heritage Plaza mortgage loan is currently being serviced under the pooling and servicing agreement governing the Benchmark 2023-V2 securitization. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization, such securitization will be the related controlling noteholder and the directing party will be the directing certificateholder (or equivalent) specified in such pooling and servicing agreement.
(5)	The One & Two Commerce Square mortgage loan is currently being serviced under the pooling and servicing agreement governing the BBCMS 2023-C20 securitization. From and after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement governing such securitization, such securitization will be the related

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controlling noteholder and the directing party will be the directing certificateholder (or equivalent) specified in such pooling and servicing agreement.
(6)	The primary servicer for the Queens Crossing mortgage loan is Midland Loan Services, a Division of PNC Bank, National Association; however, the master servicer for the BANK5 2023-5YR2 transaction is Wells Fargo Bank, National Association.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Mortgage Loan Characteristics
The following table sets forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity). However, unless specifically indicated, for the purpose of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1, Annex A-2 and Annex A-3), no subordinate companion loan is reflected in this prospectus.
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and, in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a due date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated on Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$965,136,325
Number of Mortgage Loans	38
Number of Mortgaged Properties	73
Range of Cut-off Date Balances	$2,850,000 - $75,000,000
Average Cut-off Date Balance	$25,398,324
Range of Mortgage Rates(2)	5.67200% to 8.45000%
Weighted Average Mortgage Rate(2)	7.18867%
Range of original terms to maturity	60 to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	54 to 60 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(3)	360 to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	359 to 360 months
Weighted average remaining amortization term(3)	360 months
Range of Cut-off Date LTV Ratios(2)(4)	33.0% to 69.3%
Weighted average Cut-off Date LTV Ratio(2)(4)	52.4%
Range of Maturity Date LTV Ratios(2)(5)	33.0% to 67.6%
Weighted average Maturity Date LTV Ratio(2)(5)	52.3%
Range of UW NCF DSCR(2)(6)(7)	1.21x to 2.55x
Weighted average UW NCF DSCR(2)(6)(7)	1.70x
Range of UW NOI Debt Yield(2)(7)	8.5% to 19.6%
Weighted average UW NOI Debt Yield(2)(7)	12.9%
Percentage of Initial Pool Balance consisting of:
Interest-Only Balloon	92.8%
Interest-Only, Amortizing Balloon	2.3%
Full-Term Amortizing Balloon	4.9%

(1)	Subject to a variance of plus or minus 5%.
(2)	With respect to each mortgage loan that is part of a whole loan, the related pari passu companion loan (but not any related subordinate companion loan) are included for the purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.
(3)	Does not include mortgage loans that pay interest-only until their maturity dates.
(4)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to four (4) mortgage loans (11.7%), the Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property (or, in the case of one (1) mortgage loan (5.3%), the other than “as-is” value of only one mortgaged property (0.1%)). The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 52.6%.
(5)	With respect to four (4) mortgage loans (11.7%), the Maturity Date LTV Ratio was calculated using a value other than the “as-is” value of each related mortgaged property (or, in the case of one (1) mortgage loan (5.3%), the other than “as-is” value of only one mortgaged property (0.1%)). The weighted average Maturity Date LTV Ratio for the mortgage pool without making such adjustments is 52.4%.
(6)	Unless otherwise indicated, the UW NCF DSCR is generally calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date; provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only

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period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period.
(7)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan.
All of the mortgage loans accrue interest on an actual/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.
Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.
Eight (8) of the Mortgage Loans (25.9%) (i) were refinancings in whole or in part of prior loans (or refinancings of bridge loans that in turn refinanced prior loans) that were secured by, or mezzanine loans that were secured by interests in the owner of, the related mortgaged property, which prior loan was in default at the time of refinancing and/or otherwise involved a discounted pay-off, maturity extension, short sale or other restructuring or (ii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming an REO property. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Projections of Future Income	With respect to forty-one (41) mortgaged properties (32.1%), such mortgaged properties (i) were constructed, in a lease-up period or were the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history or the related mortgage loan seller did not take the operating history into account in the underwriting of the related mortgage loan or (ii) were acquired by the related borrower or any affiliate of the borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property.
See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	One (1) of the mortgage loans varies from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes— Exceptions”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines”, “—German American

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Capital Corporation—DB Originators’ Underwriting Guidelines and Processes—Exceptions”, “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines—Exceptions to Underwriting Guidelines” and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Exceptions”.
Additional Aspects of Certificates
Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner by which Goldman Sachs Mortgage Company, as retaining sponsor, intends to satisfy the credit risk retention requirements of the Credit Risk Retention Rules, see “Credit Risk Retention”.
None of the sponsors, the depositor, the underwriters, the issuing entity or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issuance of the offered certificates, or take any other action, in a manner prescribed by the EU Securitization Regulation or the UK Securitization Regulation (as each such term is defined herein). In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement of the EU Securitization Regulation or the UK Securitization Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any

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person with any requirements of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders and

the RR Interest Owner	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record and the RR interest owner, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and the RR interest owner may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, CMBS.com, Inc., BlackRock Financial Management, Inc., Markit Group Limited, RealINSIGHT, Thomson Reuters Corporation, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd. and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all REO property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) and the RR interest for the mortgage loans, and all REO property held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and the RR interest, and (iii) certain other conditions are satisfied as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

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See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc.) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related REO property or the interests of the trustee, any certificateholders or RR interest owner in the mortgage loan or REO property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to each of the 12800 Culver Boulevard mortgage loan, the Back Bay Office mortgage loan, the Harborside 2-3 mortgage loan and the Green Acres mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note sold by it to the depositor as if the note contributed by each mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or defaulted serviced whole loans and/or related REO property and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (or defaulted serviced whole loan) and/or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders, the RR interest owner and any related companion loan holders (as a collective whole as if such certificateholders, RR interest owner and such companion loan holders constituted a single lender and, with respect to a whole loan with a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

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If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan, and in the case of the Back Bay Office whole loan, the related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity as two (2) separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC” and each, a “trust REMIC”) for federal income tax purposes.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class X-A, Class X-B and Class C certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.
Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment

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Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).
See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties may be based largely on pre-pandemic property performance and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, retail, data center, parking garage, industrial, multifamily, hospitality, mixed use, self storage and manufactured housing) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
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●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights, subject to certain limitations, to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Special Risks

The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

A global outbreak of a novel coronavirus and a related respiratory disease (“COVID-19”) spread throughout the world causing a global pandemic. The COVID-19 pandemic was declared a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States made emergency declarations and attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses.

The COVID-19 pandemic and the responses to the pandemic led to severe disruptions in the global supply chain, the financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. We cannot assure you whether or when all people and nations will resume full economic activity.

Furthermore, we cannot assure you as to if and when the operations of commercial tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider the impact that one or more future surges in COVID-19 cases could have on economic conditions. We cannot assure you that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

With respect to the mortgage pool, it is unclear how many borrowers were adversely affected by the COVID-19 pandemic. To the extent borrowers were adversely affected, such borrowers may have less ability to weather future downturns in business occasioned by future surges in COVID-19, which may render them unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates.

The loss models used by the rating agencies to rate certain of the certificates may not fully reflect the effects of the COVID-19 pandemic. We cannot assure you that any future decline in economic conditions precipitated by future surges in COVID-19 or other pandemics and future measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates after the closing date.

Investors should understand that the underwriting of certain mortgage loans and the appraisals for certain mortgaged properties may be based in part largely on pre-pandemic property performance and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. When evaluating the financial information and mortgaged property valuations presented in this

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prospectus (including certain information set forth in “Summary of Terms”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information is presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average risk of delinquency on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or the master servicer may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates.

Some borrowers may seek forbearance arrangements or loan modifications at some point in the near future, if they have not already made such request. See “Description of the Mortgage Pool—COVID Considerations”. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties for the top 15 mortgage loans. See Annex A-3 for additional information. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Although the borrowers and certain tenants may have made their recent debt service payments and recent rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

Further, some federal, state and local administrative offices and courts were at one time closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may be delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

The effects of the COVID-19 pandemic, including as a result of any future surges in COVID-19 cases, may continue to heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing,

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use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. We cannot assure you that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

In addition, due to the transition to remote working environments as a result of the outbreak of the COVID-19 pandemic, there is an elevated risk of such events occurring.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. In addition, the related guarantees may expire upon certain events, including upon the lender taking title to the related mortgaged property or a mezzanine lender

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taking title to equity in the borrower, or in the case of guarantees for environmental items, upon payment in full of the related mortgage loan and provision of a clean environmental report. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In addition, certain non-recourse carveout guarantors may not be United States citizens. We cannot assure you that the lender will be able to collect on a guaranty from non-US citizens as such individuals or entities may be beyond the jurisdiction of United States courts. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Risks of Commercial, Multifamily and Manufactured Housing Lending Generally

The mortgage loans will be secured by various income producing commercial, multifamily and manufactured housing properties. The repayment of a commercial, multifamily and manufactured housing loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
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●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	consumer tastes and preferences;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience

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significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property. Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

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Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third-party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease or lease to a borrower affiliate could be construed in a bankruptcy as a financing lease or other arrangement under which the related master or affiliated lessee (and/or its affiliates) would

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be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master or affiliated lessee and/or its affiliates.

Sale-Leaseback Transactions Also Have Risks

The 12800 Culver Boulevard mortgaged property (7.8%) was the subject of a sale-leaseback transaction in connection with the acquisition of such property by the related borrower or an affiliate prior to origination of the related mortgage loan. A mortgaged property that is the subject of a sale-leaseback transaction is leased to a tenant, who is the former owner of the mortgaged property (or is affiliated with the former owner of the mortgaged property), pursuant to a lease. We cannot assure you that the tenant at the related mortgaged property will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 120 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any

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assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three (3) years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans that are subject to a sale-leaseback transaction.

The application of any of these doctrines to any of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

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Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, any time or for lack of appropriations,
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or

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abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk the tenant may be unable to pay rent under its lease and may default on its lease.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location; and
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●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

In the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at medical office properties. Furthermore, the healthcare industry is highly regulated by federal, state and/or local authorities. Any change in applicable laws and regulations, as well as the costs and administrative burdens associated with complying with applicable laws and regulations, may adversely affect the operating income of medical office properties and the property values of such properties and the related borrower’s ability to make debt service payments on the related mortgage loan.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration. The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases. Further, some of these subleases may be short-term, or may be to individuals or entities that are more susceptible to economic downturns, in which case their short-term nature, or the nature of the underlying sublessees, may lead to income volatility for any such co-working tenants. In addition, office tenants that operate co-working businesses may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in
“—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance. In addition, some or all of the rental payments from tenants may be tied to that tenant’s gross sales, so the success of that

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tenant’s business directly correlates to the value of the retail property. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

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Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Data Centers and Broadcast Facilities Have Special Risks

Certain of the tenants operate their space as a data center. The primary function of a data center is to provide a secure location for data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control,

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physical security, and redundant backup systems. As data centers contain sensitive and high cost equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, because data centers require substantial quantities of water for cooling, data centers located in areas that are subject to drought, such as California, are also subject to heightened risks. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. For example, “powered shells” are data center properties whereby the landlord makes the initial capital investment required to complete an exterior structure with access to power and fiber optics, with tenants providing all additional capital required in order to build-out the interior and convert the asset into a fully operational data center. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason.

In addition, certain of the mortgaged properties may have tenants who operate their space as a broadcast facility, which is subject to similar risks as data centers. One of the primary functions of a broadcast facility is to house satellite dishes, towers, antennas or antenna arrays that are licensed by the Federal Communications Commission and which facilitate broadcasting transmissions. Similar to a data center, the value of a broadcast facility will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems, including line-of-sight considerations that could be threatened by future construction. Broadcast facilities have different buildout requirements than data centers, which may require conversion if the property wants to change from broadcast center to pure data center. Due to conversion costs associated with converting a broadcast facility to a data center or different property type, a pool of interested replacement tenants may be limited primarily to entertainment companies seeking to use the space for similar purposes.

Parking Properties Have Special Risks

Certain mortgaged properties may consist of, and certain retail, mixed use or office properties may be partially comprised of a parking garage or parking lot. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Parking lot properties may also be leased to a single commercial tenant, such as an internet sales company, which utilizes such property to park delivery trucks or vans. In the event such a lease were to terminate, the owner may not be able to find a successor tenant for such a use, and due to the lack of structures at such a property, it may not be easily convertible to other uses.

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Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative

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uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	the presence of competing properties and residential developments in the local market;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	outstanding building code violations or tenant complaints at the property;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	certain multifamily properties may be master leased in whole or part to a hotel operator which leases out such properties for short term stays similar to an extended stay hotel. In the event such operator were to terminate or default on its lease, or fail to renew such lease, such
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properties would be subject to the risk of concentrated vacancy, and may incur significant costs in order to convert to use as traditional multifamily properties.

●	restrictions on the age of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside

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at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the mortgage loans may be subject to New York’s Section 421-a (16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a (16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

In addition, some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units, is uncertain. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;
●	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;
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●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and
●	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	the quality of hospitality property management;
●	the presence or construction of competing hotels or resorts;
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	the lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	whether management contracts or franchise agreements are renewed or extended upon expiration;
●	desirability of particular locations;
●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

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Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and entertainment revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other

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entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property managers. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a

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foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or property manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or property manager. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or result in termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the licensor, franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”. See Annex A-2 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Self-Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” above, other factors may adversely affect the financial performance and value of self-storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; and
●	competition or other factors.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage properties becomes unprofitable, the liquidation value of that self-storage mortgaged property may be

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substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a self-storage mortgaged property included an inspection of the contents of the self-storage units at that mortgaged property, and we cannot assure you that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self-storage properties may derive a material portion of revenue from business activities ancillary to self-storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

In addition, certain of the mortgage loans secured by self-storage properties may be specialized facilities, such as art storage facilities, that may be subject to certain risks that are different from those of other types of storage facilities, including the need to maintain climate controlled environments and enhanced security systems, increased risk of liability for loss, theft or destruction due to the value of the items stored, and lack of a large market for such facilities.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self-Storage Properties”.

Manufactured Housing Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing properties apartment buildings and site built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization.
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The manufactured housing properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Some manufactured housing properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Certain of the manufactured housing mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to

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pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the RR interest owner to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests and Other Shared Interests”.

Historic Tax Credit Structure

As described in “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”, the 1001 McKinney mortgage loan (3.2%) may have a historic tax credit structure. Such structure creates various risks. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” for a discussion of such risks.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as hotel guests or short-term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

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Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and many not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity” on Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing at least 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, hospitality, industrial, multifamily and data center/other. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing approximately 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York,

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California, New Jersey, Texas, Michigan and Pennsylvania. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example, New York City Local Law 97 of 2019 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two (2) or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two (2) or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

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Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the RR interest owner.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number (40) on Annex D-1, representation and warranty number (40) in Annex E-1 and representation and warranty number (42) on Annex F-1 and the identified

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exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex F-2, respectively, for additional information.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”, “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the mortgaged properties are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such

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construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for any additional information on redevelopment, renovation and expansion at the mortgaged properties securing the ten largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
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●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, fitness centers, lab space, gas stations, dry cleaners, bank branches, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

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Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

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Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, certain types of mortgaged properties have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

Certain Risks Are Not Covered under Standard Insurance Policies

In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;
●	revolution;
●	terrorism;
●	nuclear, biological or chemical materials;
●	governmental actions;
●	floods and other water related causes;
●	earth movement, including earthquakes, landslides, sinkholes and mudflows;
●	wet or dry rot;
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●	vermin; and
●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against

Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●	in a case where terrorism coverage is included under a policy, if the terrorist attack is for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;
●	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;
●	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;
●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and
●	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

We Cannot Assure You That Required Insurance Will Be Maintained

We cannot assure you that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “Pooling and Servicing Agreement—The Directing Holder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, we cannot assure you that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are

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subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). For example, four (4) mortgaged properties (13.3%) are located in an area with a high degree of seismic activity. Seismic reports were prepared for each of the mortgaged properties and no mortgaged property has a seismic expected loss (SEL) greater than 16%. Material damage to the mortgaged properties as a result of an earthquake could adversely affect the operations and revenues at the mortgaged properties, as well as the borrowers’ ability make payments with respect to the related mortgage loan. The borrowers have not obtained a separate earthquake insurance policy covering the mortgaged properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the RR interest owner.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2023. We cannot assure you if or when NFIP will be reauthorized by Congress. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty number 16 on Annex D-1, representation and warranty number 16 on Annex E-1 and representation and warranty number 18 on Annex F-1 and the

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identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex F-2, respectively, for additional information.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer will be equal to 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be

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materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain a “sunset clause” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long-term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans may not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of the Top 15 Mortgage Loans” for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged

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property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in
“—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent

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steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten information for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections use in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the RR interest owner until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or property protection advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of

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principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the RR interest owner. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the RR interest owner. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsor and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines” and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”.

A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Review of GSMC Mortgage Loans”, “—Barclays Capital Real Estate Inc.—Review of Barclays Mortgage Loans”, “—Citi Real Estate Funding Inc.—Review of CREFI Mortgage Loans”, “—German American Capital Corporation—Review of GACC Mortgage Loans”, “—Bank of Montreal—Review of BMO Mortgage Loans” and “—JPMorgan Chase Bank, National Association—Review of JPMCB Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay

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Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part

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of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Such capital expenditures are not required and have not been reserved for under the mortgage loan documents, and we cannot assure you that they will be made. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” or other than “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the value other than “as-is” as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and generally have not been updated. In addition, more recent appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and other than “as-is” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines” and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

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The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two (2) independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees

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generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than ten percent (10%) presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

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In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

See representation and warranty number 31 on Annex D-1, representation and warranty number 31 on Annex E-1 and representation and warranty number 33 on Annex F-1 and any identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex F-2, respectively, for additional information.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

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Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders and the RR interest owner if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans may have previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we

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cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to a serviced whole loan and any non-serviced mortgage loan are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement,

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which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related

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borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the RR interest owner as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in

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states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and
“—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the RR interest owner. See “Certain Legal Aspects of Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To

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protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades and that some institutions have already been the subject of downgrades, which may trigger the obligation to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not presently require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

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A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loans.

With respect to the Scottsdale Fashion Square mortgage loan and Miracle Mile mortgage loan, for purposes of calculating interest and other amounts payable on the related whole loan, each note was divided into multiple components with varying interest rates. The interest rate of each note (including the Scottsdale Fashion Square mortgage loan and Miracle Mile mortgage loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the Scottsdale Fashion Square mortgage loan and the Miracle Mile mortgage loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the Scottsdale Fashion Square whole loan and/or the Miracle Mile whole loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or the special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loans or sell the mortgaged property on the stated maturity date. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position

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of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not.

See representation and warranty number 34 on Annex D-1, representation and warranty number 34 on Annex E-1 and representation and warranty number 36 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex F-2, respectively, for additional information.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

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Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties are covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. In addition, during the COVID-19 pandemic, unions may encourage employees to leave work if the workplace does not meet certain safety requirements. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Goldman Sachs Mortgage Company, one of the sponsors, and an initial risk retention consultation party, and of Goldman Sachs Bank USA, one of the originators and the initial RR interest owner, and of Goldman Sachs & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits

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to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, each of Goldman Sachs Bank USA, Barclays Bank PLC and Citi Real Estate Funding Inc. is expected to hold a portion of the VRR interest as described in “Credit Risk Retention”, and each of Goldman Sachs Mortgage Company, Barclays Bank PLC and Citi Real Estate Funding Inc. is expected to be appointed as an initial risk retention consultation party. Each risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from a risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. Each risk retention consultation

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party and the VRR interest owner by whom it is appointed may have interests that are in conflict with those of certain certificateholders, in particular if a risk retention consultation party or such VRR interest owner holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is a risk retention consultation party or a VRR interest owner by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in
“—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”,
“—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loans, the Heritage Plaza Whole Loan and the One & Two Commerce Square Whole Loan Will Shift to Other Servicers

The servicing of each of the Gateway Center South whole loan, The Widener Building whole loan and the Riverview Tower whole loan, each a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until such whole loan’s servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related co-lender agreement. Neither the closing dates of such securitizations nor the identity of such servicing shift master servicers or servicing shift special servicers has been determined. In addition, the provisions of each servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor can we assure you as to the particular terms of such servicing shift pooling and servicing agreements except to the extent of compliance with certain requirements set forth in the related co-lender agreements. Moreover, the controlling class representative for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related co-lender agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related co-lender agreement may have rights similar to, or more expansive than, those granted to the directing holder with regard to the other Serviced Mortgage Loans in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The servicing of the Heritage Plaza whole loan will be governed by the Benchmark 2023-V2 pooling and servicing agreement only temporarily, until the securitization of the related controlling pari passu

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companion loan. At that time, the servicing and administration of the Heritage Plaza whole loan will shift to the applicable master servicer and the applicable special servicer under the pooling and servicing agreement that governs the securitization of the related controlling pari passu companion loan and will be governed exclusively by such pooling and servicing agreement and the related co-lender agreement. Neither the closing date of such securitization nor the identity of such master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that governs the securitization of such controlling pari passu companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under the pooling and servicing agreement that governs the securitization of the Heritage Plaza whole loan controlling pari passu companion loan, nor will they have any assurance as to the particular terms of such pooling and servicing agreement(s) except to the extent of compliance with any requirements set forth in the related co-lender agreement. Moreover, the directing holder for this securitization will not have any consent or consultation rights with respect to the servicing of the Heritage Plaza whole loan, or any other non-serviced whole loan, other than those limited consent and consultation rights as are provided in the related co-lender agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related co-lender agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing holder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights”.

The servicing of the One & Two Commerce Square whole loan will be governed by the BBCMS 2023-C20 pooling and servicing agreement only temporarily, until the securitization of the related controlling pari passu companion loan. At that time, the servicing and administration of the One & Two Commerce Square whole loan will shift to the applicable master servicer and the applicable special servicer under the pooling and servicing agreement that governs the securitization of the related controlling pari passu companion loan and will be governed exclusively by such pooling and servicing agreement and the related co-lender agreement. Neither the closing date of such securitization nor the identity of such master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that governs the securitization of such controlling pari passu companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under the pooling and servicing agreement that governs the securitization of the One & Two Commerce Square whole loan controlling pari passu companion loan, nor will they have any assurance as to the particular terms of such pooling and servicing agreement(s) except to the extent of compliance with any requirements set forth in the related co-lender agreement. Moreover, the directing holder for this securitization will not have any consent or consultation rights with respect to the servicing of the One & Two Commerce Square whole loan, or any other non-serviced whole loan, other than those limited consent and consultation rights as are provided in the related co-lender agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related co-lender agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing holder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and

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instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected VRR interest owners and the parties expected to be designated to consult with the special servicer on their behalf as the risk retention consultation parties are each an Underwriter Entity. We cannot assure you that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of any certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

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The Underwriter Entities are playing several roles in this transaction. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of GS Mortgage Securities Corporation II, the depositor, Goldman Sachs Bank USA, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, and Goldman Sachs Mortgage Company, a sponsor. Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Capital Real Estate Inc., a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “Barclays” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of (i) Deutsche Bank AG, New York Branch and DBR Investments Co. Limited, each an originator and holder of the companion loans (if any) for which the noteholder is identified as “GACC”, “DBRI” or “DBNY”, as applicable, in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” and (ii) German American Capital Corporation, a sponsor. See “Description of the Mortgage Pool—The Whole Loans—General”. BMO Capital Markets Corp., one of the underwriters, is an affiliate of BMO, a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “BMO” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMorgan Chase Bank, National Association, a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “JPMCB” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. In addition, each of Goldman Sachs Bank USA, Barclays Bank PLC and Citi Real Estate Funding Inc. is expected to be a VRR interest owner, and each of Goldman Sachs Mortgage Company (or its affiliate), Barclays Bank PLC, an affiliate of Barclays Capital Real Estate Inc., and Citi Real Estate Funding Inc. is expected to be an initial risk retention consultation party. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. Each pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan or serviced whole loan

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(referred to in this prospectus as an “excluded special servicer loan”) and a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) will be appointed as special servicer for such excluded special servicer loan as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, we cannot assure you that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the non-offered certificates, the RR interest owner, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its respective business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among their things, the manner in which the master servicer or the special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related co-lender agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Greystone High Yield Investments I LLC or its affiliate is expected to (i) appoint itself or its affiliate as the initial controlling class representative and, therefore, the initial directing holder with respect to each serviced mortgage loan (other than any applicable excluded loan) and any related serviced companion loans and (ii) purchase the Class E, Class F, Class G and Class H certificates, and may purchase certain

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additional classes of certificates. Greystone Servicing Company LLC is expected to act as the special servicer with respect to each serviced mortgage loan (other than any excluded special servicer loans) and any related serviced companion loans and it or an affiliate assisted Greystone High Yield Investments I LLC or its affiliate with its due diligence on the mortgage loans prior to the closing date.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or the special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Pursuant to certain interim servicing agreements between Goldman Sachs Mortgage Company or one of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by Goldman Sachs Mortgage Company.

Pursuant to certain interim servicing agreements between Citi Real Estate Funding Inc. or one of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by Citi Real Estate Funding Inc.

Pursuant to certain interim servicing agreements between German American Capital Corporation or one of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by German American Capital Corporation.

Pursuant to certain interim servicing agreements between JPMorgan Chase Bank, National Association or one of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by JPMorgan Chase Bank, National Association.

Pursuant to certain interim servicing agreements between Barclays Capital Real Estate Inc. or one of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by Barclays Capital Real Estate Inc.

Pursuant to certain interim servicing agreements between Bank of Montreal or one of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by Bank of Montreal.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a New York limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans (other than any non-serviced mortgage loan). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing holder, the risk retention consultation parties, collateral property owners or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders and the RR interest owner, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard. In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders and the RR interest owner, if the operating advisor or any of its affiliates holds certificates or has financial interests in or financial dealings with a borrower, a parent of a borrower, a borrower sponsor or any of their affiliates. Each of these relationships may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a New York limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing holder, the risk retention consultation parties, collateral property owners or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other

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relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders and the RR interest owner, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower, a borrower sponsor or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders

On the closing date, it is expected that Greystone High Yield Investments I LLC (or its affiliate), will be appointed as the initial controlling class representative and, therefore, as the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan, any servicing shift mortgage loan and any applicable excluded loan) and any related serviced companion loans. The special servicer may, at the direction of the directing holder (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan), take actions with respect to the specially serviced loans under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The controlling class representative will be controlled by the majority of the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders and the RR interest owner. As a result, it is possible that the directing holder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan and the servicing shift mortgage loans), or the directing holder (or equivalent entity) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may direct the special servicer under such pooling and servicing agreement or trust and servicing agreement, as applicable, relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the RR interest owner. Set forth below is the identity of the initial directing holder (or equivalent entity) for each whole loan, the expected

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securitization trust holding the controlling note in such whole loan and the servicing agreement under which it is expected to be serviced.

Whole Loan	Transaction / Servicing Agreement(1)	Controlling Noteholder	Initial Controlling Class Representative / |Directing Holder
12800 Culver Boulevard	Benchmark 2023-V3	Benchmark 2023-V3	Greystone High Yield Investments I LLC
Gateway Center South	Benchmark 2023-V3(5)	(5)	DBR Investments Co. Limited(5)
Back Bay Office(2)	Benchmark 2023-B39	Benchmark 2023-B39	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC
Oxmoor Center	Benchmark 2023-V3	Benchmark 2023-V3	Greystone High Yield Investments I LLC
Austin Multifamily Portfolio	Benchmark 2023-V2	Benchmark 2023-V2	3650 Real Estate Investment Trust 2 LLC
Select Parking NYC Portfolio	Benchmark 2023-V3	Benchmark 2023-V3	Greystone High Yield Investments I LLC
Heritage Plaza	Benchmark 2023-V2(3)	Morgan Stanley Bank, N.A.(3)	Morgan Stanley Bank, N.A.(3)
Harborside 2-3	Benchmark 2023-V2	Benchmark 2023-V2	3650 Real Estate Investment Trust 2 LLC
Green Acres	Benchmark 2023-V2	Benchmark 2023-V2	3650 Real Estate Investment 2 LLC
The Widener Building	Benchmark 2023-V3(5)	(5)	Bank of Montreal(5)
One & Two Commerce Square	BBCMS 2023-C20(4)	Bank of America, N.A.(4)	Bank of America, N.A.(4)
Miracle Mile	MIRA Trust 2023-MILE	MIRA Trust 2023-MILE	Western Asset Diversified Income Fund
Queens Crossing	BANK5 2023-5YR2	BANK5 2023-5YR2	BIG Real Estate 5YR2, LLC
Scottsdale Fashion Square	SCOTT 2023-SFS	SCOTT 2023-SFS	Prima Capital Advisors LLC
Riverview Tower	Benchmark 2023-V3(5)	(5)	Bank of Montreal(5)
Platinum Tower	Benchmark 2023-B39	Benchmark 2023-B39	KKR Real Estate Credit Opportunity Partners II L.P.
(1)	The identification of a “Transaction / Servicing Agreement” above indicates that we have identified a securitization trust that has closed or priced or as to which a preliminary prospectus or final prospectus has printed and that has included, or is expected to include, the related controlling note for such whole loan.
(2)	The Back Bay Office whole loan is an AB whole loan, and the controlling note as of the date hereof is a related subordinate note. Upon the occurrence of certain trigger events specified in the related co-lender agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject whole loan, which more senior note will thereafter be the controlling note. The more senior note may be included in another securitization trust, in which case the directing party for the related whole loan will be the party designated under the servicing agreement for such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Back Bay Office Whole Loan”.
(3)	The Heritage Plaza whole loan is currently being serviced under the pooling and servicing agreement for the Benchmark 2023-V2 securitization. On and after the securitization of the controlling note, the Heritage Plaza whole loan will be serviced under the pooling and servicing agreement for such future securitization, such securitization will be the related controlling noteholder, and the directing holder (or equivalent party) will be the directing holder (or equivalent) specified in such pooling and servicing agreement.
(4)	The One & Two Commerce Square whole loan is currently being serviced under the pooling and servicing agreement for the BBCMS 2023-C20 securitization. On and after the securitization of the controlling note, the One & Two Commerce Square whole loan will be serviced under the pooling and servicing agreement for such future securitization, such securitization will be the related controlling noteholder, and the directing holder (or equivalent party) will be the directing holder (or equivalent) specified in such pooling and servicing agreement.
(5)	The servicing of each servicing shift whole loan will be transferred on the related servicing shift securitization date. The initial controlling noteholder and initial directing party of the Gateway Center South whole loan will be DBR Investments Co. Limited, as the holder of the related controlling companion loan. The initial controlling noteholder and initial directing party of The Widener Building whole loan will be Bank of Montreal, as the holder of the related controlling companion loan. The initial controlling noteholder and initial directing party of the Riverview Tower whole loan will be Bank of Montreal, as the holder of the related controlling companion loan. On and after the related servicing shift securitization date, the controlling noteholder of each servicing shift whole loan is expected to be the controlling class representative or other directing holder (or equivalent) under such securitization transaction.

The special servicer, upon non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates or the RR interest, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates or the RR interest, and they may have interests in conflict with those of the certificateholders and the RR interest owner. As a result, it is possible that such non-binding consultation with a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the RR interest owner. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer

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for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing holder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder (or, on and after the related servicing shift securitization date, the securitization trust for the related controlling companion loan) has certain consent and/or consultation rights with respect to any non-serviced mortgage loan under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of that related non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing holder and its affiliates (and the directing holder (or equivalent entity) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of any non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders and the RR interest owner, especially if the applicable directing holder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) (any such loan referred to in this prospectus as an “excluded loan” as to such party), the directing holder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing holder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing holder or a controlling class certificateholder, as applicable, the directing holder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, we cannot assure you that the directing holder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to the applicable excluded loan or otherwise seek to exert its influence over the special servicer in the event an applicable excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

On the closing date, Greystone High Yield Investments I LLC, or its affiliate, is expected to (i) be appointed the initial controlling class representative and, therefore, as the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan, any servicing shift mortgage loan and any applicable excluded loan) and any related serviced companion loans and (ii) purchase the Class E, Class F, Class G and Class H certificates. Greystone Servicing Company LLC is expected to act as the special servicer with respect to each mortgage loan (other than any non-serviced mortgage loan and any applicable excluded loan) and any related serviced companion loans and it or an affiliate assisted Greystone High Yield Investments I LLC, or its affiliate, with its due diligence on the mortgage loans prior to the closing date.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing holder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates or the RR interest, and it may have interests in conflict with those of the certificateholders and the RR interest owner. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

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Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F, Class G and Class H certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Holder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two (2) paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that Greystone High Yield Investments I LLC, or its affiliate, will be the B-piece buyer, and it, or an affiliate, will constitute the initial controlling class representative and, therefore, the initial directing holder with respect to the mortgage loans (other than any non-serviced mortgage loan, any servicing shift mortgage loan and any applicable excluded loan) and the related serviced companion loans. The directing holder will have certain rights to direct and consult with the special servicer. In addition, the controlling class representative will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related co-lender agreement. See “Pooling and Servicing Agreement—The Directing Holder”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

Greystone Servicing Company LLC is expected to act as the special servicer with respect to each mortgage loan (other than any non-serviced mortgage loan and any applicable excluded special servicer loan) and any related serviced companion loans and it or an affiliate assisted Greystone High Yield Investments I LLC (or its affiliate) with its due diligence on the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and

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your own view of the mortgage pool and should not rely upon the B-piece buyer’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing holder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing holder under the pooling and servicing agreement for this securitization or under any pooling and servicing agreement governing the servicing of any non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The special servicer (whether the special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, the VRR interest owners, a holder of a companion loan security or other certificateholders (or an affiliate or a third party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including properties that compete with the mortgaged property for tenants and/or customers; and
●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of non-VRR certificates and the VRR interest will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the VRR interest, on one hand, and the non-VRR certificates, on the other hand. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders and the RR interest owner will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you than an active secondary market for the certificates will develop. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in any regulatory requirements applicable to the marketing, holding and selling of, and issuing quotations with respect to, the offered certificates and other CMBS generally (including, without limitation, the application of Rule 15c2-11 under the Securities Exchange Act of 1934, as amended, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the offered certificates). Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial, multifamily and manufactured housing mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;
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●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and
●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any certificates, the ability to sell your certificates will depend on, among other things, whether and to what extent a secondary market then exists for these certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans. We cannot assure you that your certificates will not decline in value.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder or the RR interest owner may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

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Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor (or its affiliate) had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three (3) of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization, engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organizations to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its

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internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your principal balance certificates may adversely affect your yield. In general, if you buy a certificate at a premium or if you buy the Class X certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected.

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If principal distributions are very high, holders of certificates purchased at a premium or holders of the Class X certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount other than a Class X certificate and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the principal balance certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

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The extent to which the master servicer or the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders and the RR interest owner. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, the holder of a subordinate companion loan may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class or classes of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificate(s).

Interest-Only Class of Certificates	Related Class X Classes
Class X-A	Class A-1, Class A-2, Class A-3 and Class A-S certificates
Class X-B	Class B and Class C certificates
Class X-D	Class D and Class E certificates
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A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X certificates. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans (in the case of the Class X-A, Class X-B and Class X-D certificates) could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A, Class X-B and Class X-D certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows are required to be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See “Description of the Mortgage Pool—Certain Calculations and Definitions”. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of any non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of non-VRR certificates and the interest balance of the VRR interest, pro rata based on their percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-VRR certificates, and the VRR interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the non-VRR certificates, first to the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3 or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B or Class C

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certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class D or Class E certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation.

If you acquire Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocated to the non-VRR certificates will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H certificates. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the VRR Interest or the Non-VRR Certificates Will Not Be Available to the Non-VRR Certificates or the VRR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-VRR certificates and the VRR interest owners, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-VRR certificates will not be available to satisfy any amounts due and payable to the VRR interest. Likewise, amounts received and allocated to the VRR interest will not be available to satisfy any amounts due and payable to the non-VRR certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the non-VRR certificates and the VRR interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention—The VRR Interest”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to a mortgage loan that is part of a whole loan with a subordinate companion loan, prior to the occurrence and continuance of a material mortgage loan event of default (or during any period of time that the event of default is being cured in accordance with the related co-lender agreement), any collections of scheduled principal payments and other unscheduled principal payments with respect to the related whole loan (other than, if applicable, any prepayment consisting of any insurance or condemnation proceeds) received from the related borrower may (if so provided in the related co-lender

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agreement) be allocated to such mortgage loan and any such subordinate companion loan(s) on a pro rata basis. Any such pro rata distributions of principal with respect to a subordinate companion loan and the resulting distributions of principal to the holder(s) of the related subordinate companion loan(s) would have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such companion loan. See the discussions regarding mortgage loans that have one or more related subordinate companion loans under “Description of the Mortgage Pool—The Whole Loans”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the RR interest owner generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loans that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing holder or a risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loans and mezzanine debt under the related co-lender agreement and/or intercreditor agreement. With respect to any non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect any non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan and any related companion loan, subject to the rights of the directing holder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases certificateholder voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of any non-serviced whole loan.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan seller, a mortgagor, a Borrower Party or any affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information” in this prospectus.

The Rights of the Directing Holder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

The controlling class representative will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans as the directing holder (other than with respect to a non-

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serviced mortgage loan, the servicing shift mortgage loans and any excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance) is continuing, the controlling class representative will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) is continuing, then the controlling class representative will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Holder”.

In addition, the risk retention consultation parties will have certain non-binding consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan and any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

These actions and decisions with respect to which the controlling class representative has consent or consultation rights and the risk retention consultation parties have consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans (other than the servicing shift whole loans), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing holder and the risk retention consultation parties, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing holder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing holder for this transaction so long as no control termination event is continuing and by the special servicer if a control termination event is continuing. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Similarly, with respect to the servicing shift whole loans, prior to the related servicing shift securitization date, the special servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates.

The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions relating to a non-serviced whole loan or the servicing shift whole loans and in connection with a sale of a defaulted loan, and such rights will be exercised by the controlling class representative for this transaction so long as no consultation termination event is continuing and by the special servicer if a consultation termination event is continuing. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing holder (or equivalent entity) under such pooling and

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servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder and the risk retention consultation parties under this securitization transaction, as well as the directing holder and the risk retention consultation parties (or equivalent entities) under the pooling and servicing agreement governing the servicing of each non-serviced mortgage loan:

(i)                               may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)                            may act solely in the interests of the holders of the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iii)                         does not have any duties to the holders of any class of certificates other than the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iv)                          may take actions that favor the interests of the holders of the controlling class or the VRR interest owners (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan), over the interests of the holders of one or more other classes of certificates; and

(v)                              will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder or a risk retention consultation party under this securitization transaction, as well as the directing holder or risk retention consultation party (or equivalent entities) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, for so long as a control termination event is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, for so long as a consultation termination event is continuing, the operating advisor will have the right to recommend a replacement of the special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and the RR interest owner and, with respect to any serviced whole loan (other than the servicing shift whole loans), for the benefit of the holders of any related companion loan (as a collective whole as if the certificateholders, RR interest owner and companion loan holders constituted a single lender and taking into account the pari passu or subordinate nature of any such related companion loan). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to a non-serviced mortgage loan, the operating advisor (if any) appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing holder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event is continuing and other than in respect of any applicable excluded loan as described in this prospectus.

At any time a control termination event is continuing, the holders of the principal balance certificates and the Class RR certificates may generally replace the special servicer without cause, as described in this paragraph. Holders of principal balance certificates and the Class RR certificates evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates and the Class RR certificates on an aggregate basis may request a vote to replace the special servicer. The special servicer will be terminated and replaced upon receipt of approval by holders of principal balance certificates and the Class RR certificates evidencing (i) at least 75% of a quorum of the certificateholders (which, for this purpose, is the holders of principal balance certificates and the Class RR certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates and the Class RR certificates on an aggregate basis) or (ii) more than 50% of each class of “non-reduced interests” (each class of principal balance certificates and the Class RR certificates outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses).

In addition, if, during the continuance of a control termination event, the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders and the RR interest owner as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of certificates evidencing at least a majority of a quorum (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates and the Class RR certificates on an aggregate basis, and (ii) consist of at least three (3) certificateholders or certificate owners that are not affiliated with each other).

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of voting rights may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the voting rights will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the voting rights. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to any non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment

The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related co-lender agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes

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of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan that is subject to one or more subordinate companion loans, the holders of such companion loan(s) will generally have the right under limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” applicable to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement or co-lender agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement or co-lender agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of any non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates or the RR interest owner;
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●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder or RR interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates or the RR interest. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as property protection advances and paid from amounts received on the

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modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the RR interest.

The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor. Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the related sponsor defaults on its obligation to do so. Notwithstanding the foregoing, pursuant to the related mortgage loan purchase agreement, Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective Barclays Capital Real Estate Inc. Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the Trust REMICs to fail to qualify as REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

In addition, with respect to a mortgage loan that is comprised of more than one promissory note contributed to this securitization by more than one mortgage loan seller, each such mortgage loan seller will be obligated to take the above remedial actions as a result of a breach of any representation or warranty or any document defect only with respect to the related promissory note(s) sold by it to the depositor as if the notes contributed by each such mortgage loan seller and evidencing such mortgage loan was a separate mortgage loan. Accordingly, it is possible that, under certain circumstances, only one mortgage loan seller contributing a promissory note evidencing such mortgage loan will repurchase, or otherwise comply with any remedial obligations with respect to, its interest in such mortgage loan if there is a breach of any representation or warranty of or any document defect.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” (and solely with respect to the master servicer, subject to a floor rate of 2.0%), compounded annually, as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the RR interest owner to receive distributions on the offered

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certificates and the RR interest, respectively. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or the special servicer, as applicable, such an “ipso facto” provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or the special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or the special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or the special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or the special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA or JPMorgan Chase Bank, National Association

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

JPMorgan Chase Bank, National Association, a sponsor and an originator, is a national banking association. Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly-owned subsidiary of GS Bank, a New York State chartered bank. The deposits of JPMorgan Chase Bank, National Association and GS Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If JPMorgan Chase Bank, National Association or GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the FDIA; likewise, if JPMorgan Chase Bank, National Association or GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements

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of the rule (12 C.F.R. § 360.6). The transfer of the applicable mortgage loans by GS Bank to Goldman Sachs Mortgage Company, by Deutsche Bank AG, New York Branch to DBR Investments Co. Limited, and by Deutsche Bank AG, New York Branch and DBR Investments Co. Limited to German American Capital Corporation and by the sponsors to the depositor is not expected to qualify for the FDIC Safe Harbor. The transfers by GS Bank, Goldman Sachs Mortgage Company, Deutsche Bank AG, New York Branch, DBR Investments Co. Limited, Citi Real Estate Funding, Inc., German American Capital Corporation, Barclays Capital Real Estate Inc. or Bank of Montreal are not transfers by a bank, and in any event, the FDIC Safe Harbor is non-exclusive. Additionally, in the case of GS Bank, Deutsche Bank AG, New York Branch, DBR Investments Co. Limited, each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by GS Bank to Goldman Sachs Mortgage Company, by Deutsche Bank AG, New York Branch to DBR Investment Co. Limited, by Deutsche Bank AG, New York Branch and DBR Investments Co. Limited to German American Capital Corporation, by a sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of GS Bank, Deutsche Bank AG, New York Branch, DBR Investments Co. Limited, a sponsor or the depositor, as applicable.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Bank of Montreal is a Schedule I bank under the Bank Act (Canada) and subject to Canadian bankruptcy and insolvency laws. The Superintendent of Financial Institutions and other Canadian regulatory authorities have broad powers under the Bank Act (Canada) and other applicable Canadian federal legislation to take control of BMO or its assets to protect the rights and interests of the depositors and creditors of BMO, including making an application for a winding-up of BMO or a restructuring of its assets under applicable Canadian federal legislation. There is considerable uncertainty about the scope of the powers afforded to these Canadian regulatory authorities and how they may choose to exercise such powers. Actions taken by such authorities may affect the ability of BMO to satisfy its ongoing obligations under the related mortgage loan purchase agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in other modifications to such documents without BMO’s or your consent, which could in turn affect the ability of the issuing entity to meet its obligations in respect of the offered certificates.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the

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former acting general counsel of the FDIC issued a letter (the “Former Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the former acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Former Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the RR interest owner continuing to hold the full non-notionally reduced amount of such certificates or the RR interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced companion loan(s) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted serviced whole loan would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, given that, pursuant to the co-lender agreements for the serviced whole loans, the related serviced companion loan holders will not be the related whole loan controlling noteholder, and the trust as holder of the related mortgage loan will be the controlling noteholder (with the right to consent to material servicing decisions and replace the special servicer, as described in this prospectus), with respect to each serviced whole loan, the related serviced companion loan(s) may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to a defaulted mortgage loan and the related serviced companion loans, then the net proceeds realized by the certificateholders and the RR interest owner in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan (other than a non-serviced mortgage loan) or whole loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special

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servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the RR interest owner. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders, the RR interest owner and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the RR interest owner.

With respect to the Harborside 2-3 Mortgage Loan (2.8%) in connection with the acquisition of the Mortgaged Property, the borrower sponsors also acquired an approximately 437,000 square foot office building that is fully vacant which adjoins the Mortgaged Property and certain other parcels of land that adjoin the Mortgaged Property and said office building. Such adjoining property is not a part of the collateral for the Mortgage Loan. Additionally, in connection with the acquisition of the Mortgaged Property (and such adjoining property), an entity wholly owned and controlled by one of the borrower sponsors and nonrecourse carveout guarantors, Mark Karasick, entered into a purchase agreement relating to two liquor licenses held by an affiliate of the seller which related to the operation of ancillary food and beverage services at the Mortgaged Property. The transfer of said licenses is subject to compliance with applicable local law and approval thereof had not occurred as of the date of origination of the Harborside 2-3 Mortgage Loan. In connection therewith, the lender received, as additional security for the Harborside 2-3 Mortgage Loan, an equity pledge in the anticipated holder of the liquor licenses (the “Liquor Licensee”). As pledged interests in less than 100% of the Liquor Licensee may not qualify as interests in real property, it is expected that the issuing entity, as a REMIC trust, would not be able to foreclose on such pledged interests. Additionally, because a REMIC trust cannot enter into a partnership with any third party, any post-foreclosure organizational structure may not be able to include the Liquor Licensee. While the issuing entity is permitted to foreclose on the mortgage, doing so may result in the loss of the liquor licenses.

In addition, proceeds received from any Mortgaged Property located in a foreign jurisdiction may be reduced by the application of the applicable foreign taxes.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS has issued guidance easing the tax requirements for a servicer to modify a commercial, multifamily and manufactured housing mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.

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Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two (2) years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

General Risk Factors

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

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The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates;
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and
●	The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by

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announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations and private banks, and the Russian central bank, which aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased NATO involvement in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or the underlying mortgaged properties.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.
●	The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.
●	The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund
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managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) FCA investment firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) CRR firms as defined in the UK CRR; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

●	EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors”. EU Securitization Regulation and UK Securitization Regulation are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.
●	The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)   in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”);

(b)   in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on October 10, 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the SSPE and any originator and sponsor are outside of the European Union, as is the case in the transaction contemplated herein) is required to verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation;

(c)   in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:

(i)    if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and

(ii)    if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(d)   in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established

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processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

●	The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.
●	Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.
●	Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.
●	None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy the either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.
●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations,
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investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Section 619 of the Dodd-Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loan or sell the mortgaged property on the maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at

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times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the pooling and servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or special servicer’s ability to perform its duties under the Pooling and Servicing Agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make principal and interest advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this prospectus and “Risk Factors—General Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in this prospectus for a discussion of important considerations relating to not being a certificateholder of record.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 38 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $965,136,325 (the “Initial Pool Balance”). The “Cut-off Date” means with respect to each Mortgage Loan and Whole Loan, the related Due Date in July 2023 (or with respect to any Mortgage Loan or Whole Loan that has its first Due Date after July 2023, the date that would otherwise have been the related Due Date in July 2023 under the terms of that Mortgage Loan or Whole Loan if a monthly payment were scheduled to be due in that month).

Sixteen (16) of the Mortgage Loans (50.3%), are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). Each Pari Passu Companion Loan and Subordinate Companion Loan is referred to as a “Companion Loan” in this prospectus. Each Mortgage Loan and any related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans and Whole Loans were originated, co-originated or acquired (or, on or prior to the Closing Date, will be acquired) by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Goldman Sachs Mortgage Company	3	$89,000,000	9.2%
Citi Real Estate Funding Inc.	9	209,295,000	21.7
Barclays Capital Real Estate Inc.	8	201,452,000	20.9
German American Capital Corporation	6	124,695,000	12.9
Bank of Montreal	6	114,500,000	11.9
JPMorgan Chase Bank, National Association	2	51,694,325	5.4
Barclays Capital Real Estate Inc. / German American Capital Corporation(2)	1	75,000,000	7.8
German American Capital Corporation / Goldman Sachs Mortgage Company(3)	1	45,000,000	4.7
Citi Real Estate Funding Inc. / Bank of Montreal(4)	1	27,500,000	2.8
Bank of Montreal / German American Capital Corporation(5)	1	27,000,000	2.8
Total	38	$965,136,325	100.0%

(1)	Each Mortgage Loan was originated by its respective mortgage loan seller or its affiliate, except those certain Mortgage Loans that were acquired from unaffiliated third-party originators or are part of larger whole loan structures that were co-originated by the applicable mortgage loan seller or its affiliate with one or more other lenders. See “—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” below.
(2)	Barclays Capital Real Estate Inc. and German American Capital Corporation are co-sponsors with respect to the 12800 Culver Boulevard Mortgage Loan (7.8%). The 12800 Culver Boulevard Mortgage Loan is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Deutsche Bank AG, New York Branch and is evidenced by four (4) promissory notes: (i) note A-1-1, with an outstanding principal balance of $45,320,000 as of the Cut-off Date, as to which Barclays Capital Real Estate Inc. is acting as mortgage loan seller, (ii) note A-2-1, with an outstanding principal balance of $15,000,000 as of the Cut-off Date, as to which German
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American Capital Corporation is acting as mortgage loan seller, (iii) note A-2-2, with an outstanding principal balance of $10,000,000 as of the Cut-off Date, as to which German American Capital Corporation is acting as mortgage loan seller and (iv) note A-2-3, with an outstanding principal balance of $4,680,000 as of the Cut-off Date, as to which German American Capital Corporation is acting as mortgage loan seller.

(3)	German American Capital Corporation and Goldman Sachs Mortgage Company are co-sponsors with respect to the Back Bay Office Mortgage Loan (4.7%). The Back Bay Office Mortgage Loan is part of a Whole Loan that was co-originated by Deutsche Bank AG, New York Branch, Goldman Sachs Bank USA, Wells Fargo Bank, National Association, New York Life Insurance Company and Teachers Insurance and Annuity Association of America and is evidenced by three (3) promissory notes: (i) note A-3, with an outstanding principal balance of $22,500,000 as of the Cut-off Date, as to which German American Capital Corporation is acting as mortgage loan seller, (ii) note A-4-3, with an outstanding principal balance of $5,000,000 as of the Cut-off Date, as to which German American Capital Corporation is acting as mortgage loan seller and (iii) note A-8-2-A, with an outstanding principal balance of $17,500,000 as of the Cut-off Date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller.
(4)	Citi Real Estate Funding Inc. and Bank of Montreal are co-sponsors with respect to the Harborside 2-3 Mortgage Loan (2.8%). The Harborside 2-3 Mortgage Loan is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and Bank of Montreal and is evidenced by two (2) promissory notes: (i) note A-2-1-A, with an outstanding principal balance of $20,000,000 as of the Cut-off Date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller and (ii) note A-5-2, with an outstanding principal balance of $7,500,000 as of the Cut-off Date, as to which Bank of Montreal is acting as mortgage loan seller.
(5)	Bank of Montreal and German American Capital Corporation are co-sponsors with respect to the Green Acres Mortgage Loan (2.8%). The Green Acres Mortgage Loan is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Bank of Montreal and DBR Investments Co. Limited and is evidenced by two (2) promissory notes: (i) note A-4-2-1, with an outstanding principal balance of $12,000,000 as of the Cut-off Date, as to which Bank of Montreal is acting as mortgage loan seller and (ii) note A-16, with an outstanding principal balance of $15,000,000 as of the Cut-off Date, as to which German American Capital Corporation is acting as mortgage loan seller.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans and Whole Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan or Whole Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan or Whole Loan, and not against the related borrower’s other assets. The Mortgage Loans and Whole Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans and Whole Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan or Whole Loans.

Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans

The following Mortgage Loans are component promissory notes of whole loans co-originated by the related mortgage loan seller (or an affiliate) and another entity or were originated by an unaffiliated third party and transferred to the related mortgage loan seller:

●	The 12800 Culver Boulevard Mortgage Loan (7.8%), for which Barclays Capital Real Estate Inc. and German American Capital Corporation are the mortgage loan sellers, is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Deutsche Bank AG, New York Branch.
●	The Gateway Center South Mortgage Loan (5.2%), for which German American Capital Corporation is the mortgage loan seller, is part of a Whole Loan that was co-originated by DBR Investments Co. Limited and Wells Fargo Bank, National Association.
●	The Back Bay Office Mortgage Loan (4.7%), for which German American Capital Corporation and Goldman Sachs Mortgage Company are the mortgage loan sellers, is part of a Whole Loan that was co-originated by Deutsche Bank AG, New York Branch, Goldman Sachs Bank USA, Wells Fargo Bank, National Association, New York Life Insurance Company and Teachers Insurance and Annuity Association of America.
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●	The Oxmoor Center Mortgage Loan (4.7%), for which Barclays Capital Real Estate Inc. is the mortgage loan seller, is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Societe Generale Financial Corporation.
●	The Tru by Hilton Orlando Mortgage Loan (3.5%), for which German American Capital Corporation is the mortgage loan seller, was originated by BSPRT CMBS Finance, LLC, and will be purchased by German American Capital Corporation on or prior to the Closing Date.
●	The Heritage Plaza Mortgage Loan (3.3%), for which Goldman Sachs Mortgage Company is the mortgage loan seller, is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Morgan Stanley Bank, N.A.
●	The Harborside 2-3 Mortgage Loan (2.8%), for which Citi Real Estate Funding Inc. and Bank of Montreal are the mortgage loan seller, is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and Bank of Montreal.
●	The Green Acres Mortgage Loan (2.8%), for which Bank of Montreal and German American Capital Corporation are the mortgage loan sellers, is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Bank of Montreal and DBR Investments Co. Limited.
●	The Widener Building Mortgage Loan (2.4%), for which Bank of Montreal is the mortgage loan seller, is part of a Whole Loan that was co-originated by Bank of Montreal and Starwood Mortgage Capital LLC.
●	The One & Two Commerce Square Mortgage Loan (2.3%), for which Barclays Capital Real Estate Inc. is the mortgage loan seller, is part of a Whole Loan that was co-originated by JPMorgan Chase Bank, National Association, Bank of America, National Association and Barclays Capital Real Estate Inc.
●	The Miracle Mile Mortgage Loan (2.1%), for which Goldman Sachs Mortgage Company is the mortgage loan seller, is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Morgan Stanley Bank, N.A. and Bank of America, N.A.
●	The Queens Crossing Mortgage Loan (2.1%), for which Barclays Capital Real Estate Inc. is the mortgage loan seller, is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and JPMorgan Chase Bank, National Association.
●	The Westin Mount Laurel Mortgage Loan (1.8%), for which Bank of Montreal is the Mortgage Loan Seller, was originated by Greystone Select Company II LLC, an unaffiliated third party.
●	The Scottsdale Fashion Square Mortgage Loan (1.0%), for which German American Capital Corporation is the mortgage loan seller, is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Deutsche Bank AG, New York Branch.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A-2 and Annex A-3 may not equal the indicated total due to rounding. The information on Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on August 3, 2023 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date; and provided that with respect to (i) the 12800 Culver Boulevard Mortgage Loan, Barclays Capital Real Estate Inc. will sell one of the four promissory notes comprising such Mortgage Loan and German American Capital Corporation will sell three of the four promissory notes comprising such Mortgage Loan, (ii) the Back Bay Office

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Mortgage Loan, Goldman Sachs Mortgage Company will sell one of the three promissory notes comprising such Mortgage Loan and German American Capital Corporation will sell two of the three promissory notes comprising such Mortgage Loan, (iii) the Harborside 2-3 Mortgage Loan, each of Citi Real Estate Funding Inc. and Bank of Montreal will sell one of the two promissory notes comprising such Mortgage Loan, and (iv) the Green Acres Mortgage Loan, each of Bank of Montreal and German American Capital Corporation will sell one of the two promissory notes comprising such Mortgage Loan, in each case, to the depositor. The statistics on Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with one or more Subordinate Companion Loans is calculated without regard to such Subordinate Companion Loans, unless otherwise indicated.

Unless otherwise specified, (i) references to a Mortgaged Property (or portfolio of Mortgaged Properties) by name refer to such Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (ii) references to a Mortgage Loan by name refer to such Mortgage Loan secured by the related Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a Mortgaged Property name (or portfolio of Mortgaged Properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance, and (iv) any parenthetical with a percent next to a Mortgage Loan name or a group of Mortgage Loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance.

A Mortgage Loan’s Mortgage Rate may be less than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-1 for certain information regarding each Mortgage Loan that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, to this prospectus, the indicated terms have the meanings set forth below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and generally have not been updated. Certain appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the

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Performance of the Mortgage Loans”, “—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions.”

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this prospectus with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments due for the first 12 payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), provided that;

●	in the case of a Mortgage Loan that provides for scheduled amortization payments through maturity, Annual Debt Service (or “Annual Debt Service (P&I)” as shown on Annex A-1) means 12 times the monthly payment of principal and interest payable during the amortization period;
●	in the case of a Mortgage Loan that provides for interest only payments through maturity, Annual Debt Service (or “Annual Debt Service (IO)” as shown on Annex A-1) means the aggregate interest payments scheduled to be due for the first 12 payment periods of the Mortgage Loan following the Cut-off Date; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period, Annual Debt Service (or “Annual Debt Service (P&I)” as shown on Annex A-1) means 12 times the monthly payment of principal and interest payable during the amortization period.

Debt service and debt service coverage ratios set forth in this prospectus are calculated using the aggregate of the principal and interest payments due for the first 12 payment periods of the Mortgage Loan or Companion Loan, as applicable, following the Cut-off Date (but without regard to any leap year adjustments), subject to the exceptions set forth in the prior sentence. In the case of any Whole Loan, debt service coverage ratios set forth in this prospectus are calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan but without regard to any related Subordinate Companion Loan.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with Member of the Appraisal Institute (“MAI”) standards. With respect to each Mortgaged Property, the Appraised Value set forth on Annex A-1 to this prospectus is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value”, and is in each case as determined by an appraisal made not more than six (6) months from the origination date of the related Mortgage Loan or Whole Loan as described under “Appraisal Date” on Annex A-1 to this prospectus (except with respect to the Back Bay Office Mortgage Loan (4.7%), as to which the date of value set forth in the appraisal is October 19, 2022). The appraisals for certain of the Mortgaged Properties may state an appraised value based on hypothetical or other projected values as well as an “as-is” value for such Mortgaged Properties that assumes that certain events will occur with respect to the re-tenanting, construction, renovation or repairs or other repositioning of the Mortgaged Property or which in certain cases may reflect a portfolio premium valuation, and such “retrospective” or

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other similar values may, to the extent indicated, be reflected elsewhere in this prospectus, on Annex A-1 to this prospectus. For such Appraised Values and other values on a property-by-property basis, see Annex A-1 of this prospectus and the related footnotes. In certain cases, with respect to a Mortgage Loan secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole, which may be higher than the aggregate of the “as-is” appraised value of the individual Mortgaged Properties. In addition, for certain Mortgage Loans, the LTV Ratio at Maturity was calculated based on the “as stabilized” appraised value for the related Mortgaged Property. We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1 to this prospectus. We make no representation that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of Mortgaged Property as described under the definition of “LTV Ratio at Maturity”.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other. There are no Crossed Groups in the Mortgage Pool.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date after application of all payments due on or before that date, whether or not received.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A-1 to this prospectus divided by (2) the Appraised Value (which in certain cases, may reflect a portfolio premium valuation) of the related Mortgaged Property or Mortgaged Properties set forth on Annex A-1 to this prospectus, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.
●	with respect to the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated using the related values other than the “as-is” Appraised Values, each as set forth in the following table:
Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
ExchangeRight Net Leased Portfolio #63(1)	5.3%	46.0%	$110,180,000	46.0%	$110,140,000
Back Bay Office(2)	4.7%	33.7%	$1,410,000,000	35.3%	$1,345,000,000
Riverview Tower(3)	1.0%	68.7%	$40,200,000	77.3%	$35,700,000
70 Grand Avenue(4)	0.8%	58.5%	$13,100,000	60.4%	$12,700,000

(1)	The Appraised Value (Other Than “As-Is”) reflects the “At Lease Commencement” value of $2,080,000 for the Dollar General – Moore (Eastern), OK Mortgaged Property as of June 22, 2023, which assumes commencement of the lease with Dollar General, the sole tenant at such Mortgaged Property. The “as-is” appraised value of the Dollar General – Moore (Eastern), OK Mortgaged Property without such assumption is $2,040,000 as of April 16, 2023. The lease with Dollar General commenced on March 8, 2022 with a rent commencement date of June 23, 2023.
(2)	The Appraised Value (Other Than “As-Is”) is the “as is (extraordinary assumption)” appraised value of $1,410,000,000 as of October 19, 2022, which is subject to the extraordinary assumption that approximately $67,600,000 has been reserved for leasing costs. Due to the time passed since the appraisal date, the leasing cost escrow amount under the loan agreement is $57,860,629. All outstanding leasing costs at the time of loan origination were reserved upfront.
(3)	The Appraised Value (Other Than “As-Is”) represents the “prospective value upon completion” of $40,200,000 for the Mortgaged Property, effective August 1, 2023, which assumes the commencement of Lewis Thomason’s lease on August 1, 2023. The “as-is” appraised value of the Mortgaged Property (without taking into account such assumption) as of May 3, 2023 is $35,700,000.
(4)	The Appraised Value (Other Than “As-Is”) represents the “prospective as-stabilized” appraised value of $13,100,000 for the Mortgaged Property, effective December 31, 2023, which assumes the lease-up has occurred. The “as-is” appraised value of the Mortgaged Property (without taking into account such assumption) as of April 4, 2023 is $12,700,000.
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“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

“Debt Yield on Underwritten Net Operating Income”, “UW NOI Debt Yield” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR”, “UW NCF DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the DSCR is based on the aggregate Annual Debt Service that is due in connection with such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality and multifamily properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity”, “Maturity Date Loan-to-Value Ratio” or “Maturity Date LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Maturity Balance of such Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value (which, in certain cases may reflect a portfolio premium valuation) of the related Mortgaged Property or Mortgaged Properties shown on Annex A-1 to this prospectus, except as set forth below:

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●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the LTV Ratio at Maturity is based on the aggregate Maturity Balance at maturity and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.
●	with respect to the Mortgage Loans listed in the following table, the respective LTV Ratio at Maturity was calculated using the related values other than the “as-is” Appraised Values, each as set forth in the following table:
Mortgage Loan Name	% of Initial Pool Balance	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
ExchangeRight Net Leased Portfolio #63(1)	5.3%	46.0%	$110,180,000	46.0%	$110,140,000
Back Bay Office(2)	4.7%	33.7%	$1,410,000,000	35.3%	$1,345,000,000
Riverview Tower(3)	1.0%	65.8%	$40,200,000	74.1%	$35,700,000
70 Grand Avenue(4)	0.8%	56.0%	$13,100,000	57.8%	$12,700,000

(1)	The Appraised Value (Other Than “As-Is”) reflects the “At Lease Commencement” value of $2,080,000 for the Dollar General – Moore (Eastern), OK Mortgaged Property as of June 22, 2023, which assumes commencement of the lease with Dollar General, the sole tenant at such Mortgaged Property. The “as-is” appraised value of the Dollar General – Moore (Eastern), OK Mortgaged Property without such assumption is $2,040,000 as of April 16, 2023. The lease with Dollar General commenced on March 8, 2022 with a rent commencement date of June 23, 2023.
(2)	The Appraised Value (Other Than “As-Is”) is the “as is (extraordinary assumption)” appraised value of $1,410,000,000 as of October 19, 2022, which is subject to the extraordinary assumption that approximately $67,600,000 has been reserved for leasing costs. Due to the time passed since the appraisal date, the leasing cost escrow amount under the loan agreement is $57,860,629. All outstanding leasing costs at the time of loan origination were reserved upfront.
(3)	The Appraised Value (Other Than “As-Is”) represents the “prospective value upon completion” of $40,200,000 for the Mortgaged Property, effective August 1, 2023, which assumes the commencement of Lewis Thomason’s lease on August 1, 2023. The “as-is” appraised value of the Mortgaged Property (without taking into account such assumption) as of May 3, 2023 is $35,700,000.
(4)	The Appraised Value (Other Than “As-Is”) represents the “prospective as-stabilized” appraised value of $13,100,000 for the Mortgaged Property, effective December 31, 2023, which assumes the lease-up has occurred. The “as-is” appraised value of the Mortgaged Property (without taking into account such assumption) as of April 4, 2023 is $12,700,000.

“Maturity Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A-1 to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, rooms or beds, as applicable, that are rented as of the Occupancy Date; (ii) in the case of retail, office, industrial and mixed use (to the extent the related Mortgaged Property includes retail or office space) properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms

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occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan or Companion Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Qualified Opportunity Zone” means as of the Cut-off Date, one (1) of the Mortgaged Properties (3.3%) is located in a qualified opportunity zone (“QOZ”) under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ. See Annex A-1 for information regarding which Mortgaged Properties are located in QOZs as of the Cut-off Date.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1 to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office or other single purpose property, the square footage of the net rentable or leasable area.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

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“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents. In certain cases, the account agreement establishing the lockbox account is required to be delivered upon the occurrence of such trigger event(s), rather than at origination.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

The “Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the applicable mortgage loan seller has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten Net Cash Flow is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the applicable mortgage loan seller, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten Net Operating Income is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the applicable mortgage loan seller and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed,

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additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases an appraiser’s estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related mortgage loan seller; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental and self-storage properties, the applicable mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the applicable mortgage loan seller included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Units”, “Rooms”, “Pads” or “Spaces” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a self-storage property, the number of units for self-storage, (d) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes or (e) in the case of a Mortgaged Property operated as a parking garage, the number of parking spaces.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

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Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$965,136,325
Number of Mortgage Loans	38
Number of Mortgaged Properties	73
Range of Cut-off Date Balances	$2,850,000 - $75,000,000
Average Cut-off Date Balance	$25,398,324
Range of Mortgage Rates(2)	5.67200% to 8.45000%
Weighted Average Mortgage Rate(2)	7.18867%
Range of original terms to maturity	60 to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	54 to 60 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(3)	360 to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	359 to 360 months
Weighted average remaining amortization term(3)	360 months
Range of Cut-off Date LTV Ratios(2)(4)	33.0% to 69.3%
Weighted average Cut-off Date LTV Ratio(2)(4)	52.4%
Range of Maturity Date LTV Ratios(2)(5)	33.0% to 67.6%
Weighted average Maturity Date LTV Ratio(2)(5)	52.3%
Range of UW NCF DSCR(2)(6)	1.21x to 2.55x
Weighted average UW NCF DSCR(2)(6)	1.70x
Range of UW NOI Debt Yield(2)(7)	8.5% to 19.6%
Weighted average UW NOI Debt Yield(2)(7)	12.9%
Percentage of Initial Pool Balance consisting of:
Interest-Only Balloon	92.8%
Interest-Only, Amortizing Balloon	2.3%
Full-Term Amortizing Balloon	4.9%

(1)	Subject to a variance of plus or minus 5%.
(2)	With respect to each Mortgage Loan that is part of a Whole Loan, the related Pari Passu Companion Loan (but not any related Subordinate Companion Loan) are included for the purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each Mortgage Loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.
(3)	Does not include Mortgage Loans that pay interest-only until their maturity dates.
(4)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to four (4) Mortgage Loans (11.7%), the Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related Mortgaged Property (or, in the case of one (1) Mortgage Loan (5.3%), the other than “as-is” value of only one Mortgaged Property (0.1%)). The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 52.6%.
(5)	With respect to four (4) Mortgage Loans (11.7%), the respective Maturity Date LTV Ratios were calculated using a value other than “as-is” value of each related Mortgaged Property (or, in the case of one (1) Mortgage Loan (5.3%), the other than “as-is” value of only one Mortgaged Property (0.1%)). The weighted average Maturity Date LTV Ratio for the mortgage pool without making such adjustments is 52.4%.
(6)	Unless otherwise indicated, the UW NCF DSCR is generally calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date; provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments
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thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period.

(7)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each Mortgage Loan is the related Mortgaged Property’s Underwritten NOI divided by the Cut-off Date Balance of such Mortgage Loan.

The issuing entity will include eleven (11) Mortgage Loans (30.3%) that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	11	$250,139,325	25.9%
CBD	6	168,200,000	17.4
Suburban	4	79,839,325	8.3
Medical	1	2,100,000	0.2
Retail	33	$249,008,000	25.8%
Anchored	3	101,000,000	10.5
Super Regional Mall	2	55,000,000	5.7
Regional Mall	2	47,000,000	4.9
Single Tenant	25	41,008,000	4.2
Unanchored	1	5,000,000	0.5
Other	3	$109,000,000	11.3%
Data Center/Other	1	75,000,000	7.8
Parking Garage	2	34,000,000	3.5
Industrial	10	$103,776,000	10.8%
Warehouse/Distribution	4	98,575,000	10.2
Warehouse	3	2,842,000	0.3
Other	1	1,205,000	0.1
Flex	2	1,154,000	0.1
Multifamily	4	$88,250,000	9.1%
High Rise	1	50,400,000	5.2
Garden	2	35,000,000	3.6
Low Rise	1	2,850,000	0.3
Hospitality	4	$86,750,000	9.0%
Full Service	3	52,500,000	5.4
Limited Service	1	34,250,000	3.5
Mixed Use	2	$43,000,000	4.5%
Office/Retail/Court	1	23,000,000	2.4
Retail/Office	1	20,000,000	2.1
Self Storage	4	$18,768,000	1.9%
Self Storage	4	18,768,000	1.9
Manufactured Housing	2	$16,445,000	1.7%
Manufactured Housing	2	16,445,000	1.7
Total	73	$965,136,325	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

With respect to all of the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-

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19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by any of these property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID Considerations” below.

Office Properties

With respect to the office properties and mixed use properties with office components set forth in the above chart:

●	With respect to the Harborside 2-3 Mortgage Loan (2.8%), in connection with the acquisition of the Mortgaged Property, the borrower sponsors also acquired an approximately 437,000 square foot office building that is fully vacant which adjoins the Mortgaged Property and certain other parcels of land that adjoin the Mortgaged Property and said office building. Such adjoining property is not a part of the collateral for the Mortgage Loan. Additionally, in connection with the acquisition of the Mortgaged Property (and such adjoining property), an entity wholly owned and controlled by one of the borrower sponsors and nonrecourse carveout guarantors, Mark Karasick, entered into a purchase agreement relating to two liquor licenses held by an affiliate of the seller which related to the operation of ancillary food and beverage services at the Mortgaged Property. The transfer of said licenses is subject to compliance with applicable local law and approval thereof had not occurred as of the date of origination of the Harborside 2-3 Mortgage Loan. In connection therewith, the lender received, as additional security for the Harborside 2-3 Mortgage Loan, an equity pledge in the anticipated holder of the liquor licenses (the “Liquor Licensee”). As pledged interests in less than 100% of the Liquor Licensee may not qualify as interests in real property, it is expected that the issuing entity, as a REMIC trust, would not be able to foreclose on such pledged interests. Additionally, because a REMIC trust cannot enter into a partnership with any third party, any post-foreclosure organizational structure may not be able to include the Liquor Licensee. While the issuing entity is permitted to foreclose on the mortgage, doing so may result in the loss of the liquor licenses. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Tax Considerations Relating to Foreclosure”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

Retail Properties

With respect to the retail properties and mixed use properties with retail components set forth in the above chart:

●	With respect to the Gateway Center South Mortgage Loan (5.2%), the borrower sponsor owns an adjacent retail center known as Gateway Center North, which may compete with the related Mortgaged Property. The Mortgage Loan does not contain anti-poaching provisions.
●	With respect to the Oxmoor Center Mortgage Loan (4.7%), the related borrower sponsor also holds an ownership interest in a retail center known as the Mall St. Matthews, which is located approximately 1.4 miles from the Mortgaged Property and was identified by the related appraisal as directly competitive with the Mortgaged Property.
●	With respect to the Mission Grove Plaza Mortgage Loan (3.8%), the related borrower sponsor owns other retail properties in the related market that may be competitive with the related Mortgaged Property.
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●	With respect to the One & Two Commerce Square Mortgage Loan (2.3%), the related borrower sponsor has an ownership interest in several other office properties located in the related market, which may compete with the related Mortgaged Property.
●	With respect to the Miracle Mile Mortgage Loan (2.1%), the borrower leases approximately 2,400 square feet of mezzanine-level space (the “Overlease Space”) from the owner of the adjacent Planet Hollywood Resort and Casino (“Planet Hollywood”) pursuant to a reciprocal easement agreement (as such reciprocal easement agreement pertains to the Overlease Space, the “Planet Hollywood Overlease”). The Overlease Space is part of a larger space known as Unit E013 that is otherwise owned in fee by the related borrower and was leased in its entirety in May 2023 to a tenant, Blue Martini (with an anticipated opening and rent commencement date in March 2024). Although the Planet Hollywood Overlease contemplates that the parties will enter into a separate lease agreement in accordance with the terms of the Planet Hollywood Overlease, the parties have not yet executed such an agreement. The Planet Hollywood Overlease has an as-extended term (including two, 20-year renewal options that are exercisable by the borrower after the original expiration date of the Planet Hollywood Overlease in July 2025) that is more than 20 years beyond the maturity date of the related Mortgage Loan. However, the Planet Hollywood Overlease generally does not have standard lender protections including, among other things, any confirmation that the Planet Hollywood Overlease is not subordinate to any liens or encumbrances, including any fee mortgage that might encumber the Overlease Space. We cannot assure you that the parties will enter into a separate lease as expected or at all. In addition, any loss of the borrower’s leasehold interest in the Planet Hollywood Overlease could result in a breach of the Blue Martini lease, reduce the rent payable thereunder or give rise to a right of Blue Martini to terminate the entirety of its leases space or exercise other remedies available to it. The lender did not include rents attributable to the Blue Martini lease in its underwriting.
●	With respect to the Miracle Mile Mortgage Loan (2.1%), approximately 33.0% of the underwritten base rent (which excludes Blue Martini, which is a dining tenant that executed its lease in May 2023) and 24.3% of the net rentable area at the Mortgaged Property (which includes Blue Martini) is related to dining tenants.
●	With respect to the Miracle Mile Mortgage Loan (2.1%), approximately 23.3% of the leased square footage at the Mortgaged Property is related to theaters and other entertainment venues.
●	With respect to the Miracle Mile Mortgage Loan (2.1%), approximately 6.5% of the underwritten net operating income is attributed to approximately $3.9 million of projected annual signage revenue that is expected as a result of ongoing renovations that include the installation of exterior signage as described under “—Redevelopment, Renovation and Expansion”. We cannot assure you that such renovations will be completed as expected or at all.
●	With respect to the Miracle Mile Mortgage Loan (2.1%), the related Mortgaged Property includes a parking garage used by Planet Hollywood Resort and Casino and Elara Hilton Grand Vacations, two non-collateral properties that are connected to the Mortgaged Property, in addition to transient users. In 2023, the parking garage was underwritten based on the borrowers’ estimate of approximately $5.7 million in total contractual base revenue and approximately $3.2 million in common area maintenance reimbursement from such properties (collectively representing 10.8% of underwritten effective gross revenue) along with approximately $2.7 million in revenue from transient users for the Mortgaged Property. We cannot assure you that such projected parking income will be realized.
●	With respect to the Queens Crossing Mortgage Loan (2.1%), the related borrower sponsor has an ownership interest in three other mixed-use properties located in the related market
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known as Tangram, One Fulton Square and Flushing Commons, which may compete with the related Mortgaged Property.

●	With respect to the Scottsdale Fashion Square Mortgage Loan (1.0%), the related Mortgage Loan documents prohibit the lender from selling any interest in the Mortgage Loan to certain entities, such as Simon Property Group and Brookfield Property Partners LP, even during an event of default. This prohibition may limit the ability of the Non-Serviced Special Servicer to sell the Scottsdale Fashion Square Whole Loan in the event it becomes a defaulted loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

Parking Properties

With respect to parking properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Parking Properties Have Special Risks”.

Industrial Properties

With respect to the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Multifamily Properties

With respect to the multifamily properties set forth in the above chart:

●	With respect to the 963 Atlantic Avenue Mortgage Loan (5.2%), 86 of the 124 residential units are market rate units and 38 are affordable-rate units. In addition, the Mortgaged Property is subject to a regulatory agreement with the New York City Department of Housing Preservation and Development (the “NYC HPD”), the terms and provisions of which are superior to the lender’s mortgage. Such regulatory agreement requires, among other things, that the borrower rent the affordable housing units at the Mortgaged Property in compliance with the New York City Zoning Resolution and the Inclusionary Housing Program Guidelines. In addition, the borrower must fund a special operating reserve fund for unanticipated increases in the cost of operating and maintaining the affordable housing units in the amount of $2.25 per square foot of affordable housing (initially estimated to be $37,377). Expenditures from the special reserve fund may be made solely at the discretion of the NYC HPD and may be made by the NYC HPD on behalf of the borrower. The borrower is further required to provide the NYC HPD with the names and locations of all bank accounts established with respect to the management and operation of the affordable housing units. All such accounts are required to confer plenary authority on the NYC HPD to freeze such accounts. The regulatory agreement also restricts the borrower’s ability to further encumber the affordable housing units unless, among other conditions: (1) the NYC HPD receives notice of such debt; (2) if the debt service coverage ratio is less than 1.10x, the NYC HPD has consented to such debt; and (3) if such debt is a new indebtedness and/or a new mortgage, the lender enters into an subordination agreement. In the event that the borrower defaults under such regulatory agreement, the NYC HPD may, among other remedies more fully set forth therein, assume the management of the affordable housing units at the Mortgaged Property, freeze the operating accounts described in the foregoing sentence, seek specific performance of the regulatory agreement, seek monetary damages and/or terminate the regulatory agreement, in addition to all other remedies at law or in equity. Pursuant to a subordination and non-disturbance agreement delivered in connection with the origination of the Mortgage Loan, (i) the NYC HPD will provide the mortgagee with notice of any borrower default under the regulatory agreement, and an opportunity to cure the same and (ii) neither the NYC HPD nor the mortgagee may assume responsibility for management of the affordable housing units or designate a third party to manage the affordable housing units
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without the consent of the other. Promptly after a foreclosure, deed in lieu of foreclosure or other method whereby the lender acquires title to the affordable housing units, the lender must engage an administering agent for the affordable housing units that has been approved by the NYC HPD. Following a casualty to a building on the Mortgaged Property, (a) where the repair or reconstruction cost is more than 35% of the replacement value of a building on the Mortgaged Property, the mortgagee will have the right to determine whether insurance proceeds are applied for the reconstruction or repair of the Mortgaged Property or towards repayment of the Mortgage Loan and (b) where the repair or reconstruction cost is less than or equal to 35% of the replacement value of the Mortgaged Property, the NYC HPD will have the right to determine how insurance proceeds will be applied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See “Real Estate and Other Tax Considerations” for additional information.

Hospitality Properties

With respect to the hospitality properties set forth in the above chart:

●	The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement. If terminated, securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.
Mortgaged Property Name	Allocated Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration of Related License, Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Tru by Hilton Orlando	$34,250,000	3.5%	3/31/2039	7/6/2028
Hyatt Arcade Cleveland	$25,000,000	2.6%	12/31/2031	5/6/2028
Westin Mount Laurel	$17,500,000	1.8%	12/31/2035	7/6/2028
Doubletree Laurel	$10,000,000	1.0%	10/31/2030	5/6/2028
●	In each case described above, we cannot assure you the related franchise or management agreement will be renewed or will not be terminated.
●	In certain cases, Mortgage Loans secured by hospitality properties may derive a significant percentage of their underwritten revenue from food and beverage sales or membership sales. For example, with respect to the following Mortgaged Properties, food and beverage revenue or membership sales comprises greater than 20% of Underwritten Revenues:
Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Food and Beverage Revenue as % of Underwritten Revenues
Hyatt Arcade Cleveland	2.6%	23.1%
Westin Mount Laurel	1.8%	40.9%
●	Hotel properties may be particularly affected by seasonality. The Tru by Hilton Orlando and Hyatt Arcade Cleveland Mortgage Loans (collectively, 6.1%) each require seasonality reserves to be funded at origination and/or on an ongoing basis to the extent of available excess cash flow (and/or from a monthly deposit by the borrower during specified months) in an amount specified in the related loan documents. We cannot assure that these reserves will be sufficient to offset any seasonal fluctuations in revenue.
●	With respect to the Tru by Hilton Orlando Mortgage Loan (3.5%), the appraisal identified (x) a 274-room Hyatt House Orlando Convention Center and (y) a 132-room Hilton Garden Inn each under construction within five miles of the Tru by Hilton Orlando Mortgaged Property, which, as of the appraisal date, were anticipated to be completed in August 2025 and August
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2023, respectively, and are both expected to directly compete with the Tru by Hilton Orlando Mortgaged Property.

●	With respect to the Westin Mount Laurel Mortgage Loan (1.8%), the borrower received from the franchisor a default notice pursuant to that certain Notice of Red 4/Default-Forbearance agreement dated August 17, 2022 (the “Franchise Default”). The Franchise Default was as a result of the Mortgaged Property being put into the “red zone” relating to Guest Satisfaction, Intent to Recommend Scores for the January – June 2022 tracking period, due to hot water issues affecting various rooms at the Mortgaged Property. The borrower worked together with the franchisor to remedy the issue and according to the borrower, completed the necessary repairs in April/May of 2022. To receive “clear” status, the Mortgaged Property must achieve sufficient scores relating to the Guest Satisfaction, Intent to Recommend Scores for four consecutive tracking periods (which are six month periods). The borrower has obtained sufficient scores for the July – December 2022 tracking period and the January – June 2023 tracking period. The borrower has indicated that the Mortgaged Property is on track to cure the Franchise Default and is expected to return to “clear” status by July 2024. Additionally, the Mortgaged Property received an in-person audit by the franchisor in February of 2023, and received a “clear” score of 81.4. However, we cannot assure you that the Franchise Default will be cured and the Mortgaged Property will return to “clear” status by such date or at all.

Renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See
“—Redevelopment, Renovation and Expansion” below.

Certain of the hospitality Mortgaged Properties may have a parking garage or include restaurants (either as part of the hotel or as tenants). These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

With respect to the mixed-used properties set forth in the above chart, the mixed use Mortgaged Properties have one or more office, retail and/or multifamily components, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self-Storage Properties

With respect to the self-storage properties set forth in the above chart:

●	Certain of the self-storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from retail operations and/or (b) the leasing of
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certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle and/or boat storage.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self-Storage Properties Have Special Risks”.

Manufactured Housing Properties

With respect to the manufactured housing properties set forth in the above chart:

●	With respect to each of the Rangeview & Trails End Mortgage Loan (1.2%) and the Riviera Terrace Mortgage Loan (0.6%), all of the tenants at each Mortgaged Property sign month-to-month leases.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Restaurant	12	13.6%
Bank	2	3.1%
Theater	3	6.9%
Medical, Dental, Physical Therapy or Veterinary Offices or Clinics, Outpatient Facilities, Research or Diagnostic Laboratories or Health Management Services and/or Health Professional Schools	1	2.1%
Gym, Fitness Center or Health Club	2	5.3%
Entertainment Center	3	7.8%
Hair and/or Nail Salon, Spa	1	0.5%
Grocery Store	6	13.9%

The Mission Grove Plaza Mortgaged Property (3.8%), the Green Acres Mortgaged Property (2.8%), the ExchangeRight Net Leased Portfolio #63 – Tops Friendly Market – Niagara Falls (Niagara), NY Mortgaged Property (1.3%), the ExchangeRight Net Leased Portfolio #63 – Daybreak Market – Pace (Hwy 90), FL Mortgaged Property (0.2%) and the Teamshares Portfolio – Karl’s Country Market Mortgaged Property (0.2%) each include one or more tenants that operate all or a portion of its space as an on-site gas station, automobile detailing and/or an automobile repair and servicing facility.

The Mission Grove Plaza Mortgaged Property (3.8%) has a dry cleaner tenant with on-site processing operations.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Mortgage Loan Concentrations

Top 10 Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans by Cut-off Date Balance:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Cut-off Date Balance per SF/Room/Unit (1)	UW NCF DSCR(1)		Cut-off Date LTV Ratio(1)	Property Type
12800 Culver Boulevard	$75,000,000	7.8%	$286	2.37	x	39.4%	Other
Brasswater Warehouse Portfolio	$65,500,000	6.8%	$57	1.32	x	58.6%	Industrial
ExchangeRight Net Leased Portfolio #63	$50,682,000	5.3%	$99	2.07	x	46.0%	Various
963 Atlantic Avenue	$50,400,000	5.2%	$406,452	1.29	x	58.6%	Multifamily
Gateway Center South	$50,000,000	5.2%	$458	1.21	x	59.9%	Retail
Back Bay Office	$45,000,000	4.7%	$370	2.55	x	33.7%	Office
Oxmoor Center	$45,000,000	4.7%	$100	1.50	x	58.8%	Retail
500 Charles Ewing Boulevard	$42,700,000	4.4%	$171	1.57	x	60.0%	Office
Mission Grove Plaza	$37,000,000	3.8%	$151	1.64	x	41.3%	Retail
Austin Multifamily Portfolio	$35,000,000	3.6%	$130,952	1.21	x	58.8%	Multifamily
Top 5 Total/Weighted Average	$291,582,000	30.2%		1.70	x	51.7%
Top 10 Total/Weighted Average	$496,282,000	51.4%		1.71	x	51.1%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Cut-off Date Balance Per SF/Room/Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan. The UW NCF DSCR and the Cut-off Date LTV Ratio including the related Subordinate Companion Loan(s) but excluding any related mezzanine loans are with respect to the Back Bay Office Mortgage Loan, 2.16x and 38.3%, respectively.

See “—Assessments of Property Value and Condition” for additional information.

For more information regarding the ten largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of the Top 15 Mortgage Loans” on Annex A-3. Other than with respect to the top 10 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.5% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include six (6) Mortgage Loans (21.6%), set forth in the table below titled “Multi-Property Mortgage Loans”, which are each secured by two (2) or more properties.

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The table below shows each individual Mortgage Loan that is secured by two (2) or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Cut-off Date Balance	Approx. % of Initial Pool Balance
Brasswater Warehouse Portfolio	$65,500,000	6.8%
ExchangeRight Net Leased Portfolio #63	50,682,000	5.3
Austin Multifamily Portfolio	35,000,000	3.6
Select Parking NYC Portfolio	34,000,000	3.5
Teamshares Portfolio	17,702,000	1.8
Storage Depot Portfolio	5,768,000	0.6
Total	$208,652,000	21.6%

In some cases, an individual Mortgaged Property may be comprised of two (2) or more parcels that may not be contiguous or may be owned by separate borrowers. For example, with respect to the Rangeview & Trails End Mortgage Loan (1.2%), the related Mortgaged Property is comprised of more than one parcel.

Five (5) groups of Mortgage Loans (16.6%), set forth in the table below entitled “Related Borrower Loans”, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 8.0% of the Initial Pool Balance. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Oxmoor Center	$45,000,000	4.7%
Heritage Plaza	32,000,000	3.3
Total for Group 1:	$77,000,000	8.0%
Group 2(1):
Green Acres	$27,000,000	2.8%
Scottsdale Fashion Square	10,000,000	1.0
Total for Group 2:	$37,000,000	3.8%
Group 3(1):
Miracle Mile	$20,000,000	2.1%
Scottsdale Fashion Square	10,000,000	1.0
Total for Group 3:	$30,000,000	3.1%
Group 4:
Rangeview & Trails End	$11,115,000	1.2%
Riviera Terrace	5,330,000	0.6
Total for Group 4:	$16,445,000	1.7%
Group 5:
Storage Depot Portfolio	$5,768,000	0.6%
Cityline Carlisle Storage	4,400,000	0.5
Total for Group 5:	$10,168,000	1.1%

(1)	The borrower sponsors for the Scottsdale Fashion Square Mortgage Loan are The Macerich Partnership, L.P. and Institutional Mall Investors LLC. The Scottsdale Fashion Square Mortgage Loan borrower is affiliated with (1) the Green Acres Mortgage Loan borrower due to common affiliation with The Macerich Partnership, L.P. and (2) the Miracle Mile Mortgage Loan borrower due to common affiliation with Institutional Mall Investors LLC.
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Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The following table shows the states that have concentrations of Mortgaged Properties that secure approximately 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	9	$202,100,000	20.9%
California	2	$112,000,000	11.6%
New Jersey	6	$106,220,000	11.0%
Texas	7	$102,063,000	10.6%
Michigan	4	$79,075,000	8.2%
Pennsylvania	5	$71,045,000	7.4%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated on Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-three (23) other states, with no more than approximately 5.0% of the Initial Pool Balance secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in Texas, Arizona, California and Utah are more susceptible to certain hazards (such as earthquakes and/or wildfires) than properties in other parts of the country.
●	Mortgaged Properties located in coastal states, which include Mortgaged Properties located in, for example, New York, Texas, California, Florida and Louisiana, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic States and in the Gulf Coast region, have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.
●	Mortgaged Properties located in an area covering the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.
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●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.
●	Four (4) Mortgaged Properties (13.3%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 16%.

Mortgaged Properties With Limited Prior Operating History

Forty-one (41) Mortgaged Properties (32.1%) have a limited operating history (i.e., less than 18 most recent months of recent historical financials), as follows:

●	Each of the Brasswater Warehouse Portfolio (6.8%), 963 Atlantic Avenue (5.2%) and Austin Multifamily Portfolio (3.6%) Mortgage Loans is secured, in whole or in part, by Mortgaged Properties that were constructed, in a lease-up period or were the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history or the related Mortgage Loan Seller did not take the operating history into account in the underwriting of the related Mortgage Loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.
●	Each of the 12800 Culver Boulevard (7.8%), ExchangeRight Net Leased Portfolio #63 (5.3%), Teamshares Portfolio (1.8%), 5542 Grand River (1.3%) and 400 Suydam (0.3%) Mortgage Loans is secured by Mortgaged Properties that were acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information (or provided limited historical financial information) for such acquired Mortgaged Property.

Tenancies-in-Common or Diversified Ownership

Each of the Harborside 2-3 Mortgage Loan (2.8%), The Widener Building Mortgage Loan (2.4%), the Southern Mill Shopping Center Mortgage Loan (1.5%) and the Storage Depot Portfolio Mortgage Loan (0.6%) has one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

With respect to the ExchangeRight Net Leased Portfolio #63 Mortgage Loan (5.3%), the related Mortgage Loan is structured as a Delaware statutory trust that permits up to 400 investors. See
“—Delaware Statutory Trusts” for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests and Other Shared Interests

Each of the 500 Charles Ewing Boulevard Mortgage Loan (4.4%), Select Parking NYC Portfolio Mortgage Loan (3.5%), Queens Crossing Mortgage Loan (2.1%) and 60 Warren Street Mortgage Loan (0.5%) is secured, in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

●	With respect to the 500 Charles Ewing Boulevard Mortgage Loan (4.4%), the Mortgaged Property consists of one office condominium unit, comprising a portion of a larger
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condominium structure consisting of five total units. Pursuant to the condominium master deed, the borrower sponsor owns one unit out of the five total units, and approximately 35.5% of the interest in the condominium’s common elements (“Common Interest”). Accordingly, the related Mortgaged Property is responsible for 35.5% of the annual condominium charges determined by the board of directors. The condominium association is managed by a board of directors comprised of a total of five directors, with each unit owner having the right to appoint one director to the board and each such director entitled to cast one vote in matters presented before the board, which vote will hold the value equal to the amount of Common Interest held by the respective unit owner. The board of directors generally manages the condominium and has the right to, among other things, (a) operate and maintain of the common elements, (b) establish the amount of common charges and collecting common charges from the unit owners, (c) adopt and amend the rules and regulations for the condominium, and (d) borrow money on behalf of the condominium related to care and upkeep of the common elements as it deems necessary. However, certain major decisions, including, without limitation, the following, require the consent of the unit owners by the Common Interest as follows: (i) at least 80% of the Common Interest to amend the condominium declaration, and at least 80% of the Common Interest and the senior mortgagee, if any, of such units voting to approve termination of the condominium declaration and (ii) at least 80% of the Common Interest to amend the condominium bylaws. In the event of a foreclosure, the successor entity would assume such property sponsor’s various rights pursuant to the condominium documents, including the ability to designate one member of the board of directors.

●	With respect to the Select Parking NYC Portfolio Mortgage Loan (3.5%), the Mortgaged Properties are subject to condominium regimes. The 260 West 87th Street Mortgaged Property represents a garage component (constituting one condominium unit) of a mixed-use condominium regime comprised of (i) the 260 West 87th Street Mortgaged Property, (ii) one non-collateral commercial unit and (iii) one non-collateral residential unit. A condominium board consisting of nine members (seven elected by the residential unit owner and two elected by the collective vote of the commercial unit owner and the garage unit owner) governs the operation of the condominium regime pursuant to the terms of a condominium declaration and certain bylaws. The borrower holds a 3% interest in the common elements of the condominium and does not control the condominium board. However, the condominium board is prohibited from voting in a manner that materially and adversely affects the non-residential unit owners, and any decision by the condominium board affecting the physical space, interior or exterior appearance, or in any way limits the use of the non-residential units, requires the approval of the affected non-residential unit owner. The 30, 40 and 60 East 9th Street Mortgaged Property represents three separate garage components (each constituting one condominium unit) of three different mixed-use condominium regimes comprised of (i) each such garage unit, (ii) one non-collateral commercial unit and (iii) one non-collateral residential unit. A condominium board consisting of six members (four elected by the residential unit owner, one elected by the commercial unit owner and one elected by the garage unit owner) governs the operation of each condominium regime pursuant to the terms of the related condominium declaration and bylaws. The borrower holds a 4% interest in the common elements of each condominium and does not control any of the condominium boards. However, any vote to expend more than $50,000 by the condominium board requires the unanimous consent of all the unit owners.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

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Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	71	$893,136,325	92.5%
Leasehold	1	45,000,000	4.7
Fee / Leasehold	1	27,000,000	2.8
Total	73	$965,136,325	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as “fee” or “fee simple” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases, except as noted below or in the exceptions, if any, to representation and warranty number 34 on Annex D-1, representation and warranty number 34 on Annex E-1 and representation and warranty number 36 on Annex F-1 located on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex F-2, respectively, (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable options) and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Oxmoor Center Mortgage Loan (4.7%), the related ground lease contains customary lender protection provisions, provided, however, that it is silent as to the application of any related insurance proceeds or condemnation awards to either the repair or restoration of the related Mortgaged Property with the lender or a trustee appointed by it having the right to hold and disburse such proceeds or to the payment of the outstanding principal balance of the Mortgage Loan.

With respect to the Green Acres Mortgage Loan (2.8%), the Mortgage Loan is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a material portion of the related Mortgaged Property and (y) one or more fee interests in the remaining portion of the related Mortgaged Property. The leasehold interest in the Green Acres Mortgage Loan is one of the anchor tenant spaces (the “Walmart Parcel”, owned by one of the borrowers, Valley Stream Green Acres LLC (“Valley Stream”), representing approximately 8.3% of the net rentable square footage of the Mortgaged Property) pursuant to a 36-year ground lease, dated as of February 22, 1989 (the “Walmart Ground Lease”), between Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leased the Walmart Parcel back to Walmart. The term of the Walmart Ground Lease commenced on August 13, 1990 and expires on August 12, 2026, with two additional six-year extension options. Such extension options may be extended on behalf of Valley Stream by the lender pursuant to the estoppel delivered by Walmart. According to such estoppel, the base rent under the Walmart Ground Lease is a fixed amount equal to approximately $1,080,000 per annum (approximately $90,000 per month) during the initial term of the Walmart Ground Lease as determined in accordance with the terms of the Walmart Ground Lease and approximately $1,500,000 per annum (approximately $125,000 per month) during the extension terms. In addition, Valley Stream is required to return to Walmart a certain amount of any percentage rents paid by Walmart under the related space lease as part of the percentage ground lease rent.

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Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

COVID Considerations

The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the mortgage loans. As a result, we cannot assure you that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future.

See “Description of the Top 15 Mortgage Loans” on Annex A-3 for discussions of the impact of the COVID-19 pandemic on operations of certain tenants at the Mortgaged Properties.

See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than eleven (11) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, and such ESAs may have recommended continuing implementation of an operations and maintenance plan and, in some cases, minor cost abatements depending on the property use and/or age. For some of the mortgaged real properties, the related ESAs may have noted that onsite underground storage tanks or leaking underground storage tanks previously had been removed or closed in place or other types of potential or actual spills or releases may have occurred, and based on criteria such as experience with past investigations, cleanups or other response actions, the quantities or types of hazardous materials involved, the absence of significant risk, tank test results or other records, and/or other circumstances including regulatory closure, the ESAs did not recommend any further investigation or other action. In some such cases, even where regulatory closure was documented for past incidents the ESAs may have reported that requests to governmental agencies for any related files are pending. However, those ESAs nevertheless concluded that such incidents were not likely to be significant at the time they were prepared. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

With respect to the Brasswater Warehouse Portfolio Mortgage Loan (6.8%), the related ESA identifies as a controlled REC (“CREC”) for the 6500 East Fourteen Mile Road Mortgaged Property landfill activities conducted onsite from the late 1930s through the mid-1950s, which resulted in impacts to site soils and groundwater. These impacts were identified during the preparation of a Baseline Environmental Assessment (“BEA”) for the Mortgaged Property in 2021. A BEA allows the person(s) on whose behalf it is performed to purchase or begin operating at a property without taking on liability for historic impacts identified in the BEA. The BEA process requires the preparation of a Due Care Plan (“DCP”), which establishes requirements for the safe utilization of impacted property. The DCP prepared for the Mortgaged Property requires monthly indoor air methane monitoring; bi-annual surface cover inspections and maintenance as needed; notification of the impacts to third-party contractors, utilities, and easement holders; and notification to the governing authority prior to any change in use of the Mortgaged Property. Given the existence of the BEA and DCP, the ESA consultant concluded that no further action was warranted in relation to this matter; however, the consultant did recommend continued implementation of

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the DCP and its requirements, as well as recommended maintaining and then properly abandoning a test well that appeared to be associated with 2021 BEA activities.

With respect to the ExchangeRight Net Leased Portfolio #63 Mortgage Loan (5.3%), the related ESAs identified (i) two RECs at the Tops Friendly Market- Niagara Falls (Niagara), NY Mortgaged Property in connection with (x) (1) on-site soil contamination found during the construction of a current gasoline station operating at the Mortgaged Property for which the source remains unconfirmed and (2) a lack of information relating to the prior operation of a gasoline station at the Mortgaged Property between approximately 1946 and 1965 and the removal or closure of any related underground storage tank systems and (y) the length of time that the Mortgaged Property has been utilized as a gasoline station and the potential that releases from the related underground storage tank system may have affected the subsurface at the Mortgaged Property notwithstanding the lack of any documented reports of any petroleum discharges at the Mortgaged Property, provided that according to a Phase II subsurface investigative report dated May 11, 2023, neither volatile organic compounds nor polycyclic aromatic hydrocarbons were detected at concentrations above their respective regulatory cleanup objectives in soil samples collected and therefore no further action has been recommended at this time, (ii) a CREC at the Schnucks - Rockford (Charles), IL Mortgaged Property in connection with residual groundwater impacts, including naphthalene, resulting from a release of fuel oil in 1992 associated with certain former underground storage tanks for which regulatory closure has been granted, subject to a prohibition on the use of groundwater at the Mortgaged Property as a potable water supply source, (iii) two RECs at the Dollar General Plus – Ashland (Cottage), OH Mortgaged Property in connection with (x) potential subsurface impacts, including volatile organic compounds (VOCs), from prior printing operations at the Mortgaged Property for which there is a lack of information and for which a vapor encroachment condition cannot be ruled out and (y) potential impacts from the prior operation of a filling station and any related USTs at an adjoining property located hydrologically upgradient to the Mortgaged Property for which there is a lack of information and for which a vapor encroachment condition cannot be ruled out, provided, however, although a Phase II subsurface investigation report dated May 11, 2023 identified certain polycyclic aromatic hydrocarbons in groundwater at the Mortgaged Property in excess of applicable regulatory guidelines, the exceedances are not, according to the Phase II investigation, expected to represent a threat to human health and/or the environment at this time due to, among other things, the Mortgaged Property being served by a public water system and not being used as a source of drinking water and (iv) a REC at the Dollar General - Flint (Court), MI Mortgaged Property in connection with potential impacts at the Mortgaged Property, including a vapor migration risk, from the prior operations of a gas station and dry cleaner at an adjacent property that is currently listed as a Leaking Underground Storage Tank (LUST) site at which benzene, ethylbenzene, 2-methylnapthalene, 1,2,4-trimethylbenzene, 1,35 trimethylbenzene, and total xylenes have been identified in excess of applicable regulatory criteria, in connection with which a Phase II investigation dated May 11, 2023 identified certain groundwater and soil gas impacts at the Mortgaged Property, including ethylbenzene, trichloroethene and xylenes, in excess of certain applicable screening criteria for which further evaluation was recommended with respect to Volatilization to Indoor Air Pathway (VIAP) screening levels.

With respect to the 963 Atlantic Avenue Mortgage Loan (5.2%), the related ESA identifies as a CREC for the Mortgaged Property residual impacts to soil and groundwater associated with urban fill material and historic onsite operations that involved the use of USTs. The impacts were initially identified during investigations conducted prior to redevelopment in 2021 as required pursuant to the Mortgaged Property’s E-Designation status; a designation assigned as part of a re-zoning action that requires conducting environmental investigations and/or remediation before additional development may take place on a property. Remedial activities conducted to address the impacts at the Mortgaged Property included the removal of the USTs and the excavation of the entire Mortgaged Property to depths between 12-18 feet below grade. To address certain residual impacts that were allowed to remain in place at the Mortgaged Property, an engineered compositive cover system and a vapor barrier system were installed beneath the current improvements. Institutional controls and engineering controls were also placed on the Mortgaged Property that restrict the use of groundwater, restrict the disturbance of residually impacted soils, restrict certain uses of the Mortgaged Property without prior approval from the governing authority, and require the implementation of a Site Management Plan (“SMP”). In October 2022, the governing authority issued a Notice of Completion (“NOC”) for the impacts at the Mortgaged Property. The NOC

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requires that the engineering and institutional controls remain in place, that the Mortgaged Property be managed pursuant to the SMP, and that inspections be completed annually (beginning in 2023) with Certification Reports submitted every 10 years. The Mortgaged Property must also maintain its E-Designation registration. Based upon the issuance of the NOC and the engineering and institutional controls in place at the Mortgaged Property, the related ESA consultant did not recommend any further investigation into this matter, but did recommend continued implementation of the SMP and required inspections.

With respect to the Gateway Center South Mortgage Loan (5.2%), the related ESA identified a CREC related to the Mortgaged Property and the northern adjoining property having been historically used as landfill. Soil and groundwater impacts and concentrations of methane in soil vapor were reported in prior investigations. A sub-slab methane venting system was reported to be operational during site reconnaissance, and the balance of the Mortgaged Property is open air parking, pathways and landscaped areas. The cover system consists of impervious pavements and landscaped areas constructed in the early 2000s and mitigates exposure to potential residual contamination beneath the cover. The environmental consultant concluded that because impervious barriers and passive methane venting systems are in-place and operational that mitigate exposure to the reportedly impacted soil and groundwater and concentrations of methane in soil vapor, the historical use of the Mortgaged Property and northern adjoining property is considered a CREC.

With respect to the Mission Grove Plaza Mortgage Loan (3.8%), the related ESA identified certain RECs at the related Mortgaged Property in connection with (i) soil and groundwater impacts including, among other things, tetrachloroethylene (PCE) and trichlorethylene (TCE), resulting from prior dry cleaning operations at the Mortgaged Property that utilized chlorinated solvents, as well as the potential for a vapor intrusion risk and (ii) insufficient compliance records pertaining to certain USTs associated with the ongoing operation of a gasoline service station at the Mortgaged Property to rule out the potential that a release from the USTs may have affected the subsurface at the Mortgaged Property. According to a Phase II subsurface investigation and indoor air quality survey dated September 16, 2022, there is evidence of a release of chlorinated solvents from the former on-site dry cleaning operations impacting soil, soil gas, and groundwater at the Mortgaged Property, as well as sufficient indoor air concentrations to suggest that the impacts may pose the risk of adverse effects to the health of tenants at the Mortgaged Property (the “Existing Environmental Conditions”). According to a remedial cost estimate prepared by the related environmental consultant, the probable maximum estimated cost to remediate the Existing Environmental Conditions is $1,312,747 and the probable low estimated cost is $863,255.

With respect to the Harborside 2-3 Mortgage Loan (2.8%), the related ESA identified a CREC and historical REC for the Mortgaged Property associated with historic site operations and impacts to site soils and groundwater caused by contaminated historic fill material. From 1986 to 2013, various remedial investigations and actions were conducted to address the historic fill, including placing engineering controls consisting of improvements at the site, such as the building slab, concrete and asphalt paved areas and landscaping, over residually impacted soils. In 2022, an additional investigation was conducted in an area below the shared atrium of two buildings located on the Mortgaged Property, which identified additional, residual impacts to soils and groundwater attributed to historic fill material. A deed notice identifying the historic fill and associated engineering controls in place at the Mortgaged Property was recorded on February 17, 2023 and serves as an institutional control for the Mortgaged Property. In relation to soil impacts at the Mortgaged Property, a soil Remedial Action Permit (“RAP”), which establishes the obligations of the permittee with respect to soil related institutional controls and engineering controls, is required, and a RAP initial application was submitted to the governing authority on March 29, 2023. A groundwater Classified Exception Area (“CEA”), which serves as an institutional control by providing notice that there are groundwater impacts in a localized area, is also being prepared for the Mortgaged Property. Assuming issuance of the RAP and approval of the CEA by the governing authority, the related ESA consultant identified this matter as a CREC and did not recommend any further investigation; however, the ESA consultant did note that the institutional controls in place on the Mortgaged Property are to be maintained in perpetuity.

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With respect to the One & Two Commerce Square Mortgage Loan (2.3%), the related ESA identified a REC at the Mortgaged Property in connection with two active 3,500-gallon diesel underground storage tanks (“USTs”) installed more than 30 years ago and located in the parking garage at the Mortgaged Property. The environmental consultant reviewed the most recent tank integrity tests performed in 2022, including tightness tests which the UST passed. However, based on the age of the USTs and the potential for the USTs to impact the subsurface, the ESA concluded that the presence of the two active USTs represents a REC. In connection with the foregoing, the ESA recommended a limited subsurface investigation to be conducted in order to determine the presence or absence of soil, soil vapor, and/or groundwater contamination due to the presence of the current USTs at the Mortgaged Property. In addition, while not required under the related Mortgage Loan agreement, the related borrower sponsor obtained a premises environmental liability insurance policy covering the Mortgaged Property. The policy was issued by ACE American Insurance Company, has a $20,000,000 aggregate limit, a $10,000,000 per claim sublimit, a 3-year term ending in February 2024 (the Whole Loan has a maturity date of June 6, 2028), and a $50,000 deductible per claim.

With respect to the Hyatt Arcade Cleveland Mortgage Loan (2.6%), the related ESA identified a CREC in connection with the historic presence of dry cleaning operations at the Mortgaged Property. According to a Phase II subsurface investigation conducted in 2017, concentrations of tetrachloroethene were identified in vapor samples at the Mortgaged Property. While the concentrations fell below nonresidential criteria, the concentration of tetrachloroethene in a vapor sample exceeded residential criteria. However, no further action was recommended because the nonresidential criteria was the more appropriate standard given the Mortgaged Property’s nonresidential usage. The environmental consultant concurred with such findings but noted that should the Mortgaged Property’s usage change to residential or a higher level of confidence is required for current subsurface or air quality conditions, additional sampling is recommended.

With respect to the Teamshares Portfolio Mortgage Loan (1.8%), the related ESAs identified (i) a CREC at the AW Brown Pet & Garden Mortgaged Property in connection with residual petroleum-related soil and groundwater impacts including, among other things, total petroleum hydrocarbon (THP) and volatile petroleum hydrocarbon (VPH), from the prior operation of a transportation company at the Mortgaged Property, including former underground storage tanks and a waste oil disposal area, for which regulatory closure was granted based on, among other things, the existence of paving in applicable areas of the Mortgaged Property to restrict exposure to contaminants below grade and (ii) a CREC at the Karl’s Country Market Mortgaged Property in connection with residual petroleum-related soil and groundwater impacts including, among other things, benzene, 1,2-DCA, and ethylbenzene, from the prior operations of a gasoline station at the Mortgaged Property for regulatory closure was granted, provided that according to the ESA if any petroleum-contaminated soils that remain at the Mortgaged Property are disturbed in any manner it will be necessary to treat such soils in accordance with solid waste regulations of that time.

With respect to the Green Acres Mortgage Loan (2.8%), the related ESA identified six RECs at the Mortgaged Property related to the following: (i) historical auto repair operations and an associated oil/water separator used at the Mortgaged Property and reportedly removed, but for which no closure documentation was available, (ii) free product observed in a monitoring well at an adjacent property for which a responsible party unrelated to the borrower was identified, (iii) cases of petroleum impacts to soil and groundwater at adjacent properties for which responsible parties unrelated to the borrower were identified, and (iv) a vapor migration concern identified in connection with the Mortgaged Property’s long-term historic use of hazardous chemicals. The environmental consultant recommended no further action as of the date of the ESA, except that with respect to the RECs identified in (ii) and (iii) above, the environmental consultant recommended periodic file review until the adjacent properties obtain closure from the New York State Department of Environmental Conservation. The borrowers currently maintain an environmental insurance policy from Indian Harbor Insurance Company with a per incident limit of $25,000,000 and aggregate limits of $50,000,000. The current policy is for a three year term expiring in 2025. The borrowers are required to maintain a similar environmental insurance policy throughout the Mortgage Loan’s term and three years after the Mortgage Loan’s maturity date.

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With respect to the Westin Mount Laurel Mortgage Loan (1.8%), the related ESA identified a REC and CREC in connection with two active LUST sites at two neighboring properties for which responsible parties unrelated to the borrower were identified. The groundwater from both sites contained petroleum constituents above standards for testing done from 2014-2020; however, vapor intrusion risk is not expected to exist. Ongoing investigation and remediation of both sites is being conducted under the oversight of New Jersey Licensed Site Remediation Professions, Brilliant Environmental Services, LLC and Groundwater & Environmental Services, Inc. As no current or former owners of the Mortgaged Property have been identified as responsible parties, and no data or information alludes that any current or historic operations at the Mortgaged Property contributed to the identified contamination, the environmental consultant recommends (i) no further investigation, (ii) the borrower monitor the progress of response actions taken by the responsible parties until unconditional regulatory closure is granted and (iii) the borrower continue to provide the responsible parties and their consultants access to the Mortgaged Property.

With respect to the Scottsdale Fashion Square Mortgage Loan (1.0%), the related ESA identified a REC in connection with stained soil of unknown depth located in an area leased by Arcadia Water Company (“AWC” ) on which certain pumps and a 55-gallon drum of oil are located. Approximately 10 square feet of staining was observed on the concrete beneath the drum, and approximately 50 square feet of staining was observed on the unpaved surface adjacent to the drum. The environmental consultant recommended (a) that all stained and impacted soil be removed and confirmation sampling be conducted and (b) the 55-gallon drum should be placed in secondary containment and improved housekeeping and usage practices should be implemented to limit the potential for releases in the future. The borrower has delivered a demand to AWC to remediate the REC (the “Scottsdale Fashion Square Remediation Demand”). Pursuant to the related environmental indemnity agreement, the environmental indemnitor is required to (i) exercise commercially reasonable efforts to cause AWC to remediate the REC pursuant to the Scottsdale Fashion Square Remediation Demand and (ii) indemnify the lender from any losses arising out of or in any way relating to the REC, provided that the indemnitor’s maximum liability will not exceed $25,000. We cannot assure you that the remediation will be completed and/or that the lender will be indemnified pursuant to the environmental indemnity agreement.

With respect to the 70 Grand Avenue Mortgage Loan (0.8%), the related ESA identified a REC for the Mortgaged Property historic fill located on the southwest portion of the site. The composition of the historic fill is not known. Accordingly, the ESA consultant recommended conducting a Phase II subsurface investigation at the Mortgaged Property in order to confirm whether the onsite, historic fill may contain constituents that have impacted the Mortgaged Property. The ESA consultant estimated the cost of such Phase II investigation, as well as possible remedial action to achieve regulatory closure for any identified impacts, to be $55,000 to $80,000. In lieu of conducting a Phase II investigation, and to mitigate the potential of environmental liability associated with the historic fill, a Premises Environmental Liability (“PEL”) insurance policy, issued by SiriusPoint, was purchased at closing with Citi Real Estate Funding Inc. ISAOA, ATIMA as the named insured. The PEL, which has a term of eight years, includes a limit of liability of $1,000,000 (per claim and in the aggregate) and a $25,000 deductible.

With respect to the Riviera Terrace Mortgaged Property (0.6%), the related ESA identified a CREC related to a release of heating oil from a former heating oil underground storage tank and distribution system. After evaluation and remediation, in July 2008, the Alaska Department of Environmental Conservation (“ADEC”) concluded that no further remedial action was required and granted conditional closure. According to the 2008 documentation, petroleum impacts in soil and groundwater remained at concentrations above their respective cleanup levels; however various institutional controls were in place. Further investigations and remediation were conducted during 2009 through 2022. In 2018 ADEC updated the institutional controls to provide that if mobile homes are removed and remaining soils become accessible, ADEC must be notified. In addition, ADEC approved the decommissioning of remaining groundwater wells. According to information provided by a company retained to perform remediation, a plan is expected to be submitted to ADEC to remove the remaining soil pile offsite for treatment. The Mortgage Loan documents require the borrower, within 90 days of the origination date (subject to extension for additional 30 day periods for so long as the environmental indemnitors can provide the lender with reasonably satisfactory evidence that they are pursuing completion in a

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commercially reasonable manner, exercising good faith and due diligence, and in no event beyond the date that is 30 days prior to the commencement of an enforcement action by ADEC or any other person) to remove or cause to be removed the contaminated soil at the Mortgaged Property as described in the ESA and deliver or cause to be delivered to the lender a “no further action” or similar letter from ADEC unconditionally confirming that the contaminated soil has been removed to the satisfaction of ADEC and that no further action is required with respect to such soil removal and the applicable CREC.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”) required by the franchisors.

Below are descriptions of (a) certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance and (b) certain of such Mortgaged Properties that are subject to material PIPs.

With respect to the Harborside 2-3 Mortgage Loan (2.8%), the borrower is expected to undertake certain capital improvements at the Mortgaged Property anticipated to cost approximately $25,500,000. At origination of the Mortgage Loan, the borrower was required to reserve approximately $8,000,000 with the lender, and, if such amount on deposit at any time equals or is less than $5,000,000.00, borrower must make a deposit into the replacement reserve account in an amount that would cause the amount on deposit to equal approximately $10,000,000.00; provided, however, (i) to the extent that a true-up deposit would cause the amount on deposit to exceed the actual cost of any work set forth in the approved capital expenditures budget then remaining to be completed, the true-up deposit amount will be decreased on at dollar-for-dollar basis by such excess, and (ii) at such time as the amount on deposit exceeds the remaining budgeted capex costs, the borrower will have no further obligation to make replacement reserve true-up deposits. In addition, the borrower is required to undertake work to repair a sea wall on the Mortgaged Property, for which the borrower reserved approximately $25,000,000 with the lender at origination of the Harborside 2-3 Mortgage Loan. The borrower is also obligated to undertake certain elevator modernization and repair work for which the borrower reserved approximately $1,418,585 with the lender at origination of the Harborside 2-3 Mortgage Loan. In addition, the Harborside 2-3 Mortgage Loan documents include a completion guaranty delivered by the guarantors that guarantee the completion of, among other things, the sea wall repair, any capital improvements at the Mortgaged Property that are actually commenced and the elevator modernization and repair work. We cannot assure you that the expected capital improvements, repairs or other work will be completed as expected or at all.

With respect to the Hyatt Arcade Cleveland Mortgage Loan (2.6%), the Mortgaged Property is subject to a PIP consisting of lobby, suite and restaurant renovations, which are estimated to cost $1,535,000. On the origination date, the borrower deposited $1,750,000 into a reserve account in connection with such renovations. In addition, the related borrower sponsor provided a completion guaranty in connection with such renovations. We cannot assure you that the expected renovations will be completed as expected or at all.

With respect to the Miracle Mile Mortgage Loan (2.1%), the borrowers commenced an estimated $55.5 million renovation in January 2022 to update the exterior entrances, facades and interior common areas at the Mortgaged Property. The renovations include technology-based interactive elements, additional dining space and expanded entertainment offerings. The borrowers are also expected to add new high-resolution screens at the exterior entrances of the Mortgaged Property, along with interior digital advertising displays. The renovation is scheduled to be substantially complete by the summer of 2023, except for certain exterior signage which is not expected to be operational until the fall of 2023. As of June 1, 2023, an estimated $12,385,994 in renovations remained outstanding, including the addition of new high-resolution screens at the exterior entrances of the Mortgaged Property along with interior digital advertising displays. At origination, the related borrower sponsor delivered to the lender a guaranty of the

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borrowers’ obligation to deposit with the lender the estimated cost to complete the outstanding renovation work upon an event of default under the Mortgage Loan documents or a failure to complete such work within the time periods required under the Mortgage Loan documents. We cannot assure you that the foregoing renovations will be completed as expected or at all.

With respect to the Scottsdale Fashion Square Mortgage Loan (1.0%), the related borrower has commenced an estimated $85,000,000 renovation to the wing of the Mortgaged Property anchored by Nordstrom (the “Nordstrom Wing”) scheduled to include, among other things, (i) interior and exterior renovations, including (a) cosmetic enhancements to the interior finishings of all levels of the Nordstrom Wing, stone flooring, ceiling and column treatments, new escalators and new fixtures, furniture and accessories, (b) renovations to a porte cochere, cosmetic improvements, lighting updates, column treatments and a drive-lane reconfiguration to allow for two additional valet lanes, (ii) certain construction work required by leases associated with new and relocated tenants to and from the Nordstrom Wing (the “TI Work”), and (iii) the demolition of a three-story exterior rotunda (collectively, the “Nordstrom Wing Alteration”). The Mortgage Loan documents require the borrower to cause the substantial completion of (x) the Nordstrom Wing Alteration (except with respect to the TI Work) on or before December 31, 2025 and (y) certain work required with respect to the space leased by Hermes on or before July 1, 2024. At origination, the related borrower sponsors delivered a completion guaranty to the lender guaranteeing that the borrower will complete the Nordstrom Wing Alteration in all material respects (subject to any changes in the plans and specifications that the borrower may elect to undertake in its good faith prudent business judgment) in accordance with the terms and conditions of the Mortgage Loan documents.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller or other originator obtained a current (within six (6) months of the origination date of the Mortgage Loan, except with respect to the Back Bay Office Mortgage Loan (4.7%), as to which the date set forth in the appraisal is October 19, 2022) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”,
“—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines” and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

Engineering Reports

In connection with the origination of each Mortgage Loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within 12 months of the Cut-off Date. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—Bank of Montreal—BMO’s Origination

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Procedures and Underwriting Guidelines” and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each Mortgage Loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. In addition, certain Mortgaged Properties may be legal non-conforming uses that may be restricted after certain events, such as casualties, at the Mortgaged Properties. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines” and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 24 on Annex D-1, representation and warranty number 24 on Annex E-1 and representation and warranty number 26 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex F-2, respectively, for additional information.

Litigation and Other Considerations

There may be pending or threatened legal proceedings against, or other past or present criminal or adverse regulatory circumstances experienced by, the borrowers, the borrower sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation or condemnation proceedings.

With respect to the Harborside 2-3 Mortgage Loan (2.8%), in connection with work performed on the Mortgaged Property by the borrower’s predecessor-in-interest, there is an active litigation between the primary contractor (Plaza Construction LLC) and a subcontractor (Gamma USA, Inc.) relating to façade work performed by the subcontractor. Neither the borrower nor its predecessor-in-interest is named in the litigation, and the contract with the primary contractor was not assumed by the borrower in connection with its acquisition of the Mortgaged Property. The borrower’s predecessor-in-interest has held back the retainage owed to the primary contractor (approximately $996,842) in escrow with a title company pursuant to an escrow agreement between the borrower and its predecessor-in-interest, which retainage is to be released to the primary contractor upon resolution of said dispute. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.

With respect to the Austin Multifamily Portfolio Mortgage Loan (3.6%), the borrowers received from the Texas Department of Transportation, in connection with a street widening project, an offer to purchase a portion of the Orbit Apartments Mortgaged Property on November 18, 2021 and an offer to purchase a portion of the Starburst Apartments Mortgaged Property on February 2, 2022. On April 21, 2023, the related borrowers each entered into a Possession and Use Agreement granting the Texas Department of Transportation the exclusive use and possession of a portion of each Mortgaged Property in connection with the street widening project, and reserving the right of the State of Texas to acquire a real property interest in the Mortgaged Properties. The proposed acquisition has not been completed. We cannot assure you that any actual condemnation or acquisition would solely relate to the area that was proposed to be condemned or acquired.

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With respect to the Queens Crossing Mortgage Loan (2.1%), the related borrower and borrower sponsor acted as borrower and borrower sponsor for the prior loan secured by the related Mortgaged Property that was transferred to special servicing in July 2018 in connection with certain alleged non-monetary defaults. In April 2019, the lender under such prior loan filed a foreclosure action against the related borrower and the related borrower sponsor (the “Defendants”) alleging events of default including, among other things, that (i) in connection with the origination of the prior loan, the Defendants had disclosed materially false information and misrepresented the current and projected financial performance of the Mortgaged Property, including the current and projected rental income generated by the Mortgaged Property (which misrepresentations allegedly resulted in an inflated appraised value for the related Mortgaged Property and fraudulently induced the prior lender to make the prior loan) and (ii) over the course of several years during the term of the prior loan, the Defendants continued to submit certain financial documents and misleading rent rolls for the Mortgaged Property, which the prior lender relied on to treat the prior loan as though it was in good standing. Among other things, the Defendants allegedly (i) in connection with the origination of the prior loan (x) misrepresented (including through delivery of an allegedly falsified estoppel certificate purportedly executed by or on behalf of a tenant named Arheesu) that a certain space at the Mortgaged Property was leased to Arheesu with an annual base rent of approximately $700,000 (the “Arheesu Lease”), and (y) failed to disclose that the Arheesu Lease had already been terminated and that the related space was actually leased to a tenant named Shinkasu with a lower annual base rent of approximately $366,920, (ii) during the term of the prior loan, failed to disclose, in violation of the major lease provisions of the related loan documents, that in 2016 the borrower amended a parking garage lease with an affiliate of the borrower to reduce the annual base rent from $1,115,688 to $300,000, and (iii) terminated a signage lease with a second affiliate of the borrower, representing an annual base rent of $278,224, following notice from the New York City Department of Buildings that the lease of such signage to third-parties not in occupancy of the Mortgaged Property (as intended under the related lease) was prohibited. The prior lender also sought a deficiency judgment against the related borrower sponsor in the event proceeds from any foreclosure sale were less than the total indebtedness due. In connection with the foregoing, the borrower noted that (i) it disputed all of the above claims; (ii) any errors in disclosures at origination of the prior loan were unintentional; (iii) as early as 2015, the borrower was actively working with the master servicer for the related trust to address and correct any inconsistencies, including those referenced in the related complaint; and (iv) the debt service payment remained current throughout the duration of the 10-year term of the prior loan, including through the 2020 COVID pandemic. In July 2019, the parties reportedly entered into a settlement agreement that required the borrower to deliver an approximately $2.0 million letter of credit and agree to an approximately $4.0 million cash flow sweep and the lender under the prior loan filed a notice to discontinue the related foreclosure proceeding. Proceeds from the Mortgage Loan were used to pay off the prior loan in full.

With respect to the Storage Depot Portfolio Mortgage Loan (0.6%) and the Cityline Carlisle Storage Mortgage Loan (0.5%), two of the related borrower sponsors, George Thacker and Lawrence Charles Kaplan, and/or certain of their affiliates, are named defendants to (i) an action filed in 2018 by a former business partner (1) alleging (a) wrongful termination from the management of certain companies, (b) suspension of distributions of any income generated by such companies and (c) that the defendants paid themselves millions of dollars in unjustified and unearned compensation, used company assets for personal profit, diverted business opportunities and improperly diluted the plaintiff’s business interests and (2) seeking damages ranging between approximately $1.2 million and $68.0 million per claim, of which approximately $15.2 million in claims remains outstanding following the dismissal in October 2020 of any claims against Mr. Kapan and Mr. Thacker in their individual capacities (provided that the plaintiff has appealed such dismissal); as of May 31, 2023, the litigation remains open and the parties have entered into mediation, (ii) an action filed against an entity, CSG BSH Partners III, LLC (“CSB”), in which Mr. Kaplan holds a controlling ownership interest, (1) alleging certain violations of the Securities and Exchange Act of 1934 in connection with an alleged failure to disclose an ownership or financial interest in certain companies related an Internal Revenue Code rollover program that CSG was advising the plaintiffs on, including (a) fraudulent misrepresentation, (b) using manipulative or deceptive devices in connection with the purchase or sale of securities and (c) control person responsibility and (2) seeking damages of approximately $1.3 million, which action has been stayed pending its resolution pursuant to ongoing arbitration and (iii) an action (1) alleging (a) breach of contract, (b) unjust enrichment and (c)

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breach of the covenant of good faith and fair dealing in connection with Mr. Kaplan’s alleged concealment of revenue a company collected in order to deprive the plaintiff of his share of such revenue pursuant to a revenue sharing arrangement based on the plaintiff’s efforts to generate business for such company and (2) seeking (a) damages of at least $1.0 million for each claim and (b) a declaration that the plaintiff is entitled to receive 50% of the gross revenue generated by any transactions the plaintiff origination.

We cannot assure you that any such proceeding would not have an adverse effect on, or provide any indication of the future performance of the borrowers, borrower sponsors and managers related to, the Mortgage Loans.

With respect to certain of the Mortgage Loans, the related borrower, borrower sponsor, guarantor and/or their respective affiliates may be subject to multiple pending lawsuits, for claims related to, among other things, torts, negligence, personal injury, and premises liability. Such legal proceedings and other disputes may be covered by insurance. We cannot assure you that any such insurance will be adequate to cover litigation, disputes and related expenses. In addition, certain types of litigation may not be covered by insurance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Loan Purpose

Thirty-one (31) of the Mortgage Loans (76.8%) were, in whole or in part, originated in connection with the borrower’s refinancing of a previous mortgage loan secured by the Mortgaged Property.

Six (6) of the Mortgage Loans (18.8%) were, in whole or in part, originated in connection with the borrower’s acquisition of the related Mortgaged Property.

One (1) of the Mortgage Loans (4.4%) was, in whole or in part, originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Default History, Bankruptcy Issues and Other Proceedings

With respect to certain of the Mortgage Loans prior to the date of origination, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure, short sale, loan restructuring, forbearance agreement, or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff. For example, within approximately the last 10 years, with respect to the 20 largest Mortgage Loans:

●	With respect to the Gateway Center South Mortgage Loan (5.2%), affiliates of the borrower sponsor, The Related Companies, L.P., have experienced prior defaults and foreclosures on commercial mortgage loans. In particular, the borrower sponsor has reported that, during the last ten years, affiliates of the borrower sponsor have experienced the following defaults and foreclosures: a securitized commercial mortgage loan in the amount of approximately $26,000,000 was foreclosed in August 2021, a mortgage loan secured by a mixed income multifamily development was subject to a forbearance agreement until the sale of the property in May 2019 and a securitized commercial mortgage loan defaulted in April 2013.
●	With respect to the Tru by Hilton Orlando Mortgage Loan (3.5%), the related non-recourse carveout guarantor filed a voluntary Chapter 7 bankruptcy in July 2013 in connection with
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defaults and foreclosures on commercial mortgage loans. The bankruptcy was discharged in February 2014.

●	With respect to the Harborside 2-3 Mortgage Loan (2.8%), the borrower sponsors and nonrecourse carveout guarantors, Mark Karasick and Michael Silberberg, are also the guarantors under a mortgage loan and two mezzanine loans in the aggregate amount of approximately $677,500,000, secured in part by the AON Building in Chicago, Illinois, which loans mature in July 2023. These loans were transferred to a special servicer due to a disagreement over the terms of the lenders’ conditional approval of a tenant lease (the term of which does not commence until 2025). Mr. Karasick has been involved in (1) a loan relating to a factory building in Long Island City, New York in which the borrower filed a Chapter 11 Bankruptcy plan which resulted in the conveyance of the related building to the borrower’s mezzanine lender; (2) a loan relating to One Executive Campus in Cherry Hill, New Jersey for which a consensual deed in lieu was tendered in settlement of a foreclosure proceeding in 2015; (3) a loan relating to the Former HSBC Building in Buffalo, New York which was subject to a foreclosure in 2015 after the borrower was unable to refinance the debt at loan maturity; and (4) a loan relating to 400 West Market in Louisville, Kentucky for which a maturity default occurred on January 6, 2023. Additionally, Mr. Silberberg is also the guarantor on a loan in the original principal amount of $164,000,000 (the “Civic Opera Building Loan”), which is evidenced by promissory notes held by (i) Wells Fargo Bank, National Association, as Trustee for the Benefit of the Registered Holders of JPMBB Commercial Mortgage Securities Trust 2015-C31, Commercial Mortgage Pass-Through Certificates, Series 2015-C31 and (ii) Wilmington Trust, National Association, as Trustee for the Benefit of the Registered Holders of JPMBB Commercial Mortgage Securities Trust 2015-C32, Commercial Mortgage Pass-Through Certificates, Series 2015-C32. The lenders of the Civic Opera Building Loan commenced foreclosure proceedings on August 21, 2021. Additionally, on March 31, 2023, the special servicer sent a notice to Mr. Silberberg alleging (x) a breach of the loss recourse provision set forth in the Civic Opera Building Loan documents as a result of two mechanics liens being filed against the subject property and (y) a breach of the full recourse provision set forth in the Civic Opera Building Loan documents as a result of a violation of SPE provisions prohibiting the incurrence of indebtedness in violation of the Civic Opera Building Loan documents. In addition, Mr. Silberberg was involved in a non-recourse mortgage loan with respect to Kmart Plaza, Mattydale, NY which is subject to a foreclosure action.
●	With respect to the Green Acres Mortgage Loan and the Scottsdale Fashion Square Mortgage Loan (collectively, 3.8%), within approximately the last 10 years, affiliates of The Macerich Partnership, L.P., the borrower sponsor for the Green Acres Mortgage Loan and one of the borrower sponsors for the Scottsdale Fashion Square Mortgage Loan, including through joint ventures, obtained certain commercial mortgage loans secured by retail properties. Those affiliates subsequently defaulted under those loans. The loans include a $84,000,000 non-recourse CMBS loan backed by a regional shopping mall, a $35,000,000 non-recourse CMBS loan backed by a regional shopping mall, and a $37,000,000 CMBS loan backed by a regional shopping mall. These financed properties were either transferred to the special servicer by deed-in-lieu of foreclosure or to receivership. In addition, a $19,000,000 CMBS loan secured by a regional shopping mall went into maturity default in November 2022 and is in the process of being transferred to a receiver.
●	With respect to the Heritage Plaza Mortgage Loan (3.3%), affiliates of the borrower sponsor have experienced prior defaults, including a default in February 2023 on commercial mortgage loans secured by two office properties in downtown Los Angeles having existing debt of approximately $784 million. In addition, an affiliate of the borrower sponsors recently defaulted on a securitized commercial mortgage loan in the amount of $161 million secured by multiple office buildings located mostly in the Washington, D.C. area.
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Eight (8) of the Mortgage Loans (25.9%) (i) were refinancings in whole or in part of prior loans (or refinancings of bridge loans that in turn refinanced prior loans) that were secured by, or mezzanine loans that were secured by interests in the owner of, the related Mortgaged Property, which prior loan was in default at the time of refinancing and/or otherwise involved a discounted pay-off, maturity extension, short sale or other restructuring or (ii) provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming an REO property, as described below:

●	With respect to the Gateway Center South Mortgage Loan (5.2%), the prior loan secured by the related Mortgaged Property matured on March 6, 2023 and was in maturity default and placed into special servicing in connection with the borrower’s request for a forbearance prior to the origination of the current Mortgage Loan. The prior loan was repaid in full on May 24, 2023, concurrently with the origination of the current Mortgage Loan.
●	With respect to the Back Bay Office Mortgage Loan (4.7%), the prior mortgage loan secured by the related Mortgaged Property was scheduled to mature in December 2022. The borrower obtained an extension of the maturity date in order to obtain further time to refinance the Mortgaged Property, in return for a paydown of approximately $59.9 million on the prior mortgage loan. The Mortgage Loan repaid the remaining principal balance of the prior mortgage loan in full.
●	With respect to the Oxmoor Center Mortgage Loan (4.7%), the Mortgaged Property previously secured a securitized loan that went into maturity default in June 2021 and was transferred to special servicing. The term of the prior loan was subsequently extended to June 2023 and such loan was transferred back to master servicing. Proceeds from the Mortgage Loan paid off the prior loan in full. In addition, affiliates of the related borrower sponsor have reportedly sponsored other real estate properties securing loans that have been or are currently in default including (i) an office property in Los Angeles known as Gas Tower Company securing a securitized loan with an approximate principal balance of $350,000,000 that has two related mezzanine loans with an aggregate principal balance of approximately $115,000,000, (ii) a second office property in Los Angeles known as 777 Tower securing a loan with an approximate principal balance of $290,000,000 and (iii) certain office properties in proximity to Washington, D.C., securing loans with an aggregate outstanding balance of approximately $161,400,000.
●	With respect to the 1001 McKinney Mortgage Loan (3.2%), the related borrower sponsor was a prior lender under a prior loan with an original principal balance of approximately $61.0 million secured by the related mortgaged property that went into default and was subject to a deed-in-lieu of foreclosure, pursuant to which the related borrower sponsor acquired title to the mortgaged property in April 2023. The current property manager, TRC Properties, LLC (which is unaffiliated with the current borrower sponsor), was a borrower sponsor under the prior defaulted loan.
●	With respect to the Green Acres Mortgage Loan (2.8%), the Mortgaged Property previously secured a securitized mortgage loan with an original maturity date of February 3, 2021. Following the borrower’s request for an extension of the maturity date in November 2020, the prior loan was transferred to special servicing in December 2020 due to the imminent loan maturity. In February 2021, the term of the prior loan was extended to February 3, 2022 and such loan was transferred back to master servicing. In or around February 2022, the term was further extended to February 3, 2023. In January 2023, the Mortgage Loan paid off the prior loan in full.
●	With respect to The Widener Building Mortgage Loan (2.4%), the Mortgaged Property previously secured a securitized mortgage loan with an original maturity date in December 2022. The borrower requested a 120-day extension of the maturity date on December 6, 2022 but was only granted a 60-day extension. Prior to the extended maturity date, the previous lender commenced foreclosure proceedings after not granting the borrower’s
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request for an additional six-month extension of the maturity date. In connection with the payoff of the prior loan with The Widener Building Mortgage Loan proceeds, the previous lender agreed to dismiss the foreclosure proceedings.

●	With respect to the Queens Crossing Mortgage Loan (2.1%), the related borrower and borrower sponsor acted as borrower and borrower sponsor for the prior loan secured by the related Mortgaged Property that was transferred to special servicing in July 2018 in connection with certain alleged non-monetary defaults. In April 2019, the lender under such prior loan filed a foreclosure action against the related borrower and the related borrower sponsor alleging certain events of default described under “Description of the Mortgage Pool—Litigation and Other Considerations”. In July 2019, the parties reportedly entered into a settlement agreement that required the borrower to deliver an approximately $2.0 million letter of credit and agree to an approximately $4.0 million cash flow sweep and the lender under the prior loan filed a notice to discontinue the related foreclosure proceeding. Proceeds from the mortgage loan were used to pay off the prior loan in full.
●	With respect to the Platinum Tower Mortgage Loan (0.9%), the prior loan secured by the related Mortgaged Property, with a principal balance of approximately $32.75 million, was provided by JPMCB (and subsequently contributed to the JPMCC 2013-C10 securitization trust). The prior loan was transferred to the special servicer effective January 31, 2023 for imminent maturity default. The prior loan failed to pay off at the stated maturity in February 2023. JPMCB subsequently provided financing in the form of the Platinum Tower Mortgage Loan originated on May 26, 2023, paying off the prior loan in full with no discount.

With respect to certain of the Mortgage Loans, related borrowers, sponsors and/or key principals (or affiliates thereof) may previously have been the subject of personal bankruptcy proceedings, or a related Mortgaged Property has previously been involved in a borrower, principal or tenant bankruptcy.

In addition, certain borrower sponsors of mortgage loans secured by office properties have been the subject of concentrated and material stress-related events with respect to their office properties in the recent past that, in the aggregate, pose a unique risk to such sponsor, including, with respect to the Platinum Tower Mortgage Loan (0.9%), that a related borrower sponsor has been the sponsor with respect to a number of mortgage loans secured by office properties which have recently experienced, or are currently subject to, servicer monitoring/watchlists, cash traps, delinquency events, transfers to special servicing, and/or foreclosures/deeds-in lieu.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have single tenants as set forth below:

●	Thirty-nine (39) of the Mortgaged Properties (24.7%) securing, in whole or in part, seven (7) Mortgage Loans, are leased to a single tenant.
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●	Excluding Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 7.8% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations (among the five (5) largest tenants (based on net rentable area)) across multiple Mortgaged Properties securing 5.0% or more of the Initial Pool Balance (based on allocated loan amount), as set forth below:

●	Macy’s is a tenant at each of the Oxmoor Center, the Green Acres and the Scottsdale Fashion Square Mortgaged Properties (collectively, 8.5%).
●	BJ’s Wholesale Club is a tenant at each of the Gateway Center South and the Green Acres Mortgaged Properties (collectively, 8.0%).
●	H&M is a tenant at each of the Oxmoor Center and the Miracle Mile Mortgaged Properties (collectively, 6.7%).
●	Dick’s Sporting Goods is a tenant at each of the Oxmoor Center and the Scottsdale Fashion Square Mortgaged Properties (collectively, 5.7%).

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial, Multifamily and Manufactured Housing Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the five (5) largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top 5 tenants at a particular Mortgaged Property, as identified on Annex A-1, have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the retail, office, mixed use (excluding any multifamily component) and industrial Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.
●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, such Mortgaged Properties are occupied by a single tenant
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under a lease that expires prior to, or within one year of, the maturity date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Mortgage Loan Maturity Date
5542 Grand River	1.3%	12/31/2028	7/6/2028
●	With respect to the Mortgage Loans shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property or portfolio of Mortgaged Properties (excluding Mortgaged Properties leased to a single tenant set forth in the bullet above) expire in a single calendar year prior to, or within one year of, the maturity date of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to the maturity date of the related Mortgage Loan.
Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Leased SF Expiring	Calendar Year of Expiration	Mortgage Loan Maturity Date
Gateway Center South	5.2%	66.8%	2027	6/5/2028
●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity date of the related Mortgage Loan.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores. We cannot assure you that any other tenant or anchor tenant at a Mortgaged Property will not close stores, including stores at or near the Mortgaged Property.

Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property, or the Mortgaged Property is not (or is estimated not to be) capable of being rebuilt, within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor, (x) if the tenant fails to meet certain sales targets or other business objectives for a specified

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period of time, (xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases, (xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time, or (xiii) based upon contingencies other than those set forth in this “—Lease Expirations and Terminations” section. In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable Mortgaged Property are permitted, an unaffiliated or affiliated third party. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full rent.

In addition, certain of the tenant leases permit the related tenant, effective prior to (or within one year of) the maturity date of the related Mortgage Loan, to unilaterally terminate its lease or otherwise reduce its leased space upon providing notice of such termination within a specified period prior to the termination date of the related lease. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the ExchangeRight Net Leased Portfolio #63 Mortgage Loan (5.3%), the sole tenant at the BioLife – Pearland (Kirby), TX Mortgaged Property, BioLife Plasma Services L.P., has the right to terminate its lease at any time upon providing 30 days prior written notice and payment of a termination fee calculated in accordance with the related lease agreement.
●	With respect to the Back Bay Office Mortgage Loan (4.7%), the second largest tenant, DraftKings Inc., which leases 9.7% of the net rentable area, has the right to terminate its lease as of the last day of the seventh lease year (March 10, 2026) with between 18 to 21 months’ written notice and the payment of a termination fee equal to three months of base rent for the period immediately following the termination date and the unamortized transaction costs. The fourth largest tenant, Cooley, which leases 5.6% of the net rentable area, has the right to terminate its space on the first floor (14,562 SF) as of May 31, 2025 with between 12 to 18 months’ written notice and the payment of a termination fee.
●	With respect to the One & Two Commerce Square Mortgage Loan (2.3%), (a) the fourth largest tenant at the Mortgaged Property, Wolters Kluwer Health, Inc., representing approximately 3.4% of the net rentable square footage, has the right to terminate its lease effective March 31, 2026 by providing notice on or before September 30, 2024 and paying a termination fee; and (b) the fifth largest tenant at the Mortgaged Property, Jazz Pharmaceuticals, Inc., representing approximately 3.1% of the net rentable square footage, has the right to terminate its lease effective December 31, 2025 by providing notice on or before December 31, 2024 and paying a termination fee.

Certain of the tenant leases may permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants by net rentable

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square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance:

●	With respect to the Gateway Center South Mortgage Loan (5.2%), with respect to the third largest tenant, Marshalls, which leases approximately 9.9% of net rentable area, if the Gateway shopping center (defined in the lease to include the Mortgaged Property and non-collateral anchors Target and Home Depot) does not have at least 200,000 square feet of floor area open and operating for a period of 365 continuous days operating under any or all of a specified list of store chain names, which includes, among others, Best Buy, Old Navy, Staples, Home Depot (non-collateral), Target (non-collateral), BJ’s Wholesale Club, and tenants of comparable quality operating under a tradename with at least 100 locations, Marshalls will have the right to pay in lieu of minimum and percentage rent an amount equal to the lesser of (i) minimum rent and (ii) 2.00% of gross sales. In addition, if such circumstance continues for an additional 270 consecutive days, Marshalls may terminate its lease at any time during the 90 consecutive days following such 270 day period by notice to the landlord; provided that if the tenant does not exercise such right during such 90 day period, then it will be required to resume paying minimum and percentage rent under its lease. With respect to the fifth largest tenant, Old Navy, which leases approximately 7.6% of net rentable area, the lease provides for “Co-Tenancy Requirements” that are satisfied only if either (A) at least two anchor “Key Stores,” which include Home Depot (non-collateral), Target (non-collateral) and BJ’s Wholesale Club and at least one big box “Key Store,” which includes Marshalls, Best Buy, Bed Bath & Beyond or Staples or (B) at least one anchor Key Store and at least two big box Key Stores remain open for business. If a failure to satisfy the Co-Tenancy Requirements occurs for a continuous period of 12 months with respect to anchor Key Stores, or six months, with respect to big box Key Stores, then immediately thereafter the tenant may pay, in lieu of fixed and percentage rent, an amount equal to 50% of the then applicable fixed rent. If a failure to satisfy the Co-Tenancy Requirements occurs for a continuous period of 18 months with respect to anchor Key Stores, or 12 months, with respect to big box Key Stores (the “Termination Accrual Date”), then, in addition to paying alternative rent, Old Navy will have the right to terminate its lease within 60 days following the Termination Accrual Date, and within 60 days of each anniversary of the Termination Accrual Date on which such conditions continue; but will not be permitted to pay alternative rent for more than 12 months with respect to any single failure to satisfy the Co-Tenancy Requirements. Bed Bath & Beyond filed for bankruptcy, is dark in its space and no longer paying rent, and has a lease expiration date in 2024; the lender has underwritten this tenant as vacant.
●	With respect to the Oxmoor Center Mortgage Loan (4.7)%, the second largest tenant, Von Maur (representing approximately 17.3% of the net rentable area at the Mortgaged Property), has a right to terminate its lease if, for a period of 365 consecutive days, (i) the borrower fails to operate the Mortgaged Property as regional shopping center with at least either (x) 70% of the small shop space on the first floor or (y) 80% of the small shop space in the east-west corridor of a certain area of the first floor described in the related lease, in either case, open and leased under leases having an initial term of at least two years, and (ii) at least two of certain tenants identified in the related lease (or their permitted successors or assigns) are not open and operating at the Mortgaged Property. In addition, the fourth largest tenant, Dick’s Sporting Goods (representing approximately 8.8% of the net rentable area of the Mortgaged Property), has a right to pay, in lieu of rent, an amount equal to the lesser of (i) 2% of gross sales monthly or (ii) the monthly base rent if (1) at least two of certain tenants identified in the related lease (or their permitted successors and assigns) are not in operation of a retail department store (or if any such tenant has ceased operating, a replacement tenant satisfying certain conditions set forth in the related lease is not in operation of a non-discount department store) in at least 80% of the area of each of their respective stores (excluding certain third level space) and (2) at least either (a) 70% of the floor area of the lower level of the Mortgaged Property (exclusive of Dick’s Sports Goods building and all department store buildings) is not open for business for at least 90 days or (b) 80% of the floor area of the
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stores located on a portion of the lower level of the Mortgaged Property described in the related lease are not open for business for at least 90 days. If such conditions exist for over six months, Dick’s Sporting Goods has the right to terminate its lease.

In addition, certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account the 5 largest tenants based on net rentable square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or in cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

●	With respect to the 12800 Culver Boulevard Mortgage Loan (7.8%), the related lease provides that the sole tenant at the Mortgaged Property, DIRECTV, LLC (“DIRECTV”), has no obligation to continuously occupy or operate its or any other business in all or any portion of the Mortgaged Property, provided, however, during any material period of non-occupancy or non-operation DIRECTV will remain obligated to perform all of its obligations under the lease, including the payment of base rent and additional rent.
●	With respect to the Gateway Center South Mortgage Loan (5.2%), the tenant, Bed Bath & Beyond, which leases 10.6% of the net rentable area, is bankrupt, has gone dark in its space and is no longer paying rent. The tenant was underwritten as vacant.
●	With respect to the Back Bay Office Mortgage Loan (4.7%), the largest tenant, Wayfair, which leases 27.8% of the net rentable area has gone dark in its space; however, as of the origination date such tenant was paying full rent.

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses.

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. In addition, one or more leases at certain Mortgaged Properties representing less than 5% of the base rent could also have these types of risks.

Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Tenant(s)	% of Net Rentable Area	% of U/W Base Rent
The Widener Building	2.4%	Philadelphia Municipal Court - Criminal Division(1)	45.3%	48.0%
The Widener Building	2.4%	First Judicial District of PA	11.0%	10.8%

(1)	Subject to the related borrower’s right to cure (which voids any tenant termination), if at any time, such borrower or such borrower’s parent company(ies) become indebted to the City of Philadelphia, for or on account of taxes, liens, judgments, fees or other debts for which no written agreement or payment play satisfactory to the City of Philadelphia has been established, the tenant may terminate its lease upon 10 days written notice.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

Certain of the tenant leases may permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Terminations” section.

See “Description of the Top 15 Mortgage Loans” on Annex A-3 to this prospectus for more information on material termination options relating to the largest 15 Mortgage Loans.

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Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation or may be underwritten based on straight-line rents. For example, with respect to (i) tenants that are one of the 5 largest tenants by net rentable square footage at a Mortgaged Property securing one of the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or (ii) tenants individually or in the aggregate representing more than 25% of the net rentable square footage at any Mortgaged Property:

●	With respect to the Back Bay Office Mortgage Loan (4.7%) at origination approximately $9,854,159 was deposited into a free rent reserve, representing free or gap rent for six tenants including the third largest tenant, Summit Partners, which leases approximately 6.1% of the net rentable area, and is in a free rent period for 54,416 square feet of its space through November 2023. We cannot assure you any such tenant will begin paying rent as expected or at all.
●	With respect to the Mission Grove Plaza Mortgage Loan (3.8%), a tenant, EOS Fitness, has executed a lease for approximately 37,651 square feet at the related Mortgaged Property, but is not yet in occupancy pending the completion of its related build-out. EOS Fitness is expected to take occupancy in April 2024 (the “EOS Fitness Commencement Date”) and is entitled to a four-month rent abatement period following the EOS Fitness Commencement Date. We cannot assure you that EOS Fitness will take occupancy or begin paying rent as expected or at all.
●	With respect to the Harborside 2-3 Mortgage Loan (2.8%), the third largest tenant, Collectors Universe, representing approximately 8.2% of the net rentable area, is in a free rent period through November 28, 2023. We cannot assure you any such tenant will begin paying rent as expected or at all.
●	With respect to the Heritage Plaza Mortgage Loan (3.3%), the largest tenant, EOG Resources Inc., representing approximately 32.5% of the net rentable area, is in a free rent period through August 31, 2023. We cannot assure you that such tenant will begin paying rent as expected or at all.
●	With respect to the 1001 McKinney Mortgage Loan (3.2%), the largest tenant, SBSB Law, P.L.L.C., currently occupies approximately 37,696 square feet (the “Existing SBSB Office Space”), provided, however, that SBSB Law, P.L.L.C. has executed a lease amendment (the “SBSB Lease Amendment”) to expand the Existing SBSB Office Space by adding approximately 59,970 square feet (the “SBSB Expansion Office Space”), provided, further, that upon the addition of the SBSB Expansion Office Space, SBSB Law, P.L.L.C. is required to surrender a portion of the Existing SBSB Office Space totaling approximately 20,382 square feet, resulting in a total anticipated occupancy of 79,204 square feet. According to the SBSB Lease Amendment, (i) the commencement date for the SBSB Expansion Office Space will occur upon the borrower’s substantial completion of the related build-out, with an estimated commencement date (as may be extended due to construction-related delays) for (i) 20,001 square feet on the 11th floor in July 2023 (the “Floor 11 Space”), (ii) 20,001 square feet on the 12th floor in July 2023 (the “Floor 12 Space”) and (iii) 19,968 square feet on the 13th floor in November 2023 (the “Floor 13 Space”), and (ii) SBSB Law, P.L.L.C. is entitled to a 10-month rent abatement with respect to each of the Floor 11 Space, the Floor 12 Space and the Floor 13 Space following such commencement date and (iii) SBSB Law, P.L.L.C. is entitled to a 9-month abatement with respect to 17,314 square feet of the Existing SBSB Office Space located on the 14th floor commencing on January 1, 2023. In addition, the fourth largest tenant, Perkins & Will, currently occupies approximately 19,968 square feet (the “Existing Perkins Space”) but has executed a lease amendment (the “Perkins Lease Amendment”) to relocate to a new space totaling approximately 15,305 square feet (the “New Perkins Space”). According to the Perkins Lease Amendment, (i) the lease will commence
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with respect to the New Perkins Space by August 1, 2023 (the “Relocated Premises Commencement Date”) and Perkins & Will will be required to vacate the Existing Perkins Space within 14 days after the Relocated Premises Commencement Date and (ii) Perkins & Will will be entitled to a rent abatement with respect to the New Perkins Space for months 1-12 and months 60-66 after the Relocated Premises Commencement Date. At origination, the borrower deposited approximately $3,122,724 with the lender in a free rent reserve in connection with the foregoing rent abatement periods. We cannot assure you that such tenants will take occupancy of or commence paying rent on their new space as expected or at all.

See “—COVID Considerations” for a description of tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy that have requested and/or received rent relief, such as rent abatement and/or deferred rent, if any.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, among the 5 largest tenants (based on net rentable area) at the 15 largest Mortgage Loans or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

●	With respect to the Brasswater Warehouse Portfolio Mortgage Loan (6.8%), the sole tenant at the 30450-30500 Little Mack Avenue Mortgaged Property, Blue Bell Mattress Company, subleases its entire premises from the sublandlord, Art Van Furniture, LLC pursuant to a sublease agreement dated December 8, 2017. The sublease commenced on March 31, 2018 and expires in February 2037. Blue Bell Mattress Company further subleases its entire premises to Anji Logistics USA, Inc. pursuant to a sub-sublease agreement effective October 1, 2020, which expires November 30, 2025.
●	With respect to the Back Bay Office Mortgage Loan (4.7%), the largest tenant, Wayfair, which leases 27.8% of the net rentable area (and has gone dark in its space) has subleased 19,523 square feet of its space to Drift.com through December 31, 2024. In addition, Wayfair is currently marketing approximately 156,436 square feet of its remaining space for sublease.
●	With respect to the One & Two Commerce Square Mortgage Loan (2.3%), the largest tenant at the Mortgaged Property, Price Water House Coopers LLP, which leases approximately 7.3% of the net rentable area and represents 9.4% of the underwritten gross rent, has subleased 23,037 square feet of its space to Jewish Federation of Greater Philadelphia, which sublease is scheduled to expire April 29, 2030.
●	With respect to the One & Two Commerce Square Mortgage Loan (2.3%), the third largest tenant, Pond Lehocky Giordano Disability, which leases approximately 3.5% of the net rentable area and represents 3.8% of the underwritten gross rent, has subleased 15,838 square feet of its space to Morgan & Morgan Philadelphia, LLC, which sublease is scheduled to expire January 31, 2036.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

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Purchase Options and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

With respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the 12800 Culver Boulevard Mortgage Loan (7.8%), the sole tenant at the related Mortgaged Property, DIRECTV, LLC, has a right of first offer to purchase the Mortgaged Property in the event of a proposed sale or transfer of all or any portion the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure, deed-in-lieu of foreclosure or the first subsequent transfer immediately following a foreclosure or deed-in-lieu of foreclosure.
●	With respect to the ExchangeRight Net Leased Portfolio #63 Mortgage Loan (5.3%), the following tenants have a right of first offer (“ROFO”) and/or right of first refusal (“ROFR”) in the event of a proposed transfer of the related Mortgaged Property: (i) Daybreak Market with respect to the Daybreak Market - Pace (Hwy 90), FL Mortgaged Property, (ii) Tractor Supply with respect to the Tractor Supply - Waretown (Rte 9), NJ Mortgaged Property, and (iii) Dollar General with respect to each of the Dollar Tree - Moore (Eastern), OK Mortgaged Property and the Dollar General - Flint (Court), MI Mortgaged Property. With respect to the Daybreak Market - Pace (Hwy 90), FL Mortgaged Property, the related ROFR has been waived in connection with a foreclosure or deed-in-lieu of foreclosure pursuant to a subordination, non-disturbance and attornment agreement (“SNDA”). With respect to the remaining Mortgaged Properties, although the each of the related leases has been generally subordinated to the Mortgage Loan documents pursuant to an SNDA, none of the related ROFOs and/or ROFRs has been expressly waived in connection with a foreclosure or deed-in-lieu of foreclosure.
●	With respect to the 500 Charles Ewing Boulevard Mortgage Loan (4.4%), the sole tenant at the Mortgaged Property, Church & Dwight, has a right of first offer with respect to the Mortgaged Property. In October 2013, the landlord delivered a first offer notice (the “First Offer Notice”, and such offer, the “First Offer”) to Church & Dwight in accordance with its lease, and Church & Dwight elected not to exercise such right of first offer with respect to the First Offer Notice. If the borrower desires to sell the Mortgaged Property to another party free of any mortgage indebtedness at an all-cash price with terms substantially more favorable to the buyer (described in the lease as an offer with a net effective purchase price of 5% or more lower than that of the First Offer), then the borrower must first re-offer to sell the Mortgaged Property to Church & Dwight on such favorable terms (“Re-Offer”), and such Re-Offer must be accepted by Church & Dwight, if it so chooses, within 15 business days following such Re-Offer. After presenting such Re-Offer to Church & Dwight, if the borrower fails to (i) enter into a purchase agreement with a third party within six months after the date of such Re-Offer or (ii) consummate such sale within six months from the date of execution of any such purchase agreement, then the borrower must promptly notify Church & Dwight of such failure. If after such period the borrower again desires to sell the Mortgaged Property, then Church & Dwight’s right of first offer will be reinstated and the borrower must again re-offer to sell the Mortgaged Property in accordance with the above-referenced provisions. Such right of first offer does not apply with respect to a transfer of the Mortgaged Property to or from any party holding any mortgage or in consequence of any foreclosure sale or deed in lieu thereof or any sale transaction in connection with any of the foregoing.

In addition, with respect to the Mortgage Loans not included in the 15 largest Mortgage Loans, the 60 Warren Street Mortgaged Property (0.5%) is subject to a purchase option, a right of first refusal and/or a right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or its leased premises. Such rights are held by certain tenants, subtenants, sellers, franchisors, property

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managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties. The related right generally does not apply in the context of a foreclosure, deed-in-lieu or other exercise of remedies under the Mortgage Loan documents, though such rights may apply to subsequent purchasers following a foreclosure, deed-in-lieu or other exercise of remedies under the mortgage loan documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties may be leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Select Parking NYC Portfolio Mortgage Loan (3.5%), Select Parking - 30, 40, 60 East 9th Street and Select Parking - 260 West 87th Street collectively lease 100% of the net rentable area at the Mortgaged Properties and are affiliates of the related borrower and non-recourse carveout guarantor. Each of the tenants has entered into a separate lease for each Mortgaged Property that commenced on May 1, 2023.
●	With respect to The Widener Building Mortgage Loan (2.4%), 69,420 square feet of the related Mortgaged Property (representing approximately 15.7% of gross rentable area) is leased to an affiliate of the borrower pursuant to the related master lease dated as of June 9, 2023. The master lease is scheduled to expire on June 30, 2033 or when Philadelphia Municipal Court (which is currently the largest tenant at the Mortgaged Property and has signed a letter of intent to lease the master leased space) or any other third-party tenant signs a new lease covering the master leased space and begins to pay rent under such lease. The annual rent under the master lease is $1,735,500, representing approximately 27.0% of underwritten net cash flow from the Mortgaged Property, and the underwritten debt-service coverage ratio for The Widener Building Mortgage Loan calculated without including the master lease rent is 1.21x.
●	With respect to the Queens Crossing Mortgage Loan (2.1%), the Mortgaged Property includes 401 sub-grade parking spaces (representing approximately 47% of the leaseable square footage of the Mortgaged Property and 7.6% of the underwritten gross potential income), that are currently master leased through May 2030 to an affiliate of the borrower sponsor (which lease is, according to the related appraisal, at significantly below-market levels). In addition, the borrower sponsor owns a non-controlling minority interest in the largest tenant at the Mortgaged Property, New Mulan L.L.C. (representing approximately 21.1% of the net rentable area and approximately 10.5% of the underwritten rent).
●	With respect to the Teamshares Portfolio Mortgage Loan (1.8%), the tenants at each of the related Mortgaged Properties is an affiliate of the related borrower sponsor, whose business model is to purchase small businesses from retiring owners and grant 10% of the ownership of the business’ stock to employees after such purchase, and to then increase employee ownership to 80% within 20 years.
●	With respect to the 70 Grand Avenue Mortgage Loan (0.8%), the largest tenant at the Mortgaged Property, Peckar & Abramson, representing approximately 50.0% of the net rentable square footage, is an affiliate of the related borrower sponsors and nonrecourse carveout guarantors.
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Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease.”

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease.”

See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the projected gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Four (4) of the Mortgaged Properties (13.3%), are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include all or parts of the states of California and Alaska. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 16%.

In the case of fifty-three (53) Mortgaged Properties (73.4%) which secure in whole or in part twenty-nine (29) Mortgage Loans (80.7%), the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager, as described below:

●	With respect to the 12800 Culver Boulevard (7.8%), ExchangeRight Net Leased Portfolio #63 (5.3%) and Oxmoor Center (4.7%) Mortgaged Properties, the related borrower may rely on the insurance or self-insurance provided by the single tenant for all or a portion of the insurance coverage under the related Mortgage Loans, so long as the tenant’s lease is in effect and no default (or in certain cases, no monetary default) has occurred under the lease and the tenant’s insurance meets the requirements under the related loan documents and/or the applicable lease documents. If the tenant fails to provide acceptable insurance coverage,
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the borrower must obtain or provide supplemental coverage to meet the requirements under the loan documents.

●	With respect to the Gateway Center South Mortgage Loan (5.2%), the Mortgage Loan documents permit the borrower to obtain terrorism insurance through a captive insurance program. The Mortgage Loan documents do not require that the captive insurance program satisfy any rating or other requirements.
●	With respect to the 500 Charles Ewing Boulevard Mortgage Loan (4.4%), the related Mortgaged Property relies on the property insurance policy maintained by the sole tenant at the Mortgaged Property, and the related borrower is required under the Mortgage Loan documents to maintain, or cause to be maintained, insurance for the borrower and the Mortgaged Property meeting the requirements set forth in the Mortgage Loan documents. See “Annex F-2—Exceptions to JPMorgan Chase Bank, National Association Representations and Warranties” for additional information.
●	With respect to the Hyatt Arcade Cleveland Mortgage Loan (2.6%), the related Mortgage Loan documents permit the borrower to rely on insurance provided by Hyatt Corporation, the hotel manager, with respect to the hotel portion of the Mortgaged Property provided that such insurance meets the requirements set forth in the Mortgage Loan documents.
●	With respect to the Queens Crossing Mortgage Loan (2.1%), the Mortgage Loan documents permit the borrower to rely on the insurance provided by the condominium association, which provides property coverage on the core and shell of the building and the common elements of the Mortgaged Property as described in the related condominium documents (an “Acceptable Condominium Policy”), for so long as there are no material changes to the applicable Acceptable Condominium Policy. In the event that any of the policies maintained by the condominium association no longer provides for equivalent coverage to the Acceptable Condominium Policy and such coverage is not otherwise acceptable to the lender, then the borrower will be required to procure and maintain either (x) “primary” insurance coverage in the event that the condominium association does not provide the applicable insurance coverage required under the Mortgage Loan documents or (y) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence as is necessary to bring such insurance coverage into full compliance with all of the terms and conditions of the Mortgage Loan documents.

Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and see representation and warranty number 16 on Annex D-1, representation and warranty number 16 on Annex E-1 and representation and warranty number 18 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex F-2, respectively, for additional information.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

●	With respect to the 1001 McKinney Mortgage Loan (3.2%), the improvements at the related Mortgaged Property are a designated historic landmark pursuant to a recorded resolution by the City of Houston (the “Historic Landmark Resolution”). Accordingly, certain alterations to the related improvements are subject to the review and approval of the Houston Archeological and Historic Commission. The Mortgage Loan documents provide recourse to
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the guarantor for any losses to the lender arising out of or in connection with any action or inaction by the borrower, guarantor, borrower sponsor or any affiliate thereof in connection with the Historic Landmark Resolution which is reasonably likely to, directly or indirectly, cause a material adverse effect on the borrower’s financial condition, the use, value or operations of the Mortgaged Property. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

●	With respect to the Harborside 2-3 Mortgage Loan (2.8%), pursuant to a municipal zoning letter delivered in connection with the origination of the Mortgage Loan, the restoration of the Mortgaged Property following a casualty is subject to approval of the local planning board.
●	With respect to the Hyatt Arcade Cleveland Mortgage Loan (2.6%), the Mortgaged Property is subject to a Deed of Preservation and Conservation Easement (the “Hyatt Arcade Cleveland Easement”) with Historic Gateway Neighborhood Corp., an Ohio non-profit corporation. The Hyatt Arcade Cleveland Easement (i) requires the borrower (as successor-in-interest to Arcade L.L.C.) to, among other things, maintain the Mortgaged Property in substantially the same structural condition and repair and (ii) prohibits the borrower from conducting any repair that changes (x) certain exterior and interior features of the Mortgaged Property that are identified as protected in the Hyatt Arcade Cleveland Easement or (y) the use of the Mortgaged Property to a use other than a mixed-use property consisting of a hotel, general retail establishments (including restaurants), residential or office or any combination of the foregoing, in each case, without the prior written consent of Historic Gateway Neighborhood Corp.
●	With respect to the Rangeview & Trails End Mortgage Loan (1.2%), a zoning letter from the Municipality of Anchorage dated March 30, 2023 (the “Zoning Letter”) relating to the Trails End portion of the Mortgaged Property (the “Trails End Property”) states that aerial images between the 1980s and 2021 indicate that the mobile homes and accessory structures, such as attached or detached sheds and enclosed entrances, were removed, replaced or added after the effective dates of zoning and currently do not meet minimum separation requirements established by the National Fire Protection Act and HUD standards. The Zoning Letter states that projections into required setbacks must meet setback requirements of the lot’s underlying zoning district, that all mobile homes, manufactured homes, and accessory structures require at least five feet from the front space line, and that any remaining existing structure not meeting the required separation is not a legal non-conforming characteristic of use and is a violation of Anchorage Municipal Code section 21.05.0308.b.vi.(C). The Zoning Letter states that the violation may be remedied by relocating all remaining structures and accessory structures to conforming locations in designated spaces, and removing structures that cannot comply with these standards.
●	The Mortgage Loan documents for the Rangeview & Trails End Mortgage Loan (1.2%) require the borrower to, within 180 days following the origination date, which 180 day period is extended for 30 day periods so long as the borrower can provide the lender with reasonably satisfactory evidence that it is pursuing the completion of such items but in no event to be extended beyond the date that is 30 days prior to any enforcement action: (i) repair or cure all “Nonconforming Status” items, non-conformities, non-compliance directives and violations identified in the Zoning Letter, which in each instance may require (a) moving and relocating all mobile homes and accessory structures such that they are at least five feet from the front space line of the property, (b) removing and/or relocating structures (including, without limitation, mobile homes) to the required setback lines applicable to the Trails End Property and (c) removing and/or relocating structures at the Trails End Property (including, without limitation, mobile homes) in order to satisfy minimum separation requirements applicable to the Trails End Property and (ii) obtain and deliver to the lender a new zoning letter from the Municipality of Anchorage, which letter is required to be reasonably acceptable to the lender. At origination, $15,000 was reserved with the lender, which is required to be released to the borrower upon its completion of the foregoing actions.
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Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the borrower sponsor of the Mortgage Loan to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy is obtained for the related Mortgaged Property or contain general covenants to similar effect.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty numbers 24 and 25 on Annex D-1, representation and warranty numbers 24 and 25 on Annex E-1 and representation and warranty numbers 26 and 27 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex F-2, respectively, for additional information.

Appraised Value

The appraised values presented in this prospectus and used in the calculation of financial metrics presented in this prospectus are based on appraisals obtained on the dates specified on Annex A-1, and do not reflect any changes in economic circumstances after the respective dates of the appraisals. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

In certain cases, in addition to an “as-is” value, the appraisal states a value other than the “as-is” value that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property or states an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. However, other than as set forth below, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified in the definition of “Maturity Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, the related Maturity Date LTV Ratio is calculated using an Appraised Value other than the “as-is” Appraised Value. With respect to the Mortgage Loans secured by the Mortgaged Properties identified in the definition of “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, the related Cut-off Date LTV Ratio is calculated using an Appraised Value other than the “as-is” Appraised Value.

In addition, the Appraised Value may be based on certain “extraordinary assumptions”, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances, free or abated rent periods or increased tenant occupancies. For example:

●	With respect to the ExchangeRight Net Leased Portfolio #63 Mortgage Loan (5.3%) and the Dollar Tree - Moore (Eastern), OK Mortgaged Property (0.1%), the Appraised Value reflects the “at lease commencement” appraised value of $2,080,000 for the Mortgaged Property, effective June 22, 2023, which assumes the lease has commenced. The “as-is” appraised value of the Mortgaged Property (without taking into account such assumption) as of April 16, 2023 is $2,040,000.
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●	With respect to the Back Bay Office Mortgage Loan (4.7%), the Appraised Value is the “as is (extraordinary assumption)” appraised value of $1,410,000,000 as of October 19, 2022, which is subject to the extraordinary assumption that approximately $67,600,000 has been reserved for leasing costs. Due to the time passed since the appraisal date, the leasing cost escrow amount under the loan agreement is $57,860,629. All outstanding leasing costs at the time of loan origination were reserved upfront. The “as-is” appraised value of the Mortgaged Property as of October 19, 2022 is $1,345,000,000.
●	In addition, with respect to the Mission Grove Mortgaged Property (3.8%), the as-is Appraised Value of $89,600,000 as of March 20, 2023 includes an approximately 10-acre vacant parcel improved by a 104,231 square foot retail building formerly occupied by Kmart (the “KMART Parcel”). The borrower has informed the lender that it expects to sell the KMART Parcel and the related Mortgage Loan documents permit a free release of the KMART Parcel, which was not included in underwriting. The appraiser estimated a hypothetical appraised value of the Mortgaged Property (excluding the KMART Parcel) of $82,000,000 as of March 20, 2023, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of, in each case, 45.1%.
●	With respect to the Green Acres Mortgage Loan (2.8%), the Appraised Value of $679,000,000 is based on the extraordinary assumption that the PILOT documents will be extended to 2031 and approximately $119,100,000 was included in the as-is appraised value of $679,000,000 as the present value of the PILOT benefits through 2031. However, in the absence of the PILOT tax benefits beyond 2026, the as-is appraised value of the Mortgaged Property would be reduced by approximately $58,000,000, resulting in an estimated value of $621,000,000. We cannot assure you that the PILOT benefits will be extended. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for a discussion of the PILOT program and the assumed extension.
●	With respect to the Hyatt Arcade Cleveland Mortgage Loan (2.6%), the Appraised Value of $50,000,000 is based on the extraordinary assumption that (i) the Mortgaged Property would complete a renovation at a total budgeted cost of $3,000,000 during the first year of the projection period (2023), which is based on a sufficient amount to maintain brand standards, and (ii) following the completion of the anticipated renovation, reserves for replacement would cover all future required renovations. The Appraised Value is also based on the following extraordinary assumptions: (i) the Mortgaged Property will operate under the brand “Hyatt Regency” or as a similarly affiliated property throughout the projection period; (ii) the relocation of the hotel operated restaurant and lounge and the conversion of the old restaurant space to additional meeting space will occur as part of the 2023 renovation; (iii) the Mortgaged Property would be sold encumbered by the existing management agreement with Hyatt Corporation; and (iv) the retail leases will continue throughout the projection period under similar economic terms as exist.
●	With respect to the Queens Crossing Mortgage Loan (2.1%), the Appraised Value of $100,000,000 reflects an extraordinary assumption that the parking garage is leased at market levels as of the date of value. According to the appraisal, the parking garage at the Mortgaged Property is currently leased to an affiliate of the borrower at significantly below-market levels.
●	With respect to the Teamshares Portfolio Mortgage Loan (1.8%), the Appraised Value of $29,020,000 of the portfolio of Mortgaged Properties is based on the extraordinary assumption that, (i) although each of the related leases is between affiliated parties (which is a non-arm’s length lease), such leases would survive a transfer in ownership to a third party and (ii) lease payments are guaranteed by an affiliated operating company assumed to be at a credit rating similar to a regional tenant. The rent under each of the related leases is guaranteed by Teamshares, Inc., an affiliated operating company.
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●	With respect to the Riverview Tower Mortgage Loan (1.0%), the Appraised Value reflects the “prospective value upon completion” of $40,200,000 for the Mortgaged Property, effective August 1, 2023, which assumes the commencement of Lewis Thomason PC’s lease on August 1, 2023. The “as-is” appraised value of the Mortgaged Property (without taking into account such assumption) as of May 3, 2023 is $35,700,000.
●	With respect to the 70 Grand Avenue Mortgage Loan (0.8%), the Appraised Value reflects the “prospective as-stabilized” appraised value of $13,100,000 for the Mortgaged Property, effective December 31, 2023, which assumes the lease-up has occurred. The “as-is” appraised value of the Mortgaged Property (without taking into account such assumption) as of April 4, 2023 is $12,700,000.

Appraised Values are further calculated based on certain other assumptions and considerations set forth in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex F-2 for additional information.

●	With respect to the Oxmoor Center Mortgage Loan (4.7%), the Mortgage Loan documents only provide recourse for losses to the lender (and not full recourse) arising out of or in connection with transfers made in violation of the Mortgage Loan documents.
●	With respect to the Heritage Plaza Mortgage Loan (3.3%), for so long as a controlled subsidiary of Brookfield Office Properties Inc., Brookfield Property Partners, L.P., Brookfield Asset Management, Inc. or Brookfield Corporation is the guarantor, the related Mortgage Loan documents only provide recourse for losses incurred by the lender (and not full recourse) for any voluntary transfers of either all or substantially all of the related Mortgaged Property, any transfer of all or substantially all of the direct or indirect equity interests in the related Mortgagor, or any change of control in the related Mortgagor made in violation of the related Mortgage Loan documents.
●	With respect to the One & Two Commerce Square Mortgage Loan (2.3%), the related borrower owns three entities which perform management/parking management functions (each, a “TRS Subsidiary”). Each TRS Subsidiary entity is a deal-required single purpose entity whose purpose is limited to the operation of the related Mortgaged Property and none of the related borrower or any such TRS Subsidiary entities own assets other than assets related to the operation of the related Mortgaged Property.
●	With respect to the Miracle Mile Mortgage Loan (2.1%), the aggregate liability of the guarantor under the related non-recourse carve-out guaranty for any bankruptcy-related events causing full recourse liability is subject to a cap of $100,000,000. In addition, with respect to voluntary transfers of either the Mortgaged Property or equity interests in the borrower made in violation of the Mortgage Loan documents, the Mortgage Loan documents only provide recourse for losses to the lender (and not full recourse).
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The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action. In addition, certain Mortgage Loans may require the lender to seek payment from an environmental insurance policy prior to seeking payment under an environmental indemnity.

Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the Mortgaged Property, whereas payment at maturity is primarily dependent upon the market value of the Mortgaged Property or the related borrower’s ability to refinance the Mortgage Loan. Moreover, the absence of a guarantor may increase likelihood that the related borrower will take actions triggering recourse liability under such non-recourse carveout provisions than if there was a guarantor that would become liable were such non-recourse carveout provisions triggered.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

With respect to the Hyatt Arcade Cleveland Mortgage Loan (2.6%), the related non-recourse carveout guarantor, Skyline Investments Inc., a publicly-traded Ontario corporation, issued unsecured bonds through a shelf offering conducted on the Tel-Aviv Stock Exchange beginning in September 2017. The total outstanding principal balance of the bonds is approximately CAN$45,000,000 as of the Cut-off Date. The non-recourse carveout guarantor is required to repay a portion of the outstanding principal balance of the bonds in an amount equal to 3.25% of the original principal balance of the bonds every six months. The bond documents permit the guarantor’s subsidiaries, including the borrower, to pledge and grant security interests in their assets without obtaining the consent of the bondholders. Furthermore, the acceleration of any non-recourse debt of the guarantor’s subsidiaries does not constitute an event of default under the bond documents. Upon the occurrence of an event of default under the bond documents, (i) the bond trustee may convene a meeting of the bondholders to vote on whether to demand immediate repayment of the entire balance due on the bonds or (ii) the bond trustee, on his own initiative, may call for immediate repayment of the bonds. The Mortgage Loan documents require the non-recourse carveout guarantor to maintain a minimum net worth of CAN$70,000,000 and a liquidity of CAN$7,000,000 at all times.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties:

●	With respect to the 963 Atlantic Avenue Mortgage Loan (5.2%), the borrower has applied for 35-year 421-a Affordable Housing NY Program tax abatement that would benefit the residential portion of the Mortgaged Property through the end of the 2057-58 tax year. In order to qualify for the tax exemption, at least 30% of the units at the Mortgaged Property must be leased as “affordable units” which are defined as affordable to a household whose income does not exceed 130% of the area median income. Taxes were underwritten to the estimated abated five-year average. In addition, the 963 Atlantic Avenue Mortgaged Property is subject to a regulatory agreement with the New York City Department of Housing Preservation and Development, the terms and provisions of which are superior to the lender’s mortgage. Such regulatory agreement requires, among other things, that the borrower rent the affordable housing units at the Mortgaged Property in compliance with the New York City Zoning Resolution and the Inclusionary Housing Program Guidelines. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.
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●	With respect to the Gateway Center South Mortgage Loan (5.2%), the Mortgaged Property benefits from a New York City Industrial & Commercial Incentive Program (“ICIP”) tax abatement, which provides for a 50% exemption in the 2022/2023 and 2023/2024 tax years, which then phases down by 10% annually, resulting in a 40% exemption in the 2024/2025 tax year, a 30% exemption in the 2025/2026 tax year, a 20% exemption in the 2026/2027 tax year, and a 10% exemption in the 2027/2028 tax year, and expires thereafter. The Mortgage Loan was underwritten based on the abated taxes.
●	With respect to the 1001 McKinney Mortgage Loan (3.2%), in connection with the status of the improvements at the related Mortgaged Property as a historic landmark as described under “—Use Restrictions”, such improvements are expected to qualify for certain state historic tax credits (the “Historic Tax Credits”) under Texas Tax Code Ann. §§ 171.901 – 909 and related regulations (the “Historic Tax Credit Program”) in the event that, among other conditions, the borrower incurs certain qualified rehabilitation costs at the Mortgaged Property (provided that any related rehabilitation work would remain subject to the alteration requirements under the related Mortgage Loan documents, including that the borrower deliver to the lender cash or certain other qualified security for any unpaid costs in excess of 5% of the then outstanding principal balance of the Mortgage Loan (other than such amounts to be paid or reimbursed by tenants under the leases)). Under the Historic Tax Credit program, the Historic Tax Credits would be expected to be credits against Texas franchise taxes equal to 25% of eligible costs and expenses incurred by the borrower during any qualified rehabilitation (“Historic Tax Credit Eligible Costs and Expenses”). Under the Mortgage Loan documents, the borrower may enter into a sale of any such Historic Tax Credits (a “Historic Tax Credit Sale”) provided that, among other conditions, (i) no event of default under the Mortgage Loan documents has occurred and is continuing, (ii) the purchaser is not required to make a direct or indirect equity investment in or have any direct or indirect ownership of the borrower, the guarantor, the borrower sponsor or any of their respective affiliates or the Mortgaged Property and (iii) the borrower causes any proceeds from the Historic Tax Credit Sale (less certain costs set forth in the Mortgage Loan documents) (“Historic Tax Credit Proceeds”) to be deposited (i) with respect to Historic Tax Credit Proceeds in excess of any Historic Tax Credit Eligible Costs and Expenses (excluding certain amounts disbursed from reserve funds (other than reserve funds specifically earmarked for replacements and repairs required to be made to the Mortgaged Property) in order to pay or reimburse the borrower for such eligible costs and expenses) (“Excess Historic Tax Credit Sale Proceeds”), into a historic tax credit proceeds reserve account solely to reimburse the borrower for certain expenses set forth in the Mortgage Loan documents including, among other things, emergency repairs, approved operating expenses and extraordinary expenses and tenant improvements and leasing commissions satisfying certain criteria set forth in the Mortgage Loan documents, or (ii) with respect to any Historic Tax Credit Proceeds that are not Excess Historic Tax Credit Sales Proceeds, directly into a lender-controlled lockbox account to be disbursed in accordance with the terms of the Mortgage Loan documents. The Mortgage Loan documents provide recourse to the guarantor for any losses to the lender in connection with a Historic Tax Credit Sale.
●	With respect to the Green Acres Mortgage Loan (2.8%), the Mortgaged Property (excluding the Walmart Parcel) benefits from 10-year tax abatements pursuant to respective payment-in-lieu of taxes agreements dated May 1, 2015 (the “PILOT Agreements”), between the borrowers and the Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), which expire on December 31, 2026, with one five-year extension period. The extension of the PILOT documents requires the consent of the Hempstead IDA. In connection with the PILOT programs, the borrowers lease portions of the Mortgaged Property (as more particularly set forth in the PILOT Agreements) to the Hempstead IDA pursuant to certain company lease agreements and the Hempstead IDA subleases such portions of the Mortgaged Property back to the borrowers. Such leases will be terminated upon the termination of the PILOT Agreements. Pursuant to the terms of the PILOT Agreements and the related leases, the borrowers are obligated to, among other things, (i) comply with certain
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full-time employment commitments and (ii) in exchange for certain exemptions from property taxes on real and personal property, make annual payment-in-lieu of taxes payments for the 2016 through the 2026 tax years. A failure of the borrowers to comply with the PILOT Agreements may result in an early termination of the PILOT Agreements or a return of certain tax benefits received by the borrowers to the Hempstead IDA. Total annual payment-in-lieu of taxes payments payable by the borrowers commenced at $14,140,000 and increased to $15,400,000 during the fourth and fifth tax abatement years, and are equal to $16,300,000 during the second five tax abatement years. According to the appraisal, the borrowers are expected to receive a tax benefit of approximately $15,365,892 in total under the PILOT Agreements in 2023 assuming that the borrowers comply with the terms of the PILOT Agreements and the leases. Taxes were underwritten to the 2022 actual tax bills for the Mortgaged Property, inclusive of the annual payment-in-lieu of taxes payments for 2022. According to the appraisal, if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027. In 2018, the Hempstead IDA attempted to withdraw and terminate the PILOT documents, and such attempt was overruled in court. We cannot assure you that the Hempstead IDA will approve the extension of the PILOT Agreements or that the termination of the PILOT Agreements will not adversely affect the borrowers’ ability to make debt service payments on the Green Acres Whole Loan. The appraised value for the Mortgaged Property assumes that the PILOT is extended to 2031. In the absence of the PILOT tax benefits being extended beyond 2026, the as-is appraised value of the Mortgaged Property may be substantially lower than the as-is appraised value shown in this prospectus.

●	With respect to the Hyatt Arcade Cleveland Mortgage Loan (2.6%), the Mortgaged Property is subject to a tax increment financing agreement (“TIF Agreement”). The County of Cuyahoga, Ohio issued $7,000,000 in taxable industrial development revenue bonds in connection with financing the construction of certain improvements at the Mortgaged Property. Pursuant to the TIF Agreement, the City of Cleveland, Ohio agreed to provide a real property tax exemption for the increase in the assessed valuation of the Mortgaged Property resulting from improvements for 30 years commencing with tax year 2000, and the related borrower (as successor-in-interest to Arcade L.L.C., an unaffiliated past owner of the Mortgaged Property) committed to make payments in lieu of taxes in an amount equal to the real property taxes so exempted plus an amount sufficient to retire the debt evidenced by the bonds per a debt-reduction schedule. There is one remaining bond debt service payment due in 2023 in connection with the TIF Agreement in the amount of $765,000.00, which has been deposited in a reserve account with the lender at origination.
●	With respect to the Miracle Mile Mortgage Loan (2.1%), the Overlease Space described under “—Mortgage Pool Characteristics—Property Types—Retail Properties” is part of a tax parcel occupied by the adjacent, non-collateral Planet Hollywood Resort and Casino that includes property that is not part of the related Mortgaged Property.
●	With respect to the Queens Crossing Mortgage Loan (2.1%), the related Mortgaged Property benefits from a 25-year Industrial Commercial Exemption Program that commenced in 2008/2009 tax year and provides such Mortgaged Property with a full tax exemption on the improvements (excluding the land) for the first 16 years through 2023/2024 tax year, with the exemption decreasing by 10% each year thereafter until the benefits are fully extinguished in 2032/2033 tax year. The taxes were underwritten based on the average projected tax payments over the five-year loan term.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds” and see representation and warranty number 17 on Annex D-1, representation and warranty number 17 on Annex E-1 and representation and warranty number 19 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex F-2, respectively, for additional information.

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Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

●	Thirty-two (32) Mortgage Loans (92.8%) are interest-only until the maturity date and therefore have an expected Maturity Balance at the related maturity date.
●	Two (2) Mortgage Loans (2.3%) provide for payments of interest-only for the first 24 – 30 months following the origination date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Maturity Balance at the related maturity date.
●	Four (4) Mortgage Loans (4.9%) are amortizing until the maturity date and therefore have an expected Maturity Balance at the maturity date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period (Days)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
6	0	32	77.5%
1	0	2	9.1
1	5	2	6.2
5	0	1	5.2
5	5	1	2.1
Total		38	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

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With respect to the Miracle Mile Mortgage Loan (2.1%), for purposes of calculating interest and other amounts payable on the Miracle Mile Whole Loan, each Mortgage Note was divided into multiple components with varying interest rates, and the Miracle Mile Mortgage Loan was divided in three components as follows: “Miracle Mile Component A”, “Miracle Mile Component B” and “Miracle Mile Component C” (collectively, the “Miracle Mile Loan Components”).

With respect to the Scottsdale Fashion Square Mortgage Loan (1.0%), for purposes of calculating interest and other amounts payable on the Scottsdale Fashion Square Whole Loan, each Mortgage Note was divided into multiple components with varying interest rates, and the Scottsdale Fashion Square Mortgage Loan was divided into three components as follows: “Scottsdale Fashion Square Component A”, “Scottsdale Fashion Square Component B” and “Scottsdale Fashion Square Component C” (collectively, the “Scottsdale Fashion Square Loan Components”).

The interest rate of each note (including each of the Miracle Mile Mortgage Loan and the Scottsdale Fashion Square Mortgage Loan) represents the weighted average interest rate of the related components. Prepayments of each Mortgage Note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of each of the Miracle Mile Mortgage Loan and the Scottsdale Fashion Square Mortgage Loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under either of the Miracle Mile Mortgage Loan or the Scottsdale Fashion Square Whole Loan, as applicable. In addition, if any such increase in interest rate occurs after any Withheld Amount is withheld, but prior to the Withheld Amount’s inclusion in the Net Mortgage Rate as described under “Description of the Certificates— Distributions—Pass-Through Rates”, then the Withheld Amount may not reflect the increased interest rate when the Withheld Amount is included in the calculation of the Net Mortgage Rate.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of prepayment lockout, prepayment fee, defeasance and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 1 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or the allocated loan amount of the related Mortgaged Property (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

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Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the Mortgage Loans.

Voluntary Prepayments

As of the Cut-off Date, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

Nine (9) Mortgage Loans (27.0%) permit the related borrower, after a lockout period of twenty-three (23) to thirty (30) payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount, as applicable, if such repayment occurs prior to the related open prepayment period.

Seven (7) Mortgage Loans (19.8%) (the “YM/Defeasance Loans”) permit the related borrower (i) to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property after a lockout period of at least two (2) years from the Closing Date and prior to the open prepayment period, or (ii) prepay the Mortgage Loan in whole or in part with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount and prior to the open prepayment period.

The Mortgage Loans that permit voluntary prepayment with yield maintenance have the following lock-out periods as indicated in the following table:

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period
12800 Culver Boulevard	$75,000,000	7.8%	24
Gateway Center South	$50,000,000	5.2%	23
Back Bay Office	$45,000,000	4.7%	24
500 Charles Ewing Boulevard	$42,700,000	4.4%	24
Mission Grove Plaza	$37,000,000	3.8%	24
Heritage Plaza	$32,000,000	3.3%	0
1001 McKinney	$31,200,000	3.2%	24
Green Acres	$27,000,000	2.8%	30
One & Two Commerce Square	$22,500,000	2.3%	24
150 South Warner	$20,475,000	2.1%	2
Miracle Mile	$20,000,000	2.1%	25
Southern Mill Shopping Center	$14,000,000	1.5%	11
Rangeview & Trails End	$11,115,000	1.2%	24
Scottsdale Fashion Square	$10,000,000	1.0%	28
Platinum Tower	$8,994,325	0.9%	25
Riviera Terrace	$5,330,000	0.6%	23
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The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
7	17	60.0%
4	9	16.3
5	8	14.7
3	3	8.1
6	1	0.8
Total	38	100.0%

(1)	See Annex A-1 for specific criteria applicable to the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
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●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or the VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of twenty-two (22) of the Mortgage Loans (the “Defeasance Loans”) (53.1%) permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the Mortgage Loan (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two (2) years after the Closing Date.

As described under “—Prepayment Protections and Certain Involuntary Prepayments” above, seven (7) of the Mortgage Loans (19.8%) are YM/Defeasance Loans.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, and (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing

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or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

Partial Releases; Partial Defeasance

With respect to the Brasswater Warehouse Portfolio Mortgage Loan (6.8%), provided that no event of default is continuing under the related Brasswater Warehouse Portfolio Mortgage Loan documents, at any time after the date that is two years after the Closing Date, the borrowers may either deliver defeasance collateral or partially prepay the Brasswater Warehouse Portfolio Mortgage Loan and obtain the release of the 30450-30500 Little Mack Avenue Mortgaged Property, in each case, provided that, among other conditions: (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (a) 115% of the allocated loan amount for the 30450-30500 Little Mack Avenue Mortgaged Property and (b) 100% of the net sales proceeds applicable to the 30450-30500 Little Mack Avenue Mortgaged Property, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the 6500 East Fourteen Mile Road Mortgaged Property is greater than the greater of (a) 1.35x and (b) the debt service coverage ratio for all of the Brasswater Warehouse Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the 6500 East Fourteen Mile Road Mortgaged Property is greater than the greater of (a) 9.70% and (b) the debt yield for all of the Brasswater Warehouse Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable and (vi) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the 6500 East Fourteen Mile Road Mortgaged Property is no greater than the lesser of (a) 59.0% and (b) the loan-to-value ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable. In addition, provided that no event of default is continuing under the related Brasswater Warehouse Portfolio Mortgage Loan documents, at any time after the date that is two years from the Closing Date, the borrowers may obtain the release of a portion of the 6500 East Fourteen Mile Road Mortgaged Property consisting primarily of an 39,575 square foot office building from the lien of the security instrument (and related Brasswater Warehouse Portfolio Mortgage Loan Documents), provided that, among other conditions, (x) the borrower delivers a REMIC opinion and (y) the borrower delivers (if requested by the lender) a rating agency confirmation.

With respect to the ExchangeRight Net Leased Portfolio #63 Mortgage Loan (5.3%), on any payment date after the second anniversary of the Closing Date, the Mortgage Loan documents permit the borrower to obtain the release of any individual Mortgaged Property in connection with a bona fide third-party sale provided that, among other conditions, (i) the sale of such individual Mortgaged Property is pursuant to an arms-length agreement to an unaffiliated third party, (ii) the borrower defeases the Mortgage Loan in an amount equal to the greater of (x) 90% of the net sales proceeds for the individual Mortgaged Property to be released and (y) 115% of the allocated loan amount for the individual Mortgaged Property to be released, (iii) after giving effect to such release, (x) the debt service coverage ratio for the remaining Mortgaged Properties is no less than the greater of (1) the debt service coverage ratio immediately preceding such release and (2) 2.20x, and (y) the debt yield for the remaining Mortgaged Properties is no less than the greater of (1) the debt yield immediately preceding such release and (2) 12.60% and (iv) the borrower satisfies customary REMIC requirements.

With respect to the Austin Multifamily Portfolio Mortgage Loan (3.6%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the earlier to occur of (i) April 21, 2027 and (ii) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the borrower may either deliver defeasance collateral or partially prepay the Mortgage Loan and obtain release of one or more individual Mortgaged Properties, in each case,

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provided that, among other conditions, (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (a) 125% of the allocated loan amount for the individual Mortgaged Property and (b) 100% of the net sales proceeds applicable to such individual Mortgaged Property, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Property is greater than the greater of (a) 1.22x or (b) the debt service coverage ratio with respect to the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release (as applicable), (v) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Property is no greater than the lesser of (a) 58.8% or (b) the loan-to-value ratio with respect to the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release (as applicable) and (vi) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining Mortgaged Property is greater than the greater of (a) 9.08% or (b) the debt yield with respect to the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release (as applicable).

With respect to the Queens Crossing Mortgage Loan (2.1%), on any business day on or after the earlier of (i) two years from the Closing Date and (ii) June 5, 2026, the Mortgage Loan documents permit the borrower to obtain the release of approximately 16,630 square feet of office space at the Mortgaged Property that is currently occupied by New York Life Insurance Company (collectively, the “Office Release Unit”) in connection with a transfer of the Office Release Unit to an unaffiliated party provided that, among other conditions, (i) the borrower prepays the Mortgage Loan in an amount equal to or in excess of $10,000,000 (which amount represents 125% of the allocated loan amount for the Office Release Unit), together with any applicable yield maintenance premium, (ii) after giving effect to such release, (x) the loan to value ratio does not exceed 57.1% and (y) the debt service coverage ratio for the remaining Mortgaged Property is equal to or greater than the greater of (1) 1.30x and (2) the debt service coverage ratio immediately preceding release, (iii) the borrower provides evidence reasonably satisfactory to the lender that the release of the Office Release Unit will not constitute a default by the borrower under the related condominium documents or any lease and (iv) the borrower satisfies customary REMIC requirements.

With respect to the Teamshares Portfolio Mortgage Loan (1.8%), at any time after the second anniversary of the Closing Date, the Mortgage Loan documents permit the borrower to obtain the release of any individual Mortgaged Property provided that, among other conditions, (i) the borrower defeases the Mortgage Loan in an amount equal to 120% of the allocated loan amount for the individual Mortgaged Property to be released, (ii) after giving effect to such release, (x) the debt service coverage ratio for the remaining Mortgaged Properties is greater than the greater of (1) 1.67x and (2) the debt service coverage ratio immediately preceding such release, (y) the debt yield for the remaining Mortgaged Properties is greater than the greater of (1) 14.15% and (2) the debt yield immediately preceding such release, and (z) the loan-to-value ratio for the remaining Mortgaged Property is no greater than the lesser of (1) 61.0% and (2) the loan-to-value ratio immediately preceding such release and (iii) the borrower satisfies customary REMIC requirements.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure

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you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Additional Collateral

With respect to the Oxmoor Center Mortgage Loan (4.7%), the Mortgage Loan documents permit the borrower to, at its sole cost and expense, acquire one or more parcels of land, together with any improvements located thereon constituting an integral part of, or adjoining to, or proximately located near, the shopping center of which the Mortgaged Property is a part (each, an “Expansion Parcel”), provided that, among other conditions, (i) the borrower acquires the fee simple or leasehold interest in the Expansion Parcel, (ii) the borrower delivers or causes to be delivered to the lender (x) a Phase I environmental report of the applicable Expansion Parcel, and, if recommended under the Phase I environmental report, a Phase II environmental report or (y) an addendum or supplement to the environmental report delivered to the lender in connection with the origination of the Mortgage Loan covering the applicable Expansion Parcel, which concludes that the applicable Expansion Parcel does not contain any hazardous substance except for nominal amounts of such substances commonly incorporated in or used in the operation of properties similar to the applicable Expansion Parcel or the risk of contamination from any off-site hazardous substance (provided, however, if any such report discloses the presence of any such hazardous substance or risk for which the cost of remediation is reasonably likely to exceed $4,000,000 (the “Threshold Amount”), the borrower may either (a) deposit with the lender an amount equal to 125% of such estimated cost or (b) cause to be delivered to the lender an additional indemnity), (iii) if the applicable Expansion Parcel is improved, the borrower is required to deliver to the lender a physical conditions report with respect to the Expansion Parcel indicating that the Expansion Parcel is in good condition and repair and free of damage or waste (provided, however, if the physical conditions report recommends that any repairs be made with respect to the applicable Expansion Parcel, the borrower covenants to perform such repairs and, if the cost of such repairs exceed the Threshold Amount, either (a) deposits with the lender 125% of such estimated cost or (b) delivers an additional indemnity) unless the borrower certifies to the lender that it intends to demolish such improvements within one year of acquisition, (iv) the borrower executes substitute loan documents to subject the applicable Expansion Parcel to lien of the related Mortgage Loan and (v) the borrower satisfies customary REMIC requirements.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty (20) of the Mortgage Loans (78.6%), secured by retail, office, industrial or mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for retail, office, industrial and mixed use properties only.

Twenty-eight (28) of the Mortgage Loans (63.4%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-eight (28) of the Mortgage Loans (66.3%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Fourteen (14) of the Mortgage Loans (36.5%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

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Each of the Hyatt Arcade Cleveland Mortgage Loan and the Tru by Hilton Orlando Mortgage Loan (collectively, 6.1%) requires a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

With respect to the One & Two Commerce Square Mortgage Loan (2.3%), the related borrower deposited a letter of credit in the amount of $25,000,000 as an upfront general tenant improvements/leasing commissions reserve.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the manner in which tenant rent is transferred to a lockbox account, in some cases, only upon the occurrence of a trigger event:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Hard	28	$803,603,325	83.3%
Springing	9	136,533,000	14.1
Springing (Hospitality) / Hard (Retail)	1	25,000,000	2.6
Total	38	$965,135,325	100.0%

The lockbox accounts will not be assets of the issuing entity. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” or Annex A-1 to this prospectus for a description of lockbox and cash management accounts.

Delaware Statutory Trusts

With respect to the ExchangeRight Net Leased Portfolio #63 Mortgage Loan (5.3%), the related borrower is a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is affiliated with the signatory trustee or manager for the related borrower. The master lease has been subordinated to the related Mortgage Loan documents.

The Mortgage Loan documents provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender, but do not provide for a mortgage on the

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master lease. However, under applicable state law, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes—Exceptions”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines”,
“—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes—Exceptions”, “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines—Exceptions to Underwriting Guidelines” and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Exceptions”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.
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Whole Loans

Certain Mortgage Loans are subject to the rights of a holder of one or more related Companion Loans, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

The mezzanine loans related to the Mortgage Loans identified in the table below are each subject to an intercreditor agreement between the holder(s) of the related mezzanine loan(s) and the related lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan(s). Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan(s) are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender(s)), and in certain cases, only after the mezzanine lender(s) receive notice of such event of default to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral, or required redemptions thereof, and any mezzanine loan guarantees in respect of which the related mortgage lender does not own a corresponding claim or right), (b) so long as there is no event of default under the related Mortgage Loan, (taking into account the cure rights of the mezzanine lender(s)), the related mezzanine lender(s) may accept payments on and prepayments of the related mezzanine loan(s) prior to the prepayment in full of the Mortgage Loan, provided that, in most cases, such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash), (c) the related mezzanine lender(s) will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender(s) may amend or modify the related mezzanine loan(s) in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the consent of the mezzanine lender(s) to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents and upon compliance with the terms and conditions in the applicable intercreditor agreement, the related mezzanine lender(s) may foreclose upon the pledged equity interests in the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, and a change in the management of the related Mortgaged Properties and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary default (or, in some cases, a non-monetary default) occurs (and in some cases, continues for a specified period of time) or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender commences or exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender(s) has or have, as applicable, the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations and exclusions, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges, liquidated damages and prepayment premiums. In addition, the mezzanine loan agreements provide that an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan. In addition, with respect to the Harborside 2-3 Mortgage Loan (2.8%), (i) the related mezzanine loan will also be secured by a pledge of the indirect equity interest in the entity holding the liquor license, and (ii) NongHyup Bank, the preferred equity investor, is a party to the related intercreditor agreement with the holder of the mezzanine loan and the lender under the Mortgage Loan, and has substantially the same rights as the mezzanine lender thereunder.

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain

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limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(3)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(3)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Back Bay Office	$45,000,000	$430,000,000	$65,000,000	$40,000,000	$580,000,000	6.77509%(2)	33.7%	41.1%	2.55x	1.94x
Harborside 2-3(4)	$27,500,000	$197,500,000	N/A	$55,000,000	$280,000,000	6.75536%(5)	56.8%	70.7%	2.36x	1.64x

(1)	Calculated including the mezzanine debt and any related Companion Loan (including any related Subordinate Companion Loan).
(2)	The total debt interest rate for Back Bay Office to full precision is 6.77508620689655%.
(3)	Calculated including any related Pari Passu Companion Loan (but without regard to any Subordinate Companion Loan or mezzanine debt).
(4)	In addition to the interest accruing on the outstanding principal balance of the Harborside 2-3 mezzanine loan at a rate of 7.0000% per annum to be paid as part of each monthly debt service payment amount and an additional 3.5000% per annum which will accrue through the Harborside 2-3 mezzanine loan term and be due on the maturity date, the outstanding principal balance of the Harborside 2-3 mezzanine loan will accrue “PIK” interest at a rate of 2.29% per annum (the “PIK Interest”). The PIK Interest is due and payable together with each mezzanine monthly debt service payment amount if, as of April 6, 2028: (i) the PIK Leasing Condition (as defined below) has not been satisfied or (ii) if the Harborside 2-3 mezzanine loan is not prepaid in full. If the PIK Leasing Condition has not been satisfied as of April 6, 2028 or the Harborside 2-3 mezzanine loan has not been prepaid in full prior to April 6, 2028, then all accrued PIK Interest will automatically be converted and added to the outstanding principal balance of the Harborside 2-3 mezzanine loan as of such date, and become immediately due and payable by the borrowers to the lender together with all other outstanding principal. The “PIK Leasing Condition” means delivery by the borrowers of evidence reasonably satisfactory to the lender that 75% of the aggregate rentable square feet of the Harborside 2-3 Mortgaged Property and the neighboring Harborside 1 property is leased and occupied by tenants under leases satisfying the requirements set forth in their respective loan documents.
(5)	The Cut-off Date Wtd. Avg. Total Debt Interest Rate of Harborside 2-3 is 6.75535714285714%.

In each case, the mezzanine indebtedness identified above is coterminous with the related Mortgage Loan.

With respect to the Tru by Hilton Orlando Mortgage Loan (3.5%), the sole member of the Mortgage Loan borrower (the “EB-5 Borrower”) has a loan (the “EB-5 Loan”) from EDG Orlando EB-5, LLC (the “EB-5 Lender”). The EB-5 Loan is secured by a pledge of the EB-5 Borrower’s 100% equity interest in the mortgage borrower. The EB-5 Lender is managed by an affiliate of the mortgage borrower that is controlled by the non-recourse carveout guarantor. The EB-5 Loan was funded by capital contributions to the EB-5 Lender from investors who invested in the EB-5 Lender pursuant to the United States EB-5 immigrant visa investor program, which allows a foreign national to obtain a visa by making an investment in a United States entity that satisfies certain requirements (“EB-5 Investors”). The EB-5 Loan was originated in 2017 in the original principal amount of $16,000,000, had an outstanding principal balance as of the Mortgage Loan origination date of $10,500,000 (after giving effect to various prepayments, including a $500,000 prepayment from proceeds of the Mortgage Loan) and bears interest at the rate of 4.5% per annum. In connection with the origination of the Mortgage Loan, the maturity date of the EB-5 Loan was extended to December 31, 2028, which is later than the Mortgage Loan maturity date of July 6, 2028.

The lender under the Tru by Hilton Orlando Mortgage Loan and the EB-5 Lender entered into a subordination and standstill agreement (the “Subordination Agreement”), which provides that all payments on the EB-5 Loan are fully subordinated to the Mortgage Loan, provided that, so long as no cash sweep period under the Mortgage Loan is in effect, monthly, deferred, or other accrued interest due and payable on the EB-5 Loan may be paid from excess cash flow distributed from the Mortgage Loan

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borrower to the EB-5 Borrower. The Subordination Agreement also provides that the EB-5 Lender will not (i) transfer any of its beneficial interest in the EB-5 Loan, (ii) exercise any enforcement action prior to giving the mortgage lender notice and either (a) a 180 day period during which the mortgage lender will have the exclusive right to institute and prosecute an enforcement action with respect to the Mortgage Loan or (b) a 90 day period to waive the mortgage lender’s right to institute and prosecute an enforcement action with respect to the Mortgage Loan, (iii) enter into any amendment, modification, extension, increase, renewal, replacement, consolidation, supplement or waiver of the EB-5 Loan without the mortgage lender’s consent or (iv) solicit, direct or cause the mortgage borrower, EB-5 Borrower or any entity which controls either of them to commence bankruptcy proceedings, have the mortgage borrower or EB-5 Borrower adjudicated bankrupt or insolvent, file a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution or other relief by or on behalf of the mortgage borrower or EB-5 Borrower, seek or consent to the appointment of a receiver for the mortgage borrower, EB-5 Borrower or the Mortgaged Property, or seek to consolidate the Mortgaged Property or any other assets of the mortgage borrower with the assets of the EB-5 Borrower. Notwithstanding such provisions of the Subordination Agreement, the Mortgage Loan documents provide that an immediate violation of the Mortgage Loan documents will be deemed to have occurred upon (a) any exercise (including any attempt to exercise) by the EB-5 Lender of any rights or remedies pursuant to the EB-5 Loan documents or (b) any default, event of default or other violation of the Subordination Agreement by the EB-5 Lender which is not cured or waived in accordance with the Subordination Agreement. Inclusive of the EB-5 Loan, with an assumed interest rate of 4.50000%, the combined Cut-off Date LTV Ratio of the Tru by Hilton Orlando total debt would be 73.8% and the combined Underwritten NCF DSCR of the Tru by Hilton Orlando total debt would be 1.45x. In addition, EB-5 Equity Investor, LLC has made a preferred equity investment in the EB-5 Borrower as described below under “—Preferred Equity”.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Heritage Plaza(1)	$32,000,000	33.0%	N/A	12.67%	Yes
Harborside 2-3(2)	$27,500,000	75.0%	1.25x	N/A	Yes
(1)	With respect to the Heritage Plaza Mortgage Loan (3.3%), the Mortgage Loan documents permit the direct owner of the borrower to obtain future mezzanine debt secured by the direct ownership interests in the borrower following or concurrently with a permitted assumption of the Mortgage Loan, subject to the terms and conditions of the related Mortgage Loan documents.
(2)	Solely in connection with a permitted assumption of the Harborside 2-3 Whole Loan in satisfaction of the requirements of the Harborside 2-3 Whole Loan documents, including that the existing mezzanine loan is simultaneously repaid upon the consummation of such assumption, the Harborside 2-3 Mortgage Loan documents permit a future third-party mezzanine loan secured by a pledge of the direct equity interest in the related borrower. The debt service coverage ratio of the Harborside 2-3 Whole Loan as the date of closing of the proposed third party mezzanine loan must be at least 1.81x.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include certain cure and repurchase rights of the mezzanine lender. The intercreditor required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation. In the case of each of the Heritage Plaza Mortgage Loan and the Harborside 2-3 Mortgage Loan, it is a condition to obtaining such future mezzanine loan that, if required by the lender, the borrower delivers a Rating Agency Confirmation with respect to such future mezzanine loan. The direct and/or indirect owners of a borrower under a

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Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by all or substantially all of the pledgor’s assets or by at least a certain number of assets other than such ownership interests in the related borrower.

With respect to the Green Acres Mortgage Loan (2.8%) and the Scottsdale Fashion Square Mortgage Loan (1.0%), the Mortgage Loan documents permit the borrower to enter into a Property-Assessed Clean Energy (“PACE”) loan for an amount not to exceed $10,000,000 without the lender’s approval or delivery of a rating agency confirmation.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Tru by Hilton Orlando Mortgage Loan (3.5%), in connection with the acquisition of the Mortgaged Property, EB-5 Equity Investor, LLC made a $4,000,000 preferred equity investment in the EB-5 Borrower (the sole member of the mortgage borrower), on which it is entitled to receive an annualized non-compounded cumulative preferred return of 7.00% per annum. Pursuant to the organizational documents for the EB-5 Borrower, EB-5 Equity Investor, LLC, as the holder of the Class A interest in the EB-5 Borrower, has no voting rights and/or managerial capacity. The EB-5 Borrower has the right to purchase the preferred equity interests for fair market value (but not more than their unreturned capital contributions) on December 31, 2028. The EB-5 Borrower is not obligated to purchase the preferred equity interests, but if it does not do so by December 31, 2028, upon the vote of the preferred equity investors, the manager of the EB-5 Borrower is required to use commercially reasonable efforts to cause the sale or refinancing of the Mortgaged Property.

With respect to the Harborside 2-3 Mortgage Loan (2.8%), concurrently with the origination of the Harborside 2-3 Mortgage Loan, an affiliate of NongHyup Bank provided $19,000,000 to SL Harborside JV LLC (the “Pref JV”) in exchange for a preferred membership interest in the company. The Pref JV is the

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indirect owner of one of the two tenant-in-common borrowers of the Harborside 2-3 Mortgage Loan and one of the two tenant-in-common owners of the adjoining property which is not a part of the collateral for the Harborside 2-3 Mortgage Loan (the “Harborside 1 Property”). The preferred equity investment is secured by, among other things, pledges of (i) Pref JV’s common member’s membership interest in the Pref JV, (ii) the indirect ownership interest in the owner of the Harborside 1 Property that is not a subsidiary of the Pref JV and (iii) the indirect ownership interest in the Harborside 2-3 Mortgage Loan borrower that is not a subsidiary of the Pref JV. An affiliate of NongHyup Bank is also the mezzanine lender in connection with the mezzanine loan related to the Harborside 2-3 Mortgage Loan and an affiliate of NongHyup Bank is the mortgage lender on the Harborside 1 Property. The preferred equity investment will be repaid only from net cash distributions to the Pref JV from capital transactions with respect to the Harborside 1 Property and/or the Mortgaged Property. Following an event of default under the operating agreement of the Pref JV (which includes, among other things, Harborside 2-3 Mortgage Loan documents or mezzanine loan documents with respect to the operation of the Mortgaged Property), the preferred member may remove the manager of the Pref JV appointed by the common member and appoint a new manager to control the Pref JV. An event of default under the mortgage loan documents relating to the Harborside 1 Property mortgage loan does not cause an event of default under the operating agreement of the Pref JV, but certain events relating to the Harborside 1 Property, such as a bankruptcy of the Harborside 1 Property owner entity or certain material judgments affecting the Harborside 1 Property, could result in an event of default under the operating agreement of the Pref JV. The preferred equity documents include, among other things, a recourse guaranty and an equity contribution guaranty in an amount of $20,000,000, in each case made by the guarantors of the Harborside 2-3 Mortgage Loan. See “—Certain Terms of the Mortgage Loans—Mezzanine Indebtedness” above.

Other Unsecured Indebtedness

Certain Mortgage Loans permit the borrower (or an affiliate thereof) to incur certain other subordinate indebtedness as described below:

●	With respect to the Gateway Center South Mortgage Loan (5.2%), the Mortgage Loan documents permit any pledge, hypothecation or collateral assignment of, or other lien on, any direct or indirect equity interests in, and/or right to distributions from, and/or the issuance of any preferred equity in, any Multi-Asset Person (as defined below), provided that after any such transfer the non-recourse carveout guarantor then in place will continue to control the borrower. “Multi-Asset Person” means a person or entity that (x) owns, in the aggregate, not more than a 49% indirect interest in the borrower and (y) derives less than 20% of its aggregate gross income, and less than 20% of its net worth, from its direct or indirect interest in the Mortgaged Property.
●	With respect to the 500 Charles Ewing Boulevard Mortgage Loan (4.4%), the related borrower sponsor, Office Properties Income Trust (“OPI”), a real estate investment trust (“REIT”), executed a debt commitment letter dated April 11, 2023, for a bridge loan (the “Bridge Loan”) to be provided by JPMCB (the “Bridge Lender”) in connection with a merger between OPI and Diversified Healthcare Trust, also a REIT, expected to be consummated in the third calendar quarter of 2023 (the “Merger”), following which OPI is expected to be the surviving entity. The Bridge Loan is expected to have a maturity date in 2024. However, as of the Cut-off Date, neither OPI nor any of its subsidiaries has entered into definitive agreements for the debt financing, and the obligation of the Bridge Lender to provide the debt financing under the debt commitment letter is subject to a number of conditions, including conditions with respect to completion of diligence and structuring of the debt financing, and completion of satisfactory definitive documentation. We cannot assure you that the Bridge Loan will close as expected to help finance the Merger and that the Merger will be consummated as expected.
●	With respect to the Green Acres Mortgage Loan (2.8%), the Mortgage Loan documents permit The Macerich Partnership, L.P. (“Macerich”), the non-recourse carveout guarantor, to remain as a borrower in a $525 million secured revolving credit facility under which Deutsche
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Bank AG, New York Branch and Goldman Sachs USA are secured parties. Macerich, which owns 100% of the membership interests in Green Acres Adjacent LLC (“Green Acres”), a borrower, has pledged its membership interests in Green Acres as collateral for such secured revolving credit facility. In addition, the related Mortgage Loan documents permit certain other pledges and issuances of preferred equity by or in certain entities that directly or indirectly hold ownership interests in the borrowers.

●	With respect to the Scottsdale Fashion Square Mortgage Loan (1.0%), the Mortgage Loan documents permit pledges and issuances of preferred equity by or in certain entities that directly or indirectly hold ownership interests in the borrowers.
●	With respect to the Riverview Tower Mortgage Loan (1.0%), Hertz Realty Operating Partnership, LP (“Hertz Group”), the non-recourse carveout guarantor and sole member of the borrower, has entered into a secured revolving credit facility in the maximum principal amount of $40 million (the “Hertz Corporate Credit Facility”) under which Dollar Savings Bank is the secured party, and according to the borrower, $2.5 million was outstanding under the Hertz Corporate Credit Facility as of the origination date of the Riverview Tower Mortgage Loan. Hertz Group has pledged a 45.45% non-controlling interest in the borrower along with various ownership interests in other entities owned by the guarantor as collateral for the Hertz Corporate Credit Facility, and Isaac Hertz, Sarah Hertz Gordon and William Zev Hertz, who indirectly control Hertz Group, provided a guaranty guaranteeing Hertz Group’s obligations under the Hertz Corporate Credit Facility. No cash flow from the related Mortgaged Property was pledged to the lender under the Hertz Corporate Credit Facility. Under the Hertz Corporate Credit Facility, Hertz Group is required to maintain a minimum net worth of $500 million and a minimum liquidity of $15 million, and under the related Riverview Tower Mortgage Loan documents, Hertz Group is required to maintain a minimum net worth of $28.0 million and a minimum liquidity of $2.8 million. Based on the Appraised Value of the Mortgaged Property (approximately $40.2 million), the implied equity of Hertz Group in the Mortgaged Property is approximately $12.6 million, which represents approximately 1.15% of such $500 million net worth requirement.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the 12800 Culver Boulevard Mortgage Loan, the Gateway Center South Mortgage Loan, the Back Bay Office Mortgage Loan, the Oxmoor Center Mortgage Loan, the Austin Multifamily Portfolio Mortgage Loan, the Select Parking NYC Portfolio Mortgage Loan, the Heritage Plaza Mortgage Loan, the Harborside 2-3 Mortgage Loan, the Green Acres Mortgage Loan, The Widener Building Mortgage Loan, the One & Two Commerce Square Mortgage Loan, the Miracle Mile Mortgage Loan, the Queens Crossing Mortgage Loan, the Scottsdale Fashion Square Mortgage Loan, the Riverview Tower Mortgage Loan and the Platinum Tower Mortgage Loan is part of a Whole Loan consisting of such Mortgage Loan and the related Pari Passu Companion Loan(s) and/or in certain cases, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Loan Holder” or “Companion Loan Holders”) are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“AB Whole Loan” means the Back Bay Office Whole Loan.

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“BANK5 2023-5YR2 PSA” means the pooling and servicing agreement governing the servicing of the Queens Crossing Whole Loan.

“BBCMS 2023-C20 PSA” means the pooling and servicing agreement governing the servicing of the One & Two Commerce Square Whole Loan (until the securitization of the related Controlling Companion Loan).

“Benchmark 2023-B39 PSA” means the pooling and servicing agreement governing the servicing of the Back Bay Office Whole Loan and the Platinum Tower Whole Loan.

“Benchmark 2023-V2 PSA” means the pooling and servicing agreement governing the servicing of the Austin Multifamily Portfolio Whole Loan, the Heritage Plaza Whole Loan (until the securitization of the related Controlling Companion Loan), the Harborside 2-3 Whole Loan and the Green Acres Whole Loan.

“MIRA 2023-MILE TSA” means the trust and servicing agreement governing the servicing of the Miracle Mile Whole Loan.

“SCOTT 2023-SFS TSA” means the trust and servicing agreement governing the servicing of the Scottsdale Fashion Square Whole Loan.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term or concept specified in the related Co-Lender Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Companion Loan” means, (i) with respect to any Servicing Shift Whole Loan, the related Pari Passu Companion Loan related to which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the related Servicing Shift PSA entered into in connection with such securitization and (ii) with respect to each of the Heritage Plaza Whole Loan and the One & Two Commerce Square Whole Loan, the related Pari Passu Companion Loan related to which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the related pooling and servicing agreement of such future securitization. DBR Investments Co. Limited is currently the holder of the “Controlling Companion Loan” with respect to the Gateway Center South Whole Loan. Bank of Montreal or an affiliate thereof is currently the holder of the “Controlling Companion Loan” with respect to The Widener Building Whole Loan and Bank of Montreal or an affiliate thereof is currently the holder of the “Controlling Companion Loan” with respect to the Riverview Tower Whole Loan. Morgan Stanley Bank, N.A. is currently the holder of the “Controlling Companion Loan” with respect to the Heritage Plaza Whole Loan. Bank of America, N.A. is currently the holder of the “Controlling Companion Loan” with respect to the One & Two Commerce Square Whole Loan.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term or concept specified in the related Co-Lender Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

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“Non-Serviced AB Whole Loan” means the Back Bay Office Whole Loan.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Co-Lender Agreement” means, with respect to any Non-Serviced Whole Loan, the related Co-Lender Agreement.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Directing Holder” means, with respect to any Non-Serviced Whole Loan, the directing holder (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the master servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, after the applicable Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” (or “Servicing Shift” after the related Servicing Shift Securitization Date) under the column titled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans and no Subordinate Companion Loans in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, after the applicable Servicing Shift Securitization Date, the related Servicing Shift Whole Loan.

“Non-Serviced PSA” means each of the pooling and servicing agreements or trust and servicing agreements, as applicable, identified under the column titled “Non-Serviced PSA/TSA” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans, the Non-Serviced AB Whole Loans and, after the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes”

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below and, prior to the related Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loan.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” (or “Servicing Shift” prior to the related Servicing Shift Securitization Date) under the column titled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means each Mortgage Loan related to a Serviced Pari Passu Whole Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column titled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below and, prior to the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan.

“Servicing Shift Mortgage Loan” means each of the Mortgage Loans identified as “Servicing Shift” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift PSA” means, with respect to each Servicing Shift Whole Loan, the pooling and servicing agreement governing the servicing of such Servicing Shift Whole Loan following the related Servicing Shift Securitization Date.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Controlling Companion Loan.

“Servicing Shift Whole Loan” means each of the Whole Loans identified as “Servicing Shift” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means with respect to any AB Whole Loan, any related subordinated note not included in the issuing entity, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Co-Lender Agreement.

“Whole Loan” means each of the 12800 Culver Boulevard Whole Loan, the Gateway Center South Whole Loan, the Back Bay Office Whole Loan, the Oxmoor Center Whole Loan, the Austin Multifamily Portfolio Whole Loan, the Select Parking NYC Portfolio Whole Loan, the Heritage Plaza Whole Loan, the Harborside 2-3 Whole Loan, the Green Acres Whole Loan, The Widener Building Whole Loan, the One & Two Commerce Square Whole Loan, the Miracle Mile Whole Loan, the Queens Crossing Whole Loan, the Scottsdale Fashion Square Whole Loan, the Riverview Tower Whole Loan and the Platinum Tower Whole Loan, as the context may require and as applicable.

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The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
12800 Culver Boulevard	$75,000,000	7.8%	$9,800,000	NAP	39.4%	39.4%	2.37x	2.37x
Gateway Center South	$50,000,000	5.2%	$112,500,000	NAP	59.9%	59.9%	1.21x	1.21x
Back Bay Office	$45,000,000	4.7%	$430,000,000	$65,000,000	33.7%	38.3%	2.55x	2.16x
Oxmoor Center	$45,000,000	4.7%	$45,000,000	NAP	58.8%	58.8%	1.50x	1.50x
Austin Multifamily Portfolio	$35,000,000	3.6%	$75,000,000	NAP	58.8%	58.8%	1.21x	1.21x
Select Parking NYC Portfolio	$34,000,000	3.5%	$10,000,000	NAP	61.0%	61.0%	1.35x	1.35x
Heritage Plaza	$32,000,000	3.3%	$140,000,000	NAP	33.0%	33.0%	1.54x	1.54x
Harborside 2-3	$27,500,000	2.8%	$197,500,000	NAP	56.8%	56.8%	2.36x	2.36x
Green Acres	$27,000,000	2.8%	$343,000,000	NAP	54.5%	54.5%	2.10x	2.10x
The Widener Building	$23,000,000	2.4%	$27,000,000	NAP	53.9%	53.9%	1.65x	1.65x
One & Two Commerce Square	$22,500,000	2.3%	$197,500,000	NAP	51.4%	51.4%	1.52x	1.52x
Miracle Mile	$20,000,000	2.1%	$405,000,000	NAP	38.6%	38.6%	1.96x	1.96x
Queens Crossing	$20,000,000	2.1%	$37,100,000	NAP	57.1%	57.1%	1.33x	1.33x
Scottsdale Fashion Square	$10,000,000	1.0%	$690,000,000	NAP	38.4%	38.4%	1.92x	1.92x
Riverview Tower	$10,000,000	1.0%	$17,600,000	NAP	68.7%	68.7%	1.40x	1.40x
Platinum Tower	$8,994,325	0.9%	$14,990,542	NAP	49.0%	49.0%	1.78x	1.78x

(1)	With respect to certain of the Mortgage Loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values, as described under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(2)	Calculated including the related Pari Passu Companion Loan(s) but excluding the related Subordinate Companion Loan(s), any related mezzanine loan(s) and any other subordinate indebtedness.
(3)	Calculated including the related Pari Passu Companion Loan(s) and the related Subordinate Companion Loan(s) but excluding any related mezzanine loan(s) and any other subordinate indebtedness.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA/TSA(1)	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
12800 Culver Boulevard	Serviced	NAP	A-1-1	Control Note	Pari Passu	$45,320,000	Benchmark 2023-V3
			A-1-2	Non-Control Note	Pari Passu	$3,250,000	Barclays (or an affiliate)
			A-1-3	Non-Control Note	Pari Passu	$3,250,000	Barclays (or an affiliate)
			A-1-4	Non-Control Note	Pari Passu	$3,300,000	Barclays (or an affiliate)
			A-2-1	Non-Control Note	Pari Passu	$15,000,000	Benchmark 2023-V3
			A-2-2	Non-Control Note	Pari Passu	$10,000,000	Benchmark 2023-V3
			A-2-3	Non-Control Note	Pari Passu	$4,680,000	Benchmark 2023-V3
Gateway Center South	Servicing Shift	NAP(2)	A-1	Control Note	Pari Passu	$30,000,000	DBRI
			A-2	Non-Control Note	Pari Passu	$25,000,000	Benchmark 2023-V3
			A-3	Non-Control Note	Pari Passu	$20,000,000	DBRI
			A-4	Non-Control Note	Pari Passu	$15,000,000	Benchmark 2023-V3
			A-5	Non-Control Note	Pari Passu	$12,500,000	DBRI
			A-6	Non-Control Note	Pari Passu	$10,000,000	Benchmark 2023-V3
			A-7	Non-Control Note	Pari Passu	$40,000,000	WFBNA
			A-8	Non-Control Note	Pari Passu	$10,000,000	WFBNA
Back Bay Office	Non-Serviced	Benchmark 2023-B39	A-1	Non-Control Note(3)	Pari Passu	$137,500,000	NY Life Insurance
			A-2	Non-Control Note(3)	Pari Passu	$100,000,000	TIAA
			A-3	Non-Control Note	Pari Passu	$22,500,000	Benchmark 2023-V3
			A-4-1	Non-Control Note(3)	Pari Passu	$30,000,000	Benchmark 2023-B39
			A-4-2	Non-Control Note	Pari Passu	$25,000,000	Zions Bancorporation, N.A.
			A-4-3	Non-Control Note	Pari Passu	$5,000,000	Benchmark 2023-V3
			A-5	Non-Control Note	Pari Passu	$30,000,000	DBNY
			A-6	Non-Control Note	Pari Passu	$50,000,000	BANK5 2023-5YR2
			A-7-A	Non-Control Note	Pari Passu	$15,000,000	WFBNA
			A-7-B	Non-Control Note	Pari Passu	$10,000,000	WFBNA
			A-8-1	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2023-B39
			A-8-2-A	Non-Control Note	Pari Passu	$17,500,000	Benchmark 2023-V3
			A-8-2-B	Non-Control Note	Pari Passu	$2,500,000	GSBI
			A-8-3	Non-Control Note	Pari Passu	$10,000,000	GSBI
			B-1	Control Note(3)	Subordinate	$39,000,000	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC
			B-2	Non-Control Note	Subordinate	$26,000,000	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC
Oxmoor Center	Serviced	NAP	A-1	Control Note	Pari Passu	$45,000,000	Benchmark 2023-V3
			A-2	Non-Control Note	Pari Passu	$10,000,000	BBCMS 2023-C20
			A-3	Non-Control Note	Pari Passu	$5,000,000	BBCMS 2023-C20
			A-4	Non-Control Note	Pari Passu	$17,500,000	SGFC
			A-5	Non-Control Note	Pari Passu	$7,500,000	BBCMS 2023-C20
			A-6	Non-Control Note	Pari Passu	$5,000,000	SGFC
Austin Multifamily Portfolio	Non-Serviced	Benchmark 2023-V2	A-1	Control Note	Pari Passu	$75,000,000	Benchmark 2023-V2
			A-2	Non-Control Note	Pari Passu	$35,000,000	Benchmark 2023-V3
Select Parking NYC Portfolio	Serviced	NAP	A-1	Non-Control Note	Pari Passu	$10,000,000	BMO
			A-2	Control Note	Pari Passu	$34,000,000	Benchmark 2023-V3
Heritage Plaza	Non-Serviced	Benchmark 2023-V2(4)	A-1-1	Non-Control Note	Pari Passu	$22,000,000	BANK5 2023-5YR2
			A-1-2	Control	Pari Passu	$18,000,000	MSBNA(4)
			A-2-1	Non-Control Note	Pari Passu	$20,000,000	MSWF 2023-1
			A-2-2	Non-Control Note	Pari Passu	$5,000,000	MSBNA
			A-3-1	Non-Control Note	Pari Passu	$12,500,000	BMO
			A-3-2	Non-Control Note	Pari Passu	$7,500,000	BMO
			A-4	Non-Control Note	Pari Passu	$15,000,000	MSBNA
			A-5	Non-Control Note	Pari Passu	$40,000,000	Benchmark 2023-V2(4)
			A-6	Non-Control Note	Pari Passu	$32,000,000	Benchmark 2023-V3
Harborside 2-3	Non-Serviced	Benchmark 2023-V2	A-1	Control Note	Pari Passu	$50,000,000	Benchmark 2023-V2
			A-2-1-A	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2023-V3
			A-2-1-B	Non-Control Note	Pari Passu	$15,000,000	CREFI
			A-2-2	Non-Control Note	Pari Passu	$15,000,000	BMO 2023-C5
			A-3	Non-Control Note	Pari Passu	$25,000,000	Benchmark 2023-B39
			A-4-1	Non-Control Note	Pari Passu	$20,000,000	CREFI
			A-4-2	Non-Control Note	Pari Passu	$5,000,000	CREFI
			A-5-1	Non-Control Note	Pari Passu	$15,000,000	BMO
			A-5-2	Non-Control Note	Pari Passu	$7,500,000	Benchmark 2023-V3
			A-6-1	Non-Control Note	Pari Passu	$15,000,000	BMO 2023-C5
			A-6-2	Non-Control Note	Pari Passu	$2,500,000	BMO
			A-7	Non-Control Note	Pari Passu	$15,000,000	Benchmark 2023-V2
			A-8	Non-Control Note	Pari Passu	$10,000,000	BMO
			A-9	Non-Control Note	Pari Passu	$10,000,000	BMO
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Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA/TSA(1)	Note Name	Control Note / Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
Green Acres	Non-Serviced	Benchmark 2023-V2	A-1	Control Note	Pari Passu	$36,000,000	Benchmark 2023-V2
			A-2	Non-Control Note	Pari Passu	$31,500,000	FIVE 2023-V1
			A-3	Non-Control Note	Pari Passu	$32,500,000	Benchmark 2023-B38
			A-4-1	Non-Control Note	Pari Passu	$6,500,000	Benchmark 2023-V2
			A-4-2-1	Non-Control Note	Pari Passu	$12,000,000	Benchmark 2023-V3
			A-4-2-2	Non-Control Note	Pari Passu	$5,500,000	BMO
			A-5	Non-Control Note	Pari Passu	$21,500,000	BBCMS 2023-C19
			A-6	Non-Control Note	Pari Passu	$20,000,000	BMO 2023-C4
			A-7	Non-Control Note	Pari Passu	$18,500,000	FIVE 2023-V1
			A-8	Non-Control Note	Pari Passu	$6,000,000	BMO 2023-C4
			A-9	Non-Control Note	Pari Passu	$50,000,000	BANK5 2023-5YR1
			A-10	Non-Control Note	Pari Passu	$20,000,000	BANK 2023-BNK45
			A-11	Non-Control Note	Pari Passu	$10,000,000	BANK5 2023-5YR1
			A-12	Non-Control Note	Pari Passu	$10,000,000	BANK5 2023-5YR1
			A-13-1	Non-Control Note	Pari Passu	$25,000,000	BBCMS 2023-C19
			A-13-2	Non-Control Note	Pari Passu	$5,000,000	Benchmark 2023-V2
			A-14	Non-Control Note	Pari Passu	$25,000,000	FIVE 2023-V1
			A-15-1	Non-Control Note	Pari Passu	$17,500,000	Benchmark 2023-B38
			A-15-2	Non-Control Note	Pari Passu	$2,500,000	Benchmark 2023-V2
			A-16	Non-Control Note	Pari Passu	$15,000,000	Benchmark 2023-V3
The Widener Building	Servicing Shift	NAP(5)	A-1	Non-Control Note	Pari Passu	$12,500,000	Benchmark 2023-V3
			A-2	Non-Control Note	Pari Passu	$10,500,000	Benchmark 2023-V3
			A-3	Control Note	Pari Passu	$2,000,000	BMO
			A-4	Non-Control Note	Pari Passu	$12,500,000	Starwood Mortgage Funding VII
			A-5	Non-Control Note	Pari Passu	$7,500,000	Starwood Mortgage Funding VII
			A-6	Non-Control Note	Pari Passu	$5,000,000	Starwood Mortgage Funding VII
One & Two Commerce Square	Non-Serviced	BBCMS 2023-C20(6)	A-1	Control Note	Pari Passu	$30,833,333	BANA(6)
			A-2	Non-Control Note	Pari Passu	$20,000,000	BBCMS 2023-C20(6)
			A-3	Non-Control Note	Pari Passu	$12,500,000	BANK5 2023-5YR2
			A-4	Non-Control Note	Pari Passu	$10,000,000	BBCMS 2023-C20(6)
			A-5	Non-Control Note	Pari Passu	$30,000,000	BBCMS 2023-C20(6)
			A-6	Non-Control Note	Pari Passu	$22,500,000	Benchmark 2023-V3
			A-7	Non-Control Note	Pari Passu	$12,500,000	Barclays (or an affiliate)
			A-8	Non-Control Note	Pari Passu	$8,333,333	Barclays (or an affiliate)
			A-9	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2023-B39
			A-10-1	Non-Control Note	Pari Passu	$12,500,000	BANK5 2023-5YR2
			A-10-2	Non-Control Note	Pari Passu	$12,500,000	JPMCB
			A-11	Non-Control Note	Pari Passu	$10,000,000	JPMCB
			A-12	Non-Control Note	Pari Passu	$8,333,333	JPMCB
Miracle Mile	Non-Serviced	MIRA 2023-MILE	A-1-S1	Control Note	Pari Passu	$162,500,000	MIRA 2023-MILE
			A-2-S1	Non-Control Note	Pari Passu	$106,250,000	MIRA 2023-MILE
			A-1-C1	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2023-B39
			A-1-C2	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2023-V3
			A-3-C1	Non-Control Note	Pari Passu	$67,000,000	BANA
			A-3-C2	Non-Control Note	Pari Passu	$29,250,000	BANA
			A-3-C3	Non-Control Note	Pari Passu	$10,000,000	BANA
Queens Crossing	Non-Serviced	BANK5 2023-5YR2	A-1	Control Note	Pari Passu	$20,000,000	BANK5 2023-5YR2
			A-2	Non-Control Note	Pari Passu	$17,100,000	BANK5 2023-5YR2
			A-3	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2023-V3
Scottsdale Fashion Square	Non-Serviced	SCOTT 2023-SFS	A-1-S1	Control Note	Pari Passu	$250,000,000	SCOTT 2023-SFS
			A-2-S1	Non-Control Note	Pari Passu	$250,000,000	SCOTT 2023-SFS
			A-1-C1	Non-Control Note	Pari Passu	$25,000,000	Benchmark 2023-B38
			A-1-C2	Non-Control Note	Pari Passu	$24,000,000	Benchmark 2023-B38
			A-1-C3	Non-Control Note	Pari Passu	$41,000,000	Benchmark 2023-B39
			A-1-C4	Non-Control Note	Pari Passu	$10,000,000	Benchmark 2023-V2
			A-2-C1	Non-Control Note	Pari Passu	$40,000,000	BBCMS 2023-C19
			A-2-C2-1	Non-Control Note	Pari Passu	$25,000,000	Benchmark 2023-V2
			A-2-C2-2	Non-Control Note	Pari Passu	$5,000,000	Benchmark 2023-V3
			A-2-C3-1	Non-Control Note	Pari Passu	$25,000,000	BBCMS 2023-C19
			A-2-C3-2	Non-Control Note	Pari Passu	$5,000,000	Benchmark 2023-V3
Riverview Tower	Servicing Shift	NAP(7)	A-1	Control Note	Pari Passu	$17,600,000	BMO
			A-2	Non-Control Note	Pari Passu	$10,000,000	Benchmark 2023-V3
Platinum Tower	Non-Serviced	Benchmark 2023-B39	A-1	Control Note	Pari Passu	$14,990,542	Benchmark 2023-B39
			A-2	Non-Control Note	Pari Passu	$8,994,325	Benchmark 2023-V3

(1)	The identification of a “Non-Serviced PSA/TSA” above indicates that we have identified a securitization trust that has closed or priced or as to which a preliminary prospectus or final prospectus has printed and that has included, or is expected to include, the related controlling note for such whole loan.
(2)	From and after the related Servicing Shift Securitization Date, the Gateway Center South Mortgage Loan will be serviced pursuant to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan.
(3)	The Back Bay Office Whole Loan is an AB Whole Loan, and the controlling note as of the date hereof is a related subordinate note. Upon the occurrence of certain trigger events specified in the related Co-Lender Agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior
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note) in the subject Whole Loan, which more senior note will thereafter be the controlling note. The more senior note may be included in another securitization trust, in which case the directing party for the related Whole Loan will be the party designated under the servicing agreement for such securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Back Bay Office Whole Loan”.

(4)	The Heritage Plaza Mortgage Loan will initially be serviced under the Benchmark 2023-V2 PSA. From and after the securitization of the related Controlling Companion Loan, the Heritage Plaza Mortgage Loan will be serviced under the pooling and servicing agreement governing such securitization.
(5)	From and after the related Servicing Shift Securitization Date, The Widener Building Mortgage Loan will be serviced pursuant to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan.
(6)	The One & Two Commerce Square Mortgage Loan will initially be serviced under the BBCMS 2023-C20 PSA. From and after the securitization of the related Controlling Companion Loan, the One & Two Commerce Square Mortgage Loan will be serviced under the pooling and servicing agreement governing such securitization
(7)	From and after the related Servicing Shift Securitization Date, the Riverview Tower Mortgage Loan will be serviced pursuant to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Co-Lender Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Property Protection Advances in respect of the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Property Protection Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Pari Passu Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder or a rating agency, as applicable, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained
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from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs, fees and expenses (such as a pro rata share of a Property Protection Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other than the Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loans), the related Control Note will be included in the issuing entity, and the Directing Holder will have certain consent rights (if no Control Termination Event is continuing) and consultation rights (during a Control Termination Event, but while no Consultation Termination Event is continuing) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Holder”.

Control Rights with respect to the Servicing Shift Whole Loans

With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Holder appointed by the Controlling Class pursuant to the PSA, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to the related Servicing Shift Whole Loan, in general, neither the related borrower nor an affiliate thereof will be entitled to exercise the rights of such “Controlling Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent party) with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Co-Lender Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, a related Non-Control Note will be included in the issuing entity, and, prior to the related Servicing Shift Securitization Date, pursuant to the PSA, the Controlling Class Representative appointed by the Controlling Class, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights, if any, of the Non-Controlling Holder under the related Co-Lender Agreement.

The master servicer or the special servicer, as the case may be, will be required to (i) provide each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder due to the occurrence of a Control Termination Event or Consultation Termination Event)

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and (ii) use reasonable efforts to consult each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an Asset Status Report by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision, and consider on a non-binding basis alternative actions recommended by such Non-Controlling Holder.

Such consultation right will generally expire ten business days (or, in certain cases, with respect to an “acceptable insurance default”, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten business day (or 30-day) period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such Non-Controlling Holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (provided that such consent will not be required if the related Non-Controlling Holder is a borrower or an affiliate thereof) unless special servicer has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such Non-Controlling Holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Co-Lender Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced

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Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make property protection advances (or equivalent term) in respect of the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a property protection advance (or equivalent term) would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make property protection advances (or equivalent term) with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the material servicing terms of the Non-Serviced PSAs.

With respect to each Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder or a rating agency, as applicable, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.
●	Any losses, liabilities, claims, fees, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.
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Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan (other than any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled to (i) direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing holder (or equivalent party) under the related Non-Serviced PSA, (ii) consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent party)) with respect to such securitization (or other designated party under the related Non-Serviced PSA) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Co-Lender Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan on and after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the issuing entity, and the Controlling Class Representative, if no Consultation Termination Event is continuing, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, pursuant to the related Co-Lender Agreement, will be required to (i) provide each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Holder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) consult (or to use reasonable efforts to consult) each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an asset status report by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten business days (or, in certain cases, with respect to an “acceptable insurance default”, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten business day (or 30-day) period will be deemed to begin anew). In no event will the related Non-Serviced

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Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the related Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event (or analogous term) under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such Non-Controlling Holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The related Non-Serviced Custodian is expected to be the custodian of the mortgage file with respect to each Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to securitization trust created pursuant to the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (or its representative under the related pooling and servicing agreement) (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such Non-Controlling Holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

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The Non-Serviced AB Whole Loan

The Back Bay Office Whole Loan

General

The Back Bay Office Mortgage Loan (4.7%) is part of a split loan structure (the “Back Bay Office Whole Loan”) comprised of the following promissory notes (collectively, the “Back Bay Office Notes”):

(i)                 a promissory note designated Note A-1 in the original principal amount of $137,500,000, currently held by New York Life Insurance Company;

(ii)              a promissory note designated Note A-2 in the original principal amount of $100,000,000, currently held by Teachers Insurance and Annuity Association of America;

(iii)           a promissory note designated Note A-3 in the original principal amount of $22,500,000, currently held by Deutsche Bank AG, New York Branch and which is expected to be contributed to this Benchmark 2023-V3 securitization transaction;

(iv)            a promissory note designated Note A-4-1 in the original principal amount of $30,000,000, currently held by Deutsche Bank AG, New York Branch and which is expected to be contributed to the Benchmark 2023-B39 securitization transaction;

(v)               a promissory note designated Note A-4-2 in the original principal amount of $25,000,000, currently held by Deutsche Bank AG, New York Branch;

(vi)            a promissory note designated Note A-4-3 in the original principal amount of $5,000,000, currently held by Deutsche Bank AG, New York Branch and which is expected to be contributed to this Benchmark 2023-V3 securitization transaction;

(vii)         a promissory note designated Note A-5 in the original principal amount of $30,000,000, currently held by Deutsche Bank AG, New York Branch;

(viii)      a promissory note designated Note A-6 in the original principal amount of $50,000,000, currently held by Wells Fargo Bank, National Association and which is expected to be contributed to the BANK5 2023-5YR2 securitization transaction;

(ix)          a promissory note designated Note A-7-A in the original principal amount of $15,000,000, currently held by Wells Fargo Bank, National Association;

(x)             a promissory note designated Note A-7-B in the original principal amount of $10,000,000, currently held by Wells Fargo Bank, National Association;

(xi)          a promissory note designated Note A-8-1 in the original principal amount of $20,000,000, currently held by Goldman Sachs Bank USA and which is expected to be contributed to the Benchmark 2023-B39 securitization transaction;

(xii)       a promissory note designated Note A-8-2-A in the original principal amount of $17,500,000, currently held by Goldman Sachs Bank USA and which is expected to be contributed to this Benchmark 2023-V3 securitization transaction;

(xiii)    a promissory note designated Note A-8-2-B in the original principal amount of $2,500,000, currently held by Goldman Sachs Bank USA;

(xiv)     a promissory note designated Note A-8-3 in the original principal amount of $10,000,000, currently held by Goldman Sachs Bank USA;

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(xv)        a promissory note designated Note B-1 in the original principal amount of $39,000,000, currently held by SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC; and

(xvi)     a promissory note designated Note B-2 in the original principal amount of $26,000,000, currently held by SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC.

The rights of the holders of the Back Bay Office Notes (the “Back Bay Office Noteholders”) are subject to a Co-Lender Agreement (the “Back Bay Office Co-Lender Agreement”). The summaries below describe certain provisions of the Back Bay Office Co-Lender Agreement.

As used in this section “The Non-Serviced AB Whole Loan—The Back Bay Office Whole Loan”, the capitalized terms “Master Servicer”, “Special Servicer”, “Operating Advisor”, “Certificate Administrator”, “Custodian” and “Trustee” mean such respective parties under the Benchmark 2023-B39 pooling and servicing agreement (the “Benchmark 2023-B39 PSA”).

As used in this prospectus:

(i)                  The Back Bay Office Notes designated Note A-1, Note A-2, Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2-A, Note A-8-2-B and Note A-8-3 are collectively referred to as the “Back Bay Office Senior Notes” and the holders thereof (including any issuing entity that holds a Back Bay Office Senior Note) are collectively referred to as the “Back Bay Office Senior Noteholders”;

(ii)               The Back Bay Office Senior Notes designated Note A-3, Note A-4-3 and Note A-8-2-A are collectively referred to as the “Back Bay Office Mortgage Loan”, Note A-1, Note A-2, Note A-4-1, Note A-4-2, Note A-5, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2-B and Note A-8-3 are collectively referred to as the “Back Bay Office Pari Passu Companion Notes” and the holders thereof are referred to as the “Back Bay Office Pari Passu Companion Noteholders”;

(iii)            The Back Bay Office Notes designated Note B-1 and Note B-2 are collectively referred to as the “Back Bay Office Junior Notes” and the holders thereof are referred to as the “Back Bay Office Junior Noteholders”;

(iv)             The Back Bay Office Pari Passu Companion Notes and the Back Bay Office Junior Notes are collectively referred to as the “Back Bay Office Companion Notes” and the holders thereof are referred to as the “Back Bay Office Companion Noteholders”;

(v)                The Back Bay Office Senior Notes accrue interest at 6.2980% per annum (the “Back Bay Office Senior Note Rate”). As used herein, the “Back Bay Office Net Senior Note Rate” means the Back Bay Office Senior Note Rate, less the primary servicing fee rate applicable to the Back Bay Office Whole Loan under the Benchmark 2023-B39 PSA;

(vi)             The Back Bay Office Junior Notes accrue interest at 8.2000% per annum (the “Back Bay Office Junior Note Rate”). As used herein, the “Back Bay Office Net Junior Note Rate” means the Back Bay Office Junior Note Rate, less the primary servicing fee rate applicable to the Back Bay Office Whole Loan under the Benchmark 2023-B39 PSA;

(vii)          “Back Bay Office Mortgage Rate” means, as of any date of determination, the weighted average of the Back Bay Office Senior Note Rate and the Back Bay Office Junior Note Rate;

(viii)      “Back Bay Office Senior Note Relative Spread” means the ratio of the Back Bay Office Senior Note Rate to the Back Bay Office Mortgage Rate;

(ix)          “Back Bay Office Junior Note Relative Spread” means the ratio of the Back Bay Office Junior Note Rate to the Back Bay Office Mortgage Rate;

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(x)             “Back Bay Office Senior Note Default Rate” means a rate per annum equal to the Back Bay Office Senior Note Rate plus the lesser of (i) the maximum legal rate minus the Back Bay Office Senior Note Rate and (ii) 4%;

(xi)          “Initial Back Bay Office Note Percentage Interest” means, with respect to the Back Bay Office Note with the designations set forth below, the percentage set forth next to such promissory note:

Back Bay Office Note	Initial Back Bay Office Note Percentage Interest
Note A-1	25.462962962963000%
Note A-2	18.518518518518500%
Note A-3	4.166666666666670%
Note A-4-1	5.555555555555560%
Note A-4-2	4.629629629629630%
Note A-4-3	0.9259259259259260%
Note A-5	5.555555555555560%
Note A-6	9.259259259259260%
Note A-7-A	2.777777777777780%
Note A-7-B	1.851851851851850%
Note A-8-1	3.70370370370370%
Note A-8-2-A	3.240740740740740%
Note A-8-2-B	0.4629629629629630%
Note A-8-3	1.851851851851850%
Note B-1	7.222222222222220%
Note B-2	4.814814814814810%

(xii)        “Aggregate Back Bay Office Senior Note Percentage Interest” means, as of any date of determination, the sum of the Initial Back Bay Office Note Percentage Interests of the Back Bay Office Senior Notes;

(xiii)     “Aggregate Back Bay Office Junior Note Percentage Interest” means, as of any date of determination, the sum of the Initial Back Bay Office Note Percentage Interests of the Back Bay Office Junior Notes;

(xiv)      “Pro Rata and Pari Passu Basis” with respect to the Back Bay Office Whole Loan means, (i) with respect to the Back Bay Office Senior Notes and the Back Bay Office Senior Noteholders (or any specified group of such promissory notes and noteholders), the allocation of any particular payment, collection, cost, expense, liability or other amount between such promissory notes or such noteholders, as the case may be, in accordance with a specified basis and without any priority of any such promissory note or any such noteholder over another such promissory note or noteholder, as the case may be, and in any event such that each such promissory note or noteholder, as the case may be, is allocated its respective pro rata portion (relative to the other such promissory notes in accordance with the applicable specified basis) of such particular payment, collection, cost, expense, liability or other amount; and (ii) with respect to the Back Bay Office Junior Notes and the Back Bay Office Junior Noteholders (or any specified group of such promissory notes and noteholders), the allocation of any particular payment, collection, cost, expense, liability or other amount between such promissory notes or such noteholders, as the case may be, in accordance with a specified basis and without any priority of any such promissory note or any such noteholder over another such promissory note or noteholder, as the case may be, and in any event such that each such promissory note or noteholder, as the case may be, is allocated its respective pro rata portion (relative to the other such promissory notes in accordance with the applicable specified basis) of such particular payment, collection, cost, expense, liability or other amount;

(xv)         “Back Bay Office Recovered Costs” means any amounts referred to in clauses (i)(d) and/or (i)(e) of the definition of “Defaulted Back Bay Office Senior Note Purchase Price” that, at the time of determination, had been previously paid or reimbursed to the Master Servicer or the Special Servicer from sources other than collections on or in respect of the Back Bay Office

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Whole Loan or the Mortgaged Property (including, without limitation, from collections on or in respect of loans, if any, other than the Back Bay Office Whole Loan); and

(xvi)     “Defaulted Back Bay Office Senior Note Purchase Price” means, as of any date of determination, the sum, without duplication, of each of the following to the extent that such amounts have not been previously paid or reimbursed as described under “—Application of Payments” below: (a) the aggregate outstanding principal balance of the Back Bay Office Senior Notes, (b) accrued and unpaid interest on the aggregate outstanding principal balance of the Back Bay Office Senior Notes at the Back Bay Office Senior Note Rate from the date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period relating to the monthly payment date next following the date the purchase occurred, (c) any other amounts due under the Back Bay Office Whole Loan to the Back Bay Office Senior Noteholders, other than prepayment premiums, penalty charges, late fees, exit fees and any other similar fees, provided that if a borrower party is the purchaser, the Defaulted Back Bay Office Senior Note Purchase Price will include prepayment premiums, penalty charges, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed advances and any expenses incurred in enforcing the mortgage loan documents (including, without limitation, property advances payable or reimbursable to the Master Servicer and the Special Servicer, and special servicing fees incurred by or on behalf of the Back Bay Office Senior Noteholders), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on an advance made by or on behalf of the Back Bay Office Senior Noteholders, (f) (x) if a borrower party is the purchaser, or (y) if the purchase occurs more than ninety (90) days after such option first becomes exercisable as described under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes”, any liquidation or workout fees payable under the Benchmark 2023-B39 PSA with respect to the Back Bay Office Whole Loan; (g) (x) if a borrower party is the purchaser, or (y) if the purchase occurs more than 120 days after notice by the Master Servicer or the Special Servicer to the Back Bay Office Junior Noteholders of the servicing transfer event resulting in the Back Bay Office Whole Loan being a Specially Serviced Loan as a result of which such option first becomes exercisable as described under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes”, any accrued and unpaid late payment charges and default interest on the Back Bay Office Senior Notes that are not held by a securitization trust; and (h) any Back Bay Office Recovered Costs not reimbursed previously to the Back Bay Office Senior Noteholders pursuant to the Back Bay Office Co-Lender Agreement. If the Back Bay Office Mortgaged Property becomes an REO Property, for purposes of determining the Defaulted Back Bay Office Senior Note Purchase Price, interest will be deemed to continue to accrue on the Back Bay Office Senior Notes at the Back Bay Office Senior Note Default Rate as if the Back Bay Office Whole Loan were not so converted. In no event will the Defaulted Back Bay Office Senior Note Purchase Price include amounts due or payable to the Back Bay Office Junior Noteholders under the Back Bay Office Co-Lender Agreement.

Servicing

The Back Bay Office Whole Loan and any related REO Property will be serviced and administered under the Benchmark 2023-B39 PSA.

In servicing the Back Bay Office Whole Loan, the Master Servicer and the Special Servicer are required to service the Back Bay Office Whole Loan in accordance with the Servicing Standard, taking into account the interests of each of the Back Bay Office Noteholders as a collective whole (it being understood that the interests of the Back Bay Office Junior Noteholders are subordinate to the interests of the Back Bay Office Senior Noteholders, subject to the terms and conditions of the Back Bay Office Co-Lender Agreement, including the rights of the Back Bay Office Controlling Noteholder).

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Custody of the Mortgage File

The originals of the mortgage loan documents for the Back Bay Office Whole Loan (other than the original promissory notes not included in the Benchmark 2023-B39 securitization) will be held by the custodian under the Benchmark 2023-B39 PSA.

Application of Payments

In general, the Back Bay Office Junior Notes and the rights of the Back Bay Office Junior Noteholders to receive payments of interest, principal and other amounts with respect to the Back Bay Office Junior Notes are at all times junior, subject and subordinate to the Back Bay Office Senior Notes and the right of the Back Bay Office Senior Noteholders to receive payments of interest, principal and other amounts with respect to the Back Bay Office Senior Notes as set forth in the Back Bay Office Co-Lender Agreement.

Payments Prior to a Back Bay Office Sequential Pay Event

If no Back Bay Office Sequential Pay Event (as defined below) has occurred and is continuing, all amounts tendered by the borrower under the Back Bay Office Whole Loan or otherwise available for payment on or with respect to or in connection with the Back Bay Office Whole Loan or the Back Bay Office Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of monthly payments, the balloon payment, liquidation proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Back Bay Office Whole Loan, insurance proceeds or condemnation proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the related borrower in accordance with the terms of the mortgage loan documents, to the extent permitted by the REMIC provisions) and any other amounts paid by the related borrower (but excluding (x) all amounts for required reserves or escrows required by the mortgage loan documents for the Back Bay Office Whole Loan (to the extent, in accordance with the terms of such mortgage loan documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the Master Servicer or Special Servicer under the Benchmark 2023-B39 PSA and (y) all amounts that are then due, payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee) are required to be distributed by the Master Servicer in the following order of priority without duplication; provided, that (A) trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees, and any servicing fees due to the Master Servicer in excess of a Back Bay Office Note’s pro rata share (considering, for this purpose only, only the Back Bay Office Notes that are not included in the securitization trust governed by the Benchmark 2023-B39 PSA) of that portion of such servicing fees calculated at the “primary servicing fee rate” (or analogous term) applicable to the Back Bay Office Whole Loan (which “primary servicing fee rate” may not exceed 0.01% per annum) and any master servicing fees on mortgage loans other than the Back Bay Office Notes included in the Benchmark 2023-B39 securitization, and reimbursements of monthly payment advances and interest thereon, will be payable to such party only by the respective Back Bay Office Senior Noteholder in respect of whose Back Bay Office Note such fees accrued or such advances were made, in each case out of amounts otherwise payable in respect of such Back Bay Office Note under the following provisions, and (B) any late payment charges and default interest will be allocated under the provisions described under “—Application of Penalty Charges” below (without a purported exclusion on account of amounts payable to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Benchmark 2023-B39 PSA); provided, further, that, with respect to any assumption or transfer fees explicitly payable pursuant to the mortgage loan agreement to the holders of Back Bay Office Notes that are not then currently held by a securitization trust, any such assumption or transfer fees that are actually so paid will be distributed to holders of such Back Bay Office Notes in the respective amounts payable to them as provided in the mortgage loan agreement without deduction or exclusion):

(i)                  first, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on the principal balances of their respective promissory notes at the Back Bay Office Net Senior Note Rate;

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(ii)              second, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to all principal payments received, including any insurance proceeds or condemnation proceeds received, if any, with respect to such monthly payment date with respect to the Back Bay Office Whole Loan allocated as principal on the Back Bay Office Whole Loan and payable to the Back Bay Office Noteholders, until the outstanding principal balances of the Back Bay Office Senior Notes have been reduced to zero;

(iii)            third, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, up to the amount of any unreimbursed out-of-pocket costs and expenses paid by the respective Back Bay Office Senior Noteholders, including any Back Bay Office Recovered Costs not previously reimbursed by the related borrower (or paid or advanced by the Master Servicer or the Special Servicer on its behalf and not previously paid or reimbursed to such servicer) with respect to the Back Bay Office Whole Loan pursuant to the Back Bay Office Co-Lender Agreement or the Benchmark 2023-B39 PSA;

(iv)          fourth, if the proceeds of any foreclosure sale or any liquidation of the Back Bay Office Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a workout the aggregate outstanding principal balance of the Back Bay Office Senior Notes has been reduced, then to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount up to the reduction, if any, of the aggregate outstanding principal balance of the Back Bay Office Senior Notes as a result of such workout, plus interest on such amount at the related Back Bay Office Senior Note Rate from and including the date(s) of such reduction to but excluding the monthly payment date next succeeding the availability of funds under this clause;

(v)                fifth, to the extent one or more of the Back Bay Office Junior Noteholders have made any payments or advances to cure defaults as described below under “—Cure Rights of the Back Bay Office Junior Noteholders”, to reimburse such noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this portion of this clause, for all such cure payments and to such noteholders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this portion of this clause, in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by such noteholders in connection with any cure of a non-monetary default as described below under “—Cure Rights of the Back Bay Office Junior Noteholders”, to the extent reimbursable by, but not previously reimbursed by, the related borrower;

(vi)            sixth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on the principal balances of their respective promissory notes at the Back Bay Office Net Junior Note Rate;

(vii)         seventh, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to all principal payments received, including any insurance proceeds or condemnation proceeds received, if any, with respect to such monthly payment date with respect to the Back Bay Office Whole Loan allocated as principal on the Back Bay Office Whole Loan and payable to the Back Bay Office Noteholders, remaining after giving effect to the allocations in clause (ii) above, until the outstanding principal balances of the Back Bay Office Junior Notes have been reduced to zero;

(viii)      eighth, if the proceeds of any foreclosure sale or any liquidation of the Back Bay Office Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance

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with the foregoing clauses (i)-(vii) and, as a result of a workout the aggregate outstanding principal balance of the Back Bay Office Junior Notes has been reduced, then to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the initial principal balance of each such noteholder’s promissory note as a percentage of the aggregate initial principal balance of all such noteholders’ promissory notes), in an aggregate amount up to the reduction, if any, of the aggregate outstanding principal balance of the Back Bay Office Junior Notes as a result of such workout, plus interest on such amount at the related Back Bay Office Junior Note Rate from and including the date(s) of such reduction to but excluding the monthly payment date next succeeding the availability of funds under this clause;

(ix)           ninth, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to the product of (i) the Aggregate Back Bay Office Senior Note Percentage Interest multiplied by (ii) the Back Bay Office Senior Note Relative Spread, and (iii) any prepayment premium to the extent paid by the related borrower;

(x)              tenth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to the product of (i) the Aggregate Back Bay Office Junior Note Percentage Interest multiplied by (ii) the Back Bay Office Junior Note Relative Spread, and (iii) any prepayment premium to the extent paid by the related borrower;

(xi)          eleventh, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), the Aggregate Back Bay Office Senior Note Percentage Interest of any penalty charges and late payment charges then due and owing under the Back Bay Office Whole Loan;

(xii)        twelfth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), the Aggregate Back Bay Office Junior Note Percentage Interest of any penalty charges and late payment charges then due and owing under the Back Bay Office Whole Loan; and

(xiii)     thirteenth, if any amount is available to be distributed in respect of the Back Bay Office Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xii), such remaining amount will be paid pro rata to the Back Bay Office Senior Noteholders and the Back Bay Office Junior Noteholders in accordance with the initial Aggregate Back Bay Office Senior Note Percentage Interest and the initial Aggregate Back Bay Office Junior Note Percentage Interest, respectively, with the amount distributed to the Back Bay Office Senior Noteholders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective initial principal balances of the Back Bay Office Senior Notes and the amount distributed to the Back Bay Office Junior Noteholders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective initial principal balances of the Back Bay Office Junior Notes.

To the extent that amounts distributable to a noteholder as described above constitute proceeds of the purchase of the Back Bay Office Whole Loan by a mezzanine lender pursuant to an option granted under the related mezzanine intercreditor agreement, or the proceeds of the purchase of the securitized Back Bay Office Senior Notes as described below under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes”, such amounts will be so distributable to the person who was the applicable noteholder immediately prior to such purchase. No portion of the proceeds of a purchase of the Back Bay Office Senior Notes by the Back Bay Office Junior Noteholder(s) will be distributable to any Back Bay Office Junior Noteholder in that capacity. The proceeds of any sale of any Back Bay Office Senior Notes that are then included in a securitization trust (when the Back Bay Office Notes are collectively a Defaulted Mortgage Loan) will be distributable solely as set forth below under

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“—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes” and not under the provisions described in this “—Payments Prior to a Back Bay Office Sequential Pay Event” subsection.

“Back Bay Office Sequential Pay Event” means any event of default with respect to an obligation to pay money due under the Back Bay Office Whole Loan, any other event of default for which the Back Bay Office Whole Loan is actually accelerated or any other event of default which causes the Back Bay Office Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default; provided, that unless the Master Servicer or the Special Servicer has notice or knowledge of such event at least ten (10) business days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Back Bay Office Whole Loan. A Back Bay Office Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the Back Bay Office Junior Noteholder(s)) and will not be deemed to exist to the extent the Back Bay Office Junior Noteholder(s) are exercising cure rights or the default that led to the occurrence of such Back Bay Office Sequential Pay Event has otherwise been cured or waived.

Payments Following a Back Bay Office Sequential Pay Event

Payments of interest and principal are required to be made to the Back Bay Office Noteholders according to the priorities described above under “—Payments Prior to a Back Bay Office Sequential Pay Event”; provided, if a Back Bay Office Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower under the Back Bay Office Whole Loan or otherwise available for payment on or with respect to or in connection with the Back Bay Office Whole Loan or the Back Bay Office Mortgaged Property or amounts realized as proceeds thereof (including, without limitation, amounts received by the Master Servicer or the Special Servicer pursuant to the Benchmark 2023-B39 PSA as reimbursements on account of recoveries in respect of advances), whether received in the form of monthly payments, the balloon payment, liquidation proceeds, any proceeds from the sale or distribution of any REO Property, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Back Bay Office Whole Loan, insurance proceeds or condemnation proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the related borrower in accordance with the terms of the mortgage loan documents, to the extent permitted by the REMIC provisions) and any other amounts paid by the related borrower (but excluding (x) all amounts for required reserves or escrows required by the mortgage loan documents for the Back Bay Office Whole Loan (to the extent, in accordance with the terms of such mortgage loan documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the Master Servicer or Special Servicer under the Benchmark 2023-B39 PSA and (y) all amounts that are then due, payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee) are required to be distributed by the Master Servicer in the following order of priority without duplication; provided, that (A) trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees, and any servicing fees due to the Master Servicer in excess of a Back Bay Office Note’s pro rata share (considering, for this purpose only, only the Back Bay Office Notes that are not included in the securitization trust governed by the Benchmark 2023-B39 PSA) of that portion of such servicing fees calculated at the “primary servicing fee rate” (or analogous term) applicable to the Back Bay Office Whole Loan and any master servicing fees on mortgage loans other than the Back Bay Office Notes included in the Benchmark 2023-B39 securitization, and reimbursements of monthly payment advances and interest thereon, will be payable to such party only by the respective Back Bay Office Senior Noteholder in respect of whose Back Bay Office Note such fees accrued or such advances were made, in each case out of amounts otherwise payable in respect of such Back Bay Office Note under the following provisions, and (B) any late payment charges and default interest will be allocated under the provisions described under “—Application of Penalty Charges” below (without a purported exclusion on account of amounts payable to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Benchmark 2023-B39 PSA); provided, further, that, with respect to any assumption or transfer fees explicitly payable pursuant to the mortgage loan agreement to

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the holders of Back Bay Office Notes that are not then currently held by a securitization trust, any such assumption or transfer fees that are actually so paid will be distributed to holders of such Back Bay Office Notes in the respective amounts payable to them as provided in the mortgage loan agreement without deduction or exclusion):

(i)                  first, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on the principal balances of their respective promissory notes at the Back Bay Office Net Senior Note Rate;

(ii)              second, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), until the outstanding principal balances of the Back Bay Office Senior Notes have been reduced to zero;

(iii)            third, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, up to the amount of any unreimbursed out-of-pocket costs and expenses paid by the respective Back Bay Office Senior Noteholders, including any Back Bay Office Recovered Costs in each case to the extent reimbursable by the related borrower but not previously reimbursed by the related borrower (or paid or advanced by the Master Servicer or the Special Servicer on its behalf and not previously paid or reimbursed to such servicer) with respect to the Back Bay Office Whole Loan pursuant to the Back Bay Office Co-Lender Agreement or the Benchmark 2023-B39 PSA;

(iv)             fourth, if the proceeds of any foreclosure sale or any liquidation of the Back Bay Office Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a workout the aggregate outstanding principal balance of the Back Bay Office Senior Notes has been reduced, then to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the initial principal balance of each such noteholder’s promissory note as a percentage of the aggregate initial principal balance of all such noteholders’ promissory notes), in an aggregate amount up to the reduction, if any, of the aggregate outstanding principal balance of the Back Bay Office Senior Notes as a result of such workout, plus interest on such amount at the related Back Bay Office Senior Note Rate from and including the date(s) of such reduction to but excluding the monthly payment date next succeeding the availability of funds under this clause;

(v)                fifth, to the extent one or more of the Back Bay Office Junior Noteholders have made any payments or advances to cure defaults as described below under “—Cure Rights of the Back Bay Office Junior Noteholders”, to reimburse such noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this portion of this clause, for all such cure payments and to such noteholders, on a Pro Rata and Pari Passu Basis on the basis of their respective entitlements under this portion of this clause, in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by such noteholders in connection with any cure of a non-monetary default as described below under “—Cure Rights of the Back Bay Office Junior Noteholders”, to the extent reimbursable by, but not previously reimbursed by, the related borrower;

(vi)            sixth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis based on their respective entitlements under this clause, in an amount equal to the accrued and unpaid interest on the principal balances of their respective promissory notes at the Back Bay Office Net Junior Note Rate;

(vii)         seventh, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory

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notes), until the outstanding principal balances of the Back Bay Office Junior Notes have been reduced to zero;

(viii)      eighth, if the proceeds of any foreclosure sale or any liquidation of the Back Bay Office Whole Loan or Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vii) and, as a result of a workout the aggregate outstanding principal balance of the Back Bay Office Junior Notes has been reduced, then to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the initial principal balance of each such noteholder’s promissory note as a percentage of the aggregate initial principal balance of all such noteholders’ promissory notes), in an aggregate amount up to the reduction, if any, of the aggregate outstanding principal balance of the Back Bay Office Junior Notes as a result of such workout, plus interest on such amount at the related Back Bay Office Junior Note Rate from and including the date(s) of such reduction to but excluding the monthly payment date next succeeding the availability of funds under this clause;

(ix)          ninth, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to the product of (i) the Aggregate Back Bay Office Senior Note Percentage Interest multiplied by (ii) the Back Bay Office Senior Note Relative Spread, and (iii) any prepayment premium to the extent paid by the related borrower;

(x)              tenth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), in an aggregate amount equal to the product of (i) the Aggregate Back Bay Office Junior Note Percentage Interest multiplied by (ii) the Back Bay Office Junior Note Relative Spread, and (iii) any prepayment premium to the extent paid by the related borrower;

(xi)          eleventh, to the Back Bay Office Senior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), the Aggregate Back Bay Office Senior Note Percentage Interest of any penalty charges and late payment charges then due and owing under the Back Bay Office Whole Loan;

(xii)        twelfth, to the Back Bay Office Junior Noteholders, on a Pro Rata and Pari Passu Basis (based on the outstanding principal balance of each such noteholder’s promissory note as a percentage of the aggregate outstanding principal balance of all such noteholders’ promissory notes), the Aggregate Back Bay Office Junior Note Percentage Interest of any penalty charges and late payment charges then due and owing under the Back Bay Office Whole Loan; and

(xiii)     thirteenth, if any amount is available to be distributed in respect of the Back Bay Office Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xii), such remaining amount will be paid pro rata to the Back Bay Office Senior Noteholders and the Back Bay Office Junior Noteholders in accordance with the initial Aggregate Back Bay Office Senior Note Percentage Interest and the initial Aggregate Back Bay Office Junior Note Percentage Interest, respectively, with the amount distributed to the Back Bay Office Senior Noteholders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective initial principal balances of the Back Bay Office Senior Notes and the amount distributed to the Back Bay Office Junior Noteholders to be allocated among them on a Pro Rata and Pari Passu Basis based on the respective initial principal balances of the Back Bay Office Junior Notes.

To the extent that amounts distributable to a noteholder as described above constitute proceeds of the purchase of the Back Bay Office Whole Loan by a mezzanine lender pursuant to an option granted under the related mezzanine intercreditor agreement, or the proceeds of the purchase of the securitized Back Bay Office Senior Notes as described below under “—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes”, such amounts will be so distributable to the person who

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was the applicable noteholder immediately prior to such purchase. No portion of the proceeds of a purchase of the Back Bay Office Senior Notes by the Back Bay Office Junior Noteholder(s) will be distributable to any Back Bay Office Junior Noteholder in that capacity. The proceeds of any sale of any Back Bay Office Senior Notes that are then included in a securitization trust (when the Back Bay Office Notes are collectively a Defaulted Mortgage Loan) will be distributable solely as set forth below under
“—Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes” and not under the provisions described in this “—Payments Prior to a Back Bay Office Sequential Pay Event” subsection.

Application of Penalty Charges

Penalty charges allocated to the Back Bay Office Notes as described above under “—Payments Prior to a Back Bay Office Sequential Pay Event” and “—Payments Following a Back Bay Office Sequential Pay Event” are required to be applied:

(i)                  first, to reduce the penalty charges otherwise payable on each such promissory note by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for advance interest accrued on any servicing advance and reimbursement of any servicing advances in accordance with the terms of the Benchmark 2023-B39 PSA (on a pro rata and pari passu basis, from amounts allocated to the Back Bay Office Senior Notes and the Back Bay Office Junior Notes);

(ii)              second, with respect to amounts allocated to any Back Bay Office Senior Note included in a securitization trust, to reduce, on a Pro Rata and Pari Passu Basis, the penalty charges otherwise payable to the holder of each such promissory note by the amount necessary to pay each master servicer and trustee with respect to each securitization trust that includes a Back Bay Office Senior Note for advance interest accrued on any monthly payment advance made with respect to such promissory note by such party (if and as specified in the related securitization servicing agreement);

(iii)            third, to reduce, the penalty charges otherwise payable on each such promissory note by the amount necessary to pay additional trust fund expenses (including special servicing fees, unpaid workout fees and unpaid liquidation fees) incurred with respect to the Back Bay Office Whole Loan (on a pro rata and pari passu basis, from amounts allocated to the Back Bay Office Senior Notes and the Back Bay Office Junior Notes based solely upon the outstanding principal balances of such Back Bay Office Senior Notes and Back Bay Office Junior Notes); and

(iv)             finally, on a pro rata and pari passu basis based upon the outstanding principal balances of the Back Bay Office Senior Notes and the Back Bay Office Junior Notes, (i) in the case of the remaining amount of penalty charges so allocated to Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2-A, Note A-8-2-B and Note A-8-3, to pay such remaining amount to the Master Servicer and/or the Special Servicer as additional servicing compensation, and (ii) in the case of the remaining amount of penalty charges so allocated to Note A-1, Note A-2, Note B-1 and Note B-2, to pay such remaining amount to the related noteholders on a pro rata and pari passu basis based upon the outstanding principal balances of such promissory notes. Notwithstanding the foregoing, (A) any penalty charges received as part of the purchase price for the Back Bay Office Whole Loan pursuant to a purchase option of a mezzanine lender under a mezzanine intercreditor agreement will be paid to the holders of Note A-1 and Note A-2 and, if the related promissory note is not included in a securitization trust, the holders of Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2-A, Note A-8-2-B and Note A-8-3 to the extent of such penalty charges that were so paid on their promissory notes (and allocated and paid, as between such noteholders, on a pro rata and pari passu basis according to their outstanding principal balances) and to the Back Bay Office Junior Noteholders to the extent of such penalty charges that were so paid on their promissory notes (and allocated and paid, as between such noteholders, on a pro rata and pari passu basis according to their outstanding principal balances) and (b) any penalty charges received as part of the purchase price for the

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Defaulted Mortgage Loan pursuant to the purchase option of the Back Bay Office Junior Noteholders are required to be paid to the holders of Note A-1 and Note A-2 and, if the related promissory note is not included in a securitization trust, the holders of Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2-A, Note A-8-2-B and Note A-8-3 (and allocated and paid between such noteholders on a pro rata and pari passu basis according to their outstanding principal balances).

Certain Express Provisions Regarding Securitization Expenses

In no event will the holder of any Back Bay Office Senior Note that is not the subject of a securitization (a “Back Bay Office Unsecuritized Senior Note”, which term at all times will include the Back Bay Office Senior Note designated Note A-1 and the Back Bay Office Senior Note designated Note A-2) be required to pay or reimburse any person or entity for, nor will any amount otherwise payable or distributable to a holder of a Back Bay Office Unsecuritized Senior Note be reduced, in whole or in part, as a result of any advance interest on monthly payment advances; any monthly payment advances that are determined to be nonrecoverable; any trustee fees, certificate administrator fees, operating advisor fees or asset representation reviewer fees, or any master servicing fees for the Back Bay Office Whole Loan in excess of the Back Bay Office Unsecuritized Senior Note’s pro rata share of that portion of master servicing fees calculated at the “primary servicing fee rate” (nor master servicing fees on unrelated mortgage loans), that are accrued, paid or payable in respect of any securitized Back Bay Office Senior Note; or any costs or expenses of the enforcement of any obligation of any person or entity to repurchase a securitized Back Bay Office Senior Note from any securitization trust; provided, however, that the provisions described in the paragraph are subject to the provisions described under “—Application of Penalty Charges” above.

Effects of Workout

If the Special Servicer in connection with a workout of the Back Bay Office Whole Loan modifies the terms thereof in accordance herewith such that (i) the unpaid principal balance of the Back Bay Office Whole Loan is decreased, (ii) the mortgage rate or scheduled amortization payments on such Whole Loan are reduced, (iii) payments of interest or principal on such Whole Loan are waived, reduced or deferred or (iv) any other modification, waiver or amendment (other than an increase in the mortgage rate or increase in scheduled amortization payments) is made to any of the terms of the Back Bay Office Whole Loan, all payments to the Back Bay Office Senior Noteholders and the Back Bay Office Junior Noteholders as described above under “—Application of Payments” will be made as so described as though such workout did not occur, with the payment terms of the Back Bay Office Senior Notes remaining the same as they are on the date hereof, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Back Bay Office Whole Loan attributable to such workout will be borne, first, by the Back Bay Office Junior Noteholders (pro rata based on the outstanding principal balances of their respective promissory notes), and then, by the Back Bay Office Senior Noteholders (pro rata based on the outstanding principal balances of their respective promissory notes), in that order, in each case up to the amount otherwise due on such promissory note(s). Subject to the Benchmark 2023-B39 PSA and the Back Bay Office Co-Lender Agreement, in the case of any modification or amendment described above, the Master Servicer and the Special Servicer will have the sole authority and ability to revise the payment provisions described above under “—Application of Payments” in a manner that reflects the subordination of the Back Bay Office Junior Notes to the Back Bay Office Senior Notes, with respect to the loss that is the result of such amendment or modification, including (without limitation): (i) the ability to increase the Aggregate Back Bay Office Senior Note Percentage Interest, and to increase or reduce, as applicable, the Aggregate Back Bay Office Junior Note Percentage Interest in a manner that reflects a loss in principal as a result of such amendment or modification and (ii) the ability to change the Back Bay Office Senior Note Rate and the Back Bay Office Junior Note Rate, as applicable, in order to reflect a reduction in the Back Bay Office Mortgage Rate of the Back Bay Office Whole Loan but will not be permitted to change the order of the clauses described above under “—Application of Payments”. Notwithstanding the foregoing, if any workout, modification or amendment of the Back Bay Office Whole Loan extends the original maturity date of the Back Bay Office Whole Loan, for purposes of this paragraph, the balloon payment will be deemed not to be due on the original maturity date of the Back

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Bay Office Whole Loan but will be deemed due on the extended maturity date of the Back Bay Office Whole Loan.

Consultation and Control

The Special Servicer may not take, or consent to the Master Servicer’s taking, any of the actions constituting a Back Bay Office Major Decision as to which (x) if the holder of Back Bay Office Note designated Note B-1 or the holder of the Back Bay Office Note designated Note A-4-1 is the Back Bay Office Controlling Noteholder, such Back Bay Office Controlling Noteholder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the related major decision reporting package from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within such 10 business day period or 20 day period, the Back Bay Office Controlling Noteholder will be deemed to have consented to such Back Bay Office Major Decision), (y) if such Back Bay Office Major Decision also constitutes a Back Bay Office Extraordinary Major Decision (other than when the holder of Note A-4-1 is the Back Bay Office Controlling Noteholder), has not been consented to or approved (or been deemed to have consented to or approved) by the Required Decision-Eligible Senior Noteholders as described under “—Back Bay Office Extraordinary Major Decisions” below or (z) that, if such Back Bay Office Major Decision also constitutes a Back Bay Office Majority Decision (other than when the holder of Note B-1 or the holder of Note A-4-1 is the Back Bay Office Controlling Noteholder), has not been consented to or approved (or been deemed to have consented to or approved) by the Required Decision-Eligible Senior Noteholders as described under “—Back Bay Office Majority Decisions” below.

Furthermore, the Back Bay Office Controlling Noteholder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Back Bay Office Whole Loan as such party may reasonably deem advisable or as to which provision is otherwise made in the Back Bay Office Co-Lender Agreement or in the Benchmark 2023-B39 PSA (but this will not be construed to limit the rights of other Back Bay Office Noteholders under the provisions of the Back Bay Office Co-Lender Agreement described under “—Back Bay Office Extraordinary Major Decisions” below or “—Back Bay Office Majority Decisions” below).

In addition, prior to taking, or consenting to the Master Servicer’s taking of, any Back Bay Office Major Decision, the Special Servicer will be required to consult (on a non-binding basis) with all applicable Back Bay Office Consulting Parties in connection with such Back Bay Office Major Decision with respect to the Back Bay Office Whole Loan and consider alternative actions recommended by such Back Bay Office Consulting Parties; provided that each such consultation is not binding on the Special Servicer. However, no person or entity who constitutes a Back Bay Office Decision-Eligible Note A Holder with respect to a Back Bay Office Extraordinary Major Decision under the provisions described under “—Back Bay Office Extraordinary Major Decisions” below, or a Back Bay Office Majority Decision under the provisions described under “—Back Bay Office Majority Decisions” below, will also be entitled to non-binding consultation with the Special Servicer with respect to such Back Bay Office Extraordinary Major Decision or such Back Bay Office Majority Decision, as the case may be, notwithstanding that such person may otherwise then constitute a Back Bay Office Consulting Party. The period when the Special Servicer engages in non-binding consultation with any Back Bay Office Consulting Party need not extend past 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after such Back Bay Office Consulting Party’s receipt of the related major decision reporting package from the Special Servicer.

Notwithstanding any provision to the contrary, if the Special Servicer or Master Servicer (if it is otherwise authorized to take such action), as applicable, determines that immediate action, with respect to a Back Bay Office Major Decision, or any matter requiring the consent of, or consultation with, the Back Bay Office Controlling Noteholder, the Decision-Eligible Senior Noteholders or the applicable Back Bay Office Consulting Parties, is necessary to protect the interests of the Back Bay Office Noteholders (as a collective whole as if the Back Bay Office Noteholders constituted a single lender (and taking into account the subordinate nature of the Back Bay Office Junior Notes)), the Special Servicer or Master Servicer, as applicable, may take any such action without waiting for the responses of the Back Bay Office Controlling

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Noteholder, the Decision-Eligible Senior Noteholders or any Back Bay Office Consulting Party (or, in the case of the Master Servicer, the response of the Special Servicer).

No direction, objection, advice or consultation on the part of the Back Bay Office Controlling Noteholder, any applicable Decision-Eligible Senior Noteholder(s) or any applicable Back Bay Office Consulting Party may require or cause the Master Servicer or the Special Servicer to violate the terms of the Back Bay Office Whole Loan, any provision of any related mortgage loan documents, any mezzanine intercreditor agreement (if any mezzanine debt exists), applicable law, the Back Bay Office Co-Lender Agreement or the REMIC provisions, including without limitation each of the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose any Back Bay Office Noteholder or any party to the Back Bay Office Co-Lender Agreement or the Benchmark 2023-B39 PSA or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, or cause any REMIC that holds any interest in a Back Bay Office Note to fail to qualify as a REMIC or any grantor trust that holds an interest in a Back Bay Office Note to fail to qualify as a grantor trust for federal income tax purposes, or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions, or materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Back Bay Office Co-Lender Agreement or the Benchmark 2023-B39 PSA.

None of the Back Bay Office Controlling Noteholder or the Back Bay Office Consulting Parties will have any liability to any other Back Bay Office Note holder, or any person who owns an interest in any such other promissory notes, for any action taken, or for refraining from the taking of any action, pursuant to the Back Bay Office Co-Lender Agreement or the Benchmark 2023-B39 PSA, or for error in judgment. No Back Bay Office Decision-Eligible Note A Holder will be under any liability to any other Back Bay Office Note holder (including other Back Bay Office Decision-Eligible Note A Holders), or any other person, for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Back Bay Office Co-Lender Agreement or the Benchmark 2023-B39 PSA, or for errors in judgment.

Notwithstanding any provision to the contrary, in no event will the ownership or holding of an interest in a Back Bay Office Senior Note (whether legally, beneficially or otherwise, including as a holder or owner of a participation interest in such note or as a beneficial owner of any securities collateralized by such note) by a Back Bay Office Junior Noteholder (or any affiliate thereof) limit the status of the holder of Note B-1 as the Back Bay Office Controlling Noteholder or the rights of the holder of Note B-1 or its noteholder representative, at any time when no Back Bay Office Control Appraisal Period is in effect and the holder of Note B-1 is not a borrower party, nor limit, at any time, the rights of the Back Bay Office Junior Noteholders in such capacity.

“Back Bay Office Control Appraisal Period” means any period with respect to the Back Bay Office Whole Loan, if and for so long as:

(a)   (1) the aggregate initial principal balance of Note B-1 and Note B-2, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Back Bay Office Junior Notes after the date of their creation, (y) any Appraisal Reduction Amount then applicable to the Back Bay Office Whole Loan and (z) any losses realized with respect to the Mortgaged Property or the Back Bay Office Whole Loan that are allocated to the Back Bay Office Junior Notes, is less than

(b)   25% of the remainder of (i) the aggregate initial principal balance of Note B-1 and Note B-2 less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Back Bay Office Junior Notes after the date of their creation;

provided, that a Back Bay Office Control Appraisal Period will not be in effect at any time when a Back Bay Office Threshold Event Cure is in effect.

No Appraisal Reduction Amount based on an “assumed appraised value” or “automatic appraisal reduction amount” that may otherwise apply under the Benchmark 2023-B39 PSA will have force or effect

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for purposes of determining the Back Bay Office Controlling Noteholder or whether a Back Bay Office Control Appraisal Period is in effect.

“Back Bay Office Controlling Noteholder” means, as of any date of determination, (i) the holder of Note B-1, provided that (a) no Back Bay Office Control Appraisal Period has occurred and is continuing and (b) the holder of Note B-1 is not a borrower party and a borrower party would not otherwise be entitled to exercise the rights of the Back Bay Office Controlling Noteholder in respect of Note B-1; (ii) the holder of Note A-1 if (a) the holder of Note B-1 is not then the Back Bay Office Controlling Noteholder and (b) the holder of Note A-1 is then a Control-Eligible Senior Noteholder; (iii) the holder of Note A-2 if (a) neither the holder of Note B-1 nor the holder of Note A-1 is then the Back Bay Office Controlling Noteholder and (b) the holder of Note A-2 is then a Control-Eligible Senior Noteholder; or (iv) if none of the holder of Note B-1, the holder of Note A-1 or the holder of Note A-2 is then the Back Bay Office Controlling Noteholder, the holder of Note A-4-1 (subject to the terms of the Benchmark 2023-B39 PSA). No Appraisal Reduction Amount based on an “assumed appraised value” or “automatic appraisal reduction amount” that may otherwise apply under the servicing agreement that constitutes the Benchmark 2023-B39 PSA will have force or effect for purposes of determining the Back Bay Office Controlling Noteholder or whether a Back Bay Office Control Appraisal Period is in effect.

“Back Bay Office Consulting Parties”: As of any date of determination, all of the following persons: (i) the Note A-1 holder if it is a Decision-Eligible Senior Noteholder and is not then the Back Bay Office Controlling Noteholder; (ii) the Note A-2 holder if it is a Decision-Eligible Senior Noteholder and is not then the Back Bay Office Controlling Noteholder; (iii) the Note A-3 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (iv) the Note A-4-1 holder if it is not then the Back Bay Office Controlling Noteholder and is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (v) the Note A-4-2 holder if it is not then the Back Bay Office Controlling Noteholder and is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (vi) the Note A-4-3 holder if it is not then the Back Bay Office Controlling Noteholder and is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (vii) the Note A-5 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (vii) the Note A-6 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (viii) the Note A-7-A holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (ix) the Note A-7-B holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (x) the Note A-8-1 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (xi) the Note A-8-2 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; (xii) the Note A-8-3 holder if it is not a Restricted Senior Noteholder and, if included in a securitization trust, otherwise complies with the applicable restrictions set forth in the related securitization servicing agreement regarding affiliation with the borrower or broad affiliates thereof; and (xiii) each of the one or more other persons as may be designated in the Benchmark 2023-B39 PSA.

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“Back Bay Office Major Decision” means:

(i)                        any forbearance with respect to the Back Bay Office Whole Loan or any proposed or actual foreclosure upon or comparable conversion (which may include any sale by power of sale or any acceptance of a deed in lieu of foreclosure or any acquisition of an REO Property) of the ownership of properties securing the Back Bay Office Whole Loan if it comes into and continues in default;

(ii)                     any modification, consent to a modification or waiver of any monetary term (including, without limitation, penalty charges) or material non-monetary term (including, without limitation, a modification with respect to the timing of any monthly payment(s) and acceptance of discounted payoffs) of the Back Bay Office Whole Loan or any extension of the maturity date of the Back Bay Office Whole Loan;

(iii)                  any direct sale or indirect sale (such as but not limited to the sale of limited liability company interests in an entity that is the direct owner) of all or any material portion of any REO Property;

(iv)                   any determination to bring any REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO Property, give any lender consent under the mortgage loan documents to the borrower with respect to environmental matters or any approval of the borrower’s determination to bring the Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property, in each case, to the extent the lender is required to consent to, or approve, any such requirement from the borrower or the determination by the borrower under the mortgage loan documents;

(v)                      any release of collateral or any acceptance of substitute or additional collateral for the Back Bay Office Whole Loan, or any consent to either of the foregoing, unless such action is otherwise required pursuant to the specific terms of the Back Bay Office Whole Loan and there is no lender discretion;

(vi)                   any waiver of or decision to not enforce a “due on sale” or “due on encumbrance” clause under the mortgage loan documents or, if lender consent is required, any consent to a transfer of the Mortgaged Property or of direct or indirect interests in the borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected pursuant to the terms of the mortgage loan documents without the consent of the lender and for which there is otherwise no lender discretion;

(vii)                any approval of property management company changes (including modifications, waivers or amendments to any management agreement or entering into or terminating a management agreement), in each case to the extent the lender is required to consent to, or approve, such changes under the mortgage loan documents;

(viii)             releases of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn out” holdbacks, escrows or reserves, other than those required pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion (for the avoidance of doubt the determination of whether conditions precedent to a borrower’s right to obtain a release have been satisfied will be a matter of lender discretion);

(ix)                 (a) any acceptance of an assumption agreement, any consent to a transfer of interests in the guarantor or the borrower that is not permitted under the mortgage loan documents, any other agreement permitting transfers of interests in a borrower or guarantor other than in accordance with the mortgage loan documents, releasing a borrower or guarantor from liability under the Back Bay Office Whole Loan, the mortgage loan documents or any guaranty other than pursuant to the specific terms of the mortgage loan documents and for which there is no lender discretion,

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and (b) any amendment or modification to the definition of “Permitted Transfer” (or analogous term in the mortgage loan documents) or other provisions in the mortgage loan agreement with respect to change of control or ownership of the Mortgaged Property, the borrower or the guarantor;

(x)                    any acceleration of the Back Bay Office Whole Loan or the exercise of any other remedy following a default or an event of default with respect to the Back Bay Office Whole Loan or any guaranty (including any delivery of a notice of default), any initiation of judicial, bankruptcy or similar proceedings under the mortgage loan documents, with respect to any guarantor, the borrower or the Mortgaged Property;

(xi)                 the determination of the Special Servicer pursuant to the definition of “Specially Serviced Loan” that a default (other than a payment default or “Acceptable Insurance Default”) exists or that an imminent event of default exists;

(xii)              any determination of an Acceptable Insurance Default; any proposed modification or waiver of any material provisions in the mortgage loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower; any approval of any casualty, insurance settlements or condemnation settlements, and, to the extent the lender is required to consent to, or approve, any such determination under the mortgage loan documents, any determination to apply casualty proceeds or condemnation awards to the reduction of debt rather than to the restoration of the Mortgaged Property;

(xiii)           approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(xiv)            any modification, waiver, amendment, renewal or termination of any “major lease” (as defined in the mortgage loan agreement) to the extent lender consent or approval is required under the mortgage loan documents, or entering into any subordination, non-disturbance and attornment agreement;

(xv)               any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, other than such debt that is permitted pursuant to the specific terms of the Back Bay Office Whole Loan and for which there is no lender discretion (for the avoidance of doubt, the determination of whether conditions precedent to the right to incur additional debt or additional mezzanine debt are satisfied will be a matter of lender discretion);

(xvi)            any approval of or consent to a grant of an easement or right of way that materially affects the use or value of the Mortgaged Property or the borrower’s ability to make payments with respect to such Specially Serviced Loan;

(xvii)         agreeing to any modification, waiver, consent or amendment of the Back Bay Office Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral) that would permit the defeasance of the Back Bay Office Whole Loan, (b) a modification of the type of defeasance collateral required under the mortgage loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the mortgage loan documents do not otherwise permit such principal prepayment;

(xviii)      any extension, modification, waiver, consent or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder (or holder of preferred equity that is substantially

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equivalent to the permitted mezzanine debt), or any action to enforce rights (or decision not to enforce rights), or any material modification, waiver, consent or amendment of such agreement, or any consent, approval waiver or determination by the senior lender under any such agreement and/or the exercise of rights and powers granted to the senior lender under any such agreement;

(xix)          the approval of any annual budget or material alteration for the Mortgaged Property, to the extent the lender has a right of consent or approval with respect to such budget or alteration under the mortgage loan documents;

(xx)             any filing of a bankruptcy or similar action against the borrower or guarantor or the election of any action in a bankruptcy or insolvency proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a Section 363 sale, order shortening time or similar motion of procedure in an insolvency proceeding or making an Section 1111(b)(2) election on behalf of the Back Bay Office Noteholders;

(xxi)          any material modification, waiver or amendment of any guaranty, environmental indemnity or environmental insurance policy related to the mortgage loan documents, in each case, to the extent lender has the right to consent to or approve such guaranty, indemnity or policy under the mortgage loan documents;

(xxii)       any approval of any operating and business plans proposed by Special Servicer for REO Property; and

(xxiii)    any calculation of debt yield or determination of whether a “low debt yield” period under the mortgage loan agreement is in effect when required for any purpose under the mortgage loan documents.

“Required Decision-Eligible Senior Noteholders” means (i) with respect to any Back Bay Office Major Decision that also constitutes a Back Bay Office Extraordinary Major Decision, one or more Decision-Eligible Senior Noteholders whose Back Bay Office Senior Notes collectively evidence not less than 66-2/3% of the aggregate initial principal balance of the Back Bay Office Senior Notes of all Decision-Eligible Senior Noteholders and (ii) with respect to any Back Bay Office Major Decision that also constitutes a Back Bay Office Majority Decision when the initial Note A-1 holder or the initial Note A-2 holder is the Back Bay Office Controlling Noteholder, one or more Decision-Eligible Senior Noteholders whose Back Bay Office Senior Notes collectively evidence a majority of the aggregate initial principal balance of the Back Bay Office Senior Notes of all Decision-Eligible Senior Noteholders.

“Decision-Eligible Senior Noteholder” means, as of any date of determination, any of (i) the holder of Note A-1, if such holder is not then delinquent in a paying a reimbursement amount requested under the Back Bay Office Co-Lender Agreement and is not then a Restricted Senior Noteholder and no borrower party, nor any Back Bay Office Junior Noteholder or any affiliate thereof, would then otherwise be entitled to exercise any appointment, consent, approval or consultation rights of the holder of Note A-1; (ii) the holder of Note A-2, if such holder is not then delinquent in paying a reimbursement amount requested under the Back Bay Office Co-Lender Agreement and is not then a Restricted Senior Noteholder and no borrower party, nor any Back Bay Office Junior Noteholder or any affiliate thereof, would then otherwise be entitled to exercise any appointment, consent, approval or consultation rights of the holder of Note A-2; and (iii) at any time when the holder of Note B-1 is not the Back Bay Office Controlling Noteholder, the holders of Note A-3, Note A-4-1, Note A-4-2, Note A-4-3, Note A-5, Note A-6, Note A-7-A, Note A-7-B, Note A-8-1, Note A-8-2-A, Note A-8-2-B and Note A-8-3 if its Note is not then held in a securitization, such holder is not then a Restricted Senior Noteholder and no borrower party would then otherwise be entitled to exercise any appointment, consent, approval or consultation rights of such holder; provided, that there will be no Decision-Eligible Senior Noteholders at any time when neither the initial Note A-1 holder nor the initial Note A-2 holder is a Control-Eligible Senior Noteholder.

“Restricted Senior Noteholder” mean any Back Bay Office Senior Noteholder that is either (i) a borrower party or an interest in whose note is owned (whether legally, beneficially or otherwise, including

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as a holder or owner of a participation interest in such note or as a beneficial owner of any securities collateralized by such note) by a borrower party or (ii) a Back Bay Office Junior Noteholder (or any affiliate thereof) or an interest in whose Back Bay Office Senior Note is owned (whether legally, beneficially or otherwise, including as a holder or owner of a participation interest in such note or as a beneficial owner of any securities collateralized by such note) by a Back Bay Office Junior Noteholder (or any affiliate thereof).

“Control-Eligible Senior Noteholder” means, as of any date of determination, any one or more of (i) the initial Note A-1 holder unless either (x) such holder and its affiliates, collectively, have ceased to own interests in Note A-1 and/or Note A-2 representing an aggregate initial principal balance of Note A-1 and/or Note A-2 of at least $50,000,000 or (y) it is then a Restricted Senior Noteholder; and (ii) the initial Note A-2 holder unless either (x) such holder and its affiliates, collectively, have ceased to own interests in Note A-1 and/or Note A-2 representing an aggregate initial principal balance of Note A-1 and/or Note A-2 of at least $50,000,000 or (y) it is then a Restricted Senior Noteholder.

Back Bay Office Extraordinary Major Decisions

The Special Servicer may not approve or enter into a Back Bay Office Major Decision that also constitutes a Back Bay Office Extraordinary Major Decision without the approval of the Required Decision-Eligible Senior Noteholders (in addition to the satisfaction of the other requirements described above, including the approval or deemed approval of a Major Decision by the holder Back Bay Office Note designated Note B-1 if such holder is then the Back Bay Office Controlling Noteholder) and, for such purpose, a failure by a Decision-Eligible Senior Noteholder to notify the Special Servicer of an approval of or objection to such Back Bay Office Extraordinary Major Decision in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after its receipt of the related major decision reporting package from the Special Servicer will be deemed to constitute its approval of such Back Bay Office Extraordinary Major Decision. Notwithstanding the deemed approval provisions described above, following the delivery of the related major decision reporting package as described, the Special Servicer must deliver a second notice of the Back Bay Office Extraordinary Major Decision to each Back Bay Office Decision-Eligible Note A Holder at least three business days and not more than five business days following the delivery of the first notice of such Back Bay Office Extraordinary Major Decision. If the second notice with respect to the relevant Back Bay Office Extraordinary Major Decision is not delivered within five business days following the delivery of the first notice, then a deemed approval will not arise with respect to such Back Bay Office Extraordinary Major Decision earlier than five business days following the delivery of the second notice.

The rights of the Required Decision-Eligible Senior Noteholders described in the preceding paragraph with respect to a Back Bay Office Extraordinary Major Decision will not apply when the holder of the Back Bay Office Senior Note designated Note A-4-1 is the Back Bay Office Controlling Noteholder. In such circumstances, a Major Decision (whether or not it constitutes a Back Bay Office Extraordinary Major Decision) will generally require the approval or deemed approval of the “directing certificateholder” in (so long as no “control termination event” exists under) the securitization of the Back Bay Office Senior Note designated Note A-4-1 (or, if such Back Bay Office Senior Note has not been securitized, Deutsche Bank AG, New York Branch).

“Back Bay Office Extraordinary Major Decision” means any one or more of the following:

(i)                      any extension of the term of the Back Bay Office Whole Loan (a) pursuant to a written agreement to be executed and delivered prior to the scheduled maturity date of the Back Bay Office Whole Loan, or (b) pursuant to a written agreement to be executed and delivered on or after the scheduled maturity date of the Back Bay Office Whole Loan, if the extension described in this clause (b) does not satisfy all of the following requirements: (1) the new maturity date provided in the extension documentation does not extend beyond the date that is 18 months after the original stated maturity date, (2) each of the Back Bay Office Senior Noteholders will receive partial prepayment of the Back Bay Office Senior Notes of not less than 7.5% of the then current principal balance of the Back Bay Office Senior Notes), and (3) the interest rates for each of the Back Bay Office Senior Notes will be increased to the greater of (x) the initial Back Bay Office

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Senior Note Rate set forth in the initial mortgage loan documents plus 200 basis points or (y) the “on the run” 5 year treasury note plus 300 basis points;

(ii)                   any single forbearance agreement other than a forbearance agreement which (a) relates solely to an event of default as a result of the failure to timely repay the loan at the maturity date and (b) requires the lender to forbear from exercising remedies for a period not to exceed 4 months;

(iii)                any deferral of a monthly debt service payment (other than in connection with a forbearance permitted under the preceding clause (ii)) that impacts the Back Bay Office Senior Notes;

(iv)                 any forgiveness of any of the principal balance of any Back Bay Office Senior Note;

(v)                    any waiver or modification of a monthly debt service payment at the non-default interest rate (and for avoidance of doubt, subject to clauses (iii) and (iv) above, waivers, modifications and deferrals of any other monetary obligations do not constitute Back Bay Office Extraordinary Major Decisions);

(vi)                 any direct or indirect sale (including through a sale of equity interests in the owner of REO Property) of all or substantially all of any REO Property, for a price that is less than the Defaulted Back Bay Office Senior Note Purchase Price;

(vii)              any release of any material collateral for the Back Bay Office Whole Loan (including in connection with any substitution of collateral), unless required pursuant to the terms of the Back Bay Office Whole Loan and there is no lender consent required;

(viii)           any consent to a transfer of the Mortgaged Property or of direct or indirect interests in the borrower or the guarantor or to a change in the control of the borrower or guarantor, in each case other than (a) any such transfer or change in control that may be effected pursuant to the terms of the mortgage loan documents without the consent of lender, and (b) any such transfer or change in control that is effected in connection with any pursuit of remedies, a deed in lieu of foreclosure, or a foreclosure;

(ix)               any determination of an Acceptable Insurance Default, or any proposed modification or waiver of any material provisions in the mortgage loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower (unless the modification is to increase the amount or scope of coverage);

(x)                  any approval of any property insurance settlement or condemnation settlement, in each case unless either (a) such approval is required pursuant to the terms of the mortgage loan documents and there is no lender discretion involved or (ii) under the terms of the mortgage loan documents the borrower is permitted to enter into such settlement without the approval of lender;

(xi)               any determination by lender to apply property insurance proceeds or condemnation awards to the reduction of debt rather than to the restoration of the Mortgaged Property, to the extent the lender has a right under the mortgage loan documents to consent to or make such determination;

(xii)            any consent to incurrence of additional debt by the borrower or mezzanine debt by a direct or indirect parent of a borrower, other than (a) any such debt that is permitted pursuant to the terms of the mortgage loan documents and for which there is no lender consent required or (b) any such debt the net proceeds of which will be used to pay down the Back Bay Office Whole Loan and/or to support the cash needs of the Mortgaged Property; and

(xiii)         any filing of a bankruptcy or similar insolvency action against the borrower or the guarantor.

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Back Bay Office Majority Decisions

If the holder of the Back Bay Office Senior Note designated Note A-1, or the holder of the Back Bay Office Senior Note designated Note A-2, is a Control-Eligible Senior Noteholder and constitutes the Back Bay Office Controlling Noteholder, then the Special Servicer may not approve or enter into a Back Bay Office Major Decision that also constitutes a Back Bay Office Majority Decision without the approval of the Required Decision-Eligible Senior Noteholders and, for such purpose, a failure by a Decision-Eligible Senior Noteholder to notify the Special Servicer of an approval of or objection to such Back Bay Office Majority Decision in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after its receipt of the related major decision reporting package from the Special Servicer will be deemed to constitute its approval of such Back Bay Office Majority Decision. Notwithstanding the deemed approval provisions described above, following the delivery of the related major decision reporting package as described, the Special Servicer must deliver a second notice of the Back Bay Office Majority Decision to each Back Bay Office Decision-Eligible Note A Holder at least three business days and not more than five business days following the delivery of the first notice of the Back Bay Office Majority Decision. If the second notice with respect to the relevant Back Bay Office Majority Decision is not delivered within five business days following the delivery of the first notice, then a deemed approval will not arise with respect to such Back Bay Office Majority Decision earlier than five business days following the delivery of the second notice.

The rights of the Required Decision-Eligible Senior Noteholders described in the preceding paragraph with respect to a Back Bay Office Majority Decision will not apply when either (i) the holder of the Back Bay Office Junior Note designated Note B-1 is the Back Bay Office Controlling Noteholder or (ii) the holder of the Back Bay Office Senior Note designated Note A-4-1 is the Back Bay Office Controlling Noteholder. In either case, a Major Decision (whether or not it constitutes a Back Bay Office Majority Decision) will nonetheless require the approval or deemed approval of the holder of the Back Bay Office Junior Note designated Note B-1 or the holder of the Back Bay Office Junior Note designated Note A-4-1, as the case may be, as described in the first paragraph of this “—Consultation and Control” subsection.

“Back Bay Office Majority Decision” means each Back Bay Office Major Decision that does not also constitute a Back Bay Office Extraordinary Major Decision.

Collateral Posting Rights

The Note B-1 holder will be entitled to avoid a Back Bay Office Control Appraisal Period caused by application of an Appraisal Reduction Amount (a “Back Bay Office Threshold Event Cure”) by posting cash collateral or an unconditional and irrevocable standby letter of credit (such collateral, “Back Bay Office Threshold Event Collateral”), in either case with the Trustee as the beneficiary and in a form that is acceptable to the Master Servicer or Special Servicer, as applicable, held by or on behalf of the Master Servicer (or other party designated under the Benchmark 2023-B39 PSA), within 30 days after the receipt of the relevant appraisal and notice of the Special Servicer’s calculation of the Appraisal Reduction Amount. Back Bay Office Threshold Event Collateral is required to be returned if and to the extent that the Back Bay Office Control Appraisal Period would not be in effect without regard to such posted collateral.

Appraisals, Appraisal Reduction Events and Appraisal Rights

Promptly upon knowledge of the occurrence of an Appraisal Reduction Event (or a longer period so long as the Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such), if an appraisal has not been obtained within the immediately preceding 9 months (or if the Special Servicer has determined in accordance with the Servicing Standard such appraisal to be materially inaccurate), the Special Servicer will be required to use reasonable efforts to obtain an appraisal, the costs of which will be paid by the Master Servicer as a property advance (or as an expense of the lead securitization trust and paid out of the collection account for the lead securitization trust if such property advance would be a nonrecoverable advance).

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On the first determination date under the Benchmark 2023-B39 PSA that is at least 5 business days following the receipt of such appraisal, the Special Servicer will be required to calculate or adjust, as applicable, the Appraisal Reduction Amount to take into account such appraisal and such information, if any, reasonably requested from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount.

If an Appraisal Reduction Event has occurred (unless the Back Bay Office Whole Loan has become a Corrected Loan and has remained current for three consecutive monthly payments, and with respect to which no other Appraisal Reduction Event has occurred during the preceding three months), the Special Servicer will be required, within 30 days of each anniversary of such Appraisal Reduction Event, to order an appraisal (which may be an update of the prior appraisal) (the cost of which will be covered by, and reimbursable as, a property advance by the Master Servicer or as an expense of the lead securitization trust fund and paid by the Master Servicer out of the collection account for the lead securitization trust if such property advance would be a nonrecoverable advance), provided, no new or updated appraisal will be required if the Back Bay Office Whole Loan or REO Property is under contract to be sold within 90 days of such Appraisal Reduction Event or anniversary thereof and the Special Servicer reasonably believes such sale is likely to close. Based upon such appraisal or letter updates thereto, the Special Servicer will be required to determine and report to the Master Servicer and the Certificate Administrator the Appraisal Reduction Amount, if any, with respect to the Back Bay Office Whole Loan, and each of those parties will be entitled to rely conclusively on such determination by the Special Servicer.

If a Back Bay Office Control Appraisal Period is in effect as a result of an Appraisal Reduction Amount, the Note B-1 holder will have the right, at its sole expense, to require the Special Servicer to order a second appraisal of the Mortgaged Property (setting forth an appraised value). The Special Servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of such holder’s written request. Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, the Special Servicer will be required to recalculate such Appraisal Reduction Amount, based upon such second appraisal and receipt of information reasonably requested by the Special Servicer from the Master Servicer and reasonably required to calculate or recalculate the Appraisal Reduction Amount. If required by any such recalculation, the Note B-1 holder will be reinstated as the Back Bay Office Controlling Noteholder.

In addition, if a Back Bay Office Control Appraisal Period is in effect, the Note B-1 holder will have the right, at its sole expense, to require the Special Servicer to order an additional appraisal of the Mortgaged Property (setting forth an appraised value) if an event has occurred at or with regard to the related Mortgaged Property that would have a material effect on its appraised value. In such event, the Special Servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of such holder’s written request; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the Mortgaged Property have occurred that would have a material effect on the appraised value of the Mortgaged Property. Upon receipt of any such additional appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, the Special Servicer will be required to recalculate such Appraisal Reduction Amount, based upon such additional appraisal and receipt of information reasonably requested by the Special Servicer from the Master Servicer and reasonably required to calculate or recalculate the Appraisal Reduction Amount. If required by any such recalculation, the Note B-1 holder will be reinstated as the Back Bay Office Controlling Noteholder. The right of the Note B-1 holder to require the Special Servicer to order an additional appraisal as described in this paragraph is limited to no more frequently than once in any 9-month period.

The Note B-1 holder, if requesting a second or additional appraisal, may not exercise any direction, control, consent and/or similar rights of the Back Bay Office Controlling Noteholder until such time, if any, as the Note B-1 holder is reinstated as the Back Bay Office Controlling Noteholder and no Back Bay

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Office Control Appraisal Period exists, and the rights of the Back Bay Office Controlling Noteholder will be exercised by the person that then constitutes the Back Bay Office Controlling Noteholder in accordance with the definition of “Back Bay Office Controlling Noteholder.”

Appraisals that are permitted to be obtained by the Special Servicer at the request of the Note B-1 holder as described above will be in addition to any appraisals or updated appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Back Bay Office Co-Lender Agreement without regard to any appraisal requests made by the Note B-1 holder.

With respect to the Back Bay Office Mortgaged Property or related REO Property, any appraisal must (i) be conducted by an appraiser in accordance with the standards of the Appraisal Institute and certified by such appraiser as having been prepared in accordance with the requirements of the Standards of Professional Practice of the Appraisal Institute with an “MAI” designation and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, as well as the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended and (ii) state the “as-is” “market value” of such Mortgaged Property or REO Property as defined in 12 C.F.R. § 225.62.1 based upon the current physical condition, use and zoning of such Mortgaged Property or REO Property as of the date of the appraisal; provided, that after an initial appraisal has been obtained pursuant to the terms of the Back Bay Office Co-Lender Agreement, an update of such initial appraisal will be considered an “appraisal.” The appraiser rendering such an must be an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years’ experience in the related property type and market.

Special Servicer Appointment Rights

The Back Bay Office Controlling Noteholder may remove the existing special servicer for the Back Bay Office Whole Loan, with or without cause, and appoint a successor to the special servicer that satisfies the requirements, including certain ratings requirements, and makes the representations, warranties and covenants, set forth in the Benchmark 2023-B39 PSA. Notwithstanding anything to the contrary described herein, if the Note A-1 holder or Note A-2 holder is the Back Bay Office Controlling Noteholder, then the Note A-1 holder or Note A-2 holder, as the case may be, may not exercise its right to cause a replacement of the Special Servicer unless it has obtained the written approval of one or more other Decision-Eligible Senior Noteholders and the aggregate initial principal balance of the Back Bay Office Senior Notes of the Note A-1 holder or Note A-2 holder, as the case may be, and such other approving Decision-Eligible Senior Noteholder(s) represents more than 50% of the aggregate initial principal balance of the Back Bay Office Senior Notes of all Decision-Eligible Senior Noteholders in the aggregate.

Cure Rights of the Back Bay Office Junior Noteholders

Prior to a Back Bay Office Control Appraisal Period, the Back Bay Office Junior Noteholders have the right to cure monetary events of default (within 15 business days of the later to occur of the expiration of the borrower’s cure period, if any, and receipt of notice thereof) or non-monetary events of default (by the later of (x) the date that is 60 days after the expiration of the borrower’s cure period, if any, and (y) the date that is 30 days after receipt of notice thereof, but in both cases subject to an extension of up to 120 days in certain circumstances) with respect to the Back Bay Office Whole Loan. If both Back Bay Office Junior Noteholders exercise such right with respect to a monetary event of default, such noteholders collectively, on a pro rata basis, will have that right.

No more than 6 monetary events of default may be cured over the life of the Back Bay Office Whole Loan, no more than 4 of which may be consecutive. In addition, no more than 6 non-monetary events of default may be cured over the life of the Back Bay Office Whole Loan. So long as the Back Bay Office Junior Noteholders are exercising a cure right and the cure period has not expired, the Master Servicer, the Special Servicer and the Trustee will not be permitted to treat such event of default as such for purposes of (i) accelerating the Back Bay Office Whole Loan, (ii) modifying, amending or waiving any provisions of the related mortgage loan documents, (iii) commencing foreclosure proceedings, (iv)

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transferring the Back Bay Office Whole Loan to special servicing or (v) the payment priorities described above under “Application of Payments”.

Back Bay Office Junior Noteholders’ Option to Purchase the Back Bay Office Senior Notes

At any time that the Back Bay Office Whole Loan becomes and remains a specially serviced loan, upon written notice, the Back Bay Office Junior Noteholders have the right to purchase the Back Bay Office Senior Notes at the Defaulted Back Bay Office Senior Note Purchase Price. If both Back Bay Office Junior Noteholders exercise such right, such noteholders collectively will be required to purchase the Back Bay Office Senior Notes on a pro rata basis. If the purchase option is exercised, the Back Bay Office Junior Noteholders that exercise the option generally must close on the purchase on a date not less than 10 days and not more than 60 days after the date of the notice of exercise. However, the closing date may be extended by an additional 30 days if the Back Bay Office Junior Noteholders that exercise the option deposit with the applicable servicer (which, for this purpose, will be the Master Servicer under the Benchmark 2023-B39 PSA for as long as it constitutes the Benchmark 2023-B39 PSA) a non-refundable deposit equal to 5% of the purchase price prior to the original closing date. Such purchase option will terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property. Notwithstanding the foregoing, if the Special Servicer intends to enter into a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property, the Back Bay Office Junior Noteholders will have 15 business days from the date of notice thereof to exercise their purchase option, in which case the Back Bay Office Junior Noteholders that exercise such option will be obligated to purchase the Mortgaged Property or REO Property within such 15 business day period at the Defaulted Back Bay Office Senior Note Purchase Price.

Sale of the Back Bay Office Defaulted Securitized A Loan

If the Back Bay Office Notes are collectively a Defaulted Mortgage Loan under the Benchmark 2023-B39 PSA, and if the Special Servicer decides to sell the Back Bay Office Senior Notes that are then included in a securitization trust (such notes, collectively, the “Back Bay Office Defaulted Securitized A Loan”), then the Special Servicer may sell Back Bay Office Defaulted Securitized A Loan in accordance with procedures substantially similar to those under the Benchmark 2023-B39 PSA. The Special Servicer will not have authority to sell the Back Bay Office Senior Notes that are not held by a securitization trust (which unsecuritized Back Bay Office Senior Notes will at all times include the Back Bay Office Senior Notes designated Note A-1 and Note A-2) or any Back Bay Office Junior Note. The Special Servicer’s determination of whether to sell the Back Bay Office Defaulted Securitized A Loan must consider the interests of the holders of the notes comprising the Back Bay Office Defaulted Securitized A Loan (as a collective whole). In addition, the Special Servicer generally may not sell the Back Bay Office Defaulted Securitized A Loan for a below-par price unless the Directing Holder under the Benchmark 2023-B39 PSA has approved such sale (but a failure by it to respond to the Special Servicer within 10 business days following delivery by the Special Servicer of a major decision reporting package will be deemed to constitute such approval). The proceeds of a sale of the Back Bay Office Defaulted Securitized A Loan must be applied first, to pay or reimburse the Special Servicer, the Trustee or any other party to the Benchmark 2023-B39 PSA for the costs, fees and expenses incurred in connection with the offer and sale (including to reimburse any servicing advance made to pay the cost of appraisals) and pay to the Special Servicer a disposition fee equal to 1.0% of the proceeds from such sale (net of the costs, fees and expenses incurred in connection with the offer and sale); second, to the payment or reimbursement of any unreimbursed securitization monthly payment advances and unpaid advance interest thereon; and, finally, to the securitization trusts that held portions of the Back Bay Office Defaulted Securitized A Loan immediately prior to the sale, on a Pro Rata and Pari Passu Basis, the remainder of such proceeds. The proceeds will not be used to pay or reimburse other expenses, including other servicing advances or interest thereon; however, following the sale, the Back Bay Office Whole Loan may not be serviced under a servicing agreement other than the Benchmark 2023-B39 PSA unless, among other conditions, the relevant parties to the Benchmark 2023-B39 PSA and/or each securitization servicing agreement for the securitized Back Bay Office Senior Notes, and any primary servicer for the Back Bay Office Whole Loan, have been paid or reimbursed for all unreimbursed servicing advances and advance interest with respect

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to servicing advances relating to the Back Bay Office Whole Loan; all unreimbursed securitization monthly payment advances and advance interest thereon relating to the Back Bay Office Whole Loan; any related accrued and unpaid primary servicing fees, master servicing fees, trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees; and their reasonable out-of-pocket costs and expenses (but in no event including any termination fee) incurred in connection with the termination of the servicing and administration of the Back Bay Office Whole Loan under the Benchmark 2023-B39 PSA or any necessary transfer of title.

The directing certificateholders for the securitization trusts that hold any Back Bay Office Senior Notes comprising a portion of the Back Bay Office Defaulted Securitized A Loan, the holders of the then unsecuritized Back Bay Office Senior Notes (which unsecuritized Back Bay Office Senior Notes will at all times include the Back Bay Office Senior Notes designated Note A-1 and Note A-2) and the holders of the Back Bay Office Junior Notes must be included among the entities who receive a bid package and are permitted to bid at any sale of the Back Bay Office Defaulted Securitized A Loan (unless such entity is borrower party or an agent of a borrower party).

Additional Information

Each of the tables presented on Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in June 2023 and ending on the hypothetical Determination Date in July 2023. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Goldman Sachs Mortgage Company, Barclays Capital Real Estate Inc., Citi Real Estate Funding Inc., German American Capital Corporation, Bank of Montreal and JPMorgan Chase Bank, National Association are sponsors and mortgage loan sellers in this securitization transaction.

None of the mortgage loan sellers nor any of their respective affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against any mortgage loan seller for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the cure, repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by each mortgage loan seller in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

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For a description of certain affiliations, relationships and related transactions between the sponsors and the other transaction parties, see “Risk Factors—Risks Relating to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an initial Risk Retention Consultation Party and an affiliate of the depositor, GS Bank, an originator and the initial RR Interest Owner, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. See “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” for additional information.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2022, GSMC originated or acquired approximately 3,282 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $159.4 billion. As of December 31, 2022, GSMC had acted as a sponsor and mortgage loan seller on approximately 393 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion, $6.284 billion, $6.972 billion, $11.730 billion, $8.548 billion, $9.960 billion, $6.823 billion, $14.906 billion and $7.173 billion of commercial mortgage loans in public and private offerings in calendar years 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021 and 2022, respectively.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates, or, in certain circumstances, are consultants engaged by or on behalf of GSMC (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases,

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operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

With respect to the Back Bay Office Whole Loan, which was co-originated by GS Bank, Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association, New York Life Insurance Company and Teachers Insurance and Annuity Association of America, portions of which are being sold by German American Capital Corporation and GSMC, the GACC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;
●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five (5) largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of the Top 15 Mortgage Loans” on Annex A-3. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

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Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, Goldman Sachs & Co. LLC, one of the underwriters, and the depositor. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2022	$770 million	$1.8 billion
2021	$4.2 billion	$2.6 billion
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

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Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2022	$4.8 billion	$5.4 billion
2021	$9.5 billion	$12.4 billion
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Goldman Sachs Mortgage Company Representations and Warranties”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

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After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future. In addition, a Goldman Originator may in some instances have reduced the term interest rate that such Goldman Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such Goldman Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that
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such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

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The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are
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conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.
●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.
●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

The Back Bay Office Mortgage Loan (4.7%) was (together with any related Companion Loans) co-originated by GS Bank, Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association,

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New York Life Insurance Company and Teachers Insurance and Annuity Association of America. Such Mortgage Loan and each related Companion Loan was co-originated in accordance with the underwriting guidelines described above.

The Heritage Plaza Mortgage Loan (3.3%) was (together with any related Companion Loans) was co-originated by GS Bank and Morgan Stanley Bank, N.A. Such Mortgage Loan and each related Companion Loan was co-originated in accordance with the underwriting guidelines described above.

The Green Acres Mortgage Loan (2.8%) was (together with any related Companion Loans) co-originated by GS Bank, Morgan Stanley Bank, N.A., Bank of Montreal and DBR Investments Co. Limited. Such Mortgage Loan and each related Companion Loan was co-originated in accordance with the underwriting guidelines described above.

The Miracle Mile Mortgage Loan (2.1%) was (together with any related Companion Loans) co-originated by GS Bank, Morgan Stanley Bank, N.A. and Bank of America, N.A. Such Mortgage Loan and each related Companion Loan was co-originated in accordance with the underwriting guidelines described above.

The Scottsdale Fashion Square Mortgage Loan (1.0%) was (together with any related Companion Loans) co-originated by GS Bank and Deutsche Bank AG, New York Branch. Such Mortgage Loan and each related Companion Loan was co-originated in accordance with the underwriting guidelines described above.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on May 12, 2023. GSMC’s Central Index Key is 0001541502. With respect to the period from and including April 1, 2020 to and including March 31, 2023, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection

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with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn		Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, other than the RR Interest. However, GSMC and/or its affiliates may acquire in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time. GSMC (or its MOA) will be required to retain the RR Interest as described under “Credit Risk Retention”.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

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●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.
●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on June 30, 2023, Barclays or its affiliates were the loan sellers in approximately 198 commercial mortgage-backed securitization transactions. Approximately $54.5 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021 and through June 30, 2023.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2023	$940,398,668
2022	$5,482,962,481
2021	$7,252,313,300
2020	$3,115,245,750
2019	$4,983,162,802
2018	$3,937,789,900
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the Mortgage Loans (or portions thereof) for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

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Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Barclays and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

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Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

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Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan to value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

In addition, Barclays may in some instances have reduced the term interest rate that Barclays would otherwise charge on a Barclays mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Barclays mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Barclays mortgage loan satisfied Barclays’ minimum debt service coverage ratio underwriting requirements for such Barclays mortgage loan.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to
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make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors—Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

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Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. In some cases, due to the impact of COVID-19, some tenants may have received rent relief/forbearances or may not have paid their rent when due. On a case-by-case basis, the lender may be adjusting underwritten rent to reflect these situations. None of the Barclays Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on May 5, 2023 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of March 31, 2023, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga 1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Barclays Bank PLC (“BBPLC”) (a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of Barclays) will retain the Barclays VRR Interest Portion under “Credit Risk Retention”. However, Barclays and/or its affiliates may acquire in the future certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the Barclays VRR Interest Portion held thereby) at any time. BBPLC will be required to retain the Barclays VRR Interest Portion as described under “Credit Risk Retention”.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, we cannot assure you that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. The respective Mortgage Loans that CREFI is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “CREFI Mortgage Loans”. CREFI originated or co-originated all of the CREFI Mortgage Loans.

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CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion and $11.1 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021 and 2022, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
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●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database” above;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
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●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the Cut-off Date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the Cut-off Date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
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●	a list of any related Mortgaged Properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related Mortgaged Properties;
●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;
●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the Cut-off Date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex E-3 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex E-3 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the

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related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the next five (5) largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of the Top 15 Mortgage Loans” on Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules,

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and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred

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maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in
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certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (7) on Annex E-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (17) and (30) on Annex E-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (42) on Annex E-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (41) on Annex E-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

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Servicing

Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to CREFI’s Disclosed Underwriting Guidelines

One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The CREFI Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the CREFI Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2023. CREFI’s Central Index Key is 0001701238. With respect to the period from and including April 1, 2020 to and including March 31, 2023, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, other than the CREFI VRR Interest Portion. However, CREFI and/or its affiliates may acquire in the future certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the CREFI VRR Interest Portion held thereby) at any time. CREFI (or its MOA) will be required to retain the CREFI VRR Interest Portion as described under “Credit Risk Retention”.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

German American Capital Corporation

General. German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor and a mortgage loan seller in this securitization transaction. Deutsche Bank AG, New York Branch (“DBNY”), and DBR Investments Co. Limited, a Cayman Islands exempted company (“DBRI”), each an affiliate of GACC, originated or co-originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans, except with respect to the Mortgage Loans set forth under “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” for which GACC is identified as a Mortgage Loan Seller.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German bank. GACC is an affiliate of (i) DBRI, an originator, (ii) DBNY, an originator and (iii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. Prior to the date of this

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prospectus, DBRI purchased for cash from DBNY a 100% equity participation in each of the 12800 Culver Boulevard Mortgage Loan, the Back Bay Office Mortgage Loan and the Scottsdale Fashion Square Mortgage Loan (together, the “DBNY Originated Loans”) originated by DBNY, and prior to the Closing Date, DBRI purchased for cash from DBNY a 100% equity participation in the Tru by Hilton Orlando Mortgage Loan (together with the DBNY Originated Loans, the “DBNY Loans”) acquired by DBNY. DBNY and DBRI will sell their interests in the DBNY Loans to GACC on the Closing Date. During the period from DBRI’s purchase of such participation interests to the Closing Date, DBRI will have borne the credit risk in respect of the DBNY Loans. DBRI will sell its interests in the GACC Mortgage Loans to GACC on or prior to the Closing Date. It is expected that GACC, DBRI or DBNY will be the holder of the companion loans (if any) for which the noteholder is identified as “GACC”, “DBRI” or “DBNY”, as applicable, in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Neither GACC nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against GACC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by GACC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GACC’s Securitization Program. GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., GS Mortgage Securities Corporation II and J.P. Morgan Chase Commercial Mortgage Securities Corp. and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through June 30, 2023 is approximately $105.222 billion.

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GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex E-4), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans.

Overview. GACC, in its capacity as the sponsor and the mortgage loan seller of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

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With respect to the 12800 Culver Boulevard Whole Loan, which was co-originated by Barclays and DBNY, portions of which are being sold by Barclays and GACC, the Barclays Data Tape was used to provide the information regarding the related Mortgage Loan in this prospectus.

With respect to the Green Acres Whole Loan, which was co-originated by GS Bank, Morgan Stanley Bank, N.A., BMO and DBRI, portions of which are being sold by GACC and BMO, the BMO Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-4.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under

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“—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes.

General. DBRI, GACC and DBNY are each an originator and are each affiliated with each other and with Deutsche Bank Securities Inc., one of the underwriters. DBRI, GACC and DBNY are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of

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the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (within 6 months of the origination date of the mortgage loan, except with respect to the Back Bay Office Mortgage Loan (4.7%), as to which the date set forth in the appraisal is October 19, 2022) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

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Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard

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area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related
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mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are the applicable DB Originator’s general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, the applicable DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

With respect to the Gateway Center South Mortgage Loan (5.2%), such Mortgage Loan was originated with an exception to DBRI’s underwriting guidelines, as it has a debt service coverage ratio

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based on net operating cash flow of 1.21x, which is lower than the minimum debt service coverage ratio required by DBRI’s underwriting guidelines. GACC’s decision to include the Mortgage Loan in this transaction was based on several factors, including (i) the institutional sponsorship, which is a privately-owned global real estate and lifestyle company with 50 years of experience in development and asset ownership, (ii) the densely populated location with high foot traffic in a strong retail market with a low vacancy rate and (iii) the historical occupancy of 100% since the Mortgaged Property was developed (until Bed Bath & Beyond vacated its space following its April 2023 bankruptcy filing) with multiple nationally-recognized retailers.

Except as set forth above, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act. GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 14, 2023. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including April 1, 2020 to and including March 31, 2023, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. Neither GACC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, GACC and/or its affiliates may acquire or own in the future certain classes of certificates issued by the issuing entity. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated, co-originated or acquired all of the Mortgage Loans or portions thereof that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the origination or acquisition of such BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been registered as a United States branch of the Bank of Montreal with the Illinois Department of Financial and Professional Regulation and, accordingly, is regulated by the Chicago Federal Reserve under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 115 South LaSalle Street, 11th Floor, Chicago, Illinois 60603.

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In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Capital Markets Corp., one of the underwriters and a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 500 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Harris Bank, N.A. (“BMO Harris”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BMO Harris has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BMO Harris acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BMO Harris and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

The total amount of loans securitized by BMO from December 17, 2019 through December 31, 2022 is approximately $6.146 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was

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conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination or acquisition of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by BMO’s deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination or acquisition, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the BMO Mortgage Loans, except as otherwise indicated below.

With respect to the Harborside 2-3 Whole Loan, which was co-originated by CREFI and BMO, portions of which are being sold by CREFI and BMO, the CREFI Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. BMO engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

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Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex E-5 to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the depositor for inclusion on Annex E-5 to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a

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mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Description of the Top 15 Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. Furthermore, with respect to the BMO Mortgage Loans that were acquired by BMO, BMO reviewed such BMO Mortgage Loans to ensure that each such BMO Mortgage Loan complied with the underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents or designees performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market. In the case of a mortgage loan acquired by BMO from a third party originator, a member of BMO’s deal team or one of its agents or designees will either perform an inspection of the property or review a third party inspection report.

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BMO’s deal team or one of its agents or designees also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

In addition, BMO may in some instances have reduced the term interest rate that BMO would otherwise charge on a BMO mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the BMO mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related BMO mortgage loan satisfied BMO’s minimum debt service coverage ratio underwriting requirements for such BMO mortgage loan.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a

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typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental
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issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Mortgage Loan representation and warranty set forth in paragraph (6) on Annex E-1 to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Mortgage Loan representations and warranties in paragraphs (16) and (29) on Annex E-1 to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO obtains an appraisal meeting the requirements described in the Mortgage Loan representation and warranty set forth in paragraph (41) on Annex E-1 to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the Mortgage Loan representation and warranty set forth in paragraph (40) on Annex E-1 to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines. One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO

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may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2023. BMO’s Central Index Key is 0000927971. As of March 31, 2023, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Bank of Montreal” has been provided by BMO.

JPMorgan Chase Bank, National Association

General.

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2022, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2022 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMCB files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB’s Securitization Program. The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2022, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $181 billion. Of that amount, approximately $145 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2022, JPMCB originated and securitized approximately $6 billion of commercial mortgage loans, of which approximately $4 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan

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Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated

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operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex F-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

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Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting

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package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-stabilized”, “as-complete” and “as-is” values. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or

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updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent

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certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
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●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

Compliance with Rule 15Ga-1 under the Exchange Act. JPMCCMSC’s most recently filed Form ABS-15G which includes information related to JPMCB, was filed with the SEC on February 9, 2023, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. With respect to the three-year period ending June 30, 2023, JPMCB has no activity to report as required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. As of the date hereof, neither JPMCB nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) JPMCB is expected to purchase $75,000,000 of the Class A-2

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certificates on the Closing Date and (ii) JPMCB will retain the Class R certificates. JPMCB or its affiliates may retain on the Closing Date or own in the future certain additional classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

Compensation of the Sponsors

In connection with the offering and sale of the certificates contemplated by this prospectus, the sponsors (including affiliates of the sponsors) will be compensated for the sale of their respective percentage interest in the Mortgage Loans in an amount equal to the excess, if any, of:

(a)   the sum of any proceeds received from the sale of the certificates to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association for the servicing of the Mortgage Loans, over

(b)   the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the certificates as described in this prospectus.

The mortgage servicing rights were sold to the master servicer for a price based on the value of the Servicing Fee to be paid to the master servicer with respect to each Mortgage Loan and, which may include, among other things, the value of the right to earn income on investments on amounts held by the master servicer with respect to the Mortgage Loans.

The Depositor

GS Mortgage Securities Corporation II, the depositor, is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The sole shareholder of the depositor is The Goldman Sachs Group, Inc. (NYSE: GS). The depositor’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. The depositor will not have any material assets. The depositor is an affiliate of GSMC, a sponsor, mortgage loan seller and an initial Risk Retention Consultation Party, GS Bank, an originator and the initial RR Interest Owner, and Goldman Sachs & Co. LLC, an underwriter.

After establishing the issuing entity, the depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s ongoing duties will include: (i) appointing a successor trustee or certificate administrator in the event of the removal of the trustee or certificate administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the certificate administrator any document that comes into the depositor’s possession that constitutes part of the mortgage file or servicing file for any mortgage loan, (iv) upon discovery of a breach of any of the representations and warranties of the master servicer, the special servicer or the operating advisor which materially and adversely affects the interests of the Certificateholders and the RR Interest Owner, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC administration, (vi) indemnifying the issuing entity, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the special servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the PSA or by reason of negligent disregard of its obligations and duties under the PSA, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of

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assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from the mortgage loan sellers and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the RR Interest Owner.

The depositor remains responsible under the PSA for providing the master servicer, the special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders and the RR Interest Owner upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Benchmark 2023-V3 Mortgage Trust, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property (which includes, with respect to any Non-Serviced Whole Loan, the trust’s interest in any REO Property acquired with respect to such Non-Serviced Whole Loan pursuant to the applicable pooling and servicing agreement, but does not include the Serviced Companion Loan’s pro rata interest in any such REO Property), disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and the RR Interest Owner and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term high-quality investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make advances of delinquent monthly debt service payments to the issuing entity, and the master servicer, the special servicer and the trustee may make property protection advances to the issuing entity, but in each case only to the extent it deems such advances to be recoverable from the related mortgage loan; such advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment” in this prospectus. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth under “Transaction Parties—The Trustee and the Certificate Administrator”, “—The Master Servicer”, “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties (which includes, with respect to any Non-Serviced Whole Loan, the trust’s interest in any REO property acquired with respect to such Non-Serviced Whole Loan pursuant to the applicable pooling and servicing agreement but does not include the Serviced Companion Loan’s pro rata interest in any such REO Property) are the Distribution Accounts and other accounts maintained pursuant to the PSA and the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, including, with respect to the Non-Serviced Whole Loans, the trust’s interest in any REO Property acquired pursuant to the applicable pooling and servicing agreement and the other activities described in this prospectus, and indemnity obligations to the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor and various related persons. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the mortgage loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

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The Trustee and Certificate Administrator

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as Trustee, Certificate Administrator and Custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.2 billion (USD) in assets as of December 31, 2022. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells Fargo”) entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring, and intends to continue to transfer such roles, duties, rights, and liabilities to Computershare Trust Company or CDTC in stages. For any transaction where the roles of Wells Fargo Bank or WFDTC, as applicable, have not already transferred to Computershare Trust Company or CDTC, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank or WFDTC, as its agent as of such date.

Computershare Trust Company will act as Trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of December 31, 2022, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 464 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $251 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2022, Computershare Trust Company was acting in some cases as the certificate administrator, and in

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most cases as agent for the certificate administrator, on approximately 1,203 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $702 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the Certificate Administrator is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Computershare Trust Company is acting as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and for the benefit of the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2022, when it acquired the CTS business from Wells Fargo Bank, Computershare Trust Company was acting in some cases as custodian, and in most case as agent for the custodian, for approximately 417,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the sponsors or an affiliate of the sponsors and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For twenty CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2022 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2022 Computershare CMBS Annual Statement of Compliance”).

For seventeen different CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the April 18, 2022 distribution was made one business day late due to an administrative error relating to the calculation of the payment date in an internal system due to Good Friday.

For two other CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that certain payment errors occurred. In one case, a class of certificates was overpaid and another class was underpaid in three consecutive months. The payment error was caused by an administrative error relating to the reimbursement to a servicer of prior advances subsequently deemed non-recoverable. Computershare Trust Company corrected the payment errors in the third month. In the other case, an administrative error during the processing of the transfer of a certificate caused the wrong beneficial holder to receive payment. The resulting payment error was corrected in the same month the error occurred.

For one additional CMBS transaction, the related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the Form 10-D (including the ABS Asset Data File and ABS Asset Related Document filed as exhibits 102 and 103 respectively to the registrant’s Form ABS-EE and incorporated by reference into the Form 10-D filing) for the initial distribution date was filed three calendar days late. The late filing resulted from a gap in Computershare Trust Company’s process for reviewing and capturing the Exchange Act reporting obligations in newly closed transactions.

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For each of the twenty CMBS transactions, the related Subject 2022 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding Computershare Trust Company set forth under this heading “—The Trustee and Certificate Administrator” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s and the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loans pursuant to the PSA and will generally review, evaluate and provide consent to Master Servicer Major Decisions. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable mortgage loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“DBRS Morningstar”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Above Average”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer and primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures

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and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans, Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the applicable Servicing Fee Rate minus (A) with respect to the Serviced Mortgage Loans (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125%% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Non-Serviced Mortgage Loan, 0.000625%, but in each case which may be reduced under circumstances as provided in the PSA.

Midland Loan Services, a Division of PNC Bank, National Association, the master servicer, is also (i) the servicer of the Miracle Mile Whole Loan, which is serviced under the MIRA 2023-MILE TSA, (ii) the master servicer of the Austin Multifamily Portfolio Whole Loan, the Heritage Plaza Whole Loan, the Harborside 2-3 Whole Loan and the Green Acres Whole Loan, which are serviced under the Benchmark 2023-V2 PSA, (iii) the master servicer of the Back Bay Office Whole Loan and the Platinum Tower Whole Loan, which are serviced under the Benchmark 2023-B39 PSA and (iv) the primary servicer of the Queens Crossing Whole Loan, which is serviced under the BANK5 2023-5YR2 PSA.

Midland will be the initial master servicer with respect to each of the Gateway Center South Whole Loan, The Widener Building Whole Loan and the Riverview Tower Whole Loan, in each case until the related Servicing Shift Securitization Date. On and after each related Servicing Shift Securitization Date,

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each such Servicing Shift Whole Loan will be serviced by a yet to be named master servicer under the related Servicing Shift PSA.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

As of June 30, 2023, Midland was master and primary servicing approximately 21,374 commercial and multifamily mortgage loans with a principal balance of approximately $498 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,536 of such loans, with a total principal balance of approximately $326 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2020 to 2022.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2020	2021	2022
CMBS	$256	$302	$328
Other	$317	$301	$315
Total	$573	$603	$642

As of June 30, 2023, Midland was named the special servicer in approximately 323 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $121 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 176 assets with an outstanding principal balance of approximately $5.1 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2020 to 2022.

Portfolio Size –Special Servicing	Calendar Year End (Approximate amounts in billions)
	2020	2021	2022
Total	$170	$163	$162

Midland may enter into one or more arrangements with the Directing Holder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

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Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between Barclays and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between BMO and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

PNC Bank, National Association (“PNC Bank”), and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The foregoing information concerning the master servicer has been provided by Midland. Midland does not make any representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of Midland as master servicer), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by Midland) or any related documents.

Midland will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “—Appraisal Reduction Amounts” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the underlying Mortgage Loans and the effect of that ability on the potential cash flows from the underlying Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The master servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the master servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent master servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. Midland’s rights and obligations with respect to indemnification, and certain limitations on Midland’s liability under the PSA are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

For a description of any material affiliations, relationships and related transactions between the master servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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The Special Servicer

Greystone Servicing Company LLC, a Delaware limited liability company (“Greystone Servicing”), is expected to be appointed to act as the special servicer under the PSA. In such capacity, Greystone Servicing will be responsible for the servicing and administration of the Specially Serviced Loans (other than any applicable Excluded Special Servicer Mortgage Loan) and any related REO Properties, pursuant to the PSA.

The principal place of business of Greystone Servicing is located at 419 Belle Air Lane, Warrenton, Virginia 20186 and the principal commercial mortgage special servicing offices of Greystone Servicing are located at 5221 N. O’Connor Boulevard, Suite 800, Irving, Texas 75039.

Greystone Servicing, which is wholly owned by Greystone Select Holdings LLC, a Delaware limited liability company, which in turn is 51% indirectly owned by Stephen Rosenberg, as sole Trustee and Beneficiary of SR 2019 Revocable Trust and 40% indirectly owned, through Cushman Wakefield Greystone LLC, by Cushman and Wakefield, provides primary and special loan servicing for third party portfolio owners, commercial mortgage backed securities trusts, government agencies, collateralized debt obligations (“CDOs”) and collateralized loan obligations (“CLOs”). Greystone Servicing has a special servicer rating of CSS2+ from Fitch Ratings, Inc. and a special servicer rating of MOR CS1 from DBRS Morningstar. Greystone Servicing is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “STRONG” by S&P.

As of May 31, 2023, Greystone Servicing was the named special servicer for approximately 70 transactions representing approximately 1,841 first mortgage loans, with an aggregate stated principal balance of approximately $24.7 billion. Of those 70 transactions, 51 are commercial mortgage-backed securities transactions representing approximately 1,045 first mortgage loans, with an aggregate stated principal balance of approximately $19.1 billion. The remaining nineteen transactions are made up of three CLOs, two single asset single borrower (SASB) securitizations, twelve SBL Freddie Mac and two K-series Freddie Mac securitizations. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States. With respect to such transactions as of such date, Greystone Servicing was administering approximately 43 active specially serviced assets with a stated principal balance of approximately $1.3 billion. Each of these specially serviced assets is serviced in accordance with the applicable procedures set forth in the related servicing agreement that governs the asset. Since 2002, and through May 31, 2023, Greystone Servicing (including C-III Asset Management LLC (“C-III”) and C-III’s predecessor entities, which was acquired by a Greystone affiliate as of January 1, 2020, and the assets of which were subsequently transferred to Greystone Servicing as of August 26, 2020) has resolved or participated in the resolution of 4,720 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of approximately $59.1 billion.

Greystone Servicing has detailed policies, operating procedures and controls across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Greystone Servicing’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed and updated, as needed, annually. Greystone Servicing also has a formal disaster recovery and business continuity plan, which is reviewed annually. In the past three years there have not been any material changes to Greystone Servicing’s policies and procedures relating to the servicing function Greystone Servicing will perform under the PSA for assets of the same types as are included in this transaction.

Greystone Servicing will not have primary responsibility for custody services of original documents evidencing the Serviced Mortgage Loans or any Serviced Companion Loans. Greystone Servicing may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Serviced Mortgage Loans, the Serviced Companion Loans, or otherwise. To the extent that Greystone Servicing has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the PSA and the Servicing Standard under the PSA.

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There are, to the current actual knowledge of Greystone Servicing, no special or unique factors of a material nature involved in special servicing the particular types of assets governed by the PSA, and Greystone Servicing’s processes and procedures for the special servicing of such assets do not materially differ from the processes and procedures employed by Greystone Servicing in connection with special servicing of commercial mortgage–backed securitization pools generally.

Greystone Servicing has not been the subject of a servicer event of default or servicer termination event in any securitization transaction involving commercial or multifamily mortgage loans in which Greystone Servicing was acting as special servicer as a result of any action or inaction of Greystone Servicing as special servicer, including as a result of Greystone Servicing’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Greystone Servicing does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA, and therefore Greystone Servicing believes its financial condition will not have a material impact on pool performance or performance of the certificates.

Greystone Servicing (including C-III and C-III’s predecessor entities described above) has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 2002. The table below contains information on the aggregate balances as of the respective calendar year ends of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that were serviced by Greystone Servicing and its predecessors as special servicer in commercial mortgage-backed securities transactions from 2019 through March 31, 2023.

Portfolio Size – CMBS Special Servicing	2020(1)	2021(1)	2022(1)	2023(2)
Total	$3.6 billion	$1.9 billion	$1.1 billion	$1.3 billion
(1)	As of the last day of the calendar year indicated.
(2)	As of May 31, 2023.

Greystone Servicing may enter into one or more arrangements with a Controlling Class Certificateholder, a Directing Holder, a Companion Loan Holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer’s compensation in consideration of, among other things, Greystone Servicing’s appointment as special servicer under the PSA and/or any related co-lender agreement.

Greystone Servicing does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances, Greystone Servicing may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

Greystone Servicing occasionally engages consultants to perform property inspections on a property and its local market. It currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

From time to time, Greystone Servicing is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Greystone Servicing does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending against Greystone Servicing, or to which any property of Greystone Servicing is subject, that are material to the Certificateholders and Greystone Servicing has no actual knowledge of any proceedings contemplated by governmental authorities.

Greystone, or an affiliate, assisted Greystone High Yield Investments I LLC, or an affiliate with due diligence with respect to the mortgage loan pool.

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Except for (i) Greystone Servicing Company LLC being an affiliate of Greystone Select Company II LLC, the originator of the Westin Mount Laurel Mortgage Loan, (ii) Greystone High Yield Investments I LLC or its affiliate, the entity that is expected to purchase 100% of the Class E, Class F, Class G and Class H certificates, being an affiliate of Greystone Servicing and (iii) Greystone High Yield Investments I LLC or its affiliate, the entity that is expected to be appointed as the initial directing holder, being an affiliate of Greystone Servicing, Greystone Servicing is not an affiliate of the Depositor, Master Servicer, Certificate Administrator, Operating Advisor, Asset Representations Reviewer, any originator or any other material party related to the transaction. As of the Closing Date, to Greystone Servicing’s knowledge, neither Greystone Servicing nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization other than its related rights as special servicer under the PSA and the purchase of 100% of the Class E, Class F, Class G and Class H certificates by Greystone High Yield Investments I LLC or its affiliate, an affiliate of Greystone Servicing.

The foregoing information regarding Greystone Servicing under the heading “—The Special Servicer” has been provided by Greystone Servicing.

Certain duties and obligations of the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer may be terminated, with respect to the Mortgage Loans serviced under the PSA (a) with or without cause by the Directing Holder, (b) for cause at any time, and (c) otherwise without cause as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”, upon satisfaction of certain conditions specified in the PSA. The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer”. The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the PSA with respect to each Serviced Mortgage Loan. Park Bridge Lender Services will also act as asset representations reviewer under the PSA with respect to each Mortgage Loan and each Serviced Whole Loan. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2023, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $364.1 billion issued in 417 transactions.

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As of June 30, 2023, Park Bridge Lender Services was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $153.8 billion issued in 171 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

Credit Risk Retention

General

This transaction is required to comply with the Credit Risk Retention Rules. GSMC has been designated by the sponsors to act as the “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) (in such capacity, the “Retaining Sponsor”) and intends to satisfy the credit risk retention requirements of the Credit Risk Retention Rules as follows:

●	The “VRR Interest” is an interest in the issuing entity representing the right to receive approximately 5.0% (the “VRR Percentage”) of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed on the certificates (other than the Class R certificates) and the RR Interest (i.e., representing the right to receive the VRR Allocation Percentage of all amounts distributed on the Non-VRR Certificates on each Distribution Date). The two types of interests comprising the VRR Interest will be the uncertificated interest retained by GSMC (or its MOA) as described below (the “RR Interest”) and the definitive Class RR certificates acquired by each of Barclays and CREFI (or their respective MOAs) as described below. The VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) in the issuing entity and will have an aggregate initial VRR Interest Balance of $48,256,817. The owner of the RR Interest is referred to in this prospectus as the “RR Interest Owner”, and the RR Interest Owner and the holder of the Class RR certificates (the “Class RR Certificateholder”) are referred to collectively in this prospectus as the “VRR Interest Owners”.
●	The Retaining Sponsor (or GS Bank, as its MOA) is expected to retain a portion of the VRR Interest, in the form of the RR Interest, with a VRR Interest Balance equal to $24,453,467 (the “Original RR Interest Balance”) and representing approximately 50.7% of the VRR Interest on the Closing Date.
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●	The Retaining Sponsor is also expected to offset a portion of its risk retention requirements under the Credit Risk Retention Rules by the portion of the VRR Interest acquired by BBPLC (as an MOA of Barclays, an originator). BBPLC is expected to acquire on the Closing Date and retain a portion of the VRR Interest, in the form of Class RR certificates, with a VRR Interest Balance equal to $12,338,600 of the VRR Interest, representing approximately 25.6% of the VRR Interest (the “Barclays VRR Interest Portion”). Barclays originated Mortgage Loans representing approximately 25.6% of the Initial Pool Balance, which is at least 20% of the Initial Pool Balance and is equal to or greater than its percentage ownership of the VRR Interest (which percentage ownership is at least 20% of the initial VRR Interest Balance) in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Barclays (or its MOA) will acquire the Barclays VRR Interest Portion from the depositor by selling to the depositor the Barclays Mortgage Loans in exchange for cash consideration and the Barclays VRR Interest Portion. The VRR Interest Balance of the Barclays VRR Interest Portion (i) will represent a reduction in the price received by Barclays from the depositor for the Barclays Mortgage Loans sold by Barclays to the depositor for transfer to the issuing entity and (ii) will equal the amount by which the Retaining Sponsor’s required risk retention under the Credit Risk Retention Rules is reduced by Barclays’ (or its MOA’s) acquisition in accordance with the Credit Risk Retention Rules.
●	The Retaining Sponsor is also expected to offset a portion of its risk retention requirements under the Credit Risk Retention Rules by the portion of the VRR Interest acquired by CREFI. CREFI is expected to acquire on the Closing Date and retain (or cause its MOA to retain) a portion of the VRR Interest, in the form of Class RR certificates, with a VRR Interest Balance equal to $11,464,750 of the VRR Interest, representing approximately 23.8% of the VRR Interest (the “CREFI VRR Interest Portion”). CREFI originated Mortgage Loans representing approximately 23.8% of the Initial Pool Balance, which is at least 20% of the Initial Pool Balance and is equal to or greater than its percentage ownership of the VRR Interest (which percentage ownership is at least 20% of the initial VRR Interest Balance) in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. CREFI will acquire the CREFI VRR Interest Portion from the depositor by selling to the depositor the CREFI Mortgage Loans in exchange for cash consideration and the CREFI VRR Interest Portion. The VRR Interest Balance of the CREFI VRR Interest Portion (i) will represent a reduction in the price received by CREFI from the depositor for the CREFI Mortgage Loans sold by CREFI to the depositor for transfer to the issuing entity and (ii) will equal the amount by which the Retaining Sponsor’s required risk retention under the Credit Risk Retention Rules is reduced by CREFI’s acquisition in accordance with the Credit Risk Retention Rules.

The percentage of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed on the certificates (other than the Class R certificates) and the RR Interest represented by the VRR Interest will equal at least 5%, as of the Closing Date.

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

Qualifying CRE Loans

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §244.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Risk Retention Percentage”) for this transaction is 5.0%. The Required Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

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The VRR Interest

General

The right to payment of VRR Interest Owners is pro rata and pari passu with the right to payment of holders of the Non-VRR Certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds allocable to: (a) the VRR Interest will be the product of such Aggregate Available Funds multiplied by the VRR Percentage; and (b) the Non-VRR Certificates will be the product of such Aggregate Available Funds multiplied by the Non-VRR Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the Principal Balance Certificates, on the other hand, pro rata in accordance with the VRR Percentage and the Non-VRR Percentage, respectively.

VRR Available Funds

The aggregate amount available for distribution to the VRR Interest Owners on each Distribution Date will, in general, equal the sum of (i) the VRR Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the VRR Interest Gain-on-Sale Remittance Amount (collectively, the “VRR Available Funds”).

The “VRR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will equal the lesser of, (i) the amount on deposit in the VRR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the amount distributable from the VRR Interest Gain-on-Sale Reserve Account.

Priority of Distributions on the VRR Interest

On each Distribution Date, for so long as the aggregate VRR Interest Balance has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the VRR Available Funds, in the following order of priority:

First, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, in reduction of the VRR Interest Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the VRR Interest Balance has been reduced to zero; and

Third, to the RR Interest and the Class RR certificates, pro rata based on their respective VRR Interest Balances, up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the VRR Interest, plus interest on that amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date.

provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, which evidence the REMIC residual interest in each Trust REMIC, in compliance with the Code and applicable REMIC Regulations.

Except for tax reporting purposes, the VRR Interest does not have a specified pass-through rate; however, the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date (the “VRR Interest Rate”).

Reimbursement of previously allocated VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the VRR Interest Balance in respect of which a reimbursement is made.

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The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

“RR Interest Balance” means, with respect to the RR Interest (i) on or prior to the first Distribution Date, an amount equal to the Original RR Interest Balance and (ii) as of any date of determination after the first Distribution Date, the RR Interest Balance on the Distribution Date immediately prior to such date of determination after giving effect to (a) any distributions made on such Distribution Date as described in clauses First, Second and Third above in this “—Priority of Distributions on the VRR Interest”, (b) any VRR Realized Losses allocated to the RR Interest on such Distribution Date, and (c) any recoveries on the Mortgage Loans of Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were previously reimbursed from principal collections on the related Mortgage Loans, that resulted in a reduction of the VRR Principal Distribution Amount, which recoveries are allocated to the RR Interest and added to the RR Interest Balance.

The “VRR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the VRR Percentage divided by the Non-VRR Percentage.

The “VRR Interest Balance” means the Certificate Balance of the Class RR certificates and/or the RR Interest Balance of the RR Interest, as applicable.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount distributed to the Non-VRR Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions”.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount distributed to the Non-VRR Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions”.

The “VRR Realized Loss Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the Non-VRR Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions”.

Allocation of VRR Realized Losses

On each Distribution Date, the certificate administrator will be required to reduce the VRR Interest Balance pro rata based on the VRR Interest Balances of each of the RR Interest and the Class RR certificates, by the amount of any VRR Realized Losses for such Distribution Date.

The “VRR Realized Loss”, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate VRR Interest Balance, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that VRR Realized Losses previously allocated to the VRR Interest in reduction of its VRR Interest Balance are recovered subsequent to such VRR Interest Balance being reduced to zero,

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VRR Interest Owners may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—The VRR Interest—Priority of Distributions on the VRR Interest”.

Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, the VRR Interest Owners will be entitled to the VRR Percentage of any yield maintenance charge and prepayment premium collected on the Mortgage Loans as of the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Material Terms

For a description of the material terms of the VRR Interest, see “Description of the Certificates” and “Pooling and Servicing Agreement”. You are strongly urged to review this prospectus in its entirety.

Hedging, Transfer and Financing Restrictions

No VRR Interest Owner or its affiliates will be permitted to transfer its respective VRR Interest or enter into any hedging, financing, pledging, hypothecation or any other similar transaction or activity with respect to its respective VRR Interest, unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

Description of the Certificates

General

The Commercial Mortgage Pass-Through Certificates, Series 2023-V3 will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will consist of the following classes to be designated as set forth in the table below:

One or more of such classes and the RR Interest will also be collectively referred to as follows:

Designation	Classes
“Offered Certificates”	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B and Class C certificates
“Senior Certificates”	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates
“Subordinate Certificates”	The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates
“Principal Balance Certificates”	The Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates
“Class X Certificates”	The Class X-A, Class X-B and Class X-D certificates
“Regular Certificates”	The Senior Certificates and the Subordinate Certificates
“Residual Certificates”	The Class R certificates
“Non-VRR Certificates”	The Principal Balance Certificates and the Class X Certificates
“VRR Interest”	Class RR certificates and RR Interest

The certificates and the RR Interest will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are

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deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor; and (6) the “regular interests” in the Lower-Tier REMIC.

As further described in this prospectus, the primary source for payments of principal and interest on the Non-VRR Certificates and the VRR Interest will be amounts received by the issuing entity in respect of the Mortgage Loans.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Class A-1	$2,083,000
Class A-2	$200,000,000
Class A-3	$439,732,000
Class X-A	$765,594,000	(1)
Class X-B	$72,204,000	(1)
Class A-S	$123,779,000
Class B	$38,967,000
Class C	$33,237,000
Class X-D	$20,630,000	(1)
Class D	$11,461,000
Class E	$9,169,000
Class F	$17,191,000
Class G	$10,315,000
Class H	$30,945,508

(1)	Notional Amount.

The “Certificate Balance” of any class of Principal Balance Certificates or Class RR certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and Class RR certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, such class of certificates on that Distribution Date and increased by the amount of any subsequent recovery of Nonrecoverable Advances that was added to the Certificate Balance of such class for such Distribution Date. In the event that Realized Losses previously allocated to a class of certificates, in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each,

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a “Notional Amount”). The Notional Amounts of the Class X Certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “Related Class X Class”) indicated below:

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Classes
Class X-A	$765,594,000	Class A-1, Class A-2, Class A-3 and Class A-S certificates
Class X-B	$72,204,000	Class B and Class C certificates
Class X-D	$20,630,000	Class D and Class E certificates

Distributions

Method, Timing and Amount

Distributions on the certificates and the RR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in August 2023.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs; provided, however, the Record Date with respect to the Distribution Date in August 2023 will be the Closing Date. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five (5) business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

Available Funds

The aggregate amount available for distribution to holders of the certificates and the RR Interest Owner on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
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●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders and the RR Interest Owner;
●	with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Mortgage Loans to the extent those funds are on deposit in the Collection Account;
●	all yield maintenance charges and prepayment premiums;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the applicable REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances on the Mortgage Loans made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)   with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Mortgage Loans as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The “Collection Period” for each Distribution Date and any Mortgage Loan or Whole Loan will be the period commencing on the day immediately following the Due Date for such Mortgage Loan or Whole Loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan or Whole Loan had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan or Whole Loan occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans or Whole Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan or Whole Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

“Non-VRR Available Funds” means, as to any Distribution Date, an amount equal to the sum of (i) the Non-VRR Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Non-VRR Gain-on-Sale Remittance Amount withdrawn from the Non-VRR Gain-on-Sale Reserve Account for distribution on such Distribution Date.

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The “Non-VRR Gain-on-Sale Remittance Amount” for each Distribution Date, is the lesser of (i) the amount on deposit in the Non-VRR Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the amount distributable from the Non-VRR Gain-on-Sale Reserve Account.

“Periodic Payment” means, with respect to any Mortgage Loan or the related Companion Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan or Companion Loan, including any balloon payment, which is payable by a borrower from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan or Companion Loan by reason of a default.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Non-VRR Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Non-VRR Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i) prior to the Cross-Over Date,

(a)           to the Class A-1 certificates, in an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(b)           to the Class A-2 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clause (a) above) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero; and

(c)           to the Class A-3 certificates, in an amount equal to the Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a) and (b) above) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero.

(ii)       on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-3 certificates, pro rata (based upon their respective Certificate Balance), in an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-3 certificates, first (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Non-VRR Realized Losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an

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amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Sixth, to the Class A-S certificates, first (i) up to an amount equal to the aggregate of unreimbursed Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-S certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Ninth, to the Class B certificates, first (i) up to an amount equal to the aggregate of unreimbursed Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate of unreimbursed Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-first, to the Class F certificates, first (i) up to an amount equal to the aggregate of unreimbursed Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-fourth, to the Class G certificates, first (i) up to an amount equal to the aggregate of unreimbursed Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-seventh, to the Class H certificates, first (i) up to an amount equal to the aggregate of unreimbursed Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through

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Rate for such class compounded monthly from the date the related Non-VRR Realized Loss was allocated to such class until the date such Non-VRR Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of all the Subordinate Certificates are (or are expected to be) reduced to zero as a result of the allocation of Non-VRR Realized Losses to those certificates.

Reimbursement of previously allocated Non-VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Non-VRR Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates is a per annum rate equal to 5.9567%.

The Pass-Through Rate on the Class A-2 certificates is a per annum rate equal to 5.8963%.

The Pass-Through Rate on the Class A-3 certificates is a per annum rate equal to the lesser of 6.3629% and the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class A-S certificates is a per annum rate equal to the lesser of 7.0967% and the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class B certificates is a per annum rate equal to the lesser of 6.9237% and the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class C certificates is a per annum rate equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class D certificates is a per annum rate equal to 4.0000%.

The Pass-Through Rate on the Class E certificates is a per annum rate equal to 4.0000%.

The Pass-Through Rate on the Class F certificates is a per annum rate equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class G certificates is a per annum rate equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class H certificates is a per annum rate equal to the WAC Rate for the related Distribution Date.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the VRR Interest Rate.

The Pass-Through Rate for each class of Class X Certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Related Class X Class (or the Pass-Through Rate on the Related Class X Class, if only one) for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) and

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REO Loan (other than the portion of the REO Loan related to any Companion Loan) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of their respective Stated Principal Balances immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or otherwise. Notwithstanding the foregoing, for Mortgage Loans that accrue interest on an Actual/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) in any year, will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan, Companion Loan or Whole Loan, is the annual rate at which interest accrues on such Mortgage Loan (which, in the case of the Miracle Mile Mortgage Loan and the Scottsdale Fashion Square Mortgage Loan, is the weighted average of the interest rates of the Miracle Mile Loan Components or the Scottsdale Fashion Square Loan Components, as applicable), REO Loan, Companion Loan or Whole Loan during such period (in the absence of a default), as stated in the related Mortgage Note, promissory note or componentization notice evidencing such Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan, Companion Loan or Whole Loan without giving effect to any default rate.

For purposes of calculating interest and other amounts payable on the Miracle Mile Mortgage Loan and the Scottsdale Fashion Square Mortgage Loan, each related Mortgage Note was divided into three components as follows:

●	in the case of the Miracle Mile Mortgage Loan, Miracle Mile Component A, Miracle Mile Component B and Miracle Mile Component C; and
●	in the case of the Scottsdale Fashion Square Mortgage Loan, Scottsdale Fashion Square Component A, Scottsdale Fashion Square Component B and Scottsdale Fashion Square Component C.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Non-VRR Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date,

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less (B) any Non-VRR Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

“Non-VRR Excess Prepayment Interest Shortfall” means, for any Distribution Date, the Non-VRR Percentage of the Excess Prepayment Interest Shortfall for such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Non-VRR Certificates is equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Non-VRR Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Aggregate Principal Shortfall for that Distribution Date,

(b)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any property protection advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Non-VRR Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

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The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the related Determination Date; and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds and, if applicable, income, rents, and profits from REO Property or otherwise, received with respect to such Mortgage Loan and any REO Loan on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to “Pooling and Servicing Agreement—Advances” in respect of a preceding Distribution Date; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the issuing entity incurred in connection with the related Mortgage Loan.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Aggregate Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Aggregate Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Aggregate Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of

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principal payments received on such Mortgage Loan or advanced for such Distribution Date. With respect to any other Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders and the RR Interest Owner or to reimburse the issuing entity, other than in the limited circumstances related to Property Protection Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

With respect to an AB Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to a Subordinate Companion Loan will be available for amounts due to the holders of the certificates, other than indirectly in the limited circumstances related to reimbursement of Property Protection Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to an AB Whole Loan incurred with respect to an AB Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Co-Lender Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of any related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

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First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, (i) with respect to the Miracle Mile Mortgage Loan, on each Miracle Mile Loan Component and (ii) with respect to the Scottsdale Fashion Square Mortgage Loan, on each Scottsdale Fashion Square Loan Component) (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collections are received by or on behalf of the issuing entity, over (ii) the sum of (a) (x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts (with respect to each of the Miracle Mile Mortgage Loan and the Scottsdale Fashion Square Mortgage Loan, such accrued and unpaid interest as between (i) the Miracle Mile Loan Components to be applied in Miracle Mile Loan Component Sequential Order, and (ii) the Scottsdale Fashion Square Loan Components to be applied in Scottsdale Fashion Square Loan Component Sequential Order), and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to each of the Miracle Mile Mortgage Loan and the Scottsdale Fashion Square Mortgage Loan, such principal to be applied to (i) the Miracle Mile Loan Components in Miracle Mile Loan Component Sequential Order, in each case until the outstanding principal balance of each Miracle Mile Loan Component is reduced to zero and (ii) the Scottsdale Fashion Square Loan Components in Scottsdale Fashion Square Loan Component Sequential Order, in each case until the outstanding principal balance of each Scottsdale Fashion Square Loan Component is reduced to zero);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan (or, with respect to each of the Miracle Mile Mortgage Loan or the Scottsdale Fashion Square Mortgage Loan, on each Miracle Mile Loan Component or Scottsdale Fashion Square Loan Component, as applicable) to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to each of the Miracle Mile Mortgage Loan and the Scottsdale Fashion Square Mortgage Loan, such accrued and unpaid interest as between (i) the Miracle Mile Loan Components to be applied in Miracle Mile Loan Component

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Sequential order, and (ii) the Scottsdale Fashion Square Loan Components to be applied in Scottsdale Fashion Square Loan Component Sequential Order);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to (i) the Miracle Mile Mortgage Loan, such principal to be applied to the Miracle Mile Loan Components in Miracle Mile Loan Component Sequential Order, in each case until the outstanding principal balance of each Miracle Mile Loan Component is reduced to zero and (ii) the Scottsdale Fashion Square Mortgage Loan, such principal to be applied to the Scottsdale Fashion Square Loan Components in Scottsdale Fashion Square Loan Component Sequential Order, in each case until the outstanding principal balance of each Scottsdale Fashion Square Loan Component is reduced to zero);

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by such REMIC provisions. Interest received on the Miracle Mile Mortgage Loan pursuant to the foregoing will be applied to the Miracle Mile Square Loan Components in Miracle Mile Loan Component Sequential Order, in each case to pay all accrued and outstanding interest in the Miracle Mile Mortgage Loan. Interest received on the Scottsdale Fashion Square Mortgage Loan pursuant to the foregoing will be applied to the Scottsdale Fashion Square Loan Components in Scottsdale Fashion Square Loan Component Sequential Order, in each case to pay all accrued and outstanding interest in the Scottsdale Fashion Square Mortgage Loan. Principal received on the Miracle Mile Mortgage Loan pursuant to the foregoing will be applied to the Miracle Mile Loan Components in Miracle Mile Loan Component Sequential Order, in each case until the outstanding principal balance of each such Scottsdale Fashion Square Loan Component is reduced to zero. Principal received on the Scottsdale Fashion Square Mortgage Loan pursuant to the foregoing will be applied to the Scottsdale Fashion Square Loan Components in Scottsdale Fashion Square Loan Component Sequential Order, in each case until the outstanding principal balance of each such Scottsdale Fashion Square Loan Component is reduced to zero.

“Accrued AB Loan Interest” means, with respect to any AB Modified Loan and any date of determination, accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

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“Miracle Mile Loan Component Sequential Order” means, with respect to the Miracle Mile Loan Components, first, to Miracle Mile Component A, then, to Miracle Mile Component B, and finally, to Miracle Mile Component C.

“Scottsdale Fashion Square Loan Component Sequential Order” means, with respect to the Scottsdale Fashion Square Loan Components, first, to Scottsdale Fashion Square Component A, then, to Scottsdale Fashion Square Component B, and finally, to Scottsdale Fashion Square Component C.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of any related Companion Loan(s), as applicable, pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, (i) with respect to the Miracle Mile Mortgage Loan, on each Miracle Mile Loan Component and (ii) with respect to the Scottsdale Fashion Square Mortgage Loan, on each Scottsdale Fashion Square Loan Component) (exclusive of default interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collections are received by or on behalf of the issuing entity, over (ii) the sum of (a) (x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” above on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts (with respect to each of the Miracle Mile Mortgage Loan and the Scottsdale Fashion Square Mortgage Loan, such accrued and unpaid interest as between (i) the Miracle Mile Loan Components to be applied in Miracle Mile Loan Component Sequential Order, and (ii) the Scottsdale Fashion Square Loan Components to be applied in Scottsdale Fashion Square Loan Component Sequential Order), and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to each of the Miracle Mile Mortgage Loan and the Scottsdale Fashion Square Mortgage Loan, such principal to be applied to (i) the Miracle Mile Loan Components in Miracle Mile Loan Component Sequential Order, in each case until the outstanding principal balance of each Miracle Mile Loan Component is reduced to zero and (ii) the Scottsdale Fashion Square Loan Components in Scottsdale Fashion Square Loan Component Sequential Order, in each case until the outstanding principal balance of each Scottsdale Fashion Square Loan Component is reduced to zero);

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Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan (or, with respect to each of the Miracle Mile Mortgage Loan or the Scottsdale Fashion Square Mortgage Loan, on each Miracle Mile Loan Component or Scottsdale Fashion Square Loan Component, as applicable) to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” above on earlier dates) (with respect to each of the Miracle Mile Mortgage Loan and the Scottsdale Fashion Square Mortgage Loan, such accrued and unpaid interest as between (i) the Miracle Mile Loan Components to be applied in Miracle Mile Loan Component Sequential order, and (ii) the Scottsdale Fashion Square Loan Components to be applied in Scottsdale Fashion Square Loan Component Sequential Order);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, prepayment premiums and yield maintenance charges collected as of the related Determination Date are required to be distributed to the VRR Interest Owners and the holders of the classes of certificates as described below.

On each Distribution Date, the VRR Percentage of any yield maintenance charge collected on the Mortgage Loans during the one-month period ending on the related Determination Date is required to be distributed to the VRR Interest Owners, and the Non-VRR Percentage of any yield maintenance charge collected on the Mortgage Loans during the one-month period ending on the related Determination Date is required to be distributed as follows: (a) pro rata, between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class X-A and Class A-S certificates, (ii) the group (the “YM Group B”) of the Class X-B, Class B and Class C certificates and (iii) the group (together with the YM Group A and the YM Group B, the “YM Groups”) of the Class X-D, Class D and Class E certificates based upon the aggregate amount of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date; and (b) as among the respective classes of Principal Balance Certificates in each YM Group in the following manner: (i) each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (ii) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable classes of Principal Balance Certificates, will be distributed to the class of Class X Certificates in such YM Group. If there is more than one class of Principal Balance Certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate amount of such yield maintenance

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charges will be allocated among all such classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class R certificates. Instead, after the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates, and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, the Non-VRR Percentage of all prepayment premiums and yield maintenance charges with respect to Mortgage Loans allocated to the Certificateholders will be distributed by the certificate administrator pro rata to holders of the Class F, Class G and Class H certificates (based on their respective Certificate Balances).

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge and a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	December 2027
Class A-2	June 2028
Class A-3	July 2028
Class X-A	July 2028
Class X-B	July 2028
Class A-S	July 2028
Class B	July 2028
Class C	July 2028

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The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPY prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in July 2056. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to each AB Whole Loan will generally be allocated first, to the related Subordinate Companion Loans in accordance with the related Co-Lender Agreement and then, pro rata to the related Mortgage Loan and any related Pari Passu Companion Loan. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any non-serviced mortgage loan) and any related Serviced Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan and is required to be made to the holder of such Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or if the special servicer allowed a prepayment on such Mortgage Loan or Serviced Pari Passu Companion Loan on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) a portion of the master servicer’s Servicing Fees to be paid under the PSA for the related Distribution Date calculated at a per annum rate equal to (1) 0.00125%

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for each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan and related REO Loan without an initial sub-servicer, and (2) 0.000625% for each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan and the related REO Loan where servicing functions are performed by an initial sub-servicer, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Whole Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Whole Loan), as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the RR Interest Owner to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as no Control Termination Event is continuing, and only with respect to the Mortgage Loans other than any applicable Excluded Loan or any Servicing Shift Mortgage Loan, the Directing Holder or (z) in connection with the payment of any insurance proceeds or condemnation awards, unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the applicable master servicer under the related other pooling and servicing agreement.

The aggregate of any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will, to the extent of the Non-VRR Percentage thereof, be allocated on such Distribution Date among each class of Non-VRR Certificates pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being deemed allocated to the VRR Interest.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive the Non-VRR Percentage of distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such

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rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two (2) ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Non-VRR Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

Other than the subordination of certain classes of certificates, as described above, no other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal allocable to the Non-VRR Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2 and Class A-3 certificates that are still outstanding, pro rata, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-3 certificates, for so long as they are outstanding, of the entire Non-VRR Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Non-VRR Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates and the Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders and the RR Interest Owner on that date, the certificate administrator is required to calculate the Non-VRR Realized Loss and the VRR Realized Loss for such Distribution Date.

The “Non-VRR Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Certificate Balance of the Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Non-VRR Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the end of the last day of the related Collection Period.

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The certificate administrator will be required to allocate any Non-VRR Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Non-VRR Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B and Class X-D certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if any Related Class X Class is reduced by such Realized Losses.

VRR Realized Losses will be allocated to the VRR Interest. Non-VRR Realized Losses will be allocated to the Principal Balance Certificates.

The VRR Realized Losses and the Non-VRR Realized Losses are referred to in this prospectus as “Realized Losses”.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and Certificate Administrator” or “—The Operating Advisor and Asset Representations Reviewer”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates or the VRR Interest will be considered outstanding until its Certificate Balance or Notional Amount or VRR Interest Balance, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance or VRR Interest Balance to zero, reimbursements of any previously allocated Non-VRR Realized Losses and VRR Realized Losses are required thereafter to be made to a class of Principal Balance Certificates and the VRR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest”.

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Reports to Certificateholders and the RR Interest Owner; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder and the RR Interest Owner of record a Distribution Date Statement based in part on the information delivered to it by the master servicer in the form of Annex B (the “Distribution Date Statement”) and providing all information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans. The certificate administrator will include on each Distribution Date statement a statement that each Certificateholder and the RR Interest Owner may access such notices via the certificate administrator’s website and that each Certificateholder and the RR Interest Owner may register to receive electronic mail notifications when such notices are posted thereon.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or the RR Interest Owner, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and a reduction in the RR Interest Balance of the RR Interest, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, the RR Interest Owner or a Certificate Owner reasonably requests, to enable Certificateholders and the RR Interest Owner to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date Statement (which form is subject to change) and as required under the PSA in the case of the CREFC® Reports, and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided on Annex A-2, calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the certificate administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized on Annex B;

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification and corrected loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

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(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file; and

(15)    a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the RR Interest Owner by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means, as required under the PSA:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file;
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction amount template (if any Appraisal Reduction Amount has been calculated).

No later than two (2) business days following each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 30 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending March 31, 2024, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any
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analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan is on the CREFC® servicer watch list). The master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 30 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2023, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its obligation to deliver the CREFC® net operating income adjustment worksheet described above. The special servicer or the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—General Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the sponsors, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Holder, the Controlling Class Representative, a Risk Retention Consultation Party or a VRR Interest Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Holder or any Controlling Class Certificateholder, any Excluded Information via the certificate administrator’s website (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Directing Holder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer may not directly or indirectly provide any information related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any

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of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be. Notwithstanding any provision to the contrary in this prospectus, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Parties” will be (i) a party selected by Goldman Sachs Bank USA, (ii) a party selected by Citi Real Estate Funding Inc. and (iii) a party selected by Barclays Bank PLC, in each case, as an owner of the VRR Interest. The depositor will promptly provide the name and contact information for each initial Risk Retention Consultation Party upon request and any such requesting party may conclusively rely on the name and contact information provided by the depositor. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of a Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of the Risk Retention Consultation Party from the RR Interest Owner or the Class RR Certificateholder, as applicable. Notwithstanding the foregoing, no Risk Retention Consultation Party will have any consultation rights with respect to any related Excluded Loan. Each of GSMC, BBPLC and CREFI (or their respective affiliate) is expected to be an initial Risk Retention Consultation Party.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a manager of a Mortgaged Property, a Restricted Mezzanine Holder or a Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, manager or Restricted Mezzanine Holder, as applicable, or (b) any other person owning, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests in such borrower, manager or Restricted Mezzanine Holder, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Controlling Class Representative or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than any such information with respect to such Excluded Controlling Class Loan that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

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“Excluded Loan” means with respect to (i) the Controlling Class Representative, any Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or the holder of the majority of the Controlling Class (by Certificate Balance) is a Borrower Party, or (ii) a Risk Retention Consultation Party, any Mortgage Loan or Whole Loan if, as of any date of determination, such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the RR Interest Owner, the Directing Holder or a Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor or manager of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party (other than a Risk Retention Consultation Party), in which case (1) if such person is the Directing Holder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Holder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, upon request in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be, and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

A “Certificateholder” is the person in whose name a certificate (including the Class RR certificates) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the Class RR certificates) registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, a mortgage loan seller, a mortgagor, a Borrower Party or any affiliate of any of such persons will be deemed to be not outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed to be not outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will be deemed to be not outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan sellers or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided,

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further, that so long as there is no Servicer Termination Event with respect to the master servicer or special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or the related mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or any special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® Reports and supplemental notices with respect to such Distribution Date Statements and CREFC® Reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, CMBS.com, Inc., BlackRock Financial Management, Inc., Markit Group Limited, RealINSIGHT, Thomson Reuters Corporation, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd. and CRED iQ (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or the RR Interest Owner that is a Privileged Person identified to the master servicer’s reasonable satisfaction, the master servicer may provide (or forward electronically) at the expense of such Certificateholder or RR Interest Owner copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided, that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder, the RR Interest Owner or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder and the RR Interest Owner may have under the PSA. Certificateholders and the RR Interest Owner will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website and will make available to the general public this prospectus, Distribution Date Statements, the PSA, each MLPA and the SEC EDGAR filings referred to below:

●	the following “deal documents”:

o    this prospectus;

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o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and each MLPA and any amendments and exhibits to those agreements;
o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files;
o	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® special servicer loan file (provided that they are received by the certificate administrator);
o	the CREFC® appraisal reduction amount template;
o	the annual reports prepared by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by the special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan or Whole Loan;
o	notice of final payment on the certificates or the RR Interest;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or the RR Interest Owner of the termination of the master servicer or the special servicer;
o	any notice of resignation or termination of the master servicer or the special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

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o	any notice of any request by requisite percentage of Voting Rights for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders or the RR Interest Owner of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any Attestation Reports delivered to the certificate administrator;
o	any document provided by the master servicer or the depositor directing the certificate administrator to post same;
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of any applicable Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described above, provide email notification to any Privileged Person (other than Financial Market Publishers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab.

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Notwithstanding the foregoing, if the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded Controlling Class Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Holder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Holder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Holder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Holder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

To the extent the Directing Holder or any Controlling Class Certificateholder receives access pursuant to the PSA to any Excluded Information on the certificate administrator’s website or otherwise receives access to such Excluded Information, such Directing Holder or any Controlling Class Certificateholder will be deemed to have agreed that it (i) will not directly or indirectly provide any such Excluded Information to (A) the related Borrower Party, (B) any related Excluded Controlling Class Holder, (C) any employees or personnel of such Directing Holder or any Controlling Class Certificateholder or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (D) to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic

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information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, the RR Interest Owner and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding any Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders and/or the RR Interest Owner, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Holder or a Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to any Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, the RR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, the RR Interest Owner and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, the RR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source.

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Assistance in using the certificate administrator’s website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer and the special servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer and the special servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Holder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to Certificateholders will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or RR Interest Owner only those persons in whose names the certificates or the RR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       1% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       99% in the case of the Principal Balance Certificates and the Class RR certificates, allocated among the holders of such respective classes of certificates in proportion to the Certificate Balances of their certificates (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to such certificates).

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Neither the Class R certificates nor the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates

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will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules

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and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided

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interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator

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and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class RR certificates are expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the Class RR certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – Benchmark 2023-V3
with a copy to: trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

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List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the applicable mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which Barclays and GACC are selling Mortgage Loans and the related discussion below, the 12800 Culver Boulevard Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by Barclays or GACC, as applicable. For purposes of the respective MLPAs pursuant to which GACC and GSMC are selling Mortgage Loans and the related discussion below, the Back Bay Office Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by GACC or GSMC, as applicable. For purposes of the respective MLPAs pursuant to which CREFI and BMO are selling Mortgage Loans and the related discussion below, the Harborside 2-3 Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by CREFI or BMO, as applicable. For purposes of the respective MLPAs pursuant to which BMO and GACC are selling Mortgage Loans and the related discussion below, the Green Acres Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by BMO or GACC, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver (or cause to be delivered) to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to any Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by such mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                        the original executed Mortgage Note for such Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of the trustee for the benefit of the registered Certificateholders and the RR Interest Owner or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the applicable mortgage loan seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and in the case of a Serviced Whole Loan, a copy of the executed Mortgage Note for any related Companion Loan;

(ii)                     an original or copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii)                  an original or copy of any related assignment of leases (if such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable

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recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)                   an original executed assignment, in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related assignment of leases (if such item is a document separate from the Mortgage), in favor of the trustee, for the benefit of the registered Certificateholders and the RR Interest Owner and the holder of any related Companion Loan, as their interests may appear or a copy of such assignment (if the applicable mortgage loan seller or its designee, rather than the trustee or certificate administrator, is responsible for the recording thereof);

(v)                      an original or copy of the assignment of all unrecorded documents relating to the Mortgage Loan, in favor of the trustee, for the benefit of the registered holders of the certificates, the RR Interest Owner and the holder of any related Companion Loan, as their interests may appear;

(vi)                   originals or copies of final written modification, consolidation, assumption, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage Note for such Mortgage Loan (or, if applicable, any Mortgage Note of a Whole Loan) or the related Mortgage have been modified or the Mortgage Loan has been assumed or consolidated, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(vii)                the original (which may be in the form of an electronically issued title policy) or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan or the related Serviced Whole Loan (or, if such policy has not been issued, a “marked up” pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

(viii)             an original or copy of the related ground lease relating to such Mortgage Loan (or the related Serviced Whole Loan, if applicable), if any, and any ground lessor estoppel;

(ix)                 an original or copy of the related Mortgage Loan agreement, if any;

(x)                    an original of any guaranty under such Mortgage Loan or the related Whole Loan, if any;

(xi)                 an original or copy of the environmental indemnity from the related mortgagor, if any;

(xii)              an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

(xiii)           an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (v)), in favor of the trustee for the benefit of the Certificateholders, the RR Interest Owner and the holder of the related Companion Loan, as their interests may appear;

(xiv)            any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or the related Whole Loan or in favor of any assignee prior to the trustee, and an original UCC-3 assignment thereof, in form suitable for filing, in favor of the trustee (or, in each case, a copy thereof, certified to be the copy of such assignment submitted or to be submitted for filing);

(xv)               an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

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(xvi)            in the case of any Mortgage Loan or the related Whole Loan as to which there exists a related mezzanine loan, an original or a copy of any related mezzanine intercreditor agreement;

(xvii)         an original or copy of any related environmental insurance policy or environmental guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xviii)      a copy of any letter of credit relating to such Mortgage Loan or the related Whole Loan and any related assignment thereof (with the original to be delivered to the master servicer);

(xix)          copies of any franchise agreement, property management agreement or hotel management agreement and related comfort letters (together with (i) copies of any notices of transfer that are necessary to transfer or assign to the issuing entity or the trustee the benefits of such comfort letter or (ii) if the related comfort letter contemplates that a request be made of the related franchisor to issue a replacement comfort letter for the benefit of the issuing entity or trustee, a copy of the notice requesting the issuance of such replacement comfort letter (the copy of such notice is required to be delivered by the applicable mortgage loan seller to the custodian for inclusion in the Mortgage File within the time period set forth in the PSA and/or estoppel letters relating to such Mortgage Loan or the related Serviced Whole Loan and any related assignment thereof)); and

(xx)             in the case of a Whole Loan, an original or a copy of the related Co-Lender Agreement;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Controlling Companion Loan on or about the related Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to each of the 12800 Culver Boulevard Mortgage Loan, the Back Bay Office Mortgage Loan, the Harborside 2-3 Mortgage Loan and the Green Acres Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, each mortgage loan seller will be required to deliver or cause to be delivered an electronic copy of the Diligence File for each of its Mortgage Loans within 60 days after the Closing Date to the depositor and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)   A copy of each of the following documents:

(i)                   (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage is part of a Serviced Whole Loan, the executed promissory note for each related Serviced Companion Loan;

(ii)                the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the related mortgage loan seller);

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(iii)             any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the related mortgage loan seller);

(iv)              final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)                 the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)              the related ground lease, if any, and any ground lessor estoppel;

(vii)           the related loan agreement, if any;

(viii)        the guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(ix)            the related lockbox agreement or cash management agreement, if any;

(x)               the environmental indemnity from the related borrower, if any;

(xi)            the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)         in the case of a Mortgage Loan that is a part of a Whole Loan, the related Co-Lender Agreement;

(xiii)     any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the trustee and UCC-3 assignment financing statements in favor of the trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the related mortgage loan seller;

(xiv)      any mezzanine loan intercreditor agreement;

(xv)         any related environmental insurance policy;

(xvi)      any related letter of credit and any related assignment thereof; and

(xvii)    any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

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(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)   for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)    a copy of the applicable mortgage loan seller’s asset summary;

(j)    a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)   a copy of all zoning reports;

(l)    a copy of financial statements of the related mortgagor;

(m)  a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   a copy of all UCC searches;

(o)   a copy of all litigation searches;

(p)   a copy of all bankruptcy searches;

(q)   a copy of origination settlement statement;

(r)    a copy of insurance summary report;

(s)   a copy of organizational documents of the related mortgagor and any guarantor;

(t)    a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)   the original or a copy of all related environmental reports that were received by the related mortgage loan seller;

(v)   unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)  unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related mortgage loan seller received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the mortgage loan sellers or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will

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constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. Each mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the related mortgage loan seller with respect to each Mortgage Loan sold by such mortgage loan seller. Those representations and warranties with respect to the Mortgage Loans are set forth on Annex D-1, Annex E-1 and Annex F-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth on Annex D-2, Annex E-2, Annex E-3, Annex E-4, Annex E-5 and Annex F-2.

If the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) discovers or receives notice alleging that any of the documents required to be included by (or on behalf of) the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, then such party is required to give notice of such omission, breach or defect to each other party to the PSA and the applicable mortgage loan seller. The master servicer (with respect to a non-Specially Serviced Loan) or special servicer (with respect to a Specially Serviced Loan), as applicable, will be required to determine whether such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan, the value of the related REO Property or the interests of the trustee or any Certificateholders or RR Interest Owner in the Mortgage Loan or REO Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage (a “Material Defect”). The master servicer or the special servicer may (but will not be obligated to) consult with the master servicer or the special servicer regarding any determination of a Material Defect for a non-Specially Serviced Loan. The Enforcing Servicer will be required to give notice of any such Material Defect to the other parties to the PSA, the applicable mortgage loan seller and (for so long as no Consultation Termination Event is continuing), the Directing Holder.

The applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will be required to, no later than 90 days following:

(x)       the earlier of (i) the mortgage loan seller’s discovery of the Material Defect and (ii) the mortgage loan seller’s receipt of notice of the Material Defect from any party listed above and receipt of a demand to take action with respect to such Material Defect, except in the case of the following clause (y); or

(y)       in the case of such Material Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the discovery by any party to the PSA of such Material Defect,

(1)   cure such Material Defect in all material respects, at its own expense,

(2)   repurchase the affected Mortgage Loan (or, in the case of each of the 12800 Culver Boulevard Mortgage Loan, the Back Bay Office Mortgage Loan, the Harborside 2-3 Mortgage Loan and the Green Acres Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(3)   substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected

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Mortgage Loan, and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of each of the 12800 Culver Boulevard Mortgage Loan, the Back Bay Office Mortgage Loan, the Harborside 2-3 Mortgage Loan and the Green Acres Mortgage Loan the Green Acres Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator, the trustee and the operating advisor, an officer’s certificate that describes the reasons such Material Defect was not cured within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) of its obligation to repurchase the related Mortgage Loan unless (i) such mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide prompt notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the related mortgage loan seller from curing such Material Defect and (iii) such Material Defect did not relate to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) will not be obligated to repurchase the Mortgage Loan (or, in the case of each of the 12800 Culver Boulevard Mortgage Loan, the Back Bay Office Mortgage Loan, the Harborside 2-3 Mortgage Loan and the Green Acres Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the related mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause each Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon each Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) repurchasing, substituting or curing such Material Defect, to the extent that such mortgage loan seller (or, in the case of Barclays, Barclays Holdings to the same extent as Barclays) and the special servicer (with the consent of the Directing Holder in respect of any Mortgage Loan that is not an applicable Excluded Loan and for so long as no Control Termination Event is continuing) are able to agree upon a cash payment payable by the related mortgage loan seller (or, in the case of Barclays, Barclays Holdings to the same extent as Barclays) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such

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Material Defect (a “Loss of Value Payment”), the related mortgage loan seller (or, in the case of Barclays, Barclays Holdings to the same extent as Barclays) may elect, in its sole discretion, to pay such Loss of Value Payment. The special servicer will determine the amount of any applicable Loss of Value Payment (with the consent of the Directing Holder in respect of any Mortgage Loan that is not an applicable Excluded Loan and for so long as no Control Termination Event is continuing) and, in the case of any PSA Party Repurchase Request with respect to non-Specially Serviced Loans prior to the occurrence of a Resolution Failure, will communicate such amount to the master servicer for its enforcement action with the related mortgage loan seller. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the special servicer to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the applicable mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays) repurchases the related Non-Serviced Companion Loan from the related Non-Serviced Securitization Trust, such seller (or Barclays Holdings, with respect to the repurchase obligations of Barclays to the same extent as Barclays) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loan contained in the related Non-Serviced Securitization Trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for the purposes of a repurchase pursuant to the related MLPA, any related Companion Loan)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, any related Companion Loan)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Property Protection Advances (including any Property Protection Advances and advance interest amounts that were reimbursed out of general collections on the Mortgage Loans) (or, in the case of any Non-Serviced Mortgage Loan, the pro rata portion of any comparable amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement), (4) all accrued and unpaid advance interest amounts in respect of related Advances (or, in the case of any Non-Serviced Mortgage Loan, all comparable amounts with respect to P&I Advances related to such Non-Serviced Mortgage Loan and, with respect to outstanding Property Protection Advances, the pro rata portion of any comparable amounts payable with respect thereto pursuant to the related Co-Lender Agreement), (5) any unpaid Special Servicing Fees and any other unpaid additional trust fund expenses outstanding (which, for the avoidance of doubt, include any unpaid Workout Fees and Liquidation Fees) or previously incurred in respect of the related Mortgage Loan (or, in the case of any Non-Serviced Mortgage Loan, the pro rata portion of any comparable amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement), and if such Mortgage Loan is being purchased by a mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays) pursuant to the related MLPA, all expenses incurred or to be incurred by the master servicer, the special servicer, the asset representations reviewer, the depositor, the certificate administrator and the trustee in respect of the breach or document defect giving rise to the repurchase or substitution obligation (to the extent not otherwise included in the

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amount described in clause (3) above), (6) if the applicable mortgage loan seller (or Barclays Holdings, with respect to the repurchase and substitution obligations of Barclays, to the same extent as Barclays) repurchases or substitutes for such Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by such mortgage loan seller (or Barclays Holdings, with respect to Barclays), and (7) if a mortgage loan seller (or Barclays Holdings, with respect to Barclays) repurchases or substitutes for such Mortgage Loan more than 90 days following the earlier of the responsible party’s discovery or receipt of notice of the subject material breach or material document defect, as the case may be, a Liquidation Fee. With respect to each of the 12800 Culver Boulevard Mortgage Loan, the Back Bay Office Mortgage Loan, the Harborside 2-3 Mortgage Loan and the Green Acres Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)   have a remaining term to stated maturity not greater than, and not more than two (2) years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)    have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by an appraiser who is an MAI prepared in accordance with the requirements of the FIRREA;

(g)   comply (except in a manner that would not be adverse to the interests of the Certificateholders and the RR Interest Owner) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)    have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)    constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)   not have a maturity date or an amortization period that extends to a date that is after the date two (2) years prior to the Rated Final Distribution Date;

(l)    have comparable prepayment restrictions to those of the removed Mortgage Loan;

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(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)   have been approved, so long as no Control Termination Event is continuing and the affected Mortgage Loan is not an applicable Excluded Loan, by the Directing Holder;

(o)   prohibit defeasance within two (2) years of the Closing Date;

(p)   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC or the issuing entity other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel;

(q)   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of a Non-Serviced Mortgage Loan, the related primary servicing fee rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Holder.

The cure, repurchase and substitution obligations or the obligation to pay the Loss of Value Payment described above will constitute the sole remedy available to the Certificateholders and the RR Interest Owner in connection with a material breach of any representation or warranty or a material document defect with respect to any Mortgage Loan. None of the depositor, the underwriters, the master servicer, the special servicer, the trustee, the certificate administrator or any other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any of the representations and warranties or a document defect if the applicable mortgage loan seller defaults on its obligations to do so. We cannot assure you that a mortgage loan seller will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

As stated above, with respect to a Material Defect related to (i) the 12800 Culver Boulevard Mortgage Loan (7.8%), each of Barclays and GACC, (ii) the Back Bay Office Mortgage Loan (4.7%), each of GACC and GSMC, (iii) the Harborside 2-3 Mortgage Loan (2.8%), each of CREFI and BMO, and (iv) the Green Acres Mortgage Loan (2.8%), each of BMO and GACC will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be

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deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the related intercreditor agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related intercreditor agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Loan Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Loan Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the related mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Co-Lender Agreement.

Each Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Co-Lender Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of any related Serviced Companion Loans but do not include any Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties. In the case of the Serviced Whole Loans, certain provisions of the related Co-Lender Agreement are described under “Description of the Mortgage Pool—The Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Co-Lender Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

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As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable with respect to the Servicing Shift Whole Loans only while the PSA governs the servicing of such Servicing Shift Whole Loan. As described in “Risk Factors—Risks Relating to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”, on or after the related Servicing Shift Securitization Date, the related Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Co-Lender Agreement, as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder or the RR Interest Owner with respect to its rights and protections relative to the issuing entity.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee, for the benefit of the holders of the certificates and the RR Interest Owner. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in trust for the benefit of the holders of the certificates and the RR Interest Owner. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Holder (so long as no Consultation Termination Event is continuing and other than in respect of any applicable Excluded Loan) and the mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver (or cause to be delivered) an electronic copy of the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the RR Interest Owner the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage

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Loan documents, and the related Co-Lender Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)       the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)       the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the Certificateholders and the RR Interest Owner (as a collective whole as if such Certificateholders and the RR Interest Owner constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the RR Interest Owner and the holder of any related Companion Loan (as a collective whole as if such Certificateholders, the RR Interest Owner and the holder or holders of any related Companion Loan constituted a single lender), taking into account the pari passu or subordinate nature of any related Companion Loan) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)  any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)  the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or the special servicer, as the case may be, or any of their respective affiliates;

(C)  the obligation, if any, of the master servicer to make Advances;

(D)  the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of (i) any Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)   any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or any related Companion Loan the master servicer or special servicer, as the case may be, or any of their affiliates, may have; and

(H)  any obligation of the master servicer, the special servicer, or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

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All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of the related borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of any Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers provided that the master servicer will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer.

Each sub-servicing agreement between the master servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer may assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or (C) to perform other covenants and obligations set forth in such Sub-Servicing Agreement in accordance with the terms of such Sub-Servicing Agreement. The master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause) at any time it considers removal to be in the best interests of Certificateholders and the RR Interest Owner. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Notwithstanding anything to the contrary, each of the initial master servicer and any initial special servicer may delegate certain of its duties and obligations under the PSA to an affiliate of the master

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servicer or a special servicer, as applicable. Such delegation will not be considered a sub-servicing agreement under the PSA, and the requirements and obligations set forth in the PSA applicable to sub-servicing agreements, sub-servicers or servicing function participants will not be applicable to such arrangement. Notwithstanding any such delegation, the master servicer and a special servicer, as applicable, will remain obligated and liable for the performance of their respective obligations and duties under the PSA in accordance with the provisions thereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loan as required by the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loans) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)       in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount), then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if

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any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will make or be permitted to make a P&I Advance for balloon payments, default interest, late payment charges, yield maintenance charges or prepayment premiums, or with respect to any Companion Loan.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise.

Property Protection Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Property Protection Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Property Protection Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Property Protection Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make or be permitted to make any Property Protection Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Co-Lender Agreement or the PSA.

The special servicer will have no obligation to make any Property Protection Advances. However, in an urgent or emergency situation requiring the making of a Property Protection Advance, the special servicer may make such Property Protection Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Property Protection Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.
No Property Protection Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Property Protection Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and the RR Interest Owner and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or any related Companion Loan.

The master servicer will also be obligated to make Property Protection Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

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Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, be non-recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Property Protection Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Whole Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be binding upon the master servicer and the trustee. No special servicer will have any obligation to make an affirmative determination that any P&I Advance or Property Protection Advance is, or would be, recoverable; however, if the special servicer makes any such determination, such determination will not be binding upon the master servicer or the trustee. In the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Property Protection Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Property Protection Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses and (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain, promptly upon request, from the special servicer at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the RR Interest Owner, and will be binding upon, the master servicer and the trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the RR Interest Owner.

With respect to any Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan; provided, however, the master servicer and the trustee may rely on the non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise); provided, however, the other master servicer and other trustee under the related Non-Serviced PSA may rely on the non-recoverability determination of the master servicer or the trustee.

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Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Property Protection Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Co-Lender Agreement, a Serviced Whole Loan) or REO Loan as to which such Property Protection Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (including a Non-Serviced Mortgage Loan) or REO Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans in the Mortgage Pool on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Co-Lender Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances that are P&I Advances of principal or interest with respect to the related Mortgage Loan. However, amounts payable in respect of each Serviced Companion Loan will be available, in accordance with the PSA and related Co-Lender Agreement, for the reimbursement of any Property Protection Advances with respect to the related Serviced Whole Loan. Notwithstanding the above, with respect to a Property Protection Advance on a Serviced Whole Loan the master servicer will be entitled to reimbursement first, out of amounts allocable to any Subordinate Companion Loan(s), then, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Property Protection Advance is a Nonrecoverable Advance, from general collections of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of any related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Co-Lender Agreement to obtain reimbursement for a pro rata portion of such amount allocable to any related Pari Passu Companion Loans from the holders of such Companion Loans.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an applicable Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Holder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding

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the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (and solely with respect to the master servicer, subject to a floor rate of 2.0%), compounded annually (the “Reimbursement Rate”), accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of property protection advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner. The master servicer is required to deposit in the Collection Account (and in no event later than the 2nd business day following receipt of properly identified and available funds) all properly identified payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans deposited into the Collection Account will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Co-Lender Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account or ledger account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

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With respect to each Distribution Date, on the related Master Servicer Remittance Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, the Aggregate Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any related P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from (i) Non-VRR Available Funds to the holders of the Non-VRR Certificates and (ii) VRR Available Funds to the VRR Interest Owners, as described under “Description of the Certificates—Distributions” and “Credit Risk Retention—The VRR Interest”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the RR Interest Owner. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain accounts (the “Non-VRR Gain-on-Sale Reserve Account” and the “VRR Interest Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Non-VRR Certificates and the VRR Interest Owners, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Co-Lender Agreement), such gains will be deposited (i) into the Non-VRR Gain-on-Sale Reserve Account in an amount equal to the Non-VRR Percentage multiplied by such gains and (ii) into the VRR Interest Gain-on-Sale Reserve Account in an amount equal to the VRR Percentage multiplied by such gains.

Amounts in the Non-VRR Gain-on-Sale Reserve Account will be applied on each Distribution Date to reimburse the Principal Balance Certificates up to an amount equal to all Non-VRR Realized Losses, if any, previously deemed allocated to them and unreimbursed after application of the Non-VRR Available Funds for such Distribution Date, and amounts in the VRR Interest Gain-on-Sale Reserve Account will be applied on each Distribution Date to reimburse the VRR Interest Owners up to an amount equal to all VRR Realized Losses, if any, previously deemed allocated to the VRR Interest and unreimbursed after application of the VRR Available Funds for such Distribution Date. To the extent not so applied, such gains will be held and applied to offset future Realized Losses, if any (as determined by the special servicer). Upon termination of the issuing entity, any remaining amounts in the Non-VRR Gain-on-Sale

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Reserve Account and the VRR Interest Gain-on-Sale Reserve Account will be distributed on the Class R certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the RR Interest Owner.

The Collection Account, the Serviced Whole Loan Custodial Account, the Distribution Accounts, the Interest Reserve Account, the Non-VRR Gain-on-Sale Reserve Account, the VRR Interest Gain-on-Sale Reserve Account, and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

The party maintaining any of the foregoing accounts is authorized (but not required) to direct the investment of amounts on deposit in such account into certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as the case may be, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds, except as set forth in the PSA.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Co-Lender Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                      to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans on the related Distribution Date or (B) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)                   to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, the special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Co-Lender Agreement);

(iii)                to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                 to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee to the extent payable as a trust fund expense;

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(vi)                 to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)              to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)           to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)               to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                  to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Serviced Whole Loan Custodial Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi)               to recoup any amounts deposited in the Collection Account in error;

(xii)            to the extent not reimbursed or paid pursuant to any of the above clauses, (A) to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA and (B) to reimburse or pay any party to the PSA any unpaid expenses specifically reimbursable from the Collection Account under the PSA;

(xiii)         to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)          to pay any applicable federal, state or local taxes imposed on each Trust REMIC or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)              to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)          to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)       to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)    to remit to the companion paying agent for deposit into the Serviced Whole Loan Custodial Account the amounts required to be deposited pursuant to the PSA; and

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(xix)        to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to any related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Property Protection Advances) allocable to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on any related Companion Loan or from general collections with respect to the securitization of any related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Property Protection Advance or interest on such Property Protection Advance, or fee with respect to such Serviced Whole Loan, then the master servicer must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Co-Lender Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including a collection of reports specified by the CREFC® from time to time as described in the PSA (the “CREFC® Investor Reporting Package”). Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

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The amounts available for distribution on the certificates and the RR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Specially Serviced Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Specially Serviced Loan for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and similar fees actually collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, such lesser amount as the related borrower pays with respect to such Mortgage Loan).	Payable by the related borrower.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee	The sum of: (i) $20,500 multiplied by the number of Subject Loans, plus (ii) $2,050 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,700 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	By the mortgage loan seller; provided, however, that if the mortgage loan seller is insolvent, such fee will become an expense of the issuing entity.	Upon the completion of each Asset Review with respect to a Delinquent Loan.
Property Protection Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Property Protection Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Property Protection Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances on the Mortgage Loans / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on P&I Advances on the Mortgage Loans/ Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Operating Advisor, Asset Representations Reviewer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expense incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections, in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan, and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.
With respect to any Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and property protection advances with respect to the related Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.
In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Co-Lender Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Co-Lender Agreement.
(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

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Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Co-Lender Agreement), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to a per annum rate ranging from 0.00250% to 0.05125%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Co-Lender Agreement, from amounts payable in respect of any related Companion Loan or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Co-Lender Agreement and that do not involve a Major Decision and 50% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Co-Lender Agreement and that involve one or more Major Decisions (whether or not processed by the master servicer);
●	100% of all assumption application fees received on any Mortgage Loans, only for which the master servicer is processing the underlying assumption related transaction (including any related Serviced Companion Loan to the extent not prohibited by the related Co-Lender Agreement) (whether or not the consent of the special servicer is required) and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and similar fees pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreement) which do not involve a Major Decision;
●	50% of all assumption, waiver, consent and earnout fees and similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreement) which involve a Major Decision (whether or not processed by the master servicer or the special servicer) and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid; and
●	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Co-Lender Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related Mortgage Loan or, if provided under the related Co-Lender Agreement, any related Serviced Companion Loan since the Closing Date.
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Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Notwithstanding anything to the contrary, with respect to penalty charges (part of which accrued when any Mortgage Loan was not subject to a Special Servicing Transfer Event and part of which accrued when such Mortgage Loan was subject to a Special Servicing Transfer Event), (a) the master servicer will be entitled to waive all or a portion of the penalty charges when such Mortgage Loan is not subject to a Special Servicing Transfer Event and the special servicer will be entitled to waive all or a portion of the penalty charges when such Mortgage Loan is subject to a Special Servicing Transfer Event, and (b) if either the master servicer or the special servicer has partially waived any such penalty charges, any collections in respect of such penalty charges will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charges to which each would otherwise have been entitled (provided that neither the master servicer nor the special servicer will be permitted to waive only the penalty charges to which the other would be entitled, but not waive penalty charges to which it is entitled).

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective portion of such fee (in the case of a split fee with respect to penalty charges, subject to certain limitations set forth in the PSA); provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12-months of the collection of the current Excess Modification Fees) will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan after giving effect to such transaction and (ii) $25,000.

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The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including any Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and, to the extent provided for in the related Co-Lender Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Midland as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to each Non-Serviced Mortgage Loan and pursuant to the terms of the related Non-Serviced PSA, the primary servicer of such Non-Serviced Mortgage Loan will be entitled to a primary servicing fee accruing at a rate equal to the rate set forth under the table titled “Non-Serviced Mortgage Loans” under “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at the Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan (other than a Non-Serviced Whole Loan) and will be calculated by application of a “Workout Fee Rate” equal to the lesser of (a) 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan and (b) such lower rate as would result in a Workout Fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on any Mortgage Loan (other

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than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, as applicable, from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the related maturity date (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date); provided that no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (5) or clause (7) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan is modified by the special servicer in accordance with the terms of the PSA; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan or Serviced Whole Loan, the special servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan or Serviced Whole Loan as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan, Serviced Companion Loan or REO Loan and received by the special servicer as compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three (3) consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three (3) consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (i) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special

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servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to any related Companion Loan, if applicable), and (ii) except as otherwise described below, any Mortgage Loan and any related Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the applicable mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or otherwise prohibited from being paid to the special servicer (in each case, under the related pooling and servicing agreement for the securitization trust that owns such Serviced Companion Loan)) for which the special servicer is the Enforcing Servicer and either (A) such Mortgage Loan (and Serviced Companion Loan, if applicable) is repurchased or substituted for by the applicable mortgage loan seller or (B) a Loss of Value Payment has been made with respect to such Mortgage Loan (and Serviced Companion Loan, if applicable). The Liquidation Fee for each such repurchased or substituted Mortgage Loan, Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan; provided, further, that except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.00% (or 0.50%, in the case of the 12800 Culver Boulevard Whole Loan) with respect to each Mortgage Loan (including with respect to any related Serviced Companion Loan, to the extent provided in the definition of “Liquidation Fee”) repurchased, substituted or for which a Loss of Value Payment has been made, each Specially Serviced Loan and each REO Property.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the initial 90 day time period (as may be extended) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect within the initial 90-day time period (as may be extended) provided for the Loss of Value Payment, if such Loss of Value Payment occurs prior to the termination of such extended period,

(ii)    the purchase of (A) any Specially Serviced Loan that is an AB Whole Loan or related REO Property by the holder of a Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case described in clause (ii)(A) or (B) above, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans and REO Properties, in connection with an optional termination of the issuing entity,

(iv)    with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such

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repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Holder or its affiliate; provided, however, that if no Control Termination Event is continuing, such affiliated Directing Holder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Holder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Holder or its affiliates), or

(vi)    if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full. Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (v) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

The special servicer will also be entitled to additional servicing compensation with respect to each Mortgage Loan for which it acts as special servicer (other than with respect to any Non-Serviced Mortgage Loan), in the following amounts to the extent collected from the related borrower:

(i)    100% of all Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)    100% of all assumption application fees received on any Mortgage Loans and any related Serviced Companion Loan (to the extent not prohibited by the related Co-Lender Agreement), only for which the special servicer is processing the underlying assumption related transaction,

(iii)    100% of assumption, waiver, consent and earnout fees and similar fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower, and

(iv)    50% of all Excess Modification Fees and 50% of all assumption, waiver, consent and earnout fees and similar fees (other than assumption application and defeasance fees) received with respect to all Mortgage Loans (including any Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans that involve one or more Major Decisions (regardless of whether processed by the master servicer or the special servicer).

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective portion of such fee (in the case of a split fee with respect to penalty charges, subject to certain limitations set forth in the PSA); provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master

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servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any of such fee charged by the master servicer.

The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including any related Serviced Companion Loan, if applicable, and to the extent not prohibited by the related Co-Lender Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including any related Serviced Companion Loan, if applicable, to the extent not prohibited by the related Co-Lender Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the applicable REO Account or Loss of Value Payment reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

“Excess Modification Fees” means, with respect to any Mortgage Loan or Serviced Whole Loan, if applicable (but not with respect to any Non-Serviced Mortgage Loan), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of the related Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the issuing entity (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by or on behalf of the borrower (including indirect reimbursement from penalty charges or otherwise) with respect to such Mortgage Loan (or Serviced Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) borrower delayed reimbursements) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as penalty charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the special servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan (or Whole Loan) or REO Property; provided that if the related Mortgage Loan (or Serviced Whole Loan) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the special servicer prior to such Mortgage Loan (or Serviced Whole Loan) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan (or Serviced Whole Loan) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or Serviced Whole Loan). If such Mortgage Loan (or Serviced Whole Loan) ceases to be a Corrected Loan, the special servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the special servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the master servicer or the special servicer (after taking into account any offset described above applied during such prior 12-month period) with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction, and (ii) $25,000.

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Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® Investor Reporting Package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Mortgage Loan), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates) received or retained by the special servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the issuing entity, any borrower, any property manager, any guarantor or indemnitor in respect of the related Mortgage Loan or Serviced Whole Loan and any purchaser of the related Mortgage Loan, Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of the related Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of the related REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA other than (1) any compensation which is payable to the special servicer under the PSA or (2) to the extent included in a CREFC® Report for the applicable period, any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees and title agency fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property, in each case, in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount.”

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans will be equal to the product of a rate equal to 0.00948% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans. The Certificate Administrator/Trustee Fee includes the trustee fee.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (including any Non-Serviced Mortgage Loan but not any Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to a per

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annum rate of 0.00164%, and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays with respect to such Mortgage Loan) (other than any Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that the master servicer or the special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard, but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection (provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction).

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer processing the Major Decision, to use efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts that the master servicer or the special servicer, as applicable, would use to collect any borrower-paid fees owed to it in accordance with the Servicing Standard (taking into account whether or not such fees are provided for in the related loan agreement), but only to the extent not prohibited by the related Mortgage Loan documents.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00026% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans. Upon the completion of any Asset Review with respect to each Delinquent Loan (in such case, a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of: (i) $20,500 multiplied by the number of Subject Loans, plus (ii) $2,050 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,700 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

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The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the mortgage loan sellers; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the issuing entity following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as the case may be, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer will be required to pursue remedies against such mortgage loan seller in accordance with the servicing standard in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by such mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the RR Interest Owner, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and REO Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or the related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or the related Companion Loan, as applicable, by the special servicer;

(2)       the 60th day after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(3)       solely in the case of a delinquent balloon payment, (A) the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered to the master servicer (and the master servicer will be required to promptly deliver a copy of such document to the

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special servicer, if it is not evident that a copy has been delivered to the special servicer), on or prior to the related maturity date, a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or signed purchase agreement, in each case reasonably satisfactory in form and substance to the master servicer and (for so long as no Control Termination Event is continuing) the Directing Holder, which provides that such refinancing or purchase will occur within 120 days of such related maturity date, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing or purchase is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates);

(4)       the date on which the related Mortgaged Property became an REO Property;

(5)       the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

(6)       the 60th day after the date the related borrower or the tenant at a single tenant property is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); and

(7)       the date on which the Mortgage Loan (or Serviced Whole Loan) remains outstanding 5 years following any extension of its maturity date pursuant to the PSA.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer in consultation with the Directing Holder (for so long as no Consultation Termination Event is continuing and only with respect to any Mortgage Loan or Serviced Whole Loan other than any applicable Excluded Loan), and in consultation with the operating advisor (during the continuance of a Control Termination Event), as of the first Determination Date that is at least 10 business days following the later of (i) the date the special servicer receives an appraisal or conducts a valuation described below and (ii) the occurrence of such Appraisal Reduction Event equal to the excess of:

(a)   the Stated Principal Balance of that Mortgage Loan or Serviced Whole Loan, as the case may be, over

(b)   the excess of

1.	the sum of
a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and
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b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over
2.	the sum as of the Due Date occurring in the month of the date of determination of
a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (and any accrued and unpaid interest on any Subordinate Companion Loan),
b)	all P&I Advances on the related Mortgage Loan and all Property Protection Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan,
c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable); and
d)	any other unpaid additional expenses of the issuing entity in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan(s), as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Whole Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (a) receipt of the MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Holder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from such master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then solely for purposes of determining the amounts of the P&I Advances, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of

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such MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three (3) consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of the end of each 9-month period following the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such 9-month period or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Property Protection Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and calculate or recalculate, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an applicable Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Holder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan or Serviced Whole Loan other than an applicable Excluded Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Holder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 9-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, and appraisal reduction amounts calculated under the related Non-Serviced PSA will be applied to such Non-Serviced Mortgage Loan in a manner that is similar to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of a Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the RR Interest Owner. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated, together with the related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to the related Non-Serviced Whole Loan will

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generally be allocated first to any related Subordinate Companion Loan and then to the related Non-Serviced Mortgage Loan and any related Non-Serviced Pari Passu Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, then such Mortgage Loan or Serviced Whole Loan will no longer be subject to an Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist. Similarly, when a Non-Serviced Mortgage Loan is no longer subject to appraisal reduction amounts under the related Non-Serviced PSA, then such appraisal reduction amounts will no longer be applied to such Non-Serviced Mortgage Loan.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance with respect to the related Mortgage Loan will be reduced, which will have the effect of reducing the amount of interest available to the VRR Interest (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of Non-VRR Certificates then-outstanding (i.e., first, to the Class H certificates; then, to the Class G certificates; then, to the Class F certificates; then, to the Class E certificates; then, to the Class D certificates; then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates) to the extent of the Non-VRR Percentage of the reduction in such P&I Advance, on the other hand. See “Pooling and Servicing Agreement—Advances”.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the VRR Interest on the one hand and the Non-VRR Certificates, on the other hand, based on the VRR Percentage and the Non-VRR Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan and all other information relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request. Upon reasonable prior written request, the master servicer will use reasonable efforts to assist the special servicer in obtaining information reasonably required to calculate or recalculate any Collateral Deficiency Amount with respect to an Non-Serviced Mortgage Loan in the event that the special servicer is unsuccessful in obtaining such information from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer, the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

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“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s)), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator, the master servicer and the operating advisor will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Mortgage Loans (other than any Non-Serviced Mortgage Loan). The certificate administrator, the master servicer and the operating advisor will be entitled to conclusively rely on the special servicer’s determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

A “Cumulative Appraisal Reduction Amount” with respect to each Mortgage Loan as of any date of determination is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator and the master servicer will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Non-Serviced Mortgage Loan and on the special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Non-Serviced Mortgage Loan.

For purposes of determining the Non-Reduced Interests, the Controlling Class and the occurrence of a Control Termination Event, the VRR Percentage of any Appraisal Reduction Amounts allocated to a Mortgage Loan will be allocated to the VRR Interest to notionally reduce (to not less than zero) the VRR Interest Balance thereof, and the Non-VRR Percentage of any Appraisal Reduction Amounts allocated to a Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H certificates, then, to the Class G certificates, then, to the Class F certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). In addition, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the Non-VRR Percentage of Collateral Deficiency Amounts allocated to a related Mortgage Loan that is an AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any class of Control Eligible Certificates will be allocated the Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

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The appraised value of any applicable Mortgaged Property is required to be determined on an “as-is” basis for purposes of determining all Appraisal Reduction Amounts. The special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the special servicer or the master servicer, as applicable, and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Collateral Deficiency Amount calculation for a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any related Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Co-Lender Agreement) and the special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans) receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the holders of certificates representing the majority of the Certificate Balance of any Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order an additional appraisal of any Mortgage Loan or Serviced Whole Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the special servicer is required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser; provided that the special servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s or the special servicer’s, as applicable, Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class, until such time, if any, as such class is reinstated as the Controlling Class. The rights of the

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Controlling Class will be exercised by the next most senior Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing holder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”. With respect to an AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan or Serviced Whole Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan or Whole Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined ((i) prior to the occurrence and continuance of any Control Termination Event and (ii) other than with respect to any applicable Excluded Loan, any determination that such insurance coverage is not available or not available at commercially reasonable rates to be made with the consent of the Directing Holder) by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) (i) with (in respect of any Mortgage Loan other than an applicable Excluded Loan and unless a Control Termination Event is continuing) the consent of the Directing Holder and (ii) (other than an applicable Excluded Loan) after consultation by the special servicer with the Risk Retention Consultation Parties. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing any Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a

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federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause each borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer or the special servicer, as applicable, determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained following such determination (if made by the master servicer) or following notice of such determination (if made by the special servicer). If the master servicer or the special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Holder and/or the consultation rights of the Risk Retention Consultation Parties or the holder of any Companion Loan as described under “—The Directing Holder—Major Decisions”, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

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During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Holder or to consult with a Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure unless the master servicer or the special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA as described under “—The Directing Holder—Control Termination Event and Consultation Termination Event” and “—Servicing Override”.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to any Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (with the consent of the Directing Holder (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any applicable Excluded Loan) and in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or the special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than the Mortgaged Property securing the related Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the RR Interest Owner. Any cost incurred by the master servicer or the special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Property Protection Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Property Protection Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Property Protection Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Property Protection Advance to the extent that such Property Protection Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

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Modifications, Waivers and Amendments

Subject to the immediately succeeding paragraph, (i) the special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to (a) any Specially Serviced Loan and (b) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan with respect to which the matter involves a Special Servicer Major Decision, and (ii) the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is not a Specially Serviced Loan and does not involve a Special Servicer Major Decision; provided that, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three (3) months after the Closing Date that would not be a “significant modification” of the Mortgage Loan and/or Serviced Companion Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the issuing entity. Subject to the immediately succeeding paragraph, the master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Major Decisions without the consent of the special servicer (which such consent may be deemed received by the master servicer if the special servicer does not respond within 10 business days of delivery to the special servicer of the analysis and all information in the master servicer’s possession that is reasonably requested by the special servicer in order to grant or withhold such consent, plus, if applicable, any additional time provided to the Directing Holder or other relevant party under the PSA and, if applicable, any additional time period provided to a holder of a Companion Loan under a related Co-Lender Agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to non-Specially Serviced Loans, the master servicer, prior to taking any action with respect to any Special Servicer Major Decision (or making a determination not to take action with respect to a Special Servicer Major Decision), will be required to refer any request with respect to such Special Servicer Major Decision to the special servicer, which will process the request directly, or if mutually agreed to by the special servicer and the master servicer, the master servicer will be required to process such request, and if the master servicer processes such request and is recommending approval of such request, the master servicer will be required to prepare and submit its written analysis and recommendation to the special servicer with all information in the possession of the master servicer that the special servicer may reasonably request in order to withhold or grant its consent, and in all cases the special servicer will be entitled (subject to the discussion under “—The Directing Holder” below) to approve or disapprove any modification, waiver, amendment or other action that constitutes a Special Servicer Major Decision. In addition, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where all or any portion of the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, with respect to any Mortgage Loan other than any applicable Excluded Loan, for so long as no Control Termination Event is continuing, the approval of the Directing

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Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event, upon consultation with the Controlling Class Representative), and consultation with the Risk Retention Consultation Parties, as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Serviced Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related Co-Lender Agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender, if any, to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing the related Non-Serviced Whole Loan) or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing the related Non-Serviced Whole Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) five (5) years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (A) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Holder and (B) to the extent such modification, waiver or amendment constitutes a Major Decision, after consultation with the Risk Retention Consultation Parties (in each case, other than with respect to a Mortgage Loan that is an applicable Excluded Loan as to such party), ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

If the special servicer gives notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than any Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the certificate administrator, the trustee, the Directing Holder (other than following the occurrence of a Consultation Termination Event and with respect to an applicable Excluded Loan), the Risk Retention Consultation Parties (other than with respect to any applicable Excluded Loan), the operating advisor (only if a Control Termination Event is continuing) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, trustee, the special servicer (and, the special servicer will forward such notice to the Directing Holder (other than following the occurrence of a Consultation Termination Event and with respect to an applicable Excluded Loan)), the Risk Retention Consultation Parties (other than with respect to an applicable Excluded Loan), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the

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agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

Neither the master servicer nor the special servicer will be permitted to enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to any Mortgage Loan or Serviced Whole Loan in a manner that would be inconsistent with the allocation and payment priorities described under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Co-Lender Agreement.

Any modification, extension, waiver or amendment of the payment terms of any Non-Serviced Whole Loan will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Co-Lender Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will be required to determine (with respect to any Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision, any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan), and the master servicer will be required to determine (with respect to any non-Specially Serviced Loan, to the extent such action is not a Special Servicer Major Decision), in each case, in a manner consistent with the Servicing Standard, whether to (a) exercise any right it may have with respect to such Mortgage Loan or Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on such Mortgage Loan or Companion Loan, as applicable, or (2) to grant or withhold its consent to any sale or transfer, consistent with the Servicing Standard or to (b) waive its right to exercise such rights; provided, however, that (i) with respect to such consent or waiver of rights that is a Major Decision, prior to the occurrence and continuance of any Control Termination Event and other than with respect to any applicable Excluded Loan, the master servicer or the special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to any applicable Excluded Loan, upon consultation with the Directing Holder), and (ii) with respect to any Mortgage Loan that (A) represents at least 5.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $35,000,000 or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its

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then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The special servicer will be required to determine (with respect to a Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision, any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause) and the master servicer will be required to determine (with respect to any non-Specially Serviced Loan, to the extent such action is not a Special Servicer Major Decision), in each case, in a manner consistent with the Servicing Standard, whether to (a) exercise any right it may have with respect to such Mortgage Loan or Serviced Companion Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to grant or withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights, provided, however, (i) with respect to such consent or waiver of rights that is a Major Decision, prior to the occurrence and continuance of any Control Termination Event and other than with respect to any applicable Excluded Loan, the master servicer or the special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to any applicable Excluded Loan, upon consultation with the Directing Holder), and (ii) with respect to any Mortgage Loan that (A) represents at least 2.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $35,000,000, (D) has a loan-to-value ratio that is equal to or greater than 85% (including any existing and proposed debt) and has a Stated Principal Balance of at least $10,000,000, (E) has a debt service coverage ratio that is less than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and has a Stated Principal Balance of at least $10,000,000, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to any matter described in the preceding two (2) paragraphs, with respect to any non-Specially Serviced Loan as to which such action is a Special Servicer Major Decision, the special servicer and the master servicer may mutually agree that the master servicer will process such action in accordance with the terms and conditions reasonably agreed to by the master servicer and the special servicer, including the special servicer’s consent and subject to the rights of the Directing Holder discussed under “—The Directing Holder”.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2024 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the

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special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Co-Lender Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Co-Lender Agreement). The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2023 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan) any related Serviced Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Serviced Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Serviced Companion Loan) for which the master servicer is responsible for servicing (each, a “Special Servicing Transfer Event”):

(1)       as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (and the master servicer will be required to promptly forward a copy of such document to the special servicer, if it is not evident that a copy has been delivered to the special servicer), on or prior to the related maturity date, with (a) a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or (b) a signed purchase agreement, in the case of clause (a) or (b), reasonably satisfactory in form and substance to the master servicer and (for so long as no Control

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Termination Event is continuing) the Directing Holder, which provides that such refinancing or purchase will occur within 120 days of such related maturity date; provided that such Mortgage Loan and any related Companion Loan will become a Specially Serviced Loan immediately if the related borrower fails to diligently pursue such financing or purchase or to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or purchase or, if such refinancing or purchase does not occur, such Mortgage Loan and any related Companion Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing or purchase is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates);

(2)       as to which any Periodic Payment is more than 60 days delinquent;

(3)       as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (ii) the borrower has become the subject of a decree or order for that proceeding and it has not been stayed or discharged or dismissed within 60 days (or a shorter period if the master servicer or the special servicer (and, in the case of the special servicer, with the consent of the Directing Holder, unless a Control Termination Event is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Loan) be transferred to special servicing), or (iii) the related borrower makes an assignment for the benefit of its creditors, has admitted in writing its inability to pay its debts generally as they become due, or voluntarily suspends payment of its obligations;

(4)       as to which the master servicer or special servicer has received notice of the commencement of foreclosure or foreclosure or proposed foreclosure or similar proceedings of any lien other than the Mortgage on the Mortgaged Property;

(5)       as to which, in the judgment of the master servicer or special servicer (in the case of the special servicer, for so long as no Control Termination Event is continuing, with the consent of the Directing Holder in accordance with the provisions under “—The Directing Holder—Control Termination Event and Consultation Termination Event”), a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 30 days;

(6)       as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (in the case of the special servicer, for so long as no Control Termination Event is continuing, with the consent of the Directing Holder in accordance with the provisions under “—The Directing Holder—Control Termination Event and Consultation Termination Event”) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders and the RR Interest Owner (and, with respect to any Whole Loan, the holders of any related Companion Loan, as a collective whole (taking into account the subordinate or pari passu or subordinate nature of any Companion Loan, as applicable)), has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 30 days); or

(7)       as to which the master servicer or special servicer (in the case of the special servicer, for so long as no Control Termination Event is continuing, with the consent of the Directing Holder in accordance with the provisions under “—The Directing Holder—Control Termination Event and Consultation Termination Event”) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders and the RR Interest Owner (and, with respect to a Whole Loan, the holders of any related Companion Loan as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and

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the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the master servicer (and with respect to any Mortgage Loan other than any applicable Excluded Loan, prior to the occurrence and continuance of any Control Termination Event, with the consent of the Directing Holder) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the RR Interest Owner with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least three (3) consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan upon the earlier of (i) 60 days after the servicing of such Mortgage Loan is transferred to the special servicer and (ii) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan (the “Initial Delivery Date”) and will be required to prepare one or more additional Asset Status Reports with respect to any such Specially Serviced Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan changes in strategy reflected in the initial Asset Status Report (or subsequent Final Asset Status Report) are necessary to reflect the then current recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Holder (but only with respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Consultation Termination Event is continuing);
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●	the Risk Retention Consultation Parties (but only with respect to any Mortgage Loan other than an applicable Excluded Loan);
●	with respect to any related Serviced Companion Loan, to the extent such Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which such Serviced Companion Loan has been sold or, to the extent such Serviced Companion Loan has not been included in a securitization transaction, to the holder of such Serviced Companion Loan;
●	the operating advisor (but only for so long as a Control Termination Event is continuing);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
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●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan or Serviced Whole Loan, other than any applicable Excluded Loan, if no Control Termination Event is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Holder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Holder (communicated to the special servicer within ten business days) is not in the best interest of all the Certificateholders and the RR Interest Owner (taken as a collective whole), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Holder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Holder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the RR Interest Owner (taken as a collective whole); provided that, if the Directing Holder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Holder that does not include any communication (other than the Final Asset Status Report) between the special servicer and the Directing Holder or a Risk Retention Consultation Party with respect to such Specially Serviced Loan required to be delivered by the special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above.

The special servicer will be required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Holder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the operating advisor and the special servicer.

For so long as no Control Termination Event is continuing, the special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor after the completion of the Directing Holder Approval Process.

While a Control Termination Event is continuing, the operating advisor will be required to provide comments to the special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of (i) receipt of such asset status report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Controlling Class certificates) and the RR Interest Owner, as a

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collective whole. The special servicer will be required to consider such alternative courses of action on a non-binding basis, if any, and any other feedback provided by the operating advisor (and for so long as no Consultation Termination Event is continuing, the Directing Holder) in connection with the special servicer’s preparation of any asset status report that is provided while a Control Termination Event is continuing. The special servicer may revise the asset status report as it deems necessary to take into account any input and/or comments from the operating advisor (and for so long as no Consultation Termination Event is continuing, the Directing Holder), to the extent the special servicer determines that the operating advisor’s and/or Directing Holder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the RR Interest Owner, as a collective whole. If the special servicer determines to revise any asset status report to take into account any input and/or comments from the operating advisor or the Directing Holder, the special servicer will be required to promptly deliver to the operating advisor and the Directing Holder the revised asset status report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Duties of the Operating Advisor While a Control Termination Event Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of any proposal, objection or comment by the operating advisor or, during the continuance of a Control Termination Event, the Directing Holder, or a recommendation of the operating advisor or, during the continuance of a Control Termination Event, the Directing Holder.

During the continuance of a Control Termination Event but for so long as no Consultation Termination Event is continuing, each of the Directing Holder (except with respect to any applicable Excluded Loan) and the operating advisor, will be entitled to consult on a non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Holder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will send the Asset Status Report to the operating advisor and will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Holder.

The special servicer will implement the Final Asset Status Report.

With respect to each Non-Serviced Mortgage Loan, the related directing holder under the related Non-Serviced PSA will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Holder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan has occurred and such Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the RR Interest Owner, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property

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within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six (6) months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the RR Interest Owner (and with respect to any Serviced Whole Loan, the holder of each related Serviced Companion Loan), as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, Serviced Companion Loan holders constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders and the RR Interest Owner (and with respect to any Serviced Whole Loan, the holder of each related Serviced Companion Loan), as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, the Serviced Companion Loan holders constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan or Serviced Whole Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) an extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three (3) year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in

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accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(d) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the federal corporate rate (which, currently, is 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and the RR Interest Owner is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the RR Interest Owner to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the RR Interest Owner. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and the RR Interest Owner and with respect to a Serviced Whole Loan, the holder of each related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Property Protection Advance, unless it determines such Property Protection Advance would be nonrecoverable. On the later of the date that is (x) on or prior to the Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders and the RR Interest Owner or, in the case of a Serviced Pari Passu Whole Loan, Certificateholders, the RR Interest Owner and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders, the RR Interest Owner and Serviced Companion Loan holder constituted a single lender, taking into account the pari passu or

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subordinate nature of any related Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan,) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders, the RR Interest Owner and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Co-Lender Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than any applicable Excluded Loan, (i) with the consent of the Directing Holder, if no Control Termination Event is continuing and (ii) after consultation with the Risk Retention Consultation Parties) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the RR Interest Owner. The special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is required to select the highest offer. The special servicer is generally required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Holder and the Risk Retention Consultation Parties not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a Specially Serviced Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days after the related maturity date (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing or purchase referred to below is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates) if the related borrower has provided the master servicer (and the master servicer will be required to promptly forward a copy of such document to the special servicer, if it is not evident that a copy has been delivered to the special servicer), on or prior to the related maturity date, with (a) a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or (b) a signed purchase agreement, in the case of clause (a) or (b), reasonably satisfactory in form and substance to the master servicer and (for so long as no Control Termination Event is continuing) the Directing Holder, which provides that such refinancing or purchase will occur within 120 days of such related maturity date; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee, subject to any additional conditions in an applicable Co-Lender Agreement, will be required to determine whether the cash offer constitutes a fair price; provided, however, that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two (2) other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent

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appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Protection Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be paid in advance of any such determination by the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the RR Interest Owner and any related holders(s) of any Serviced Pari Passu Companion Loan (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an applicable Excluded Loan, in consultation with the Directing Holder (unless a Consultation Termination Event exists), the Risk Retention Consultation Parties, and, in the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and the RR Interest Owner and, in the case of a sale of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, any related Companion Loan Holder(s) constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders, the RR Interest Owner and, in the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the RR Interest Owner and, if applicable, any related Companion Loan Holder(s) constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan).

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Holder, the Risk Retention Consultation Parties, any borrower sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Pari Passu Whole Loan, pursuant to the terms of the related Co-Lender Agreement(s), if such Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell any related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari

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Passu Companion Loan if such Serviced Pari Passu Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans.”

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with any related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Co-Lender Agreement. The Controlling Class Representative will be entitled to exercise such consent right so long as no Control Termination Event is continuing, and if a Control Termination Event is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”.

In addition, with respect to the Servicing Shift Mortgage Loans, if a Servicing Shift Mortgage Loan becomes a Defaulted Loan, the special servicer (or, on or after the applicable Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA) will be required to sell such Mortgage Loan together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related Co-Lender Agreement and the PSA or the related Servicing Shift PSA, as the case may be.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Protection Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders and the RR Interest Owner, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Holder

General

Subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event is continuing, the Directing Holder (a) will be entitled to advise (1) the special servicer, with respect to the applicable Specially Serviced Loans other than any applicable Excluded Loan or any Servicing Shift Mortgage Loan, as to all Major Decisions, (2) the special servicer, with respect to the applicable non-Specially Serviced Loans other than any applicable Excluded Loan or any Servicing Shift Mortgage Loan, as to all Special Servicer Major Decisions, and (3) the master servicer, with respect to the applicable non-Specially Serviced Loans other than any applicable Excluded Loan or any Servicing Shift Mortgage Loan, as to all Master Servicer Major Decisions, and (b) will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan or Serviced Whole Loan other than any applicable Excluded Loan or any Servicing Shift Mortgage Loan, during the continuance of a Control Termination Event, the Directing Holder will have certain consultation rights only, and upon the occurrence of a Consultation

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Termination Event, the Directing Holder will not have any consent or consultation rights, as further described below.

The “Controlling Class Representative” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)       absent that selection, or

(2)       until a Controlling Class Representative is so selected, or

(3)       upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Controlling Class (with evidence of ownership), or its representative, will be the Controlling Class Representative;

provided, however, that (i) in the case of clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Controlling Class Representative has not changed until such parties receive written notice of a replacement of the Controlling Class Representative from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Controlling Class Representative.

The initial Controlling Class Representative is expected to be Greystone High Yield Investments I LLC or its affiliate.

The initial Controlling Class Representative, and any subsequent Controlling Class Representative, is hereby deemed to have agreed and acknowledged by virtue of its purchase of a Control Eligible Certificate (or beneficial ownership interest in such certificate) that its identity will be reported monthly by the certificate administrator in the Distribution Date Statement.

The “Directing Holder” means (1) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan, any applicable Excluded Loan and any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Servicing Shift Whole Loan), the Controlling Class Representative and (2) with respect to any Servicing Shift Mortgage Loan, prior to the occurrence of the related Servicing Shift Securitization Date, the related Loan-Specific Directing Holder.

The “Loan-Specific Directing Holder” means, with respect to any Servicing Shift Whole Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Co-Lender Agreement.

Prior to the applicable Servicing Shift Securitization Date, the “Loan-Specific Directing Holder” with respect to a Servicing Shift Whole Loan will initially be the holder of the related Controlling Companion Loan, which is (i) DBR Investments Co. Limited with respect to the Gateway Center South Whole Loan, (ii) Bank of Montreal (or an affiliate) with respect to The Widener Building Whole Loan, and (iii) Bank of Montreal (or an affiliate) with respect to the Riverview Tower Whole Loan. On or after the applicable Servicing Shift Securitization Date, there will be no Loan-Specific Directing Holder under the PSA with respect to the related Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by

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any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Controlling Class will be the most senior class of Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class. The Controlling Class as of the Closing Date will be the Class H certificates.

The “Control Eligible Certificates” will be the Class F, Class G and Class H certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any Certificateholder may request that the certificate registrar determine which class of Control Eligible Certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event is continuing, the Controlling Class Representative, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Holder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or the special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Holder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder, as the case may be.

The Class F certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event is continuing, neither the master servicer nor the special servicer will be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten business days (or thirty (30) days with respect to clause (xiv) of the definition of “Major Decision” below) after receipt of the related Major Decision Reporting Package (provided that if such written objection has not been received by the master servicer or the special servicer, as applicable, within such ten-business-day (or 30-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(i)                        any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Serviced Whole Loans as come into and continue in default;

(ii)                     any modification, consent to a modification or waiver of any monetary term (other than penalty charges (which the master servicer or special servicer, as applicable, is permitted to waive without Directing Holder approval pursuant to the PSA)) or material non-monetary term

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(including, without limitation, the timing of payments and acceptance of discounted pay-offs, but excluding the waiver of penalty charges) of a Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)                  any sale of a Defaulted Loan and any related defaulted Companion Loan or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) for less than the applicable Purchase Price;

(iv)                   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property or any approval of a borrower’s determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property, to the extent the lender is required to consent to, or approve, any such determination by the borrower under the related Mortgage Loan documents;

(v)                      any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(vi)                   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement and for which there is no lender discretion or related to an immaterial easement, right of way or similar agreement;

(vii)                (a) releases of amounts from any escrow accounts, reserve accounts or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves that are listed on a schedule to the PSA or (b) any other request (except for the Routine Disbursements or routine funding of tax payments and insurance premiums when due and payable) for the funding or disbursement of amounts from any escrow accounts, reserve funds, holdback or letters of credit equal to or exceeding, at the related origination date, 10% of the initial principal balance of such Mortgage Loan; provided, however, for the avoidance of doubt, any (1) requests for the funding or disbursement of amounts, which are less than 10% of the initial principal balance of such Mortgage Loan at the related origination date, from any escrow accounts, reserve funds, holdbacks or letters of credit where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, free rent or rent credit reserves pursuant to an approved lease, tenant improvements pursuant to an approved lease and leasing commissions pursuant to an approved lease, each in accordance with the loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) and (2) routine funding of tax payments and insurance premiums when due and payable will, in the case of clauses (1) and (2), not be considered a Major Decision and will be performed solely by the master servicer;

(viii)             any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor or releasing a borrower or guarantor from liability under a Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)                 following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property;

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(x)                    approving leases, lease modifications or amendments or any requests for subordination non-disturbance and attornment agreements or other similar agreements with respect to any lease that (a) involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (1) 20,000 square feet or (2) 20% of the net rentable area of the related Mortgaged Property, (b) involves a tenant or space specifically identified by name or space location in the related Mortgage Loan documents as requiring the consent of the lender for the associated activity or (c) such transaction is not a routine leasing matter for a customary lease of space for parking office retail, warehouse, industrial and/or manufacturing purposes (in each case of clauses (a), (b) and (c), to the extent the lender is required to approve under the Mortgage Loan documents);

(xi)                 the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower;

(xii)              (a) any property management company changes (except for a replacement property manager that is (1) a bona fide third party property manager, (2) subject to a property management agreement that is on market terms, and (3) in connection with a Mortgage Loan or Whole Loan, as applicable, with an outstanding principal balance less than $5,000,000 at the time of the request for approval) or franchise changes, and (b) any amendments, modifications, waivers, or other similar actions with respect to any property management agreement or franchise agreement, as applicable (in each case of clause (a) and (b), to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(xiii)           any modification, waiver or amendment of a Co-Lender Agreement, intercreditor agreement or similar agreement with any mezzanine lender, holder of a Pari Passu Companion Loan or subordinate debt holder related to a Mortgage Loan or Serviced Whole Loan, or an action to enforce rights (or decision not to enforce rights) with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiv)            any determination of an Acceptable Insurance Default;

(xv)               any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(xvi)            any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property, in each case, to the extent the lender has discretion under the related Mortgage Loan documents;

(xvii)         approving annual budgets for the related Mortgaged Property with increases (in excess of 10%) in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Serviced Whole Loan);

(xviii)      any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the lender’s approval is required under the related Mortgage Loan documents;

(xix)          determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

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(xx)             consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due, in each case, to the extent the lender has discretion under the related Mortgage Loan documents;

(xxi)          approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three (3) consecutive late deliveries of financial statements;

(xxii)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interests in the borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted, or (C) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; and

(xxiii)    approving easements or rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan or Serviced Whole Loan.

As used in clause (vii) of the definition of “Major Decision”, “performance”, “earn-out”, “holdback” and similar escrows and reserves refers to any escrow or reserve that is taken (in whole or in part) at the origination of the related Mortgage Loan or Whole Loan, the release of which is subject to the satisfaction of specifically identified financial or leasing conditions or the occurrence of a specifically identified event, in each case as set forth in the related loan documents and related to the related borrower or Mortgaged Property.

Subject to the terms and conditions of this section, (a) the special servicer will process all requests for any matter that constitutes a “Major Decision” with respect to any Specially Serviced Loan, (b) the special servicer will process all requests for any matter that constitutes a “Special Servicer Major Decision” with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) unless the master servicer and the special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent, (c) the master servicer will process all requests for any matter that constitutes a “Master Servicer Major Decision” with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) and (d) the master servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) if the master servicer and the special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent. Upon receiving a request for any matter that constitutes a Special Servicer Major Decision, the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Special Servicer Major Decision.

For so long as a Control Termination Event is continuing, the master servicer or the special servicer that is processing the related Major Decision will be required to provide each Major Decision Reporting

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Package to the operating advisor simultaneously with the master servicer’s or the special servicer’s written request, as applicable, for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event and Consultation Termination Event” below. For so long as a Control Termination Event is continuing, with respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the master servicer or the special servicer, to the operating advisor, the master servicer or the special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

“Major Decision Reporting Package” means, with respect to any Major Decision which it is processing, a written report by the master servicer or the special servicer (which in the discretion of the special servicer may be in the form of an Asset Status Report), as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the special servicer, as applicable, and (ii) the proposed course of action recommended.

“Master Servicer Major Decision” means any Major Decision with respect to a non-Specially Serviced Loan under clauses (xii) through (xv), clause (xvii) and clause (xxii) of the definition of “Major Decision”.

“Special Servicer Major Decision” means any Major Decision with respect to a non-Specially Serviced Loan under clause (i), clause (ii), clauses (iii) through (xi), clause (xvi), clauses (xviii) through (xxi) and clause (xxiii) of the definition of “Major Decision”.

In connection with any Major Decision processed by the special servicer, the special servicer will be required to provide any final Major Decision Reporting Package prepared by it to the master servicer promptly after the Directing Holder’s approval of such final Major Decision Reporting Package.

Asset Status Report

So long as no Control Termination Event is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event is continuing, the Controlling Class Representative will have no right to consult with the special servicer with respect to the Asset Status Reports.

Replacement of Special Servicer

So long as no Control Termination Event is continuing, the Directing Holder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

If a Control Termination Event is continuing, but for so long as no Consultation Termination Event is continuing, neither the master servicer nor the special servicer will be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Holder in connection with any Major Decision that it is processing or, in the case of the special servicer, any Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the master servicer or the special servicer if no Control Termination Event was continuing) and to consider alternative actions recommended by the Directing Holder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the master servicer or the special servicer. In the event the master servicer or the special servicer, as applicable, receives no response from the Directing Holder within 10 days following the master servicer’s or the special servicer’s written request for input (which initial request is required to include the related Major Decision Reporting

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Package) on any required consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the Directing Holder on the specific matter; provided, however, that the failure of the Directing Holder to respond will not relieve the master servicer or the special servicer, as applicable, from consulting with the Directing Holder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan), if any, the Directing Holder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. During the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if a Control Termination Event is continuing, the master servicer or the special servicer will also be required to consult with the operating advisor in connection with any Major Decision that it is processing (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from the operating advisor within 10 days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor that is in possession of the master servicer or the special servicer, as applicable, related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the master servicer or the special servicer, as applicable, from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan related to the Controlling Class Representative, the master servicer, the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any Servicing Shift Mortgage Loan, any Non-Serviced Mortgage Loan and any applicable Excluded Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan (other than any Servicing Shift Mortgage Loan, any Non-Serviced Mortgage Loan and any applicable Excluded Loan), the master servicer or the special servicer will also be required to consult with the Risk Retention Consultation Parties in connection with any Major Decision it is processing (and such other matters that are subject to consultation rights of any such Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by the Risk Retention Consultation Parties in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from any such Risk Retention Consultation Party within 10 days following the later of (i) the master servicer’s or the special servicer’s written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by such Risk Retention Consultation Party related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the master servicer or the special servicer, as applicable using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

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If a Consultation Termination Event is continuing, no class of certificates will act as the Controlling Class, and the Controlling Class Representative will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative under the PSA. The master servicer or the special servicer, as applicable, will nonetheless be required to consult with the operating advisor in connection with Major Decisions that it is processing, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur with respect to any Mortgage Loan or Serviced Whole Loan, in each case excluding any Servicing Shift Whole Loan (and the Mortgage Loan and Companion Loans, if applicable, composing each such Whole Loan), when one or more of the following is true: (i) the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class, (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder, or (iii) when such Mortgage Loan or Whole Loan is an applicable Excluded Loan; provided, further, that no Control Termination Event may occur with respect to the applicable Loan-Specific Directing Holder related to a Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to such Loan-Specific Directing Holder related to such Servicing Shift Whole Loan; provided further, that, if at any time, the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then no Control Termination Event will be deemed to occur.

A “Consultation Termination Event” will occur with respect to any Mortgage Loan or Serviced Whole Loan, in each case excluding any Servicing Shift Whole Loan (and the Mortgage Loan and Companion Loans, if applicable, composing each such Whole Loan), when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts, (ii) when a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder or (iii) when such Mortgage Loan or Whole Loan is an applicable Excluded Loan; and provided, further, that, no Consultation Termination Event may occur with respect to the applicable Loan-Specific Directing Holder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to such Loan-Specific Directing Holder related to such Servicing Shift Whole Loan; provided further, that if at any time, the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then no Consultation Termination Event will be deemed to occur.

With respect to any applicable Excluded Loan, the Controlling Class Representative or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan.

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For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

At any time when the Class F certificates are the Controlling Class, the holder of more than 50% of the Controlling Class (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the PSA, by irrevocable written notice delivered to the depositor, the certificate administrator, the trustee, the master servicer, the special servicer and the operating advisor. Any such waiver will remain effective with respect to such holder and the Class F certificates until such time as that Certificateholder has (i) sold a majority of the Class F certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the depositor, the certificate administrator, the trustee, the master servicer, the special servicer and the operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class F certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class F certificates. Following any such transfer, the successor holder of more than 50% of the Class F certificateholders (by Certificate Balance), if Class F certificates are the Controlling Class certificates, will again have the rights of the Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. Such successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No such successor Certificateholder described above in this paragraph will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class F certificates that had not also become a Corrected Loan prior to such acquisition until such Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Consultation Termination Event will be deemed to have occurred and continue; and
●	the rights of the holder of more than 50% of the Class F certificates (by Certificate Balance), if they are the Controlling Class, to act as or appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Holder with respect to any Mortgage Loan or Serviced Whole Loan other than any applicable Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Holder, the Risk Retention Consultation Parties or the operating advisor)) is necessary to protect the interests of the Certificateholders and the RR Interest Owner (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the RR Interest Owner and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response (or without waiting to consult with the Directing Holder, the Risk Retention Consultation Parties or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Holder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

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In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder or Controlling Class Representative or (ii) may follow any advice or consultation provided by the Directing Holder or Controlling Class Representative or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders and the RR Interest Owner (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of any related Companion Loan, as described under “Description of the Mortgage Pool—The Whole Loans”).

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Controlling Class Representative will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related directing holder under the related Non-Serviced PSA. The issuing entity, as the holder of each Non-Serviced Mortgage Loan and each Servicing Shift Mortgage Loan, has non-binding consultation rights with respect to certain major decisions relating to each Non-Serviced Whole Loan or each Servicing Shift Whole Loan, as applicable, and, other than in respect of any applicable Excluded Loan, so long as no Consultation Termination Event is continuing, the Controlling Class Representative will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Co-Lender Agreement. In the event a Consultation Termination Event is continuing, the special servicer will be required to exercise such consultation rights of the issuing entity pursuant to the terms of the related Co-Lender Agreement. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has non-binding consultation rights with respect to certain major decisions and certain rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan, as provided in the applicable Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the issuing entity or the Certificateholders or the RR Interest Owner for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder or the RR Interest Owner will acknowledge and agree, by its acceptance of its certificates or RR Interest, that the Directing Holder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the RR Interest;

(b)   may act solely in the interests of the Controlling Class Certificateholders;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

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(d)   may take actions that favor the interests of the Controlling Class Certificateholders over the interests of the holders of one or more other classes of certificates or RR Interest; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder) for having so acted as set forth in (a) through (d) above, and no Certificateholder or RR Interest Owner may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal of the Directing Holder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or special servicer in accordance with the direction of or approval of the Directing Holder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Co-Lender Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Loan-Specific Directing Holder and the holders of the Non-Serviced Companion Loan(s) or a Companion Loan that is part of a Servicing Shift Whole Loan or their respective designees (e.g. the related directing holder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Holder described above pursuant to the terms of the related Co-Lender Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder, the RR Interest or the RR Interest Owner. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve a Mortgage Loan and that the goal of the operating advisor’s participation is to provide additional oversight with respect to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder and the RR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Securities Exchange Act of 1934, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties.

In addition and for the avoidance of doubt, although the operating advisor may have certain consultation duties with the master servicer with respect to certain Major Decisions processed by the master servicer (as later described), the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any Operating Advisor Annual Report. Meanwhile, the operating advisors or equivalent parties (if any)

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under the applicable Non-Serviced PSA have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan. Furthermore, the operating advisor will have no obligation or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report.

Duties of the Operating Advisor While No Control Termination Event is Continuing

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, unless a Control Termination Event is continuing, the operating advisor’s obligations will be limited to the following and generally will not involve an assessment of specific actions of the special servicer:

(a)	promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;
(b)	promptly reviewing each Final Asset Status Report; and
(c)	reviewing any Appraisal Reduction Amount and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); provided, however, that the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify the special servicer and the Directing Holder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer.

Duties of the Operating Advisor While a Control Termination Event is Continuing

With respect to each Serviced Mortgage Loan and Serviced Whole Loan, while a Control Termination Event is continuing, the operating advisor’s obligations will consist of the following:

(a)	the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—The Directing Holder—Asset Status Report” above;
(b)	the operating advisor will be required to consult (on a non-binding basis) with the master servicer or the special servicer, as applicable, in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder—Control Termination Event and Consultation Termination Event”;
(c)	the operating advisor will be required to prepare an annual report (if any Serviced Mortgage Loan or any Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) generally in the form attached as Annex C to be provided to the depositor, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and
(d)	the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculation used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the special servicer.
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In connection with the performance of the duties described in clause (d) above:

(i)	after the calculation but prior to the utilization by the special servicer, the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information and, in the case of the Appraisal Reduction Amount, only to the extent the master servicer has provided such information to the special servicer) to the operating advisor;
(ii)	if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation in any material respect, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and
(iii)	if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and the RR Interest Owner and, with respect to any Serviced Whole Loan for the benefit of the holders of any related Companion Loan (as a collective whole as if such Certificateholders, the RR Interest Owner and Companion Loan Holders constituted a single lender, taking into account the pari passu nature of any related Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Holder, any Risk Retention Consultation Party, any Certificateholder, the RR Interest Owner or any of their respective affiliates.

Annual Report

For so long as a Control Termination Event is continuing, based on the operating advisor’s review of any Assessment of Compliance, any Attestation Report, any Major Decision Reporting Package and/or Asset Status Report, any Final Asset Status Report and other reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, the operating advisor will (if, at any time during the prior calendar year any Mortgage Loan (other than a Non-Serviced Mortgage Loan) was a Specially Serviced Loan) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the depositor, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders and the RR Interest Owner (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the PSA during the prior calendar year on an “asset-level basis” with respect to the resolution and liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties as they relate to the resolution and/or

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liquidation of Specially Serviced Loans taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance, Attestation Report, Major Decision Reporting Package, Asset Status Report (after a Control Termination Event), Final Asset Status Report and other information, in each case, delivered to the operating advisor by the special servicer (other than any communications between the Directing Holder and the special servicer that would be Privileged Information) pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to the special servicer, if during the prior calendar year, no Final Asset Status Report was prepared by the special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any Operating Advisor Annual Report at least 5 business days prior to such Operating Advisor Annual Report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such Operating Advisor Annual Report that are provided by the special servicer.

In each Operating Advisor Annual Report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to the Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing the annual report, the operating advisor (i) will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

For so long as a Control Termination Event is continuing, if the operating advisor determines that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the Certificateholders and the RR Interest Owner as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

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Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)    that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)    that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a sponsor, any Borrower Party, the Controlling Class Representative, the Directing Holder, a Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)    that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five (5) years of experience in collateral analysis and loss projections, and (y) has at least five (5) years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as, “Privileged Information” received from the special servicer or Directing Holder in connection with the Directing Holder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Holder or a Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (other than with respect to any applicable Excluded Loan) or the exercise of the Directing Holder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined (and has labeled or otherwise communicated such information as confidential) could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) any Asset Status Report and (iv) information subject to attorney-client privilege (and which the special servicer has labeled or otherwise communicated as being subject to such privilege).

The operating advisor is required to keep all such Privileged Information confidential and may not, without the prior written consent of the special servicer and (for so long as no Consultation Termination Event is continuing) the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan), disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative and the RR Interest Owner), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of

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deviations from the Servicing Standard or the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not without the prior written consent of the special servicer and, unless a Consultation Termination Event is continuing, the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan) and the Controlling Class Representative, disclose such Privileged Information to any person other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrowers involved in this securitization, any experience or knowledge gained by the operating advisor from such other engagements may not be imputed to the operating advisor or its employees for this transaction; provided, however, the operating advisor may consider such experience or knowledge as pertinent information for discussion with the special servicer during its periodic meetings.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by written advice of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the special servicer, the Directing Holder (other than with respect to any applicable Excluded Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; provided, however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)	any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates evidencing greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an
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officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)	any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;
(c)	any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;
(d)	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the operating advisor, and such decree or order remains in force undischarged or unstayed for a period of 60 days;
(e)	the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or
(f)	the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of holders of certificates evidencing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Controlling Class Representative (for any Mortgage Loan other than any applicable Excluded Loan and only for so long as no Consultation Termination Event is continuing), any Companion Loan noteholder, the Certificateholders, the Risk Retention Consultation Parties, the RR Interest Owner and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

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Waiver of Operating Advisor Termination Event

The holders of certificates evidencing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Interests evidencing not less than 15% of the Voting Rights of the Non-Reduced Interests requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide written notice to all Certificateholders, the RR Interest Owner and the operating advisor of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders, the RR Interest Owner and the operating advisor.

Upon the written direction of holders of Non-Reduced Interests evidencing more than 50% of the Voting Rights of the Non-Reduced Interests that exercise their right to vote (provided that holders of Non-Reduced Interests evidencing at least 50% of the Voting Rights of the Non-Reduced Interests exercise their right to vote), the trustee will terminate all of the rights and obligations of the operating advisor under the PSA (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the operating advisor, and the proposed successor operating advisor will be appointed.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder, RR Interest Owner and beneficial owner may access such notices on the certificate administrator’s website and each Certificateholder, RR Interest Owner and beneficial owner may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders or RR Interest Owner for the reasonable expenses of posting notices of such requests. In addition, in the event there are no classes of certificates outstanding or interest in the issuing entity other than the Control Eligible Certificates, the VRR Interest and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Controlling Class Representative and the Risk Retention Consultation Parties if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a

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successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the master servicer, the special servicer, the Controlling Class Representative, all Certificateholders and the RR Interest Owner in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders and the RR Interest Owner, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days of such determination to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity) as of the end of the applicable Collection Period are Delinquent Loans as of the end of the related Collection Period or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the related Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Date Statement on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 76 prior pools of commercial mortgage loans for which GSMC (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after July 1, 2013, the highest percentage of a particular pool of loans (by outstanding principal balance) that were delinquent at

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least 60 days at the end of any reporting period between January 1, 2018 and June 30, 2023 was approximately 16.19%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the pool represent approximately 19.8% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if 15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20% of aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in a mortgage loan seller’s Mortgage Loans that could be the basis for claims against the related mortgage loan seller based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If holders of certificates evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and all Certificateholders and the RR Interest Owner, and to conduct a solicitation of votes to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review evidencing at least a majority of the votes cast but in any event at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Controlling Class Representative, the Risk Retention Consultation Parties, the RR Interest Owner and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

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An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) through (v) below for non-Specially Serviced Loans), the master servicer (with respect to clauses (vi) and (vii) below for non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide, or make available, the following materials for each Delinquent Loan (in electronic format) to the asset representations reviewer (collectively, with the Diligence Files, any notice of a breach of a representation or warranty relating to any Delinquent Loan received by the asset representations reviewer from any other party to the PSA, a copy of the prospectus, a copy of the applicable MLPA and a copy of the PSA, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)   a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)  a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)  a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)   a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)  a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii) any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that are necessary in connection with the asset representations reviewer’s completion of any Asset Review and that are requested (in writing in accordance with the PSA) by the asset representations reviewer, in the time frames and as otherwise described below.

In addition, in the event that, as part of an Asset Review of any Delinquent Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to such Delinquent Loan are missing any documents that are required to be part of the Review Materials for such Mortgage Loan or which were entered into or delivered in connection with the origination of such Mortgage Loan that, in either case, are necessary in connection with its completion of any Test in connection with such Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, to deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations

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reviewer will request such documents from the related mortgage loan seller. Each mortgage loan seller will be required under each MLPA to deliver such additional documents only to the extent such documents are in the possession of such mortgage loan seller.

In addition, with respect to any Delinquent Loan that is a Non-Serviced Mortgage Loan, to the extent any documents required by the asset representations reviewer to complete a Test are missing or have not been received from the related mortgage loan seller, the asset representations reviewer will request such document(s) from the related Non-Serviced Master Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Master Servicer) or the related Non-Serviced Special Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Special Servicer).

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan, provided, however, the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or RR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession within 10 business days upon request as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such

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missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test (the “Preliminary Asset Review Report”). The asset representations reviewer will be required to provide such Preliminary Asset Review Report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the applicable mortgage loan seller no later than 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable mortgage loan seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any information and documents provided or explanations given to support the applicable mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by such mortgage loan seller to the asset representations reviewer. For avoidance of doubt, the asset representations reviewer will not be required to prepare a Preliminary Asset Review Report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files posted to the secure data room is provided to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In no event may the asset representations reviewer determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays to the same extent as Barclays), which, in each such case, will be the responsibility of the master servicer or the special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Date Statement on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received by the certificate administrator, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an

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Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator, the Controlling Class Representative and the Directing Holder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is a special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) a sponsor, a mortgage loan seller, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Controlling Class Representative, the Directing Holder, a Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of a sponsor, a mortgage loan seller, any underwriter, any party to the PSA, the Controlling Class Representative, a Risk Retention Consultation Party or the Directing Holder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the RR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders or the RR Interest Owner), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception. In addition, the asset representations reviewer will be required to keep all documents received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the special servicer confidential and will not be permitted to disclose such documents except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if such documents or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document.

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Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the RR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)               any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights;

(ii)            any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

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(iii)         any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)              the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)           the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and the RR Interest Owner electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of holders of certificates evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of holders of certificates evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders, the RR Interest Owner and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, the RR Interest Owner and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates and the Class RR certificates evidencing at least 75% of a Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than

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indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Principal Balance Certificates and the Class RR certificates evidencing at least 75% of a Quorum (without regard to the application of any Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be required to be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses of each other party to the PSA and each Rating Agency in connection with its resignation and the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of the Risk Retention Consultation Parties

No Risk Retention Consultation Party will be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Parties will not be protected against any liability to the VRR Interest Owners that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the VRR Interest Owners.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates and each VRR Interest Owner with respect to each other VRR Interest, that a Risk Retention Consultation Party:

(a)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates or VRR Interest Owners other than the applicable VRR Interest Owner;

(b)     may act solely in the interests of the applicable VRR Interest Owner;

(c)     does not have any liability or duties to the holders of any class of certificates or VRR Interest Owner other than the applicable VRR Interest Owner;

(d)     may take actions that favor the interests of the holders of one or more classes of certificates or, the applicable VRR Interest Owner, over the interests of the holders of one or more other classes of certificates or other VRR Interest; and

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(e)     will have no liability whatsoever (other than to the applicable VRR Interest Owner) for having so acted as set forth in (a) – (d) above, and no Certificateholder or other VRR Interest Owner may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Co-Lender Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Holder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

If at any time a Control Termination Event is continuing, the holders of the Principal Balance Certificates and the Class RR certificates may generally replace the special servicer without cause, as described in this paragraph. Upon (i) the written direction of holders of Principal Balance Certificates and/or Class RR certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates and Class RR certificates on an aggregate basis requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Voting Rights in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of certificates evidencing at least 75% of a Quorum or holders of certificates evidencing more than 50% of the aggregate Voting Rights of each class of Non-Reduced Interests on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such holders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder or RR Interest Owner may access such notices via the certificate administrator’s website and that each Certificateholder or RR Interest Owner may register to receive electronic mail notifications when such notices are posted thereon.

A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of Voting Rights evidencing at least 75% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the

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application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and Class RR certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder will be entitled to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an applicable Excluded Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the Excluded Special Servicer Loan is also an applicable Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer (so long as, on the date of the appointment, such appointment of such Excluded Special Servicer meets the criteria of the PSA). It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan; provided, however, for so long as no Control Termination Event is continuing, the related Excluded Special Servicer will not be required to resign if the Directing Holder determines that such Excluded Special Servicer may continue to serve as special servicer for the applicable Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

“Non-Reduced Interests” means any class of Principal Balance Certificates or the Class RR certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates, and (z) any Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates, less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

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A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the RR Interest Owner, (vi) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (vii) currently has a special servicer rating of at least “CSS3” from Fitch, and (viii) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If, during the continuance of a Control Termination Event, the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the Certificateholders and the RR Interest Owner as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (provided that the operating advisor will not be permitted to recommend the replacement of the special servicer for any Whole Loan so long as the holder of the related Companion Loan is the Directing Holder under the related Co-Lender Agreement) (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to promptly notify each Certificateholder and the RR Interest Owner of the recommendation and post such notice and report on the certificate administrator’s website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of Principal Balance Certificates and the Class RR certificates evidencing at least a majority of a quorum (which, for this purpose is the holders of certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and the Class RR certificates on an aggregate basis, and (ii) consist of at least three (3) Certificateholders or Certificate Owners that are not affiliated with each other).

In the event the holders of such Principal Balance Certificates and the Class RR certificates evidencing the requisite Voting Rights elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives such a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee (upon receipt of written confirmation from the certificate administrator, if the certificate administrator and the trustee are different entities) will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement

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Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the Class RR certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Holder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related directing holder appointed under the related Non-Serviced PSA (and not by the Controlling Class Representative for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Co-Lender Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account, to the companion paying agent for deposit into the related Serviced Whole Loan Custodial Account or to a holder of a Companion Loan, on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the applicable REO Account within two (2) business days after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) 5 business days in the case of certain of the master servicer’s or special servicer’s, as applicable, obligations regarding the Exchange Act reporting required under the PSA (except as otherwise provided under clause (i) of this definition of “Servicer Termination Event”), (ii) 10 days in the case of the master servicer’s failure to make a Property Protection Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or

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the special servicer, as the case may be, with a copy to each other party to the related PSA, by the holders of certificates evidencing not less than 25% of the Voting Rights or, with respect to a Serviced Whole Loan if affected by such failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan or the RR Interest Owner and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights or, with respect to a Serviced Whole Loan if affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    the master servicer or the special servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)   the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting;

(h)   KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or one or more classes of serviced companion loan securities, or (ii) has placed one or more classes of certificates or one or more classes of serviced companion loan securities on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(i)    any failure by the master servicer or the special servicer to deliver (a) any Exchange Act reporting items required to be delivered by the master servicer or the special servicer to the trustee or the certificate administrator under the PSA (other than items to be delivered by a sub-servicer retained by a mortgage loan seller) by the time required under the PSA after any applicable grace periods or (b) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant retained by the master servicer is required to deliver (any such primary servicer, sub-servicer or servicing function participant will be terminated if it defaults in accordance with the provision of this clause (i)), which failure (other than in the case of Form 8-K reporting requirements) is not remedied within 3 business days.

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Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of (i) the holders of certificates evidencing at least 25% of the Voting Rights, or (ii) for so long as no Control Termination Event is continuing, the Directing Holder (solely with respect to the special servicer and other than with respect to any applicable Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due, including Advances and interest thereon, will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written direction of the holders of certificates evidencing at least 25% of the Voting Rights, or for so long as no Control Termination Event is continuing and other than in respect of any applicable Excluded Loan, the Directing Holder will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, for so long as no Control Termination Event is continuing, that has been approved by the Controlling Class Representative which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing holder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Controlling Class Representative; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Controlling Class Representative) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f), (g) or (h) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has

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assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

In addition, the depositor may terminate each of the master servicer and the special servicer upon five (5) business days’ notice if the master servicer or the special servicer, as the case may be, fails to comply with certain of its reporting obligations under the PSA.

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the holders of certificates evidencing not less than (a) 66 2/3% of the aggregate Voting Rights of the certificates (and, if such Servicer Termination Event is on the part of the special servicer with respect to a Serviced Whole Loan only, by the related Serviced Companion Loan holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected classes and any Serviced Companion Loan holder affected by such Servicer Termination Event, and (2) a Servicer Termination Event under clause (c) or clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the depositor and any Serviced Companion Loan holder affected by such Servicer Termination Event. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with an enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event is continuing, the approval of such successor by the Directing Holder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or the special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then

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succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due, including Advances and interest thereon, will survive such resignation under the PSA. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of any related Companion Loan or the RR Interest Owner, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees

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and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and the RR Interest Owner (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders, the RR Interest Owner and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu or subordinate nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of any related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Co-Lender Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or the special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or the special servicer. The PSA provides that no provision

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of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and the 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPA. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to

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Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Property Protection Advances, to the extent not recovered from the related mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the certificate registrar, the operating advisor (solely in its capacity as the operating advisor) or the custodian that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Owner Repurchase Request”), the receiving party will be required to promptly forward that Owner Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward that Owner Repurchase Request to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the Class RR certificates) to deliver an Owner Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Owner Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Controlling Class Representative or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Controlling Class Representative or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of an Owner Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase

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Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the applicable mortgage loan seller receives the Repurchase Request as described in “—Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder” or “—Repurchase Request Delivered by a Party to the PSA” above, a “Resolution Failure” will be deemed to have occurred. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the applicable mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the special servicer, the Controlling Class Representative or a Controlling Class Certificateholder relating to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The master servicer will also be required to deliver to the special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, information, documents and records, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action available to all other Certificateholders and Certificate Owners and the RR Interest Owner, by posting such notice on the certificate administrator’s website, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”).

The Proposed Course of Action will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority, by Certificate Balance of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly

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marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. Within three (3) business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the applicable Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority, by Certificate Balance of the responding Certificateholders.

If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders and Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority, by Certificate Balance, of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder, Certificate Owner (other than the Class RR certificates) (each of clauses (i) or (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request

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and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder, Certificate Owner or RR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration; (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party; and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the RR Interest Owner to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates (except for any holders of the Controlling Class) will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

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Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Holder, provided that no Consultation Termination Event is continuing and any applicable Excluded Loan is not involved, and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders and Certificate Owners will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the master servicer or the special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Holder.

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Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan is expected to be serviced pursuant to the related Non-Serviced PSA and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Property Protection Advances under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Benchmark 2023-V3 mortgage pool, if necessary); provided that, in the case of the Non-Serviced PSAs for the Miracle Mile Whole Loan and the Scottsdale Fashion Square Whole Loan, there are no mortgage loans other than the related Non-Serviced Whole Loans serviced under the related Non-Serviced PSAs.
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA, except that caps, floors and offsets may differ or not apply.
●	In connection with a workout of either of the Back Bay Office Whole Loan or the Heritage Plaza Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.75% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the applicable corrected Whole Loan for so long as it remains a corrected Whole Loan, provided that in each case, such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to any particular workout of each such Whole Loan.
●	In the case of either of the Back Bay Office Whole Loan or the Heritage Plaza Whole Loan, the related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 0.75% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property, provided that in each case, such fee is subject to a floor of $25,000 and a cap of $1,000,000 with respect to each such Whole Loan.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation may, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute
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additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and the special servicer for this transaction.

●	The Non-Serviced Directing Holder under the related Non-Serviced PSA will have or is expected to have rights substantially similar to the Directing Holder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Holder will be permitted to consent may correspondingly differ. The related Non-Serviced PSA also provides or is expected to provide for the removal of the applicable Non-Serviced Special Servicer by the related Non-Serviced Directing Holder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Holder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are or are expected to be substantially similar to, but not necessarily identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be or are expected to be substantially similar to, but not necessarily identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Holder’s or Non-Serviced Special Servicer’s consent, may differ in certain respects from those decisions that constitute Master Servicer Major Decisions under the PSA.
●	The related Non-Serviced Special Servicer will be required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are or are expected to be substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Master Servicer or the Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA (although the portion of the servicing fee to be applied to make such payments may be less).
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●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are or are expected to be substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it obtains knowledge that it has (or, in certain cases, if it has) become affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Benchmark 2023-V3 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are or are expected to be similar, but not necessarily identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	With respect to each Non-Serviced Mortgage Loan as to which the related lead securitization that includes the controlling Pari Passu Companion Loan does not involve the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may not provide for “risk retention consultation parties” with certain consultation rights.
●	With respect to each of the Miracle Mile Whole Loan and the Scottsdale Fashion Square Whole Loan, there is no (i) asset representations reviewer under the related Non-Serviced PSA and (ii) certificateholder-directed dispute resolution procedures similar to those
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described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA may also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Furthermore, each of the Back Bay Office Whole Loan and the Platinum Tower Whole Loan is expected to be included a securitization that is expected to close prior to the Closing Date. The servicing terms of the related pooling and servicing agreement for each such securitization are not definitively known and may not be wholly consistent with the description of the Non-Serviced PSAs above.

Notwithstanding the foregoing, the servicing of each Servicing Shift Whole Loan is expected to be governed by the PSA only temporarily, until the securitization of the related Controlling Companion Loan. Thereafter, such Servicing Shift Whole Loan will be serviced by the related master servicer and, if and to the extent necessary, the related special servicer under and pursuant to the terms of the related Servicing Shift PSA governing such future securitization. Although, in the case of each Servicing Shift Whole Loan, the related Co-Lender Agreement imposes some requirements regarding the terms of the related Servicing Shift PSA governing such future securitization, the securitization to which the related Controlling Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Servicing Shift PSA are unknown and may not be consistent with the description of Non-Serviced PSAs above.

Servicing of the Miracle Mile Whole Loan

The Miracle Mile Mortgage Loan is being serviced pursuant to the MIRA 2023-MILE TSA. The servicing terms of the MIRA 2023-MILE TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements may differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the MIRA 2023-MILE TSA earns a primary servicing fee with respect to the Miracle Mile Mortgage Loan equal to 0.01650% per annum.
●	Upon the Miracle Mile Mortgage Loan becoming a specially serviced loan under the MIRA 2023-MILE TSA, the related Non-Serviced Special Servicer under the MIRA 2023-MILE TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.2500% per annum.
●	The related Non-Serviced Special Servicer under the MIRA 2023-MILE TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.5000%.
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●	The related Non-Serviced Special Servicer under the MIRA 2023-MILE TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.5000%.

See also “Description of the Mortgage Pool—The Whole Loans”.

Servicing of the Scottsdale Fashion Square Whole Loan

The Scottsdale Fashion Square Mortgage Loan is being serviced pursuant to the SCOTT 2023-SFS TSA. The servicing terms of the SCOTT 2023-SFS TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the SCOTT 2023-SFS TSA will earn a primary servicing fee with respect to the Scottsdale Fashion Square Mortgage Loan equal to 0.00525% per annum.
●	Upon the Scottsdale Fashion Square Mortgage Loan becoming a specially serviced loan under the SCOTT 2023-SFS TSA, the related Non-Serviced Special Servicer under the SCOTT 2023-SFS TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.250% per annum.
●	The related Non-Serviced Special Servicer under the SCOTT 2023-SFS TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%.
●	The related Non-Serviced Special Servicer under the SCOTT 2023-SFS TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist)

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with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or the special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, or (iii) KBRA has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or the special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean each of S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Co-Lender Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the

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provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or RR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each sub-servicer (required to provide such officer’s certificate under Regulation AB) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer (required to provide such officer’s certificate under Regulation AB) that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such sub-servicer to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

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●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and the RR Interest Owner to Institute a Proceeding

Other than with respect to any rights to deliver an Owner Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or RR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or the RR Interest, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee indemnity reasonably satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or the RR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or the RR Interest Owner, unless the Certificateholders or the RR Interest Owner have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and the RR Interest Owner of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) and the RR Interest for the Mortgage Loans and each REO Property remaining in the

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issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates and the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and the RR Interest and (c) the master servicer is paid a fee equal to (i) the product of (x) the Prime Rate, (y) the aggregate Certificate Balance of the then-outstanding certificates (other than the Class X Certificates and Class R certificates) as of the date of the exchange and (z) three (3), divided by (ii) 360) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates representing greater than 50% of the Percentage Interest of such class (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificates, (3) the reasonable out of pocket expenses of the master servicer or special servicer related to such purchase, unless the master servicer or special servicer, as applicable, is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the Non-Serviced Master Servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances, and interest thereon, and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate Cut-off Date Balance of all of the Mortgage Loans. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders and the RR Interest Owner, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders, the RR Interest Owner or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

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(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the RR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or RR Interest Owner, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, RR Interest Owner or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, the RR Interest Owner or any holder of a Serviced Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or RR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than any applicable Excluded Loan and for so long as no Control Termination Event is continuing, the Directing Holder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order

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to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)    to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); or

(k)   to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel, or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel.

The PSA may also be amended by the parties to the PSA with the consent of the RR Interest Owner (if affected by such amendment) and the holders of certificates of each class affected by such amendment evidencing, in the case of Certificateholders, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or the RR Interest Owner, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class, or the RR Interest without the consent of the holder of such certificate or the RR Interest Owner or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of any related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of a mortgage loan seller under the related MLPA without the consent of such mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates and the RR Interest Owner or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of a mortgage loan seller under the related MLPA or the rights of such mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by any Non-Serviced Co-Lender Agreement without the consent of the

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holder of the related Non-Serviced Companion Loan. Further, no amendment to the PSA may be made that materially and adversely affects the RR Interest Owner without the RR Interest Owner’s consent.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by federal or state authority, an entity that is not on the depositor’s “prohibited party” list, and (ii)(A) in the case of the trustee (1) will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be) and (2) an institution whose long-term senior unsecured debt rating or issuer credit rating is at least “BBB” by S&P, “A” by Fitch (or short-term debt rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of “BBB-” by Fitch if the master servicer has a long-term rating of at least “A” by Fitch or a short term rating of “F1” by Fitch) and, if rated by KBRA, a long term senior unsecured debt rating or issuer credit rating of at least “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two (2) other NRSROs, which may include S&P and Fitch), (B) in the case of the certificate administrator, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “BBB-” by KBRA (or an equivalent rating by any other NRSRO, which may include S&P or Fitch) or (C) in the case of each of the certificate administrator and the trustee, as otherwise acceptable to each Rating Agency as evidenced by the receipt of a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving 30 days’ prior written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the RR Interest Owner, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator. If no successor trustee or certificate administrator has accepted an appointment within 120 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be

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authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator reasonably acceptable to the master servicer.

In addition, holders of certificates entitled to at least 50% of the Voting Rights may at any time upon 30 days’ written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The trustee or certificate administrator will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA and each Rating Agency in connection with any removal for cause or resignation of such trustee or certificate administrator as and to the extent required under the PSA.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial, multifamily residential and manufactured housing properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York

Nine (9) Mortgaged Properties (20.9%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

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California

Two (2) Mortgaged Properties (11.6%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

New Jersey

Six (6) Mortgaged Properties (11.0%) are located in New Jersey. New Jersey uses mortgages to secure commercial real estate loans. Foreclosure requires a judicial action in the chancery division of the state court; the state has no power of sale. The state court has a central filing office called the “Office of Foreclosure” located in Trenton, which administers the foreclosure action unless it becomes contested. A contested foreclosure action is sent for adjudication to the chancery judge in the county where the real property is located. Once a lender starts a foreclosure and obtains a judgment, the court sets the terms and conditions of the sale in the judgment, including the location of the sale and the amount due the lender. The sheriff of the county where the property is located actually conducts the sale. Usually, it takes place at least 30 days after entry of judgment. During that time, the lender must advertise the sale at least once a week. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions. (These timing details vary somewhat by county, depending on the local sheriff’s procedures.) For ten days after the sale, the borrower can still redeem the property by paying all amounts due. For commercial loans, New Jersey does not have a “one action rule” or “anti-deficiency legislation”. To obtain a personal judgment against the borrower or guarantor, the lender must commence a separate action in state court, law division. That court will usually wait until the foreclosure has been completed to calculate the defendant’s liability or may enter judgment giving the borrower or guarantor a fair market value credit based on evidence presented as to the value of the real property in foreclosure. In certain circumstances, the lender may have a receiver appointed.

Texas

Seven (7) Mortgaged Properties (10.6%) are located in Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a

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non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or co-lender agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two (2) parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor

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grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two (2) parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five (5) years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

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Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two (2) primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

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Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a

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lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against

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the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no

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interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other reasons, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy

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case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a

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consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three (3) years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the

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automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of

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making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long-term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on

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April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

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A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

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Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn

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Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot

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Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, we cannot assure you that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

GSMC and its affiliates are playing several roles in this transaction. GS Mortgage Securities Corporation II is the depositor and a wholly-owned subsidiary of GSMC. GSMC, a sponsor, is an affiliate of GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter for the offering of the offered certificates. In addition, GS Bank (as GSMC’s MOA) is expected to be the initial RR Interest Owner and GSMC is expected to be an initial Risk Retention Consultation Party. GS Bank currently holds the Companion Loans (if any) for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Barclays, an originator and a sponsor, is an affiliate of Barclays Capital Inc., an underwriter for the offering of the offered certificates. In addition, BBPLC (as Barclays’ MOA) is expected to be an initial holder of the Class RR Certificates and BBPLC is expected to be an initial Risk Retention Consultation Party. Barclays currently holds the Companion Loans (if any) for which the noteholder is identified as “Barclays” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

CREFI, an originator and a sponsor, is an affiliate of Citigroup Global Markets Inc., an underwriter for the offering of the offered certificates. In addition, CREFI is expected to be an initial holder of the Class RR Certificates and is expected to be an initial Risk Retention Consultation Party. CREFI currently holds the Companion Loans (if any) for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

GACC, a sponsor, is an affiliate of Deutsche Bank Securities Inc., an underwriter for the offering of the offered certificates, and DBNY and DBRI, each an originator and the holder of the Companion Loans (if any) for which the noteholder is identified as “GACC”, “DBRI” or “DBNY”, as applicable, in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

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BMO, a sponsor, is an affiliate of BMO Capital Markets Corp., an underwriter for the offering of the offered certificates. BMO currently holds the Companion Loans (if any) for which the noteholder is identified as “BMO” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

JPMCB, an originator and a sponsor, is an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the offered certificates. JPMCB currently holds the Companion Loans (if any) for which the noteholder is identified as “JPMCB” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. However, JPMCB intends to sell such Companion Loans in connection with future securitizations.

Midland, the master servicer, is also (i) the servicer of the Miracle Mile Whole Loan, which is serviced under the MIRA 2023-MILE TSA, (ii) the master servicer of the Austin Multifamily Portfolio Whole Loan, the Heritage Plaza Whole Loan, the Harborside 2-3 Whole Loan and the Green Acres Whole Loan, which are serviced under the Benchmark 2023-V2 PSA, (iii) the master servicer of the Back Bay Office Whole Loan and the Platinum Tower Whole Loan, which are serviced under the Benchmark 2023-B39 PSA and (iv) the primary servicer of the Queens Crossing Whole Loan, which is serviced under the BANK5 2023-5YR2 PSA.

Greystone Servicing Company LLC, or an affiliate, assisted Greystone High Yield Investments I LLC, or its affiliate with due diligence regarding the Mortgage Loans.

Greystone High Yield Investments I LLC, or its affiliate, is expected to purchase the Class E, Class F, Class G and Class H certificates and is expected to be appointed as the initial Controlling Class Representative and, therefore, the initial Directing Holder with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan, any Servicing Shift Mortgage Loan and any applicable Excluded Loan) and any related Serviced Companion Loan. Greystone Servicing Company LLC, the expected special servicer for this transaction, is an affiliate of Greystone High Yield Investments I LLC. Greystone Servicing Company LLC or an affiliate assisted Greystone High Yield Investments I LLC, or its affiliate, with its due diligence of the Mortgage Loans prior to the Closing Date.

Greystone Servicing Company LLC is also an affiliate of Greystone Select Company II LLC, the originator of the Westin Mount Laurel Mortgage Loan.

Computershare Trust Company, National Association, the trustee, certificate administrator and custodian, is also (i) the trustee, the certificate administrator and the custodian under the Benchmark 2023-B39 PSA with respect to the Back Bay Office Whole Loan and the Platinum Tower Whole Loan, (ii) the trustee, the certificate administrator and the custodian under the Benchmark 2023-V2 PSA with respect to the Austin Multifamily Portfolio Whole Loan the Heritage Plaza Whole Loan (prior to the securitization of the related Control Note), the Harborside 2-3 Whole Loan and the Green Acres Whole Loan, (iii) the trustee, the certificate administrator and the custodian under the BBCMS 2023-C20 PSA with respect to the One & Two Commerce Square Whole Loan (prior to the securitization of the related Control Note), (iv) the trustee, the certificate administrator and the custodian under the MIRA 2023-MILE TSA with respect to the Miracle Mile Whole Loan, (v) the trustee, the certificate administrator and the custodian under the BANK5 2023-5YR2 PSA with respect to the Queens Crossing Whole Loan and (vi) the certificate administrator and the custodian under the SCOTT 2023-SFS TSA with respect to the Scottsdale Fashion Square Whole Loan.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

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Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between Barclays and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between BMO and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Computershare Trust Company, National Association acts as interim custodian of the loan documents with respect to all the GSMC Mortgage Loans, the CREFI Mortgage Loans, the GACC Mortgage Loans, the JPMCB Mortgage Loans, the Barclays Mortgage Loans and the BMO Mortgage Loans, except for the related Mortgage File with respect to any GSMC Mortgage Loan, CREFI Mortgage Loan, GACC Mortgage Loan, JPMCB Mortgage Loan, Barclays Mortgage Loan or BMO Mortgage Loan that is currently (or becomes prior to the Closing Date) a Non-Serviced Mortgage Loan.

See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

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Yield, Prepayment and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a Subordinate Companion Loan or mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn

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distributed on the certificates or, in the case of the Class X-A and Class X-B certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium and certificates with Notional Amounts, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Non-VRR Realized Loss (and a corresponding VRR Realized Loss) occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Principal Balance Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders and the RR Interest Owner in reduction of the Certificate Balances of the Principal Balance Certificates and the VRR Interest Balance. Realized Losses and the corresponding VRR Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the class or classes of certificates indicated in the table below as a result of the application of Non-VRR Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Classes
Class X-A	$765,594,000	Class A-1, Class A-2, Class A-3 and Class A-S certificates
Class X-B	$72,204,000	Class B and Class C certificates
Class X-D	$20,630,000	Class D and Class E certificates

Certificateholders and the RR Interest Owner are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

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Losses and shortfalls on any AB Whole Loan and Prepayment Interest Shortfalls for each Distribution Date with respect to an AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan (and correspondingly to the certificates and the RR Interest to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall) and any Pari Passu Companion Loans on a pro rata basis.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such

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certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related class or classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Classes
Class X-A	$765,594,000	Class A-1, Class A-2, Class A-3 and Class A-S certificates
Class X-B	$72,204,000	Class B and Class C certificates
Class X-D	$20,630,000	Class D and Class E certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of Non-VRR Certificates and the VRR Interest will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest”.

Prepayments may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period has expired. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume prepayments on the Mortgage Loans at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of

504

the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day (each assumed to be a business day) of the related month, beginning in August 2023;
●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;
●	there are no delinquencies;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the RR Interest Owner, the special servicer or the master servicer will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);
●	all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the issuing entity or any prepayment that is accepted by the master servicer or the special servicer pursuant to a workout, settlement or loan modification;
●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;
●	the Closing Date occurs on August 3, 2023;
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or yield maintenance charge or other prepayment premium or related re-amortizations) occur;
●	the optional termination is not exercised;
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans; and
505

●	with respect to each Mortgage Loan that is part of a Whole Loan that includes one or more Subordinate Companion Loan, for purposes of assumed CPR prepayment rates, prepayments are determined on the basis of the principal balance of that Mortgage Loan only, without regard to the related Subordinate Companion Loan(s).

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates that is also a Principal Balance Certificate may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percentages of the Initial Certificate Balance of
the Class A-1 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2024	85%	85%	85%	85%	85%
July 2025	67%	67%	67%	67%	67%
July 2026	41%	41%	41%	41%	41%
July 2027	12%	12%	12%	12%	12%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.53	2.52	2.52	2.52	2.52
First Principal Payment Date	August 2023	August 2023	August 2023	August 2023	August 2023
Last Principal Payment Date	December 2027	September 2027	September 2027	September 2027	September 2027

Percentages of the Initial Certificate Balance of
the Class A-2 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.73	4.64	4.54	4.45	4.29
First Principal Payment Date	December 2027	September 2027	September 2027	September 2027	September 2027
Last Principal Payment Date	June 2028	May 2028	April 2028	March 2028	December 2027

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Percentages of the Initial Certificate Balance of
the Class A-3 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.89	4.87	4.84	4.78	4.44
First Principal Payment Date	June 2028	May 2028	April 2028	March 2028	December 2027
Last Principal Payment Date	July 2028	July 2028	July 2028	June 2028	February 2028

Percentages of the Initial Certificate Balance of
the Class A-S certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.95	4.95	4.95	4.92	4.56
First Principal Payment Date	July 2028	July 2028	July 2028	June 2028	February 2028
Last Principal Payment Date	July 2028	July 2028	July 2028	July 2028	March 2028

Percentages of the Initial Certificate Balance of
the Class B certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.95	4.95	4.95	4.95	4.62
First Principal Payment Date	July 2028	July 2028	July 2028	July 2028	March 2028
Last Principal Payment Date	July 2028	July 2028	July 2028	July 2028	March 2028

Percentages of the Initial Certificate Balance of
the Class C certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026	100%	100%	100%	100%	100%
July 2027	100%	100%	100%	100%	100%
July 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.95	4.95	4.95	4.95	4.62
First Principal Payment Date	July 2028	July 2028	July 2028	July 2028	March 2028
Last Principal Payment Date	July 2028	July 2028	July 2028	July 2028	April 2028

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Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from July 1, 2023 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-1 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.99981	6.37434%	6.37586%	6.37586%	6.37586%	6.37586%
99.24981	6.26221%	6.26323%	6.26323%	6.26323%	6.26323%
99.49981	6.15050%	6.15103%	6.15103%	6.15103%	6.15103%
99.74981	6.03922%	6.03925%	6.03925%	6.03925%	6.03925%
99.99981	5.92835%	5.92790%	5.92790%	5.92790%	5.92790%
100.24981	5.81790%	5.81695%	5.81695%	5.81695%	5.81695%
100.49981	5.70786%	5.70642%	5.70642%	5.70642%	5.70642%
100.74981	5.59823%	5.59631%	5.59631%	5.59631%	5.59631%
100.99981	5.48901%	5.48660%	5.48660%	5.48660%	5.48660%

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Pre-Tax Yield to Maturity (CBE) for the Class A-2 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-2 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.99960	5.91225%	5.91126%	5.91013%	5.90917%	5.90717%
100.24960	5.85030%	5.84824%	5.84588%	5.84388%	5.83970%
100.49960	5.78854%	5.78541%	5.78183%	5.77878%	5.77243%
100.74960	5.72696%	5.72277%	5.71796%	5.71387%	5.70536%
100.99960	5.66557%	5.66032%	5.65429%	5.64916%	5.63849%
101.24960	5.60436%	5.59805%	5.59081%	5.58465%	5.57183%
101.49960	5.54334%	5.53597%	5.52752%	5.52032%	5.50536%
101.74960	5.48249%	5.47407%	5.46441%	5.45619%	5.43909%
101.99960	5.42182%	5.41236%	5.40149%	5.39225%	5.37302%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-3 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.99994	5.90494%	5.90313%	5.90020%	5.89388%	5.85779%
102.24994	5.84546%	5.84344%	5.84019%	5.83319%	5.79314%
102.49994	5.78615%	5.78394%	5.78037%	5.77267%	5.72868%
102.74994	5.72702%	5.72461%	5.72072%	5.71233%	5.66441%
102.99994	5.66806%	5.66545%	5.66124%	5.65218%	5.60033%
103.24994	5.60927%	5.60647%	5.60195%	5.59219%	5.53645%
103.49994	5.55066%	5.54766%	5.54282%	5.53239%	5.47274%
103.74994	5.49222%	5.48902%	5.48387%	5.47275%	5.40923%
103.99994	5.43395%	5.43056%	5.42509%	5.41330%	5.34590%

Pre-Tax Yield to Maturity (CBE) for the Class X-A certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Notional Amount of Class X-A certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
3.12214	15.43597%	15.11949%	14.72502%	14.22885%	12.10816%
3.22214	13.90692%	13.58499%	13.18361%	12.67862%	10.51954%
3.32214	12.45235%	12.12521%	11.71720%	11.20374%	9.00779%
3.42214	11.06614%	10.73400%	10.31963%	9.79804%	7.56664%
3.52214	9.74285%	9.40591%	8.98543%	8.45603%	6.19050%
3.62214	8.47765%	8.13610%	7.70974%	7.17281%	4.87440%
3.72214	7.26619%	6.92020%	6.48820%	5.94402%	3.61389%
3.82214	6.10458%	5.75433%	5.31688%	4.76572%	2.40498%
3.92214	4.98933%	4.63496%	4.19226%	3.63437%	1.24405%

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Pre-Tax Yield to Maturity (CBE) for the Class X-B certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Notional Amount of Class X-B certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
0.39999	44.75676%	44.84315%	44.96110%	45.15251%	44.45336%
0.49999	30.67406%	30.77427%	30.91102%	31.13271%	30.23472%
0.59999	20.77022%	20.88046%	21.03082%	21.27438%	20.21405%
0.69999	13.28222%	13.40003%	13.56067%	13.82072%	12.62536%
0.79999	7.33925%	7.46300%	7.63167%	7.90460%	6.59475%
0.89999	2.45632%	2.58483%	2.75995%	3.04321%	1.63469%
0.99999	-1.66083%	-1.52840%	-1.34798%	-1.05625%	-2.55103%
1.09999	-5.20252%	-5.06681%	-4.88197%	-4.58318%	-6.15426%
1.19999	-8.29812%	-8.15964%	-7.97105%	-7.66627%	-9.30554%

Pre-Tax Yield to Maturity (CBE) for the Class A-S certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-S certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
101.99960	6.64724%	6.64724%	6.64724%	6.64458%	6.60787%
102.24960	6.58719%	6.58719%	6.58719%	6.58423%	6.54356%
102.49960	6.52731%	6.52731%	6.52731%	6.52407%	6.47943%
102.74960	6.46761%	6.46761%	6.46761%	6.46408%	6.41550%
102.99960	6.40809%	6.40809%	6.40809%	6.40428%	6.35176%
103.24960	6.34875%	6.34875%	6.34875%	6.34465%	6.28821%
103.49960	6.28958%	6.28958%	6.28958%	6.28519%	6.22484%
103.74960	6.23058%	6.23058%	6.23058%	6.22592%	6.16166%
103.99960	6.17176%	6.17176%	6.17176%	6.16682%	6.09867%

Pre-Tax Yield to Maturity (CBE) for the Class B certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class B certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.99993	7.20496%	7.20496%	7.20496%	7.20496%	7.21590%
99.24993	7.14295%	7.14295%	7.14295%	7.14295%	7.15014%
99.49993	7.08114%	7.08114%	7.08114%	7.08114%	7.08459%
99.74993	7.01952%	7.01952%	7.01952%	7.01952%	7.01923%
99.99993	6.95809%	6.95809%	6.95809%	6.95809%	6.95407%
100.24993	6.89684%	6.89684%	6.89684%	6.89684%	6.88912%
100.49993	6.83579%	6.83579%	6.83579%	6.83579%	6.82436%
100.74993	6.77492%	6.77492%	6.77492%	6.77492%	6.75980%
100.99993	6.71423%	6.71423%	6.71423%	6.71423%	6.69543%
510

Pre-Tax Yield to Maturity (CBE) for the Class C certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class C certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
92.66876	9.22847%	9.22955%	9.23103%	9.23344%	9.35194%
92.91876	9.16054%	9.16161%	9.16309%	9.16551%	9.28003%
93.16876	9.09283%	9.09391%	9.09538%	9.09780%	9.20836%
93.41876	9.02535%	9.02642%	9.02790%	9.03032%	9.13693%
93.66876	8.95809%	8.95916%	8.96064%	8.96305%	9.06573%
93.91876	8.89105%	8.89213%	8.89360%	8.89602%	8.99477%
94.16876	8.82423%	8.82531%	8.82678%	8.82920%	8.92404%
94.41876	8.75764%	8.75871%	8.76019%	8.76260%	8.85355%
94.66876	8.69126%	8.69233%	8.69380%	8.69622%	8.78328%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H certificates and the VRR Interest (collectively, the “Regular Interests”), each of which represents a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Co-Lender Agreement, (iii) compliance with the provisions of each Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under each Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

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Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security and reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs

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more than two (2) years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two (2) or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the applicable loans are secured by residential real property. As of the Cut-off Date, four (4) of the Mortgaged Properties (9.1%) securing three (3) Mortgage Loans (in whole or in part) are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of

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the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated

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interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class C certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat each class of Class X Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPY of 0% (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.
A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual

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periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will apply. The election, if made, will apply to all market discount

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instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond

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premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the master servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated

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as paid upon the retirement or partial retirement of an Offered Certificate. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Interest has been held for the long-term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale or exchange of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by each Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two (2) years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three (3) months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the

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waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three (3) months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders and the RR Interest Owner.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interestholders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interestholders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R Certificates, rather than the REMICs, liable for any taxes arising from audit adjustments to the related REMICs’ taxable incomes. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio

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interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three (3) full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “Non-U.S. Tax Person” is a person other than a U.S. Tax Person.

A “U.S. Tax Person” is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be

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required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder or RR Interest Owner (i) is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number or (ii) is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person

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designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local and Foreign Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local and foreign income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local and foreign income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a sponsor, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates or the RR Interest Owner to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local, foreign or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state, local and foreign, and any other, tax consequences of an investment in the Offered Certificates.

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Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Goldman Sachs & Co. LLC	Barclays Capital Inc.	Citigroup Global Markets Inc.	Deutsche Bank Securities Inc.	BMO Capital Markets Corp.	J.P. Morgan Securities LLC
Class A-1	$229,853	$532,594	$494,875	$424,904	$289,205	$111,569
Class A-2	$22,069,422	$51,137,232	$47,515,567	$40,797,345	$27,768,098	$10,712,336
Class A-3	$48,523,154	$112,433,386	$104,470,577	$89,699,491	$61,052,606	$23,552,786
Class X-A	$84,481,083	$195,751,789	$181,888,166	$156,171,014	$106,295,446	$41,006,502
Class X-B	$7,967,502	$18,461,563	$17,154,070	$14,728,658	$10,024,839	$3,867,368
Class A-S	$13,658,655	$31,648,577	$29,407,147	$25,249,273	$17,185,537	$6,629,811
Class B	$4,299,895	$9,963,323	$9,257,696	$7,948,751	$5,410,197	$2,087,138
Class C	$3,667,606	$8,498,241	$7,896,375	$6,779,907	$4,614,641	$1,780,230
Class	AmeriVet Securities, Inc.	Drexel Hamilton, LLC
Class A-1	$0	$0
Class A-2	$0	$0
Class A-3	$0	$0
Class X-A	$0	$0
Class X-B	$0	$0
Class A-S	$0	$0
Class B	$0	$0
Class C	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 105.3% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from July 1, 2023, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at approximately $5,400,000, excluding underwriting discounts and commissions.

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We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in any regulatory requirements applicable to the marketing, holding and selling of, and issuing quotations with respect to, the Offered Certificates or CMBS generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the Offered Certificates). See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and the RR Interest Owner; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of the depositor, an affiliate of GSMC (a sponsor and an initial Risk Retention Consultation Party), and an affiliate of GS Bank (an originator, the initial RR Interest Owner and the holder of the Companion Loans (if any) for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”).

Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays (a sponsor, an originator and the holder of the Companion Loans (if any) for which the noteholder is identified as “Barclays” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) and BBPLC, an initial Class RR Certificateholder and Risk Retention Consultation Party.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI (a sponsor, an originator, an initial Risk Retention Consultation Party, an initial Class RR Certificateholder and the holder of the Companion Loans (if any) for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”).

Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of (i) GACC (a sponsor) and (ii) DBNY and DBRI (each an originator and the holder of the Companion Loans (if any) for which the noteholder is identified as “GACC”, “DBRI” or “DBNY”, as applicable, in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”).

BMO Capital Markets Corp., one of the underwriters, is an affiliate of BMO (a sponsor, an originator and the holder of the Companion Loans (if any) for which the noteholder is identified as “BMO” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”).

J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB (a sponsor, an originator and the holder of the Companion Loans (if any) for which the noteholder is identified as “JPMCB” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”).

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A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp. and J.P. Morgan Securities LLC, which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Goldman Sachs & Co. LLC, of the purchase price for the Offered Certificates, and the following payments: (i) the payment by the depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by GSMC, (ii) the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by Barclays, (iii) the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by CREFI, (iv) the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by GACC, (v) the payment by the depositor to BMO, an affiliate of BMO Capital Markets Corp., in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by BMO and (vi) the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) sold to the depositor by JPMCB. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., BMO Capital Markets Corp. and J.P. Morgan Securities LLC each have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-261764-02) – in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. 601(b)(102) and 601(b)(103)) – are hereby incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 200 West Street, New York, New York 10282, Attention: Scott Epperson, or by telephone at (212) 902-1000.

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Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-261764) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their

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affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

With respect to the Scottsdale Fashion Square Mortgage Loan (1.0%) and the Miracle Mile Mortgage Loan (2.1%), prospective investors should note that the California Public Employees’ Retirement System (“CalPERS”), which is a governmental plan, as of loan origination, holds a 99% equity interest in Institutional Mall Investors LLC, one of the borrower sponsors. Persons who have an ongoing relationship with CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to Goldman Sachs & Co. LLC an individual prohibited transaction exemption, Prohibited Transaction Exemption 89-88 (October 17, 1989) as amended by PTE 2013-08 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman Sachs & Co. LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

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The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four (4) highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four (4) highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any

529

person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

530

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the issuing entity, the sponsors, the underwriters, the trustee, the certificate administrator, the master servicer, the special servicer, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exemption prohibited transaction under ERISA or Section 4975 of the Code), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

No class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two (2) highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two (2) highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four (4) rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

531

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders and the RR Interest Owner of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and, except in the case of the Class X-A and Class X-B certificates, the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the distribution date in July 2056. See “Yield, Prepayment and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder or the RR Interest Owner might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan

532

modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the certificates, the depositor (or its affiliate) had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor hired three (3) of the NRSROs to rate certain classes of the certificates and not the other NRSROs due, in part, to their initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. Further, in the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that NRSRO for those classes of certificates. If the depositor had selected such NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs engaged to rate such certificates. In addition, the decision not to

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engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1
17g-5 Information Provider	360
1986 Act	513
1996 Act	494
3
30/360 basis	36
30/360 Basis	394
4
401(c) Regulations	530
A
AB Modified Loan	406
AB Whole Loan	227
Acceptable Condominium Policy	204
Acceptable Insurance Default	256, 409
Accrued AB Loan Interest	342
actual/360 basis	36
Actual/360 Basis	212
Actual/360 Loans	384
ADA	497
Additional Exclusions	409
ADEC	185
Administrative Cost Rate	337
ADR	160
Advances	380
Affirmative Asset Review Vote	445
Aggregate Available Funds	331
Aggregate Back Bay Office Junior Note Percentage Interest	242
Aggregate Back Bay Office Senior Note Percentage Interest	242
Aggregate Principal Distribution Amount	338
Aggregate Principal Shortfall	339
Allocated Cut-off Date Loan Amount	160
Annual Debt Service	160
Appraisal Reduction Amount	402
Appraisal Reduction Event	401
Appraised Value	160
Appraised-Out Class	407
Approved Exchange	21
Arheesu Lease	189
ASR Consultation Process	420
Assessment of Compliance	474

Asset Representations Reviewer Asset Review Fee	400
Asset Representations Reviewer Fee	400
Asset Representations Reviewer Fee Rate	400
Asset Representations Reviewer Termination Event	450
Asset Review	447
Asset Review Notice	446
Asset Review Quorum	446
Asset Review Report	448
Asset Review Report Summary	448
Asset Review Standard	447
Asset Review Trigger	444
Asset Review Vote Election	445
Asset Status Report	417
Assumed Final Distribution Date	345
Assumed Scheduled Payment	339
Attestation Report	475
AWC	185
B
Back Bay Office Co-Lender Agreement	241
Back Bay Office Companion Noteholders	241
Back Bay Office Companion Notes	241
Back Bay Office Consulting Parties	254
Back Bay Office Control Appraisal Period	253
Back Bay Office Controlling Noteholder	254
Back Bay Office Defaulted Securitized A Loan	263
Back Bay Office Extraordinary Major Decision	258
Back Bay Office Junior Note Rate	241
Back Bay Office Junior Note Relative Spread	241
Back Bay Office Junior Noteholders	241
Back Bay Office Junior Notes	241
Back Bay Office Major Decision	255
Back Bay Office Majority Decision	260
Back Bay Office Mortgage Loan	241
Back Bay Office Mortgage Rate	241
Back Bay Office Net Junior Note Rate	241
Back Bay Office Net Senior Note Rate	241
Back Bay Office Noteholders	241

535

Back Bay Office Notes	240
Back Bay Office Pari Passu Companion Noteholders	241
Back Bay Office Pari Passu Companion Notes	241
Back Bay Office Recovered Costs	242
Back Bay Office Senior Note Default Rate	242
Back Bay Office Senior Note Relative Spread	241
Back Bay Office Senior Noteholders	241
Back Bay Office Senior Notes	241
Back Bay Office Sequential Pay Event	247
Back Bay Office Threshold Event Collateral	260
Back Bay Office Threshold Event Cure	260
Back Bay Office Unsecuritized Senior Note	251
Back Bay Office Whole Loan	240
Bank Act	298
BANK5 2023-5YR2 PSA	228
Bankruptcy Code	67
Barclays	274
Barclays Data Tape	276
Barclays Holdings	274
Barclays Mortgage Loans	275
Barclays Review Team	275
Barclays VRR Interest Portion	326
Barclays’ Qualification Criteria	277
Base Interest Fraction	345
BBCMS 2023-C20 PSA	228
BBPLC	280
BEA	181
Benchmark 2023-B39 PSA	228, 241
Benchmark 2023-V2 PSA	228
BMO	298
BMO Data File	300
BMO Financial	299
BMO Harris	299
BMO Mortgage Loans	298
BMO Securitization Database	300
Borrower Party	353
Borrower Party Affiliate	353
B-piece buyer	128
Bridge Bank	112
Bridge Lender	226
Bridge Loan	226
BSCMI	306
C
CalPERS	528
CDOs	322

CDTC	316
CEA	183
CERCLA	494
Certificate Administrator/Trustee Fee	399
Certificate Administrator/Trustee Fee Rate	399
Certificate Balance	330
Certificate Owners	362
Certificateholder	354
CGMRC	281
C-III	322
Civic Opera Building Loan	191
Class RR certificateholder	4
Class RR Certificateholder	325
Class X certificates	3
Class X Certificates	329
Clearstream	361
Clearstream Participants	363
CLOs	322
Closing Date	158
CMBS	150, 318
CNBV	23
Code	149, 511
Co-Lender Agreement	227
Collateral Deficiency Amount	406
Collection Account	383
Collection Period	332
Common Interest	178
Communication Request	364
Companion Loan	156
Companion Loan Holder	227
Companion Loan Holders	227
companion loans	48
Compensating Interest Payment	346
Computershare	316
Computershare Limited	316
Computershare Trust Company	316
Constant Prepayment Rate	504
Consultation Termination Event	433
Control Eligible Certificates	427
Control Note	228
Control Termination Event	433
Control-Eligible Senior Noteholder	258
Controlling Class	426
Controlling Class Certificateholder	426
controlling class representative	30
Controlling Class Representative	426
Controlling Companion Loan	228
Controlling Holder	228
corrected loan	37
Corrected Loan	417
COVID-19	61
CPR	504
CPY	504
CREC	181

536

Credit Risk Retention Rules	326
CREFC®	350
CREFC® Intellectual Property Royalty License Fee	401
CREFC® Intellectual Property Royalty License Fee Rate	401
CREFC® Investor Reporting Package	387
CREFC® Reports	350
CREFI	280
CREFI Data File	282
CREFI Mortgage Loans	280
CREFI Securitization Database	281
CREFI VRR Interest Portion	326
Crossed Group	161
Cross-Over Date	336
CRR	151
CSB	189
CTS	316
Cumulative Appraisal Reduction Amount	406
Cure/Contest Period	448
Cut-off Date	156
Cut-off Date Balance	161
Cut-off Date DSCR	162
Cut-off Date Loan-to-Value Ratio	161
Cut-off Date LTV Ratio	161
D
DBNY	289
DBNY Loans	290
DBNY Originated Loans	290
DBRI	289
DBRS Morningstar	318, 449
DCP	181
Debt Service Coverage Ratio	162
Debt Yield on Underwritten NCF	162
Debt Yield on Underwritten Net Cash Flow	162
Debt Yield on Underwritten Net Operating Income	162
Debt Yield on Underwritten NOI	162
Decision-Eligible Senior Noteholder	257
Defaulted Back Bay Office Senior Note Purchase Price	243
Defaulted Loan	423
Defeasance Deposit	216
Defeasance Loans	216
Defeasance Lock-Out Period	216
Defeasance Option	216
Defendants	189
Definitive Certificate	361
Delegated Directive	15
Delinquent Loan	445
Depositaries	361

Determination Date	331
Deutsche Bank	290
Diligence File	367
Directing Holder	426
Directing Holder Approval Process	419
DIRECTV	198
Disclosable Special Servicer Fees	399
Dispute Resolution Consultation	465
Dispute Resolution Cut-off Date	465
Distribution Accounts	384
Distribution Date	331
Distribution Date Statement	350
Distributor	15, 16
DMARC	290
Dodd-Frank Act	153
DOJ	290
DOL	528
DSCR	162
DTC	361
DTC Participants	361
DTC Rules	362
Due Date	212, 332
Due Diligence Questionnaire	282, 300
Due Diligence Requirements	152
E
EB-5 Borrower	223
EB-5 Investors	223
EB-5 Lender	223
EB-5 Loan	223
EDGAR	527
EEA	15
Eligible Asset Representations Reviewer	449
Eligible Operating Advisor	440
Enforcing Party	463
Enforcing Servicer	463
EOS Fitness Commencement Date	199
ERISA	527
ESA	181, 295, 310
Escrow/Reserve Mitigating Circumstances	279, 297, 313
EU Due Diligence Requirements	151
EU Institutional Investor	151
EU PRIIPs Regulation	15
EU Prospectus Regulation	15
EU Securitization Regulation	18
EU Transparency Requirements	152
Euroclear	361
Euroclear Operator	363
Euroclear Participants	363
EUWA	16, 17
Excess Historic Tax Credit Sale Proceeds	210
Excess Modification Fees	398

537

Excess Prepayment Interest Shortfall	347
Exchange Act	264, 298
Excluded Controlling Class Holder	358
Excluded Controlling Class Loan	353
Excluded Information	353
Excluded Loan	354
Excluded Special Servicer	454
excluded special servicer loan	28
Excluded Special Servicer Loan	454
Exemption	528
Exemption Rating Agency	529
Existing Environmental Conditions	183
Existing Perkins Space	199
Existing SBSB Office Space	199
Expansion Parcel	219
F
FATCA	521
FDIA	145
FDIC	111, 145
FDIC Safe Harbor	145
FETL	21
FIEL	22
Final Asset Status Report	419
Final Dispute Resolution Election Notice	466
Financial Market Publisher	355
Financial Promotion Order	18
FIRREA	147, 187, 294, 310
First Offer	201
First Offer Notice	201
Fitch	449, 473
Flagstar	112
Floor 11 Space	199
Floor 12 Space	199
Floor 13 Space	199
Former Acting General Counsel’s Letter	147
FPO Persons	18
Franchise Default	173
FSMA	16, 17
G
GACC	289
GACC Data Tape	291
GACC Deal Team	291
GACC Mortgage Loans	291
Garn Act	495
Goldman Originator	267
Green Acres	227
Greystone Servicing	322
GS Bank	265
GSMC	265

GSMC Data Tape	266
GSMC Deal Team	265
GSMC Mortgage Loans	265
H
Harborside 1 Property	226
Hard Lockbox	162
Hempstead IDA	210
Hertz Corporate Credit Facility	227
Hertz Group	227
Historic Landmark Resolution	204
Historic Tax Credit Eligible Costs and Expenses	210
Historic Tax Credit Proceeds	210
Historic Tax Credit Program	210
Historic Tax Credit Sale	210
Historic Tax Credits	210
HSTP Act	79
Hyatt Arcade Cleveland Easement	205
I
ICIP	210
Indirect Participants	361
Initial Back Bay Office Note Percentage Interest	242
Initial Delivery Date	417
Initial Pool Balance	156
Initial Requesting Certificateholder	463
In-Place Cash Management	162
Institutional Investor	20
Institutional Investors	152
Insurance and Condemnation Proceeds	383
Interest Accrual Amount	338
Interest Accrual Period	338
Interest Distribution Amount	337
Interest Reserve Account	384
Interest Shortfall	338
Interested Person	424
Investor Certification	354
J
Japanese Retention Requirement	22
JPMC	306
JPMCB	306
JPMCB Data Tape	308
JPMCB Deal Team	307
JPMCB Mortgage Loans	307
JPMCB’s Qualification Criteria	309
JPMCCMSC	306
JRR Rule	22

538

K
KBRA	449, 473
KMART Parcel	207
L
Largest Tenant	162
Largest Tenant Lease Expiration	162
Liquidation Fee	395
Liquidation Fee Rate	396
Liquidation Proceeds	383
Liquor Licensee	148, 169
Loan Per Unit	162
Loan-Specific Directing Holder	426
Loss of Value Payment	372
Lower-Tier Regular Interests	511
lower-tier REMIC	57
Lower-Tier REMIC	511
Lower-Tier REMIC Distribution Account	384
LTV Ratio at Maturity	162
M
Macerich	226
MAI	160
Major Decision	427
Major Decision Reporting Package	431
MAS	20
Master Servicer Major Decision	431
Master Servicer Proposed Course of Action Notice	464
Master Servicer Remittance Date	379
Material Defect	370
Maturity Balance	163
Maturity Date Loan-to-Value Ratio	162
Maturity Date LTV Ratio	162
Merger	226
Midland	318
MiFID II	15, 17
MIRA 2023-MILE TSA	228
Miracle Mile Component A	213
Miracle Mile Component B	213
Miracle Mile Component C	213
Miracle Mile Loan Component Sequential Order	343
Miracle Mile Loan Components	213
MLPA	365
MOA	326
Modeling Assumptions	505
Modification Fees	393
Moody’s	449
Mortgage	157
Mortgage File	365
mortgage loan	48
mortgage loan sellers	25

Mortgage Loans	156
Mortgage Note	157
Mortgage Pool	156
Mortgage Rate	337
Mortgaged Property	157
Most Recent NOI	163
N
Net Cash Flow	165
Net Mortgage Rate	337
New Perkins Space	199
NFIP	96
NI 33-105	23
NOC	182
Non-Control Note	228
Non-Controlling Holder	228
non-offered certificates	35
Nonrecoverable Advance	381
Non-Reduced Interests	454
Non-Serviced AB Whole Loan	229
Non-Serviced Certificate Administrator	229
Non-Serviced Co-Lender Agreement	229
non-serviced companion loan	49
Non-Serviced Companion Loan	229
non-serviced companion loans	49
Non-Serviced Custodian	229
Non-Serviced Directing Holder	229
Non-Serviced Master Servicer	229
Non-Serviced Mortgage Loan	229
Non-Serviced Pari Passu Companion Loan	229
Non-Serviced Pari Passu Whole Loan	229
Non-Serviced PSA	229
Non-Serviced Securitization Trust	229
Non-Serviced Special Servicer	229
Non-Serviced Trustee	229
non-serviced whole loan	49
Non-Serviced Whole Loan	229
Non-U.S. Tax Person	521
Non-VRR Available Funds	332
non-VRR certificates	35
Non-VRR Certificates	329
Non-VRR Excess Prepayment Interest Shortfall	338
Non-VRR Gain-on-Sale Remittance Amount	333
Non-VRR Gain-on-Sale Reserve Account	384
Non-VRR Percentage	328
Non-VRR Principal Distribution Amount	338
Non-VRR Realized Loss	348

539

Nordstrom Wing	187
Nordstrom Wing Alteration	187
Notional Amount	331
NRSRO	352
NRSRO Certification	355
NYC HPD	171
O
Occupancy	163
Occupancy Date	164
Offered Certificates	329
Office Release Unit	218
OID Regulations	514
OLA	146
Operating Advisor Annual Report	438
Operating Advisor Consulting Fee	400
Operating Advisor Expenses	400
Operating Advisor Fee	399
Operating Advisor Fee Rate	399
Operating Advisor Standard	438
Operating Advisor Termination Event	441
OPI	226
Original Balance	164
Original RR Interest Balance	325
Overlease Space	170
Owner Repurchase Request	463
P
P&I Advance	379
PACE	111, 225
PAR	295, 311
pari passu companion loan	48
Pari Passu Companion Loans	156
Park Bridge Financial	324
Park Bridge Lender Services	324
Participants	361
Parties in Interest	527
Pass-Through Rate	336
Patriot Act	498
PCR	272, 288, 305
PEL	185
percentage allocation entitlement	40
Percentage Interest	331
Periodic Payment	333
Perkins Lease Amendment	199
Permitted Investments	385
Permitted Special Servicer/Affiliate Fees	399
PIK Interest	223
PIK Leasing Condition	223
PILOT Agreements	210
PIPs	90, 186
Planet Hollywood	170

Planet Hollywood Overlease	170
Plans	527
PML	272
PNC Bank	321
PRC	19
Pref JV	225
Preliminary Asset Review Report	448
Preliminary Dispute Resolution Election Notice	465
Prepayment Assumption	515
Prepayment Interest Excess	346
Prepayment Interest Shortfall	346
Prepayment Penalty Description	164
Prepayment Provision	164
Prime Rate	47, 383
principal balance certificates	3
Principal Balance Certificates	329
Privileged Information	440
Privileged Information Exception	441
Privileged Person	352
Pro Rata and Pari Passu Basis	242
Prohibited Prepayment	347
Promotion Of Collective Investment Schemes Exemptions Order	18
Property Protection Advances	380
Proposed Course of Action	464
Proposed Course of Action Notice	464
PSA	329
PSA Party Repurchase Request	463
PTCE	530
Purchase Price	372
Q
QOZ	164
Qualified Opportunity Zone	164
Qualified Replacement Special Servicer	455
Qualified Substitute Mortgage Loan	373
Qualifying CRE Loan Percentage	326
Quorum	453
R
RAC No-Response Scenario	472
RAP	183
Rated Final Distribution Date	346
Rating Agencies	473
Rating Agency Confirmation	473
REA	74
Realized Losses	349
REC	181
Record Date	331
Registration Statement	527
Regular Certificates	329
Regular Interestholder	514

540

Regular Interests	511
Regulation AB	475
Reimbursement Rate	383
REIT	226
related Class X class	3
Related Class X Class	331
Related Group	164
Related Proceeds	382
Release Date	216
Relevant Persons	19
Relief Act	497
Relocated Premises Commencement Date	200
REMIC	3, 511
REMIC Regulations	511
REO Account	385
REO Loan	340
REO Property	417
Re-Offer	201
Repurchase Request	463
Requesting Certificateholder	465
Requesting Holders	407
Requesting Investor	364
Requesting Party	472
Required Decision-Eligible Senior Noteholders	257
Required Risk Retention Percentage	326
Requirements	497
Residual Certificates	329
Resolution Failure	464
Resolved	464
Restricted Group	529
Restricted Mezzanine Holder	354
Restricted Party	441
Restricted Senior Noteholder	257
Retaining Sponsor	325
Review Materials	446
RevPAR	164
risk retention consultation parties	32
Risk Retention Consultation Parties	353
Risk Retention Requirements	152
RNV	23
ROFO	201
ROFR	201
Rooms	166
Routine Disbursements	428
RR Interest	325
RR Interest Balance	328
RR interest owner	4
RR Interest Owner	325
Rule 15Ga-1	313
Rule 17g-5	355

S
S&P	318, 449, 473
SBSB Expansion Office Space	199
SBSB Lease Amendment	199
Scheduled Principal Distribution Amount	339
SCOTT 2023-SFS TSA	228
Scottsdale Fashion Square Component A	213
Scottsdale Fashion Square Component B	213
Scottsdale Fashion Square Component C	213
Scottsdale Fashion Square Loan Component Sequential Order	343
Scottsdale Fashion Square Loan Components	213
Scottsdale Fashion Square Remediation Demand	185
SEC	264, 298
Securities Act	474
Securitization Accounts	330, 385
Securitization Regulation	152
SEL	272
Senior Certificates	329
serviced companion loan	49
Serviced Companion Loan	229
Serviced Mortgage Loan	229
serviced pari passu companion loan	49
Serviced Pari Passu Companion Loan	230
Serviced Pari Passu Mortgage Loan	230
Serviced Pari Passu Whole Loan	230
serviced whole loan	49
Serviced Whole Loan	230
Serviced Whole Loan Custodial Account	383
Servicer Termination Event	456
Servicing Fee	392
Servicing Fee Rate	392
Servicing Shift Mortgage Loan	230
servicing shift pooling and servicing agreement	49
Servicing Shift PSA	230
servicing shift securitization date	31, 49
Servicing Shift Securitization Date	230
servicing shift whole loan	49
Servicing Shift Whole Loan	230
Servicing Standard	377
SF	164
SFA	20
SFO	20
Similar Law	527

541

SMMEA	531
SMP	182
SNDA	201
Soft Lockbox	164
Spaces	166
Special Servicer Major Decision	431
Special Servicing Fee	394
Special Servicing Fee Rate	394
Special Servicing Transfer Event	415
Specially Serviced Loans	415
Springing Cash Management	164
Springing Lockbox	165
Sq. Ft.	164
Square Feet	164
Startup Day	512
Stated Principal Balance	339
static pool data	102
Subject 2022 Computershare CMBS Annual Statement of Compliance	317
Subject Loan	400
Subordinate Certificates	329
subordinate companion loan	48
Subordinate Companion Loan	156, 230
Subordination Agreement	223
Subsequent Asset Status Report	417
Sub-Servicing Agreement	378
SVB	111
T
TCO	206
Termination Accrual Date	197
Terms and Conditions	363
Tests	447
Threshold Amount	219
TI Work	187
TIF Agreement	211
Title V	496
Trailing 12 NOI	163
Trails End Property	205
TRIPRA	97
TRS Subsidiary	208
trust REMIC	57
Trust REMICs	511
U
U.S. Tax Person	521
UCC	483
UK	16, 17
UK CRR	152
UK Due Diligence Requirements	151
UK Institutional Investor	152
UK MIFIR Product Governance Rules	16

UK PRIIPs Regulation	16
UK Prospectus Regulation	16
UK Retail Investor	16
UK Securitization Regulation	18
UK Transparency Requirements	152
Underwriter Entities	119
Underwriting Agreement	524
Underwritten EGI	165
Underwritten Expenses	165
Underwritten NCF	165
Underwritten NCF DSCR	162
Underwritten Net Cash Flow	165
Underwritten Net Operating Income	165
Underwritten NOI	165
Underwritten Revenues	165
Units	166
Unscheduled Principal Distribution Amount	339
Unsolicited Information	447
upper-tier REMIC	57
Upper-Tier REMIC	511
Upper-Tier REMIC Distribution Account	384
USTs	184
UW NCF DSCR	162
UW NOI Debt Yield	162
V
Valley Stream	180
Volcker Rule	154
Voting Rights	360
VRR Allocation Percentage	328
VRR Available Funds	327
VRR interest	4
VRR Interest	325, 329
VRR Interest Balance	328
VRR Interest Distribution Amount	328
VRR Interest Gain-on-Sale Remittance Amount	327
VRR Interest Gain-on-Sale Reserve Account	384
VRR interest owners	4
VRR Interest Owners	325
VRR Interest Rate	327
VRR Percentage	325
VRR Principal Distribution Amount	328
VRR Realized Loss	328
VRR Realized Loss Interest Distribution Amount	328
W
WAC Rate	336
Walmart Ground Lease	180
Walmart Parcel	180

542

Weighted Average Mortgage Loan Rate	166
Wells Fargo	316
Wells Fargo Bank	316
WFDTC	316
whole loan	48
Whole Loan	156, 230
Withheld Amounts	384
Workout Fee	394
Workout Fee Rate	394
Workout-Delayed Reimbursement Amount	383

Y
YM Group A	344
YM Group B	344
YM Groups	344
YM/Defeasance Loans	214
Z
Zoning Letter	205

543

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group

1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	7.8%	100.0%	BCREI, DBNY	Barclays, GACC	NAP	NAP
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	6.8%		CREFI	CREFI	NAP	NAP
2.01	Property		1	6500 East Fourteen Mile Road	6.3%	92.4%
2.02	Property		1	30450-30500 Little Mack Avenue	0.5%	7.6%
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	5.3%		BCREI	Barclays	NAP	NAP
3.01	Property		1	FedEx Ground - Brookfield (Image), MO	2.1%	39.6%
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY	1.3%	25.4%
3.03	Property		1	Schnucks - Rockford (Charles), IL	0.5%	10.2%
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ	0.2%	4.4%
3.05	Property		1	BioLife- Pearland (Kirby), TX	0.2%	4.1%
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL	0.2%	3.6%
3.07	Property		1	Dollar Tree - Moore (Eastern), OK	0.1%	1.8%
3.08	Property		1	Dollar General - Eloy (Frontier), AZ	0.1%	1.7%
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX	0.1%	1.6%
3.10	Property		1	Dollar General - Chester (Lincoln), WV	0.1%	1.5%
3.11	Property		1	Dollar General - Johnstown (Horner), PA	0.1%	1.3%
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH	0.1%	1.2%
3.13	Property		1	Dollar General - Springfield (Grand), IL	0.1%	1.2%
3.14	Property		1	Dollar General - Owensboro (KY-25), KY	0.1%	1.2%
3.15	Property		1	Dollar General - Flint (Court), MI	0.1%	1.1%
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	5.2%	100.0%	CREFI	CREFI	NAP	NAP
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	5.2%	100.0%	DBRI, WFBNA	GACC	NAP	NAP
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	4.7%	100.0%	DBNY, GSBI, WFBNA, New York Life Insurance Company, Teachers Insurance and Annuity Association of America	GACC, GSMC	NAP	NAP
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	4.7%	100.0%	BCREI, SGFC	Barclays	Group 1	NAP
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	4.4%	100.0%	JPMCB	JPMCB	NAP	NAP
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	3.8%	100.0%	GSBI	GSMC	NAP	NAP
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	3.6%		CREFI	CREFI	NAP	NAP
10.01	Property		1	Starburst Apartments	2.2%	60.0%
10.02	Property		1	Orbit Apartments	1.5%	40.0%
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	3.5%	100.0%	BSPRT	GACC	NAP	NAP
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	3.5%		BMO	BMO	NAP	NAP
12.01	Property		1	30, 40 and 60 East 9th Street	2.3%	65.5%
12.02	Property		1	260 West 87th Street	1.2%	34.5%
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	3.3%	100.0%	GSBI, MSBNA	GSMC	Group 1	NAP
14	Loan	93, 94	1	1001 McKinney	3.2%	100.0%	BCREI	Barclays	NAP	NAP
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	2.8%	100.0%	CREFI, BMO	CREFI, BMO	NAP	NAP
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	2.8%	100.0%	GSBI, MSBNA, BMO, DBRI	BMO, GACC	Group 2	NAP
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	2.6%	100.0%	BMO	BMO	NAP	NAP
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	2.4%	100.0%	BMO, SMC	BMO	NAP	NAP
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	2.3%	100.0%	BCREI, BANA, JPMCB	Barclays	NAP	NAP
20	Loan	135, 136, 137, 138	1	150 South Warner	2.1%	100.0%	CREFI	CREFI	NAP	NAP
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	2.1%	100.0%	GSBI, BANA, MSBNA	GSMC	Group 3	NAP
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	2.1%	100.0%	BCREI, JPMCB	Barclays	NAP	NAP
23	Loan	152, 153	18	Teamshares Portfolio	1.8%		BCREI	Barclays	NAP	NAP
23.01	Property		1	West Lebanon Feed & Supply	0.2%	11.1%
23.02	Property		1	Karl's Country Market	0.2%	9.7%
23.03	Property		1	Coronado Paint & Decorating	0.2%	9.4%
23.04	Property		1	RPM Carpets	0.2%	8.5%
23.05	Property		1	AW Brown Pet & Garden	0.1%	7.0%
23.06	Property		1	Eric Clark Industries	0.1%	6.8%
23.07	Property		1	Pizza Shuttle	0.1%	5.6%
23.08	Property		1	Old Town Market	0.1%	5.3%
23.09	Property		1	A&B Wood & Design	0.1%	5.0%
23.10	Property		1	Don & Millie's Harrison Street	0.1%	4.8%
23.11	Property		1	Don & Millie's West Center	0.1%	4.7%
23.12	Property		1	Don & Millie's Evans Street	0.1%	4.6%
23.13	Property		1	Don & Millie's Q Street	0.1%	4.1%
23.14	Property		1	Don & Millie's Pratt Ave	0.1%	3.9%
23.15	Property		1	B&M Clambake	0.1%	3.7%
23.16	Property		1	Thielen Meats of Pierz	0.1%	2.8%
23.17	Property		1	Popco Service	0.0%	1.7%
23.18	Property		1	Ned's Pizza	0.0%	1.4%
24	Loan	154	1	Westin Mount Laurel	1.8%	100.0%	Greystone Select Company II LLC	BMO	NAP	NAP
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	1.5%	100.0%	DBRI	GACC	NAP	NAP
26	Loan	159	1	5542 Grand River	1.3%	100.0%	CREFI	CREFI	NAP	NAP
27	Loan	160, 161	1	Rangeview & Trails End	1.2%	100.0%	DBRI	GACC	Group 4	NAP
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	1.0%	100.0%	GSBI, DBNY	GACC	Group 2, Group 3	NAP
29	Loan	9, 172, 173, 174	1	Riverview Tower	1.0%	100.0%	BMO	BMO	NAP	NAP
30	Loan	175	1	Doubletree Laurel	1.0%	100.0%	CREFI	CREFI	NAP	NAP
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	0.9%	100.0%	JPMCB	JPMCB	NAP	NAP
32	Loan	180, 181	1	123 West Tryon Avenue	0.9%	100.0%	BCREI	Barclays	NAP	NAP
33	Loan	182	1	70 Grand Avenue	0.8%	100.0%	CREFI	CREFI	NAP	NAP
34	Loan	183, 184, 185	2	Storage Depot Portfolio	0.6%		BCREI	Barclays	Group 5	NAP
34.01	Property		1	Farmville Properties	0.4%	65.2%
34.02	Property		1	21528 Prince Edward Highway	0.2%	34.8%
35	Loan		1	Riviera Terrace	0.6%	100.0%	DBRI	GACC	Group 4	NAP
36	Loan		1	60 Warren Street	0.5%	100.0%	BMO	BMO	NAP	NAP
37	Loan		1	Cityline Carlisle Storage	0.5%	100.0%	CREFI	CREFI	Group 5	NAP
38	Loan	186	1	400 Suydam	0.3%	100.0%	CREFI	CREFI	NAP	NAP

A-1-1

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Address	City	County	State	Zip Code	General Property Type	Detailed Property Type

1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	12800 Culver Boulevard	Los Angeles	Los Angeles	California	90066	Other	Data Center/Other
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	Various	Various	Macomb	Michigan	Various	Industrial	Warehouse/Distribution
2.01	Property		1	6500 East Fourteen Mile Road	6500 East Fourteen Mile Road	Warren	Macomb	Michigan	48092	Industrial	Warehouse/Distribution
2.02	Property		1	30450-30500 Little Mack Avenue	30450-30500 Little Mack Avenue	Roseville	Macomb	Michigan	48066	Industrial	Warehouse/Distribution
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	Various	Various	Various	Various	Various	Various	Various
3.01	Property		1	FedEx Ground - Brookfield (Image), MO	25821 Image Road	Brookfield	Linn	Missouri	64628	Industrial	Warehouse/Distribution
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY	7200 Niagara Falls Boulevard	Niagara Falls	Niagara	New York	14304	Retail	Single Tenant
3.03	Property		1	Schnucks - Rockford (Charles), IL	2642 Charles Street	Rockford	Winnebago	Illinois	61108	Retail	Single Tenant
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ	599 US Route 9	Waretown	Ocean	New Jersey	08758	Retail	Single Tenant
3.05	Property		1	BioLife- Pearland (Kirby), TX	3020 Kirby Drive	Pearland	Brazoria	Texas	77584	Office	Medical
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL	4540 Highway 90	Pace	Santa Rosa	Florida	32571	Retail	Single Tenant
3.07	Property		1	Dollar Tree - Moore (Eastern), OK	855 South Eastern Avenue	Moore	Cleveland	Oklahoma	73160	Retail	Single Tenant
3.08	Property		1	Dollar General - Eloy (Frontier), AZ	4002 West Frontier Street	Eloy	Pinal	Arizona	85131	Retail	Single Tenant
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX	2491 State Highway 361	Ingleside	San Patricio	Texas	78362	Retail	Single Tenant
3.10	Property		1	Dollar General - Chester (Lincoln), WV	1963 Lincoln Highway	Chester	Hancock	West Virginia	26034	Retail	Single Tenant
3.11	Property		1	Dollar General - Johnstown (Horner), PA	337 Horner Street	Johnstown	Cambria	Pennsylvania	15902	Retail	Single Tenant
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH	1601 Cottage Street	Ashland	Ashland	Ohio	44805	Retail	Single Tenant
3.13	Property		1	Dollar General - Springfield (Grand), IL	2015 North Grand Avenue East	Springfield	Sangamon	Illinois	62702	Retail	Single Tenant
3.14	Property		1	Dollar General - Owensboro (KY-25), KY	6542 State Route 56	Owensboro	Daviess	Kentucky	42301	Retail	Single Tenant
3.15	Property		1	Dollar General - Flint (Court), MI	1835 East Court Street	Flint	Genesee	Michigan	48503	Retail	Single Tenant
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	963 Atlantic Avenue	Brooklyn	Kings	New York	11238	Multifamily	High Rise
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	501 Gateway Drive	Brooklyn	Kings	New York	11239	Retail	Anchored
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	222 Berkeley Street and 500 Boylston Street	Boston	Suffolk	Massachusetts	02116	Office	CBD
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	7900 Shelbyville Road	Louisville	Jefferson	Kentucky	40222	Retail	Super Regional Mall
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	500 Charles Ewing Boulevard	Ewing Township	Mercer	New Jersey	08628	Office	Suburban
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	121-383 East Alessandro Boulevard	Riverside	Riverside	California	92508	Retail	Anchored
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	Various	Austin	Travis	Texas	78753	Multifamily	Garden
10.01	Property		1	Starburst Apartments	8800 North Interstate Highway 35	Austin	Travis	Texas	78753	Multifamily	Garden
10.02	Property		1	Orbit Apartments	8900 North Interstate Highway 35	Austin	Travis	Texas	78753	Multifamily	Garden
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	6461 Westwood Boulevard	Orlando	Orange	Florida	32821	Hospitality	Limited Service
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	Various	New York	New York	New York	Various	Other	Parking Garage
12.01	Property		1	30, 40 and 60 East 9th Street	30, 40 and 60 East 9th Street	New York	New York	New York	10003	Other	Parking Garage
12.02	Property		1	260 West 87th Street	260 West 87th Street	New York	New York	New York	10024	Other	Parking Garage
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	1111 and 1200 Bagby Street	Houston	Harris	Texas	77002	Office	CBD
14	Loan	93, 94	1	1001 McKinney	1001 McKinney Street	Houston	Harris	Texas	77002	Office	CBD
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	200-210 Hudson Street	Jersey City	Hudson	New Jersey	07311	Office	CBD
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	2034 Green Acres Road	Valley Stream	Nassau	New York	11581	Retail	Regional Mall
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	420 Superior Avenue East	Cleveland	Cuyahoga	Ohio	44114	Hospitality	Full Service
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	1337 Chestnut Street	Philadelphia	Philadelphia	Pennsylvania	19107	Mixed Use	Office/Retail/Court
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	2001 and 2005 Market Street	Philadelphia	Philadelphia	Pennsylvania	19103	Office	CBD
20	Loan	135, 136, 137, 138	1	150 South Warner	150 South Warner Road	King of Prussia	Montgomery	Pennsylvania	19406	Office	Suburban
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	3663 South Las Vegas Boulevard	Las Vegas	Clark	Nevada	89109	Retail	Regional Mall
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	38-25 Main Street	Flushing	Queens	New York	11354	Mixed Use	Retail/Office
23	Loan	152, 153	18	Teamshares Portfolio	Various	Various	Various	Various	Various	Various	Various
23.01	Property		1	West Lebanon Feed & Supply	8, 12, 26 and 33 Railroad Avenue	West Lebanon	Grafton	New Hampshire	03784	Retail	Single Tenant
23.02	Property		1	Karl's Country Market	W156N5645 Pilgrim Road and N56W15654 Silver Spring Drive	Menomonee Falls	Waukesha	Wisconsin	53051	Retail	Single Tenant
23.03	Property		1	Coronado Paint & Decorating	2929 Cerrillos Road	Santa Fe	Santa Fe	New Mexico	87507	Industrial	Warehouse
23.04	Property		1	RPM Carpets	192 MA-137	Harwich	Barnstable	Massachusetts	02645	Retail	Single Tenant
23.05	Property		1	AW Brown Pet & Garden	144 Shaker Road	East Longmeadow	Hampden	Massachusetts	01028	Retail	Single Tenant
23.06	Property		1	Eric Clark Industries	19 Ranger Drive	Kittery	York	Maine	03904	Industrial	Other
23.07	Property		1	Pizza Shuttle	1827 North Farwell Avenue	Milwaukee	Milwaukee	Wisconsin	53202	Retail	Single Tenant
23.08	Property		1	Old Town Market	123 Chinn Chapel Road	Double Oak	Denton	Texas	75077	Retail	Single Tenant
23.09	Property		1	A&B Wood & Design	319 Riggs Street	Oxford	New Haven	Connecticut	06478	Industrial	Warehouse
23.10	Property		1	Don & Millie's Harrison Street	14321 Harrison Street	La Vista	Sarpy	Nebraska	68138	Retail	Single Tenant
23.11	Property		1	Don & Millie's West Center	10727 West Center Road	Omaha	Douglas	Nebraska	68124	Retail	Single Tenant
23.12	Property		1	Don & Millie's Evans Street	16130 Evans Street	Omaha	Douglas	Nebraska	68116	Retail	Single Tenant
23.13	Property		1	Don & Millie's Q Street	8405 Q Street	Omaha	Douglas	Nebraska	68127	Retail	Single Tenant
23.14	Property		1	Don & Millie's Pratt Ave	2208 Pratt Avenue	Bellevue	Sarpy	Nebraska	68123	Retail	Single Tenant
23.15	Property		1	B&M Clambake	560, 562, 588 York Avenue	Pawtucket	Providence	Rhode Island	02861	Industrial	Flex
23.16	Property		1	Thielen Meats of Pierz	310 and 318 Main Street North	Pierz	Morrison	Minnesota	56364	Industrial	Flex
23.17	Property		1	Popco Service	66 Ramah Circle South	Agawam	Hampden	Massachusetts	01001	Industrial	Warehouse
23.18	Property		1	Ned's Pizza	3246 South 27th Street	Milwaukee	Milwaukee	Wisconsin	53215	Retail	Single Tenant
24	Loan	154	1	Westin Mount Laurel	555 Fellowship Road	Mount Laurel	Burlington	New Jersey	08054	Hospitality	Full Service
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	9-121 East Southern Avenue	Tempe	Maricopa	Arizona	85282	Retail	Anchored
26	Loan	159	1	5542 Grand River	5542 West Grand River Avenue	Lansing	Clinton	Michigan	48906	Industrial	Warehouse/Distribution
27	Loan	160, 161	1	Rangeview & Trails End	905 Muldoon Road and 100 McCarrey Street	Anchorage	Anchorage	Alaska	99504	Manufactured Housing	Manufactured Housing
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	7014 East Camelback Road	Scottsdale	Maricopa	Arizona	85251	Retail	Super Regional Mall
29	Loan	9, 172, 173, 174	1	Riverview Tower	900 South Gay Street	Knoxville	Knox	Tennessee	37902	Office	CBD
30	Loan	175	1	Doubletree Laurel	15101 Sweitzer Lane	Laurel	Prince George's	Maryland	20707	Hospitality	Full Service
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	400 Interstate North Parkway Southeast	Atlanta	Cobb	Georgia	30339	Office	Suburban
32	Loan	180, 181	1	123 West Tryon Avenue	123 West Tryon Avenue	Teaneck	Bergen	New Jersey	07666	Self Storage	Self Storage
33	Loan	182	1	70 Grand Avenue	70 Grand Avenue	River Edge	Bergen	New Jersey	07661	Office	Suburban
34	Loan	183, 184, 185	2	Storage Depot Portfolio	Various	Various	Prince Edward	Virginia	Various	Self Storage	Self Storage
34.01	Property		1	Farmville Properties	2010 West 3rd Street, 1716 West 3rd Street and 407 East 3rd Street	Farmville	Prince Edward	Virginia	23901	Self Storage	Self Storage
34.02	Property		1	21528 Prince Edward Highway	21528 Prince Edward Highway	Rice	Prince Edward	Virginia	23966	Self Storage	Self Storage
35	Loan		1	Riviera Terrace	3307 Boniface Parkway	Anchorage	Anchorage	Alaska	99504	Manufactured Housing	Manufactured Housing
36	Loan		1	60 Warren Street	60 Warren Street	New York	New York	New York	10007	Retail	Unanchored
37	Loan		1	Cityline Carlisle Storage	1910 West Trindle Road	Carlisle	Cumberland	Pennsylvania	17013	Self Storage	Self Storage
38	Loan	186	1	400 Suydam	400 Suydam Street	Brooklyn	Kings	New York	11237	Multifamily	Low Rise

A-1-2

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %

1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	1968	1998-1999	296,000	SF	286.49	75,000,000	75,000,000	75,000,000	6.53300%
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	Various	Various	1,139,821	SF	57.47	65,500,000	65,500,000	65,500,000	7.25000%
2.01	Property		1	6500 East Fourteen Mile Road	1969, 1970, 1976, 1982, 1987, 1990, 1993, 1997, 2015	2023	1,010,800	SF		60,500,000	60,500,000	60,500,000
2.02	Property		1	30450-30500 Little Mack Avenue	1968	2012	129,021	SF		5,000,000	5,000,000	5,000,000
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	Various	Various	514,077	SF	98.59	50,682,000	50,682,000	50,682,000	5.67200%
3.01	Property		1	FedEx Ground - Brookfield (Image), MO	2022-2023	NAP	192,874	SF		20,075,000	20,075,000	20,075,000
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY	1994	NAP	101,330	SF		12,850,000	12,850,000	12,850,000
3.03	Property		1	Schnucks - Rockford (Charles), IL	1956	1999	82,340	SF		5,175,000	5,175,000	5,175,000
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ	2018	NAP	19,097	SF		2,250,000	2,250,000	2,250,000
3.05	Property		1	BioLife- Pearland (Kirby), TX	2022	NAP	13,905	SF		2,100,000	2,100,000	2,100,000
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL	2023	NAP	14,392	SF		1,800,000	1,800,000	1,800,000
3.07	Property		1	Dollar Tree - Moore (Eastern), OK	2023	NAP	10,120	SF		925,000	925,000	925,000
3.08	Property		1	Dollar General - Eloy (Frontier), AZ	2017	NAP	9,002	SF		850,000	850,000	850,000
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX	2023	NAP	10,000	SF		825,000	825,000	825,000
3.10	Property		1	Dollar General - Chester (Lincoln), WV	2022	NAP	10,556	SF		775,000	775,000	775,000
3.11	Property		1	Dollar General - Johnstown (Horner), PA	2023	NAP	9,026	SF		670,000	670,000	670,000
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH	2022	NAP	10,566	SF		627,000	627,000	627,000
3.13	Property		1	Dollar General - Springfield (Grand), IL	1941	1983	13,709	SF		600,000	600,000	600,000
3.14	Property		1	Dollar General - Owensboro (KY-25), KY	2017	NAP	9,026	SF		585,000	585,000	585,000
3.15	Property		1	Dollar General - Flint (Court), MI	1941	2020	8,134	SF		575,000	575,000	575,000
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	2023	NAP	124	Units	406,451.61	50,400,000	50,400,000	50,400,000	6.97000%
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	2002	NAP	355,033	SF	457.70	50,000,000	50,000,000	50,000,000	6.87300%
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	1987, 1991	2016-2022	1,283,670	SF	370.03	45,000,000	45,000,000	45,000,000	6.29800%
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	1971	1984, 2013, 2022	904,078	SF	99.55	45,000,000	45,000,000	45,000,000	8.12000%
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	2011	NAP	250,086	SF	170.74	42,700,000	42,700,000	42,700,000	8.27200%
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	1991-2012	NAP	244,581	SF	151.28	37,000,000	37,000,000	37,000,000	6.86600%
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	Various	2019-2022	840	Units	130,952.38	35,000,000	35,000,000	35,000,000	7.37000%
10.01	Property		1	Starburst Apartments	1983	2019-2022	504	Units		21,000,000	21,000,000	21,000,000
10.02	Property		1	Orbit Apartments	1981	2019-2022	336	Units		14,000,000	14,000,000	14,000,000
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	2020	NAP	259	Rooms	132,239.38	34,250,000	34,250,000	34,250,000	8.45000%
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	Various	NAP	550	Spaces	80,000.00	34,000,000	34,000,000	34,000,000	7.91000%
12.01	Property		1	30, 40 and 60 East 9th Street	1955	NAP	360	Spaces		22,254,545	22,254,545	22,254,545
12.02	Property		1	260 West 87th Street	1987	NAP	190	Spaces		11,745,455	11,745,455	11,745,455
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	1986	2021	1,158,165	SF	148.51	32,000,000	32,000,000	32,000,000	7.63000%
14	Loan	93, 94	1	1001 McKinney	1947	2020	375,440	SF	83.10	31,200,000	31,200,000	31,200,000	7.67500%
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	1930	2021	1,599,029	SF	140.71	27,500,000	27,500,000	27,500,000	5.84000%
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	1956, 2016	1982, 2006, 2007	2,081,286	SF	177.77	27,000,000	27,000,000	27,000,000	5.89900%
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	1890	2001, 2018	293	Rooms	85,324.23	25,000,000	25,000,000	25,000,000	7.99000%
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	1916	2007	441,696	SF	113.20	23,000,000	23,000,000	23,000,000	7.68500%
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	1987, 1992	2013	1,896,143	SF	116.03	22,500,000	22,500,000	22,500,000	7.78750%
20	Loan	135, 136, 137, 138	1	150 South Warner	1986	2022	152,118	SF	134.60	20,475,000	20,475,000	19,551,143	7.69000%
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	2000	2007-2008, 2022-2023	503,484	SF	844.12	20,000,000	20,000,000	20,000,000	6.99105%
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	2007	NAP	95,123	SF	600.28	20,000,000	20,000,000	20,000,000	7.55000%
23	Loan	152, 153	18	Teamshares Portfolio	Various	Various	195,467	SF	90.56	17,702,000	17,702,000	17,249,472	7.59800%
23.01	Property		1	West Lebanon Feed & Supply	2007	NAP	20,092	SF		1,970,000	1,970,000	1,919,640
23.02	Property		1	Karl's Country Market	1968, 2008	NAP	14,056	SF		1,710,000	1,710,000	1,666,286
23.03	Property		1	Coronado Paint & Decorating	1995	NAP	24,600	SF		1,665,000	1,665,000	1,622,437
23.04	Property		1	RPM Carpets	2005	NAP	9,664	SF		1,510,000	1,510,000	1,471,399
23.05	Property		1	AW Brown Pet & Garden	1987	1990	28,893	SF		1,240,000	1,240,000	1,208,301
23.06	Property		1	Eric Clark Industries	2011	NAP	13,030	SF		1,205,000	1,205,000	1,174,196
23.07	Property		1	Pizza Shuttle	1986	2010	4,094	SF		990,000	990,000	964,692
23.08	Property		1	Old Town Market	2018	NAP	3,300	SF		938,000	938,000	914,021
23.09	Property		1	A&B Wood & Design	2006	NAP	20,350	SF		877,000	877,000	854,581
23.10	Property		1	Don & Millie's Harrison Street	2003	NAP	3,876	SF		850,000	850,000	828,271
23.11	Property		1	Don & Millie's West Center	1991	NAP	3,934	SF		824,000	824,000	802,936
23.12	Property		1	Don & Millie's Evans Street	2017	NAP	3,840	SF		817,000	817,000	796,114
23.13	Property		1	Don & Millie's Q Street	1997	NAP	4,096	SF		725,000	725,000	706,466
23.14	Property		1	Don & Millie's Pratt Ave	2000	NAP	3,906	SF		685,000	685,000	667,489
23.15	Property		1	B&M Clambake	1930, 1940, 1965	NAP	18,865	SF		652,000	652,000	635,332
23.16	Property		1	Thielen Meats of Pierz	1977	1984	13,515	SF		502,000	502,000	489,167
23.17	Property		1	Popco Service	1973	NAP	3,556	SF		300,000	300,000	292,331
23.18	Property		1	Ned's Pizza	1947	NAP	1,800	SF		242,000	242,000	235,814
24	Loan	154	1	Westin Mount Laurel	1983, 2008	2017	175	Rooms	100,000.00	17,500,000	17,500,000	17,500,000	7.89000%
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	1963	1994	91,066	SF	153.73	14,000,000	14,000,000	14,000,000	7.04000%
26	Loan	159	1	5542 Grand River	1990	2008	275,000	SF	47.27	13,000,000	13,000,000	13,000,000	7.47000%
27	Loan	160, 161	1	Rangeview & Trails End	1950, 1957	NAP	328	Pads	33,887.20	11,115,000	11,115,000	11,115,000	6.71100%
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	1961, 1977, 1982, 1992, 1996, 2006, 2015	1991, 2017-2020, 2023-2024	1,555,459	SF	450.03	10,000,000	10,000,000	10,000,000	6.21425%
29	Loan	9, 172, 173, 174	1	Riverview Tower	1981-1984	2013	334,198	SF	82.59	10,000,000	10,000,000	9,579,959	7.99990%
30	Loan	175	1	Doubletree Laurel	1985	2015	208	Rooms	48,076.92	10,000,000	10,000,000	10,000,000	7.35000%
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	1987	NAP	312,591	SF	76.73	9,000,000	8,994,325	8,648,027	8.30500%
32	Loan	180, 181	1	123 West Tryon Avenue	1965	2019	39,685	SF	216.71	8,600,000	8,600,000	8,600,000	7.46500%
33	Loan	182	1	70 Grand Avenue	1987	2018	70,000	SF	109.57	7,670,000	7,670,000	7,336,377	7.85000%
34	Loan	183, 184, 185	2	Storage Depot Portfolio	Various	Various	96,510	SF	59.77	5,768,000	5,768,000	5,768,000	5.80500%
34.01	Property		1	Farmville Properties	1953, 1990, 1996	2000, 2004, 2011	63,460	SF		3,760,000	3,760,000	3,760,000
34.02	Property		1	21528 Prince Edward Highway	2007	2019	33,050	SF		2,008,000	2,008,000	2,008,000
35	Loan		1	Riviera Terrace	1960	NAP	145	Pads	36,758.62	5,330,000	5,330,000	5,330,000	6.80850%
36	Loan		1	60 Warren Street	1915	1999	6,449	SF	775.31	5,000,000	5,000,000	5,000,000	7.25000%
37	Loan		1	Cityline Carlisle Storage	1995	2003	45,560	SF	96.58	4,400,000	4,400,000	4,293,138	7.00000%
38	Loan	186	1	400 Suydam	1931	2022	6	Units	475,000.00	2,850,000	2,850,000	2,850,000	7.20000%

A-1-3

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)
					1		2		2
1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	0.01438%	6.51862%	NAP	413,983.51	NAP	4,967,802.12	Interest Only	No	Actual/360	60	60
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	0.01438%	7.23562%	NAP	401,225.41	NAP	4,814,704.92	Interest Only	No	Actual/360	60	60
2.01	Property		1	6500 East Fourteen Mile Road
2.02	Property		1	30450-30500 Little Mack Avenue
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	0.01438%	5.65762%	NAP	242,884.10	NAP	2,914,609.20	Interest Only	No	Actual/360	60	59
3.01	Property		1	FedEx Ground - Brookfield (Image), MO
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY
3.03	Property		1	Schnucks - Rockford (Charles), IL
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ
3.05	Property		1	BioLife- Pearland (Kirby), TX
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL
3.07	Property		1	Dollar Tree - Moore (Eastern), OK
3.08	Property		1	Dollar General - Eloy (Frontier), AZ
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX
3.10	Property		1	Dollar General - Chester (Lincoln), WV
3.11	Property		1	Dollar General - Johnstown (Horner), PA
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH
3.13	Property		1	Dollar General - Springfield (Grand), IL
3.14	Property		1	Dollar General - Owensboro (KY-25), KY
3.15	Property		1	Dollar General - Flint (Court), MI
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	0.01438%	6.95562%	NAP	296,805.83	NAP	3,561,669.96	Interest Only	No	Actual/360	60	59
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	0.01438%	6.85862%	NAP	290,352.43	NAP	3,484,229.16	Interest Only	No	Actual/360	60	59
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	0.01438%	6.28362%	NAP	239,455.21	NAP	2,873,462.52	Interest Only	No	Actual/360	60	60
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	0.01438%	8.10562%	NAP	308,729.17	NAP	3,704,750.04	Interest Only	No	Actual/360	60	59
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	0.01438%	8.25762%	NAP	298,433.46	NAP	3,581,201.52	Interest Only	No	Actual/360	60	60
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	0.01438%	6.85162%	NAP	214,641.97	NAP	2,575,703.64	Interest Only	No	Actual/360	60	59
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	0.01438%	7.35562%	NAP	217,943.87	NAP	2,615,326.44	Interest Only	No	Actual/360	60	58
10.01	Property		1	Starburst Apartments
10.02	Property		1	Orbit Apartments
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	0.01438%	8.43562%	NAP	244,526.77	NAP	2,934,321.24	Interest Only	No	Actual/360	60	60
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	0.01438%	7.89562%	NAP	227,229.40	NAP	2,726,752.80	Interest Only	No	Actual/360	60	59
12.01	Property		1	30, 40 and 60 East 9th Street
12.02	Property		1	260 West 87th Street
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	0.01563%	7.61437%	NAP	206,292.59	NAP	2,475,511.08	Interest Only	No	Actual/360	60	58
14	Loan	93, 94	1	1001 McKinney	0.01438%	7.66062%	NAP	202,321.53	NAP	2,427,858.36	Interest Only	No	Actual/360	60	60
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	0.01438%	5.82562%	NAP	135,692.13	NAP	1,628,305.56	Interest Only	No	Actual/360	60	57
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	0.01438%	5.88462%	NAP	134,570.94	NAP	1,614,851.28	Interest Only	No	Actual/360	60	54
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	0.01438%	7.97562%	NAP	168,770.25	NAP	2,025,243.00	Interest Only	No	Actual/360	60	58
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	0.01438%	7.67062%	NAP	149,341.61	NAP	1,792,099.32	Interest Only	No	Actual/360	60	60
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	0.01563%	7.77187%	NAP	148,043.62	NAP	1,776,523.44	Interest Only	No	Actual/360	60	59
20	Loan	135, 136, 137, 138	1	150 South Warner	0.01438%	7.67562%	145,837.39	NAP	1,750,048.68	NAP	Amortizing Balloon	No	Actual/360	0	0
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	0.02963%	6.96142%	NAP	118,135.80	NAP	1,417,629.60	Interest Only	No	Actual/360	60	59
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	0.01438%	7.53562%	NAP	127,581.02	NAP	1,530,972.24	Interest Only	No	Actual/360	60	58
23	Loan	152, 153	18	Teamshares Portfolio	0.01438%	7.58362%	124,965.02	113,639.87	1,499,580.24	1,363,678.44	Interest Only, Amortizing Balloon	No	Actual/360	24	24
23.01	Property		1	West Lebanon Feed & Supply
23.02	Property		1	Karl's Country Market
23.03	Property		1	Coronado Paint & Decorating
23.04	Property		1	RPM Carpets
23.05	Property		1	AW Brown Pet & Garden
23.06	Property		1	Eric Clark Industries
23.07	Property		1	Pizza Shuttle
23.08	Property		1	Old Town Market
23.09	Property		1	A&B Wood & Design
23.10	Property		1	Don & Millie's Harrison Street
23.11	Property		1	Don & Millie's West Center
23.12	Property		1	Don & Millie's Evans Street
23.13	Property		1	Don & Millie's Q Street
23.14	Property		1	Don & Millie's Pratt Ave
23.15	Property		1	B&M Clambake
23.16	Property		1	Thielen Meats of Pierz
23.17	Property		1	Popco Service
23.18	Property		1	Ned's Pizza
24	Loan	154	1	Westin Mount Laurel	0.01438%	7.87562%	NAP	116,660.59	NAP	1,399,927.08	Interest Only	No	Actual/360	60	60
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	0.01438%	7.02562%	NAP	83,274.07	NAP	999,288.84	Interest Only	No	Actual/360	60	60
26	Loan	159	1	5542 Grand River	0.01438%	7.45562%	NAP	82,048.96	NAP	984,587.52	Interest Only	No	Actual/360	60	60
27	Loan	160, 161	1	Rangeview & Trails End	0.01438%	6.69662%	NAP	63,023.98	NAP	756,287.76	Interest Only	No	Actual/360	60	59
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	0.01838%	6.19587%	NAP	52,504.66	NAP	630,055.92	Interest Only	No	Actual/360	60	56
29	Loan	9, 172, 173, 174	1	Riverview Tower	0.01438%	7.98552%	73,375.76	NAP	880,509.12	NAP	Amortizing Balloon	No	Actual/360	0	0
30	Loan	175	1	Doubletree Laurel	0.06313%	7.28687%	NAP	62,100.69	NAP	745,208.28	Interest Only	No	Actual/360	60	58
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	0.04438%	8.26062%	67,962.30	NAP	815,547.60	NAP	Amortizing Balloon	No	Actual/360	0	0
32	Loan	180, 181	1	123 West Tryon Avenue	0.01438%	7.45062%	NAP	54,242.21	NAP	650,906.52	Interest Only	No	Actual/360	60	60
33	Loan	182	1	70 Grand Avenue	0.01438%	7.83562%	55,479.79	NAP	665,757.48	NAP	Amortizing Balloon	No	Actual/360	0	0
34	Loan	183, 184, 185	2	Storage Depot Portfolio	0.01438%	5.79062%	NAP	28,290.24	NAP	339,482.88	Interest Only	No	Actual/360	60	59
34.01	Property		1	Farmville Properties
34.02	Property		1	21528 Prince Edward Highway
35	Loan		1	Riviera Terrace	0.01438%	6.79412%	NAP	30,661.10	NAP	367,933.20	Interest Only	No	Actual/360	60	59
36	Loan		1	60 Warren Street	0.01438%	7.23562%	NAP	30,627.89	NAP	367,534.68	Interest Only	No	Actual/360	60	59
37	Loan		1	Cityline Carlisle Storage	0.01438%	6.98562%	29,273.31	26,023.15	351,279.72	312,277.80	Interest Only, Amortizing Balloon	No	Actual/360	30	28
38	Loan	186	1	400 Suydam	0.01438%	7.18562%	NAP	17,337.50	NAP	208,050.00	Interest Only	No	Actual/360	60	60

A-1-4

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)

1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	60	60	0	0	6/20/2023	0	6	8/6/2023	NAP	7/6/2028	NAP	5
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	60	60	0	0	6/7/2023	0	6	8/6/2023	NAP	7/6/2028	NAP	0
2.01	Property		1	6500 East Fourteen Mile Road
2.02	Property		1	30450-30500 Little Mack Avenue
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	60	59	0	0	5/24/2023	1	1	7/1/2023	NAP	6/1/2028	NAP	5
3.01	Property		1	FedEx Ground - Brookfield (Image), MO
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY
3.03	Property		1	Schnucks - Rockford (Charles), IL
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ
3.05	Property		1	BioLife- Pearland (Kirby), TX
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL
3.07	Property		1	Dollar Tree - Moore (Eastern), OK
3.08	Property		1	Dollar General - Eloy (Frontier), AZ
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX
3.10	Property		1	Dollar General - Chester (Lincoln), WV
3.11	Property		1	Dollar General - Johnstown (Horner), PA
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH
3.13	Property		1	Dollar General - Springfield (Grand), IL
3.14	Property		1	Dollar General - Owensboro (KY-25), KY
3.15	Property		1	Dollar General - Flint (Court), MI
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	60	59	0	0	6/2/2023	1	6	7/6/2023	NAP	6/6/2028	NAP	0
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	60	59	0	0	5/24/2023	1	5	7/5/2023	NAP	6/5/2028	NAP	5
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	60	60	0	0	6/7/2023	0	6	8/6/2023	NAP	7/6/2028	NAP	0
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	60	59	0	0	5/25/2023	1	1	7/1/2023	NAP	6/1/2028	NAP	0
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	60	60	0	0	6/27/2023	0	1	8/1/2023	NAP	7/1/2028	NAP	0
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	60	59	0	0	6/1/2023	1	6	7/6/2023	NAP	6/6/2028	NAP	0
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	60	58	0	0	4/21/2023	2	6	6/6/2023	NAP	5/6/2028	NAP	0
10.01	Property		1	Starburst Apartments
10.02	Property		1	Orbit Apartments
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	60	60	0	0	6/14/2023	0	6	8/6/2023	NAP	7/6/2028	NAP	0
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	60	59	0	0	5/25/2023	1	6	7/6/2023	NAP	6/6/2028	NAP	0
12.01	Property		1	30, 40 and 60 East 9th Street
12.02	Property		1	260 West 87th Street
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	60	58	0	0	4/13/2023	2	6	6/6/2023	NAP	5/6/2028	NAP	5
14	Loan	93, 94	1	1001 McKinney	60	60	0	0	6/22/2023	0	6	8/6/2023	NAP	7/6/2028	NAP	5
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	60	57	0	0	4/4/2023	3	6	5/6/2023	NAP	4/6/2028	NAP	0
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	60	54	0	0	1/3/2023	6	6	2/6/2023	NAP	1/6/2028	NAP	5
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	60	58	0	0	4/20/2023	2	6	6/6/2023	NAP	5/6/2028	NAP	0
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	60	60	0	0	6/9/2023	0	6	8/6/2023	NAP	7/6/2028	NAP	0
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	60	59	0	0	6/1/2023	1	6	7/6/2023	NAP	6/6/2028	NAP	0
20	Loan	135, 136, 137, 138	1	150 South Warner	60	60	360	360	6/14/2023	0	6	8/6/2023	8/6/2023	7/6/2028	NAP	0
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	60	59	0	0	6/6/2023	1	6	7/6/2023	NAP	6/6/2028	NAP	0
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	60	58	0	0	5/5/2023	2	5	6/5/2023	NAP	5/5/2028	NAP	0
23	Loan	152, 153	18	Teamshares Portfolio	60	60	360	360	6/22/2023	0	6	8/6/2023	8/6/2025	7/6/2028	NAP	0
23.01	Property		1	West Lebanon Feed & Supply
23.02	Property		1	Karl's Country Market
23.03	Property		1	Coronado Paint & Decorating
23.04	Property		1	RPM Carpets
23.05	Property		1	AW Brown Pet & Garden
23.06	Property		1	Eric Clark Industries
23.07	Property		1	Pizza Shuttle
23.08	Property		1	Old Town Market
23.09	Property		1	A&B Wood & Design
23.10	Property		1	Don & Millie's Harrison Street
23.11	Property		1	Don & Millie's West Center
23.12	Property		1	Don & Millie's Evans Street
23.13	Property		1	Don & Millie's Q Street
23.14	Property		1	Don & Millie's Pratt Ave
23.15	Property		1	B&M Clambake
23.16	Property		1	Thielen Meats of Pierz
23.17	Property		1	Popco Service
23.18	Property		1	Ned's Pizza
24	Loan	154	1	Westin Mount Laurel	60	60	0	0	6/26/2023	0	6	8/6/2023	NAP	7/6/2028	NAP	0
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	60	60	0	0	6/9/2023	0	6	8/6/2023	NAP	7/6/2028	NAP	0
26	Loan	159	1	5542 Grand River	60	60	0	0	6/9/2023	0	6	8/6/2023	NAP	7/6/2028	NAP	0
27	Loan	160, 161	1	Rangeview & Trails End	60	59	0	0	5/31/2023	1	6	7/6/2023	NAP	6/6/2028	NAP	0
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	60	56	0	0	3/3/2023	4	6	4/6/2023	NAP	3/6/2028	NAP	5
29	Loan	9, 172, 173, 174	1	Riverview Tower	60	60	360	360	6/28/2023	0	6	8/6/2023	8/6/2023	7/6/2028	NAP	0
30	Loan	175	1	Doubletree Laurel	60	58	0	0	5/4/2023	2	6	6/6/2023	NAP	5/6/2028	NAP	0
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	60	59	360	359	5/26/2023	1	1	7/1/2023	7/1/2023	6/1/2028	NAP	0
32	Loan	180, 181	1	123 West Tryon Avenue	60	60	0	0	6/13/2023	0	6	8/6/2023	NAP	7/6/2028	NAP	0
33	Loan	182	1	70 Grand Avenue	60	60	360	360	6/9/2023	0	6	8/6/2023	8/6/2023	7/6/2028	NAP	0
34	Loan	183, 184, 185	2	Storage Depot Portfolio	60	59	0	0	5/17/2023	1	6	7/6/2023	NAP	6/6/2028	NAP	0
34.01	Property		1	Farmville Properties
34.02	Property		1	21528 Prince Edward Highway
35	Loan		1	Riviera Terrace	60	59	0	0	5/23/2023	1	6	7/6/2023	NAP	6/6/2028	NAP	0
36	Loan		1	60 Warren Street	60	59	0	0	6/6/2023	1	6	7/6/2023	NAP	6/6/2028	NAP	0
37	Loan		1	Cityline Carlisle Storage	60	58	360	360	5/5/2023	2	6	6/6/2023	12/6/2025	5/6/2028	NAP	0
38	Loan	186	1	400 Suydam	60	60	0	0	6/23/2023	0	6	8/6/2023	NAP	7/6/2028	NAP	0

A-1-5

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)
						3
1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	0	L(24),YM1(29),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	0	L(24),D(33),O(3)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.01	Property		1	6500 East Fourteen Mile Road			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.02	Property		1	30450-30500 Little Mack Avenue			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	5	L(25),D(28),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.01	Property		1	FedEx Ground - Brookfield (Image), MO			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.03	Property		1	Schnucks - Rockford (Charles), IL			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.05	Property		1	BioLife- Pearland (Kirby), TX			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.07	Property		1	Dollar Tree - Moore (Eastern), OK			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.08	Property		1	Dollar General - Eloy (Frontier), AZ			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.10	Property		1	Dollar General - Chester (Lincoln), WV			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.11	Property		1	Dollar General - Johnstown (Horner), PA			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.13	Property		1	Dollar General - Springfield (Grand), IL			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.14	Property		1	Dollar General - Owensboro (KY-25), KY			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.15	Property		1	Dollar General - Flint (Court), MI			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	0	L(25),D(28),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	0	L(23),YM1(2),DorYM1(28),O(7)	24,529,721	9,334,536	15,195,185	3/31/2023	T-12	24,342,817	9,173,990	15,168,827
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	0	L(24),DorYM1(29),O(7)	99,991,917	36,977,577	63,014,340	3/31/2023	T-12	98,973,331	36,251,075	62,722,256
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	0	L(25),D(31),O(4)	13,764,780	5,399,993	8,364,787	3/31/2023	T-12	13,543,639	5,170,292	8,373,346
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	0	L(24),YM1(29),O(7)	5,872,110	357,265	5,514,845	12/31/2022	T-12	5,845,428	329,779	5,515,649
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	0	L(24),YM1(29),O(7)	6,194,258	2,077,992	4,116,266	5/31/2023	T-12	6,032,585	1,909,314	4,123,271
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	0	L(26),D(30),O(4)	15,842,006	5,559,308	10,282,697	3/31/2023	T-3 Ann	10,889,433	5,399,051	5,490,382
10.01	Property		1	Starburst Apartments			9,065,128	3,282,686	5,782,442	3/31/2023	T-3 Ann	6,429,614	3,276,271	3,153,343
10.02	Property		1	Orbit Apartments			6,776,878	2,276,623	4,500,255	3/31/2023	T-3 Ann	4,459,819	2,122,780	2,337,039
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	0	L(24),D(29),O(7)	11,973,083	6,962,247	5,010,836	3/31/2023	T-12	11,112,692	6,775,085	4,337,607
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	0	L(25),D(30),O(5)	5,701,673	1,902,645	3,799,028	5/31/2023	T-12	5,348,794	1,880,706	3,468,088
12.01	Property		1	30, 40 and 60 East 9th Street			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.02	Property		1	260 West 87th Street			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	0	YM1(26),DorYM1(27),O(7)	47,511,670	19,723,321	27,788,349	12/31/2022	T-12	41,405,549	22,550,623	18,854,926
14	Loan	93, 94	1	1001 McKinney	0	L(24),YM1(29),O(7)	9,179,672	4,936,339	4,243,333	3/31/2023	T-12	9,439,549	4,958,977	4,480,571
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	0	L(27),D(26),O(7)	49,314,096	17,827,217	31,486,880	12/31/2022	T-12	47,450,874	18,047,218	29,403,655
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	0	L(30),YM1(25),O(5)	76,986,549	31,812,161	45,174,388	9/30/2022	T-12	76,903,875	30,285,085	46,618,790
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	0	L(26),D(30),O(4)	16,476,939	12,339,275	4,137,664	2/28/2023	T-12	16,682,265	12,454,743	4,227,522
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	0	L(24),D(31),O(5)	12,113,734	4,892,916	7,220,818	2/28/2023	T-12	11,229,984	4,793,343	6,436,640
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	0	L(24),YM1(29),O(7)	48,803,159	23,821,189	24,981,970	4/30/2023	T-12	50,751,623	26,352,623	24,399,000
20	Loan	135, 136, 137, 138	1	150 South Warner	0	L(2),YM1(22),DorYM1(29),O(7)	3,082,445	1,155,921	1,926,524	12/31/2022	T-12	3,448,560	1,143,322	2,305,237
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	0	L(25),DorYM1(28),O(7)	74,433,533	21,918,960	52,514,573	3/31/2023	T-12	77,267,235	21,869,987	55,397,248
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	5	L(26),D(30),O(4)	8,139,171	2,821,315	5,317,856	12/31/2022	T-12	7,311,626	2,676,822	4,634,804
23	Loan	152, 153	18	Teamshares Portfolio	0	L(24),D(29),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.01	Property		1	West Lebanon Feed & Supply			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.02	Property		1	Karl's Country Market			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.03	Property		1	Coronado Paint & Decorating			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.04	Property		1	RPM Carpets			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.05	Property		1	AW Brown Pet & Garden			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.06	Property		1	Eric Clark Industries			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.07	Property		1	Pizza Shuttle			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.08	Property		1	Old Town Market			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.09	Property		1	A&B Wood & Design			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.10	Property		1	Don & Millie's Harrison Street			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.11	Property		1	Don & Millie's West Center			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.12	Property		1	Don & Millie's Evans Street			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.13	Property		1	Don & Millie's Q Street			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.14	Property		1	Don & Millie's Pratt Ave			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.15	Property		1	B&M Clambake			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.16	Property		1	Thielen Meats of Pierz			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.17	Property		1	Popco Service			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.18	Property		1	Ned's Pizza			NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
24	Loan	154	1	Westin Mount Laurel	0	L(24),D(31),O(5)	13,337,598	10,529,335	2,808,263	5/31/2023	T-12	12,017,941	9,620,912	2,397,029
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	0	L(11),YM1(13),DorYM1(31),O(5)	1,716,835	430,809	1,286,026	3/31/2023	T-12	1,663,058	420,810	1,242,247
26	Loan	159	1	5542 Grand River	0	L(24),D(29),O(7)	1,295,512	15,108	1,280,404	2/28/2023	T-12	1,290,137	14,593	1,275,543
27	Loan	160, 161	1	Rangeview & Trails End	0	L(24),YM1(31),O(5)	1,840,217	679,897	1,160,320	4/30/2023	T-12	1,765,946	838,804	927,142
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	0	L(28),DorYM1(25),O(7)	97,949,617	17,988,634	79,960,983	12/31/2022	T-12	85,107,087	17,534,916	67,572,171
29	Loan	9, 172, 173, 174	1	Riverview Tower	0	L(24),D(33),O(3)	5,353,686	2,739,939	2,613,747	4/30/2023	T-12	5,122,981	2,689,879	2,433,102
30	Loan	175	1	Doubletree Laurel	0	L(26),D(29),O(5)	6,548,715	4,544,976	2,003,739	2/28/2023	T-12	6,501,263	4,554,693	1,946,570
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	5 (Once per trailing 12-month period)	L(25),YM1(31),O(4)	7,222,152	2,770,377	4,451,775	4/30/2023	T-12	6,978,331	2,842,710	4,135,622
32	Loan	180, 181	1	123 West Tryon Avenue	0	L(24),D(32),O(4)	955,985	349,098	606,887	4/30/2023	T-12	826,891	350,506	476,385
33	Loan	182	1	70 Grand Avenue	0	L(24),D(30),O(6)	1,846,058	894,029	952,029	3/31/2023	T-12	1,818,453	843,604	974,849
34	Loan	183, 184, 185	2	Storage Depot Portfolio	0	L(25),D(31),O(4)	979,056	257,299	721,758	3/31/2023	T-12	946,371	248,891	697,480
34.01	Property		1	Farmville Properties			638,260	163,654	474,606	3/31/2023	T-12	618,648	158,418	460,230
34.02	Property		1	21528 Prince Edward Highway			340,796	93,644	247,152	3/31/2023	T-12	327,723	90,473	237,249
35	Loan		1	Riviera Terrace	0	L(23),YM1(32),O(5)	842,009	257,783	584,226	4/30/2023	T-12	780,080	376,907	403,173
36	Loan		1	60 Warren Street	0	L(25),D(31),O(4)	590,448	131,342	459,106	3/31/2023	T-12	566,933	141,375	425,558
37	Loan		1	Cityline Carlisle Storage	0	L(26),D(30),O(4)	651,940	168,659	483,281	3/31/2023	T-12	656,128	164,904	491,225
38	Loan	186	1	400 Suydam	0	L(24),D(33),O(3)	390,764	81,958	308,806	3/31/2023	T-7 Ann	NAV	NAV	NAV

A-1-6

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)

1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	13,492,252	134,923	13,357,329	29,600
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	10,315,965	3,667,834	6,648,131	134,198
2.01	Property		1	6500 East Fourteen Mile Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	94.8%	9,629,283	3,472,332	6,156,952	121,296
2.02	Property		1	30450-30500 Little Mack Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	99.0%	686,682	195,502	491,179	12,902
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	6,840,114	647,726	6,192,389	46,865
3.01	Property		1	FedEx Ground - Brookfield (Image), MO	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,242,772	276,774	1,965,998	19,287
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	1,383,524	51,366	1,332,157	0
3.03	Property		1	Schnucks - Rockford (Charles), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	648,296	43,145	605,150	16,285
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	294,617	10,577	284,040	3,008
3.05	Property		1	BioLife- Pearland (Kirby), TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	627,645	20,236	607,409	0
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	584,244	28,138	556,106	0
3.07	Property		1	Dollar Tree - Moore (Eastern), OK	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	151,513	34,033	117,480	1,518
3.08	Property		1	Dollar General - Eloy (Frontier), AZ	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	131,783	23,692	108,091	0
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	135,717	21,931	113,786	1,500
3.10	Property		1	Dollar General - Chester (Lincoln), WV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	121,162	25,550	95,612	1,583
3.11	Property		1	Dollar General - Johnstown (Horner), PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	107,837	21,854	85,983	0
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	115,435	32,204	83,230	0
3.13	Property		1	Dollar General - Springfield (Grand), IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	102,028	20,458	81,569	2,056
3.14	Property		1	Dollar General - Owensboro (KY-25), KY	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	93,683	17,095	76,588	0
3.15	Property		1	Dollar General - Flint (Court), MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	99,860	20,671	79,189	1,627
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	96.5%	5,195,011	579,342	4,615,669	31,758
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	12/31/2022	T-12	24,019,377	8,748,681	15,270,696	12/31/2021	T-12	93.5%	24,271,069	10,532,015	13,739,054	35,503
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	12/31/2022	T-12	94,773,768	33,234,468	61,539,300	12/31/2021	T-12	93.6%	115,015,445	37,554,805	77,460,640	256,734
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	12/31/2022	T-12	12,335,513	5,120,779	7,214,734	12/31/2021	T-12	91.5%	17,679,768	5,692,700	11,987,068	99,696
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	12/31/2021	T-12	5,873,153	361,222	5,511,931	12/31/2020	T-12	97.5%	6,025,553	364,143	5,661,411	50,017
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	12/31/2022	T-12	6,198,126	1,784,697	4,413,428	12/31/2021	T-12	88.2%	6,334,294	1,857,525	4,476,770	47,625
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	15,971,152	5,778,518	10,192,634	210,000
10.01	Property		1	Starburst Apartments	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	9,254,352	3,488,215	5,766,137	126,000
10.02	Property		1	Orbit Apartments	12/31/2022	T-12	3,533,774	2,183,597	1,350,177	12/31/2021	T-12	95.0%	6,716,800	2,290,303	4,426,498	84,000
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	12/31/2022	T-12	6,130,015	4,629,404	1,500,611	12/31/2021	T-12	83.3%	12,552,309	7,115,422	5,436,887	502,092
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	12/31/2022	T-12	4,608,662	1,816,111	2,792,551	12/31/2021	T-12	95.0%	5,877,780	1,075,886	4,801,893	27,500
12.01	Property		1	30, 40 and 60 East 9th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.02	Property		1	260 West 87th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	12/31/2021	T-12	46,993,596	19,123,848	27,869,748	12/31/2020	T-12	69.1%	43,938,879	22,147,467	21,791,413	364,421
14	Loan	93, 94	1	1001 McKinney	12/31/2022	T-12	8,610,762	4,847,635	3,763,127	12/31/2021	T-12	71.5%	10,160,930	4,938,566	5,222,364	75,088
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	12/31/2021	T-12	44,617,062	18,489,525	26,127,537	12/31/2020	T-12	74.5%	51,753,039	18,582,167	33,170,872	319,806
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	12/31/2021	T-12	69,008,722	28,007,136	41,001,586	12/31/2020	T-12	96.2%	83,514,884	35,580,356	47,934,528	455,855
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	12/31/2022	T-12	13,296,084	10,888,985	2,407,099	12/31/2021	T-12	61.2%	16,476,939	12,330,212	4,146,726	659,078
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	12/31/2022	T-12	11,160,618	4,901,040	6,259,578	12/31/2021	T-12	90.0%	11,709,220	4,962,168	6,747,051	88,339
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	12/31/2022	T-12	48,746,255	26,530,878	22,215,377	12/31/2021	T-12	76.6%	55,090,239	25,392,147	29,698,092	474,036
20	Loan	135, 136, 137, 138	1	150 South Warner	12/31/2021	T-12	3,527,570	1,034,833	2,492,737	12/31/2020	T-12	83.6%	3,977,279	1,341,325	2,635,954	71,414
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	12/31/2022	T-12	64,758,060	20,726,977	44,031,083	12/31/2021	T-12	85.8%	82,245,355	22,585,949	59,659,406	100,697
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	12/31/2021	T-12	7,083,087	2,789,296	4,293,791	12/31/2020	T-12	96.0%	9,555,376	3,630,353	5,925,023	26,948
23	Loan	152, 153	18	Teamshares Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,695,945	53,919	2,642,026	39,093
23.01	Property		1	West Lebanon Feed & Supply	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.02	Property		1	Karl's Country Market	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.03	Property		1	Coronado Paint & Decorating	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.04	Property		1	RPM Carpets	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.05	Property		1	AW Brown Pet & Garden	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.06	Property		1	Eric Clark Industries	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.07	Property		1	Pizza Shuttle	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.08	Property		1	Old Town Market	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.09	Property		1	A&B Wood & Design	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.10	Property		1	Don & Millie's Harrison Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.11	Property		1	Don & Millie's West Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.12	Property		1	Don & Millie's Evans Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.13	Property		1	Don & Millie's Q Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.14	Property		1	Don & Millie's Pratt Ave	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.15	Property		1	B&M Clambake	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.16	Property		1	Thielen Meats of Pierz	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.17	Property		1	Popco Service	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.18	Property		1	Ned's Pizza	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
24	Loan	154	1	Westin Mount Laurel	12/31/2022	T-12	8,479,762	6,743,985	1,735,777	12/31/2021	T-12	77.8%	13,337,598	10,468,011	2,869,587	533,504
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	12/31/2022	T-12	1,465,716	381,708	1,084,008	12/31/2021	T-12	95.0%	1,985,462	397,875	1,587,587	18,213
26	Loan	159	1	5542 Grand River	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	1,836,268	323,778	1,512,490	30,250
27	Loan	160, 161	1	Rangeview & Trails End	12/31/2022	T-12	1,695,534	848,641	846,894	12/31/2021	T-12	87.6%	2,032,049	783,619	1,248,430	17,178
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	12/31/2021	T-12	73,178,391	17,139,268	56,039,123	12/31/2020	T-12	95.0%	105,121,522	18,973,779	86,147,743	327,531
29	Loan	9, 172, 173, 174	1	Riverview Tower	12/31/2022	T-12	4,742,263	2,474,785	2,267,479	12/31/2021	T-12	94.0%	6,292,560	2,825,578	3,466,981	56,814
30	Loan	175	1	Doubletree Laurel	12/31/2022	T-12	4,533,474	3,335,482	1,197,992	12/31/2021	T-12	59.6%	6,548,715	4,584,818	1,963,897	261,949
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	12/31/2022	T-12	6,798,108	3,218,057	3,580,051	12/31/2021	T-12	74.9%	6,934,711	2,872,489	4,062,222	62,518
32	Loan	180, 181	1	123 West Tryon Avenue	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	1,182,715	324,510	858,204	3,253
33	Loan	182	1	70 Grand Avenue	12/31/2022	T-12	1,765,050	828,784	936,266	12/31/2021	T-12	95.0%	1,910,508	865,862	1,044,645	14,000
34	Loan	183, 184, 185	2	Storage Depot Portfolio	12/31/2022	T-12	705,993	250,344	455,649	12/31/2021	T-12	90.8%	979,350	243,979	735,372	7,878
34.01	Property		1	Farmville Properties	12/31/2022	T-12	441,530	145,739	295,791	12/31/2021	T-12	88.5%	635,792	156,307	479,485	4,573
34.02	Property		1	21528 Prince Edward Highway	12/31/2022	T-12	264,463	104,604	159,859	12/31/2021	T-12	94.9%	343,558	87,671	255,887	3,305
35	Loan		1	Riviera Terrace	12/31/2022	T-12	738,301	290,672	447,629	12/31/2021	T-12	95.0%	951,499	378,208	573,291	7,250
36	Loan		1	60 Warren Street	12/31/2022	T-12	345,884	81,914	263,971	12/31/2021	T-12	95.0%	605,123	116,361	488,762	967
37	Loan		1	Cityline Carlisle Storage	12/31/2022	T-12	584,278	155,677	428,602	12/31/2021	T-12	90.7%	651,940	170,234	481,706	6,834
38	Loan	186	1	400 Suydam	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	398,601	81,621	316,980	1,890

A-1-7

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)
							4	4
1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	0	13,327,729	2.38	2.37	15.8%	15.7%	215,000,000	As Is	5/12/2023	39.4%	39.4%
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	175,925	6,338,007	1.38	1.32	10.1%	9.7%	111,700,000	As Is	4/21/2023	58.6%	58.6%
2.01	Property		1	6500 East Fourteen Mile Road	156,472	5,879,184					104,000,000	As Is	4/21/2023
2.02	Property		1	30450-30500 Little Mack Avenue	19,454	458,824					7,700,000	As Is	4/21/2023
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	100,202	6,045,322	2.12	2.07	12.2%	11.9%	110,180,000	Various	Various	46.0%	46.0%
3.01	Property		1	FedEx Ground - Brookfield (Image), MO	63,673	1,883,038					36,500,000	As Is	3/7/2023
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY	0	1,332,157					24,100,000	As Is	4/17/2023
3.03	Property		1	Schnucks - Rockford (Charles), IL	31,941	556,924					9,560,000	As Is	4/19/2023
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ	0	281,032					5,100,000	As Is	4/15/2023
3.05	Property		1	BioLife- Pearland (Kirby), TX	0	607,409					10,600,000	As Is	4/6/2023
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL	0	556,106					9,900,000	As Is	4/11/2023
3.07	Property		1	Dollar Tree - Moore (Eastern), OK	0	115,962					2,080,000	At Lease Commencement	6/22/2023
3.08	Property		1	Dollar General - Eloy (Frontier), AZ	0	108,091					1,870,000	As Is	4/20/2023
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX	0	112,286					1,870,000	As Is	4/7/2023
3.10	Property		1	Dollar General - Chester (Lincoln), WV	0	94,029					1,700,000	As Is	4/20/2023
3.11	Property		1	Dollar General - Johnstown (Horner), PA	0	85,983					1,500,000	As Is	4/19/2023
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH	0	83,230					1,400,000	As Is	4/13/2023
3.13	Property		1	Dollar General - Springfield (Grand), IL	0	79,513					1,380,000	As Is	4/24/2023
3.14	Property		1	Dollar General - Owensboro (KY-25), KY	0	76,588					1,320,000	As Is	4/12/2023
3.15	Property		1	Dollar General - Flint (Court), MI	4,588	72,974					1,300,000	As Is	4/5/2023
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	5,050	4,578,861	1.30	1.29	9.2%	9.1%	86,000,000	As Is	2/13/2023	58.6%	58.6%
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	0	13,703,551	1.21	1.21	8.5%	8.4%	271,100,000	As Is	3/11/2023	59.9%	59.9%
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	0	77,203,906	2.55	2.55	16.3%	16.3%	1,410,000,000	As Is (Extraordinary Assumption)	10/19/2022	33.7%	33.7%
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	747,722	11,139,650	1.62	1.50	13.3%	12.4%	153,000,000	As Is	4/4/2023	58.8%	58.8%
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	0	5,611,394	1.58	1.57	13.3%	13.1%	71,200,000	As Is	5/3/2023	60.0%	60.0%
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	211,618	4,217,527	1.74	1.64	12.1%	11.4%	89,600,000	As Is	3/20/2023	41.3%	41.3%
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	0	9,982,634	1.24	1.21	9.3%	9.1%	187,000,000	As Is	3/27/2023	58.8%	58.8%
10.01	Property		1	Starburst Apartments	0	5,640,137					113,000,000	As Is	3/27/2023
10.02	Property		1	Orbit Apartments	0	4,342,498					74,000,000	As Is	3/27/2023
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	0	4,934,794	1.85	1.68	15.9%	14.4%	60,600,000	As Is	3/28/2023	56.5%	56.5%
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	0	4,774,393	1.36	1.35	10.9%	10.9%	72,100,000	As Is	4/25/2023	61.0%	61.0%
12.01	Property		1	30, 40 and 60 East 9th Street	NAV	NAV					46,500,000	As Is	4/25/2023
12.02	Property		1	260 West 87th Street	NAV	NAV					25,600,000	As Is	4/25/2023
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	871,468	20,555,523	1.64	1.54	12.7%	12.0%	521,800,000	As Is	2/1/2023	33.0%	33.0%
14	Loan	93, 94	1	1001 McKinney	464,545	4,682,730	2.15	1.93	16.7%	15.0%	64,600,000	As Is	4/12/2023	48.3%	48.3%
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	1,387,420	31,463,647	2.49	2.36	14.7%	14.0%	396,000,000	As Is	2/7/2023	56.8%	56.8%
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	1,113,906	46,364,767	2.17	2.10	13.0%	12.5%	679,000,000	As Is	10/30/2022	54.5%	54.5%
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	0	3,487,649	2.05	1.72	16.6%	14.0%	50,000,000	As Is	1/5/2023	50.0%	50.0%
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	220,848	6,437,864	1.73	1.65	13.5%	12.9%	92,700,000	As Is	3/30/2023	53.9%	53.9%
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	2,844,215	26,379,842	1.71	1.52	13.5%	12.0%	428,000,000	As Is	3/30/2023	51.4%	51.4%
20	Loan	135, 136, 137, 138	1	150 South Warner	0	2,564,540	1.51	1.47	12.9%	12.5%	32,700,000	As Is	2/24/2023	62.6%	59.8%
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	644,411	58,914,298	1.98	1.96	14.0%	13.9%	1,100,000,000	As Is	3/28/2023	38.6%	38.6%
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	90,246	5,807,829	1.36	1.33	10.4%	10.2%	100,000,000	As Is	4/11/2023	57.1%	57.1%
23	Loan	152, 153	18	Teamshares Portfolio	97,734	2,505,199	1.76	1.67	14.9%	14.2%	29,020,000	As Is	Various	61.0%	59.4%
23.01	Property		1	West Lebanon Feed & Supply	NAV	NAV					3,240,000	As Is	4/11/2023
23.02	Property		1	Karl's Country Market	NAV	NAV					2,810,000	As Is	4/12/2023
23.03	Property		1	Coronado Paint & Decorating	NAV	NAV					2,700,000	As Is	4/14/2023
23.04	Property		1	RPM Carpets	NAV	NAV					2,490,000	As Is	4/12/2023
23.05	Property		1	AW Brown Pet & Garden	NAV	NAV					2,160,000	As Is	4/11/2023
23.06	Property		1	Eric Clark Industries	NAV	NAV					1,950,000	As Is	4/11/2023
23.07	Property		1	Pizza Shuttle	NAV	NAV					1,560,000	As Is	4/12/2023
23.08	Property		1	Old Town Market	NAV	NAV					1,510,000	As Is	4/13/2023
23.09	Property		1	A&B Wood & Design	NAV	NAV					1,430,000	As Is	4/11/2023
23.10	Property		1	Don & Millie's Harrison Street	NAV	NAV					1,390,000	As Is	5/24/2023
23.11	Property		1	Don & Millie's West Center	NAV	NAV					1,370,000	As Is	5/24/2023
23.12	Property		1	Don & Millie's Evans Street	NAV	NAV					1,360,000	As Is	5/24/2023
23.13	Property		1	Don & Millie's Q Street	NAV	NAV					1,180,000	As Is	5/24/2023
23.14	Property		1	Don & Millie's Pratt Ave	NAV	NAV					1,120,000	As Is	5/24/2023
23.15	Property		1	B&M Clambake	NAV	NAV					1,080,000	As Is	4/12/2023
23.16	Property		1	Thielen Meats of Pierz	NAV	NAV					780,000	As Is	4/21/2023
23.17	Property		1	Popco Service	NAV	NAV					490,000	As Is	4/11/2023
23.18	Property		1	Ned's Pizza	NAV	NAV					400,000	As Is	4/12/2023
24	Loan	154	1	Westin Mount Laurel	0	2,336,084	2.05	1.67	16.4%	13.3%	29,500,000	As Is	6/1/2023	59.3%	59.3%
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	68,300	1,501,074	1.59	1.50	11.3%	10.7%	22,400,000	As Is	5/11/2023	62.5%	62.5%
26	Loan	159	1	5542 Grand River	55,088	1,427,152	1.54	1.45	11.6%	11.0%	20,500,000	As Is	3/29/2023	63.4%	63.4%
27	Loan	160, 161	1	Rangeview & Trails End	0	1,231,253	1.65	1.63	11.2%	11.1%	17,100,000	As Is	1/3/2023	65.0%	65.0%
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	1,009,838	84,810,375	1.95	1.92	12.3%	12.1%	1,825,000,000	As Is	1/4/2023	38.4%	38.4%
29	Loan	9, 172, 173, 174	1	Riverview Tower	0	3,410,168	1.43	1.40	12.6%	12.4%	40,200,000	Prospective Value Upon Completion	8/1/2023	68.7%	65.8%
30	Loan	175	1	Doubletree Laurel	0	1,701,948	2.64	2.28	19.6%	17.0%	28,500,000	As Is	3/24/2023	35.1%	35.1%
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	129,938	3,869,766	1.87	1.78	16.9%	16.1%	48,900,000	As Is	3/28/2023	49.0%	47.2%
32	Loan	180, 181	1	123 West Tryon Avenue	0	854,951	1.32	1.31	10.0%	9.9%	13,500,000	As Is	5/19/2023	63.7%	63.7%
33	Loan	182	1	70 Grand Avenue	84,272	946,373	1.57	1.42	13.6%	12.3%	13,100,000	Prospective As Stabilized	12/31/2023	58.5%	56.0%
34	Loan	183, 184, 185	2	Storage Depot Portfolio	0	727,494	2.17	2.14	12.7%	12.6%	10,500,000	As Is	4/9/2023	54.9%	54.9%
34.01	Property		1	Farmville Properties	0	474,912					6,700,000	As Is	4/9/2023
34.02	Property		1	21528 Prince Edward Highway	0	252,582					3,800,000	As Is	4/9/2023
35	Loan		1	Riviera Terrace	0	566,041	1.56	1.54	10.8%	10.6%	8,500,000	As Is	1/3/2023	62.7%	62.7%
36	Loan		1	60 Warren Street	6,449	481,346	1.33	1.31	9.8%	9.6%	9,800,000	As Is	4/4/2023	51.0%	51.0%
37	Loan		1	Cityline Carlisle Storage	0	474,872	1.37	1.35	10.9%	10.8%	6,350,000	As Is	3/7/2023	69.3%	67.6%
38	Loan	186	1	400 Suydam	0	315,090	1.52	1.51	11.1%	11.1%	5,400,000	As Is	5/5/2023	52.8%	52.8%

A-1-8

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF
					5						6
1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	100.0%	7/6/2023	Yes	DIRECTV, LLC	296,000	100.0%	3/31/2038	NAP	NAP
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	95.3%
2.01	Property		1	6500 East Fourteen Mile Road	94.7%	6/1/2023	No	Gardner White Furniture	275,800	27.3%	5/18/2032	Samsung	274,000
2.02	Property		1	30450-30500 Little Mack Avenue	100.0%	7/6/2023	Yes	Blue Bell Mattress Company	129,021	100.0%	2/28/2037	NAP	NAP
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	100.0%
3.01	Property		1	FedEx Ground - Brookfield (Image), MO	100.0%	7/1/2023	Yes	FedEx Ground	192,874	100.0%	10/14/2032	NAP	NAP
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY	100.0%	7/1/2023	Yes	Tops Friendly Market	101,330	100.0%	11/30/2039	NAP	NAP
3.03	Property		1	Schnucks - Rockford (Charles), IL	100.0%	7/1/2023	Yes	Schnucks	82,340	100.0%	7/31/2030	NAP	NAP
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ	100.0%	7/1/2023	Yes	Tractor Supply	19,097	100.0%	6/30/2033	NAP	NAP
3.05	Property		1	BioLife- Pearland (Kirby), TX	100.0%	7/1/2023	Yes	BioLife Plasma Services L.P.	13,905	100.0%	3/31/2038	NAP	NAP
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL	100.0%	7/1/2023	Yes	Daybreak Market	14,392	100.0%	4/30/2043	NAP	NAP
3.07	Property		1	Dollar Tree - Moore (Eastern), OK	100.0%	7/1/2023	Yes	Dollar Tree	10,120	100.0%	6/30/2033	NAP	NAP
3.08	Property		1	Dollar General - Eloy (Frontier), AZ	100.0%	7/1/2023	Yes	Dollar General	9,002	100.0%	7/31/2032	NAP	NAP
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX	100.0%	7/1/2023	Yes	Dollar Tree	10,000	100.0%	12/31/2032	NAP	NAP
3.10	Property		1	Dollar General - Chester (Lincoln), WV	100.0%	7/1/2023	Yes	Dollar General	10,556	100.0%	2/28/2037	NAP	NAP
3.11	Property		1	Dollar General - Johnstown (Horner), PA	100.0%	7/1/2023	Yes	Dollar General	9,026	100.0%	1/31/2038	NAP	NAP
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH	100.0%	7/1/2023	Yes	Dollar General Plus	10,566	100.0%	10/31/2037	NAP	NAP
3.13	Property		1	Dollar General - Springfield (Grand), IL	100.0%	7/1/2023	Yes	Dollar General	13,709	100.0%	9/30/2029	NAP	NAP
3.14	Property		1	Dollar General - Owensboro (KY-25), KY	100.0%	7/1/2023	Yes	Dollar General	9,026	100.0%	7/31/2032	NAP	NAP
3.15	Property		1	Dollar General - Flint (Court), MI	100.0%	7/1/2023	Yes	Dollar General	8,134	100.0%	1/31/2030	NAP	NAP
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	100.0%	5/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	89.4%	5/5/2023	No	BJ's Wholesale Club	128,995	36.3%	9/20/2027	Dave & Buster's	37,060
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	95.8%	4/30/2023	No	Wayfair	356,312	27.8%	12/31/2031	DraftKings Inc.	125,104
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	94.1%	3/31/2023	No	Macy's	278,341	30.8%	7/31/2025	Von Maur	156,000
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	100.0%	7/1/2023	Yes	Church & Dwight	250,086	100.0%	5/31/2033	NAP	NAP
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	83.8%	5/31/2023	No	Galaxy Theaters, LLC	66,298	27.1%	5/14/2030	Stater Bros	45,654
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	96.0%
10.01	Property		1	Starburst Apartments	95.2%	3/17/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Orbit Apartments	97.0%	3/17/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	83.3%	3/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	100.0%
12.01	Property		1	30, 40 and 60 East 9th Street	100.0%	7/6/2023	Yes	Select Parking - 30, 40, 60 East 9th Street	360	100.0%	4/30/2033	NAP	NAP
12.02	Property		1	260 West 87th Street	100.0%	7/6/2023	Yes	Select Parking - 260 W 87th Street	190	100.0%	4/30/2033	NAP	NAP
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	70.1%	2/28/2023	No	EOG Resources Inc.	376,333	32.5%	3/31/2035	Deloitte LLP	205,125
14	Loan	93, 94	1	1001 McKinney	71.0%	4/1/2023	No	SBSB Law, P.L.L.C.	79,204	21.1%	12/31/2033	McGlinchey Stafford, PLLC	20,001
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	75.1%	3/22/2023	No	MUFG Bank Ltd.	137,076	8.6%	8/31/2029	E-Trade Financial Corporation	132,265
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	97.7%	12/12/2022	No	Macy's	390,503	18.8%	8/18/2026	Walmart	173,450
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	61.2%	2/28/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	93.2%	6/7/2023	No	Philadelphia Municipal Court - Criminal Division	200,114	45.3%	12/31/2032	Chestnut Master LLC	69,420
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	76.4%	5/17/2023	No	Price Water House Coopers LLP	138,413	7.3%	4/30/2030	Stradley, Ronon, Stevens & Young	69,111
20	Loan	135, 136, 137, 138	1	150 South Warner	83.6%	12/31/2022	No	Truist Bank	39,655	26.1%	8/31/2024	Clifton Larson Allen LLP	36,826
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	85.3%	2/28/2023	No	V Theater	38,428	7.6%	12/31/2028	Saxe Theater	22,398
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	98.8%	5/1/2023	No	New Mulan L.L.C.	20,096	21.1%	2/28/2027	New York Life Insurance Company	16,630
23	Loan	152, 153	18	Teamshares Portfolio	100.0%
23.01	Property		1	West Lebanon Feed & Supply	100.0%	7/6/2023	Yes	West Lebanon Feed & Supply	20,092	100.0%	5/30/2038	NAP	NAP
23.02	Property		1	Karl's Country Market	100.0%	7/6/2023	Yes	Karl's Country Market	14,056	100.0%	5/30/2038	NAP	NAP
23.03	Property		1	Coronado Paint & Decorating	100.0%	7/6/2023	Yes	Coronado Paint & Decorating	24,600	100.0%	5/30/2038	NAP	NAP
23.04	Property		1	RPM Carpets	100.0%	7/6/2023	Yes	RPM Carpets	9,664	100.0%	5/30/2038	NAP	NAP
23.05	Property		1	AW Brown Pet & Garden	100.0%	7/6/2023	Yes	AW Brown Pet & Garden	28,893	100.0%	5/30/2038	NAP	NAP
23.06	Property		1	Eric Clark Industries	100.0%	7/6/2023	Yes	Eric Clark Industries	13,030	100.0%	5/30/2038	NAP	NAP
23.07	Property		1	Pizza Shuttle	100.0%	7/6/2023	Yes	Pizza Shuttle	4,094	100.0%	5/30/2038	NAP	NAP
23.08	Property		1	Old Town Market	100.0%	7/6/2023	Yes	Old Town Market	3,300	100.0%	5/30/2038	NAP	NAP
23.09	Property		1	A&B Wood & Design	100.0%	7/6/2023	Yes	A&B Wood & Design	20,350	100.0%	5/30/2038	NAP	NAP
23.10	Property		1	Don & Millie's Harrison Street	100.0%	7/6/2023	Yes	Don & Millie's Harrison Street	3,876	100.0%	5/30/2038	NAP	NAP
23.11	Property		1	Don & Millie's West Center	100.0%	7/6/2023	Yes	Don & Millie's West Center	3,934	100.0%	5/30/2038	NAP	NAP
23.12	Property		1	Don & Millie's Evans Street	100.0%	7/6/2023	Yes	Don & Millie's Evans Street	3,840	100.0%	5/30/2038	NAP	NAP
23.13	Property		1	Don & Millie's Q Street	100.0%	7/6/2023	Yes	Don & Millie's Q Street	4,096	100.0%	5/30/2038	NAP	NAP
23.14	Property		1	Don & Millie's Pratt Ave	100.0%	7/6/2023	Yes	Don & Millie's Pratt Ave	3,906	100.0%	5/30/2038	NAP	NAP
23.15	Property		1	B&M Clambake	100.0%	7/6/2023	Yes	B&M Clambake	18,865	100.0%	5/30/2038	NAP	NAP
23.16	Property		1	Thielen Meats of Pierz	100.0%	7/6/2023	Yes	Thielen Meats of Pierz	13,515	100.0%	5/30/2038	NAP	NAP
23.17	Property		1	Popco Service	100.0%	7/6/2023	Yes	Popco Service	3,556	100.0%	5/30/2038	NAP	NAP
23.18	Property		1	Ned's Pizza	100.0%	7/6/2023	Yes	Ned's Pizza	1,800	100.0%	5/30/2038	NAP	NAP
24	Loan	154	1	Westin Mount Laurel	77.8%	5/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	98.7%	5/1/2023	No	L.A. Fitness International	50,610	55.6%	2/28/2031	Remy Co - PFHC 2012A, LLC	9,272
26	Loan	159	1	5542 Grand River	100.0%	7/6/2023	Yes	Phillips Feed Service Inc.	275,000	100.0%	12/31/2028	NAP	NAP
27	Loan	160, 161	1	Rangeview & Trails End	91.7%	4/1/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	96.0%	12/2/2022	No	Macy's	235,899	15.2%	1/31/2030	Nordstrom	225,000
29	Loan	9, 172, 173, 174	1	Riverview Tower	94.3%	4/30/2023	No	CGI Federal Inc.	39,447	11.8%	12/31/2032	Lewis Thomason PC	32,567
30	Loan	175	1	Doubletree Laurel	59.6%	2/28/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	74.6%	5/17/2023	No	Aveanna Healthcare, LLC	81,368	26.0%	12/31/2029	Hartman, Simons & Wood LLP	20,645
32	Loan	180, 181	1	123 West Tryon Avenue	96.5%	5/19/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	182	1	70 Grand Avenue	92.5%	4/1/2023	No	Peckar & Abramson	35,000	50.0%	5/31/2030	Kajima Constr.	5,908
34	Loan	183, 184, 185	2	Storage Depot Portfolio	88.8%
34.01	Property		1	Farmville Properties	86.1%	3/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	21528 Prince Edward Highway	93.9%	6/5/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Riviera Terrace	96.6%	4/1/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	60 Warren Street	100.0%	4/1/2023	No	LPQ Tribeca	4,449	69.0%	6/30/2032	Lashes Tribeca	2,000
37	Loan		1	Cityline Carlisle Storage	87.6%	3/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	186	1	400 Suydam	100.0%	5/9/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-9

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant
						6				6
1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio
2.01	Property		1	6500 East Fourteen Mile Road	27.1%	5/31/2028	Dufresne Spencer Group	186,352	18.4%	9/30/2032	Lipari Foods Operating Co
2.02	Property		1	30450-30500 Little Mack Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63
3.01	Property		1	FedEx Ground - Brookfield (Image), MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	Schnucks - Rockford (Charles), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	BioLife- Pearland (Kirby), TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	Dollar Tree - Moore (Eastern), OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	Dollar General - Eloy (Frontier), AZ	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	Dollar General - Chester (Lincoln), WV	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	Dollar General - Johnstown (Horner), PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.13	Property		1	Dollar General - Springfield (Grand), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.14	Property		1	Dollar General - Owensboro (KY-25), KY	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.15	Property		1	Dollar General - Flint (Court), MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	10.4%	1/31/2036	Marshalls	35,021	9.9%	9/30/2027	Best Buy
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	9.7%	3/31/2029	Summit Partners	78,587	6.1%	11/30/2033	Cooley
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	17.3%	8/31/2028	Topgolf	100,000	11.1%	11/30/2042	Dick's Sporting Goods
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	18.7%	5/31/2037	Mission Grove Car Wash	7,100	2.9%	8/16/2028	Romano's Chicago Pizzeria
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio
10.01	Property		1	Starburst Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Orbit Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio
12.01	Property		1	30, 40 and 60 East 9th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	260 West 87th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	17.7%	2/28/2031	Perella Weinberg Partners Group LP	63,446	5.5%	8/31/2027	Lime Rock Management LP
14	Loan	93, 94	1	1001 McKinney	5.3%	9/30/2025	Zarvona Energy	20,001	5.3%	5/31/2025	Perkins & Will
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	8.3%	1/31/2031	Collectors Universe	130,419	8.2%	11/30/2038	Sumitomo Mitsui Banking
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	8.3%	8/31/2028	SEARS	144,537	6.9%	10/31/2028	BJ's Wholesale Club
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	15.7%	5/31/2033	First Judicial District of PA	48,600	11.0%	8/31/2032	Weir & Partners
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	3.6%	12/31/2033	Pond Lehocky Giordano Disability	66,315	3.5%	6/30/2028	Wolters Kluwer Health, Inc.
20	Loan	135, 136, 137, 138	1	150 South Warner	24.2%	10/31/2033	Independence Square Holdings, LLC	7,515	4.9%	8/31/2025	The Guardian Life Insurance Company of America
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	4.4%	12/31/2028	Victoria's Secret	20,872	4.1%	1/31/2026	PH Race and Sports Book
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	17.5%	3/31/2030	Shinsaku	15,708	16.5%	10/31/2027	GV Café
23	Loan	152, 153	18	Teamshares Portfolio
23.01	Property		1	West Lebanon Feed & Supply	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	Karl's Country Market	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	Coronado Paint & Decorating	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	RPM Carpets	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.05	Property		1	AW Brown Pet & Garden	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.06	Property		1	Eric Clark Industries	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.07	Property		1	Pizza Shuttle	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.08	Property		1	Old Town Market	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.09	Property		1	A&B Wood & Design	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.10	Property		1	Don & Millie's Harrison Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.11	Property		1	Don & Millie's West Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.12	Property		1	Don & Millie's Evans Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.13	Property		1	Don & Millie's Q Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.14	Property		1	Don & Millie's Pratt Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.15	Property		1	B&M Clambake	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.16	Property		1	Thielen Meats of Pierz	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.17	Property		1	Popco Service	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.18	Property		1	Ned's Pizza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	154	1	Westin Mount Laurel	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	10.2%	8/31/2030	Tempe Eats, LC	5,717	6.3%	5/31/2043	Rocket a Go-Go
26	Loan	159	1	5542 Grand River	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	160, 161	1	Rangeview & Trails End	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	14.5%	2/28/2029	Neiman Marcus	100,071	6.4%	10/18/2031	Harkins Theatres
29	Loan	9, 172, 173, 174	1	Riverview Tower	9.7%	6/30/2036	Truist Bank	28,235	8.4%	12/31/2028	Woolf, McClane, Bright, Allen
30	Loan	175	1	Doubletree Laurel	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	6.6%	2/28/2033	Interra International, Inc	20,295	6.5%	9/30/2028	SouthState Bank, N.A.
32	Loan	180, 181	1	123 West Tryon Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	182	1	70 Grand Avenue	8.4%	6/30/2026	Portney & Co.	5,422	7.7%	12/31/2023	Excel Termite & Pest Control
34	Loan	183, 184, 185	2	Storage Depot Portfolio
34.01	Property		1	Farmville Properties	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	21528 Prince Edward Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Riviera Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	60 Warren Street	31.0%	4/30/2028	NAP	NAP	NAP	NAP	NAP
37	Loan		1	Cityline Carlisle Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	186	1	400 Suydam	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-10

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date
							6				6
1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/24/2023	NAP
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio
2.01	Property		1	6500 East Fourteen Mile Road	141,000	13.9%	1/31/2027	Fisher & Company Inc	80,000	7.9%	11/30/2026	4/25/2023	NAP
2.02	Property		1	30450-30500 Little Mack Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/28/2023	NAP
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63
3.01	Property		1	FedEx Ground - Brookfield (Image), MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/9/2023	NAP
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/12/2023	5/11/2023
3.03	Property		1	Schnucks - Rockford (Charles), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/8/2023	NAP
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/18/2023	NAP
3.05	Property		1	BioLife- Pearland (Kirby), TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/20/2023	NAP
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/26/2023	NAP
3.07	Property		1	Dollar Tree - Moore (Eastern), OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/7/2023	NAP
3.08	Property		1	Dollar General - Eloy (Frontier), AZ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/3/2023	NAP
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/21/2023	NAP
3.10	Property		1	Dollar General - Chester (Lincoln), WV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/4/2023	NAP
3.11	Property		1	Dollar General - Johnstown (Horner), PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/6/2023	NAP
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/6/2023	5/11/2023
3.13	Property		1	Dollar General - Springfield (Grand), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/19/2022	NAP
3.14	Property		1	Dollar General - Owensboro (KY-25), KY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/15/2023	NAP
3.15	Property		1	Dollar General - Flint (Court), MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/29/2022	5/11/2023
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/23/2023	NAP
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	31,679	8.9%	1/31/2028	Old Navy	26,861	7.6%	1/31/2027	5/19/2023	NAP
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	72,165	5.6%	5/31/2032	Skadden Arps Slate Meagher	47,722	3.7%	2/28/2029	11/15/2022	NAP
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	80,000	8.8%	1/31/2027	H&M	26,894	3.0%	1/31/2024	4/3/2023	NAP
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/10/2023	NAP
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	6,300	2.6%	12/31/2026	Better Homes & Garden Realty	5,000	2.0%	2/28/2025	9/7/2022	9/16/2022
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio
10.01	Property		1	Starburst Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP
10.02	Property		1	Orbit Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3/29/2023	NAP
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/6/2023	NAP
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio
12.01	Property		1	30, 40 and 60 East 9th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/8/2023	NAP
12.02	Property		1	260 West 87th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/8/2023	NAP
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	56,984	4.9%	3/31/2024	S&P Global Inc.	28,560	2.5%	2/28/2029	2/9/2023	NAP
14	Loan	93, 94	1	1001 McKinney	15,305	4.1%	1/31/2035	ConnectGen Management	11,397	3.0%	1/31/2027	4/17/2023	NAP
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	111,605	7.0%	12/31/2036	Arch Insurance Company	106,815	6.7%	5/31/2024	3/24/2023	NAP
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	127,750	6.1%	1/31/2027	KOHL'S	116,392	5.6%	1/31/2031	12/20/2022	NAP
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/23/2023	NAP
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	22,482	5.1%	9/30/2027	Quality Progressions	20,708	4.7%	6/30/2024	3/28/2023	NAP
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	65,389	3.4%	3/31/2029	Jazz Pharmaceuticals, Inc.	59,672	3.1%	4/30/2029	4/6/2023	NAP
20	Loan	135, 136, 137, 138	1	150 South Warner	7,380	4.9%	2/28/2027	IMEG Corp	6,439	4.2%	7/31/2030	3/7/2023	NAP
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	19,647	3.9%	7/31/2045	H&M	15,182	3.0%	1/31/2027	4/14/2023	NAP
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	12,730	13.4%	3/31/2033	STAT Urgent Care	9,106	9.6%	8/31/2027	4/18/2023	NAP
23	Loan	152, 153	18	Teamshares Portfolio
23.01	Property		1	West Lebanon Feed & Supply	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/8/2022	NAP
23.02	Property		1	Karl's Country Market	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/26/2023	NAP
23.03	Property		1	Coronado Paint & Decorating	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/26/2023	NAP
23.04	Property		1	RPM Carpets	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/31/2022	NAP
23.05	Property		1	AW Brown Pet & Garden	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11/3/2022	NAP
23.06	Property		1	Eric Clark Industries	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/26/2023	NAP
23.07	Property		1	Pizza Shuttle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/24/2023	NAP
23.08	Property		1	Old Town Market	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/26/2023	NAP
23.09	Property		1	A&B Wood & Design	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/26/2023	NAP
23.10	Property		1	Don & Millie's Harrison Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/26/2022	NAP
23.11	Property		1	Don & Millie's West Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/26/2022	NAP
23.12	Property		1	Don & Millie's Evans Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/26/2022	NAP
23.13	Property		1	Don & Millie's Q Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/26/2022	NAP
23.14	Property		1	Don & Millie's Pratt Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10/26/2022	NAP
23.15	Property		1	B&M Clambake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/26/2023	NAP
23.16	Property		1	Thielen Meats of Pierz	NAP	NAP	NAP	NAP	NAP	NAP	NAP	12/8/2022	NAP
23.17	Property		1	Popco Service	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/22/2022	NAP
23.18	Property		1	Ned's Pizza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8/24/2022	NAP
24	Loan	154	1	Westin Mount Laurel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	6/2/2023	NAP
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	4,500	4.9%	12/31/2029	Venezia's NY Style Pizzeria, Inc.	4,462	4.9%	12/31/2029	5/12/2023	NAP
26	Loan	159	1	5542 Grand River	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/13/2023	NAP
27	Loan	160, 161	1	Rangeview & Trails End	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/23/2023	NAP
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	81,177	5.2%	1/31/2031	DICK'S Sporting Goods	50,646	3.3%	1/31/2026	2/13/2023	NAP
29	Loan	9, 172, 173, 174	1	Riverview Tower	23,649	7.1%	6/30/2028	Egerton McAfee Armistead	19,411	5.8%	4/30/2025	5/10/2023	NAP
30	Loan	175	1	Doubletree Laurel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/6/2023	NAP
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	13,466	4.3%	2/28/2029	BVT National Capital Partners	10,164	3.3%	1/31/2028	4/7/2023	NAP
32	Loan	180, 181	1	123 West Tryon Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/11/2023	NAP
33	Loan	182	1	70 Grand Avenue	4,415	6.3%	4/30/2027	Chakonis & Pollack	4,276	6.1%	5/31/2025	4/17/2023	NAP
34	Loan	183, 184, 185	2	Storage Depot Portfolio
34.01	Property		1	Farmville Properties	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/10/2023	NAP
34.02	Property		1	21528 Prince Edward Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2/9/2023	NAP
35	Loan		1	Riviera Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1/23/2023	NAP
36	Loan		1	60 Warren Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/14/2023	NAP
37	Loan		1	Cityline Carlisle Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4/10/2023	NAP
38	Loan	186	1	400 Suydam	NAP	NAP	NAP	NAP	NAP	NAP	NAP	5/18/2023	NAP

A-1-11

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)

1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	5/22/2023	10/5/2022	16%	No	Fee	NAP	NAP	NAP	NAP
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio
2.01	Property		1	6500 East Fourteen Mile Road	4/25/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
2.02	Property		1	30450-30500 Little Mack Avenue	4/28/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63
3.01	Property		1	FedEx Ground - Brookfield (Image), MO	3/9/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY	3/16/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.03	Property		1	Schnucks - Rockford (Charles), IL	3/8/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ	4/18/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.05	Property		1	BioLife- Pearland (Kirby), TX	3/20/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL	4/26/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.07	Property		1	Dollar Tree - Moore (Eastern), OK	2/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.08	Property		1	Dollar General - Eloy (Frontier), AZ	4/3/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX	4/21/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
3.10	Property		1	Dollar General - Chester (Lincoln), WV	4/4/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.11	Property		1	Dollar General - Johnstown (Horner), PA	3/6/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH	3/6/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.13	Property		1	Dollar General - Springfield (Grand), IL	12/22/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.14	Property		1	Dollar General - Owensboro (KY-25), KY	3/15/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
3.15	Property		1	Dollar General - Flint (Court), MI	12/22/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	2/23/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	4/18/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	10/31/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	4/3/2023	NAP	NAP	Yes - AE	Leasehold	9/30/2057	2, 20-year extension options	1,209,920	Yes
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	5/16/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	7/14/2022	7/13/2022	9%	No	Fee	NAP	NAP	NAP	NAP
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio
10.01	Property		1	Starburst Apartments	3/29/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
10.02	Property		1	Orbit Apartments	3/29/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	4/6/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio
12.01	Property		1	30, 40 and 60 East 9th Street	5/8/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
12.02	Property		1	260 West 87th Street	5/8/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	2/8/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
14	Loan	93, 94	1	1001 McKinney	4/17/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	3/3/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	12/20/2022	NAP	NAP	Yes - AE	Fee / Leasehold	8/12/2026	2, 6-year extension options	1,080,000	No
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	1/23/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	3/28/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	4/6/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20	Loan	135, 136, 137, 138	1	150 South Warner	3/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	4/14/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	4/18/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23	Loan	152, 153	18	Teamshares Portfolio
23.01	Property		1	West Lebanon Feed & Supply	12/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23.02	Property		1	Karl's Country Market	5/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23.03	Property		1	Coronado Paint & Decorating	5/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23.04	Property		1	RPM Carpets	10/31/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23.05	Property		1	AW Brown Pet & Garden	11/3/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23.06	Property		1	Eric Clark Industries	5/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23.07	Property		1	Pizza Shuttle	5/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23.08	Property		1	Old Town Market	5/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23.09	Property		1	A&B Wood & Design	5/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23.10	Property		1	Don & Millie's Harrison Street	10/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23.11	Property		1	Don & Millie's West Center	10/26/2022	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
23.12	Property		1	Don & Millie's Evans Street	10/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23.13	Property		1	Don & Millie's Q Street	10/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23.14	Property		1	Don & Millie's Pratt Ave	10/26/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23.15	Property		1	B&M Clambake	5/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23.16	Property		1	Thielen Meats of Pierz	12/8/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23.17	Property		1	Popco Service	8/22/2022	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
23.18	Property		1	Ned's Pizza	5/2/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24	Loan	154	1	Westin Mount Laurel	5/31/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	5/12/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
26	Loan	159	1	5542 Grand River	4/13/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
27	Loan	160, 161	1	Rangeview & Trails End	4/20/2023 and 1/23/2023	4/18/2023	12%, 8%	No	Fee	NAP	NAP	NAP	NAP
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	2/13/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
29	Loan	9, 172, 173, 174	1	Riverview Tower	5/10/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
30	Loan	175	1	Doubletree Laurel	4/4/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	4/7/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
32	Loan	180, 181	1	123 West Tryon Avenue	5/11/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
33	Loan	182	1	70 Grand Avenue	4/17/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
34	Loan	183, 184, 185	2	Storage Depot Portfolio
34.01	Property		1	Farmville Properties	2/10/2023	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
34.02	Property		1	21528 Prince Edward Highway	2/10/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
35	Loan		1	Riviera Terrace	1/23/2023	5/12/2023	14%	No	Fee	NAP	NAP	NAP	NAP
36	Loan		1	60 Warren Street	4/14/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
37	Loan		1	Cityline Carlisle Storage	4/4/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
38	Loan	186	1	400 Suydam	5/18/2023	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP

A-1-12

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)

1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	0	Springing	0	Springing	0	Springing	0	0	0
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	1,579,968	143,633	610,700	55,518	0	12,868	0	0	Springing
2.01	Property		1	6500 East Fourteen Mile Road
2.02	Property		1	30450-30500 Little Mack Avenue
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	137,691	19,670	2,625	1,312	48,966	Springing	0	500,000	Springing
3.01	Property		1	FedEx Ground - Brookfield (Image), MO
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY
3.03	Property		1	Schnucks - Rockford (Charles), IL
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ
3.05	Property		1	BioLife- Pearland (Kirby), TX
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL
3.07	Property		1	Dollar Tree - Moore (Eastern), OK
3.08	Property		1	Dollar General - Eloy (Frontier), AZ
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX
3.10	Property		1	Dollar General - Chester (Lincoln), WV
3.11	Property		1	Dollar General - Johnstown (Horner), PA
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH
3.13	Property		1	Dollar General - Springfield (Grand), IL
3.14	Property		1	Dollar General - Owensboro (KY-25), KY
3.15	Property		1	Dollar General - Flint (Court), MI
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	27,230	4,538	14,129	7,064	0	2,646	0	0	421
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	0	436,789	0	Springing	0	2,959	0	0	29,586
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	0	Springing	0	Springing	0	Springing	0	26,723,400	Springing
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	0	Springing	0	Springing	0	Springing	183,389	11,882,926	Springing
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	0	Springing	0	Springing	0	Springing	0	0	Springing
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	135,284	45,095	0	Springing	0	4,076	0	0	20,382
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	832,492	166,498	0	Springing	0	17,500	0	0	0
10.01	Property		1	Starburst Apartments
10.02	Property		1	Orbit Apartments
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	271,503	30,167	249,393	22,994	0	41,841	0	0	0
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	0	Springing	0	Springing	27,500	Springing	27,500	0	0
12.01	Property		1	30, 40 and 60 East 9th Street
12.02	Property		1	260 West 87th Street
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	0	Springing	0	Springing	0	19,303	231,636	5,000,000	144,771
14	Loan	93, 94	1	1001 McKinney	699,351	116,558	116,249	38,750	0	6,257	0	3,000,000	46,930
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	696,822	696,822	272,774	136,387	8,000,000	26,650	0	15,000,000	Springing
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	0	Springing	0	Springing	0	Springing	619,992	4,068,135	0
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	0	50,122	0	Springing	0	Springing	0	0	0
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	589,478	117,896	50,057	12,514	0	7,362	0	2,300,000	18,404
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	0	Springing	0	Springing	0	Springing	0	25,000,000	Springing
20	Loan	135, 136, 137, 138	1	150 South Warner	296,019	37,002	0	Springing	0	5,951	0	3,000,000	Springing
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	0	Springing	0	Springing	0	Springing	201,394	0	Springing
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	415,000	85,000	30,000	15,000	2,246	2,246	0	1,000,000	Springing
23	Loan	152, 153	18	Teamshares Portfolio	27,707	27,707	46,123	14,478	0	4,887	0	0	8,144
23.01	Property		1	West Lebanon Feed & Supply
23.02	Property		1	Karl's Country Market
23.03	Property		1	Coronado Paint & Decorating
23.04	Property		1	RPM Carpets
23.05	Property		1	AW Brown Pet & Garden
23.06	Property		1	Eric Clark Industries
23.07	Property		1	Pizza Shuttle
23.08	Property		1	Old Town Market
23.09	Property		1	A&B Wood & Design
23.10	Property		1	Don & Millie's Harrison Street
23.11	Property		1	Don & Millie's West Center
23.12	Property		1	Don & Millie's Evans Street
23.13	Property		1	Don & Millie's Q Street
23.14	Property		1	Don & Millie's Pratt Ave
23.15	Property		1	B&M Clambake
23.16	Property		1	Thielen Meats of Pierz
23.17	Property		1	Popco Service
23.18	Property		1	Ned's Pizza
24	Loan	154	1	Westin Mount Laurel	33,543	33,543	0	Springing	0	44,459	0	0	0
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	75,365	15,073	0	Springing	0	1,518	0	0	5,692
26	Loan	159	1	5542 Grand River	119,232	19,872	0	Springing	0	Springing	0	0	5,729
27	Loan	160, 161	1	Rangeview & Trails End	53,618	1,270	19,005	2,555	0	1,431	0	0	0
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	0	Springing	0	Springing	0	Springing	402,666	0	Springing
29	Loan	9, 172, 173, 174	1	Riverview Tower	287,922	47,987	0	Springing	0	5,570	0	1,500,000	Springing
30	Loan	175	1	Doubletree Laurel	160,766	17,863	0	Springing	0	21,829	0	0	0
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	486,750	54,083	0	Springing	5,210	5,210	0	2,000,000	52,099
32	Loan	180, 181	1	123 West Tryon Avenue	46,066	11,517	0	Springing	3,253	271	0	0	0
33	Loan	182	1	70 Grand Avenue	44,003	22,001	14,745	4,915	0	1,167	0	500,000	7,305
34	Loan	183, 184, 185	2	Storage Depot Portfolio	10,042	1,435	0	Springing	0	657	0	0	0
34.01	Property		1	Farmville Properties
34.02	Property		1	21528 Prince Edward Highway
35	Loan		1	Riviera Terrace	66,050	6,005	10,504	1,659	0	604	0	0	0
36	Loan		1	60 Warren Street	49,519	7,074	2,387	199	0	81	0	0	537
37	Loan		1	Cityline Carlisle Storage	19,020	2,717	0	Springing	100,000	570	0	0	0
38	Loan	186	1	400 Suydam	1,891	946	3,368	842	0	158	0	0	0

A-1-13

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)

1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	0	0	0	0	0	0	0
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	0	0	0	0	249,311	770,000	0
2.01	Property		1	6500 East Fourteen Mile Road
2.02	Property		1	30450-30500 Little Mack Avenue
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	0	0	0	0	867,480	174,017	0
3.01	Property		1	FedEx Ground - Brookfield (Image), MO
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY
3.03	Property		1	Schnucks - Rockford (Charles), IL
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ
3.05	Property		1	BioLife- Pearland (Kirby), TX
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL
3.07	Property		1	Dollar Tree - Moore (Eastern), OK
3.08	Property		1	Dollar General - Eloy (Frontier), AZ
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX
3.10	Property		1	Dollar General - Chester (Lincoln), WV
3.11	Property		1	Dollar General - Johnstown (Horner), PA
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH
3.13	Property		1	Dollar General - Springfield (Grand), IL
3.14	Property		1	Dollar General - Owensboro (KY-25), KY
3.15	Property		1	Dollar General - Flint (Court), MI
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	0	0	0	0	0	7,710,000	0
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	1,000,000	0	0	0	0	0	0
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	0	0	0	0	0	31,137,229	0
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	1,100,331	0	0	0	0	1,506,022	Springing
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	0	0	0	0	0	0	0
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	733,743	0	0	0	0	49,500	0
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	0	0	0	0	458,628	0	0
10.01	Property		1	Starburst Apartments
10.02	Property		1	Orbit Apartments
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	0	0	0	0	0	115,000	13,500
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	0	0	0	0	0	12,100	Springing
12.01	Property		1	30, 40 and 60 East 9th Street
12.02	Property		1	260 West 87th Street
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	10,000,000	0	0	0	0	10,489,446	0
14	Loan	93, 94	1	1001 McKinney	3,500,000	0	0	0	0	8,320,324	0
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	15,000,000	0	0	0	0	40,614,319	0
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	0	0	0	0	0	743,644	Springing
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	0	0	0	0	35,000	2,515,000	Springing
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	0	0	0	0	0	1,166,939	32,768
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	25,000,000	0	0	0	0	11,112,904	0
20	Loan	135, 136, 137, 138	1	150 South Warner	3,000,000	0	0	0	0	600,616	0
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	1,006,968	0	0	0	0	18,702,357	Springing
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	750,000	0	0	0	0	0	Springing
23	Loan	152, 153	18	Teamshares Portfolio	0	113,951	0	0	85,973	0	0
23.01	Property		1	West Lebanon Feed & Supply
23.02	Property		1	Karl's Country Market
23.03	Property		1	Coronado Paint & Decorating
23.04	Property		1	RPM Carpets
23.05	Property		1	AW Brown Pet & Garden
23.06	Property		1	Eric Clark Industries
23.07	Property		1	Pizza Shuttle
23.08	Property		1	Old Town Market
23.09	Property		1	A&B Wood & Design
23.10	Property		1	Don & Millie's Harrison Street
23.11	Property		1	Don & Millie's West Center
23.12	Property		1	Don & Millie's Evans Street
23.13	Property		1	Don & Millie's Q Street
23.14	Property		1	Don & Millie's Pratt Ave
23.15	Property		1	B&M Clambake
23.16	Property		1	Thielen Meats of Pierz
23.17	Property		1	Popco Service
23.18	Property		1	Ned's Pizza
24	Loan	154	1	Westin Mount Laurel	0	0	0	0	0	0	Springing
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	204,899	0	0	0	0	194,708	0
26	Loan	159	1	5542 Grand River	206,244	0	0	0	81,000	719,426	0
27	Loan	160, 161	1	Rangeview & Trails End	0	0	0	0	43,740	0	0
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	1,651,332	0	0	0	0	14,539,077	0
29	Loan	9, 172, 173, 174	1	Riverview Tower	0	0	0	0	11,935	5,399,238	0
30	Loan	175	1	Doubletree Laurel	0	0	0	0	0	0	Springing
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	0	0	0	0	122,264	1,636,085	0
32	Loan	180, 181	1	123 West Tryon Avenue	0	0	0	0	0	0	0
33	Loan	182	1	70 Grand Avenue	0	0	0	0	7,663	13,613	0
34	Loan	183, 184, 185	2	Storage Depot Portfolio	0	0	0	0	36,500	0	0
34.01	Property		1	Farmville Properties
34.02	Property		1	21528 Prince Edward Highway
35	Loan		1	Riviera Terrace	0	0	0	0	37,000	0	0
36	Loan		1	60 Warren Street	0	0	0	0	0	93,293	Springing
37	Loan		1	Cityline Carlisle Storage	0	0	0	0	28,125	0	0
38	Loan	186	1	400 Suydam	0	0	0	0	0	0	0

A-1-14

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)

1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	NAP	0
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	Unfunded Obligations Reserve	0
2.01	Property		1	6500 East Fourteen Mile Road
2.02	Property		1	30450-30500 Little Mack Avenue
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	Unfunded Obligations Reserve	0
3.01	Property		1	FedEx Ground - Brookfield (Image), MO
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY
3.03	Property		1	Schnucks - Rockford (Charles), IL
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ
3.05	Property		1	BioLife- Pearland (Kirby), TX
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL
3.07	Property		1	Dollar Tree - Moore (Eastern), OK
3.08	Property		1	Dollar General - Eloy (Frontier), AZ
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX
3.10	Property		1	Dollar General - Chester (Lincoln), WV
3.11	Property		1	Dollar General - Johnstown (Horner), PA
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH
3.13	Property		1	Dollar General - Springfield (Grand), IL
3.14	Property		1	Dollar General - Owensboro (KY-25), KY
3.15	Property		1	Dollar General - Flint (Court), MI
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	Economic Holdback Reserve ($6,800,000), 421a Tax Reserve ($910,000)	0
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	NAP	0
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	Outstanding TI/LC Reserve ($21,283,070), Free Rent Reserve ($9,854,159)	0
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	Gap Rent Reserve (Upfront: $1,506,022), Ground Rent Reserve (Monthly: Springing)	0
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	NAP	0
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	Unfunded Obligations Reserve	0
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	Debt Yield Reserve	0
10.01	Property		1	Starburst Apartments
10.02	Property		1	Orbit Apartments
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	Seasonality Reserve (Upfront: $115,000; Monthly: $13,500; Cap: $250,000), PIP Reserve (Monthly: Springing), Custodial Funds Reserve (Monthly: Springing)	250,000
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	Condominium Assessment Reserve	12,100
12.01	Property		1	30, 40 and 60 East 9th Street
12.02	Property		1	260 West 87th Street
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	Outstanding TI/LC Reserve ($10,303,667), Free Rent Reserve ($185,778.77)	0
14	Loan	93, 94	1	1001 McKinney	Outstanding TI Reserve ($5,197,599.25), Free Rent Reserve ($3,122,724.39)	0
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	Sea Wall Repair Reserve ($25,000,000), Unfunded Obligations Reserve ($14,195,734), Elevator Modernization Reserve ($1,418,585.35)	0
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	Gap Rent Reserve (Upfront: $743,643.75), Rollover Reserve (Monthly: Springing)	Rollover Reserve ($2,094,342)
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	PIP Reserve Fund (Upfront: $1,750,000), TIF Reserve Fund ($765,000), Seasonality Reserve Fund (Monthly: Springing)	Seasonality Reserve ($650,000)
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	Outstanding TI/LC Reserve (Upfront: $1,053,949.92), Municipal Authority TI/LC Reserve (Monthly: $32,768.23), Free Rent Holdback Reserve (Upfront: $112,989)	0
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	Upfront Leasing Reserve	0
20	Loan	135, 136, 137, 138	1	150 South Warner	Free Rent Reserve (389,644.66), Unfunded Obligations Reserve (210,971)	0
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	TI Reserve (Upfront: $10,024,690.89), Gap Rent Reserve (Upfront: $8,677,665.64), Planet Hollywood Overlease Rent Funds Reserve (Monthly: Springing)	0
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	Condominium Assessments Reserve	0
23	Loan	152, 153	18	Teamshares Portfolio	NAP	0
23.01	Property		1	West Lebanon Feed & Supply
23.02	Property		1	Karl's Country Market
23.03	Property		1	Coronado Paint & Decorating
23.04	Property		1	RPM Carpets
23.05	Property		1	AW Brown Pet & Garden
23.06	Property		1	Eric Clark Industries
23.07	Property		1	Pizza Shuttle
23.08	Property		1	Old Town Market
23.09	Property		1	A&B Wood & Design
23.10	Property		1	Don & Millie's Harrison Street
23.11	Property		1	Don & Millie's West Center
23.12	Property		1	Don & Millie's Evans Street
23.13	Property		1	Don & Millie's Q Street
23.14	Property		1	Don & Millie's Pratt Ave
23.15	Property		1	B&M Clambake
23.16	Property		1	Thielen Meats of Pierz
23.17	Property		1	Popco Service
23.18	Property		1	Ned's Pizza
24	Loan	154	1	Westin Mount Laurel	PIP Reserve	0
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	Tempe Eats Reserve ($105,802.62), Free Rent Reserve ($75,000), Prepaid Rent Funds ($13,905)	0
26	Loan	159	1	5542 Grand River	Unfunded Obligations Reserve ($587,655), Free Rent Reserve ($131,770.83)	0
27	Loan	160, 161	1	Rangeview & Trails End	NAP	0
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	Outstanding TI/LC Reserve ($10,222,200), Gap Rent Reserve ($4,316,877)	0
29	Loan	9, 172, 173, 174	1	Riverview Tower	Outstanding TI/LC Reserve ($4,317,292), Free Rent Reserve ($851,263), Gap Rent Reserve ($230,683)	0
30	Loan	175	1	Doubletree Laurel	PIP Reserve	0
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	Outstanding TI Reserve ($1,154,376), Free Rent Reserve ($481,709)	0
32	Loan	180, 181	1	123 West Tryon Avenue	NAP	0
33	Loan	182	1	70 Grand Avenue	Gap Rent Reserve	0
34	Loan	183, 184, 185	2	Storage Depot Portfolio	NAP	0
34.01	Property		1	Farmville Properties
34.02	Property		1	21528 Prince Edward Highway
35	Loan		1	Riviera Terrace	NAP	0
36	Loan		1	60 Warren Street	Free Rent Reserve (Upfront: $92,292.97); Condo Assessment Reserve (Upfront: $1,000; Monthly: Springing)	Condo Assessment Reserve ($1,000)
37	Loan		1	Cityline Carlisle Storage	NAP	0
38	Loan	186	1	400 Suydam	NAP	0

A-1-15

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description

1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	0	NAP
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	0	NAP
2.01	Property		1	6500 East Fourteen Mile Road
2.02	Property		1	30450-30500 Little Mack Avenue
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	0	NAP
3.01	Property		1	FedEx Ground - Brookfield (Image), MO
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY
3.03	Property		1	Schnucks - Rockford (Charles), IL
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ
3.05	Property		1	BioLife- Pearland (Kirby), TX
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL
3.07	Property		1	Dollar Tree - Moore (Eastern), OK
3.08	Property		1	Dollar General - Eloy (Frontier), AZ
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX
3.10	Property		1	Dollar General - Chester (Lincoln), WV
3.11	Property		1	Dollar General - Johnstown (Horner), PA
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH
3.13	Property		1	Dollar General - Springfield (Grand), IL
3.14	Property		1	Dollar General - Owensboro (KY-25), KY
3.15	Property		1	Dollar General - Flint (Court), MI
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	6,800,000

Borrower shall deposit into an eligible account upon closing an amount equal to $6,800,000. Upon satisfaction of the (i) Debt Yield being equal to or greater thandisbursements of Economic Holdback Reserve 9.00% and (ii) satisfactory evidence that the (a) disbursement of up to 25% of total original amount of the Economic Holdback Reserve Funds (in the aggregate together with all prior disbursements of Economic Holdback Reserve

Funds), at least 25% of the Affordable Units at the Property are occupied pursuant to executed Leases, (b) disbursement of up to 50% of total original amount of the Economic Holdback Reserve

Funds (in the aggregate together with all prior disbursements of Economic Holdback Reserve Funds), at least 50% of the Affordable Units at the Property are occupied pursuant to executed Leases,

(c) disbursement of up to 75% of total original amount of the Economic Holdback Reserve Funds (in the aggregate together with all prior disbursements of Economic Holdback Reserve Funds), at least 75% of the Affordable Units at the Property are occupied pursuant to executed Leases, (d) disbursement of up to 100% of total original amount of the Economic Holdback Reserve Funds (in the aggregate together with all prior disbursements of Economic Holdback Reserve Funds), at least 100% of the Affordable Units at the Property are occupied pursuant to executed Leases, the lender shall disburse the applicable Economic Holdback Reserve Funds to Borrower (if no Trigger Period exists) or if a Trigger Period exists into the Cash Management account.

5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	0	NAP
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	0	NAP
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	0	NAP
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	0	NAP
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	0	NAP
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	0	NAP
10.01	Property		1	Starburst Apartments
10.02	Property		1	Orbit Apartments
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	0	NAP
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	0	NAP
12.01	Property		1	30, 40 and 60 East 9th Street
12.02	Property		1	260 West 87th Street
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	0	NAP
14	Loan	93, 94	1	1001 McKinney	0	NAP
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	0	NAP
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	0	NAP
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	0	NAP
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	0	NAP
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	0	NAP
20	Loan	135, 136, 137, 138	1	150 South Warner	0	NAP
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	0	NAP
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	0	NAP
23	Loan	152, 153	18	Teamshares Portfolio	0	NAP
23.01	Property		1	West Lebanon Feed & Supply
23.02	Property		1	Karl's Country Market
23.03	Property		1	Coronado Paint & Decorating
23.04	Property		1	RPM Carpets
23.05	Property		1	AW Brown Pet & Garden
23.06	Property		1	Eric Clark Industries
23.07	Property		1	Pizza Shuttle
23.08	Property		1	Old Town Market
23.09	Property		1	A&B Wood & Design
23.10	Property		1	Don & Millie's Harrison Street
23.11	Property		1	Don & Millie's West Center
23.12	Property		1	Don & Millie's Evans Street
23.13	Property		1	Don & Millie's Q Street
23.14	Property		1	Don & Millie's Pratt Ave
23.15	Property		1	B&M Clambake
23.16	Property		1	Thielen Meats of Pierz
23.17	Property		1	Popco Service
23.18	Property		1	Ned's Pizza
24	Loan	154	1	Westin Mount Laurel	0	NAP
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	0	NAP
26	Loan	159	1	5542 Grand River	0	NAP
27	Loan	160, 161	1	Rangeview & Trails End	0	NAP
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	0	NAP
29	Loan	9, 172, 173, 174	1	Riverview Tower	0	NAP
30	Loan	175	1	Doubletree Laurel	0	NAP
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	0	NAP
32	Loan	180, 181	1	123 West Tryon Avenue	0	NAP
33	Loan	182	1	70 Grand Avenue	0	NAP
34	Loan	183, 184, 185	2	Storage Depot Portfolio	0	NAP
34.01	Property		1	Farmville Properties
34.02	Property		1	21528 Prince Edward Highway
35	Loan		1	Riviera Terrace	0	NAP
36	Loan		1	60 Warren Street	0	NAP
37	Loan		1	Cityline Carlisle Storage	0	NAP
38	Loan	186	1	400 Suydam	0	NAP

A-1-16

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)

1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	Hard	Springing	No	Yes	Yes	Yes	75,000,000
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	Hard	Springing	Yes	No	No	NAP	NAP
2.01	Property		1	6500 East Fourteen Mile Road
2.02	Property		1	30450-30500 Little Mack Avenue
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	Hard	Springing	Yes	No	No	NAP	NAP
3.01	Property		1	FedEx Ground - Brookfield (Image), MO
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY
3.03	Property		1	Schnucks - Rockford (Charles), IL
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ
3.05	Property		1	BioLife- Pearland (Kirby), TX
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL
3.07	Property		1	Dollar Tree - Moore (Eastern), OK
3.08	Property		1	Dollar General - Eloy (Frontier), AZ
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX
3.10	Property		1	Dollar General - Chester (Lincoln), WV
3.11	Property		1	Dollar General - Johnstown (Horner), PA
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH
3.13	Property		1	Dollar General - Springfield (Grand), IL
3.14	Property		1	Dollar General - Owensboro (KY-25), KY
3.15	Property		1	Dollar General - Flint (Court), MI
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	Springing	Springing	Yes	No	No	NAP	NAP
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	Hard	Springing	Yes	No	Yes	No	50,000,000
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	Hard	Springing	Yes	Yes	Yes	No	45,000,000
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	Hard	Springing	Yes	Yes	Yes	Yes	45,000,000
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	Hard	Springing	Yes	Yes	No	NAP	NAP
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	Hard	Springing	Yes	Yes	No	NAP	NAP
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	Springing	Springing	Yes	No	Yes	No	35,000,000
10.01	Property		1	Starburst Apartments
10.02	Property		1	Orbit Apartments
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	Hard	Springing	Yes	No	No	NAP	NAP
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	Hard	In Place	Yes	Yes	Yes	Yes	34,000,000
12.01	Property		1	30, 40 and 60 East 9th Street
12.02	Property		1	260 West 87th Street
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	Hard	Springing	Yes	Yes	Yes	No	32,000,000
14	Loan	93, 94	1	1001 McKinney	Hard	Springing	Yes	Yes	No	NAP	NAP
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	Hard	Springing	Yes	No	Yes	No	27,500,000
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	Hard	Springing	Yes	Yes	Yes	No	27,000,000
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	Springing (Hospitality); Hard (Retail)	Springing	Yes	No	No	NAP	NAP
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	Hard	In Place	Yes	Yes	Yes	No	23,000,000
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	Hard	Springing	Yes	No	Yes	No	22,500,000
20	Loan	135, 136, 137, 138	1	150 South Warner	Hard	In Place	Yes	Yes	No	NAP	NAP
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	Hard	Springing	Yes	No	Yes	No	20,000,000
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	Hard	Springing	Yes	Yes	Yes	No	20,000,000
23	Loan	152, 153	18	Teamshares Portfolio	Hard	Springing	Yes	No	No	NAP	NAP
23.01	Property		1	West Lebanon Feed & Supply
23.02	Property		1	Karl's Country Market
23.03	Property		1	Coronado Paint & Decorating
23.04	Property		1	RPM Carpets
23.05	Property		1	AW Brown Pet & Garden
23.06	Property		1	Eric Clark Industries
23.07	Property		1	Pizza Shuttle
23.08	Property		1	Old Town Market
23.09	Property		1	A&B Wood & Design
23.10	Property		1	Don & Millie's Harrison Street
23.11	Property		1	Don & Millie's West Center
23.12	Property		1	Don & Millie's Evans Street
23.13	Property		1	Don & Millie's Q Street
23.14	Property		1	Don & Millie's Pratt Ave
23.15	Property		1	B&M Clambake
23.16	Property		1	Thielen Meats of Pierz
23.17	Property		1	Popco Service
23.18	Property		1	Ned's Pizza
24	Loan	154	1	Westin Mount Laurel	Hard	Springing	Yes	No	No	NAP	NAP
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	Springing	Springing	Yes	Yes	No	NAP	NAP
26	Loan	159	1	5542 Grand River	Hard	Springing	Yes	Yes	No	NAP	NAP
27	Loan	160, 161	1	Rangeview & Trails End	Springing	Springing	Yes	No	No	NAP	NAP
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	Hard	Springing	Yes	No	Yes	No	10,000,000
29	Loan	9, 172, 173, 174	1	Riverview Tower	Hard	Springing	Yes	Yes	Yes	No	10,000,000
30	Loan	175	1	Doubletree Laurel	Hard	Springing	Yes	No	No	NAP	NAP
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	Hard	Springing	Yes	Yes	Yes	No	8,994,325
32	Loan	180, 181	1	123 West Tryon Avenue	Hard	Springing	Yes	No	No	NAP	NAP
33	Loan	182	1	70 Grand Avenue	Springing	Springing	Yes	Yes	No	NAP	NAP
34	Loan	183, 184, 185	2	Storage Depot Portfolio	Springing	Springing	Yes	No	No	NAP	NAP
34.01	Property		1	Farmville Properties
34.02	Property		1	21528 Prince Edward Highway
35	Loan		1	Riviera Terrace	Springing	Springing	Yes	No	No	NAP	NAP
36	Loan		1	60 Warren Street	Hard	Springing	Yes	Yes	No	NAP	NAP
37	Loan		1	Cityline Carlisle Storage	Springing	Springing	Yes	No	No	NAP	NAP
38	Loan	186	1	400 Suydam	Springing	Springing	Yes	No	No	NAP	NAP

A-1-17

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)

1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	9,800,000	54,093.84	468,077.35	NAP	NAP	84,800,000	468,077.35
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	6500 East Fourteen Mile Road
2.02	Property		1	30450-30500 Little Mack Avenue
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	FedEx Ground - Brookfield (Image), MO
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY
3.03	Property		1	Schnucks - Rockford (Charles), IL
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ
3.05	Property		1	BioLife- Pearland (Kirby), TX
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL
3.07	Property		1	Dollar Tree - Moore (Eastern), OK
3.08	Property		1	Dollar General - Eloy (Frontier), AZ
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX
3.10	Property		1	Dollar General - Chester (Lincoln), WV
3.11	Property		1	Dollar General - Johnstown (Horner), PA
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH
3.13	Property		1	Dollar General - Springfield (Grand), IL
3.14	Property		1	Dollar General - Owensboro (KY-25), KY
3.15	Property		1	Dollar General - Flint (Court), MI
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	112,500,000	653,292.97	943,645.40	NAP	NAP	162,500,000	943,645.40
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	430,000,000	2,288,127.54	2,527,582.75	65,000,000	8.20000%	540,000,000	2,977,918.40
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	45,000,000	308,729.16	617,458.33	NAP	NAP	90,000,000	617,458.33
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	75,000,000	467,022.57	684,966.44	NAP	NAP	110,000,000	684,966.44
10.01	Property		1	Starburst Apartments
10.02	Property		1	Orbit Apartments
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	10,000,000	66,832.17	294,061.57	NAP	NAP	44,000,000	294,061.57
12.01	Property		1	30, 40 and 60 East 9th Street
12.02	Property		1	260 West 87th Street
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	140,000,000	902,530.10	1,108,822.69	NAP	NAP	172,000,000	1,108,822.69
14	Loan	93, 94	1	1001 McKinney	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	197,500,000	974,516.20	1,110,208.33	NAP	NAP	225,000,000	1,110,208.33
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	343,000,000	1,709,549.31	1,844,120.25	NAP	NAP	370,000,000	1,844,120.25
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	27,000,000	175,314.06	324,655.67	NAP	NAP	50,000,000	324,655.67
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	197,500,000	1,299,494.00	1,447,537.62	NAP	NAP	220,000,000	1,447,537.62
20	Loan	135, 136, 137, 138	1	150 South Warner	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	405,000,000	2,392,249.92	2,510,385.72	NAP	NAP	425,000,000	2,510,385.72
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	37,100,000	236,662.79	364,243.81	NAP	NAP	57,100,000	364,243.81
23	Loan	152, 153	18	Teamshares Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	West Lebanon Feed & Supply
23.02	Property		1	Karl's Country Market
23.03	Property		1	Coronado Paint & Decorating
23.04	Property		1	RPM Carpets
23.05	Property		1	AW Brown Pet & Garden
23.06	Property		1	Eric Clark Industries
23.07	Property		1	Pizza Shuttle
23.08	Property		1	Old Town Market
23.09	Property		1	A&B Wood & Design
23.10	Property		1	Don & Millie's Harrison Street
23.11	Property		1	Don & Millie's West Center
23.12	Property		1	Don & Millie's Evans Street
23.13	Property		1	Don & Millie's Q Street
23.14	Property		1	Don & Millie's Pratt Ave
23.15	Property		1	B&M Clambake
23.16	Property		1	Thielen Meats of Pierz
23.17	Property		1	Popco Service
23.18	Property		1	Ned's Pizza
24	Loan	154	1	Westin Mount Laurel	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	159	1	5542 Grand River	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	160, 161	1	Rangeview & Trails End	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	690,000,000	3,622,821.44	3,675,326.10	NAP	NAP	700,000,000	3,675,326.10
29	Loan	9, 172, 173, 174	1	Riverview Tower	17,600,000	129,141.34	202,517.10	NAP	NAP	27,600,000	202,517.10
30	Loan	175	1	Doubletree Laurel	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	14,990,542	113,270.50	181,232.80	NAP	NAP	23,984,867	181,232.80
32	Loan	180, 181	1	123 West Tryon Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	182	1	70 Grand Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	183, 184, 185	2	Storage Depot Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.01	Property		1	Farmville Properties
34.02	Property		1	21528 Prince Edward Highway
35	Loan		1	Riviera Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	60 Warren Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		1	Cityline Carlisle Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	186	1	400 Suydam	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-18

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
						4							4
1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	39.4%	2.37	15.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
2.01	Property		1	6500 East Fourteen Mile Road
2.02	Property		1	30450-30500 Little Mack Avenue
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
3.01	Property		1	FedEx Ground - Brookfield (Image), MO
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY
3.03	Property		1	Schnucks - Rockford (Charles), IL
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ
3.05	Property		1	BioLife- Pearland (Kirby), TX
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL
3.07	Property		1	Dollar Tree - Moore (Eastern), OK
3.08	Property		1	Dollar General - Eloy (Frontier), AZ
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX
3.10	Property		1	Dollar General - Chester (Lincoln), WV
3.11	Property		1	Dollar General - Johnstown (Horner), PA
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH
3.13	Property		1	Dollar General - Springfield (Grand), IL
3.14	Property		1	Dollar General - Owensboro (KY-25), KY
3.15	Property		1	Dollar General - Flint (Court), MI
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	59.9%	1.21	8.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	38.3%	2.16	14.3%	40,000,000	10.12500%	580,000,000	3,320,105.90	41.1%	1.94	13.4%	No
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	58.8%	1.50	13.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	58.8%	1.21	9.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
10.01	Property		1	Starburst Apartments
10.02	Property		1	Orbit Apartments
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	61.0%	1.35	10.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
12.01	Property		1	30, 40 and 60 East 9th Street
12.02	Property		1	260 West 87th Street
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	33.0%	1.54	12.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
14	Loan	93, 94	1	1001 McKinney	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	56.8%	2.36	14.7%	55,000,000	10.50000%	280,000,000	1,598,142.36	70.7%	1.64	11.8%	Yes
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	54.5%	2.10	13.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	53.9%	1.65	13.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	51.4%	1.52	13.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
20	Loan	135, 136, 137, 138	1	150 South Warner	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	38.6%	1.96	14.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	57.1%	1.33	10.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
23	Loan	152, 153	18	Teamshares Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
23.01	Property		1	West Lebanon Feed & Supply
23.02	Property		1	Karl's Country Market
23.03	Property		1	Coronado Paint & Decorating
23.04	Property		1	RPM Carpets
23.05	Property		1	AW Brown Pet & Garden
23.06	Property		1	Eric Clark Industries
23.07	Property		1	Pizza Shuttle
23.08	Property		1	Old Town Market
23.09	Property		1	A&B Wood & Design
23.10	Property		1	Don & Millie's Harrison Street
23.11	Property		1	Don & Millie's West Center
23.12	Property		1	Don & Millie's Evans Street
23.13	Property		1	Don & Millie's Q Street
23.14	Property		1	Don & Millie's Pratt Ave
23.15	Property		1	B&M Clambake
23.16	Property		1	Thielen Meats of Pierz
23.17	Property		1	Popco Service
23.18	Property		1	Ned's Pizza
24	Loan	154	1	Westin Mount Laurel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
26	Loan	159	1	5542 Grand River	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
27	Loan	160, 161	1	Rangeview & Trails End	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	38.4%	1.92	12.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
29	Loan	9, 172, 173, 174	1	Riverview Tower	68.7%	1.40	12.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
30	Loan	175	1	Doubletree Laurel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	49.0%	1.78	16.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
32	Loan	180, 181	1	123 West Tryon Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
33	Loan	182	1	70 Grand Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
34	Loan	183, 184, 185	2	Storage Depot Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
34.01	Property		1	Farmville Properties
34.02	Property		1	21528 Prince Edward Highway
35	Loan		1	Riviera Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
36	Loan		1	60 Warren Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
37	Loan		1	Cityline Carlisle Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
38	Loan	186	1	400 Suydam	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No

A-1-19

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type

1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	NAP
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	NAP
2.01	Property		1	6500 East Fourteen Mile Road
2.02	Property		1	30450-30500 Little Mack Avenue
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	NAP
3.01	Property		1	FedEx Ground - Brookfield (Image), MO
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY
3.03	Property		1	Schnucks - Rockford (Charles), IL
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ
3.05	Property		1	BioLife- Pearland (Kirby), TX
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL
3.07	Property		1	Dollar Tree - Moore (Eastern), OK
3.08	Property		1	Dollar General - Eloy (Frontier), AZ
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX
3.10	Property		1	Dollar General - Chester (Lincoln), WV
3.11	Property		1	Dollar General - Johnstown (Horner), PA
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH
3.13	Property		1	Dollar General - Springfield (Grand), IL
3.14	Property		1	Dollar General - Owensboro (KY-25), KY
3.15	Property		1	Dollar General - Flint (Court), MI
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	NAP
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	NAP
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	NAP
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	NAP
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	NAP
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	NAP
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	NAP
10.01	Property		1	Starburst Apartments
10.02	Property		1	Orbit Apartments
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	NAP
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	NAP
12.01	Property		1	30, 40 and 60 East 9th Street
12.02	Property		1	260 West 87th Street
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	Mezzanine (Max Combined LTV of 33.0%; Min Combined Debt Yield of 12.67%; Intercreditor Agreement is required)
14	Loan	93, 94	1	1001 McKinney	NAP
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	Mezzanine only permitted in connection with the assumption of the Mortgage Loan and simultaneous repayment of the Mezzanine Loan (Max Combined LTV of 75.0%; Min Combined DSCR of 1.25x; Min
					Mortgage DSCR of 1.81x; Intercreditor Agreement is required)
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	NAP
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	NAP
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	NAP
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	NAP
20	Loan	135, 136, 137, 138	1	150 South Warner	NAP
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	NAP
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	NAP
23	Loan	152, 153	18	Teamshares Portfolio	NAP
23.01	Property		1	West Lebanon Feed & Supply
23.02	Property		1	Karl's Country Market
23.03	Property		1	Coronado Paint & Decorating
23.04	Property		1	RPM Carpets
23.05	Property		1	AW Brown Pet & Garden
23.06	Property		1	Eric Clark Industries
23.07	Property		1	Pizza Shuttle
23.08	Property		1	Old Town Market
23.09	Property		1	A&B Wood & Design
23.10	Property		1	Don & Millie's Harrison Street
23.11	Property		1	Don & Millie's West Center
23.12	Property		1	Don & Millie's Evans Street
23.13	Property		1	Don & Millie's Q Street
23.14	Property		1	Don & Millie's Pratt Ave
23.15	Property		1	B&M Clambake
23.16	Property		1	Thielen Meats of Pierz
23.17	Property		1	Popco Service
23.18	Property		1	Ned's Pizza
24	Loan	154	1	Westin Mount Laurel	NAP
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	NAP
26	Loan	159	1	5542 Grand River	NAP
27	Loan	160, 161	1	Rangeview & Trails End	NAP
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	NAP
29	Loan	9, 172, 173, 174	1	Riverview Tower	NAP
30	Loan	175	1	Doubletree Laurel	NAP
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	NAP
32	Loan	180, 181	1	123 West Tryon Avenue	NAP
33	Loan	182	1	70 Grand Avenue	NAP
34	Loan	183, 184, 185	2	Storage Depot Portfolio	NAP
34.01	Property		1	Farmville Properties
34.02	Property		1	21528 Prince Edward Highway
35	Loan		1	Riviera Terrace	NAP
36	Loan		1	60 Warren Street	NAP
37	Loan		1	Cityline Carlisle Storage	NAP
38	Loan	186	1	400 Suydam	NAP

A-1-20

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor

1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	GI Partners ETS Fund LP
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	Ian Quint
2.01	Property		1	6500 East Fourteen Mile Road
2.02	Property		1	30450-30500 Little Mack Avenue
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas
3.01	Property		1	FedEx Ground - Brookfield (Image), MO
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY
3.03	Property		1	Schnucks - Rockford (Charles), IL
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ
3.05	Property		1	BioLife- Pearland (Kirby), TX
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL
3.07	Property		1	Dollar Tree - Moore (Eastern), OK
3.08	Property		1	Dollar General - Eloy (Frontier), AZ
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX
3.10	Property		1	Dollar General - Chester (Lincoln), WV
3.11	Property		1	Dollar General - Johnstown (Horner), PA
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH
3.13	Property		1	Dollar General - Springfield (Grand), IL
3.14	Property		1	Dollar General - Owensboro (KY-25), KY
3.15	Property		1	Dollar General - Flint (Court), MI
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	Efraim Weber and Efraim Weber
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	The Related Companies, L.P.
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	JPMorgan Chase Bank, N.A., J.P. Morgan Investment Management Inc., OMERS Administration Corporation, and OPG Investment Holdings (US), LLC
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	BPR Nimbus LLC
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	Office Properties Income Trust
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	Pamela E. Rubin, as Trustee of The Mark and Pamela Rubin Family Trust dated June 17, 1997, as Amended and Complete Restatement Dated July 15, 2020
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	Wesley Ivan Keller, Nathan Ivan Keller and Jonathan Sheffield Keller
10.01	Property		1	Starburst Apartments
10.02	Property		1	Orbit Apartments
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	Noel Epelboim, EDG Holding Orlando, LLC and Epelboim Development Group LLC
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	Aaron Katz
12.01	Property		1	30, 40 and 60 East 9th Street
12.02	Property		1	260 West 87th Street
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	AEW CPT REIT, LLC, AEW Core Property (U.S.), L.P., Brookfield Office Properties Inc. and Brookfield Property Partners, L.P.
14	Loan	93, 94	1	1001 McKinney	TPG RE Finance Trust Holdco, LLC
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	Mark Karasick and Michael Silberberg
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	The Macerich Partnership, L.P.
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	Skyline Investments Inc.
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	Abraham Leser, Robert Schachter and Harry Gold
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	Brandywine Operating Partnership, L.P.
20	Loan	135, 136, 137, 138	1	150 South Warner	SSI Warner PA LP
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	Institutional Mall Investors LLC
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	F&T Group
23	Loan	152, 153	18	Teamshares Portfolio	Teamshares Inc.
23.01	Property		1	West Lebanon Feed & Supply
23.02	Property		1	Karl's Country Market
23.03	Property		1	Coronado Paint & Decorating
23.04	Property		1	RPM Carpets
23.05	Property		1	AW Brown Pet & Garden
23.06	Property		1	Eric Clark Industries
23.07	Property		1	Pizza Shuttle
23.08	Property		1	Old Town Market
23.09	Property		1	A&B Wood & Design
23.10	Property		1	Don & Millie's Harrison Street
23.11	Property		1	Don & Millie's West Center
23.12	Property		1	Don & Millie's Evans Street
23.13	Property		1	Don & Millie's Q Street
23.14	Property		1	Don & Millie's Pratt Ave
23.15	Property		1	B&M Clambake
23.16	Property		1	Thielen Meats of Pierz
23.17	Property		1	Popco Service
23.18	Property		1	Ned's Pizza
24	Loan	154	1	Westin Mount Laurel	Westplace Modesto Investors, LLC
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	Edward G. Hudson
26	Loan	159	1	5542 Grand River	Elie Rieder
27	Loan	160, 161	1	Rangeview & Trails End	Michael Mirski, Jay Yang and The Aviv Irrevocable Trust and The Sach Irrevocable Trust
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	The Macerich Partnership, L.P. and Institutional Mall Investors LLC
29	Loan	9, 172, 173, 174	1	Riverview Tower	Hertz Realty Operating Partnership, LP
30	Loan	175	1	Doubletree Laurel	Sotherly Hotels LP
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	Accesso Partners and Partners Group
32	Loan	180, 181	1	123 West Tryon Avenue	Alan Mruvka
33	Loan	182	1	70 Grand Avenue	Steven Charney, Robert Peckar and Angela Abramson Trust II
34	Loan	183, 184, 185	2	Storage Depot Portfolio	George Thacker, Lawrence Charles Kaplan, Peter J. Veltri and Richard Schontz
34.01	Property		1	Farmville Properties
34.02	Property		1	21528 Prince Edward Highway
35	Loan		1	Riviera Terrace	TCC MHP Holdings LLC
36	Loan		1	60 Warren Street	Richard Wagman, Philippe Weissberg and Jarrett Posner
37	Loan		1	Cityline Carlisle Storage	George Thacker, Lawrence Charles Kaplan, Richard Schontz and Peter Veltri
38	Loan	186	1	400 Suydam	Albert Dweck

A-1-21

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)

1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	GI Partners ETS Fund LP	No	No
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	Ian Quint	No	No
2.01	Property		1	6500 East Fourteen Mile Road
2.02	Property		1	30450-30500 Little Mack Avenue
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas	Yes	No
3.01	Property		1	FedEx Ground - Brookfield (Image), MO
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY
3.03	Property		1	Schnucks - Rockford (Charles), IL
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ
3.05	Property		1	BioLife- Pearland (Kirby), TX
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL
3.07	Property		1	Dollar Tree - Moore (Eastern), OK
3.08	Property		1	Dollar General - Eloy (Frontier), AZ
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX
3.10	Property		1	Dollar General - Chester (Lincoln), WV
3.11	Property		1	Dollar General - Johnstown (Horner), PA
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH
3.13	Property		1	Dollar General - Springfield (Grand), IL
3.14	Property		1	Dollar General - Owensboro (KY-25), KY
3.15	Property		1	Dollar General - Flint (Court), MI
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	Efraim Weber and Efraim Weber	No	No
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	The Related Companies, L.P.	No	No
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	OPG Investment Holdings (US), LLC	No	No
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	BPR Nimbus LLC	No	No
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	Office Properties Income Trust	No	No
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	Pamela E. Rubin, as Trustee of The Mark and Pamela Rubin Family Trust dated June 17, 1997, as Amended and Complete Restatement Dated July 15, 2020	No	No
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	Wesley Ivan Keller, Nathan Ivan Keller and Jonathan Sheffield Keller	No	No
10.01	Property		1	Starburst Apartments
10.02	Property		1	Orbit Apartments
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	Noel Epelboim	No	No
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	Aaron Katz	No	No
12.01	Property		1	30, 40 and 60 East 9th Street
12.02	Property		1	260 West 87th Street
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	Brookfield Properties Investor LLC	No	No
14	Loan	93, 94	1	1001 McKinney	TPG RE Finance Trust Holdco, LLC	No	No
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	Mark Karasick and Michael Silberberg	No	Yes
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	The Macerich Partnership, L.P.	No	No
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	Skyline Investments Inc.	No	No
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	Abraham Leser, Robert Schachter and Harry Gold	No	Yes
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	Brandywine Operating Partnership, L.P.	No	No
20	Loan	135, 136, 137, 138	1	150 South Warner	Jones Lang LaSalle New England L.L.C.	No	No
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	Institutional Mall Investors LLC	No	No
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	Sunny Chiu, Michael Lee and Christian Lee	No	No
23	Loan	152, 153	18	Teamshares Portfolio	Teamshares Inc.	No	No
23.01	Property		1	West Lebanon Feed & Supply
23.02	Property		1	Karl's Country Market
23.03	Property		1	Coronado Paint & Decorating
23.04	Property		1	RPM Carpets
23.05	Property		1	AW Brown Pet & Garden
23.06	Property		1	Eric Clark Industries
23.07	Property		1	Pizza Shuttle
23.08	Property		1	Old Town Market
23.09	Property		1	A&B Wood & Design
23.10	Property		1	Don & Millie's Harrison Street
23.11	Property		1	Don & Millie's West Center
23.12	Property		1	Don & Millie's Evans Street
23.13	Property		1	Don & Millie's Q Street
23.14	Property		1	Don & Millie's Pratt Ave
23.15	Property		1	B&M Clambake
23.16	Property		1	Thielen Meats of Pierz
23.17	Property		1	Popco Service
23.18	Property		1	Ned's Pizza
24	Loan	154	1	Westin Mount Laurel	Westplace Modesto Investors, LLC	No	No
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	Edward G. Hudson	No	Yes
26	Loan	159	1	5542 Grand River	Elie Rieder	No	No
27	Loan	160, 161	1	Rangeview & Trails End	Michael Mirski and Jay Yang	No	No
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	The Macerich Partnership, L.P. and Institutional Mall Investors LLC	No	No
29	Loan	9, 172, 173, 174	1	Riverview Tower	Hertz Realty Operating Partnership, LP	No	No
30	Loan	175	1	Doubletree Laurel	Sotherly Hotels LP	No	No
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	Dalet Investment Properties, LLLP	No	No
32	Loan	180, 181	1	123 West Tryon Avenue	Alan Mruvka	No	No
33	Loan	182	1	70 Grand Avenue	Steven Charney, Robert Peckar and Angela Abramson Trust II	No	No
34	Loan	183, 184, 185	2	Storage Depot Portfolio	George Thacker, Lawrence Charles Kaplan, Peter J. Veltri and Richard Schontz	No	Yes
34.01	Property		1	Farmville Properties
34.02	Property		1	21528 Prince Edward Highway
35	Loan		1	Riviera Terrace	Michael Mirski and Jay Yang	No	No
36	Loan		1	60 Warren Street	Richard Wagman, Philippe Weissberg and Jarrett Posner	No	No
37	Loan		1	Cityline Carlisle Storage	George Thacker, Lawrence Charles Kaplan, Richard Schontz and Peter Veltri	No	No
38	Loan	186	1	400 Suydam	Albert Dweck	No	No

A-1-22

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)
						7		8
1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	Acquisition	No	84,800,000	127,361,750	0	0	212,161,750	0
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	Refinance		65,500,000	0	0	0	65,500,000	54,088,047
2.01	Property		1	6500 East Fourteen Mile Road		No
2.02	Property		1	30450-30500 Little Mack Avenue		No
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	Acquisition		50,682,000	63,757,250	0	0	114,439,250	0
3.01	Property		1	FedEx Ground - Brookfield (Image), MO		No
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY		No
3.03	Property		1	Schnucks - Rockford (Charles), IL		No
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ		No
3.05	Property		1	BioLife- Pearland (Kirby), TX		No
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL		No
3.07	Property		1	Dollar Tree - Moore (Eastern), OK		No
3.08	Property		1	Dollar General - Eloy (Frontier), AZ		No
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX		No
3.10	Property		1	Dollar General - Chester (Lincoln), WV		No
3.11	Property		1	Dollar General - Johnstown (Horner), PA		No
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH		No
3.13	Property		1	Dollar General - Springfield (Grand), IL		No
3.14	Property		1	Dollar General - Owensboro (KY-25), KY		No
3.15	Property		1	Dollar General - Flint (Court), MI		No
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	Refinance	No	50,400,000	2,044,083	0	0	52,444,083	43,320,567
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	Refinance	No	162,500,000	4,938,409	0	0	167,438,409	157,685,240
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	Refinance	No	475,000,000	41,583,604	105,000,000	0	621,583,604	546,966,371
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	Refinance	No	90,000,000	0	0	0	90,000,000	70,733,847
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	Recapitalization	No	42,700,000	0	0	0	42,700,000	0
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	Refinance	No	37,000,000	0	0	0	37,000,000	28,293,603
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	Refinance		110,000,000	0	0	0	110,000,000	84,804,226
10.01	Property		1	Starburst Apartments		No
10.02	Property		1	Orbit Apartments		No
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	Refinance	No	34,250,000	0	0	0	34,250,000	26,609,304
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	Refinance		44,000,000	0	0	0	44,000,000	24,893,631
12.01	Property		1	30, 40 and 60 East 9th Street		No
12.02	Property		1	260 West 87th Street		No
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	Refinance	Yes	172,000,000	5,793,688	0	0	177,793,688	156,217,116
14	Loan	93, 94	1	1001 McKinney	Refinance	No	31,200,000	37,486,005	0	0	68,686,005	55,731,597
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	Acquisition	No	225,000,000	119,820,041	74,000,000	49,633,468	468,453,509	0
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	Refinance	No
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	Refinance	No
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	Refinance	No
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	Refinance	No
20	Loan	135, 136, 137, 138	1	150 South Warner	Refinance	No
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	Refinance	No
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	Refinance	No
23	Loan	152, 153	18	Teamshares Portfolio	Acquisition
23.01	Property		1	West Lebanon Feed & Supply		No
23.02	Property		1	Karl's Country Market		No
23.03	Property		1	Coronado Paint & Decorating		No
23.04	Property		1	RPM Carpets		No
23.05	Property		1	AW Brown Pet & Garden		No
23.06	Property		1	Eric Clark Industries		No
23.07	Property		1	Pizza Shuttle		No
23.08	Property		1	Old Town Market		No
23.09	Property		1	A&B Wood & Design		No
23.10	Property		1	Don & Millie's Harrison Street		No
23.11	Property		1	Don & Millie's West Center		No
23.12	Property		1	Don & Millie's Evans Street		No
23.13	Property		1	Don & Millie's Q Street		No
23.14	Property		1	Don & Millie's Pratt Ave		No
23.15	Property		1	B&M Clambake		No
23.16	Property		1	Thielen Meats of Pierz		No
23.17	Property		1	Popco Service		No
23.18	Property		1	Ned's Pizza		No
24	Loan	154	1	Westin Mount Laurel	Refinance	No
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	Refinance	No
26	Loan	159	1	5542 Grand River	Refinance	No
27	Loan	160, 161	1	Rangeview & Trails End	Refinance	No
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	Refinance	No
29	Loan	9, 172, 173, 174	1	Riverview Tower	Refinance	No
30	Loan	175	1	Doubletree Laurel	Refinance	No
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	Refinance	No
32	Loan	180, 181	1	123 West Tryon Avenue	Refinance	No
33	Loan	182	1	70 Grand Avenue	Refinance	No
34	Loan	183, 184, 185	2	Storage Depot Portfolio	Acquisition
34.01	Property		1	Farmville Properties		No
34.02	Property		1	21528 Prince Edward Highway		No
35	Loan		1	Riviera Terrace	Refinance	No
36	Loan		1	60 Warren Street	Refinance	No
37	Loan		1	Cityline Carlisle Storage	Acquisition	No
38	Loan	186	1	400 Suydam	Refinance	No

A-1-23

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)

1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	211,000,000	1,161,750	0	0	0	212,161,750	NAP	NAP	NAP	NAP
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	0	1,710,903	3,209,979	6,491,070	0	65,500,000	NAP	NAP	NAP	NAP
2.01	Property		1	6500 East Fourteen Mile Road							NAP	NAP	NAP	NAP
2.02	Property		1	30450-30500 Little Mack Avenue							NAP	NAP	NAP	NAP
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	110,266,021	2,442,449	1,730,779	0	0	114,439,250	NAP	NAP	NAP	NAP
3.01	Property		1	FedEx Ground - Brookfield (Image), MO							NAP	NAP	NAP	NAP
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY							NAP	NAP	NAP	NAP
3.03	Property		1	Schnucks - Rockford (Charles), IL							NAP	NAP	NAP	NAP
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ							NAP	NAP	NAP	NAP
3.05	Property		1	BioLife- Pearland (Kirby), TX							NAP	NAP	NAP	NAP
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL							NAP	NAP	NAP	NAP
3.07	Property		1	Dollar Tree - Moore (Eastern), OK							NAP	NAP	NAP	NAP
3.08	Property		1	Dollar General - Eloy (Frontier), AZ							NAP	NAP	NAP	NAP
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX							NAP	NAP	NAP	NAP
3.10	Property		1	Dollar General - Chester (Lincoln), WV							NAP	NAP	NAP	NAP
3.11	Property		1	Dollar General - Johnstown (Horner), PA							NAP	NAP	NAP	NAP
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH							NAP	NAP	NAP	NAP
3.13	Property		1	Dollar General - Springfield (Grand), IL							NAP	NAP	NAP	NAP
3.14	Property		1	Dollar General - Owensboro (KY-25), KY							NAP	NAP	NAP	NAP
3.15	Property		1	Dollar General - Flint (Court), MI							NAP	NAP	NAP	NAP
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	0	1,372,157	7,751,359	0	0	52,444,083	NAP	NAP	NAP	NAP
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	0	9,753,170	0	0	0	167,438,409	NAP	NAP	NAP	NAP
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	0	16,756,604	57,860,629	0	0	621,583,604	NAP	NAP	NAP	NAP
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	0	2,361,300	13,388,948	3,515,904	0	90,000,000	NAP	NAP	NAP	NAP
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	0	315,137	0	0	42,384,863	42,700,000	NAP	NAP	NAP	NAP
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	0	135,529	1,784,784	6,786,084	0	37,000,000	NAP	NAP	NAP	NAP
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	0	1,843,610	1,291,119	22,061,044	0	110,000,000	NAP	NAP	NAP	NAP
10.01	Property		1	Starburst Apartments							NAP	NAP	NAP	NAP
10.02	Property		1	Orbit Apartments							NAP	NAP	NAP	NAP
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	0	2,022,784	635,896	4,482,016	500,000	34,250,000	3/31/2039	143.07	119.17	83.3%
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	0	1,248,982	39,600	17,817,788	0	44,000,000	NAP	NAP	NAP	NAP
12.01	Property		1	30, 40 and 60 East 9th Street							NAP	NAP	NAP	NAP
12.02	Property		1	260 West 87th Street							NAP	NAP	NAP	NAP
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	0	6,087,126	15,489,446	0	0	177,793,688	NAP	NAP	NAP	NAP
14	Loan	93, 94	1	1001 McKinney	0	818,485	12,135,923	0	0	68,686,005	NAP	NAP	NAP	NAP
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	377,000,000	26,869,593	64,583,916	0	0	468,453,509	NAP	NAP	NAP	NAP
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres							NAP	NAP	NAP	NAP
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland							NAP	173.54	106.20	61.2%
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building							NAP	NAP	NAP	NAP
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square							NAP	NAP	NAP	NAP
20	Loan	135, 136, 137, 138	1	150 South Warner							NAP	NAP	NAP	NAP
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile							NAP	NAP	NAP	NAP
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing							NAP	NAP	NAP	NAP
23	Loan	152, 153	18	Teamshares Portfolio							NAP	NAP	NAP	NAP
23.01	Property		1	West Lebanon Feed & Supply							NAP	NAP	NAP	NAP
23.02	Property		1	Karl's Country Market							NAP	NAP	NAP	NAP
23.03	Property		1	Coronado Paint & Decorating							NAP	NAP	NAP	NAP
23.04	Property		1	RPM Carpets							NAP	NAP	NAP	NAP
23.05	Property		1	AW Brown Pet & Garden							NAP	NAP	NAP	NAP
23.06	Property		1	Eric Clark Industries							NAP	NAP	NAP	NAP
23.07	Property		1	Pizza Shuttle							NAP	NAP	NAP	NAP
23.08	Property		1	Old Town Market							NAP	NAP	NAP	NAP
23.09	Property		1	A&B Wood & Design							NAP	NAP	NAP	NAP
23.10	Property		1	Don & Millie's Harrison Street							NAP	NAP	NAP	NAP
23.11	Property		1	Don & Millie's West Center							NAP	NAP	NAP	NAP
23.12	Property		1	Don & Millie's Evans Street							NAP	NAP	NAP	NAP
23.13	Property		1	Don & Millie's Q Street							NAP	NAP	NAP	NAP
23.14	Property		1	Don & Millie's Pratt Ave							NAP	NAP	NAP	NAP
23.15	Property		1	B&M Clambake							NAP	NAP	NAP	NAP
23.16	Property		1	Thielen Meats of Pierz							NAP	NAP	NAP	NAP
23.17	Property		1	Popco Service							NAP	NAP	NAP	NAP
23.18	Property		1	Ned's Pizza							NAP	NAP	NAP	NAP
24	Loan	154	1	Westin Mount Laurel							12/31/2035	158.03	122.95	77.8%
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center							NAP	NAP	NAP	NAP
26	Loan	159	1	5542 Grand River							NAP	NAP	NAP	NAP
27	Loan	160, 161	1	Rangeview & Trails End							NAP	NAP	NAP	NAP
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square							NAP	NAP	NAP	NAP
29	Loan	9, 172, 173, 174	1	Riverview Tower							NAP	NAP	NAP	NAP
30	Loan	175	1	Doubletree Laurel							10/31/2030	119.03	70.95	59.6%
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower							NAP	NAP	NAP	NAP
32	Loan	180, 181	1	123 West Tryon Avenue							NAP	NAP	NAP	NAP
33	Loan	182	1	70 Grand Avenue							NAP	NAP	NAP	NAP
34	Loan	183, 184, 185	2	Storage Depot Portfolio							NAP	NAP	NAP	NAP
34.01	Property		1	Farmville Properties							NAP	NAP	NAP	NAP
34.02	Property		1	21528 Prince Edward Highway							NAP	NAP	NAP	NAP
35	Loan		1	Riviera Terrace							NAP	NAP	NAP	NAP
36	Loan		1	60 Warren Street							NAP	NAP	NAP	NAP
37	Loan		1	Cityline Carlisle Storage							NAP	NAP	NAP	NAP
38	Loan	186	1	400 Suydam							NAP	NAP	NAP	NAP

A-1-24

Benchmark 2023-V3 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	9, 10, 11, 12, 13, 14, 15	1	12800 Culver Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	16, 17, 18, 19, 20	2	Brasswater Warehouse Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.01	Property		1	6500 East Fourteen Mile Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property		1	30450-30500 Little Mack Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	21, 22, 23, 24, 25, 26, 27	15	ExchangeRight Net Leased Portfolio #63	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	FedEx Ground - Brookfield (Image), MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	Tops Friendly Market- Niagara Falls (Niagara), NY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	Schnucks - Rockford (Charles), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	Tractor Supply - Waretown (Rte 9), NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	BioLife- Pearland (Kirby), TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	Daybreak Market - Pace (Hwy 90), FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	Dollar Tree - Moore (Eastern), OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	Dollar General - Eloy (Frontier), AZ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	Dollar Tree - Ingleside (TX-361), TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	Dollar General - Chester (Lincoln), WV	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	Dollar General - Johnstown (Horner), PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.12	Property		1	Dollar General Plus - Ashland (Cottage), OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.13	Property		1	Dollar General - Springfield (Grand), IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.14	Property		1	Dollar General - Owensboro (KY-25), KY	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.15	Property		1	Dollar General - Flint (Court), MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	28, 29, 30, 31, 32	1	963 Atlantic Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	9, 33, 34, 35, 36	1	Gateway Center South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	9, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49	1	Back Bay Office	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	9, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59	1	Oxmoor Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	60, 61, 62, 63	1	500 Charles Ewing Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	64, 65, 66, 67, 68, 69	1	Mission Grove Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	9, 70, 71, 72	2	Austin Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Starburst Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Orbit Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	73, 74, 75, 76, 77, 78, 79, 80	1	Tru by Hilton Orlando	143.07	119.17	83.3%	137.46	111.27	80.9%	103.02	60.63	58.9%
12	Loan	9, 81, 82, 83, 84, 85, 86, 87	2	Select Parking NYC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	30, 40 and 60 East 9th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	260 West 87th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	7, 9, 88, 89, 90, 91, 92	1	Heritage Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	93, 94	1	1001 McKinney	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	9, 95, 96, 97, 98, 99, 100, 101, 102, 103	1	Harborside 2-3	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	9, 104, 105, 106, 107, 108, 109, 110, 111, 112, 113, 114, 115, 116, 117	1	Green Acres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	118, 119, 120, 121, 122	1	Hyatt Arcade Cleveland	173.54	106.20	61.2%	174.04	107.73	61.9%	152.90	85.34	55.8%
18	Loan	9, 123, 124, 125, 126, 127	1	The Widener Building	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	9, 128, 129, 130, 131, 132, 133, 134	1	One & Two Commerce Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	135, 136, 137, 138	1	150 South Warner	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	9, 139, 140, 141, 142, 143, 144	1	Miracle Mile	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	9, 145, 146, 147, 148, 149, 150, 151	1	Queens Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	152, 153	18	Teamshares Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	West Lebanon Feed & Supply	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	Karl's Country Market	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	Coronado Paint & Decorating	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	RPM Carpets	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.05	Property		1	AW Brown Pet & Garden	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.06	Property		1	Eric Clark Industries	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.07	Property		1	Pizza Shuttle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.08	Property		1	Old Town Market	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.09	Property		1	A&B Wood & Design	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.10	Property		1	Don & Millie's Harrison Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.11	Property		1	Don & Millie's West Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.12	Property		1	Don & Millie's Evans Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.13	Property		1	Don & Millie's Q Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.14	Property		1	Don & Millie's Pratt Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.15	Property		1	B&M Clambake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.16	Property		1	Thielen Meats of Pierz	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.17	Property		1	Popco Service	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.18	Property		1	Ned's Pizza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	154	1	Westin Mount Laurel	158.03	122.95	77.8%	153.03	115.94	75.8%	136.07	93.98	69.1%
25	Loan	155, 156, 157, 158	1	Southern Mill Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	159	1	5542 Grand River	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	160, 161	1	Rangeview & Trails End	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	9, 162, 163, 164, 165, 166, 167, 168, 169, 170, 171	1	Scottsdale Fashion Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	9, 172, 173, 174	1	Riverview Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	175	1	Doubletree Laurel	119.03	70.95	59.6%	117.20	69.98	59.7%	100.75	48.41	48.0%
31	Loan	9, 176, 177, 178, 179	1	Platinum Tower	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	180, 181	1	123 West Tryon Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	182	1	70 Grand Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	183, 184, 185	2	Storage Depot Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.01	Property		1	Farmville Properties	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.02	Property		1	21528 Prince Edward Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Riviera Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	60 Warren Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		1	Cityline Carlisle Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	186	1	400 Suydam	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-25

Footnotes to Annex A-1

(1)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The Monthly Debt Service (P&I) and Annual Debt Service (P&I) ($) shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date or Anticipated Repayment Date.

(4)	Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Leased Occupancy (%) reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects Mortgaged Properties that are located in qualified opportunity zones ("QOZs") under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

(8)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field "Sources: Principal's New Cash Contribution ($)" reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field "Sources: Principal's New Cash Contribution ($)" reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(9)	The Mortgage Loan is part of a Whole Loan structure. Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan Per Unit ($) calculations are based on the Mortgage Loan and any related Pari Passu Companion Loans, if applicable, but exclude any related Subordinate Companion Loans.

(10)	The Mortgage Loan is part of a Whole Loan that was co-originated by Barclays Capital Real Estate, Inc. and Deutsche Bank AG, New York Branch.

(11)	A Grace Period - Late Fee (Days) of five days is allowed once per 12-month period.

(12)	The Largest Tenant, DIRECTV, LLC, leases 85,000 square feet of space for satellite pads.

(13)	The historical cash flows are not available as the Mortgaged Property was acquired in 2023.

(14)	At the lender’s option, the monthly escrows for the payment of insurance premiums will be waived if the insurance policy maintained by the borrower is under an acceptable blanket policy or if the borrower provides evidence of timely payment of insurance premiums prior to delinquency or the lender otherwise obtains verification of payment directly from the borrower's insurance agent (without the obligation to seek such verification) and there is no continuing material event of default for a period in excess of 30 or more consecutive days. On up to three (3) occasions during the loan term, the waiver can be reinstated if the borrower does not provide timely evidence of payment but subsequently makes the required payment together with any interest and penalties. If the foregoing conditions are not satisfied, at the lender's option, on each monthly payment date, the borrower is required to deposit

A-1-26

an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon expiration thereof.

(15)	On each monthly payment date during a specified tenant sweep period, the borrower is required to deposit into a replacement reserve an amount equal to $3,700.

(16)	The Largest Tenant at the 6500 East Fourteen Mile Road Mortgaged Property, Gardner White Furniture, leases 115,000 SF of space that expires in May 2027 and 160,800 SF of space that expires in May 2032.

(17)	The sole tenant at the 30450-30500 Little Mack Avenue Mortgaged Property, Blue Bell Mattress Company, subleases its entire premises from the sublandlord, Art Van Furniture, LLC pursuant to a sublease agreement dated December 8, 2017. The sublease commenced on March 31, 2018 and expires in February 2037 with the tenant currently paying annualized rent of $508,545.12 for the period from April 1, 2023 to March 31, 2024 with no termination options.

(18)	The sole tenant at the 30450-30500 Little Mack Avenue Mortgaged Property, Blue Bell Mattress Company, subleases its entire premises to Anji Logistics USA, Inc. pursuant to a sub-sublease agreement effective October 1, 2020, which expires November 30, 2025. For the period of December 1, 2022 to November 30, 2023, Anji Logistics USA, Inc. will pay an annual rent of $576,098.88.

(19)	Historical cash flows are unavailable for the Brasswater Warehouse Portfolio Mortgage Loan as the sponsor acquired both Mortgaged Properties in 2021.

(20)	The 30450-30500 Little Mack Avenue Mortgaged Property is subject to a master lease dated March 2, 2017 as amended by the first amendment dated March 24, 2017 and as further amended by the second amendment dated October 1, 2020 between LCN AVF Warren (MI) LLC as landlord and AVF Legacy LLC as assignee to the assignment by the original tenant Art Van Furniture, LLC as tenant with an expiration date of February 2037.

(21)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio were calculated using the “At Lease Commencement” appraised value for the Dollar Tree - Moore (Eastern), OK Mortgaged Property.

(22)	A Grace Period - Late Fee (Days) of five days is allowed.

(23)	A Grace Period - Default (Days) of five days is allowed.

(24)	On any payment date after the second anniversary of the Closing Date, the Mortgage Loan documents permit the borrower to obtain the release of any individual Mortgaged Property in connection with a bona fide third-party sale provided that, among other conditions, (i) the sale of such individual Mortgaged Property is pursuant to an arms-length agreement to an unaffiliated third party, (ii) the borrower defeases the Mortgage Loan in an amount equal to the greater of (x) 90% of the net sales proceeds for the individual Mortgaged Property to be released and (y) 115% of the allocated loan amount for the individual Mortgaged Property to be released, (iii) after giving effect to such release, (x) the debt service coverage ratio for the remaining Mortgaged Properties is no less than the greater of (1) the debt service coverage ratio immediately preceding such release and (2) 2.20x, and (y) the debt yield for the remaining Mortgaged Properties is no less than the greater of (1) the debt yield immediately preceding such release and (2) 12.60% and (iv) the borrower satisfies customary REMIC requirements.

(25)	The historical cash flows are not available as all Mortgaged Properties were acquired in 2023.

(26)	On each payment date when an event of default has occurred and is continuing, the borrower is required to deposit into a replacement reserve an amount equal to 1/12th of the product obtained by multiplying $0.15 by the aggregated rentable square feet of space at the Mortgaged Properties, initially $4,203.43 per month.

(27)	On each monthly payment date when an event of default has occurred and is continuing, the borrower is required to deposit into a rollover reserve an amount equal to 1/12th of the product obtained by multiplying $0.70 by the aggregated rentable square feet of space at the Mortgaged Properties, initially $29,987.83 per month.

(28)	The borrower deposited into an eligible account upon closing an amount equal to $6,800,000 (the "Holdback Reserve Funds") . The lender is required to disburse the applicable Holdback Reserve Funds to the borrower (if no trigger period exists, and if a trigger period exists, into the cash management account) upon (i) satisfaction of the debt yield being equal to or exceeding 9% and (ii) satisfactory evidence that (a) in connection with disbursement of up to 25% of total original amount of the Holdback Reserve Funds (in the aggregate together with all prior

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disbursements of Holdback Reserve Funds), at least 25% of the affordable units at the Mortgaged Property are occupied pursuant to executed leases, (b) in connection with disbursement of up to 50% of total original amount of the Holdback Reserve Funds (in the aggregate together with all prior disbursements of Holdback Reserve Funds), at least 50% of the affordable units at the Mortgaged Property are occupied pursuant to executed leases, (c) in connection with disbursement of up to 75% of total original amount of the Holdback Reserve Funds (in the aggregate together with all prior disbursements of Holdback Reserve Funds), at least 75% of the affordable units at the Mortgaged Property are occupied pursuant to executed leases, and (d) in connection with disbursement of up to 100% of total original amount of the Holdback Reserve Funds (in the aggregate together with all prior disbursements of Holdback Reserve Funds), at least 100% of the affordable units at the Mortgaged Property are occupied pursuant to executed leases.

(29)	The Mortgaged Property is comprised of a nine-story building totaling 124 multifamily units (67,221 SF) and one commercial unit comprising 5,050 SF.

(30)	Historical cash flows are unavailable for the 963 Atlantic Avenue Mortgage Loan as the Mortgaged Property was built in 2023.

(31)	The borrower will deposit into an eligible account held by the lender or servicer (the “Leasing Reserve Account”) on each monthly payment date $421 for tenant improvements and leasing commissions. Notwithstanding the foregoing, the borrower will not be required to deposit the leasing reserve monthly deposit on any monthly payment date on which the entire leasable commercial area at the Mortgaged Property (i.e. 5,050 square feet) is subject to one or more leases with initial terms of at least 10 years.

(32)	The 963 Atlantic Avenue Mortgage Loan will be subject to a 35-year Section 421-a Affordable Housing NY Program tax abatement in which 100% of eligible taxes are abated for the first 25 years. For the remaining 10 years, the 963 Atlantic Avenue Mortgage Loan will receive a 30% exemption which equals the percentage of affordable units at the property.

(33)	The Mortgage Loan is part of a Whole Loan that was co-originated by DBR Investments Co. Limited and Wells Fargo Bank, National Association.

(34)	The defeasance lockout period will be at least 25 months beginning with and including the first payment date on July 5, 2023. Defeasance of the Gateway Center South Whole Loan, in whole, but not in part, is permitted at any time after the earlier of (i) the third anniversary of the first monthly payment date and (ii) two years from the “startup day” of the REMIC which holds the portion of the Gateway Center South Whole Loan last contributed to a securitization. In addition, on any business day on and after June 5, 2025, voluntary prepayment of the Gateway Center South Whole Loan is permitted, together with, if such voluntary prepayment occurs prior to December 5, 2027, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Gateway Center South Whole Loan being prepaid and (y) a yield maintenance premium. For the purpose of calculating the assumed lockout period under clause (ii) of the second sentence of this paragraph, the “startup day” is assumed to be the Benchmark 2023-V3 securitization cut-off date in July 2023, rather than the Benchmark 2023-V3 securitization closing date of August 3, 2023. The actual lockout period may be different.

(35)	A Grace Period - Late Fee (Days) of five days is permitted twice during any 12-month period.

(36)	The Mortgaged Property benefits from an ICIP tax abatement, which provides for a 50% exemption in the 2022/2023 and 2023/2024 tax years, which then phases down by 10% annually, resulting in a 40% exemption in the 2024/2025 tax year, a 30% exemption in the 2025/2026 tax year, a 20% exemption in the 2026/2027 tax year, and a 10% exemption in the 2027/2028 tax year, and expires thereafter. The Gateway Center South Whole Loan was underwritten based on the abated taxes.

(37)	The Mortgage Loan is part of a Whole Loan that was co-originated by Deutsche Bank AG, New York Branch, Goldman Sachs Bank USA, Wells Fargo Bank, National Association, New York Life Insurance Company, and Teachers Insurance and Annuity Association of America.

(38)	The Back Bay Office Whole Loan is a Pari Passu-AB Whole Loan, and the controlling note as of the date hereof is the Note B-1. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift first, to the Note A-1, then to the Note A-2 and then to the Note A-4-1, in each case, following certain trigger events under the co-lender agreement. Notwithstanding the foregoing, the Back Bay Office Whole Loan will be serviced and administered under the Benchmark 2023-B39 Pooling and Servicing Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Back Bay Office

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Whole Loan” for more information regarding the manner in which control shifts under the Back Bay Office Whole Loan and the servicing of the Back Bay Office Whole Loan.

(39)	The lockout period will be at least 24 months beginning with and including the first payment date on August 6, 2023. Defeasance of the Back Bay Office Whole Loan, or prepayment of the Back Bay Office Whole Loan (together with, if prior to the payment date in January 2028, a prepayment fee equal to the greater of 1% of the unpaid principal balance and a yield maintenance premium) in full, but not in part, is permitted at any time after the earlier of (i) June 7, 2026 and (ii) the second anniversary of the date on which the entire Back Bay Office Whole Loan (other than Note A-1, Note A-2, Note B-1 and Note B-2) has been securitized. For the purpose of calculating the assumed lockout period under clause (ii) of the prior sentence, the “securitization date” is assumed to be the Benchmark 2023-V3 securitization cut-off date in July 2023, rather than the Benchmark 2023-V3 securitization closing date of August 3, 2023. The actual lockout period may be different.

(40)	RICP V Holdings, LLC has provided $40.0 million of mezzanine financing secured by the equity interests in the related borrower. The mezzanine loan is coterminous with the Back Bay Office Whole Loan and will require interest-only payments through maturity at a fixed coupon of 10.12500%.

(41)	The Back Bay Office Whole Loan has two subordinate B-Notes with an aggregate principal balance of $65,000,000 co-originated by Deutsche Bank AG, New York Branch and Wells Fargo Bank, National Association with an interest rate of 8.20000%.

(42)	The Appraised Value ($) represents the “As Is (Extraordinary Assumption)” appraised value subject to the extraordinary assumption that approximately $67,600,000 has been reserved for leasing costs. Due to the time passed since the appraisal date, the leasing cost escrow amount under the loan agreement was reduced to $57,860,629. All outstanding leasing costs at the time of loan origination were reserved upfront.

(43)	The Largest Tenant, Wayfair, is currently dark in the entirety of its space. As of the origination date, Wayfair is current on rent and has no termination or contraction options during its lease term expiring in December 2031.

(44)	The Largest Tenant, Wayfair, subleases 19,523 SF (representing 1.5% of total NRA at the Back Bay Office Mortgaged Property) of its space to Drift.com for $57.50 per SF pursuant to a sublease which expires on December 31, 2024.

(45)	The Second Largest Tenant, DraftKings Inc., has the right to terminate its lease as of the last day of the seventh lease year (March 10, 2026) with between 18 to 21 months’ written notice and the payment of a termination fee equal to three months of base rent for the period immediately following the termination date and the unamortized transaction costs.

(46)	The Fourth Largest Tenant, Cooley, has the one time right to terminate its space on the 16th floor (14,562 SF) as of May 31, 2025 with between 12 to 18 months' written notice and the payment of a termination fee equal to three months of net rent and operating costs for the period immediately following the termination option, plus the unamortized pro-rata extension transaction cost.

(47)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily driven by six leases which commenced in October 2022 or later, representing 11.6% of the net rentable area, the rent average benefit for investment grade and law firm tenants included in a legal industry magazine listing of the top 100 United States law firms by revenue, contractual rent steps, and an increase in recoveries.

(48)	With respect to the cash management trigger, the low debt yield trigger will activate if the debt yield is less than 9.10% for the Back Bay Office Whole Loan or the aggregate debt yield is less than 8.50% for the Back Bay Office Whole Loan and Back Bay Office Mezzanine Loan.

(49)	The borrower is not required to make monthly deposits into the TI/LC reserve account until the Upfront TI/LC Reserve of $26,723,400 is less than or equal to $15,000,000. Upon this event, the borrower will be required to deposit $213,969 into the TI/LC reserve account on a monthly basis.

(50)	The Mortgage Loan is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Societe Generale Financial Corporation.

(51)	The lockout period will be at least 25 payment dates beginning with and including the first payment date in July 2023. Defeasance of the Oxmoor Center Whole Loan in full is permitted at any time on or after the earlier to occur

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of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) May 25, 2026. For the purpose of calculating the assumed lockout period under clause (i) of the prior sentence, the “closing date” is assumed to be the Benchmark 2023-V3 securitization cut-off date in July 2023, rather than the Benchmark 2023-V3 securitization closing date of August 3, 2023. The actual lockout period may be different.

(52)	The borrower may release one or more parcels, including air rights parcels, or outlets, expansion parcels and, if applicable, any anchor parcel upon satisfaction of certain conditions, including, among other things: (i) the release parcels (other than Expansion Parcels) are required to be (a) vacant, non-income producing and unimproved unless waived by the lender, (b) non-income producing and improved only by landscaping, utility facilities that are not required for the remaining parcels, or (c) non-income producing surface parking spaces, (ii) the loan-to-value ratio following the release are required to be less than or equal to 125%, provided that the borrower may prepay the qualified amount with payment of any applicable yield maintenance premium to meet the loan-to-value ratio, and (iii) payment of $25,000.

(53)	The Largest Tenant, Macy’s, occupies 271,390 square feet that expires on January 31, 2026, and 6,951 square feet of storage space that expires on July 31, 2025.

(54)	On each monthly payment date during a cash management period (other than a cash management period due solely to the occurrence of an anchor tenant trigger event), the borrower is required to deposit into a replacement reserve an amount equal to $7,641.19, provided that the borrower’s obligation to make deposits into the replacement reserves will be suspended during any period in which the amounts on deposit in the replacement reserve equal or exceed
$183,388.50.

(55)	On each monthly payment date during a cash management period (other than a cash management period due solely to the occurrence of an anchor tenant trigger event), the borrower is required to deposit an amount of $45,847.13 into the rollover reserve account provided that the borrower’s obligation to make deposits in the rollover reserve will be suspended during any period in which the amounts on deposit in the rollover reserve equal or exceed $1,100,331 (the “Rollover Reserve Threshold”). Notwithstanding the Rollover Reserve Threshold, all lease termination payments received in connection with the leases will be promptly deposited into the rollover reserve account to the extent received (a) during any cash management period (other than a cash management period due solely to the occurrence of an anchor tenant trigger event) and (b) in connection with any lease, the loss of rent under which would cause the debt yield to fall below 11.0%.

(56)	On each monthly payment date during the continuance of a cash management period, the borrower is required to deposit with the lender an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next ensuing 12 months.

(57)	On each monthly payment date during the continuance of a cash management period, the borrower is required to deposit with the lender an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon expiration thereof in order to accumulate sufficient funds to pay all such insurance premiums at least 10 days prior to the expiration of the policies. However, such requirement will be waived if the borrower provides evidence of an acceptable blanket policy to the lender and the insurance premiums payable have been prepaid for not less than one year in advance.

(58)	On each monthly payment date during the continuance of a cash management period, the borrower is required to pay to the lender on the day that is 10 days prior to the date that rent is due under the terms of the ground lease, an amount equal to 1/12th of the annual amount of ground rent due by the borrower under the ground lease; such monthly deposit is not required if sufficient funds are available pursuant to the terms and provisions of the cash management agreement to make any applicable monthly ground rent deposit.

(59)	The Mortgaged Property is ground leased by the borrower, as the ground lessee, under a ground lease with WMB 2, LLC and TWB Oxmoor 2, LLC, as successor-in-interest to PNC Bank, Kentucky, Inc, the trustee of the Trust under the Will of William Marshall Bullitt, Deceased and Stock Yards Bank & Trust Company and the Trust under the Will of Thomas W. Bullitt, Deceased, as the ground lessor. The borrower assumed the ground lease on May 6, 2003, which expires on September 30, 2057 and has two, 20-year remaining extension options. The current rent is $1,209,919.80 per annum, subject to increases of 3% per annum as set forth in the ground lease. However, rent is scheduled to reset every 20 years equal to the greater of (x) 8% of fair market value and (y) rent from five years prior to the reset. The ground lessee’s interest in the ground lease is freely assignable to the lender without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the lender without the need to obtain the consent of the ground lessor.

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(60)	The Mortgaged Property was previously unencumbered. Loan proceeds, less closing costs and stub interest were returned to the borrower sponsor and are expected to be allocated towards the paydown of a corporate level revolving debt facility in conjunction with the merger of Office Properties Income Trust and Diversified Healthcare Trust. In connection with such merger, the lender and the borrower sponsor entered into a debt commitment letter, pursuant to which, subject to the terms and conditions of the debt commitment letter, the lender has committed to provide a senior secured bridge facility to the subsidiaries of the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Prospectus for additional information.

(61)	The sole tenant at the Mortgaged Property, Church & Dwight, has a right of first offer with respect to the Mortgaged Property. In October 2013, the landlord delivered a first offer notice (the “First Offer Notice") to Church & Dwight in accordance with its lease, and Church & Dwight elected not to exercise such right of first offer with respect to the First Offer Notice. Subject to the terms of the Church & Dwight lease, if the borrower desires to sell the Mortgaged Property to another party free of any mortgage indebtedness at an all-cash price substantially more favorable than the terms set forth in the First Offer Notice, then the borrower must first re-offer to sell the Mortgaged Property to Church & Dwight on such terms. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Prospectus for additional information.

(62)	The 500 Charles Ewing Boulevard Mortgaged Property is subject to a condominium structure comprised of five total units. Pursuant to the condominium master deed, the borrower sponsor owns one unit out of the five total units, and approximately 35.5% of the interest in the condominium’s common elements (“Common Interest”). Accordingly, the related Mortgaged Property is responsible for 35.5% of the annual condominium charges determined by the board of directors. The condominium association is managed by a board of directors comprised of a total of five directors, with each unit owner having the right to appoint one director to the board and each such director entitled to cast one vote in matters presented before the board, which vote will hold the value equal to the amount of Common Interest held by the respective unit owner. Certain major decisions, including, without limitation, amending condominium declaration and bylaws, require at least 80% of the Common Interest. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests and Other Shared Interests” in the Prospectus for additional information.

(63)	The sole tenant at the Mortgaged Property, Church & Dwight, has a free rent period beginning in February 2033 and ending in May 2033, all of which is beyond the maturity date of the Mortgage Loan.

(64)	The Appraised Value ($) includes a vacant parcel formerly occupied by Kmart (the “Kmart Parcel”). The appraiser concluded the value of the Mortgaged Property excluding the Kmart Parcel would be $82,000,000. The borrower sponsors intend to sell the Kmart Parcel and are currently in escrow with a multifamily developer and expect the sale to occur in the first quarter of 2024 after the developer receives full entitlements and the Kmart Parcel is rezoned for multifamily use. The Mortgage Loan documents allow for the free release of the Kmart Parcel.

(65)	Based on the Appraised Value ($) of $82,000,000, which excludes the Kmart Parcel, the Cut-off Date LTV Ratio (%) and LTV Ratio (%) at Maturity / ARD (%) are each 45.1%.

(66)	The borrower will not be required to make monthly deposits in the basic carrying costs escrow account in respect of any property taxes which are solely the obligation of any of the tenants doing business as IHOP, Bank of America, Cactus Cantina, Mission Grove Car Wash, McDonald's and Taco Bell (each, a "Direct Payment Tenant") and which property taxes are paid directly to the taxing authority by such Direct Payment Tenant.

(67)	The Upfront Other Reserve ($) consists of a $49,500 Unfunded Obligations reserve in connection with certain tenant improvement obligations with respect to Poke Lounge and Expedia Cruises.

(68)	Neither the Total Occupancy (%) as of May 31, 2023 nor the Owned Occupancy as of May 31, 2023 includes the vacant parcel formerly occupied by Kmart (the "Kmart Parcel"), nor the 37,651 SF anchor box, formerly leased to Stein Mart, for which the borrower sponsor executed an approximately 15-year lease with EOS Fitness at $23.50 per SF after an initial free rent lease period of four months, which will bring the occupancy to 99.2% leased. The EOS Fitness tenant is expected to take occupancy in April 2024 and is not included in the underwriting. We cannot assure you that EOS Fitness will take occupancy or begin paying rent as expected or at all.

(69)	The Total Occupancy (%) as of May 31, 2023 includes a 2,320 SF parcel for which the borrower sponsor executed a 5-year lease with Canyon Crest Winery (Qadros Enterprises) at $41.73 per SF. The tenant is expected to take occupancy in August 2023. We cannot assure you that Canyon Crest Winery (Qadros Enterprises) will take occupancy or begin paying rent as expected or at all.

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(70)	Historical cash flows are unavailable at the Austin Multifamily Portfolio Mortgaged Properties as the borrower sponsors renovated the units between 2019 and 2022.

(71)	The cash flow analysis relies on the T-3 annualized period for the most recent period to reflect the performances of the Starburst Apartments Mortgaged Property and Orbit Apartments Mortgaged Property following the renovations, which included upgrades to 397 units across the portfolio.

(72)	The borrowers are required to deposit into a debt yield reserve, within 90 days of the origination date of the Austin Multifamily Portfolio Whole Loan, an amount equal to $2,000,000 in the form of cash or a letter of credit. Upon the occurrence of the Collateral Cure Conditions, the funds in the debt yield reserve account will be disbursed to the borrowers.

"Collateral Cure Conditions" will exist provided that the debt yield is equal to or greater than 9.0% for two consecutive calendar quarters and further provided that no event of default is ongoing.

(73)	The Mortgage Loan, for which GACC is the Mortgage Loan Seller, was originated by BSPRT CMBS Finance, LLC, an unaffiliated third-party, and is expected to be purchased by GACC on or prior to the Closing Date.

(74)	The borrower is required to deposit 1/12th of four percent (4%) of the greater of (i) gross revenues for the Mortgaged Property in the preceding calendar year or (ii) the projected gross revenues for the Mortgaged Property for the current calendar year into the FF&E Reserve on each payment date.

(75)	The borrower is required to deposit $13,500 into a seasonality reserve during the calendar months of January, February, March, April, June, July, September, October, November, and December. The lender is required to disburse available funds in such account during the months of August and May to the extent that the lender has determined in its reasonable discretion that there are insufficient funds in the cash management account to make required monthly payments during such months.

(76)	The Monthly Other Reserve ($) includes an in-place seasonality reserve and a springing PIP reserve. Once a PIP is imposed by the franchisor pursuant to the franchise agreement, the borrower is required to deposit an amount equal to 110% of the sum required to pay for such PIP into the PIP reserve account.

(77)	The fourth most recent cash flows are unavailable as the Mortgaged Property was constructed in 2020.

(78)	The sole member of the Mortgage Loan borrower (the “EB-5 Borrower”) has a loan (the "EB-5 Loan") from EDG Orlando EB-5 LLC (the “EB-5 Lender”). The EB-5 Loan is secured by a pledge of the EB-5 Borrower’s 100% equity interest in the mortgage borrower. The EB-5 Lender is managed by an affiliate of the mortgage borrower that is controlled by the non-recourse carveout guarantor. The EB-5 Loan was funded by capital contributions to the EB-5 Lender from investors who invested in the EB-5 Lender pursuant to the United States EB-5 immigrant visa investor program, which allows a foreign national to obtain a visa by making an investment in a United States entity that satisfies certain requirements (“EB-5 Investors”). The EB-5 Loan was originated in 2017 in the original principal amount of $16,000,000, had an outstanding principal balance as of the Mortgage Loan origination date of $10,500,000 (after giving effect to various prepayments, including a $500,000 prepayment from proceeds of the Mortgage Loan) and bears interest at the rate of 4.5% per annum. In connection with the origination of the Mortgage Loan, the maturity date of the EB-5 Loan was extended to December 31, 2028, which is later than the Mortgage Loan maturity date of July 6, 2028. The lender under the Tru by Hilton Orlando Mortgage Loan and the EB-5 Lender entered into a subordination and standstill agreement (the “Subordination Agreement”), which provides that all payments on the EB-5 Loan are fully subordinated to the Mortgage Loan, provided that, so long as no cash sweep period under the Mortgage Loan is in effect, monthly, deferred, or other accrued interest due and payable on the EB-5 Loan may be paid from excess cash flow distributed from the Mortgage Loan borrower to the EB-5 Borrower. Inclusive of the EB-5 Loan, with an interest rate of 4.50000%, the debt service coverage ratio based on underwritten net operating income/underwritten net cash flow, debt yield based on underwritten net operating income/underwritten net cash flow, Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Tru by Hilton Orlando total debt would be 1.59x/ 1.45x, 12.1%/ 11.0%, 73.8% and 73.8%, respectively. In addition, EB-5 Equity Investor, LLC invested $4,000,000 in preferred equity in the EB-5 Borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and “—Preferred Equity.”

(79)	The Subordination Agreement also provides that the EB-5 Lender will not (i) transfer any of its beneficial interest in the EB-5 Loan, (ii) exercise any enforcement action prior to giving the mortgage lender notice and either (a) a 180 day period during which the mortgage lender will have the exclusive right to institute and prosecute an enforcement

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action with respect to the Mortgage Loan or (b) a 90 day period to waive the mortgage lender’s right to institute and prosecute an enforcement action with respect to the Mortgage Loan, (iii) enter into any amendment, modification, extension, increase, renewal, replacement, consolidation, supplement or waiver of the EB-5 Loan without the mortgage lender’s consent or (iv) solicit, direct or cause the mortgage borrower, EB-5 Borrower or any entity which controls either of them to commence bankruptcy proceedings, have the mortgage borrower or EB-5 Borrower adjudicated bankrupt or insolvent, file a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution or other relief by or on behalf of the mortgage borrower or EB-5 Borrower, seek or consent to the appointment of a receiver for the mortgage borrower, EB-5 Borrower or the Mortgaged Property, or seek to consolidate the Mortgaged Property or any other assets of the mortgage borrower with the assets of the EB-5 Borrower. Notwithstanding such provisions of the Subordination Agreement, the Mortgage Loan documents provide that an immediate violation of the Mortgage Loan documents will be deemed to have occurred upon (a) any exercise (including any attempt to exercise) by the EB-5 Lender of any rights or remedies pursuant to the EB-5 Loan documents or (b) any default, event of default or other violation of the Subordination Agreement by the EB-5 Lender which is not cured or waived in accordance with the Subordination Agreement.

(80)	At origination, $500,000 of loan proceeds were distributed to the EB-5 Borrower and used to repay a portion of the EB-5 Loan to an EB-5 investor which withdrew their EB-5 petition.

(81)	If at any time the condominium assessment reserve is less than one month’s worth of assessments, the borrower is required to make a deposit into the condominium assessments reserve account in the amount sufficient to pay one month’s worth of assessments for the condominium.

(82)	The sole tenant at each of the Select Parking NYC Portfolio properties is an affiliate of the borrower sponsor and carveout guarantor who also guarantees the lease.

(83)	The Select Parking NYC Portfolio Mortgaged Properties are subject to a lease with affiliates of the borrower expiring April 30, 2033.

(84)	Based on the underwritten rent roll dated May 1, 2023, 100% of parking spaces at each Mortgaged Property are leased to an affiliate of the borrower sponsor and non-recourse carveout guarantor (who personally guarantees the lease) pursuant to a lease dated as of May 1, 2023. The historical cashflows represent the actual parking operations as there were no leases in place in these periods.

(85)	Occupancy represents the in-place lease to an affiliate of the borrower.

(86)	The lockout period will be at least 25 payment dates beginning with and including the first payment date in July 2023. Defeasance of the Select Parking NYC Portfolio Whole Loan in full is permitted at any time after the earlier to occur of (i) May 25, 2027 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. For the purpose of calculating the assumed lockout period under clause (ii) of the prior sentence, the “closing date” is assumed to be the Benchmark 2023-V3 securitization cut-off date in July 2023, rather than the Benchmark 2023-V3 securitization closing date of August 3, 2023. The actual lockout period may be different.

(87)	The historical financial information for year 2020 is not available because the borrower sponsor acquired the Mortgaged Properties in 2021.

(88)	The Mortgage Loan is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Morgan Stanley Bank, N.A.

(89)	The borrower is required to pay to the lender, concurrently with the closing of a prospective transfer, non-refundable assumption fees in an amount equal to $250,000 (or, if material modifications of the loan documents are required in connection with such transfer due to a request by the borrower or the transferee, an amount equal to $350,000).

(90)	A Grace Period - Late Fee (Days) of five days is allowed once per 12-month period.

(91)	There is a 10% credit for the $5.0 million upfront TI/LC reserve.

(92)	The Fourth Largest Tenant, Lime Rock Management LP, extended its lease through October 31, 2029 after the loan origination date. The tenant has the option to extend its lease, as amended, to the date that is 135 full calendar months (the "Ten-Year Option") following the first extension period commencement date of April 1, 2024. In the event the tenant exercises the Ten-Year Option, the lease expiration will be June 30, 2035.

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(93)	A Grace Period - Late Fee (Days) of five days is allowed.

(94)	The Largest Tenant, SBSB Law, P.L.L.C., leasing approximately 21.1% of the net rentable area at the Mortgaged Property, has a one-time right to terminate its lease effective on December 31, 2030 with written notice prior to December 31, 2029 and payment of a termination fee calculated in accordance with the related lease. The Fourth Largest Tenant, Perkins & Will, leasing approximately 4.08% of the net rentable area at the Mortgaged Property, has a one-time right to terminate its lease effective on January 31, 2031 with written notice prior to January 31, 2030 and payment of a termination fee equal to $1,148,622.

(95)	The Harborside 2-3 Mortgage Loan is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and Bank of Montreal.

(96)	The Mortgage Loan has one or more borrowers that own all or a portion of the related Mortgaged Property as tenants–in–common.

(97)	The lockout period will be at least 27 payment dates beginning with and including the first payment date on May 6, 2023. Defeasance of the Harborside 2-3 Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) April 4, 2026 or (ii) the second anniversary of the closing date of the securitization that includes the last pari passu note to be securitized. For the purpose of calculating the assumed lockout period under clause (ii) of the prior sentence, the “closing date” is assumed to be the Benchmark 2023-V3 securitization cut-off date in July 2023, rather than the Benchmark 2023-V3 securitization closing date of August 3, 2023. The actual lockout period may be different.

(98)	The Harborside 2-3 Whole Loan is structured with a $55,000,000 mezzanine loan (the "Harborside 2-3 Mezzanine Loan") that accrues interest at (i) a rate per annum equal to 7.00% to be paid as part of each payment of the mezzanine monthly debt service payment amount resulting in a mezzanine monthly debt service payment amount of $325,289.35 and (ii) a rate per annum equal to 3.5% that accrues through the term of the Harborside 2-3 Mezzanine Loan and is scheduled to be due and payable on the maturity date resulting in a monthly debt service accrual amount of $162,644.68. The Mezzanine Debt Interest Rate (%), Total Debt Monthly Debt Service ($) and Total Debt Underwritten NCF DSCR (x) are based on an aggregate Harborside 2-3 Mezzanine Loan interest rate of 10.5% per annum.

(99)	In addition to the interest accruing on the outstanding principal balance of the Harborside 2-3 Mezzanine Loan at a rate of 7.0000% per annum to be paid as part of each monthly debt service payment amount and an additional 3.5000% per annum which will accrue through the loan term and be due on the maturity date, the outstanding principal balance of the Harborside 2-3 Mezzanine Loan will accrue PIK interest at a rate of 2.29% per annum (the "PIK Interest"). The PIK Interest is due and payable together with each mezzanine monthly debt service payment amount if either of the following conditions are not satisfied as of April 6, 2028: (i) the PIK Leasing Condition or (ii) if the Harborside 2-3 Mezzanine Loan is not prepaid in full. If the PIK Leasing Condition has not been satisfied as of April 6, 2028 or the Harborside 2-3 Mezzanine Loan has not been prepaid in full prior to such date, then all accrued PIK Interest will automatically be converted and added to the outstanding principal balance of the Harborside 2-3 Mezzanine Loan as of such date, and become immediately due and payable by the borrowers to lender together with all other outstanding principal.

The "PIK Leasing Condition" means delivery by the borrowers of evidence reasonably satisfactory to lender that 75% of the aggregate rentable square feet of the Harborside 2-3 Mortgaged Property and the neighboring Harborside 1 property is leased and occupied by tenants under leases satisfying the requirements set forth in their respective loan documents.

(100)	The borrowers are permitted to obtain mezzanine financing in connection with the assumption of the Harborside 2-3 Mortgage Loan, provided that the Harborside 2-3 Mezzanine Loan is repaid simultaneously with such assumption. Future mezzanine debt is permitted subject to certain conditions, including, without limitation: (i) no event of default is continuing, (ii) the mezzanine loan is made by a lender reasonably acceptable to the mortgage lender and acceptable to the applicable rating agencies, (iii) the only collateral for such mezzanine loan is (x) the direct equity interest in the mortgage borrower and (y) the equity interest in the sole member entity holding the liquor license for the operation of the property (note – the Whole Loan is secured, in part, by a pledge of the direct equity interest in the holder of the liquor license), (iv) the mezzanine loan documents are reasonably satisfactory to the mortgage lender, (v) the mezzanine loan is non-recourse except for non-recourse carveouts substantially similar to those of the Mortgage Loan, (vi) the mezzanine lender enters into an intercreditor agreement reasonably acceptable to the mortgage lender and acceptable to the rating agencies, (vii) the mezzanine loan has a fixed rate of interest or a

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floating rate of interest subject to delivery of an interest rate cap agreement, (viii) the maturity date of the mezzanine loan is not earlier than the maturity date of the Harborside 2-3 Whole Loan, (ix) the borrower delivers a rating agency confirmation, (x) the LTV (inclusive of the mezzanine loan) does not exceed 75%, (xi) the DSCR (Whole Loan only) as of the date of closing of the mezzanine loan is at least 1.81x and (xii) the DSCR (inclusive of the mezzanine loan) as of the date of closing of the mezzanine loan is at least 1.25x.

(101)	The Harborside 2-3 Whole Loan is structured with a $19,000,000 preferred equity investment made by NongHyup Bank, in its capacity as Trustee of Milestone Harbor East Private Investment Trust. The preferred equity investment is made in an entity (the “Pref JV”) that is the indirect owner of one of the two TIC borrowers of the Harborside 2-3 Whole Loan and one of the two TIC owners of the neighboring Harborside 1 property. The preferred equity investment will be repaid only from net cash distributions to the Pref JV from capital transactions with respect to the Harborside 1 property and/or the Harborside 2-3 Mortgaged Property.

(102)	The Third Largest Tenant, Collectors Universe, representing approximately 8.2% of the net rentable area, is in a free rent period through November 28, 2023.

(103)	Other Sources ($) consists of a Sea Wall credit of $27,610,000, tenant improvement and rent credits of approximately $12,104,859, a rate buydown credit of $6,250,000, and approximately $3,668,609 in other miscellaneous credits.

(104)	Both Green Acres Mall (excluding the Walmart Parcel) and Green Acres Commons benefit from 10-year tax abatements pursuant to respective payment-in-lieu of taxes agreements dated May 1, 2015 (the “PILOT Agreements”), between the borrowers and the Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), which expire on December 31, 2026, with one, five-year extension period. The extension of the PILOT documents requires the consent of the Hempstead IDA. In connection with the PILOT Agreements, the borrowers lease the Green Acres Property (excluding the Walmart Parcel) to the Hempstead IDA pursuant to the master leases, and the Hempstead IDA subleases the Green Acres Property (excluding the Walmart parcel) back to the borrowers. Such leases will be terminated upon the termination of the PILOT Agreements. Pursuant to the terms of the PILOT Agreements and the related leases, the borrowers are obligated to, among other things, (i) comply with certain full-time employment commitments and (ii) in exchange for certain exemptions from property taxes on real and personal property, make annual payment-in-lieu of taxes payments for the 2016 through the 2026 tax years. A failure of the borrowers to comply with the PILOT Agreements may result in an early termination of the PILOT Agreements or a return of certain tax benefits received by the borrowers to the Hempstead IDA. Total annual payment-in-lieu of taxes payments payable by the borrowers commenced at $14,140,000 and increased to $15,400,000 during the fourth and fifth tax abatement years, and are equal to $16,300,000 during the second five tax abatement years. Real estate taxes were underwritten based on the actual tax bills for all of the property tax parcels at the Green Acres Property (including the Walmart Parcel), inclusive of any tax reimbursements or expenses payable by the tenants and payment-in-lieu of taxes (“PILOT”) payable by the borrowers for 2022 under the related PILOT documents. According to the appraisal, the tax benefits for 2023 under the PILOT documents are expected to be $15,365,892, and if the PILOT documents are not renewed, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027.

(105)	The borrowers are required to cause rents to be deposited by the tenants into a lockbox account established at origination under the Green Acres Whole Loan documents, and the borrowers will have access to the funds in the lockbox account and use the lockbox account as an operating account so long as no Trigger Period, as defined in the Green Acres Whole Loan documents, continues. During the continuance of a Trigger Period, the borrowers will not have any further access to the funds in the lockbox account except as otherwise expressly provided in the Green Acres Whole Loan documents.

(106)	A Grace Period - Late Fee (Days) of five days is allowed.

(107)	The as-is appraised value is based on an extraordinary assumption made by the appraiser that the PILOT documents will be extended an additional 5-years to 2031. In the absence of the PILOT tax benefits beyond 2026, the as-is value of the Green Acres Property would otherwise be reduced by approximately $58.0 million resulting in an estimated appraised value of $621.0 million resulting in a Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”) and Mortgage Loan LTV Ratio at Maturity Date (Other Than “As-Is”) of 59.6%.

(108)	The lockout period will be at least 30 payment dates beginning with and including the first payment date in February 2023. Prepayment of the Green Acres Whole Loan in full, together with any applicable yield maintenance premium, is permitted at any time on or after the earlier to occur of (i) the monthly payment date occurring in January 2026 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to

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be securitized. For the purpose of calculating the assumed lockout period under clause (ii) of the prior sentence, the “closing date” is assumed to be the Benchmark 2023-V3 securitization cut-off date in July 2023, rather than the Benchmark 2023-V3 securitization closing date of August 3, 2023. The actual lockout period may be different.

(109)	The borrowers may obtain a release of one or more Release Parcels. A “Release Parcel” is a parcel on the Green Acres Mortgaged Property that is (a) non-income producing and unimproved for tenant occupancy and (b) the release of which does not have any adverse material effect, subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) regardless of whether such release of the Release Parcel is successfully consummated, the borrowers pay to the lender a processing fee in the amount of $15,000, (iii) the remaining property constitutes a separate tax lot (or the borrowers have filed an application for a separate tax lot and the borrower sponsor guarantees the payment of taxes on the Release Parcel pending the final issuance of such separate tax lot), (iv) the borrowers certify to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer, be in violation of certain reciprocal easement agreements, the Walmart ground lease, the PILOT Agreements or any then applicable law, statute, rule or regulation and (v) satisfaction of any REMIC release conditions.

(110)	The fee interest in a portion of the Mortgaged Property is owned by Walmart, an anchor tenant at the Walmart Parcel, and Valley Stream Green Acres LLC (“Valley Stream”), a borrower, owns the leasehold interest in the Walmart Parcel pursuant to a 36-year ground lease, dated as of February 22, 1989, between Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leased the Walmart Parcel back to Walmart under two separate leases. According to the estoppel delivered by Walmart, the term of the ground lease commenced on August 13, 1990 and expires on August 12, 2026, with two additional six-year extension options. The base rent under the ground lease is a fixed amount equal to approximately $1,080,000 per annum (approximately $90,000 per month) during the initial term and approximately $1,500,000 per annum (approximately $125,000 per month) during the extension terms.

(111)	The Largest Tenant, Macy’s, leases 266,676 sq. ft. expiring on August 18, 2026 and 123,827 sq. ft. expiring on July 31, 2034.

(112)	The Fourth Largest Tenant, BJ’s Wholesale Club, leases 127,750 sq. ft. and includes a recently executed lease for a 5,000 sq. ft. fueling station that has an expected rent commencement date of September 1, 2023.

(113)	The lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a borrower sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Description of the Mortgage Pool—Environmental Considerations” in this Prospectus.

(114)	The borrower is permitted to enter into a “Property-Assessed Clean Energy loan” (a “PACE Loan”) or other indebtedness for an amount not to exceed $10,000,000, without the consent of the lender or rating agency confirmation, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.

(115)	At such time as the balance of the rollover account reaches an amount equal to 24 times the required monthly deposit without taking into account any amounts deposited therein in respect of lease termination and modification payments (the “Rollover Account Cap”), the borrowers’ obligation to make monthly deposits into the rollover account will be suspended until such time as the balance of the rollover account falls below the Rollover Account Cap, at which time, the borrowers’ obligation to make monthly deposits will be reinstated as of the immediately succeeding monthly payment date. The borrowers’ upfront deposit of approximately $743,644 in respect of gap rent is not included in the calculation of the rollover reserve balance for purposes of calculating the Rollover Reserve Cap.

(116)	The Mortgage Loan is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Bank of Montreal and DBR Investments Co. Limited.

(117)	The Second Largest Tenant, Walmart, has 173,450 square feet expiring August 31, 2028, and also temporarily occupied certain temporary space under a lease that commenced February 1, 2022 and expired January 31, 2023.

(118)	At origination, the Mortgaged Property is subject to a PIP consisting of lobby, suite and restaurant renovations, which are estimated to cost $1,535,000. On the origination date, the borrower deposited $1,750,000 into a reserve account in connection with such renovations. In addition, the related borrower sponsor provided a completion

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guaranty in connection with such renovations. We cannot assure you that the expected renovations will be completed as expected or at all.

(119)	At origination, the Mortgaged Property is subject to a Deed of Preservation and Conservation Easement (the “Hyatt Arcade Cleveland Easement”) with Historic Gateway Neighborhood Corp., an Ohio non-profit corporation. The Hyatt Arcade Cleveland Easement (i) requires the borrower (as successor-in-interest to Arcade L.L.C.) to, among other things, maintain the Mortgaged Property in substantially the same structural condition and repair and (ii) prohibits the borrower from conducting any repair that changes (x) certain exterior and interior features of the Mortgaged Property that are identified as protected in the Hyatt Arcade Cleveland Easement or (y) the use of the Mortgaged Property to a use other than a mixed-use property consisting of a hotel, general retail establishments (including restaurants), residential or office or any combination of the foregoing, in each case, without the prior written consent of Historic Gateway Neighborhood Corp.

(120)	The Appraised Value of $50,000,000 is based on the extraordinary assumption that (i) the Mortgaged Property would complete a renovation at a total budgeted cost of $3,000,000 during the first year of the projection period (2023), which is based on a sufficient amount to maintain brand standards, and (ii) following the completion of the anticipated renovation, reserves for replacement would cover all future required renovations. The Appraised Value is also based on the following extraordinary assumptions: (i) the Mortgaged Property will operate under the brand “Hyatt Regency” or as a similarly affiliated property throughout the projection period; (ii) the relocation of the hotel operated restaurant and lounge and the conversion of the old restaurant space to additional meeting space will occur as part of the 2023 renovation; (iii) the Mortgaged Property would be sold encumbered by the existing management agreement with Hyatt Corporation; and (iv) the retail leases will continue throughout the projection period under similar economic terms as exist.

(121)	The Mortgaged Property is subject to a tax increment financing agreement (“TIF Agreement”). The County of Cuyahoga, Ohio issued $7,000,000 in taxable industrial development revenue bonds in connection with financing the construction of certain improvements at the Mortgaged Property. Pursuant to the TIF Agreement, the City of Cleveland, Ohio agreed to provide a real property tax exemption for the increase in the assessed valuation of the Mortgaged Property resulting from improvements for 30 years commencing with tax year 2000, and the related borrower (as successor-in-interest to Arcade L.L.C., an unaffiliated past owner of the Mortgaged Property) committed to make payments in lieu of taxes in an amount equal to the real property taxes so exempted plus an amount sufficient to retire the debt evidenced by the bonds per a debt-reduction schedule. There is one remaining bond debt service payment due in 2023 in connection with the TIF Agreement in the amount of $765,000.00, which has been deposited in a reserve account with the lender at origination.

(122)	The borrower is required to deposit $130,000 on each payment date into a seasonality reserve during the calendar months of July through November (inclusive). The seasonality reserve is subject to a cap of $650,000 (the “Seasonality Cap Amount”), subject to the borrower’s right, once per year, to request an adjustment to the Seasonality Cap Amount based on the performance of the Mortgaged Property; provided that the seasonality reserve monthly deposit is adjusted accordingly such that the amount of the seasonality reserve monthly deposit is equal to 20% of the Seasonality Cap Amount. Upon the occurrence of a trigger period as described in the Mortgage Loan agreement, the borrower is required to pay the lender on each payment date any excess cash flow remaining after the payment in full of the items described in the Mortgage Loan agreement to fund the seasonality reserve until the Seasonality Cap Amount is met and the related trigger period has ended.

(123)	The Mortgage Loan has one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

(124)	The Mortgage Loan is part of a Whole Loan that was co-originated by Bank of Montreal and Starwood Mortgage Capital LLC.

(125)	The Ongoing Other Reserve ($) includes $32,768.23 of a reserve for municipal authority tenant improvements and leasing commissions on each Payment Date through and including the Payment Date occurring in January 2026.

(126)	At origination, $112,988.83 was deposited into a free rent holdback reserve for (i) First Judicial District of PA, the Third Largest Tenant, who is in a free rent period for the months of May 2024 and May 2025 in an amount of $64,573.33, and (ii) Weir & Partners, the Fourth Largest Tenant, who is in a free rent period for the month of September 2023 in an amount of $48,415.50.

(127)	69,420 square feet of the Mortgaged Property (representing approximately 15.7% of gross rentable area) is leased to an affiliate of the borrower pursuant to the related master lease dated as of June 1, 2023. The master lease is

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scheduled to expire on May 31, 2033 or when Philadelphia Municipal Court (which is currently the largest tenant at the Mortgaged Property and has signed a letter of intent to lease the master leased space) or any other third-party tenant signs a new lease covering the master leased space and begins to pay rent under such lease. The annual rent under the master lease is $1,735,500, representing approximately 27.0% of underwritten net cash flow from the Mortgaged Property, and the underwritten debt-service coverage ratio for The Widener Building Mortgage Loan calculated without including the master lease rent is 1.21x.

(128)	The Mortgage Loan is part of a Whole Loan that was co-originated by Bank of America, N.A., Barclays Capital Real Estate, Inc., and JPMorgan Chase Bank, National Association.

(129)	The Largest Tenant, Price Water House Coopers LLP, subleases the 23rd floor (23,037 square feet of its 138,413 square feet) for a term that is coterminous with the prime lease and the Third Largest Tenant, Pond Lehocky Giordano Disability, subleases 15,838 square feet of its 66,315 square feet through January 31, 2026 (which is prior to the expiration of the prime lease on June 30, 2028).

(130)	The Second Largest Tenant, Stradley, Ronon, Stevens & Young has a termination right for all of its leased space effective January 31, 2031 with notice by February 1, 2029 and payment of a termination fee. The Fourth Largest Tenant, Wolters Kluwer Health, Inc., has a termination right effective on March 31, 2026 with notice by September 30, 2024 and payment of a termination fee. The Fifth Largest Tenant, Jazz Pharmaceuticals, Inc., has a termination option effective on December 31, 2025 with 12 months’ notice and payment of a termination fee.

(131)	Upfront Other Reserve ($) is the aggregate of $9,200,744 for outstanding tenant improvement allowances and outstanding leasing commissions, and $1,912,160 for outstanding free rent and gap rent obligations.

(132)	During a trigger period, the borrowers are required to deposit monthly replacement reserves equal to approximately $39,503. During the continuance of a trigger period, the borrowers will be required to deposit $237,018 on a monthly basis to the TI/LC Reserve. Additionally, when (i) the balance of the TI/LC Reserves is less than $15,000,000 and (ii) the TI/LC Reserve occupancy falls below 85%, the Whole Loan documents will require a cash sweep until the balance returns to $25,000,000. Further, the non-recourse carveout guarantor has provided a guaranty for an additional $20,000,000 to the TI/LC Reserves, which guaranty will be reduced by any amounts contributed to the TI/LC Reserve after the loan origination date.

(133)	Straight-lined rent of $252,142 was underwritten for six tenants, totaling 153,115 square feet.

(134)	At origination, the borrower deposited a letter of credit in the amount of $25,000,000 as an upfront general TI/LC reserve.

(135)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to the borrower sponsor signing a new lease with the Second Largest Tenant, Clifton Larson Allen LLP, for a term of January 2023 to October 2033.

(136)	The Second Largest Tenant, Clifton Larson Allen LLP, has the option to terminate its lease at the end of the 94th full calendar month after the commencement date (October 31, 2030) with 12 months prior written notice and payment of a termination fee.

(137)	The borrower will deposit into an eligible account held by the lender or servicer (the “Replacement Reserve Account”) either (i) on each monthly payment date either (x) when a trigger period is not then occurring or (y) during a trigger period due solely to an event of default, an amount equal to $5,951.17 (“Replacement Reserve Regular Monthly Deposit”) or (ii) on each monthly payment date during a trigger period (other than a trigger period due solely to an event of default), an amount equal to $10,416.67. As of the origination date, the borrower will deposit the Replacement Reserve Regular Monthly Deposit.

(138)	As of the origination date and prior to the occurrence of the acquisition by Haya (P6) Ventures, LLC of all of the ownership interests of SSI Warner PA LP, the borrower sponsor of the 150 South Warner Mortgage Loan is SSI Warner PA LP. From and after the acquisition by Haya (P6) Ventures, LLC of all of the ownership interests of SSI Warner PA LP, the borrower sponsor of the 150 South Warner Mortgage Loan will be Ali H. Kolaghassi.

(139)	The Mortgage Loan is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, Bank of America, N.A. and Morgan Stanley Bank, N.A.

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(140)	The lockout period will be at least 25 payment dates beginning with and including the first payment date in July 2023. Defeasance of the Miracle Mile Whole Loan in full is permitted at any time on or after the date that is the earlier of (i) the payment date occurring in June 2026 or (ii) two years and one day on or from the closing date of the securitization that includes the last pari passu note to be securitized (the "Miracle Mile Lockout Release Date"). In addition, voluntary prepayment of the Miracle Mile Whole Loan in full, but not in part, is permitted from and after the Miracle Mile Lockout Release Date (but prior to the open prepayment date on December 6, 2027) with the payment of a yield maintenance premium. For the purpose of calculating the assumed lockout period under clause (ii) of the second sentence, the “closing date” is assumed to be the Benchmark 2023-V3 securitization cut-off date in July 2023, rather than the Benchmark 2023-V3 securitization closing date of August 3, 2023. The actual lockout period may be different.

(141)	The Upfront Other Reserve ($) includes $10,024,690.89 for an upfront TI/LC reserve and $8,677,665.64 for a gap rent reserve.

(142)	In lieu of the Renovation Project Reserve, at origination the borrower provided a Renovation Project Reserve Guaranty.

(143)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily driven by newly executed leases, increases to contractual parking revenue, and approximately $3.9 million of projected annual signage revenue that is expected as a result of the ongoing renovations.

(144)	The borrower leases an approximately 2,400 SF portion of unit E013 from Planet Hollywood through July 2025 (subject to two, 20-year extensions) pursuant to a reciprocal easement agreement entered into with, among other parties, Planet Hollywood Resort and Casino. The borrower's rights under such reciprocal easement agreement are pledged as additional collateral for the Miracle Mile Whole Loan. The lessor under such lease has not confirmed that such lease is superior to any fee mortgage that might encumber such space, and as such the lease may be subordinate to any fee mortgage that encumbers such space. We cannot assure you that the lender's title policy will insure the lender's interest in the lease.

(145)	The Mortgage Loan is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and JPMorgan Chase Bank, National Association.

(146)	A Grace Period - Default (Days) of five days is allowed once per 12-month period, but no more than three times in total during the term of the loan.

(147)	On any business day on or after the earlier of (i) two years from the Closing Date and (ii) June 5, 2026, the Mortgage Loan documents permit the borrower to obtain the release of approximately 16,630 square feet of office space at the Mortgaged Property that is currently occupied by New York Life Insurance Company (collectively, the “Office Release Unit”) in connection with a transfer of the Office Release Unit to an unaffiliated party provided that, among other conditions, (i) the borrower prepays the Mortgage Loan in an amount equal to or in excess of $10,000,000 (which amount represents 125% of the allocated loan amount for the Office Release Unit), together with any applicable yield maintenance premium, (ii) after giving effect to such release, (x) the loan to value ratio does not exceed 57.1% and (y) the debt service coverage ratio for the remaining Mortgaged Property is equal to or greater than the greater of (1) 1.30x and (2) the debt service coverage ratio immediately preceding release, (iii) the borrower provides evidence reasonably satisfactory to the lender that the release of the Office Release Unit will not constitute a default by the borrower under the related condominium documents or any lease and (iv) the borrower satisfies customary REMIC requirements.

(148)	The Largest Tenant, New Mulan L.L.C., occupies 19,650 square feet of space that expires on February 28, 2027, and 446 square feet of storage space that expires on November 30, 2027, the Third Largest Tenant, Shinsaku, has 15,708 square feet of space that expires on October 31, 2027, and the Fifth Largest Tenant, STAT Urgent Care, has 9,106 square feet of space that expires on August 31, 2027.

(149)	On each monthly payment date, the borrower is required to deposit $15,853.83 into a rollover reserve, if the balance of the rollover reserve account is less than $750,000.

(150)	On each monthly payment date during a cash sweep period, the borrower is required to deposit an amount such that the balance in the condominium assessment reserve account will be required to be at all times equal at least the aggregate amount of condominium assessment due for the next ensuing one month period as determined by the lender.

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(151)	There are 17 condominium units owned by the borrower and 91 condominium units owned by other persons who are not affiliated with the borrower at the Mortgaged Property, which are not part of the collateral for the Mortgage Loan nor owned by affiliates of the borrower.

(152)	At any time after the second anniversary of the Closing Date, the Mortgage Loan documents permit the borrower to obtain the release of an individual property provided that, among other conditions, (i) the amount of the outstanding principal balance of the loan to be defeased shall equal or exceed 120% of the allocated loan amount with respect to such individual property, (ii) the borrower provides the lender with at least 30 days, but no more than 90 days prior written notice of its request to obtain a release of the individual property, (iii) the debt service coverage ratio for the remaining Mortgaged Properties is equal to or greater than the greater of (1) 1.67x and (2) the debt service coverage ratio for the then remaining Mortgaged Properties (including the individual property to be released) immediately prior to the release of the individual property, (iv) the debt yield for the Mortgaged Properties then remaining is greater than (1) 14.15% and (2) the debt yield for all of the then remaining Mortgaged Properties (including the individual property to be released) immediately prior to the release of the individual property, (v) the loan to value ratio for the Mortgaged Properties then remaining is no greater than the lesser of (1) 61.0% and (2) the loan to value ratio for all of the then remaining Mortgaged Properties (including the individual property to be released) immediately preceding the release of the individual property and (iv) the borrower satisfies customary REMIC requirements.

(153)	The historical cash flows are not available as all Mortgaged Properties were acquired in 2023.

(154)	The Mortgage Loan was originated by Greystone Select Company II LLC, an unaffiliated third party.

(155)	The Third Largest Tenant, Tempe Eats, LC, is not open for business yet as it is in the process of completing the buildout of its space. Tempe Eats, LC is obligated to commence paying rent on June 1, 2023 and is expected to be open for business by Fall 2023. Temple Eats, LC receives a $4,500 per month discount on its base rent from June 1, 2023 to May 31, 2024 and a $2,500 per month discount on its base rent from June 1, 2024 to May 31, 2025.

(156)	The Third Largest Tenant, Tempe Eats, LC, has a co-tenancy clause tied to the Largest Tenant, L.A. Fitness International. If at any time during the lease term, the anchor tenant operating as "L.A. Fitness International" vacates or ceases business operations in its premises for any reason whatsoever (other than temporary discontinuances not to exceed 120 days for remodeling, alterations or restoration work, or other temporary closure, then Tempe Eats, LC will have a 50% reduction in base rent until the landlord notiﬁes Tempe Eats, LC that “L.A. Fitness International" is open for business, or, alternatively, that at least 67% of the Mortgaged Property is leased and open for business.

(157)	The Specified Rollover Deposit Reserve relates to the outstanding approved leasing expenses for the Third Largest Tenant, Tempe Eats, LC, including (i) $15,000 relating to a gas line improvement and (ii) $90,802.62 in leasing commissions.

(158)	The Prepaid Rent Reserve relates to the creation of a $13,905 reserve for the Fourth Largest Tenant, Rocket a Go-Go, to replicate the prepaid rent periods on August 8, 2023 for $6,952.50 and the payment due on September 6, 2023 for $6,952.50 under the lease documents.

(159)	Historical cash flows are unavailable for the 5542 Grand River Mortgaged Loan as the borrower sponsor acquired the property in late 2021.

(160)	The Mortgaged Property consists of 309 manufactured housing pads, 3 apartment units, 2 park owned homes, and 14 lots that were used by the prior owner for storage of excess snow (the “Snow Storage Lots”). The borrower plans to use the 14 Snow Storage Lots as normal pads.

(161)	The Leased Occupancy (%) is 91.7% and excludes the 14 Snow Storage Lots from the total unit count. The Leased Occupancy (%) inclusive of the 14 Snow Storage Lots is 87.8%.

(162)	The Mortgage Loan is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA and Deutsche Bank AG, New York Branch.

(163)	For purposes of calculating interest and other amounts payable on the Scottsdale Fashion Square Whole Loan, each note was divided into multiple components with varying interest rates. The interest rate of the Scottsdale Fashion Square Mortgage Loan represents the weighted average interest rate of three components. Prepayments of the Scottsdale Fashion Square Mortgage Loan will be applied to the components in sequential order. As a result

A-1-40

of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the Scottsdale Fashion Square Mortgage Loan) may increase over time.

(164)	A Grace Period - Late Fee (Days) of five days is allowed for the monthly payment of interest and any other principal, interest or other sum due. No grace period is permitted for repayment of principal on the maturity date.

(165)	The lockout period will be at least 28 months beginning with and including the first payment date on April 6, 2023. Defeasance of the Scottsdale Fashion Square Whole Loan in full is permitted on or at any time after the date that is the earlier of (i) March 6, 2026 and (ii) two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “Scottsdale Fashion Square Lockout Release Date”). In addition, voluntary prepayment of the Scottsdale Fashion Square Whole Loan in full, but not in part, is permitted from and after the Scottsdale Fashion Square Lockout Release Date with (prior to the open prepayment date on September 6, 2027) a payment equal to the greater of 1% of the unpaid principal balance and a yield maintenance premium. For the purpose of calculating the assumed lockout period under clause (ii) of the second sentence of this paragraph, the “closing date” is assumed to be the Benchmark 2023-V3 securitization cut-off date in July 2023, rather than the Benchmark 2023-V3 securitization closing date of August 3, 2023. The actual lockout period may be different.

(166)	The borrower may transfer and obtain a release of one or more Release Parcels (as defined below), subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) regardless of whether such release of the Release Parcel is successfully consummated, the borrower pays to the lender a processing fee in the amount of $15,000, reimburses lender for reasonable costs and expenses, and pays all title insurance and survey costs, (iii) the borrower delivers to the lender evidence reasonably satisfactory to a prudent lender that the Release Parcel has been (or will be upon recordation of the applicable transfer documentation which will occur contemporaneously with the release of the Release Parcel) legally subdivided from the remainder of the Mortgaged Property and constitutes a separate tax lot (or, if not a separate tax lot, the Release Parcel owner is contractually obligated to pay its share of all taxes and other charges with respect to the Release Parcel until the Release Parcel has been designated as a separate tax lot), and the borrower certifies to the lender that after giving effect to such transfer, each of the Release Parcel and the remaining portion of the Mortgaged Property conforms to and is in compliance in all material respects with applicable law, (iv) the borrower certifies to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer and release of the Release Parcel, be in violation of certain reciprocal easement agreements or any then applicable law, statute, rule or regulation and (v) satisfaction of any REMIC-related release conditions.

A ”Release Parcel” is (x) a parcel on the Mortgaged Property that is (a) non-income producing and unimproved for tenant occupancy and (b) the release of which does not have any adverse material effect on (i) the value of the Mortgaged Property or the use or operation of the Mortgaged Property as a first-class regional shopping center (with related entertainment, dining and other compatible, commercial uses), (ii) the business, profits, operations or financial condition of the borrower, (iii) the ability of the borrower to perform its material obligations under the Scottsdale Fashion Square Whole Loan documents or (iv) the ongoing operations of the remaining Mortgaged Property; and/or (y) a parcel on the Scottsdale Fashion Square Property that is, as of the date of any potential release, non-income producing and improved by structures that (A) were vacant as of the origination date and (B) have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of any potential release. Improvements that are not material to the use and operation of the Mortgaged Property as a retail shopping center or which may be relocated without material and permanent adverse effects on the operation of the Scottsdale Fashion Square Property (as evidenced by a certification from the borrower) do not render the subject property “improved.”

(167)	The sixth largest tenant, Life Time Fitness, leases 37,000 SF and opened in March 2023.

(168)	The borrower is permitted to enter into a Property-Assessed Clean Energy loan (a "PACE Loan") or other indebtedness for an amount not to exceed $10,000,000, without the consent of the lender or rating agency confirmation, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.

(169)	The Capital Expenditure Reserve is funded during a trigger period in the amount of $0.25 multiplied by the NRA excluding non-collateral square feet, “Excluded Premises” (i.e., Macy's, Nordstrom, Neiman Marcus, DICK’S Sporting Goods, Harkins Theatre, Life Time Fitness and any replacement tenant that leases all or substantially all

A-1-41

of any such premises as defined in the related loan agreement) and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components, resulting in a total square footage of 805,331, divided by 12. The Capital Expenditure Account is subject to a cap of an amount equal to 24 times the required monthly deposit ($402,666).

(170)	The Rollover Reserve is funded during a trigger period in the amount of $1.00 multiplied by the NRA excluding non-collateral square feet and “Excluded Premises” (i.e., Macy's, Nordstrom, Neiman Marcus, DICK’S Sporting Goods, Harkins Theatre, Life Time Fitness and any replacement tenant that leases all or substantially all of any such premises as defined in the related loan agreement) resulting in a total square footage of 825,666, divided by 12. The Rollover Account is subject to a cap of an amount equal to 24 times the required monthly deposit ($1,651,332).

(171)	The Upfront Other Reserve ($) includes $10,222,200 of a reserve for tenant improvements and leasing commissions and approximately $4,316,877 of a gap rent reserve.

(172)	The lockout period will be at least 24 payment dates beginning with and including the first payment date in August 2023. Defeasance of the Riverview Tower Whole Loan in full is permitted at any time after the earlier to occur of (i) June 28, 2026 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. For the purpose of calculating the assumed lockout period under clause (ii) of the prior sentence, the “closing date” is assumed to be the Benchmark 2023-V3 securitization cut-off date in July 2023, rather than the Benchmark 2023-V3 securitization closing date of August 3, 2023. The actual lockout period may be different.

(173)	The Appraised Value reflects the “prospective value upon completion” of $40,200,000 for the Mortgaged Property, effective August 1, 2023, which assumes the commencement of Lewis Thomason PC's lease on August 1, 2023. The “as-is” appraised value of the Mortgaged Property (without taking into account such assumption) as of May 3, 2023 is $35,700,000.

(174)	At origination $1,081,946 was deposited into a rent concessions reserve, representing free or gap rent for (i) CGI Federal Inc., the Largest Tenant, who is in a free rent period from July 1, 2023 through December 1, 2024 in an amount of $297,624, and (ii) Lewis Thomason PC, the Second Largest Tenant, who is in a gap rent period from July 1, 2023 through November 1, 2023 in an amount of $230,683, and a free rent period from December 1, 2023 through November 1, 2024 in an amount of $553,639. Lewis Thomason PC has not yet taken occupancy but is expected to take occupancy on December 1, 2023.

(175)	The borrower is required to deposit into an eligible account (the “FF&E Reserve Account”) on each monthly payment date, an amount equal to the greater of (i) the FF&E Payment and (ii) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement. The “FF&E Payment” means an amount equal to 1/12 of four percent (4%) of the greater of (a) the annual gross revenues for the hotel related operations at the Mortgaged Property for the immediately preceding calendar year as reasonably determined by the lender and (b) the projected annual gross revenues for the hotel related operations for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget, or where no approved annual budget exists as of the date of determination, the amount of the FF&E Payment will be determined by the lender in its reasonable discretion. The initial FF&E Payment was determined to be approximately $21,829.

(176)	The Fifth Largest Tenant at the Mortgaged Property, BVT National Capital Partners, representing approximately 3.3% of the net rentable square footage, has a one-time right to terminate its lease effective August 31, 2026, by providing notice on or before August 31, 2026, and paying a termination fee.

(177)	Sierra Wireless America, Inc., which is under lease through January 2024 covering approximately 6.5% of the net rentable area at the Mortgaged Property, has vacated its premises and is underwritten as vacant.

(178)	The Second Largest Tenant at the Mortgaged Property, Hartman, Simons & Wood LLP, representing approximately 6.6% of the net rentable area, is benefitting from base rent credits through December 31, 2025. We cannot assure you that such tenant will begin paying rent as expected or at all.

(179)	A Grace Period - Default (Days) of five days is allowed once per 12-month period except with respect to payment due on the Maturity Date, in which case no grace period is allowed.

(180)	The historical cash flows are not available as the prior owner did not provide historical cash flows.

A-1-42

(181)	At the lender’s option, if the insurance policy maintained by the borrower is not an acceptable blanket policy, on each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon expiration thereof.

(182)	The Prospective As Stabilized value of $13,100,000 was utilized in calculating the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) as the borrower sponsor deposited $500,000 into an upfront TI/LC reserve and $13,613 into a Gap Rent reserve for future leasing to achieve a stabilized occupancy of 95.0%. The unadjusted Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) assuming the "As Is" value of $12,700,000 is 60.4% and 57.8% respectively.

(183)	The Farmville Properties Mortgaged Property is comprised of 50,680 square feet of self storage space, and 12,780 square feet of warehouse space.

(184)	The Farmville Properties Mortgaged Property has two commercial tenants. The Largest Tenant, RE Michel, occupies 9,600 square feet of space, comprising 15.1% of the net rentable square footage, which expires March 31, 2026. The Second Largest Tenant, Lincare, occupies 3,180 square feet of space, comprising 5.0% of the net rentable square footage, which expires May 31, 2024.

(185)	At the lender’s option, if the insurance policy maintained by the borrower is not an acceptable blanket policy, on each monthly payment date, the borrower is required to deposit an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon expiration thereof.

(186)	Historical cash flows are unavailable for the 400 Suydam Mortgage Loan as the borrower sponsor acquired the property in 2021 and subsequently gut renovated the property in 2022.

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ANNEX A-2

MORTGAGE POOL INFORMATION

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Distribution of Loan Purpose

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Loan Purpose	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (Mos)	LTV	LTV
Refinance	31	$741,384,325	76.8%	$23,915,623	1.59x	7.348%	59.0	53.3%	53.1%
Acquisition	6	181,052,000	18.8	$30,175,333	2.18x	6.279%	59.2	47.2%	47.0%
Recapitalization	1	42,700,000	4.4	$42,700,000	1.57x	8.272%	60.0	60.0%	60.0%
Total/Avg./Wtd.Avg.	38	$965,136,325	100.0%	$25,398,324	1.70x	7.189%	59.1	52.4%	52.3%

Distribution of Amortization Types(1)(2)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Amortization Type	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (Mos)	LTV	LTV
Interest Only	32	$895,895,000	92.8%	$27,996,719	1.71x	7.144%	59.0	51.7%	51.7%
Amortizing (30 Years)	4	47,139,325	4.9	$11,784,831	1.51x	7.899%	59.8	60.6%	58.1%
Interest Only, Amortizing Balloon	2	22,102,000	2.3	$11,051,000	1.61x	7.479%	59.6	62.7%	61.0%
Total/Avg./Wtd.Avg.	38	$965,136,325	100.0%	$25,398,324	1.70x	7.189%	59.1	52.4%	52.3%

(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only periods range from 24 to 30 months.

Distribution of Cut-off Date Balances

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Balances ($)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (Mos)	LTV	LTV
2,850,000 - 19,999,999	16	$151,929,325	15.7%	$9,495,583	1.63x	7.338%	59.3	57.7%	57.0%
20,000,000 - 29,999,999	8	185,475,000	19.2	$23,184,375	1.79x	7.116%	58.0	53.2%	52.9%
30,000,000 - 39,999,999	6	203,450,000	21.1	$33,908,333	1.55x	7.638%	59.0	49.9%	49.9%
40,000,000 - 49,999,999	3	132,700,000	13.7	$44,233,333	1.88x	7.551%	59.7	50.7%	50.7%
50,000,000 - 59,999,999	3	151,082,000	15.7	$50,360,667	1.53x	6.502%	59.0	54.8%	54.8%
60,000,000 - 75,000,000	2	140,500,000	14.6	$70,250,000	1.88x	6.867%	60.0	48.4%	48.4%
Total/Avg./Wtd.Avg.	38	$965,136,325	100.0%	$25,398,324	1.70x	7.189%	59.1	52.4%	52.3%

Min	$2,850,000
Max	$75,000,000
Weighted Average	$25,398,324

A-2-1

Distribution of Underwritten NCF DSCR Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Range of Underwritten NCF DSCR (x)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (Mos)	LTV	LTV
1.21 - 1.40	10	$282,900,000	29.3%	$28,290,000	1.29x	7.278%	59.1	59.6%	59.5%
1.41 - 1.60	10	205,525,000	21.3	$20,552,500	1.51x	7.825%	59.3	55.2%	54.8%
1.61 - 2.00	11	235,761,325	24.4	$21,432,848	1.74x	7.564%	59.3	50.5%	50.3%
2.01 - 2.55	7	240,950,000	25.0	$34,421,429	2.30x	6.174%	58.7	43.6%	43.6%
Total/Avg./Wtd.Avg.	38	$965,136,325	100.0%	$25,398,324	1.70x	7.189%	59.1	52.4%	52.3%

Min	1.21x
Max	2.55x
Weighted Average	1.70x

(1) Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment.

Distribution of Mortgage Interest Rates

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Mortgage	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Interest Rates (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (Mos)	LTV	LTV
5.672 - 6.500	6	$165,950,000	17.2%	$27,658,333	2.25x	5.944%	57.9	45.7%	45.7%
6.501 - 7.000	8	253,245,000	26.2	$31,655,625	1.72x	6.794%	59.3	49.6%	49.6%
7.001 - 7.500	8	153,950,000	16.0	$19,243,750	1.39x	7.294%	59.4	57.8%	57.8%
7.501 - 8.000	12	261,047,000	27.0	$21,753,917	1.57x	7.759%	59.2	53.5%	53.0%
8.001 - 8.450	4	130,944,325	13.6	$32,736,081	1.59x	8.269%	59.6	57.9%	57.8%
Total/Avg./Wtd.Avg.	38	$965,136,325	100.0%	$25,398,324	1.70x	7.189%	59.1	52.4%	52.3%

Min	5.672%
Max	8.450%
Weighted Average	7.189%

A-2-2

Distribution of Cut-off Date LTV Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Range of Cut-off Date LTV Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (Mos)	LTV	LTV
33.0 - 40.0	6	$192,000,000	19.9%	$32,000,000	2.20x	6.734%	59.3	36.6%	36.6%
40.1 - 50.0	5	152,876,325	15.8	$30,575,265	1.86x	6.904%	59.0	46.2%	46.1%
50.1 - 55.0	6	86,118,000	8.9	$14,353,000	1.77x	6.985%	57.7	53.3%	53.3%
55.1 - 60.0	11	395,520,000	41.0	$35,956,364	1.46x	7.448%	59.1	58.6%	58.6%
60.1 - 69.3	10	138,622,000	14.4	$13,862,200	1.46x	7.520%	59.6	63.0%	62.1%
Total/Avg./Wtd.Avg.	38	$965,136,325	100.0%	$25,398,324	1.70x	7.189%	59.1	52.4%	52.3%

Min	33.0%
Max	69.3%
Weighted Average	52.4%

(1) With respect to four mortgage loan representing 11.7% of the initial pool balance, the respective Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” appraised value of each related mortgaged property or the cut-off date principal balance of a mortgage loan less a reserve taken at origination. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making such adjustments is 52.6%.

Distribution of Maturity Date LTV Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Range of Maturity Date LTV Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (Mos)	LTV	LTV
33.0 - 40.0	6	$192,000,000	19.9%	$32,000,000	2.20x	6.734%	59.3	36.6%	36.6%
40.1 - 50.0	5	152,876,325	15.8	$30,575,265	1.86x	6.904%	59.0	46.2%	46.1%
50.1 - 55.0	6	86,118,000	8.9	$14,353,000	1.77x	6.985%	57.7	53.3%	53.3%
55.1 - 60.0	13	433,697,000	44.9	$33,361,308	1.47x	7.465%	59.2	58.9%	58.6%
60.1 - 67.6	8	100,445,000	10.4	$12,555,625	1.43x	7.472%	59.4	63.4%	63.1%
Total/Avg./Wtd.Avg.	38	$965,136,325	100.0%	$25,398,324	1.70x	7.189%	59.1	52.4%	52.3%

Min	33.0%
Max	67.6%
Weighted Average	52.3%

(1) With respect to four mortgage loan representing 11.7% of the initial pool balance, the respective Maturity Date LTV Ratio was calculated based upon a valuation other than an “as-is” appraised value of each related mortgaged property or the cut-off date principal balance of a mortgage loan less a reserve taken at origination. The weighted average Maturity Date LTV Ratio for the mortgage pool without making such adjustments is 52.4%.

A-2-3

Distribution of Original Terms to Maturity(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms to Maturity (Mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (Mos)	LTV	LTV
60	38	$965,136,325	100.0%	$25,398,324	1.70x	7.189%	59.1	52.4%	52.3%
Total/Avg./Wtd.Avg.	38	$965,136,325	100.0%	$25,398,324	1.70x	7.189%	59.1	52.4%	52.3%

Min	60 months
Max	60 months
Weighted Average	60 months

(1) All of the mortgage loans will have balloon payments at maturity date.

Distribution of Remaining Terms to Maturity(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms to Maturity (Mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (Mos)	LTV	LTV
54 - 57	3	$64,500,000	6.7%	$21,500,000	2.18x	5.923%	55.6	53.0%	53.0%
58 - 59	19	472,189,325	48.9	$24,852,070	1.54x	7.197%	58.7	52.3%	52.2%
60	16	428,447,000	44.4	$26,777,938	1.80x	7.370%	60.0	52.5%	52.2%
Total/Avg./Wtd.Avg.	38	$965,136,325	100.0%	$25,398,324	1.70x	7.189%	59.1	52.4%	52.3%

Min	54 months
Max	60 months
Weighted Average	59 months

(1) All of the mortgage loans will have balloon payments at maturity date.

A-2-4

Distribution of Original Amortization Terms

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms (Mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (Mos)	LTV	LTV
Interest Only	32	$895,895,000	92.8%	$27,996,719	1.71x	7.144%	59.0	51.7%	51.7%
360	6	69,241,325	7.2	$11,540,221	1.54x	7.765%	59.7	61.3%	59.0%
Total/Avg./Wtd.Avg.	38	$965,136,325	100.0%	$25,398,324	1.70x	7.189%	59.1	52.4%	52.3%

Min	360 months
Max	360 months
Weighted Average	360 months

Distribution of Remaining Amortization Terms

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Terms (Mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (Mos)	LTV	LTV
Interest Only	32	$895,895,000	92.8%	$27,996,719	1.71x	7.144%	59.0	51.7%	51.7%
359 - 360	6	69,241,325	7.2	$11,540,221	1.54x	7.765%	59.7	61.3%	59.0%
Total/Avg./Wtd.Avg.	38	$965,136,325	100.0%	$25,398,324	1.70x	7.189%	59.1	52.4%	52.3%

Min	359 months
Max	360 months
Weighted Average	360 months

A-2-5

Distribution of Original Partial Interest Only Periods

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Partial Interest Only	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Periods (Mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (Mos)	LTV	LTV
24	1	$17,702,000	1.8%	$17,702,000	1.67x	7.598%	60.0	61.0%	59.4%
30	1	$4,400,000	0.5%	$$4,400,000	1.35x	7.000%	58.0	69.3%	67.6%

Distribution of Prepayment Provisions

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Prepayment Provisions	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (Mos)	LTV	LTV
Defeasance	22	$512,822,000	53.1%	$23,310,091	1.58x	7.317%	59.1	56.6%	56.5%
Yield Maintenance	9	260,839,325	27.0	$28,982,147	1.91x	7.118%	59.1	48.6%	48.5%
Yield Maintenance or Defeasance	7	191,475,000	19.8	$27,353,571	1.74x	6.942%	59.1	46.4%	46.1%
Total/Avg./Wtd.Avg.	38	$965,136,325	100.0%	$25,398,324	1.70x	7.189%	59.1	52.4%	52.3%

A-2-6

Distribution of Underwritten NOI Debt Yields

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Range of Underwritten NOI Debt Yields (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (Mos)	LTV	LTV
8.5 - 10.0	5	$149,000,000	15.4%	$29,800,000	1.25x	7.069%	58.8	59.1%	59.1%
10.1 - 13.0	17	363,120,000	37.6	$21,360,000	1.60x	6.969%	58.7	53.2%	53.0%
13.1 - 16.0	10	315,322,000	32.7	$31,532,200	1.86x	7.437%	59.5	51.9%	51.7%
16.1 - 19.6	6	137,694,325	14.3	$22,949,054	2.08x	7.327%	59.4	44.3%	44.2%
Total/Avg./Wtd.Avg.	38	$965,136,325	100.0%	$25,398,324	1.70x	7.189%	59.1	52.4%	52.3%

Min	8.5%
Max	19.6%
Weighted Average	12.9%

Distribution of Underwritten NCF Debt Yields

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Range of Underwritten NCF Debt Yields (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity (Mos)	LTV	LTV
8.4 - 10.0	6	$214,500,000	22.2%	$35,750,000	1.27x	7.125%	59.2	59.0%	59.0%
10.1 - 12.0	12	246,877,000	25.6	$20,573,083	1.61x	7.043%	58.9	50.6%	50.6%
12.1 - 14.0	13	281,613,000	29.2	$21,662,538	1.75x	7.408%	58.6	55.6%	55.2%
14.1 - 16.0	4	158,152,000	16.4	$39,538,000	2.06x	7.293%	60.0	47.3%	47.1%
16.1 - 17.0	3	63,994,325	6.6	$21,331,442	2.40x	6.744%	59.5	36.1%	35.8%
Total/Avg./Wtd.Avg.	38	$965,136,325	100.0%	$25,398,324	1.70x	7.189%	59.1	52.4%	52.3%

Min	8.4%
Max	17.0%
Weighted Average	12.3%

A-2-7

Distribution of Lockbox Types

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Lockbox Type	Loans	Balance	Balance
Hard	28	$803,603,325	83.3%
Springing	9	136,533,000	14.1
Springing (Hospitality); Hard (Retail)	1	25,000,000	2.6
Total	38	$965,136,325	100.0%

Distribution of Escrows

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Escrow Type	Loans	Balance	Balance
Replacement Reserves(1)	28	$639,936,325	66.3%
Real Estate Tax	28	$611,936,325	63.4%
TI/LC(2)	20	$507,723,325	78.6%
Insurance	14	$352,199,000	36.5%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, office, mixed use and industrial properties only.

A-2-8

Distribution of Property Types

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Property Types	Properties	Balance(1)	Balance	Balance	Ratio(2)	Interest Rate(2)	Maturity (Mos)(2)	LTV(2)	LTV(2)
Office	11	$250,139,325	25.9%	$22,739,939	1.86x	7.357%	59.3	49.2%	48.7%
CBD	6	168,200,000	17.4	$28,033,333	2.01x	7.032%	59.0	44.5%	44.3%
Suburban	4	79,839,325	8.3	$19,959,831	1.55x	8.086%	59.9	59.3%	58.1%
Medical	1	2,100,000	0.2	$2,100,000	2.07x	5.672%	59.0	46.0%	46.0%
Retail	33	$249,008,000	25.8%	$7,545,697	1.65x	6.891%	58.4	52.2%	52.1%
Anchored	3	101,000,000	10.5	$33,666,667	1.41x	6.894%	59.1	53.4%	53.4%
Super Regional Mall	2	55,000,000	5.7	$27,500,000	1.58x	7.774%	58.5	55.1%	55.1%
Regional Mall	2	47,000,000	4.9	$23,500,000	2.04x	6.364%	56.1	47.7%	47.7%
Single Tenant	25	41,008,000	4.2	$1,640,320	1.95x	6.259%	59.3	50.6%	50.1%
Unanchored	1	5,000,000	0.5	$5,000,000	1.31x	7.250%	59.0	51.0%	51.0%
Other	3	$109,000,000	11.3%	$36,333,333	2.05x	6.963%	59.7	46.1%	46.1%
Data Center/Other	1	75,000,000	7.8	$75,000,000	2.37x	6.533%	60.0	39.4%	39.4%
Parking Garage	2	34,000,000	3.5	$17,000,000	1.35x	7.910%	59.0	61.0%	61.0%
Industrial	10	$103,776,000	10.8%	$10,377,600	1.50x	6.990%	59.8	56.9%	56.8%
Warehouse/Distribution	4	98,575,000	10.2	$24,643,750	1.49x	6.958%	59.8	56.7%	56.7%
Warehouse	3	2,842,000	0.3	$947,333	1.67x	7.598%	60.0	61.0%	59.4%
Other	1	1,205,000	0.1	$1,205,000	1.67x	7.598%	60.0	61.0%	59.4%
Flex	2	1,154,000	0.1	$577,000	1.67x	7.598%	60.0	61.0%	59.4%
Multifamily	4	$88,250,000	9.1%	$22,062,500	1.27x	7.136%	58.6	58.5%	58.5%
High Rise	1	50,400,000	5.2	$50,400,000	1.29x	6.970%	59.0	58.6%	58.6%
Garden	2	35,000,000	3.6	$17,500,000	1.21x	7.370%	58.0	58.8%	58.8%
Low Rise	1	2,850,000	0.3	$2,850,000	1.51x	7.200%	60.0	52.8%	52.8%
Hospitality	4	$86,750,000	9.0%	$21,687,500	1.76x	8.078%	59.2	52.7%	52.7%
Full Service	3	52,500,000	5.4	$17,500,000	1.81x	7.835%	58.7	50.3%	50.3%
Limited Service	1	34,250,000	3.5	$34,250,000	1.68x	8.450%	60.0	56.5%	56.5%
Mixed Use	2	$43,000,000	4.5%	$21,500,000	1.50x	7.622%	59.1	55.4%	55.4%
Office/Retail/Court	1	23,000,000	2.4	$23,000,000	1.65x	7.685%	60.0	53.9%	53.9%
Retail/Office	1	20,000,000	2.1	$20,000,000	1.33x	7.550%	58.0	57.1%	57.1%
Self Storage	4	$18,768,000	1.9%	$4,692,000	1.57x	6.846%	59.2	62.3%	61.9%
Self Storage	4	18,768,000	1.9	$4,692,000	1.57x	6.846%	59.2	62.3%	61.9%
Manufactured Housing	2	$16,445,000	1.7%	$8,222,500	1.60x	6.743%	59.0	64.3%	64.3%
Manufactured Housing	2	16,445,000	1.7	$8,222,500	1.60x	6.743%	59.0	64.3%	64.3%
Total/Avg./Wtd.Avg.	73	$965,136,325	100.0%	$13,221,046	1.70x	7.189%	59.1	52.4%	52.3%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

A-2-9

Geographic Distribution

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Geographic Distribution	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date
Property Location	Properties	Balance(1)	Balance	Balance	Ratio(2)	Interest Rate(2)	Maturity (Mos)(2)	LTV(2)	LTV(2)
New York	9	$202,100,000	20.9%	$22,455,556	1.45x	6.946%	58.2	57.6%	57.6%
California	2	112,000,000	11.6	$56,000,000	2.13x	6.643%	59.7	40.0%	40.0%
New Jersey	6	106,220,000	11.0	$17,703,333	1.77x	7.429%	59.2	59.0%	58.8%
Texas	7	102,063,000	10.6	$14,580,429	1.56x	7.498%	58.7	47.2%	47.1%
Michigan	4	79,075,000	8.2	$19,768,750	1.35x	7.275%	60.0	59.3%	59.3%
Pennsylvania	5	71,045,000	7.4	$14,209,000	1.54x	7.657%	59.6	56.5%	55.6%
Massachusetts	4	48,050,000	5.0	$12,012,500	2.49x	6.381%	60.0	35.4%	35.3%
Kentucky	2	45,585,000	4.7	$22,792,500	1.51x	8.089%	59.0	58.6%	58.6%
Florida	2	36,050,000	3.7	$18,025,000	1.70x	8.311%	60.0	56.0%	56.0%
Ohio	2	25,627,000	2.7	$12,813,500	1.73x	7.933%	58.0	49.9%	49.9%
Arizona	3	24,850,000	2.6	$8,283,333	1.69x	6.661%	58.4	52.2%	52.2%
Missouri	1	20,075,000	2.1	$20,075,000	2.07x	5.672%	59.0	46.0%	46.0%
Nevada	1	20,000,000	2.1	$20,000,000	1.96x	6.991%	59.0	38.6%	38.6%
Alaska	2	16,445,000	1.7	$8,222,500	1.60x	6.743%	59.0	64.3%	64.3%
Maryland	1	10,000,000	1.0	$10,000,000	2.28x	7.350%	58.0	35.1%	35.1%
Tennessee	1	10,000,000	1.0	$10,000,000	1.40x	8.000%	60.0	68.7%	65.8%
Georgia	1	8,994,325	0.9	$8,994,325	1.78x	8.305%	59.0	49.0%	47.2%
Illinois	2	5,775,000	0.6	$2,887,500	2.07x	5.672%	59.0	46.0%	46.0%
Virginia	2	5,768,000	0.6	$2,884,000	2.14x	5.805%	59.0	54.9%	54.9%
Nebraska	5	3,901,000	0.4	$780,200	1.67x	7.598%	60.0	61.0%	59.4%
Wisconsin	3	2,942,000	0.3	$980,667	1.67x	7.598%	60.0	61.0%	59.4%
New Hampshire	1	1,970,000	0.2	$1,970,000	1.67x	7.598%	60.0	61.0%	59.4%
New Mexico	1	1,665,000	0.2	$1,665,000	1.67x	7.598%	60.0	61.0%	59.4%
Maine	1	1,205,000	0.1	$1,205,000	1.67x	7.598%	60.0	61.0%	59.4%
Oklahoma	1	925,000	0.1	$925,000	2.07x	5.672%	59.0	46.0%	46.0%
Connecticut	1	877,000	0.1	$877,000	1.67x	7.598%	60.0	61.0%	59.4%
West Virginia	1	775,000	0.1	$775,000	2.07x	5.672%	59.0	46.0%	46.0%
Rhode Island	1	652,000	0.1	$652,000	1.67x	7.598%	60.0	61.0%	59.4%
Minnesota	1	502,000	0.1	$502,000	1.67x	7.598%	60.0	61.0%	59.4%
Total/Avg./Wtd.Avg.	73	$965,136,325	100.0%	$13,221,046	1.70x	7.189%	59.1	52.4%	52.3%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

A-2-10

ANNEX A-3

DESCRIPTION OF THE TOP 15 MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK]

12800 CULVER BOULEVARD

A-3-1

12800 CULVER BOULEVARD

MAP © 2023 CARTIFACT
DATA © OSM CONTRIBUTORS
12800 Culver Boulevard
12800 Culver Boulevard
Los Angeles, CA 90066
Beverly Hills
Los Angeles
Santa Monica
Culver City
Marina Del Rey
El Segundo
Inglewood
Hawthorne
Lawndale
Santa Monica Bay
SANTA MONICA AIRPORT
LOS ANGELES INTERNATIONAL AIRPORT (LAX)
HAWTHORNE AIRPORT
BEL AIR
HOLMBY HILLS
BRENTWOOD
WESTWOOD
CENTURY CITY
WESTSIDE
SAWTELLE
MID WILSHIRE
MID CITY
PICO-ROBERTSON
CHEVIOT HILLS
ARTS DISTRICT
JEFFERSON PARK
PALMS
MAR VISTA
BALDWIN VILLAGE
VIEW PARK-WINDSOR HILLS
LADERA HEIGHTS
STUDIO VILLAGE
FOX HILLS
DEL REY
VENICE
OCEAN PARK
PLAYA VISTA
PLAYA DEL RAY
WESTCHESTER
LENNOX
The Getty
University of California - Los Angeles (UCLA)
Westwood Village
Westfield Century City
Fox Studios
VA Medical Center
Kaiser Permanente West Los Angeles Medical Center
Culver City Studios
Sony Pictures Studios
West Los Angeles College
Kenneth Hahn State Recreation Area
Kindred Hospital Los Angeles
Marina Hospital
Loyola Marymount University
Runway Shopping Center
Westfield Culver City
Otis College of Arts & Design
SoFi Stadium
The Kia Forum
Centinela Hospital
Crenshaw Imperial Shopping Center
Pacific Ocean

A-3-2

12800 CULVER BOULEVARD
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Sellers(5)		Barclays, GACC
Location (City/State)	Los Angeles, California	Cut-off Date Balance(5)		$75,000,000
Property Type	Other	Cut-off Date Balance per SF(4)(5)		$286.49
Size (SF)(1)	296,000	Percentage of Initial Pool Balance		7.8%
Total Occupancy as of 7/6/2023	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/6/2023	100.0%	Type of Security		Fee
Year Built / Latest Renovation	1968 / 1998-1999	Mortgage Rate		6.53300%
Appraised Value(2)	$215,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$13,492,252
Underwritten Expenses(3)	$134,923	Escrows(6)
Underwritten Net Operating Income (NOI)	$13,357,329		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,327,729	Taxes	$0	Springing
Cut-off Date LTV Ratio(2)(4)	39.4%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)(4)	39.4%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(4)	2.38x / 2.37x	Other	$0	$0
Debt Yield Based on Underwritten NOI / NCF(4)	15.8% / 15.7%
Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$84,800,000	40.0%	Purchase Price(7)	$211,000,000	99.5%
Borrower Sponsor Equity	127,361,750	60.0	Closing Costs	1,161,750	0.5
Total Sources	$212,161,750	100.0%	Total Uses	$212,161,750	100.0%

(1)	Includes a satellite field totaling 85,000 SF.
(2)	The 12800 Culver Boulevard Property (as defined below) has a land value of $202,200,000 as of May 12, 2023. The cut-off date and maturity date loan-to-land value ratio of the 12800 Culver Boulevard Property is 41.9%.
(3)	Underwritten Expenses only include the underwritten management fee as the sole-tenant, DirecTV (defined below), leases the space on a triple-net basis.
(4)	Calculated based on the aggregate outstanding principal balance of the 12800 Culver Boulevard Whole Loan (as defined below). See “—The Mortgage Loan” below.
(5)	The 12800 Culver Boulevard Whole Loan was co-originated by Barclays (as defined below) and Deutsche Bank AG, New York Branch. The Cut-off Date Balance of $75,000,000 represents the controlling note A-1-1, contributed by Barclays in the amount of $45,320,000, and non-controlling notes A-2-1, A-2-2 and A-2-3, contributed by GACC and totaling $29,680,000, and is part of the 12800 Culver Boulevard Whole Loan, which is comprised of seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $84,800,000.
(6)	See “—Escrows and Reserves” below.
(7)	The 12800 Culver Boulevard Property was acquired in a sale leaseback transaction with the sole tenant in March 2023. The proceeds of the 12800 Culver Boulevard Whole loan were used to recapitalize the borrower following its acquisition of the 12800 Culver Boulevard Property.

■	The Mortgage Loan. The mortgage loan (the “12800 Culver Boulevard Loan”) is part of a whole loan (the “12800 Culver Boulevard Whole Loan”) evidenced by seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $84,800,000. The 12800 Culver Boulevard Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a 296,000 SF building located in Los Angeles, California (the “12800 Culver Boulevard Property”). The 12800 Culver Boulevard Loan, which is evidenced by controlling note A-1-1 and non-controlling notes A-2-1, A-2-2 and A-2-3, has an aggregate outstanding principal balance as of the Cut-off Date of $75,000,000 and represents approximately 7.8% of the Initial Pool Balance.
The 12800 Culver Boulevard Whole Loan, which accrues interest at an initial rate of 6.53300% per annum, was co-originated by Barclays Capital Real Estate Inc. (“Barclays”) and Deutsche Bank AG, New York Branch on June 20, 2023, had an aggregate original principal balance of $84,800,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $84,800,000. Barclays is contributing note A-1-1 with an outstanding principal balance as of the Cut-off Date of $45,320,000, and GACC is contributing notes A-2-1, A-2-2 and A-2-3 with an aggregate outstanding principal balance as of the Cut-off Date of $29,680,000. The proceeds of the 12800 Culver Boulevard Whole Loan were primarily used to recapitalize the borrower following its acquisition of the 12800 Culver Boulevard Property in a sale leaseback transaction with the sole tenant in March 2023.
The 12800 Culver Boulevard Whole Loan had an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The 12800 Culver Boulevard Whole Loan requires payments of interest only for its entire term. The stated maturity date is the due date in July 2028. Voluntary prepayment of the 12800 Culver Boulevard Whole Loan is prohibited on or prior to July 6, 2025. Prepayment of the 12800 Culver Boulevard Whole Loan in whole (but not in part) is permitted after July 6, 2025, but prior to January 6, 2028 with payment of a prepayment fee equal to the greater of (i) the yield maintenance premium or (ii) 1% of the amount prepaid. On or after January 6, 2028 the 12800 Culver Boulevard Whole Loan can be prepaid without a penalty.
A-3-3

12800 CULVER BOULEVARD
The table below summarizes the promissory notes that comprise the 12800 Culver Boulevard Whole Loan. The relationship between the holders of the 12800 Culver Boulevard Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.
Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1-1	$45,320,000	$45,320,000	Benchmark 2023-V3	Yes
A-1-2(1)	$3,250,000	$3,250,000	Barclays	No
A-1-3(1)	$3,250,000	$3,250,000	Barclays	No
A-1-4(1)	$3,300,000	$3,300,000	Barclays	No
A-2-1	$15,000,000	$15,000,000	Benchmark 2023-V3	No
A-2-2	$10,000,000	$10,000,000	Benchmark 2023-V3	No
A-2-3	$4,680,000	$4,680,000	Benchmark 2023-V3	No
Total (Whole Loan)	$84,800,000	$84,800,000

(1)	Expected to be contributed to one or more future securitization trusts.

■	The Mortgaged Property. The 12800 Culver Boulevard Property is a 296,000 SF property which serves as a data center and broadcast facility for DIRECTV, LLC (“DirecTV”) and is situated on a 577,843 SF lot, with a total land area of approximately 13.3 acres, and is located at the southwest corner of Culver Boulevard and McConnell Avenue in Los Angeles, California. The 12800 Culver Boulevard Property is located approximately 2.7 miles from Venice Beach, 4.3 miles from Los Angeles International Airport, and 15.6 miles from downtown Los Angeles. Additionally, the 12800 Culver Boulevard Property is located approximately 5.9 miles from DirecTV’s headquarters, which is located in El Segundo, California. The 12800 Culver Boulevard Property was originally constructed in 1968 and renovated in 1998 and 1999. The 12800 Culver Boulevard Property consists of a 211,000 SF building for which approximately half is used as a data center and the other half being used as broadcast/office space dedicated to the sole tenant, DirecTV. Additionally, there is an 85,000 SF satellite field that is adjacent to the southwest corner of the data center building which also serves as collateral for the 12800 Culver Boulevard Whole Loan. The data center building is powered by four, 5,000 amp mains with 480 volt capacity and 4,800 kilowatts. The 12800 Culver Property features 534 parking spaces, which is equivalent to 1.80 parking spaces per 1,000 SF of net rentable area.
The sole tenant is DirecTV (296,000 SF, 100.0% of net rentable area; 100.0% of underwritten base rent). DirecTV and the borrower executed a sale leaseback transaction in March 2023. As a result, DirecTV entered into an approximately 15-year, triple-net lease with 3.5% annual rent increases, two, 10-year extension options and no termination options. DirecTV has been at the 12800 Culver Boulevard Property since 1998 and its executed lease is guaranteed by DirecTV Entertainment Holdings, LLC (rated BB+ by Fitch). The 12800 Culver Boulevard Property serves as DirecTV’s largest and primary national broadcasting facility. DirecTV was originally acquired in 2015 by AT&T for $49 billion, however DirecTV is now 70% owned by AT&T and 30% owned by TPG as a standalone company with a focus on video and streaming. DirecTV was founded in 1994 and had over 12 million subscribers as of the first quarter of 2023.
The following table presents certain information relating to the sole tenant at the 12800 Culver Boulevard Property:

Sole Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant GLA (SF)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
DirecTV	BB+/NR/NR	296,000	100.0%	$14,067,370	100.0%	$47.52	3/31/2038	2, 10-year options
Total / Wtd. Avg.		296,000	100.0%	$14,067,370	100.0%	$47.52

(1)	Based on the underwritten rent roll.
(2)	The rating provided is assigned to DirecTV Entertainment Holdings LLC, which is the entity that guarantees the lease.

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12800 CULVER BOULEVARD

The following table presents certain information relating to the lease rollover schedule for the sole tenant at the 12800 Culver Boulevard Property:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0	$0	0.0	$0.00	0
2024	0	0.0	0.0	$0	0.0	$0.00	0
2025	0	0.0	0.0	$0	0.0	$0.00	0
2026	0	0.0	0.0	$0	0.0	$0.00	0
2027	0	0.0	0.0	$0	0.0	$0.00	0
2028	0	0.0	0.0	$0	0.0	$0.00	0
2029	0	0.0	0.0	$0	0.0	$0.00	0
2030	0	0.0	0.0	$0	0.0	$0.00	0
2031	0	0.0	0.0	$0	0.0	$0.00	0
2032	0	0.0	0.0	$0	0.0	$0.00	0
2033	0	0.0	0.0	$0	0.0	$0.00	0
2034 & Thereafter	296,000	100.0	100.0	$14,067,370	100.0	$47.52	1
Vacant	0	0.0	100.0	$0	0.0	$0.00	0
Total / Wtd. Avg.	296,000	100.0%	100.0%	$14,067,370	100.0%	$47.52	1
(1)	Based on the underwritten rent roll.

The following table presents certain information relating to historical occupancy at the 12800 Culver Boulevard Property:

Historical Leased %

2020	2021	2022	As of 7/6/2023(1)
100.0%	100.0%	100.0%	100.0%

(1)	Based on the underwritten rent roll.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 12800 Culver Boulevard Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent	$14,067,370	$47.52
Vacancy Adjustment	(703,369)	(2.38)
Net Rental Income	$13,364,002	$45.15
Recoveries	128,250	0.43
Effective Gross Income	$13,492,252	$45.58
Total Operating Expenses(2)	134,923	0.46
Net Operating Income	$13,357,329	$45.13
Capital Expenditures	29,600	0.10
Net Cash Flow	$13,327,729	$45.03
(1)	Historical operating history is not available as the borrower sponsor acquired the 12800 Culver Boulevard Property in a sale-leaseback transaction with the sole tenant, DirecTV, in March 2023.
(2)	Underwritten Expenses only include the underwritten management fee as the sole-tenant, DirecTV leases the space on a triple-net basis.
■	Appraisal. According to the appraisal, the 12800 Culver Boulevard Property had an “as-is” appraised value of $215,000,000 as of May 12, 2023. The appraisal also concluded to a land value of $202,200,000 as of May 12, 2023, resulting in a loan-to-land value ratio of 41.9%.
■	Environmental Matters. According to the Phase I environmental report dated May 24, 2023, there are no recognized environmental conditions or recommendations for further action at the 12800 Culver Boulevard Property.
■	Market Overview and Competition. The 12800 Culver Boulevard Property is located in the Southern California data center market which includes Los Angeles and San Diego, California. The 12800 Culver Boulevard Property is located
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within the greater Los Angeles Metropolitan Statistical Area (“Los Angeles MSA”). Los Angeles features a total of 365 MW of power, which ranks as the 7th largest data center market in the United States by total capacity. An additional 50 MW is expected to be added by 2026. Los Angeles features 99 active data centers, over 2.7 million SF of operational data hall square footage and a market size compounded annual growth rate of 2.5% from 2021-2026. New entrants into the Los Angeles MSA in recent years include Amazon Studios, Netflix, Hulu and Fullscreen.
■	Rent Comparables: The appraisal identified comparable rents on a national basis and included data centers, mission-critical properties, and research and development properties in its analysis. The comparable triple-net rent ranged from $51 PSF to $90 PSF. The appraisal also identified local comparable properties with a triple-net rent range of $46.75 PSF to $63 PSF. However, the appraisal generally viewed the comparable leases to be at locations inferior to the 12800 Culver Boulevard Property. Additionally, the appraisal identified three upcoming built-to-suit development to tenants ranging from CCC- rated to investment grade rated, and on the low side concluded to a rent equal to $69.70 PSF.

Primary Lease Comparables(1)

Address	Lease Date	Property Type	Lease Term		Annual Base Rent PSF	Lease Type	Size (SF)	Annual Escalations
12800 Culver Boulevard	5/1/2023(2)	Data Center / Other	180	(2)	$47.52(2)	NNN	296,000(2)	3.50%
Confidential, Northern CA	Q3 2022	Data Center	180		$51.00	NNN	119,189	2.50%
Confidential, MA	Q1 2019	Data Center	164		$52.00	NNN	66,730	2.50%
329 Oyster Point Boulevard, San Francisco, CA	Q1 2023	Critical Use / R&D	97		$90.00	NNN	55,602	3.50%
10931-10933 N Torrey Pines Road, San Diego, CA	Q1 2022	Critical Use / R&D	144		$81.00	NNN	200,000	3.00%
Carmel Valley Road, San Diego, CA	Q1 2022	Critical Use / R&D	163		$72.00	NNN	535,000	3.00%
11255 & 11355 N Torrey Pines Road, San Diego, CA	Q4 2021	Critical Use / R&D	180		$84.00	NNN	309,000	3.00%
3020-3030 Callan Road, San Diego, CA	Q2 2021	Critical Use / R&D	141		$67.20	NNN	185,000	3.00%
10275 Science Center, San Diego, CA	Q4 2020	Critical Use / R&D	128		$63.60	NNN	117,929	3.00%

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll.

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12800 CULVER BOULEVARD

Local Lease Comparables(1)

Address	Lease Date	Distance to Subject (Mi.)	Lease Term	Annual Base Rent PSF	Lease Type	Size (SF)	Annual Escalations
12800 Culver Boulevard	5/1/2023(2)	NAP	180(2)	$47.52(2)	NNN	296,000(2)	3.50%
Confidential, Los Angeles, CA	6/1/2023	NAV	120	$53.00	NNN	360,000	2.50%
Confidential, Los Angeles, CA	3/1/2023	NAV	180	$60.00	NNN	900,000	3.00%
5005 McConnell, Los Angeles	Q3 2022	0.4	192	$54.00	NNN	56,300	N/A
8590 National Boulevard, Culver City, CA	Q3 2021	4.4	130	$54.00	NNN	44,104	3.00%
9735 Washington Boulevard, Culver City, CA	Q2 2021	3.6	120	$63.00	NNN	82,553	3.00%
1001 N. Seward, Los Angeles, CA	Q1 2021	12.5	132	$48.30	NNN	56,480	3.00%
Confidential, Los Angeles, CA	Q2 2020	NAV	180	$46.75	NNN	125,000	2.00%

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 12800 Culver Boulevard Property:

Market Rent Summary(1)
	Rentable SF	Market Rent	Rent Escalations	Reimbursement Method	Term (Mos.)
Single Tenant Space	211,000	$70.00	3% per annum	NNN	120

(1)	Source: Appraisal. Rentable SF excludes the 85,000 SF satellite field.

The following table presents certain information relating to comparable land sales for the 12800 Culver Boulevard Property:

Comparable Land Sales(1)

Property Name	Sale Date	City, State	Primary Use	Distance to Subject (mi.)	Price	Lot Size (SF)	Price PSF of Land(2)
12800 Culver Boulevard	Mar-23	Los Angeles, CA	Production Studio	NAP	$211,000,000	577,843	$365.15
1205-1321 Wholesale Street & 1206-1338 E 6th Street	May-22	Los Angeles, CA	Production Studio	16.4	$240,000,000	635,919	$339.67
5601 Santa Monica Boulevard	Feb-21	Los Angeles, CA	Production Studio	14.6	$82,675,500	214,593	$346.74
8876-8888 Venice Boulevard	Nov-20	Los Angeles, CA	Production Studio	3.9	$162,000,000	195,584	$414.15
2425 South Malt Avenue	Jun-22	Commerce, CA	Industrial	22.6	$50,300,000	249,748	$352.45

(1)	Source: Appraisal.
(2)	Represents the adjusted price per square foot of land for the comparable land sales.

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12800 CULVER BOULEVARD
■	The Borrower. The borrower is GI ETS Culver LLC, a Delaware limited liability company. The borrower is a single purpose bankruptcy-remote entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 12800 Culver Boulevard Whole Loan.
The borrower sponsor and non-recourse carveout guarantor is GI Partners ETS Fund LP, a Delaware limited partnership (together with its affiliates, “GI Partners”). Founded in 2001, GI Partners is a private investment firm with over 140 employees and offices in San Francisco, New York, Dallas, Chicago, Greenwich, Scottsdale and London. Since inception, GI Partners has raised over $40 billion in capital from institutional investors to invest in private equity, real estate and data infrastructure technologies. The real estate team focuses primarily on technology and life sciences properties as well as other specialized types of real estate The data infrastructure team invests primarily in hard asset infrastructure businesses underpinning the digital economy. GI Partners had assets under management totaling $35 billion as of April 2023.
■	Escrows and Reserves.
Tax Reserve – On each due date, the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12 of the amount that the lender reasonably estimates will be necessary to pay taxes over the ensuing 12-month period. However, such requirement has been conditionally waived so long as the borrower provides evidence of payment of such taxes prior to the delinquency date or the lender otherwise obtains verification of payment (without an obligation to seek such verification), and there is no continuing material event of default under the 12800 Culver Boulevard Whole Loan documents for 30 or more consecutive days. On up to three occasions during the loan term, the waiver can be reinstated if the borrower does not provide timely evidence of payment but subsequently makes the required payment together with any interest and penalties.
Insurance Reserve – On each due date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of the amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by the insurance policies upon the expiration thereof, however, such insurance reserve deposit has been conditionally waived so long as the borrower continues to maintain a blanket policy that satisfies the conditions set forth in the 12800 Culver Boulevard Whole Loan documents. Additionally, the insurance reserve has been conditionally waived if the borrower provides the lender with evidence of timely payment of insurance premiums prior to delinquency or the lender otherwise obtains verification of payment directly from the borrower's insurance agent (without the obligation to seek such verification) and there is no continuing material event of default for 30 or more consecutive days. On up to three occasions during the loan term, the waiver can be reinstated if the borrower does not provide timely evidence of payment but subsequently makes the required payment together with any interest and penalties.
Replacement Reserve – During the continuance of a Specified Tenant Sweep Period (as defined below), the borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $3,700 ($0.15 per square foot annually). However, the requirement is waived so long as a Cash Sweep Period (as defined below) is not continuing.
■	Lockbox and Cash Management. The 12800 Culver Boulevard Whole Loan is structured with a hard lockbox and springing cash management. At origination of the 12800 Culver Boulevard Whole Loan, the borrower was required to deliver a notice to the tenant at the 12800 Culver Boulevard Property directing such tenant to remit all payments under its lease directly to the lender-controlled lockbox. All funds received by the borrower or the property manager are required to be deposited in the lockbox account within two business days of receipt. All funds deposited into the lockbox are required to be released to the borrower unless a Cash Sweep Period exists. Upon the occurrence and during the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be transferred on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 12800 Culver Boulevard Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 12800 Culver Boulevard Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 12800 Culver Boulevard Whole Loan or, during a Specified Tenant Sweep Period, deposited into the lease sweep reserve account.
“Specified Tenant Sweep Event” means the occurrence of any of the following events with respect to any Specified Tenant (as defined below), provided that, as of the occurrence of any such event, the debt service coverage ratio is less than 1.85x (excluding any revenue from the lease with the Specified Tenant which is subject to any of the events
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described in the succeeding clauses (i) through (v)): (i) unless each of the following is satisfied: (x) the applicable Specified Tenant or its guarantor satisfies the specified tenant rating requirements (investment grade rating) as set forth in the 12800 Culver Boulevard Whole Loan documents, (y) such Specified Tenant’s lease has a remaining term that extends at least five years beyond the maturity date and (z) there is more than three years remaining prior to the maturity date, the Specified Tenant vacates or goes dark for a period of more than 90 consecutive days, subject to the exceptions noted in the 12800 Culver Boulevard Whole Loan documents, (ii) the Specified Tenant or its lease guarantor files for bankruptcy, is deemed insolvent, or otherwise makes a general assignment for the benefit of creditors, (iii) the Specified Tenant fails to extend or renew its lease in accordance with its terms by the date that is 12 months prior to the scheduled expiration date of the lease, (iv) the Specified Tenant gives notice of termination of its lease or notice of its intention not to exercise its right under the lease to renew or extend the term of the lease and (v) the Specified Tenant is in monetary default with respect to the payment of base rent and reimbursements which are considered additional rent under its lease, which default is not being contested by such Specified Tenant in good faith or is considered a material default beyond any applicable notice or grace periods, which is reasonably likely to have a material adverse effect, or with respect to which the borrower has delivered a notice of termination of the related lease to such Specified Tenant.
“Cash Sweep Period” means the period (i) commencing upon any of (A) the occurrence and continuance of a material event of default or (B) the occurrence of a Specified Tenant Sweep Event and, at any point in time prior to the three year period immediately preceding the maturity date, the borrower failing to timely make a cash deposit or a letter of credit deposit in an amount equal to two years of excess cash flow that would have been generated pursuant to the DirecTV lease as of the commencement date of such applicable Specified Tenant Sweep Event (the "Specified Tenant Credit Support") as provided for in the 12800 Culver Boulevard Whole Loan documents (a "Specified Tenant Sweep Period").
A Cash Sweep Period will expire upon (i) with respect to clause (A), the cure or waiver of such material event of default, or (ii) with regard to any Specified Tenant Sweep Period, the earliest to occur of (x) the cure of the applicable Specified Tenant Sweep Event as described in the in the 12800 Culver Boulevard Whole Loan documents, (y) at any point in time prior to the three year period immediately preceding the maturity date, the borrower provides the applicable Specified Tenant Credit Support or the funds deposited into the lease sweep reserve account as the result of an ongoing Specified Tenant Sweep Event are equal to an amount equivalent to the Specified Tenant Credit Support or (iii) the debt service coverage ratio (excluding any revenue from the lease with the Specified Tenant which is subject to the applicable Specified Tenant Sweep Event) is equal to or greater than 1.85x.
“Specified Tenant” means (i) DirecTV so long as it satisfies the criteria set forth in clause (iii) of this definition, (ii) any successor-in-interest to DirecTV under the DirecTV lease so long as such tenant satisfies the criteria set forth in clause (iii) of this definition, and (iii) any other tenant or its affiliates under a lease covering 25% or more of the total rentable square footage of the 12800 Culver Boulevard Property or comprising 20% or more of the gross rents.
■	Property Management. The 12800 Culver Boulevard Property is managed by GI Property Manager (CA) Inc., an affiliate of the borrower sponsor.
■	Current Mezzanine or Secured Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Not permitted.
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12800 CULVER BOULEVARD
■	Terrorism Insurance. The 12800 Culver Boulevard Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 12800 Culver Boulevard Property plus business interruption coverage in an amount equal to 100% of the projected gross rent for the 12800 Culver Boulevard Property until the completion of restoration or the expiration of 18 months, whichever comes first. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums in an amount equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the 12800 Culver Boulevard Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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BRASSWATER WAREHOUSE PORTFOLIO

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BRASSWATER WAREHOUSE PORTFOLIO

MAP © 2023 CARTIFACT
DATA © OSM CONTRIBUTORS
Troy
Sterling Heights
Sylvan Glen Municipal Golf Course
Joseph J. Delia Jr. Park
Clinton River Park North
McLaren Macomb
Rammler Golf Club
Fern Hill Golf Club
Raintree Park
Crossroads Plaza
Plum Brook Golf Club
Freedom Hill County Park
Troy Marketplace
Clinton Pointe
Sterling Ponds
Maple Lane Golf Club
Oakland Mall
Fraser
Macomb Mall
St Clair Shores Golf Club
Madison Place
1
Gratiot Plaza
2
Halmich Park
GM Tech Center
Warren
Macomb Community College
Red Run Golf Club
Madison Heights
Tech Plaza
Universal Mall Shopping Center
Ascension Macomb-Oakland Hospital, Warren Campus
Roseville
St Clair Shores
Royal Oak
Ascension Macomb-Oakland Hospital
Hazel Park Harness Raceway
Ferndale
Hazel Park
Farwell Field
Woodlawn Cemetery
Detroit
Lochmoor Club
Detroit Golf Club
St. John Hospital & Medical Center
Country Club of Detroit
University of Detroit-Mercy
Jayne Field
Forest Lawn Cemetery
COLEMAN A. YOUNG INTERNATIONAL AIRPORT
EAST ENGLISH VILLAGE

Brasswater Warehouse Portfolio

	PROPERTY NAME	ADDRESS	CITY	STATE	ZIP CODE
1	6500 East Fourteen Mile Road	6500 East Fourteen Mile Road	Warren	Michigan	48092
2	30450-30500 Little Mack Avenue	30450-30500 Little Mack Avenue	Roseville	Michigan	48066

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BRASSWATER WAREHOUSE PORTFOLIO
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CREFI
Location (City/State)(1)	Various, Michigan	Cut-off Date Balance		$65,500,000
Property Type	Industrial	Cut-off Date Balance per SF		$57.47
Size (SF)(1)	1,139,821	Percentage of Initial Pool Balance		6.8%
Total Occupancy as of 6/1/2023 and 7/6/2023(1)(2)	95.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2023 and 7/6/2023 (1)(2)	95.3%	Type of Security		Fee
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate		7.25000%
Appraised Value(1)	$111,700,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$10,315,965	Escrows(3)
Underwritten Expenses	$3,667,834		Upfront	Monthly
Underwritten Net Operating Income (NOI)(1)	$6,648,131	Taxes	$1,579,968	$143,633
Underwritten Net Cash Flow (NCF)	$6,338,007	Insurance	$610,700	$55,518
Cut-off Date LTV Ratio	58.6%	Replacement Reserve	$0	$12,868
Maturity Date LTV Ratio	58.6%	TI/LC	$0	Springing
DSCR Based on Underwritten NOI / NCF	1.38x / 1.32x	Deferred Maintenance	$249,311	$0
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.7%	Other(4)	$770,000	$0
Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$65,500,000	100.0%	Loan Payoff	$54,088,047	82.6%
			Principal Equity Distribution	6,491,070	9.9
			Reserves	3,209,979	4.9
			Closing Costs	1,710,903	2.6
Total Sources	$65,500,000	100.0%	Total Uses	$65,500,000	100.0%

(1)	See “Portfolio Summary” below.
(2)	The occupancy dates for the 6500 East Fourteen Mile Road and 30450-30500 Little Mack Avenue Properties (as defined below) are June 1, 2023 and July 6, 2023, respectively.
(3)	See “—Escrows” below.
(4)	Other Upfront reserves consist of an unfunded obligation reserve.
■	The Mortgage Loan. The Brasswater Warehouse Portfolio mortgage loan (the “Brasswater Warehouse Portfolio Loan”) is secured by a first mortgage encumbering the borrowers’ fee interest in a portfolio of two industrial warehouse/distribution properties totaling 1,139,821 SF located in Warren and Roseville, Michigan (the “Brasswater Warehouse Portfolio Properties”). The Brasswater Warehouse Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $65,500,000 and represents approximately 6.8% of the Initial Pool Balance. The Brasswater Warehouse Portfolio Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on June 7, 2023. The proceeds of the Brasswater Warehouse Portfolio Loan were used to refinance existing debt on the Brasswater Warehouse Portfolio Properties, return equity to the borrower sponsor, fund upfront reserves and pay closing costs.
The Brasswater Warehouse Portfolio Loan had an initial term of 60 months and remaining term of 60 months as of the Cut-off Date. The Brasswater Warehouse Portfolio Loan has a five-year interest only term and accrues interest at a rate of 7.25000% per annum. The scheduled maturity date of the Brasswater Warehouse Portfolio Loan is July 6, 2028.
Voluntary prepayment of the Brasswater Warehouse Portfolio Loan is prohibited prior to May 6, 2028 but may be freely prepaid without the payment of any prepayment premium in whole (but not in part) thereafter. Defeasance of the Brasswater Warehouse Portfolio Loan is permitted at any time after the date that is two years after the securitization cut-off date of the Benchmark 2023-V3 securitization. See “—Release of Collateral” below.
■	The Mortgaged Properties. The Brasswater Warehouse Portfolio Properties are comprised of two industrial warehouse/distribution centers totaling 1,139,821 SF located in Warren and Roseville, Michigan within the Detroit metropolitan statistical area (“Detroit MSA”). As of the underwritten rent rolls dated June 1, 2023 and July 6, 2023 the Brasswater Warehouse Portfolio Properties were 95.3% occupied by six unique tenants with a remaining weighted average lease term of 6.9 years.

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BRASSWATER WAREHOUSE PORTFOLIO

6500 East Fourteen Mile Road

The 6500 East Fourteen Mile Road property is a 1,010,800 SF industrial warehouse/distribution center located at 6500 East Fourteen Mile Road located in Warren, Michigan approximately 21.4 miles north of Detroit, Michigan (the “6500 East Fourteen Mile Road Property”). The 6500 East Fourteen Mile Road Property was constructed in phases between 1969 and 2015, recently renovated in 2023 and is situated on a 59.61-acre site. The 6500 East Fourteen Mile Road Property features 24-100’ clear heights with the majority of space having clear heights of 36’, 169 dock height loading doors, 12 grade level loading doors and 643 parking spaces (approximately 0.6 spaces per 1,000 SF). The 6500 East Fourteen Mile Road Property also features 5.5 acres of land leased to AA Parking LLC on a lease that runs through May 31, 2028, at $132,000 annually. As of June 1, 2023 the 6500 East Fourteen Mile Road Property was 94.7% leased to five unique tenants.

30450-30500 Little Mack Avenue

The 30450-30500 Little Mack Avenue property is a 129,021 SF industrial warehouse/distribution center located at 30450-30500 Little Mack Avenue in Roseville, Michigan, approximately 17.0 miles northeast of Detroit, Michigan (the “30450-30500 Little Mack Avenue Property”). The 30450-30500 Little Mack Avenue Property was built in 1968, renovated in 2012 and is situated on a 6.12-acre site. The 30450-3500 Little Mack Avenue Property features 16-20’ clear heights, 15 dock high doors, 3 grade level doors and 132 parking spaces (approximately 1.02 spaces per 1,000 SF). The 30450-30500 Little Mack Avenue Property was previously 100% leased to Art Van Furniture, LLC with a lease expiration date of February 28, 2037 following a sale/leaseback transaction. In 2017, Art Van Furniture, LLC sold their affiliated business, Comfort Mattress Co., to Blue Bell Mattress Company and subleased the entirety of the 30450-30500 Little Mack Avenue Property to Blue Bell Mattress Company for the remainder of the lease term. Blue Bell Mattress Company currently has a sub-sublease with Anji Logistics USA, Inc. which expires November 30, 2025. As of July 6, 2023 the 30450-30500 Little Mack Avenue Property was 100.0% occupied.

The following table presents certain information relating to the Brasswater Warehouse Portfolio Properties:

Portfolio Summary

Property Name	City, State(1)	Year Built / Renovated(1)	Allocated Loan Amount	% of Allocated Loan Amount	Total GLA	As-Is Appraised Value(1)	UW NOI(2)	% of UW NOI(2)
6500 East Fourteen Mile Road	Warren, MI	Various(3) / 2023	$60,500,000	92.4%	1,010,800	$104,000,000	$6,156,952	92.6%
30450-30500 Little Mack Avenue	Roseville, MI	1968 / 2012	5,000,000	7.6	129,021	7,700,000	491,179	7.4
Total			$65,500,000	100.0%	1,139,821	$111,700,000	$6,648,131	100.0%

(1)	Source: Appraisals.
(2)	Based on the underwritten rolls dated June 1, 2023 and July 6, 2023 for the 6500 East Fourteen Mile Road Property and 30450-30500 Little Mack Avenue Property, respectively.
(3)	The 6500 East Fourteen Mile Road property was built in phases during 1969, 1970, 1976, 1982, 1987, 1990, 1993, 1997 and 2015.
A-3-14

BRASSWATER WAREHOUSE PORTFOLIO

The following table presents certain information relating to the tenants at the Brasswater Warehouse Portfolio Properties:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch / MIS / S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Samsung	AA-/Aa2/AA-	274,000	24.0%	$1,815,331	27.6%	$6.63	5/31/2028	2, 5-year options
Gardner White Furniture	NR/NR/NR	275,800	24.2	1,680,224	25.5	6.09	Various(4)	Various(4)
Dufresne Spencer Group	NR/NR/NR	186,352	16.3	1,146,065	17.4	6.15	9/30/2032	2, 5-year options
Lipari Foods Operating Co	NR/NR/NR	141,000	12.4	944,700	14.3	6.70	1/31/2027	1, 2-year option
Blue Bell Mattress Company	NR/NR/NR	129,021	11.3	518,716	7.9	4.02	2/28/2037	1, 1-year option(5)
Fisher & Company Inc	NR/NR/NR	80,000	7.0	478,400	7.3	5.98	11/30/2026	2, 2-year options
Total Occupied		1,086,173	95.3%	$6,583,436	100.0%	$6.06
Vacant Space		53,648	4.7	0	0.0	0.00
Total / Wtd. Avg.		1,139,821	100.0%	$6,583,436	100.0%	$6.06

(1)	Based on the underwritten rent rolls dated June 1, 2023 and July 6, 2023 for the 6500 East Fourteen Mile Road Property and 30450-30500 Little Mack Avenue Property, respectively.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include straight-line rent averaging for Samsung, an investment grade tenant, through lease maturity totaling approximately $130,231 and contractual rent steps through May 19, 2024 totaling approximately $109,694.
(4)	Gardner White Furniture occupies two units which includes 160,800 SF of space that expires May 18, 2032 with two, five-year renewal options and 115,000 SF of space that expires May 18, 2027 with three, five-year renewal options.
(5)	The sole tenant at the 30450-30500 Little Mack Avenue Mortgaged Property, Blue Bell Mattress Company, subleases its entire premises to Anji Logistics USA, Inc. pursuant to a sub-sublease agreement effective October 1, 2020, which expires November 30, 2025. For the period of December 1, 2022 to November 30, 2023, Anji Logistics USA, Inc. will pay an annual rent of $576,098.88.

The following table presents certain information relating to the lease rollover schedule at the Brasswater Warehouse Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	80,000	7.0	7.0%	478,400	7.3	5.98	1
2027	256,000	22.5	29.5%	1,574,900	23.9	6.15	2
2028	274,000	24.0	53.5%	1,815,331	27.6	6.63	1
2029	0	0.0	53.5%	0	0.0	0.00	0
2030	0	0.0	53.5%	0	0.0	0.00	0
2031	0	0.0	53.5%	0	0.0	0.00	0
2032	347,152	30.5	84.0%	2,196,089	33.4	6.33	2
2033	0	0.0	84.0%	0	0.0	0.00	0
2034 & Thereafter	129,021	11.3	95.3%	518,716	7.9	4.02	1
Vacant	53,648	4.7	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,139,821	100.0%		$6,583,436	100.0%	$6.06	7

(1)	Based on the underwritten rolls dated June 1, 2023 and July 6, 2023 for the 6500 East Fourteen Mile Road and 30450-30500 Little Mack Avenue Properties, respectively.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include straight-line rent averaging for Samsung, an investment grade tenant, through lease maturity totaling approximately $130,231 and contractual rent steps through May 19, 2024 totaling approximately $109,694.

A-3-15

BRASSWATER WAREHOUSE PORTFOLIO

The following table presents certain information relating to current occupancy at the Brasswater Warehouse Portfolio Properties:

Historical Leased %(1)

2020	2021	2022	Current(2)
NAV	NAV	NAV	95.3%

(1)	Historical occupancies are not available for the Brasswater Warehouse Portfolio Properties as the borrower sponsor acquired the Brasswater Warehouse Portfolio Properties in September and October 2021 while the 6500 East Fourteen Mile Road Property was fully vacant and the Brasswater Warehouse Portfolio Properties were collectively 11.3% occupied. Since acquisition the borrower sponsor has leased the Brasswater Warehouse Portfolio Properties up to their current occupancy of 95.3%.
(2)	Based on the underwritten rolls dated June 1, 2023 and July 6, 2023 for the 6500 East Fourteen Mile Road Property and 30450-30500 Little Mack Avenue Property, respectively.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Brasswater Warehouse Portfolio Properties:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent	$6,343,511	$5.57
Contractual Rent Steps(3)	239,925	0.21
Potential Income from Vacant Space	524,958	0.46
Reimbursements	3,607,465	3.16
Other Income(4)	132,000	0.12
Vacancy & Credit Loss	(531,894)	(0.47)
Effective Gross Income	$10,315,965	$9.05

Real Estate Taxes	$1,815,734	$1.59
Insurance	635,250	0.56
Management Fee	309,479	0.27
Other Operating Expenses(5)	907,371	0.80
Total Expenses	$3,667,834	$3.22

Net Operating Income	$6,648,131	$5.83
Replacement Reserves	134,198	0.12
TI/LC	175,925	0.15
Net Cash Flow	$6,338,007	$5.56

(1)	Based on the underwritten rolls dated June 1, 2023 and July 6, 2023 for the 6500 East Fourteen Mile Road Property and 30450-30500 Little Mack Avenue Property, respectively.
(2)	Historical financial information is not available for the Brasswater Warehouse Portfolio Properties since the borrower sponsor acquired the Brasswater Warehouse Portfolio Properties in 2021.
(3)	Underwritten Contractual Rent Steps include straight-line rent averaging for Samsung, an investment grade tenant, through lease maturity totaling approximately $130,231 and contractual rent steps through May 19, 2024 totaling approximately $109,694.
(4)	Other Income consists of parking income collected at the 6500 East Fourteen Mile Road Property. The 6500 East Fourteen Mile Road Property includes 5.5 acres of land, which is leased to AA Parking LLC through May 2028.
(5)	Other Operating Expenses include expenses such as utilities, contract services and CAM expenses.

■	Appraisal. According to the appraisal reports dated April 21, 2023, the Brasswater Warehouse Portfolio Properties had an aggregate “as-is” appraised value of $111,700,000.

■	Environmental Matters. According to Phase I environmental reports dated April 25, 2023 and April 28, 2023, there are no recognized environmental conditions or recommendations for further action at the Brasswater Warehouse Portfolio Properties.

■	Market Overview and Competition. The Brasswater Industrial Portfolio Properties are located within the Metro Detroit Industrial Market and are approximately 8.0 miles from one and another. According to the appraisal, as of the first quarter of 2023, the Metro Detroit Industrial Market had existing supply of 537,208,616 SF, vacancy rate of 1.9%, and average asking rent of $7.23 PSF. Among the eight submarkets in the Metro Detroit Industrial Market, vacancy rates ranged from 0.7% to 3.0%.

According to the appraisal, both the 6500 East Fourteen Mile Road Property and 30450-30500 Little Mack Avenue Property are located within the Macomb County Industrial submarket. As of the first quarter of 2023, the Macomb County Industrial submarket had existing supply of 107,199,381 SF, a vacancy rate of 1.9% and average asking rent of $6.99
A-3-16

BRASSWATER WAREHOUSE PORTFOLIO
PSF. The 6500 East Fourteen Mile Road Property benefits from direct frontage on East Fourteen Mile Road and its proximity to I-75 and I-696. Primary access to the 30450-30500 Little Mack Avenue Property is provided by I-94.

6500 East Fourteen Mile Road Property

Comparable Industrial Leases(1)

Property Name	City, State	Total Property NRA (SF)	Tenant	Lease Date	Lease Term (years)	Lease Size (SF)	Base Rent per SF
6500 East Fourteen Mile Road	Warren, MI	1,010,800(2)	Various(2)	Various(2)	Various(2)	Various(2)	$6.34(3)
Iron Mountain	Warren, MI	131,700	Iron Mountain Information Management, LLC	November 2021	10.0	131,700	$5.75
Shelby Commerce Center	Shelby Township, MI	1,003,921	Magna Powertrain of America	February 2023	10.5	190,861	$6.73
Oakland Park 10	Highland Park, MI	300,000	Faurecia	May 2022	1.6	150,000	$6.16
M3 Commerce Center	Detroit, MI	684,351	Lear Corporation	August 2022	10.0	416,518	$7.04
Oakland Logistics Center	Pontiac, MI	713,796	General Motors, LLC	September 2022	10.3	713,796	$6.53
PTI Engineered Plastics, Inc.	Sterling Heights, MI	128,648	PTI Engineered Plastics, Inc.	June 2020	7.0	128,648	$6.30
Norma Industrial Complex	Auburn Hills, MI	123,727	Trigo Group	June 2022	6.0	102,427	$6.67
RE Automated Facility	Detroit, MI	224,150	Djar Properties, LLC	November 2022	9.6	224,150	$5.83

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of June 1, 2023.
(3)	Represents aggregate underwritten base rent at the 6500 East Fourteen Mile Road Property from the June 1, 2023 rent roll and is inclusive of rent steps through May 19, 2024 as well as the average remaining rent steps for Samsung.

30450-30500 Little Mack Avenue Property

Comparable Industrial Leases(1)

Property Name	City, State	Total Property NRA (SF)	Tenant	Lease Date	Lease Term (years)	Lease Size (SF)	Base Rent per SF
30450-30500 Little Mack Avenue	Roseville, MI	129,021(2)	Blue Bell Mattress Company(2)	April 2018(2)	18.9(2)	129,021(2)	$4.02(3)
AT&T Field Operations Center	Roseville, MI	50,215	Michigan Bell Telephone Company	January 2020	10.0	50,215	$5.38
Iron Mountain	Warren, MI	131,700	Iron Mountain Information Management, LLC	November 2021	10.0	131,700	$4.89
LG Energy	Warren, MI	122,548	LG Energy	November 2021	3.1	122,548	$5.17
RE Automated Facility	Detroit, MI	224,150	Djar Properties, LLC	November 2022	9.6	224,150	$5.07
FedEx Express	Clinton Township, MI	38,641	FedEx Express	June 2020	10.0	38,641	$5.54
Motion Industries Inc	Madison Heights, MI	60,362	Motion Industries	June 2022	5.0	43,200	$5.54

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of July 6, 2023.
(3)	Represents underwritten base rent from the July 6, 2023 rent roll and is inclusive of rent steps through April 1, 2024.

A-3-17

BRASSWATER WAREHOUSE PORTFOLIO
■	The Borrowers. The borrowers are 14 Mack LP and Roseville Master, Inc., a Delaware limited partnership and a Delaware corporation, respectively. The borrowers are a special purpose bankruptcy-remote entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brasswater Warehouse Portfolio Loan.
The borrower sponsor and non-recourse carveout guarantor is Ian Quint. Ian Quint is the owner of Brasswater, a Canadian commercial real estate investment and development firm operating across Canada and the United States. Brasswater is vertically integrated, specializing in property acquisition, development, asset management, leasing, construction, and operations of buildings for industrial, office, and retail uses. Founded in 2015, Brasswater currently owns more than 12,000,000 SF of properties and 16,000,000 SF of land for development.
■	Escrows. At origination of the Brasswater Warehouse Portfolio Loan, the borrowers deposited (i) approximately $1,579,968 into a real estate tax reserve account, (ii) approximately $610,700 into an insurance reserve account, (iii) $249,311 into a deferred maintenance reserve account, and (iv) $770,000 into an unfunded obligations reserve account.
Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the reasonably estimated annual real estate taxes (initially estimated to be approximately $143,633).
Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount that the lender estimates would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $55,518).
Replacement Reserve – On each due date, the borrowers are required to deposit into a replacement reserve $12,868 for replacement reserves.
TI/LC Reserve – On each due date following the occurrence of a Leasing Reserve Trigger Event (as defined below), the borrowers will be required to deposit into the TI/LC reserve account an amount equal to, with respect to each tenant for which a Leasing Reserve Trigger Event has occurred and is continuing, one year of such tenant’s current base rent divided by the number of months from the occurrence of such Leasing Reserve Trigger Event through the expiration of the then applicable term of such tenant’s lease.
■	Lockbox and Cash Management. The Brasswater Warehouse Portfolio Loan is structured with a hard lockbox and springing cash management. At origination of the Brasswater Warehouse Portfolio Loan, the borrowers were required to deliver a tenant direction letter to the existing tenants at the Brasswater Warehouse Portfolio Properties, directing them to remit any rent checks directly to the lender-controlled lockbox. The borrowers are required to cause all revenue received by the borrowers or the property manager from the Brasswater Warehouse Portfolio Properties to be immediately deposited into such lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Brasswater Warehouse Portfolio Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Brasswater Warehouse Portfolio Loan documents are required to be held by the lender in an excess cash flow reserve account and as additional collateral for the Brasswater Warehouse Portfolio Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Brasswater Warehouse Portfolio Properties Loan documents, the lender will apply funds to the debt in such priority as it may determine.
A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default beyond any applicable notice and cure periods, and (ii) the debt service coverage ratio falling below 1.15x, and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, and (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date the debt yield is equal to or greater than 1.15x for two consecutive calendar quarters.
A-3-18

BRASSWATER WAREHOUSE PORTFOLIO
A “Leasing Reserve Trigger Event” means, with respect to any tenant, a period (a) commencing upon any such tenant failing to extend or renew its lease on or prior the applicable Leasing Reserve Tenant Extension Deadline (as defined below), and (b) expiring upon the earlier to occur of (i) such time as the amount of funds that has been deposited into the leasing reserve account (in the form of cash or a letter of credit), with respect to such tenant equals one year of such tenant’s current base rent and (ii) the applicable tenant renewing or extending their lease in accordance with the terms of the Brasswater Warehouse Portfolio Loan documents for a minimum renewal term of two years.
“Leasing Reserve Tenant Extension Deadline” means the earlier of (i) the date occurring six months prior to the expiration of the then applicable term of the applicable tenant’s lease and (ii) the date by which the applicable tenant must provide notice of renewal of its lease pursuant to the terms thereof.
■	Property Management. The Brasswater Warehouse Portfolio Properties are managed by Signature Associates, Inc., an independent third-party property manager.
■	Current Mezzanine or Secured Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not Permitted.
■	Release of Collateral. Provided that no event of default is continuing under the related Brasswater Warehouse Portfolio Loan documents, at any time after the date that is two years from closing date of the Benchmark 2023-V3 securitization, the borrowers may either deliver defeasance collateral or partially prepay the Brasswater Warehouse Portfolio Loan and obtain the release of the 30450-30500 Little Mack Avenue Property, in each case, provided that, among other conditions: (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (a) 115% of the allocated loan amount for the 30450-30500 Little Mack Avenue Property, and (b) 100% of the net sales proceeds applicable to the 30450-30500 Little Mack Avenue Property, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the 6500 East Fourteen Mile Road Property is equal to or greater than the greater of (a) 1.35x, and (b) the debt service coverage ratio for all of the Brasswater Warehouse Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the 6500 East Fourteen Mile Road Property is equal to or greater than the greater of (a) 9.70%, and (b) the debt yield for all of the Brasswater Warehouse Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (vi) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the 6500 East Fourteen Mile Road Property is no greater than the lesser of (a) 59.0% and (b) the loan-to-value ratio for all of the mortgaged properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable. In addition, provided that no event of default is continuing under the related Brasswater Warehouse Portfolio Loan documents, at any time after the date that is two years from the securitization cut-off date of the Benchmark 2023-V3 securitization, the borrowers may obtain the release of a portion of the 6500 East Fourteen Mile Road Property consisting primarily of an 39,575 SF office building from the lien of the security instrument (and related Brasswater Warehouse Portfolio Loan Documents), provided that, among other conditions, (x) the borrower delivers a REMIC opinion, and (y) the borrower delivers (if requested by the lender) a rating agency confirmation.
■	Terrorism Insurance. The Brasswater Warehouse Portfolio Loan documents require that the “all-risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Brasswater Warehouse Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Brasswater Portfolio Warehouse Properties for 18 months, with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $100,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.
A-3-19

EXCHANGERIGHT NET LEASED PORTFOLIO #63

FedEx Ground – Brookfield (Image), MO

TRACTOR SUPPLY Co

Tractor Supply – Waretown (Rte 9), NJ

DOLLAR GENERAL

Dollar General – Flint (Court), MI

TOPS

Tops Friendly Market – Niagara Falls (Niagara), NY

BioLife – Pearland (Kirby), TX

Schnucks

Schnucks – Rockford (Charles), IL

DOLLAR TREE

Dollar Tree – Moore (Eastern), OK

DOLLAR GENERAL

Dollar General – Owensboro (KY-25), KY

A-3-20

EXCHANGERIGHT NET LEASED PORTFOLIO #63

MAP © 2023 CARTIFACT
DATA © OSM CONTRIBUTORS
Spokane
Great Falls
Missoula
Helena
Billings
Minot
Bismarck
Fargo
International Falls
Minneapolis
Pierre
Sioux Falls
Boise
Casper
Milwaukee
Detroit
Syracuse
Buffalo
Burlington
Augusta
Boston
Des Moines
Omaha
Chicago
Cleveland
Elko
Salt Lake City
Cheyenne
Denver
Colorado Springs
Kansas City
St. Louis
Indianapolis
Pittsburgh
Philadelphia
New York
Baltimore
Washington, D.C.
Cincinnati
Charleston
Norfolk
Las Vegas
Santa Fe
Flagstaff
Amarillo
Tulsa
Oklahoma City
Little Rock
Memphis
Nashville
Knoxville
Charlotte
Albuquerque
Phoenix
San Diego
Tucson
El Paso
Fort Worth
Dallas
Shreveport
Jackson
Atlanta
Columbia
Wilmington
Savannah
Atlantic Ocean
Austin
San Antonio
Houston
New Orleans
Tallahassee
Jacksonville
Orlando
Tampa
Laredo
Corpus Christi
Matamoros
Gulf of Mexico
Miami
Pacific Ocean
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15

ExchangeRight Net Leased Portfolio #63

	PROPERTY NAME	ADDRESS	CITY	STATE	ZIP CODE
1	FedEx Ground - Brookfield (Image), MO	25821 Image Road	Brookfield	Missouri	64628
2	Tops Friendly Market- Niagara Falls (Niagara), NY	7200 Niagara Falls Boulevard	Niagara Falls	New York	14304
3	Schnucks - Rockford (Charles), IL	2642 Charles Street	Rockford	Illinois	61108
4	Tractor Supply - Waretown (Rte 9), NJ	599 US Route 9	Waretown	New Jersey	08758
5	BioLife- Pearland (Kirby), TX	3020 Kirby Drive	Pearland	Texas	77584
6	Daybreak Market - Pace (Hwy 90), FL	4540 Highway 90	Pace	Florida	32571
7	Dollar Tree - Moore (Eastern), OK	855 South Eastern Avenue	Moore	Oklahoma	73160
8	Dollar General - Eloy (Frontier), AZ	4002 West Frontier Street	Eloy	Arizona	85131
9	Dollar Tree - Ingleside (TX-361), TX	2491 State Highway 361	Ingleside	Texas	78362
10	Dollar General - Chester (Lincoln), WV	1963 Lincoln Highway	Chester	West Virginia	26034
11	Dollar General - Johnstown (Horner), PA	337 Horner Street	Johnstown	Pennsylvania	15902
12	Dollar General Plus - Ashland (Cottage), OH	1601 Cottage Street	Ashland	Ohio	44805
13	Dollar General - Springfield (Grand), IL	2015 North Grand Avenue East	Springfield	Illinois	62702
14	Dollar General - Owensboro (KY-25), KY	6542 State Route 56	Owensboro	Kentucky	42301
15	Dollar General - Flint (Court), MI	1835 East Court Street	Flint	Michigan	48503

A-3-21

EXCHANGERIGHT NET LEASED PORTFOLIO #63
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	15	Loan Seller		Barclays
Location (City/State)(1)	Various	Cut-off Date Balance		$50,682,000
Property Type	Various	Cut-off Date Balance per SF		$98.59
Size (SF)	514,077	Percentage of Initial Pool Balance		5.3%
Total Occupancy as of 7/1/2023	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/1/2023	100.0%	Type of Security		Fee
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate		5.67200%
Appraised Value(1)	$110,180,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$6,840,114
Underwritten Expenses	$647,726	Escrows(2)
Underwritten Net Operating Income (NOI)	$6,192,389		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,045,322	Taxes	$137,691	$19,670
Cut-off Date LTV Ratio	46.0%	Insurance	$2,625	$1,312
Maturity Date LTV Ratio	46.0%	Replacement Reserve	$48,966	Springing
DSCR Based on Underwritten NOI / NCF	2.12x / 2.07x	TI/LC	$500,000	Springing
Debt Yield Based on Underwritten NOI / NCF	12.2% / 11.9%	Other(3)	$1,041,497	$0
Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$50,682,000	44.3%	Purchase Price(4)	$110,266,021	96.4%
Principal’s New Cash Contribution	63,757,250	55.7	Closing Costs(5)	2,442,449	2.1
			Reserves	1,730,779	1.5
Total Sources	$114,439,250	100.0%	Total Uses	$114,439,250	100.0%

(1)	See “Portfolio Summary” table below for the Location (City/State), Year Built / Latest Renovation and the Appraised Values of the individual ExchangeRight Net Leased Portfolio #63 Properties (as defined below). The Appraised Value is based on the aggregate value of the ExchangeRight Net Leased Portfolio #63 Properties, which uses the "At Lease Commencement” value for Dollar Tree – Moore (Eastern), OK. The Appraised Value using the “as-is” value for Dollar Tree – Moore (Eastern), OK is $110,140,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 46.0% and 46.0%, respectively, when calculated using the aggregate “as-is” value.
(2)	See “—Escrows” below.
(3)	Other Upfront reserves consist of $867,480 for a deferred maintenance reserve and approximately $174,017 for an unfunded obligations reserve.
(4)	The borrower sponsor acquired the ExchangeRight Net Leased Portfolio #63 Properties between February and May 2023.
(5)	Closing costs include a $1,376,190 interest rate buydown.
■	The Loan. The ExchangeRight Net Leased Portfolio #63 loan (the “ExchangeRight Net Leased Portfolio #63 Loan”) is secured by a first mortgage encumbering the borrower’s fee interests in 13 retail properties, one industrial warehouse/distribution property and one medical office property, each occupied by a single tenant and located in 13 different states (the “ExchangeRight Net Leased Portfolio #63 Properties”). The ExchangeRight Net Leased Portfolio #63 Loan has an outstanding principal balance as of the Cut-off Date of $50,682,000. The ExchangeRight Net Leased Portfolio #63 Loan, which accrues interest at a rate of 5.67200% per annum, was originated on May 24, 2023.
The ExchangeRight Net Leased Portfolio #63 Loan has an initial interest-only term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The scheduled maturity date of the ExchangeRight Net Leased Portfolio #63 Loan is the due date in June 2028.
■	The Mortgaged Properties. The ExchangeRight Net Leased Portfolio #63 Properties consist of 13 retail properties, one industrial warehouse/distribution property and one medical office property, each occupied by a single tenant and are collectively 100.0% occupied. The ExchangeRight Net Leased Portfolio #63 Properties are located across 13 different states.
■	Major Tenants. The largest tenant based on the underwritten base rent, FedEx Ground, occupies 192,874 SF (37.5% of the net rentable area, 31.8% of the UW Base Rent) with an initial lease expiration date of October 14, 2032. FedEx Ground is an industrial warehouse/distribution tenant that specializes in cost-effective, small-package shipping, offering business-to-business delivery or convenient residential service. FedEx Ground provides 100% coverage to every business address in the United States, Canada and Puerto Rico and provides service internationally.
The second largest tenant based on the underwritten base rent, Tops Friendly Market, occupies 101,330 SF (19.7% of the net rentable area, 21.4% of UW Base Rent) with an initial lease expiration date of November 30, 2039. Tops Friendly Market is a grocery store chain headquartered in Williamsville, New York. Tops Friendly Market operates 149 full-service supermarkets including five operated by franchisees under the Tops banner and 59 fuel stations.
The third largest tenant based on the underwritten base rent, Dollar General and Dollar General Plus (“Dollar General”), occupies 70,019 SF (13.6% of the net rentable area, 10.0% of UW Base Rent) with initial lease expirations of July 31, 2032 (9,002 SF), February 28, 2037 (10,556 SF), January 31, 2038 (9,026 SF), October 31, 2037 (10,566 SF), September 30, 2029 (13,709 SF), July 31, 2032 (9,026 SF) and January 31, 2030 (8,134 SF). Dollar General is a

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EXCHANGERIGHT NET LEASED PORTFOLIO #63
discount retailer that offers merchandise, including food, snacks, health and beauty aids, cleaning supplies, basic apparel, housewares, seasonal items, paper products and more from name brands, as well as their own private brand. Dollar General has more than 19,000 stores in 47 states and had fiscal year 2022 sales of approximately $37.8 billion.
The following table presents certain information relating to the individual ExchangeRight Net Leased Portfolio #63 Properties:

Portfolio Summary(1)

Property Name	Location	Year Built / Renovated(2)	GLA	Property Occupancy(3)	Mortgage Loan Cut-off Date Balance	% Mortgage Loan Cut-off Date Balance	Appraised Value(2)	UW NCF
FedEx Ground - Brookfield (Image), MO	Brookfield, MO	2022-2023 / NAP	192,874	100.0%	$20,075,000	39.6%	$36,500,000	$1,883,038
Tops Friendly Market- Niagara Falls (Niagara), NY	Niagara Falls, NY	1994 / NAP	101,330	100.0	$12,850,000	25.4	$24,100,000	1,332,157
Schnucks - Rockford (Charles), IL	Rockford, IL	1956 / 1999	82,340	100.0	$5,175,000	10.2	$9,560,000	556,924
Tractor Supply - Waretown (Rte 9), NJ	Waretown, NJ	2018 / NAP	19,097	100.0	$2,250,000	4.4	$5,100,000	281,032
BioLife- Pearland (Kirby), TX	Pearland, TX	2022 / NAP	13,905	100.0	$2,100,000	4.1	$10,600,000	607,409
Daybreak Market - Pace (Hwy 90), FL	Pace, FL	2023 / NAP	14,392	100.0	$1,800,000	3.6	$9,900,000	556,106
Dollar Tree - Moore (Eastern), OK	Moore, OK	2023 / NAP	10,120	100.0	$925,000	1.8	$2,080,000(4)	115,962
Dollar General - Eloy (Frontier), AZ	Eloy, AZ	2017 / NAP	9,002	100.0	$850,000	1.7	$1,870,000	108,091
Dollar Tree - Ingleside (TX-361), TX	Ingleside, TX	2023 / NAP	10,000	100.0	$825,000	1.6	$1,870,000	112,286
Dollar General - Chester (Lincoln), WV	Chester, WV	2022 / NAP	10,556	100.0	$775,000	1.5	$1,700,000	94,029
Dollar General - Johnstown (Horner), PA	Johnstown, PA	2023 / NAP	9,026	100.0	$670,000	1.3	$1,500,000	85,983
Dollar General Plus - Ashland (Cottage), OH	Ashland, OH	2022 / NAP	10,566	100.0	$627,000	1.2	$1,400,000	83,230
Dollar General - Springfield (Grand), IL	Springfield, IL	1941 / 1983	13,709	100.0	$600,000	1.2	$1,380,000	79,513
Dollar General - Owensboro (KY-25), KY	Owensboro, KY	2017 / NAP	9,026	100.0	$585,000	1.2	$1,320,000	76,588
Dollar General - Flint (Court), MI	Flint, MI	1941 / 2020	8,134	100.0	$575,000	1.1	$1,300,000	72,974
Total / Wtd. Avg.			514,077	100.0%	$50,682,000	100.0%	$110,180,000	$6,045,322

(1)	The ExchangeRight Net Leased Portfolio #63 Properties consist of 13 retail properties (Tops Friendly Market- Niagara Falls (Niagara), NY, Schnucks - Rockford (Charles), IL, Tractor Supply - Waretown (Rte 9), NJ, Daybreak Market - Pace (Hwy 90), FL, Dollar Tree - Moore (Eastern), OK, Dollar General - Eloy (Frontier), AZ, Dollar Tree - Ingleside (TX-361), TX, Dollar General - Chester (Lincoln), WV, Dollar General - Johnstown (Horner), PA, Dollar General Plus - Ashland (Cottage), OH, Dollar General - Springfield (Grand), IL, Dollar General - Owensboro (KY-25), KY, and Dollar General - Flint (Court), MI), one industrial warehouse/distribution property (FedEx Ground - Brookfield (Image), MO) and one medical office property (BioLife- Pearland (Kirby), TX).
(2)	Source: Appraisals.
(3)	Based on the underwritten rent rolls dated July 1, 2023.
(4)	The Appraised Value is the “At Lease Commencement” value for Dollar Tree – Moore (Eastern), OK. The Appraised Value using the “as-is” value for Dollar Tree – Moore (Eastern), OK is $2,040,000.

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EXCHANGERIGHT NET LEASED PORTFOLIO #63

The following table presents certain information relating to the major tenants at the ExchangeRight Net Leased Portfolio #63 Properties:

Largest Owned Tenants Based on Underwritten Base Rent(1)(2)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(3)	Number of Leases	Tenant GLA	% of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent(4)	UW Base Rent $ per SF(4)	Lease Expiration	Renewal/ Extension Options
FedEx Ground	NR/Baa2/BBB	1	192,874	37.5%	$2,151,322	31.8%	$11.15	10/14/2032	2, 5-year options
Tops Friendly Market	NR/Baa1/BBB+	1	101,330	19.7	1,446,480	21.4	$14.27	11/30/2039	1, 4-year option
Dollar General	NR/Baa2/BBB	7	70,019	13.6	674,037	10.0	$9.63	Various(5)	Various(6)
BioLife Plasma Services L.P.	NR/Baa1/NR	1	13,905	2.7	659,272	9.8	$47.41	3/31/2038	3, 5-year options(7)
Schnucks	NR/NR/NR	1	82,340	16.0	658,720	9.7	$8.00	7/31/2030	4, 5-year options
Daybreak Market	NR/Baa1/BBB+	1	14,392	2.8	604,383	8.9	$41.99	4/30/2043	2, 5-year options
Dollar Tree	NR/Baa2/BBB	2	20,120	3.9	255,000	3.8	$12.67	Various(8)	Various(9)
Tractor Supply	NR/Baa1/BBB	1	19,097	3.7	308,385	4.6	$16.15	6/30/2033	4, 5-year options
Largest Tenants		15	514,077	100.0%	$6,757,598	100.0%	$13.15
Remaining Tenants			0	0.0	0	0.0	$0.00
Vacant			0	0.0	0	0.0	$0.00
Total / Wtd. Avg. All Tenants		15	514,077	100.0%	$6,757,598	100.0%	$13.15

(1)	Based on the underwritten rent rolls dated July 1, 2023.
(2)	The ExchangeRight Net Leased Portfolio #63 Properties consist of 13 retail properties (Tops Friendly Market- Niagara Falls (Niagara), NY, Schnucks - Rockford (Charles), IL, Tractor Supply - Waretown (Rte 9), NJ, Daybreak Market - Pace (Hwy 90), FL, Dollar Tree - Moore (Eastern), OK, Dollar General - Eloy (Frontier), AZ, Dollar Tree - Ingleside (TX-361), TX, Dollar General - Chester (Lincoln), WV, Dollar General - Johnstown (Horner), PA, Dollar General Plus - Ashland (Cottage), OH, Dollar General - Springfield (Grand), IL, Dollar General - Owensboro (KY-25), KY, and Dollar General - Flint (Court), MI), one industrial warehouse/distribution property (FedEx Ground - Brookfield (Image), MO) and one medical office property (BioLife- Pearland (Kirby), TX).
(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease. For the Tops Friendly Market tenant, the lease is guaranteed by an unrelated company who at one time owned the tenant.
(4)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of straight line rent steps for certain investment grade tenants.
(5)	Dollar General leases 70,019 SF of space across seven properties: (i) Dollar General – Eloy (Frontier), AZ, 9,002 SF of space with an initial lease expiration of July 31, 2032, (ii) Dollar General – Chester (Lincoln), WV, 10,556 SF of space with an initial lease expiration of February 28, 2037, (iii) Dollar General – Johnstown (Horner), PA, 9,026 SF of space with an initial lease expiration of January 31, 2038, (iv) Dollar General Plus – Ashland (Cottage), OH, 10,566 SF of space with an initial lease expiration of October 31, 2037, (v) Dollar General – Springfield (Grand), IL, 13,709 SF of space with an initial lease expiration of September 30, 2029, (vi) Dollar General – Owensboro (KY-25), KY, 9,026 SF of space with an initial lease expiration of July 31, 2032 and (vii) Dollar General – Flint (Court), MI, 8,134 SF of space with an initial lease expiration of January 31, 2030.
(6)	Dollar General – Eloy (Frontier), AZ, Dollar General – Johnstown (Horner), PA and Dollar General – Springfield (Grand), IL each have three, five-year extension options. Dollar General – Chester (Lincoln), WV and Dollar General – Flint (Court), MI each have four, five-year extension options. Dollar General – Ashland (Cottage), OH and Dollar General – Owensboro (KY-25), KY each have five, five-year extension options.
(7)	BioLife – Pearland (Kirby), TX has an ongoing termination option during its initial term with 30 days’ written notice and the payment of a termination fee equal to the net present value of the total obligation for base rent and additional rent under its current term.
(8)	Dollar Tree leases 20,120 SF of space across two properties: (i) Dollar Tree – Moore (Eastern), OK, 10,120 SF of space with an initial lease expiration of June 30, 2033 and Dollar Tree – Ingleside (TX-361), TX, 10,000 SF with a lease expiration date of December 31, 2032.
(9)	Dollar Tree – Moore (Eastern), OK has four, five-year extension options. Dollar Tree – Ingleside (TX-361), TX has five, five-year extension options.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio #63 Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0%	$0.00	0
2024	0	0.0	0.0%	0	0.0%	$0.00	0
2025	0	0.0	0.0%	0	0.0%	$0.00	0
2026	0	0.0	0.0%	0	0.0%	$0.00	0
2027	0	0.0	0.0%	0	0.0%	$0.00	0
2028	0	0.0	0.0%	0	0.0%	$0.00	0
2029	13,709	2.7	2.7%	90,000	1.3%	$6.57	1
2030	90,474	17.6	20.3%	746,160	11.0%	$8.25	2
2031	0	0.0	20.3%	0	0.0%	$0.00	0
2032	220,902	43.0	63.2%	2,479,631	36.7%	$11.23	4
2033	29,217	5.7	68.9%	438,385	6.5%	$15.00	2
2034 & Thereafter	159,775	31.1	100.0%	3,003,422	44.4%	$18.80	6
Vacant	0	0.0	100.0%	0	0.0%	$0.00	0
Total / Wtd. Avg.	514,077	100.0%		$6,757,598	100.0%	$13.15	15

(1)	Based on the underwritten rent rolls dated July 1, 2023.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF are inclusive of straight line rent steps for certain investment grade tenants.

A-3-24

EXCHANGERIGHT NET LEASED PORTFOLIO #63

The following table presents certain information relating to historical leasing at the ExchangeRight Net Leased Portfolio #63 Properties:

Historical Leased %(1)

2020	2021	2022	As of 7/1/2023(2)
NAV	NAV	NAV	100.0%

(1)	Historical occupancies are unavailable due to the acquisition of ExchangeRight Net Leased Portfolio #63 Properties between February and May 2023.
(2)	Current Occupancy is based on the underwritten rent rolls as of July 1, 2023.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the ExchangeRight Net Leased Portfolio #63 Properties:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent	$6,726,840	$13.09
Contractual Rent Steps(2)	30,758	$0.06
Vacant Income	0	$0.00
Reimbursements	442,522	$0.86
Other Income	0	$0.00
Vacancy & Credit Loss	(360,006)	($0.70)
Effective Gross Income	$6,840,114	$13.31

Real Estate Taxes	$366,926	$0.71
Insurance	75,596	$0.15
Management Fee	205,203	$0.40
Other Operating Expenses	0	$0.00
Total Operating Expenses	$647,726	$1.26

Net Operating Income	$6,192,389	$12.05
TI/LC	100,202	$0.19
Replacement Reserves	46,865	$0.09
Net Cash Flow	$6,045,322	$11.76

(1)	Historical financial information is unavailable due to the acquisition of the ExchangeRight Net Leased Portfolio #63 Properties between February and May 2023.
(2)	Contractual rent steps are inclusive of straight line rent steps for certain investment grade tenants.

■	Appraisal. According to the appraisal reports, the ExchangeRight Net Leased Portfolio #63 Properties had an aggregate appraised value of $110,180,000 as of dates between March 7, 2023 and June 22, 2023, which is the aggregate “as-is” appraised value for all of the ExchangeRight Net Leased Portfolio #63 Properties with the exception of Dollar Tree – Moore (Eastern), OK. Dollar Tree – Moore (Eastern), OK uses the “At Lease Commencement” value at lease commencement on June 22, 2023. Additionally, the ExchangeRight Net Leased Portfolio #63 Properties had a go-dark value of $79,695,000, resulting in a loan-to-value ratio of 63.6%.

■	Environmental Matters. According to the Phase I environmental reports dated between December 19, 2022 to April 26, 2023, there are no recognized environmental conditions or recommendations for further action at the ExchangeRight Net Leased Portfolio #63 Properties with the exception of certain recognized environmental conditions or controlled recognized environmental conditions at the Tops Friendly Market – Niagara Falls (Niagara), NY property, the Dollar General Plus – Ashland (Cottage), OH property and the Dollar General – Flint (Court), MI property. Phase II environmental reports were subsequently performed at these properties. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus for additional details.

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EXCHANGERIGHT NET LEASED PORTFOLIO #63
■	Market Overview and Competition. The ExchangeRight Net Leased Portfolio #63 Properties are 15 geographically dispersed properties located across 13 different states. The ExchangeRight Net Leased Portfolio #63 Properties are located in submarkets with vacancy rates ranging from 0.8% to 11.4%. The appraiser’s concluded market rents per SF range from $6.50 to $44.50.

Market Analysis(1)(2)

Property Name	City, State	Market	Submarket	Submarket Inventory	Submarket Vacancy	Concluded Market Rent PSF	UW Base Rent PSF(3)
FedEx Ground - Brookfield (Image), MO	Brookfield, MO	Linn County	NAV	222,000(3)	7.3%(4)	$11.25	$11.15
Tops Friendly Market- Niagara Falls (Niagara), NY	Niagara Falls, NY	Buffalo	Niagara Falls	5,243,502	6.3%	$14.50	$14.27
Schnucks - Rockford (Charles), IL	Rockford, IL	Chicago	1-39 Corridor/Winnebago County	20,798,153	6.3%	$8.00	$8.00
BioLife- Pearland (Kirby), TX	Pearland, TX	Houston	South	1,814,900	11.4%	$44.50	$47.41
Daybreak Market - Pace (Hwy 90), FL	Pace, FL	Pensacola	Pace/Milton	4,288,888	4.7%	$41.93(5)	$41.99
Tractor Supply - Waretown (Rte 9), NJ	Waretown, NJ	Central New Jersey	Ocean County	7,123,000	9.5%	$15.25	$16.15
Dollar Tree - Moore (Eastern), OK	Moore, OK	Cleveland County	Moore	3,099,325	3.6%	$12.85	$12.85
Dollar General - Eloy (Frontier), AZ	Eloy, AZ	Phoenix MSA	Eloy	345,428	0.8%	$13.00	$13.22
Dollar Tree - Ingleside (TX-361), TX	Ingleside, TX	Corpus Christi	Portland/Ingleside	2,393,398	2.4%	$12.50	$12.50
Dollar General - Chester (Lincoln), WV	Chester, WV	Weirton-Steubenville WV-OH	Hancock County, WV	2,487,392	1.2%	$10.00	$10.01
Dollar General - Johnstown (Horner), PA	Johnstown, PA	Johnstown MSA (Cambria Co)	Johnstown	5,783,143	9.2%	$10.50	$10.51
Dollar General Plus - Ashland (Cottage), OH	Ashland, OH	Mansfield-Ashland-Bucyrus	Ashland County	2,229,346	0.9%	$9.00	$8.78
Dollar General - Springfield (Grand), IL	Springfield, IL	Sangamon County	Springfield/Decatur City	17,075,950	5.1%	$6.50	$6.57
Dollar General - Owensboro (KY-25), KY	Owensboro, KY	Owensboro MSA	West Owensboro	4,035,640	5.3%	$9.50	$9.34
Dollar General - Flint (Court), MI	Flint, MI	Detroit	Flint	NAV	NAV	$11.25	$10.75

(1)	Source: Appraisals.
(2)	The ExchangeRight Net Leased Portfolio #63 Properties consist of 13 retail properties (Tops Friendly Market- Niagara Falls (Niagara), NY, Schnucks - Rockford (Charles), IL, Tractor Supply - Waretown (Rte 9), NJ, Daybreak Market - Pace (Hwy 90), FL, Dollar Tree - Moore (Eastern), OK, Dollar General - Eloy (Frontier), AZ, Dollar Tree - Ingleside (TX-361), TX, Dollar General - Chester (Lincoln), WV, Dollar General - Johnstown (Horner), PA, Dollar General Plus - Ashland (Cottage), OH, Dollar General - Springfield (Grand), IL, Dollar General - Owensboro (KY-25), KY, and Dollar General - Flint (Court), MI), one industrial warehouse/distribution property (FedEx Ground - Brookfield (Image), MO) and one medical office property (BioLife- Pearland (Kirby), TX).
(3)	Based on the underwritten rent roll dated July 1, 2023 and inclusive of straight line rent steps for certain investment grade tenants.
(4)	Submarket Inventory and Submarket Vacancy were unavailable, so market figures were used.
(5)	Calculated using appraiser’s concluded market rent adjusted to the actual underwritten square footage.

■	The Borrower. The borrower for the ExchangeRight Net Leased Portfolio #63 Loan is ExchangeRight Net-Leased Portfolio 63 DST, a Delaware statutory trust. The borrower sponsors and guarantors are ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas. ExchangeRight Net-Leased Portfolio 63 DST is 99.5% owned by accredited investors and 0.5% owned by David Fisher, Joshua Ungerecht and Warren Thomas, collectively. ExchangeRight Net-Leased Portfolio 63 DST is managed by NLP Management, LLC, an affiliate of ExchangeRight Real Estate, LLC, a provider of 1031-exchangeable Delaware statutory trust (“DST”) offerings based in Pasadena, California with more than $5.6 billion of assets under management, 22 million SF of space and more than 1,200 properties. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #63 Loan.

A-3-26

EXCHANGERIGHT NET LEASED PORTFOLIO #63
■	Escrows. At origination of the ExchangeRight Net Leased Portfolio #63 Loan, the borrower deposited approximately (i) $137,691 into a real estate tax reserve account, (ii) $2,625 into an insurance reserve account, (iii) $48,966 into a capital expenditures reserve account for the Dollar General – Flint (Court), MI property, (iv) $867,480 into a deferred maintenance reserve account, (v) $174,017 into an unfunded obligations reserve account and (vi) $500,000 into a TI/LC reserve account.
Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially estimated to be $19,670). The borrower will not be required to make deposits into the tax reserve for those tenants that pay taxes directly if the following conditions are satisfied: (i) no event of default has occurred and is continuing, (ii) the borrower provides proof of direct payment of taxes by the applicable tenant, (iii) the applicable tenant lease is in full force and effect, and (iv) the lender determines that the applicable tenant has the ability to pay taxes in a timely manner.
Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the insurance premiums that the lender estimates will be payable for renewal of the coverage upon the expiration of the policies in place (initially estimated to be $1,312). The borrower will not be required to make deposits into the insurance reserve for those tenants that pay insurance premiums directly if the following conditions are satisfied: (i) no event of default has occurred and is continuing, (ii) the borrower provides proof of direct payment of insurance premiums by the applicable tenant, (iii) the applicable tenant lease is in full force and effect, and (iv) the lender determines that the applicable tenant has the ability to pay insurance premiums in a timely manner. Further, the borrower will not be required to make deposits into the insurance reserve for so long as no event of default exists and the ExchangeRight Net Leased Portfolio #63 Properties are covered under a blanket insurance policy that complies with the requirements of the ExchangeRight Net Leased Portfolio #63 Loan documents.
Replacement Reserve – If a default or an event of default has occurred and is continuing, the borrower is required on each monthly payment date to deposit approximately $4,203 (representing 1/12 of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #63 Properties) into a replacement reserve subaccount.
TI/LC Reserve – If a default or an event of default has occurred and is continuing, the borrower is required to deposit approximately $29,988 (representing 1/12 of the product obtained by multiplying $0.70 by the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #63 Properties) into a TI/LC reserve subaccount.
■	Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #63 Loan is structured with a hard lockbox and springing cash management. The borrower, property manager and master lessee are required to cause all rents to be deposited directly into a lender-approved lockbox account. All funds received by the borrower, property manager, or master lessee are required to be deposited in a lockbox account within two business days following receipt. During the continuance of a Cash Management Period, all funds on deposit in the lockbox account are required to be swept at the end of each business day into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the ExchangeRight Net Leased Portfolio #63 Loan documents. Provided no Cash Management Period is continuing, funds on deposit in the lockbox account will be disbursed to the borrower’s operating account.
“Cash Management Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of a default or an event of default under the ExchangeRight Net Leased Portfolio #63 Loan documents, (ii) the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #63 Loan being less than 1.50x, (iii) June 1, 2028, or (iv) March 1, 2028, to the extent a Qualified Transfer (as defined below) has not occurred, and (B) ending upon (a) with respect to clause (i) above, such event of default having been cured, (b) with respect to clause (ii) above, the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #63 Loan being at least equal to 1.55x as of the last day of two consecutive calendar quarters, (c) with respect to clause (iii) above, the maturity date has not yet occurred, or (d) with respect to clause (iv) above, the occurrence of a Qualified Transfer. Notwithstanding the foregoing, a Cash Management Period will not be deemed to cease in the event any other triggering event is then ongoing.
“Qualified Transfer” means the one-time transfer of all the outstanding ownership interests in each required special purpose entity to an Approved Transferee (as defined below), provided that the lender receives 30 days’ written notice and the transfer conditions in the ExchangeRight Net Leased Portfolio #63 Mortgage Loan documents are satisfied.
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EXCHANGERIGHT NET LEASED PORTFOLIO #63
“Approved Transferee” means (i) an eligible institution which is owned or wholly controlled by a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to the foregoing; (ii) any person that (a) has never been indicted, convicted or pled guilty or no contest of a felony or Patriot Act offense and is not a sanctioned person by the government, has never been subject to any voluntary or involuntary bankruptcy proceedings, has no material outstanding judgments and litigations, and is not crowdfunded and for whom the lender will have received a credit check and bankruptcy, litigation judgment lien and other comparable searches, (b) is regularly engaged in the business of owning commercial properties which are similar to the ExchangeRight Net Leased Portfolio #63 Properties, (c) owns or operates at least five properties with a minimum of 750,000 square footage in the aggregate, (d) immediately upon transfer, has and maintains (x) a minimum net worth of at least $500 million and total assets of at least $1 billion (excluding the ExchangeRight Net Leased Portfolio #63 Properties) or (y) an investment grade rating of BBB- or higher by S&P or Baa3 by Moody’s, (e) at all times owns no less than 100% of the legal and beneficial ownership interests in the borrower, (f) is not a DST and (g) causes the borrower to effectuate a conversion from a DST; provided, however, a conversion of the borrower will not be required if, prior to or otherwise in connection with any such transfer to an Approved Transferee (A) the borrower is solely owned by a person under the management and control of any of David Fisher, Joshua Ungerecht or Warren Thomas and (B) the borrower is no longer treated as an investment trust pursuant to the Internal Revenue Code of 1986, as amended.
■	Property Management. The ExchangeRight Net Leased Portfolio #63 Properties are managed by NLP Management, LLC, an affiliate of the borrower sponsor.
■	Current Mezzanine or Secured Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Following two years from the securitization closing date, the borrower may obtain the release of one or more of the ExchangeRight Net Leased Portfolio #63 Properties from the lien of the ExchangeRight Net Leased Portfolio #63 Loan documents with 20 days’ prior written notice and subject to satisfaction of the applicable conditions set forth in the ExchangeRight Net Leased Portfolio #63 Loan documents, which include, without limitation:
(i)	the sale of such ExchangeRight Net Leased Portfolio #63 Property is pursuant to an arm’s-length agreement with a third party not affiliated with the borrower or guarantor;
(ii)	no event of default has occurred and is continuing under the ExchangeRight Net Leased Portfolio #63 Loan;
(iii)	the ExchangeRight Net Leased Portfolio #63 Loan is defeased (to the extent that a partial defeasance is then permitted under the loan documents), in an amount equal to the greater of (a) 115% of the allocated loan amount of such ExchangeRight Net Leased Portfolio #63 Property and (b) 90% of the net sales proceeds applicable to such ExchangeRight Net Leased Portfolio #63 Property;
(iv)	the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #63 Loan after any such release is at least equal to the greater of (i) 2.20x and (ii) the debt service coverage ratio immediately prior to release;
(v)	the debt yield for the ExchangeRight Net Leased Portfolio #63 Loan after any such release is at least equal to the greater of (i) 12.6% and (ii) the debt yield immediately prior to release; and
(vi)	other conditions as set forth in the ExchangeRight Net Leased Portfolio #63 Mortgage Loan documents.
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EXCHANGERIGHT NET LEASED PORTFOLIO #63
■	Terrorism Insurance. The ExchangeRight Net Leased Portfolio #63 Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the ExchangeRight Net Leased Portfolio #63 Properties plus business interruption coverage in an amount equal to 100% of the projected gross income for the ExchangeRight Net Leased Portfolio #63 Properties for a period of 18 months for the initial period of restoration with a 12-month extended period of indemnity, provided such coverage is available. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $25,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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963 ATLANTIC AVENUE

A-3-30

963 ATLANTIC AVENUE

963 Atlantic Avenue
963 Atlantic Avenue
Brooklyn, NY 11238
New York
Hoboken
Jersey City
MANHATTAN
BROOKLYN
LONG ISLAND CITY
WOODSIDE
SUNNY SIDE
ELMHURST
MASPETH
MIDDLE VILLAGE
RIDGEWOOD
GLENDALE
WILLIAMSBURG
BUSHWICK
FORT GREEN
BOERUM HILL
CARROLL GARDENS
RED HOOK
PARK SLOPE
FLATBUSH
EAST BROOKLYN
GREENWOOD
BROWNSVILLE
SUNSET PARK
CANARSIE
MAPLETON-FLATLANDS
GRAVESEND-SHEEPSHEAD BAY
CHELSEA
WEST VILLAGE
GRAMERCY
SOHO
EAST VILLAGE
TRIBECA
LOWER EAST SIDE
FINANCIAL DISTRICT
Upper New York Bay
BELT PKWY
FDR DRIVE
Atlantic Ocean
MAP © 2023 CARTIFACT
DATA © OSM CONTRIBUTORS

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963 ATLANTIC AVENUE
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Brooklyn, New York	Cut-off Date Principal Balance		$50,400,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit		$406,451.61
Size (Units)	124	Percentage of Initial Pool Balance		5.2%
Total Occupancy as of 5/31/2023	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/31/2023	100.0%	Type of Security		Fee
Year Built / Latest Renovation	2023 / NAP	Mortgage Rate		6.97000%
Appraised Value	$86,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$5,195,011
Underwritten Expenses	$579,342	Escrows(2)
Underwritten Net Operating Income (NOI)(1)	$4,615,669		Upfront	Monthly
Underwritten Net Cash Flow (NCF)(1)	$4,578,861	Taxes	$27,230	$4,538
Cut-off Date LTV Ratio	58.6%	Insurance	$14,129	$7,064
Maturity Date LTV Ratio	58.6%	Replacement Reserves	$0	$2,646
DSCR Based on Underwritten NOI / NCF(1)	1.30x / 1.29x	TI/LC	$0	$421
Debt Yield Based on Underwritten NOI / NCF(1)	9.2% / 9.1%	Other(3)	$7,710,000	$0
Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$50,400,000	96.1%	Loan Payoff	$43,320,567	82.6%
Principal’s New Cash Contribution	2,044,083	3.9	Reserves	7,751,359	14.8
			Closing Costs	1,372,157	2.6
Total Sources	$52,444,083	100.0%	Total Uses	$52,444,083	100.0%

(1)	Underwritten Net Operating Income and Underwritten Cash Flow based on unabated real estate taxes are $3,742,569 and $3,705,762, respectively. DSCR Based on Underwritten NOI / NCF and Debt Yield Based on Underwritten NOI / NCF based on unabated real estate taxes are 1.05x / 1.04x and 7.4% / 7.4%, respectively.
(2)	See “—Escrows” below.
(3)	Other upfront reserves consist of (i) an economic holdback reserve of $6,800,000 and (ii) a 421-a tax reserve of $910,000. Please refer to “—Escrows” below.
The Mortgage Loan. The 963 Atlantic Avenue mortgage loan (the “963 Atlantic Avenue Loan”) is secured by a first mortgage encumbering the borrower’s fee interest in a 124-unit high rise multifamily property located in Brooklyn, New York (the “963 Atlantic Avenue Property”). The 963 Atlantic Avenue Loan has an outstanding principal balance as of the Cut-off Date of $50,400,000 and represents approximately 5.2% of the Initial Pool Balance. The 963 Atlantic Avenue Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on June 2, 2023. The proceeds of the 963 Atlantic Avenue Loan were used to refinance existing debt on the 963 Atlantic Avenue Property, pay closing costs, and fund upfront reserves.
The 963 Atlantic Avenue Loan has an initial term of 60 months and a remaining term of 59 months as of the Cut-off Date. The 963 Atlantic Avenue Loan has a five-year interest only term and accrues interest at a rate of 6.97000% per annum. The scheduled maturity date of the 963 Atlantic Avenue Loan is June 6, 2028.
Voluntary prepayment of the 963 Atlantic Avenue Loan is prohibited prior to December 6, 2027 but may be freely prepaid in whole (but not in part) without the payment of any prepayment premium on or thereafter. Defeasance of the 963 Atlantic Avenue Loan is permitted at any time after the date that is two years after the securitization cut-off date of the Benchmark 2023-V3 securitization.
The borrower has full recourse liability for a portion of the 963 Atlantic Avenue Loan in an amount equal to the lesser of (1) $16,147,045 or (2) the entire outstanding amount of the 963 Atlantic Avenue Loan; provided, however, the borrower will be released from such liability upon the occurrence of Section 421a Release Date (as defined below).
■	The Mortgaged Property. The 963 Atlantic Avenue Property is a recently constructed, 124-unit high-rise multifamily property located at 963 Atlantic Avenue in Brooklyn, New York, commonly known as “The Alanza”. The 963 Atlantic Avenue Property is comprised of nine stories and contains 124 residential units and one ground floor commercial unit. Amenities at the 963 Atlantic Avenue Property include a 51-stall subterranean parking garage, fitness center, elevators, laundry room, courtyard, game room, media room, home theatre, and bike storage. The 963 Atlantic Avenue Property is located in the Clinton Hill neighborhood of Brooklyn and is situated three blocks from the Franklin Avenue subway station with access to the A and C subway lines.
The 963 Atlantic Avenue Property was built in 2023 and features 28 studio apartments, 74 one-bedroom, one-bathroom apartments, and 22 two-bedroom, two-bathroom apartments. The commercial component of the 963 Atlantic Avenue Property is leased by OJBA New York, Inc. (“OJBA”). OJBA occupies 5,050 SF and accounts for approximately 3.4% of underwritten base rent with a lease expiration of May 31, 2028. OJBA is short for the Orthodox Jewish Builders

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963 ATLANTIC AVENUE
Association which was founded in 2015 and provides hands-on building support to clients through expos and different educational opportunities.
The borrower has applied for a 35-year 421a Affordable New York Housing Tax Exemption Program exemption that would benefit the residential portion of the 963 Atlantic Avenue Property through the end of the 2057-58 tax year. In order to qualify for the tax exemption, at least 30% of the units at the 963 Atlantic Avenue Property must be leased as “affordable units” which are defined as affordable to a household whose income does not exceed 130% of the area median income. Underwritten real estate taxes assume that the 963 Atlantic Avenue Property benefits from the tax abatement through the life of the 963 Atlantic Avenue Loan. Of the 124 residential units at the 963 Atlantic Avenue Property, 86 are market rate units (69.4%) and 38 are affordable-rate units (30.6%). As of May 31, 2023, the market-rate units were 100.0% leased, while the affordable-rate units are still leasing up through a third-party government application and lottery process. The lease-up of the affordable units is expected to be completed by September 2023, however we cannot assure you that the affordable units lease-up will be completed as expected or at all. The 963 Atlantic Avenue Loan is structured with a $6.8 million economic holdback reserve. See “—Escrows” below. Underwritten rent assumes that the affordable-rate units are 100.0% occupied. In addition, the 963 Atlantic Avenue Property is subject to a regulatory agreement with the New York City Department of Housing Preservation and Development, the terms and provisions of which are superior to the lender’s mortgage. See “Description of the Mortgage Pool—Property Types—Multifamily Properties” in the Prospectus.

The following table presents certain information relating to the unit mix at the 963 Atlantic Avenue Property:

Unit Mix(1)

Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
Studio	20	16.1%	100.0%	382	$3,140	$3,100
Studio - Affordable Unit	8	6.5%	100.0%	397	$1,810	$3,100
1BR/1BA	51	41.1%	100.0%	518	$3,818	$4,000
1BR/1BA - Affordable Unit	23	18.5%	100.0%	548	$1,962	$4,000
2BR/2BA	15	12.1%	100.0%	792	$5,272	$5,250
2BR/2BA - Affordable Unit	7	5.6%	100.0%	787	$2,365	$5,250
Total / Wtd Avg.	124	100.0%	100.0%	542	$3,914(3)	$4,009	(3)

(1)	Based on the underwritten rent roll as of May 31, 2023 unless otherwise indicated, which assumes that the affordable-rate units are 100.0% occupied.
(2)	Source: Appraisal.
(3)	Total / Wtd. Avg. for the Average Monthly Rent Per Unit and Average Monthly Market Rent Per Unit are not inclusive of the 38 affordable units.

The following table presents certain information relating to current occupancy at the 963 Atlantic Avenue Property:

Historical Leased %(1)

2020	2021	2022	As of 5/31/2023(2)
NAV	NAV	NAV	100.0%

(1)	The 963 Atlantic Avenue Property was built in 2023. As such, historical occupancies are unavailable.
(2)	Based on the underwritten rent roll dated May 31, 2023 unless otherwise indicated, which assumes that the affordable-rate units are 100.0% occupied.

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■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 963 Atlantic Avenue Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per Unit
Residential Base Rent	$4,953,055	$39,944
Commercial Base Rent	176,750	1,425
Gross Potential Rent	$5,129,805	$41,369
Other Income(2)	247,400	1,995
Net Rental Income	$5,377,205	$43,365
Vacancy & Credit Loss	(182,194)	(1,469)
Effective Gross Income	$5,195,011	$41,895

Real Estate Taxes(3)	$36,357	$293
Insurance	80,735	651
Management Fee(4)	155,850	1,257
Other Operating Expenses	306,400	2,471
Total Expenses	$579,342	$4,672

Net Operating Income	$4,615,669	$37,223
Replacement Reserves	31,758	256
TI/LC	5,050	41
Net Cash Flow	$4,578,861	$36,926

(1)	The 963 Atlantic Avenue Property was built in 2023. As such, historical financial information is unavailable.
(2)	Other Income includes parking income and laundry income.
(3)	Real Estate Taxes are underwritten assuming that the 963 Atlantic Avenue Property benefits from the 421a tax abatement through the life of the 963 Atlantic Avenue Loan.
(4)	Management Fee is underwritten at 3.0% of Effective Gross Income.
■	Appraisal. According to the appraisal, the 963 Atlantic Avenue Property had an “as-is” appraised value of $86,000,000 as of February 13, 2023.
■	Environmental Matters. The Phase I environmental report dated February 23, 2023 identified as a controlled recognized environmental condition for the 963 Atlantic Avenue Property residual impacts to soil and groundwater associated with urban fill material and historic onsite operations that involved the use of underground storage tanks. Institutional controls and engineering controls were placed on the 963 Atlantic Avenue Property that restrict certain uses of the 963 Atlantic Avenue Property without prior approval from the governing authority and require the implementation of a site management plan. In October 2022, the governing authority issued a notice of completion for the impacts at the 963 Atlantic Avenue Property, which required that the engineering and institutional controls remain in place, that the 963 Atlantic Avenue Property be managed pursuant to the site management plan, that inspections be completed annually and that certification reports be submitted to the New York Office of Environmental Remediation every 10 years. The 963 Atlantic Avenue Property must also maintain its E-Designation registration.
■	Market Overview and Competition. The 963 Atlantic Avenue Property is located in Clinton Hill neighborhood of Brooklyn, New York. Clinton Hill is situated in north-central Brooklyn and is bordered by the Brooklyn Navy Yard and the Brooklyn-Queens Expressway to the north, Williamsburg to the northeast, Classon Avenue and Bedford-Stuyvesant to the east, Atlantic Avenue and Prospect Heights to the south and southwest, and Vanderbilt Avenue and Fort Greene to the west.
According to a third-party market research report, the 963 Atlantic Avenue Property is located in the Bushwick Multifamily Submarket. As of June 8, 2023, the Bushwick Multifamily Submarket had an overall vacancy rate of 3.0%, with net absorption over the previous 12 months totaling 76 units. According to the appraisal the average market rent per unit for studio units is $3,100, one-bedroom, one- bathroom units is $4,000, and two-bedroom, two-bathroom units is $5,250.
According to the appraisal, the 2022 population and average household income within a 0.25-, 0.5- and 0.75-mile radius of the 963 Atlantic Avenue Property was 8,528, 44,501 and 107,873 and $156,218, $148,969 and $145,937, respectively.
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963 ATLANTIC AVENUE

The following table presents certain information relating to the multifamily rent comparables for the 963 Atlantic Avenue Property:

Comparable Multifamily Property Overview(1)

Property Name	Address	City/State	Year Built	# of Units	Unit Mix	Avg. SF Per Unit	Avg. Rent Per SF	Avg. Rent Per Unit
963 Atlantic Avenue(2)	963 Atlantic Avenue	Brooklyn, NY	2023	124	Studio	382	$8.22	$3,140
					1BR/1BA	518	$7.37	$3,818
					2BR/1BA	792	$6.65	$5,272
The Axel	545 Vanderbilt Avenue	Brooklyn, NY	2022	284	Studio	400	$7.81	$3,123
					1BR/1BA	525	$7.32	$3,845
					2BR/1BA	825	$7.87	$6,495
The Downing	108 Downing Street	Brooklyn, NY	2023	50	Studio	565	$5.62	$3,175
					1BR/1BA	692	$5.73	$3,965
					2BR/2BA	1,006	$5.73	$5,767
540 Waverly	540 Waverly Avenue	Brooklyn, NY	2022	135	Studio	544	$5.45	$2,966
					1BR/1BA	680	$5.67	$3,855
					2BR/2BA	900	$6.29	$5,665
840 Fulton	840 Fulton Street	Brooklyn, NY	2019	39	Studio	392	$6.71	$2,631
					1BR/1BA	550	$6.36	$3,500
					2BR/1BA	600	$7.40	$4,440
Brooklyn Crossing	18 Sixth Avenue	Brooklyn, NY	2022	858	Studio	495	$6.96	$3,446
					1BR/1BA	525	$8.18	$4,296
					2BR/2BA	775	$8.43	$6,532

(1)	Source: Appraisal.
(2)	Based on underwritten rent roll dated as of May 31, 2023. Avg. SF Per Unit, Avg. Rent Per SF and Average Rent Per Unit reflect the average fair market value for occupied units.
■	The Borrower. The borrower is 963 Holdings LLC, a New York limited liability company. The borrower is a single purpose bankruptcy-remote entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 963 Atlantic Avenue Loan.
The borrower sponsors and non-recourse carveout guarantors are both named Efraim Weber and are separate individuals who are brothers-in-law. Efraim Weber is the President of 86 Lefferts Corp., while his brother-in-law Efraim Weber is the Vice President.
■	Escrows. At origination of the 963 Atlantic Avenue Loan, the borrower deposited (i) (a) approximately $27,230 into a real estate tax reserve account, and (b) separate and apart from any other required deposits under the foregoing clause (a), $910,000 into the real estate tax reserve account in connection with the borrower’s 421a tax exemption application (the “Tax Account Static Deposit”), (ii) approximately $14,129 into an insurance reserve account, and (iii) $6,800,000 into an economic holdback reserve account.
Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the reasonably estimated annual real estate taxes, and, prior to the Section 421a Release Date (defined below), assuming that the taxes will not be abated to any degree during such period (initially estimated to be approximately $4,538). Further, if the lender determines that the Tax Account Static Deposit is not equal to the amount of all applicable taxes payable for the next ensuing 12 months, the borrower is required to make a true up payment with respect to such insufficiency into the real estate tax reserve. On the Section 421a Release Date, the lender will (i) disburse the Tax Account Static Deposit either (A) if no Trigger Period (as defined below) then exists, to the borrower or (B) if a Trigger Period then exists, into the cash management account to be disbursed pursuant to the terms of the 963 Atlantic Avenue Loan documents, and (ii) thereafter the lender’s calculation of the monthly tax deposit will be based upon the abated taxes provided under the Section 421a program.
■	“Section 421a Release Date” means the date on which the borrower delivers evidence reasonably acceptable to the lender of the approval and implementation of the Section 421a partial tax exemption.
Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve 1/12 of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $7,064).
Replacement Reserve – On each monthly payment date, the borrower is required to deposit into a replacement reserve approximately $2,646 for replacement reserves.
TI/LC Reserve – The borrower is required to deposit into a tenant improvement and leasing commissions reserve, on a monthly basis, an amount equal to approximately $421. Notwithstanding the foregoing, the borrower will not be

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required to deposit such amount on any monthly payment date on which the entire leasable commercial area at the 963 Atlantic Avenue Property is subject to one or more leases with initial terms of at least 10 years.
Holdback Reserve – At the borrower’s written request (but no more frequently than once per calendar quarter), the lender will disburse the applicable amount of holdback reserve funds for which the Holdback Reserve Funds Release Conditions (as defined below) are satisfied either (i) to the borrower, if no Trigger Period then exists, or (ii) if a Trigger Period then exists, into the cash management account to be disbursed pursuant to the terms of the 963 Atlantic Avenue Loan documents; provided, however, that the lender will not be required to disburse more than once any calendar quarter, or in an amount less than $1,700,000 (unless the total amount of holdback reserve funds on deposit is less than $1,700,000). In the event that the holdback reserve funds have not been fully released on or prior to 18 months after the origination date of the 963 Atlantic Avenue Loan, the lender may, in its sole discretion, hold the holdback reserve funds as additional collateral for the 963 Atlantic Avenue Loan.
“Holdback Reserve Funds Release Conditions” mean that (i) the debt yield (less the amount of any Holdback Reserve Funds that remain on deposit) equals or exceeds 9.0% and (ii) the lender has received satisfactory evidence that the following conditions are satisfied, as applicable: (A) in connection with disbursement of up to 25% of the total original amount of holdback reserve funds (in the aggregate together with all prior disbursements of the holdback reserve funds), at least 25% of the affordable units at the 963 Atlantic Avenue Property are occupied pursuant to executed leases; (B) in connection with disbursement of up 50% of the total original amount of holdback reserve funds (in the aggregate together with all prior disbursements of the holdback reserve funds), at least 50% of the affordable units at the 963 Atlantic Avenue Property are occupied pursuant to executed leases; (C) in connection with disbursement of up to 75% of the total original amount of holdback reserve funds (in the aggregate together with all prior disbursements of the holdback reserve funds), at least 75% of the affordable units at the 963 Atlantic Avenue Property are occupied pursuant to executed leases; and (D) in connection with disbursement of up to 100% of the total original amount of holdback reserve funds (in the aggregate together with all prior disbursements of the holdback reserve funds), 100% of the affordable units at the 963 Atlantic Avenue Property are occupied pursuant to executed leases.
■	Lockbox and Cash Management. The 963 Atlantic Avenue Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period, the borrower is required to cause all revenues derived from the 963 Atlantic Avenue Property to be immediately deposited into a lender-controlled lockbox. The borrower is required, within 10 days of the occurrence of a Trigger Period, to deliver a payment direction letter to all tenants occupying commercial space at the 963 Atlantic Avenue Property directing each to remit all payments directly to the lender-controlled lockbox. On each business day during the continuance of a Trigger Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account, to be applied and disbursed in accordance with the 963 Atlantic Avenue Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 963 Atlantic Avenue Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 963 Atlantic Avenue Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 963 Atlantic Avenue Loan documents, the lender will apply funds to the debt in such priority as it may determine.
A “Trigger Period” means a period commencing upon the earlier of (i) the occurrence and continuance of an event of default after any applicable notice, grace, and/or cure period and (ii) the debt yield (less the amount of any Holdback Reserve Funds that remain on deposit) being less than 7.75% and expiring upon the date that (a) if the Trigger Period commenced in connection with clause (i) above, the event of default is cured, or (b) if the Trigger Period commenced in connection with clause (ii) above, the debt yield (less the amount of any Holdback Reserve Funds that remain on deposit) is equal to or greater than 8.00% for two consecutive calendar quarters.
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■	Property Management. The 963 Atlantic Avenue Property is managed by Plaza Management USA, Inc., a New York corporation, an independent third-party property manager.
■	Current Mezzanine or Secured Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Not permitted.
■	Terrorism Insurance. The 963 Atlantic Avenue Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 963 Atlantic Avenue Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the 963 Atlantic Avenue Property for 18 months, with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $25,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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GATEWAY CENTER SOUTH

BJ's
WHOLESALE CLUB

STAPLES
GC
SOUTH
GC
SOUTH

BJ's
WHOLESALE CLUB
Marshalls

FAMOUS
footwear
STAPLES

DAVE & BUSTER'S
PLAY WATCH

Olive Garden

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GATEWAY CENTER SOUTH

Gateway Center South
501 Gateway Drive
Brooklyn, NY 11239
New York
MANHATTAN
BROOKLYN
QUEENS
LONG ISLAND CITY
WOODSIDE
CORONA
ELMHURST
SUNNY SIDE
MASPETH
MIDDLE VILLAGE
FOREST HILLS
RIDGEWOOD
GLENDALE
WILLIAMSBURG
BUSHWICK
FORT GREEN
BEDFORD-STUYVESANT
WOODHAVEN-RICHMOND HILL
JAMAICA
KEW GARDENS
FLUSHING
PARK SLOPE
FLATBUSH
BROWNSVILLE
CANARSIE
HOWARD BEACH
MAPLETON-FLATLANDS
GRAVESEND-SHEEPSHEAD BAY
EAST VILLAGE
GRAMERCY
BOERUM HILL
FDR DRIVE
JACKIE ROBINSON PKWY
BELT PKWY
JOHN F. KENNEDY INTERNATIONAL AIRPORT
Aqueduct Race Track
Brookdale University Hospital
Kings County Hospital Center
University Hospital Of Brooklyn
Woodhull Medical Center
Jamaica Hospital Medical Center
NYC Health + Hospitals/Elmhurst
Brooklyn College
Pratt Institute
Cypress Hills National Cemetery
Forest Park
Prospect Park
Kings Plaza Shopping Center
Floyd Bennett Field
Atlantic Ocean
Newark
MAP © 2023 CARTIFACT
DATA © OSM CONTRIBUTORS

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GATEWAY CENTER SOUTH
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Brooklyn, New York	Cut-off Date Balance(3)		$50,000,000
Property Type	Retail	Cut-off Date Balance per SF(2)		$457.70
Size (SF)	355,033	Percentage of Initial Pool Balance		5.2%
Total Occupancy as of 5/5/2023(1)	89.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/5/2023(1)	89.4%	Type of Security		Fee
Year Built / Latest Renovation	2002 / NAP	Mortgage Rate		6.87300%
Appraised Value	$271,100,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$24,271,069
Underwritten Expenses	$10,532,015	Escrows(4)
Underwritten Net Operating Income (NOI)	$13,739,054		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,703,551	Taxes	$0	$436,789
Cut-off Date LTV Ratio(2)	59.9%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)	59.9%	Replacement Reserves	$0	$2,959
DSCR Based on Underwritten NOI / NCF(2)	1.21x /1.21x	TI/LC(5)	$0	$29,586
Debt Yield Based on Underwritten NOI / NCF(2)	8.5% / 8.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$162,500,000	97.1%	Loan Payoff(6)	$157,685,240	94.2%
Principal’s New Cash Contribution	4,938,409	2.9	Closing Costs	9,753,170	5.8
Total Sources	$167,438,409	100.0%	Total Uses	$167,438,409	100.0%

(1)	Bed Bath & Beyond (10.6% of NRA) is in bankruptcy, has ceased paying rent and is dark in its space, and has been underwritten as vacant, resulting in an underwritten occupancy of 89.4%.
(2)	Calculated based on the aggregate outstanding principal balance of the Gateway Center South Whole Loan (as defined below) of $162.5 million.
(3)	The Cut-off Date Balance of $50,000,000 represents the non-controlling notes A-2, A-4 and A-6 and is part of a whole loan evidenced by eight pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $162.5 million.
(4)	See “—Escrows” below.
(5)	The TI/LC reserve is capped at $1,000,000.
(6)	The prior loan matured on March 6, 2023, and the Gateway Center South Loan (as defined below) was funded on May 24, 2023. Loan Payoff included default interest and special servicing fees on the prior loan.
■	The Mortgage Loan. The mortgage loan (the “Gateway Center South Loan”) is part of a whole loan (the “Gateway Center South Whole Loan”) evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $162,500,000. The Gateway Center South Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a 355,033 SF retail center anchored by a BJ’s Wholesale Club store located in Brooklyn, New York (the “Gateway Center South Property”). The Gateway Center South Loan, which is evidenced by the non-controlling notes A-2, A-4 and A-6, has an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 5.2% of the Initial Pool Balance.
The Gateway Center South Whole Loan was co-originated by DBR Investments Co. Limited and Wells Fargo Bank, National Association on May 24, 2023, accrues interest at the rate of 6.87300% per annum, had an original principal balance of $162,500,000 and has an outstanding principal balance as of the Cut-off Date of $162,500,000. The proceeds of the Gateway Center South Whole Loan along with approximately $4,938,409 of equity contributed by the borrower sponsor was primarily used to pay off existing debt on the Gateway Center South Property and pay origination costs.
The Gateway Center South Whole Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The Gateway Center South Whole Loan requires monthly payments of interest only for the entire term. The scheduled maturity date of the Gateway Center South Whole Loan is June 5, 2028. Voluntary prepayment of the Gateway Center South Whole Loan in whole (but not in part) is permitted on or after the due date occurring in December 2027 (the “Open Prepayment Date”) without payment of any prepayment premium. Defeasance of the Gateway Center South Whole Loan in whole (but not in part) is permitted after the date that is the earlier to occur of (i) the third anniversary of the first monthly payment date and (ii) two years from the “startup day” of the REMIC which holds the portion of the Gateway Center South Whole Loan last contributed to a securitization. In addition, on any business day on and after June 5, 2025, voluntary prepayment of the Gateway Center South Whole Loan is permitted, together with, if such voluntary prepayment occurs prior to the Open Prepayment Date, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Gateway Center South Whole Loan being prepaid and (y) a yield maintenance premium.

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The table below summarizes the promissory notes that comprise the Gateway Center South Whole Loan. The relationship between the holders of the Gateway Center South Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$30,000,000	$30,000,000	DBRI(1)	Yes(2)
Note A-2	$25,000,000	$25,000,000	Benchmark 2023-V3	No
Note A-3	$20,000,000	$20,000,000	DBRI(1)	No
Note A-4	$15,000,000	$15,000,000	Benchmark 2023-V3	No
Note A-5	$12,500,000	$12,500,000	DBRI(1)	No
Note A-6	$10,000,000	$10,000,000	Benchmark 2023-V3	No
Note A-7	$40,000,000	$40,000,000	WFBNA(1)	No
Note A-8	$10,000,000	$10,000,000	WFBNA(1)	No
Total	$162,500,000	$162,500,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	The Gateway Center South Whole Loan will initially be serviced pursuant to the pooling and servicing agreement governing the Benchmark 2023-V3 securitization until the closing date of the Note A-1 securitization. On and after such closing date, the Gateway Center South Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Note A-1 securitization.
■	The Mortgaged Property. The Gateway Center South Property is a Class A retail property located at 501 Gateway Drive in Brooklyn, New York. The Gateway Center South Property was completed in 2002 and was the first phase of the larger Gateway Center, also developed by the borrower sponsor, which includes Gateway Center North, a 639,143 SF expansion that is separately capitalized and is not included in the collateral, and two separate non-collateral self-owned anchor stores, Target and Home Depot. The borrower sponsor indirectly owns both the Gateway Center South Property and Gateway Center North, operating both components as one retail shopping center. As of May 5, 2023, the Gateway Center South Property was 100.0% physically occupied by eleven retail tenants with a 5.2-year weighted average lease term remaining. Bed Bath & Beyond (10.6% of NRA) is in bankruptcy, has ceased paying rent and is dark in its space, and has been underwritten as vacant, resulting in an underwritten occupancy of 89.4%. The Gateway Center South Property has remained consistently 100.0% occupied since its inception in 2002 until the recent departure of Bed Bath & Beyond. 67.9% of the tenants are original tenants and have been at the Gateway Center South Property for over 20 years. The Gateway Center South Property has a parking ratio of 4.37 spaces per 1,000 SF. Gateway Center North, the expansion portion of the Gateway Center, which is not included in the collateral, is 100% occupied and is grocery-anchored by ShopRite and ALDI and includes national retailers such as TJ Maxx and Nordstrom Rack. The Gateway Center South Property offers direct on/off access to the Belt Parkway (Exit 15) and there are approximately 2,800 free parking spaces, which are shared with the non-collateral Target and Home Depot anchor stores pursuant to the OEA (as defined below). The Gateway Center is the second most visited power center in the country, with a combined 16.5 million annual visitors and anchored by the second most-visited BJ’s Wholesale Club location in the United States.
The Gateway Center South Property is subject to an Operation and Easement Agreement by and among Home Depot U.S.A., Inc., Target Corporation and Gateway Center Properties, LLC, (the “OEA”). The common areas are maintained by an affiliate of the borrower sponsor and each party to the OEA pays its share of common area maintenance costs. The OEA also allows the non-collateral Target and Home Depot anchor stores usage of the parking spaces located on the Gateway Center South Property.
The largest tenant by underwritten base rent, BJ’s Wholesale Club (“BJ’s”) (128,995 square feet; 36.3% of net rentable area (“NRA”); 35.2% of underwritten base rent), is a leading warehouse club operator on the East Coast of the United States. BJ’s delivers value to its members, consistently offering 25% or more savings on a representative basket of manufacturer-branded groceries compared to traditional supermarket competitors. BJ’s provides a curated assortment focused on perishable products, continuously refreshed general merchandise, gas and other ancillary services. BJ’s is traded on the New York Stock Exchange and reported a market capitalization of $8.41 billion as of June 27, 2023, with a credit rating of BB+ (S&P) and Ba1 (Moody’s). BJ’s lease expires September 20, 2027. BJ’s has been at the Gateway Center South Property since 2002 and has four remaining five-year extension options, and no termination options.
The second largest tenant by underwritten base rent, Best Buy (31,679 square feet; 8.9% of NRA; 13.8% of underwritten base rent), is a multi-national retailer of electronic products. The company’s product offerings include consumer electronics, computing and mobile phones, appliances, entertainment products, and home office products. It also offers services including consultation, design, set-up, technical support, warranty related services, heath related services and

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memberships, educational classes, delivery and installation for home theater, mobile audio, and appliances. The company operates across the United States, Canada, and Mexico and is headquartered in Richfield, Minnesota. Best Buy became a tenant at the Gateway Center South Property when it acquired Circuit City’s lease interest at auction for $10.5 million in November 2009. Best Buy recently exercised its five-year renewal option, which began in January of 2023. Best Buy’s lease expires January 31, 2028. Best Buy has three remaining five-year extension options, and no termination options. Best Buy is traded on the New York Stock Exchange and reported a market capitalization of $18.09 billion as of June 27, 2023, with a credit rating of BBB+ (S&P) and A3 (Moody’s).
The third largest tenant by underwritten base rent, Dave & Busters (37,060 square feet; 10.4% of net rentable area; 11.6% of underwritten base rent) is a nationwide chain of large, adult-oriented complexes that combine restaurants and bars with dinner theater and games ranging from pocket billiards and shuffleboard to high-tech arcade games to simulated golf and virtual reality space combat. The company has 152 locations in the United States, two in Puerto Rico and two in Canada. Dave & Busters has been at the Gateway Center South Property since 2020 and has two five-year extension options, and no termination options. Dave & Buster’s reports sales of $364.59 PSF as of January 31, 2023 outpacing national sales of $290 PSF. The Dave & Buster’s lease expires January 31, 2036. Dave & Busters is traded on the New York Stock Exchange and reported a market capitalization of $1.88 billion as of June 27, 2023, with a credit rating of B (S&P), and B1 (Moody’s).

The following table presents certain information relating to the major tenants at the Gateway Center South Property:

Ten Largest Tenants Based On Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF(3)	Occupancy Cost(3)	Lease Expiration	Renewal / Extension Options
BJ's Wholesale Club	NR/Ba1/BB+	128,995	36.3%	$5,171,410	35.2%	$40.09	NAV	NAV	9/20/2027	4, 5-year options
Best Buy	NR/A3/BBB+	31,679	8.9	2,028,406	13.8%	64.03	NAV	NAV	1/31/2028	3, 5-year options
Dave & Buster's	NR/B1/B	37,060	10.4	1,704,760	11.6%	46.00	$364.59	16.2%	1/31/2036	2, 5-year options
Old Navy	NR/B1/BB	26,861	7.6	1,512,274	10.3%	56.30	$312.71	22.0%	1/31/2027	None
Marshalls	NR/A2/A	35,021	9.9	1,287,372	8.8%	36.76	$606.07	9.3%	9/30/2027	1, 5-year option
Staples	NR/B3/B	22,712	6.4	989,335	6.7%	43.56	$263.25	21.9%	11/30/2027	None
Outback Steakhouse	NR/B1/BB-	7,347	2.1	824,995	5.6%	112.29	$734.28	21.4%	10/30/2027	2, 5-year options
Famous Footwear	NR/NR/NR	11,466	3.2	573,300	3.9%	50.00	$350.53	19.6%	10/31/2028	None
Red Lobster	NR/NR/NR	8,096	2.3	292,832	2.0%	36.17	$1,145.83	4.7%	10/14/2027	1, 5-year option
Olive Garden	NR/NR/NR	8,062	2.3	292,812	2.0%	36.32	$683.01	7.9%	10/14/2027	1, 5-year option
Ten Largest Owned Tenants		317,299	89.4%	$14,677,496	100.0%	$46.26	$468.08
Remaining Occupied		0	0.0	0	0.0	0.00
Vacant Spaces(4)		37,734	10.6	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		355,033	100.0%	$14,677,496	100.0%	$46.26

(1)	Based on the underwritten rent roll dated May 5, 2023. See “Description of the Mortgage Pool—Lease Expirations and Terminations—Terminations” in the Prospectus for a description of co-tenancy provisions applicable to Old Navy and Marshalls. Other tenants also have co-tenancy provisions.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Tenant Sales $ per SF and Occupancy Cost were provided by the borrower sponsor and represent the most recent year end sales between September 2022 and January 2023.
(4)	Bed Bath & Beyond (10.6% of NRA) is in bankruptcy, has ceased paying rent and is dark in its space, and has been underwritten as vacant, resulting in an underwritten occupancy of 89.4%.

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The following table presents certain information relating to the lease rollover schedule at the Gateway Center South Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent		% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0		0.0%	$0.00	0
2023	0	0.0%	0.0%	$0		0.0%	$0.00	0
2024	0	0.0%	0.0%	$0		0.0%	$0.00	0
2025	0	0.0%	0.0%	$0		0.0%	$0.00	0
2026	0	0.0%	0.0%	$0		0.0%	$0.00	0
2027	237,094	66.8%	66.8%	10,371,029		70.7%	$43.74	7
2028	43,145	12.2%	78.9%	2,601,706		17.7%	$60.30	2
2029	0	0.0%	78.9%	$0		0.0%	$0.00	0
2030	0	0.0%	78.9%	$0		0.0%	$0.00	0
2031	0	0.0%	78.9%	$0		0.0%	$0.00	0
2033 & Thereafter	37,060	10.4%	89.4%	1,704,760		11.6%	$46.00	1
Vacant(3)	37,734	10.6%	100.0%	NA	P	NAP	NAP	NAP
Total / Wtd. Avg.	355,033	100.0%		$14,677,496		100.0%	$46.26	10

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Bed Bath & Beyond (10.6% of NRA) is in bankruptcy, has ceased paying rent and is dark in its space, and has been underwritten as vacant, resulting in an underwritten occupancy of 89.4%.

The following table presents certain information relating to historical occupancy at the Gateway Center South Property:

Historical Leased %(1)

2020	2021	2022	As of 5/5/2023(2)
100.0%	100.0%	100.0%	89.4%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Bed Bath & Beyond (10.6% of NRA) is in bankruptcy, has ceased paying rent and is dark in its space, and has been underwritten as vacant, resulting in an underwritten occupancy of 89.4%.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Gateway Center South Property:

Cash Flow Analysis

	2020	2021	2022	TTM 3/31/2023	Underwritten	Underwritten $ per SF
Base Rent(1)	$14,840,158	$15,645,183	$15,791,984	$15,791,237	$14,677,496	$41.34
Rent Steps(2)	0	0	0	0	82,507	0.23
Vacant Income	0	0	0	0	1,698,030	4.78
Reimbursements	6,494,668	8,120,067	8,333,311	8,526,910	9,250,280	26.05
Vacancy & Credit Loss(3)	0	0	0	0	(1,698,030)	(4.78)
Other Income	359,923	254,127	217,521	211,574	260,786	0.73
Effective Gross Income	$21,694,749	24,019,377	$24,342,817	$24,529,721	$24,271,069	$68.36

Real Estate Taxes(4)	3,738,675	4,391,709	4,737,678	4,811,768	5,954,317	$16.77
Insurance	88,407	117,978	141,980	146,338	185,994	0.52
Utilities	196,048	229,281	257,841	260,564	260,564	0.73
Management Fee	572,363	688,981	707,407	712,857	728,132	2.05
Other Operating Expenses	2,626,360	3,320,732	3,329,084	3,403,008	3,403,008	9.59
Total Operating Expenses	$7,221,854	$8,748,681	$9,173,990	$9,334,536	$10,532,015	$29.66

Net Operating Income	$14,472,895	$15,270,696	$15,168,827	$15,195,185	$13,739,054	$38.70
Replacement Reserves	0	0	0	0	35,503	0.10
TI/LC	0	0	0	0	0	0.00
Net Cash Flow	$14,472,895	$15,270,696	$15,168,827	$15,195,185	$13,703,551	$38.60

(1)	Underwritten Base Rent is based on the underwritten rent roll as of May 5, 2023.
(2)	Rent Steps underwritten through May 1, 2024.
(3)	Bed Bath & Beyond (10.6% of NRA) is in bankruptcy, has ceased paying rent and is dark in its space, and has been underwritten as vacant, resulting in an underwritten occupancy of 89.4%.
(4)	The Gateway Center South Property benefits from an ICIP tax abatement, which provides for a 50% exemption in the 2022/2023 and 2023/2024 tax years, which then phases down by 10% annually, resulting in a 40% exemption in the 2024/2025 tax year, a 30% exemption in the 2025/2026 tax year, a 20% exemption in the 2026/2027 tax year, and a 10% exemption in the 2027/2028 tax year, and expires thereafter. The Gateway Center South Whole Loan was underwritten based on the abated taxes.

■	Appraisal. According to the appraisal, the Gateway Center South Property had an “as-is” appraised value of $271,100,000 as of March 11, 2023.
Appraisal Approach(1)	“As-Is” Value	Discount Rate	Capitalization Rate
Discounted Cash Flow	$271,100,000	6.50%	6.25%(2)
Direct Capitalization Approach	$276,900,000	NAP	5.75%

(1)	Source: Appraisal.
(2)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated May 19, 2023, there is a controlled recognized environmental condition at the Gateway Center South Property related to historic use as a landfill. See “Description of the Mortgage Loan—Environmental Considerations” in the Prospectus.
■	Market Overview and Competition. The Gateway Center South Property is located in Brooklyn, New York. Within the Brooklyn retail market, according to a third-party market report, there are 17,744 retail units spanning approximately 103.6 million SF of retail space. The average asking rent in the Brooklyn retail market has displayed moderate growth over the last five years; as of the fourth quarter of 2022, the asking rent in the market was $51.06 PSF. Over the most recent five-year period, rents in the Brooklyn retail market have grown by 4.4%. In the fourth quarter of 2022, the vacancy rate in the market was 3.5%, decreasing 20-basis points from the previous quarter. Similarly, the availability rate in the market decreased 10 basis points in the fourth quarter of 2022, to 4.5%. The Gateway Center South Property is in the North Brooklyn retail submarket. The North Brooklyn retail submarket reported average retail asking rents of $53.31 PSF as of the fourth quarter of 2022. Average asking rental rates in the Northern Brooklyn retail submarket have increased, ranging from $46.88 per SF in 2020 to $53.55 PSF in the third quarter of 2022. The vacancy rate in the North Brooklyn retail submarket at the end of the fourth quarter of 2022 was 3.0%.
■	According to the appraisal, the comparable leases indicate rents ranging from $31.00 to $41.00 PSF. All comparable leases were signed during 2017 through 2022, and are generally reflective of current market conditions.

Comparable Leases(1)

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Property	Tenant	Lease Area	Lease Date	Lease Term	Base Rent
Gateway Center South(2)	BJ’s Wholesale Club	128,995	Sep-02	25.0 Yrs.	$40.09 PSF
48-18 Northern Boulevard Long Island City, NY 11101	H-Mart	63,525	Nov-22	15.0 Yrs.	$31.00 PSF
45-10 48th Street Long Island City, NY 11377	BJ’s Wholesale Club	70,000	Mar-21	NAV	$40.00 PSF
61-01 Junction Boulevard Rego Park, NY 11374	At Home	129,228	Oct-20	11.0 Yrs.	$38.00 PSF
399 Sands Street Brooklyn, NY 11201	Wegmans	85,113	Jan-19	25.0 Yrs.	$40.00 PSF
8973 Bay Parkway Brooklyn, NY 11214	Target	88,000	Jan-19	20.0 Yrs.	$41.00 PSF
850 Third Avenue Brooklyn, NY 11232	Bed Bath and Beyond	120,000	Jan-17	15.0 Yrs.	$39.00 PSF
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of May 5, 2023.

■	The Borrower. The borrower is Gateway Center Properties I, L.L.C. a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gateway Center South Whole Loan. The borrower sponsor and non-recourse carve-out guarantor is The Related Companies, L.P. (“Related”).
Related is a global real estate and lifestyle company and a prominent privately owned real estate firm in the United States. Formed 50 years ago, Related is a fully integrated, diversified real estate company with experience in virtually every aspect of development, acquisition, management, finance, marketing, and sales. Headquartered in New York City, Related has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, Austin, West Palm Beach, Miami, Washington, D.C., Abu Dhabi and London, and boasts a team of approximately 4,000 professionals. Related has over $60 billion in assets owned, under management, or under development including the 28-acre Hudson Yards neighborhood on Manhattan’s West Side, The Square in Downtown West Palm Beach, The Grand LA and Related Santa Clara in California, and the 78 in Chicago.
■	Escrows.
Tax Reserve – On each monthly due date, the borrower is required to deposit an amount equal to 1/12th of the estimated annual real estate taxes (currently estimated to be $436,789) into the tax reserve account.
Insurance Reserve – On each monthly due date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of estimated insurance premiums, unless the borrower maintains a blanket policy in accordance with the Gateway Center South Whole Loan documents.
Replacement Reserve – On each monthly due date, the borrower is required to deposit $2,959 into a replacement reserve.
Rollover Reserve – On each monthly due date, the borrower is required to deposit $29,586 into a rollover reserve, capped at $1,000,000.

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■	Lockbox and Cash Management. The Gateway Center South Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Gateway Center South Whole Loan, the borrower was required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower was required to cause all cash revenues relating to the Gateway Center South Property and all other money received by the borrower or the property manager with respect to the Gateway Center South Property (other than tenant security deposits and cash revenues properly released to the borrower) to be deposited into the lender-controlled lockbox account within two business days following receipt. During the continuance of a Cash Sweep Event (as defined below), any transfers to the borrower’s operating account are required to cease and such sums on deposit in the lockbox account are to be transferred on a daily basis to a cash management account controlled by the lender, to be applied to payment of all monthly amounts due under the Gateway Center South Whole Loan (including, without limitation, taxes and insurance, debt service and required reserves and approved property operating expenses), with any excess funds being deposited into an excess cash flow account to be held by the lender as additional collateral for the Gateway Center South Whole Loan. Subject to the lender’s reasonable approval and provided that no event of default is continuing, the funds in the excess cash flow account may be used by the borrower to fund reserves and to pay debt service, in each case to the extent that the current gross operating income is insufficient to satisfy the same, as well as to pay operating expenses, capital expenses and other expenses outlined in the Gateway Center South Whole Loan documents to the extent that sums on deposit in the applicable reserve account are insufficient for the payment thereof.
A “Cash Sweep Event” means (i) an event of default, (ii) any bankruptcy action of the borrower or (iii) the debt service coverage ratio falling below 1.10x (a “Cash Sweep DSCR Trigger Event”).
A Cash Sweep Event will cease (a) if the Cash Sweep Event is caused solely by the occurrence of an event of default, upon a cure of the event of default that gave rise to such Cash Sweep Event accepted in writing by the lender or such event of default is waived in writing by the lender; provided that the lender has not exercised any of its rights to accelerate the Gateway Center South Whole Loan, or to appoint a receiver, liquidator, assignee, trustee, sequestrator, custodian or any other similar official or commence a foreclosure action; (b) if the Cash Sweep Event is caused solely by the occurrence of any bankruptcy action of the borrower and is solely as a result of the filing of an involuntary petition, case or proceeding against the borrower with respect to which none of the borrower, guarantor or any affiliate of the borrower or guarantor solicited or actively facilitated the solicitation of petitioning creditors or consented to or otherwise joined in such involuntary petition, case or proceeding, upon the same being discharged or dismissed within 90 days of such filing; and (c) if the Cash Sweep Event is caused solely by the occurrence of a Cash Sweep DSCR Trigger Event, once the debt service coverage ratio is greater than 1.10x for one calendar quarter.
A Cash Sweep DSCR Trigger Event will not be deemed to have commenced so long as (x) no event of default and no other Cash Sweep Event has occurred and is continuing and (y) within 10 business days of the borrower’s receipt of notice of the commencement of such Cash Sweep DSCR Trigger Event or any time thereafter during the continuance of such Cash Sweep Event, the borrower delivers to the lender cash collateral or a letter of credit complying with the terms and conditions of the Gateway Center South Whole Loan documents in an amount, that, if applied to reduce the outstanding principal balance of the Gateway Center South Whole Loan, would result in a debt service coverage ratio of at least 1.10x (on such date of determination).
■	Property Management. The Gateway Center South Property is managed by Related Management Company, L.P., an affiliate of the borrower sponsor.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Not permitted.

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■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Gateway Center South Property plus 18 months of rental loss and/or business interruption coverage. If the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended and as it may be further amended from time to time (including any extensions) is no longer in effect, the borrower is only required to obtain such insurance to the extent obtainable for an annual premium capped at an amount equal to 200% of the then-applicable annual insurance premium payable by the borrower for property insurance. The borrower is permitted to obtain terrorism insurance from a captive insurance company, which is not required to be rated. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-47

BACK BAY OFFICE

A-3-48

BACK BAY OFFICE

222 BERKELEY STREET | OFFICE

Floor	Tenants
22	Abrams Capital Management 13,703 SF 4/2033
21	Abrams Capital Management 14,371 SF 4/2033
20	Orrick Herrington & Sutcliffe 14,315 SF 3/2030
19	Orrick Herrington & Sutcliffe 9,320 SF 3/2030; Alteryx Inc 8,171 SF 2/2026
18	Summit Partners 18,994 SF 11/2033
17	Summit Partners 20,448 SF 11/2033
16	Weiss Asset Management 11,760 SF 10/2025; Martignetti Grocery 4,702 SF 11/2026; Weiss Asset Management 3,463 SF 10/2025
15	GW&K Investment Management 19,852 SF 2/2033
14	GW&K Investment Management 19,851 SF 2/2033
13	MFN Partners Management 6,772 SF 8/2024; GW&K Investment Management 7,601 SF 2/2033; Lee & Rivers 5,478 SF 4/2025
12	Rhythm Pharmaceuticals, Inc. 13,677 SF 7/2025; Denneen & Company 6,185 SF 2/2024
11	Lazard Group 14,380 SF 1/2029; Guggenheim Securities 5,472 SF 9/2024
10	Summit Partners 19,880 SF 11/2033
9	Summit Partners 19,265 SF 11/2033
8	Weiss Asset Management 19,537 SF 10/2034
7	Wayfair[1] 19,523 SF 12/2031
6	Wayfair[1] 41,174 SF 12/2031
5	DraftKings Inc. 45,161 SF 3/2029
4	Wayfair[1] 45,834 SF 12/2031
3	Wayfair[1] 43,840 SF 12/2031
2	Visnick & Caulfield Associates 7,468 SF 4/2025; Wayfair[1] 11,260 SF 12/2031; Oxford Management Office 2,784 SF 3/2026
1	Vacant 1,457 SF

[1] Wayfair is current on their rent and recovery obligation, but does not intend to occupy their space. The respective suites are built out to a turnkey standard and actively being marketed for sublease at levels at or above the direct tenant rental rate obligation with limited concessions offered.

222 BERKELEY STREET | RETAIL

Floor	Tenants
2	Vacant 428 SF; Bank of America 6,425 SF 3/2028
1	Bank of America 6,105 SF 3/2028; Boston Private Financial 4,498 SF 6/2031; Trader Joe's (Executed Lease) 10,912 SF 12/2034; Gentlemen's Choice 413 SF 12/2024; STK (Executed Lease) 7,215 SF 5/2034

Vacant | 2024 – 2025 | 2026 – 2027 | 2028 – 2029 | 2030+

A-3-49

BACK BAY OFFICE

500 BOYLSTON STREET | OFFICE

Floor			
25	Pacific Heights Asset Mgmt 12,572 SF 3/2026	Baird 4,284 SF 8/2026	Transmit Security, Inc. 7,025 SF 3/2024
24	Finepoint Capital 13,095 SF 2/2026	Webster Bank 10,766 SF 12/2025	
23	Skadden Arps Slate Meagher 23,861 SF 2/2029		
22	Skadden Arps Slate Meagher 23,861 SF 2/2029		
21	Rockpoint Group 23,861 SF 2/2029		
20	H.I.G Capital 16,858 SF 1/2025	Freehold Capital Management 4,838 SF 1/2025	H.I.G Capital 1,306 SF 1/2025
19	Salesforce 23,289 SF 4/2028		
18	Salesforce 23,353 SF 4/2028		
17	Kowa Research Institute 12,444 SF 1/2030	Cooley 10,897 SF 5/2032	
16	Cooley 14,562 SF 5/2032	Wheelock Street Capital 4,038 SF 1/2026	Crosspoint Capital Partners 4,754 SF 7/2024
15	Cooley 23,353 SF 5/2032		
14	Cooley 23,353 SF 5/2032		
13	Adicet Bio 9,501 SF 7/2026	ATV Capital Management 5,461 SF 4/2025	Vacant 8,391 SF
12	First Eagle Alternative Credit 18,628 SF 9/2025	Balyasny Asset Management 4,544 SF 9/2025	
11	Polen Capital 6,830 SF 3/2031	Polen Capital 5,321 SF 1/2025	Monument Group 11,202 SF 10/2025
10	Wayfair[1] 23,353 SF 12/2031		
9	Wayfair[1] 22,955 SF 12/2031		
8	Wayfair[1] 22,662 SF 12/2031		
7	Wayfair[1] 22,638 SF 12/2031		
6	Wayfair[1] 23,681 SF 12/2031	Vista Higher Learning 35,318 SF 11/2024	
5	DraftKings Inc. 59,899 SF 3/2029		
4	DraftKings Inc. 20,044 SF 3/2029	CBIZ Accounting 32,431 SF 8/2027	
3	Wayfair[1] 48,154 SF 12/2031	Weiss Asset Management 2,928 SF 10/2034	
2	Vacant 21,718 SF	Wayfair[1] 31,238 SF 12/2031	

[1] Wayfair is current on their rent and recovery obligation, but does not intend to occupy their space. The respective suites are built out to a turnkey standard and actively being marketed for sublease at levels at or above the direct tenant rental rate obligation with limited concessions offered.

500 BOYLSTON STREET | RETAIL

Floor				
1	Trader Joe's (Executed Lease) 5,600 SF 12/2034	Vacant 21,601 SF	SoulCycle 4,265 SF 7/2031	Juice Press 1,243 SF 1/2026

Vacant | 2024 – 2025 | 2026 – 2027 | 2028 – 2029 | 2030+

A-3-50

BACK BAY OFFICE

Back Bay Office
222 Berkeley Street and 500 Boylston Street
Boston, MA 02116
Boston
Cambridge
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CHARLESTOWN
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DATA © OSM CONTRIBUTORS
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A-3-51

BACK BAY OFFICE
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Sellers(3)		GACC, GSMC
Location (City / State)	Boston, Massachusetts	Cut-off Date Balance(2)		$45,000,000
Property Type	Office	Cut-off Date Balance per SF(2)		$370.03
Size (SF)	1,283,670	Percentage of Initial Pool Balance		4.7%
Total Occupancy as of 4/30/2023	95.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/30/2023	95.8%	Type of Security		Fee
Year Built / Latest Renovation	1987, 1991 / 2016-2022	Mortgage Rate(4)		6.29800%
Appraised Value(1)	$1,410,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$115,015,445
Underwritten Expenses	$37,554,805	Escrows
Underwritten Net Operating Income (NOI)	$77,460,640		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$77,203,906	Taxes	$0	Springing
Cut-off Date LTV Ratio(1)(2)	33.7%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)(2)	33.7%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	2.55x / 2.55x	TI / LC(5)	$26,723,400	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	16.3% / 16.3%	Other(6)	$31,137,229	$0

Sources and Uses
Sources	$	%	Uses	%	%
Senior Loan(2)	$475,000,000	76.4%	Payoff Existing Debt(7)	$546,966,371	88.0%
Junior Loan(2)	65,000,000	10.5%	Reserves	57,860,629	9.3%
Borrower Sponsor Equity	41,583,604	6.7%	Closing Costs	16,756,604	2.7%
Mezzanine Loan(2)	40,000,000	6.4%
Total Sources	$621,583,604	100.0%	Total Uses	$621,583,604	100.0%

(1)	Based on the “as is (extraordinary assumption)“ appraised value of $1,410,000,000 as of October 19, 2022, which is subject to the extraordinary assumption that approximately $67,600,000 has been reserved for leasing costs. Due to the time passed since the appraisal date, the leasing cost escrow amount under the loan agreement is $57,860,629. All outstanding leasing costs at the time of loan origination were reserved upfront. Based on the “as-is” appraised value of $1,345,000,000, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Back Bay Office Senior Loan (as defined below), the Back Bay Office Whole Loan (as defined below) and the Back Bay Office Total Debt (as defined below) are equal to 35.3%, 40.1% and 43.1%, respectively.
(2)	The Back Bay Office Loan (as defined below) is part of the Back Bay Office Whole Loan with an aggregate outstanding principal balance as of the Cut-off Date of $540,000,000, which is comprised of 14 senior pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $475,000,000 and two subordinate promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $65,000,000. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF, and Cut-off Date Balance PSF numbers presented above are based on the Back Bay Office Senior Loan. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF, and Cut-off Date Balance PSF based on the Back Bay Office Whole Loan are 38.3%, 38.3%, 2.17x, 2.16x, 14.3%, 14.3% and $420.67, respectively. Additionally, a mezzanine loan was originated with an outstanding principal balance as of the Cut-off Date of $40,000,000 (the “Back Bay Office Mezzanine Loan,” and together with the Back Bay Office Whole Loan, the “Back Bay Office Total Debt”). The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI / NCF, Debt Yield Based on Underwritten NOI / NCF, and Cut-off Date Balance PSF based on the Back Bay Office Total Debt are 41.1%, 41.1%, 1.94x, 1.94x, 13.4%, 13.3% and $451.83, respectively.
(3)	The Back Bay Office Whole Loan was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”), Goldman Sachs Bank USA (“GSBI”), Wells Fargo Bank, National Association (“WFBNA”), New York Life Insurance Company (“New York Life”), and Teachers Insurance and Annuity Association of America (“TIAA”). The Cut-off Date Balance of $45,000,000 represents the non-controlling notes A-3 and A-4-3 with an aggregate outstanding principal balance as of the Cut-off Date of $27,500,000, contributed by GACC, and non-controlling note A-8-2-A with an outstanding principal balance as of the Cut-off Date of $17,500,000, contributed by GSMC.
(4)	Represents the interest rate of the Back Bay Office Senior Loan. The interest rate of the Back Bay Office Subordinate Companion Loan is 8.2000% per annum.
(5)	The borrower is not required to make monthly deposits into the TI/LC reserve account until the first monthly payment date in which the undisbursed portion of the Upfront TI/LC Reserve of $26,723,400 is less than or equal to $15,000,000. Upon such event, the borrower will be required to deposit $213,969 on a monthly basis. See “—Escrows” below.
(6)	Other reserves include an upfront outstanding TI/LC reserve of approximately $21,283,070 and a free rent reserve of approximately $9,854,159. See “—Escrows” below.
(7)	The prior financing encumbering the Back Bay Office Property was originally $660,000,000 which was reduced by approximately $48.2 million of amortization prior to December 2022. In addition, in December 2022, the borrower paid down approximately $64.8 million in conjunction with a short-term loan extension.
■	The Mortgage Loan. The Back Bay Office mortgage loan (the “Back Bay Office Loan”) is part of a whole loan (the “Back Bay Office Whole Loan”) secured by the borrower’s fee interest in a 1,283,670 SF office property located in Boston, Massachusetts (the “Back Bay Office Property”). The Back Bay Office Whole Loan is comprised of (i) the Back Bay Office Loan, (ii) 11 additional pari passu senior promissory notes in the aggregate original principal amount of $430,000,000 (the “Back Bay Office Pari Passu Companion Loans”, and, together with the Back Bay Office Loan, the “Back Bay Office Senior Loan”), and (iii) two subordinate promissory notes in the aggregate original principal amount of $65,000,000 (collectively, the “Back Bay Office Subordinate Companion Loan”). The Back Bay Office Loan is evidenced by non-controlling notes A-3, A-4-3 and A-8-2-A with an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000 and represents approximately 4.7% of the Initial Pool Balance. The Back Bay Office Whole Loan was co-originated on June 7, 2023 by DBNY, GSBI, WFBNA, New York Life and TIAA. GACC, an affiliate of DBNY, is contributing non-controlling notes A-3 and A-4-3 with an aggregate outstanding principal balance as of the Cut-off Date of $27,500,000 and GSMC, an affiliate of GSBI, is contributing non-controlling note A-8-2-A with an outstanding principal balance as of the Cut-off Date of $17,500,000.
The Back Bay Office Senior Loan accrues interest at a fixed rate of 6.29800% per annum and the Back Bay Office Subordinate Companion Loan accrues interest at a fixed rate of 8.20000% per annum. The Back Bay Office Whole Loan has an initial term of 60 months, a remaining term of 60 months and is interest-only for the full term. The scheduled maturity date of the Back Bay Office Whole Loan is the payment date that occurs in July 2028. The proceeds of the

A-3-52

BACK BAY OFFICE
Back Bay Office Whole Loan were used to refinance the Back Bay Office Property, pay origination costs, and fund upfront reserves.
Defeasance or prepayment (together with, if prior to the payment date in January 2028, a prepayment fee equal to the greater of 1% of the unpaid principal balance and a yield maintenance premium) of the Back Bay Office Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) June 7, 2026 and (ii) the second anniversary of the date on which the entire Back Bay Office Whole Loan (other than note A-1, note A-2, note B-1 and note B-2) has been securitized. The assumed lockout period of 24 months is based on the expected Benchmark 2023-V3 securitization cut-off date in July 2023. The actual lockout period may be longer. Voluntary prepayment of the Back Bay Office Whole Loan in whole (but not in part), without payment of any prepayment fee or yield maintenance premium is permitted on and after the due date occurring in January 2028.
The table below summarizes the promissory notes that comprise the Back Bay Office Whole Loan. The relationship between the holders of the Back Bay Office Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan--The Back Bay Office Whole Loan” in the Prospectus. The Back Bay Office Whole Loan will be serviced under the Benchmark 2023-B39 pooling and servicing agreement. See Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—The Back Bay Office Whole Loan”, and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$137,500,000	$137,500,000	New York Life	No(2)
A-2	100,000,000	100,000,000	TIAA	No(2)
A-3	22,500,000	22,500,000	Benchmark 2023-V3	No
A-4-1	30,000,000	30,000,000	Benchmark 2023-B39	No(2)
A-4-2	25,000,000	25,000,000	Zions Bancorporation, N.A.	No
A-4-3	5,000,000	5,000,000	Benchmark 2023-V3	No
A-5	30,000,000	30,000,000	DBNY(1)	No
A-6	50,000,000	50,000,000	BANK5 2023-5YR2	No
A-7-A	15,000,000	15,000,000	WFBNA(1)	No
A-7-B	10,000,000	10,000,000	WFBNA(1)	No
A-8-1	20,000,000	20,000,000	Benchmark 2023-B39	No
A-8-2-A	17,500,000	17,500,000	Benchmark 2023-V3	No
A-8-2-B	2,500,000	2,500,000	GSBI(1)	No
A-8-3	10,000,000	10,000,000	GSBI(1)	No
Total Senior Loan	$475,000,000	$475,000,000
B-1	39,000,000	39,000,000	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC	Yes(2)
B-2	26,000,000	26,000,000	SM Finance (GoReLux) LLC, an entity managed by Affinius Capital Management LLC	No
Whole Loan	$540,000,000	$540,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	The Back Bay Office Whole Loan is an AB whole loan, and the controlling note as of the date hereof is the Note B-1. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift first, to the Note A-1, then to the Note A-2 and then to the Note A-4-1, in each case, following certain trigger events under the co-lender agreement. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced AB Whole Loan—The Back Bay Office Whole Loan” in the Prospectus for more information regarding the manner in which control shifts under the Back Bay Office Whole Loan.

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BACK BAY OFFICE

The table below summarizes certain information regarding the Back Bay Office Total Debt.

				% of Total Debt(1)	Cumulative Loan PSF	Cumulative Cut-off Date LTV Ratio(2)	Cumulative UW NOI Debt Yield(3)	Cumulative UW NCF DSCR(4)
Back Bay Office Total Debt	Back Bay Office Senior Loan	Back Bay Office Loan (Trust Loan) $45,000,000(5)	Back Bay Office Pari Passu Companion Loans (Non-Trust) $430,000,000(5)	81.9%	$370.03	33.7%	16.3%	2.55x
	Back Bay Office Subordinate Companion Loan	Back Bay Office Subordinate Companion Loans (Non-Trust)(6) $65,000,000		11.2%	$420.67	38.3%	14.3%	2.16x
	Back Bay Office Mezzanine Loan	Back Bay Office Mezzanine Loan(7) $40,000,000		6.9%	$451.83	41.1%	13.4%	1.94x
		Implied Borrower Sponsor Equity(2) $830,000,000		NAP	NAP	NAP	NAP	NAP
(1)	The Back Bay Office Total Debt is comprised of the Back Bay Office Senior Loan, the Back Bay Office Subordinate Companion Loan, and the Back Bay Office Mezzanine Loan.
(2)	Calculated based on the appraised value of $1,410,000,000 as of October 19, 2022, which is the “as is (extraordinary assumption)” appraised value subject to the extraordinary assumption that approximately $67,600,000 has been reserved for leasing costs. Due to the time passed since the appraisal date, the leasing cost escrow amount under the loan agreement was reduced to $57,860,629. All outstanding leasing costs at the time of loan origination were reserved upfront. Based on the “as-is” appraised value of $1,345,000,000, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Back Bay Office Senior Loan, the Back Bay Office Whole Loan and the Back Bay Office Total Debt are equal to 35.3%, 40.1% and 43.1%, respectively.
(3)	Calculated based on the UW NOI of $77,460,640.
(4)	Calculated based on the UW NCF of $77,203,906 and an assumed senior note interest rate of 6.298%, as well as a whole loan weighted average interest rate of the Back Bay Office Whole Loan of 6.52694444444444% and of the Back Bay Office Total Debt of 6.77508620689655%.
(5)	The Back Bay Office Pari Passu Companion Loans are pari passu in right of payment with the Back Bay Office Loan. The Back Bay Office Loan and the Back Bay Office Pari Passu Companion Loans are senior in right of payment to the Back Bay Office Subordinate Companion Loan (to the extent described in this Term Sheet and the Prospectus).
(6)	The Back Bay Office Subordinate Companion Loan accrues interest at a fixed rate of 8.20000% per annum.
(7)	The Back Bay Office Mezzanine Loan accrues interest at a fixed rate of 10.12500% per annum.
■	The Mortgaged Property. The Back Bay Office Property is a 1,283,670 SF Class A property located on a full square block at the intersection of Berkeley and Boylston Streets in the Back Bay Office neighborhood of Boston, Massachusetts. The Back Bay Office Property is made up of two interconnected buildings, developed by architects Philip Johnson and Robert A.M. Stern, with 500 Boylston Street built in 1987 and 222 Berkeley Street built in 1991. The Back Bay Office Property includes amenity-forward ground floor retail and proximity to major Boston transportation arteries. The Back Bay Office Property features flexible floor plates ranging from 14,000 to 100,000 SF, 12’-13’ slab-to-slab ceiling heights and a retail mix of restaurants and fitness tenants. Since acquiring the Back Bay Office Property in 2015, the borrower sponsor has invested approximately $192 million ($150 PSF) on leasing costs and renovation capital. Recent initiatives include renovations to the central courtyard and improvements to building common areas including a rejuvenated lobby atrium common space. The Back Bay Office Property consists of two of only 13 buildings in Boston to achieve LEED Platinum status. As of April 30, 2023, the Back Bay Office Property was 95.8% leased to 46 tenants with the largest tenant accounting for 27.8% of NRA.
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BACK BAY OFFICE
The largest tenant based on underwritten base rent is Wayfair (356,312 SF; 27.8% of NRA; 19.5% of underwritten base rent). Wayfair is a large online platform focused exclusively on the home goods market. Wayfair provides approximately 33 million furniture, home décor, houseware, and home improvement products to customers in the United States and internationally, under various brands through its websites including Wayfair, Joss & Main, All Modern, Birch Lane, and Perigold. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, Wayfair employs approximately 18,000 people. Wayfair is currently dark in its space, however as of the origination date Wayfair was paying full unabated rent. We cannot assure you whether Wayfair will continue to pay rent as expected or at all. Wayfair’s lease expires on December 31, 2031. Wayfair has subleased 19,523 SF of space on the 7th floor to Drift.com at $57.50 PSF, full-service gross, with a lease expiration of December 31, 2024. Wayfair is currently marketing 156,436 SF of its remaining space for sublease.
The second largest tenant based on underwritten base rent is Summit Partners (78,587 SF; 6.1% of NRA; 7.4% of underwritten base rent). Founded in 1984, Summit Partners is a global alternative investment firm that is currently managing more than $35 billion in capital dedicated to growth equity, fixed income and public equity opportunities. Summit Partners has invested in more than 500 companies in technology, healthcare and other growth industries. Summit Partners has backed many fintech and Software as a Service companies, including Calypso Technology, Clearwater Analytics (NYSE: CWAN), EngageSmart (NYSE: ESMT), Gainsight, Jamf (NYSE: JAMF), Klaviyo, RightNow and Smartsheet (NYSE: SMAR). Summit Partners maintains offices in North America and Europe and invests in companies around the world. Summit Partners’ lease expires on November 30, 2033. Summit Partners is in a free rent period for 54,416 SF through November 2023, which was reserved in full at origination. We cannot assure you that Summit Partners will commence paying rent as expected or at all.
The third largest tenant based on underwritten base rent is DraftKings Inc. (125,104 SF; 9.7% of NRA; 7.3% of underwritten base rent). DraftKings Inc. is a digital sports entertainment and gaming company with products that range across daily fantasy, regulated gaming and digital media. Headquartered in Boston, and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings Inc. is a multi-channel provider of sports betting and gaming technologies, powering sports and gaming entertainment for operators in 17 countries. DraftKings Inc.’s lease at the Back Bay Office Property commenced in December 2017 and expires in March 2029 followed by two, five-year extension options. DraftKings Inc. has the right to terminate its lease as of the last day of the 7th lease year from the rent commencement date (March 10, 2026), with between 18 to 21 months’ written notice and the payment of a termination fee equal to three months of base rent for the period immediately following the termination date and the unamortized transaction costs.
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BACK BAY OFFICE

The following table presents certain information relating to the tenants at the Back Bay Office Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch / MIS / S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Wayfair(3)(4)	NR/NR/NR	356,312	27.8%	$13,539,856	19.5%	$38.00	12/31/2031	3, 5-year options
Summit Partners(5)	B-/B3/B	78,587	6.1	5,111,125	7.4	65.04	11/30/2033	2, 5-year options
DraftKings Inc.(6)	NR/NR/NR	125,104	9.7	5,087,655	7.3	40.67	3/31/2029	2, 5-year options
Cooley(7)	NR/NR/NR	72,165	5.6	4,583,500	6.6	63.51	5/31/2032	1, 5-year option
Salesforce(8)	NR/A2/A+	46,642	3.6	3,871,286	5.6	83.00	4/30/2028	1, 5-year option
GW&K Investment Management	NR/A3/BBB+	47,304	3.7	3,405,888	4.9	72.00	2/28/2033	1, 5-year option
Weiss Asset Management(9)(10)	NR/NR/NR	37,688	2.9	2,684,320	3.9	71.22	10/31/2034	1, 5-year option
Skadden Arps Slate Meagher	NR/NR/NR	47,722	3.7	2,624,710	3.8	55.00	2/28/2029	2, 5-year options
Abrams Capital Management(11)	NR/NR/NR	28,074	2.2	2,217,846	3.2	79.00	4/30/2033	1, 5-year option
Orrick Herrington & Sutcliffe	NR/NR/NR	23,635	1.8	1,775,542	2.6	75.12	3/31/2030	1, 5-year option
Largest Tenants		863,233	67.2%	$44,901,728	64.7%	$52.02
Remaining Tenants(12)		366,842	28.6	24,449,836	35.3	$66.65
Total Occupied		1,230,075	95.8%	$69,351,564	100.0%	$56.38
Vacant Space		53,595	4.2	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		1,283,670	100.0%	$69,351,564	100.0%	$56.38

(1)	Based on the underwritten rent roll dated April 30, 2023.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wayfair is currently dark in its space, but as of the origination date was paying unabated rent. We cannot assure you whether Wayfair will continue paying rent as expected or at all.
(4)	Wayfair has subleased 19,523 SF of space on the 7th floor to Drift.com at $57.50 PSF, full-service gross, with a lease expiration of December 31, 2024. Wayfair is currently marketing 156,436 SF of its remaining space for sublease.
(5)	Summit Partners is in a free rent period for 54,416 SF through November 2023, which was reserved in full at origination. We cannot assure you that Summit Partners will commence paying rent as expected or at all.
(6)	DraftKings Inc. has the right to terminate its lease as of the last day of the 7th lease year from the rent commencement date (March 10, 2026) with between 18 to 21 months’ written notice and the payment of a termination fee equal to three months of base rent for the period immediately following the termination date and the unamortized transaction costs.
(7)	Cooley has the one time right to terminate its space on the 16th floor (14,562 SF) as of May 31, 2025 with between 12 to 18 months written notice and the payment of a termination fee equal to three months of net rent and operating costs for the period immediately following the termination option, plus the unamortized pro-rata extension transaction cost.
(8)	Salesforce has subleased 23,353 SF of its space to Providence Equity Partners, Aeris Partners at a rate of $80.97 PSF, which sublease is co-terminous with the prime lease.
(9)	According to the underwritten rent roll as of April 30, 2023, two Weiss Asset Management units totaling 15,223 SF have an underwritten lease expiration of October 31, 2025; however, pursuant to the lease amendment dated November 15, 2022, its expected lease expiration is October 31, 2034, which would result in a remaining term of 11.3 years for Weiss Asset Management.
(10)	Weiss Asset Management is currently in a free rent period for 19,537 SF until August 1, 2024, which was reserved in full at origination. We cannot assure you that Weiss Asset Management will commence paying rent as expected or at all.
(11)	Abrams Capital Management is currently in a free rent period until December 15, 2023, which was reserved in full at origination. We cannot assure you that Abrams Capital Management will commence paying rent as expected or at all.
(12)	Remaining Tenants includes two tenants (Trader Joe’s and STK), totaling 1.8% of net rentable area that have not yet taken occupancy. STK is expected to take occupancy in December 2023 and Trader Joe’s is expected to take occupancy in June 2024. We cannot assure you that either tenant will take occupancy of its respective space as expected or at all.

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The following table presents certain information relating to the lease rollover schedule at the Back Bay Office Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
2023	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	65,939	5.1%	5.1%	3,413,905	4.9%	$51.77	7
2025(3)	120,770	9.4%	14.5%	8,093,017	11.7%	$67.01	12
2026	60,390	4.7%	19.2%	5,060,933	7.3%	$83.80	9
2027	32,431	2.5	21.8%	1,167,516	1.7%	$36.00	1
2028	59,172	4.6	26.4%	5,133,946	7.4%	$86.76	2
2029	211,067	16.4	42.8%	10,217,124	14.7%	$48.41	4
2030	36,079	2.8	45.6%	2,847,592	4.1%	$78.93	2
2031	371,905	29.0	74.6%	15,324,573	22.1%	$41.21	4
2032	72,165	5.6	80.2%	4,583,500	6.6%	$63.51	1
2033 & Thereafter(3)	200,157	15.6	95.8%	13,509,457	19.5%	$67.49	6
Vacant	53,595	4.2	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,283,670	100.0%		$69,351,564	100.0%	$56.38	48

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this lease expiration schedule.
(2)	Based on the underwritten rent roll dated April 30, 2023.
(3)	According to the underwritten rent roll as of April 30, 2023, two Weiss Asset Management units totaling 15,223 SF have an underwritten lease expiration of October 31, 2025; however, pursuant to the lease amendment dated November 15, 2022, their expected lease expiration is October 31, 2034, which would result in a remaining term of 11.3 years for Weiss Asset Management.

The following table presents certain information relating to historical leasing at the Back Bay Office Property:

Historical Leased %(1)

2020	2021	2022	As of 4/30/2023(2)
96.0%	97.0%	96.8%	95.8%

(1)	Historical occupancies are as of December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll dated April 30, 2023.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Back Bay Office Property:

Cash Flow Analysis(1)

	2020	2021	2022	TTM 3/31/2023	Underwritten	Underwritten $ per SF
Base Rent	$51,526,277	$59,949,889	$59,804,916	$58,642,289	$69,351,564	$54.03
Contractual Rent Steps(2)	0	0	0	0	1,362,984	$1.06
Step Rent Credits(3)	0	0	0	0	521,804	$0.41
Potential Income from Vacant Space	0	0	0	0	4,911,403	$3.83
Gross Potential Rent	$51,526,277	$59,949,889	$59,804,916	$58,642,289	$76,147,755	$59.32
Total Reimbursements	24,669,444	27,067,738	28,017,620	28,290,450	31,949,642	$24.89
Other Income	7,723,812	8,115,682	11,231,780	13,140,165	11,829,452	$9.22
Vacancy & Bad Debt(4)	(633,236)	(359,541)	(80,985)	(80,987)	(4,911,403)	($3.83)
Effective Gross Income	$83,286,297	$94,773,768	$98,973,331	$99,991,917	$115,015,445	$89.60

Management Fee	1,829,216	2,147,700	2,187,964	2,177,486	1,000,000	$0.78
General & Administrative	2,164,712	2,240,150	2,296,661	2,392,157	2,596,305	$2.02
Utilities	3,321,124	3,557,755	4,186,509	4,642,228	4,428,328	$3.45
Security	1,689,928	1,571,328	1,574,124	1,552,615	1,705,477	$1.33
Janitorial	1,635,435	1,755,600	2,294,685	2,435,810	2,972,215	$2.32
Repairs & Maintenance	1,922,767	2,398,303	3,147,900	3,102,259	2,585,681	$2.01
Non-Recoverable Expenses(5)	655,899	745,952	501,980	575,384	561,872	$0.44
Real Estate Taxes	17,837,010	18,300,580	19,464,281	19,349,454	20,753,029	$16.17
Property Insurance	975,928	517,100	596,971	750,184	951,899	$0.74
Total Expenses	$32,032,019	$33,234,468	$36,251,075	$36,977,577	$37,554,805	$29.26

Net Operating Income(6)	$51,254,278	$61,539,300	$62,722,256	$63,014,340(7)	$77,460,640(7)	$60.34
Replacement Reserves	0	0	0	0	256,734	$0.20
TI / LC	0	0	0	0	0	$0.00
Net Cash Flow	$51,254,278	$61,539,300	$62,722,256	$63,014,340	$77,203,906	$60.14

Occupancy	96.0%	97.0%	96.8%	95.8%	93.6%(8)
NOI Debt Yield(9)	10.8%	13.0%	13.2%	13.3%	16.3%
NCF DSCR(9)	1.69x	2.03x	2.07x	2.08x	2.55x

(1)	Based on the underwritten rent roll dated April 30, 2023.
(2)	Represents straight line rent average through each tenant’s lease expiration for investment grade tenants and tenants included in a legal industry magazine listing of the top 100 United States law firms by revenues (“Top 100 Law Firms”).
(3)	Represents contractual rent steps through April 1, 2024.
(4)	Vacancy also encompasses bad debt, which includes provisions made for COVID-19 abatements in 2020 and credits for unused provisions in 2021.
(5)	Non-Recoverable Expenses excludes one-time non-recoverable Oxford leasing fees, one-time marketing survey cost, and unused provision for COVID-19 abatements.
(6)	The increase in Net Operating Income from 2020 to 2021 was primarily driven by nine tenants, representing 6.6% of net rentable area with leases that began or renewed/extended in 2021, rent increases for tenants in place, and an increase in total recoveries.
(7)	The increase from TTM 3/31/2023 to UW Net Operating Income was primarily driven by including credit for six leases which began in October 2022 or later, representing 11.6% of the net rentable area, the rent average benefit for investment grade and Top 100 Law Firm tenants, contractual rent steps, and an increase in recoveries.
(8)	Represents the underwritten economic occupancy.
(9)	The NOI Debt Yield and NCF DSCR are calculated based on the Back Bay Office Senior Loan and exclude the Back Bay Office Subordinate Companion Loan.

■	Appraisal. According to the appraisal, the Back Bay Office Property has an “as is (extraordinary assumption)” appraised value of $1,410,000,000 as of October 19, 2022, which is subject to the extraordinary assumption that $67,600,000 has been reserved for leasing costs. The Back Bay Office Property has an “as-is” appraised value of $1,345,000,000 as of October 19, 2022.
Appraisal Approach(1)	“As-Is” Value	Discount Rate	Capitalization Rate
Income Capitalization Approach	$1,345,000,000	7.25%	6.00%

(1)	Source: Appraisal.

■	Environmental Matters. According to a Phase I environmental assessment dated November 15, 2022, there was no evidence of any recognized environmental conditions at the Back Bay Office Property.
■	Market Overview and Competition. The Back Bay Office Property is located in Boston, Suffolk County, Massachusetts, in the Back Bay office submarket. The Back Bay office submarket, one of nine distinct geographic concentrations within Boston, contains 14.3 million market rate rental SF of office space, or 10.3% of the Boston
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metro's total inventory of office space. In the ten-year period beginning with the third quarter of 2012, new additions to the submarket totaled 884,000 SF, while 58,000 SF were removed by developer activity. The net total gain of 826,000 SF equates to an annualized inventory growth rate of 0.6%, trailing slightly the Boston metropolitan growth rate of 1.0% over the same period. The Back Bay office submarket consists of approximately 17,357,250 SF of rentable office space as of May 6, 2023. The average market rent for the Back Bay office submarket is $59.09 per SF and the average vacancy rate is 9.4%.

Comparable Leases Summary(1)

Property Name	Tenant Name	City / State	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (months)	Base Rent Per SF
Back Bay Office	Various	Boston / MA	Various	Various	Various	$56.38(2)
John Hancock Tower	Versanis Bio, Inc.	Boston / MA	5,190	Jun-23	60	$80.00
Prudential Center	Foley & Lardner	Boston / MA	99,644	Mar-24	60	$96.90
Prudential Tower	Federal Home Loan Bank	Boston / MA	39,185	Jan-24	180	$57.00
One Exeter Plaza	Cerulli Associates	Boston / MA	10,917	Nov-22	126	$82.00
101 Huntington	Audax Management	Boston / MA	101,815	Nov-22	170	$78.00

(1)	Source: Appraisal.
(2)	Represents total weighted average of all tenants at the Back Bay Office Property based on the underwritten rent roll dated April 30, 2023.
■	The Borrower. The borrower is 500 Boylston & 222 Berkeley Owner (DE) LLC, a Delaware limited liability company, structured to be a single purpose bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Back Bay Office Whole Loan.
The borrower sponsors are JPMorgan Chase Bank, N.A., J.P. Morgan Investment Management Inc., OMERS Administration Corporation, and OPG Investment Holdings (US), LLC, and the non-recourse carveout guarantor is OPG Investment Holdings (US), LLC. The borrower is owned by a joint venture between J.P. Morgan Asset Management (“JPMAM”) and Oxford Properties (“Oxford”). JPMAM, with assets under management of $2.2 trillion as of September 30, 2022, is a global investment manager. JPMAM’s clients include institutions, retail investors and high-net worth individuals. JPMAM offers global investment management in equities, fixed income, real estate, hedge funds, private equity and liquidity.

Oxford is a global real estate investor, asset manager, and builder. It builds, buys, and grows defined real estate operating businesses. Established in 1960, Oxford and its portfolio companies reported that they manage approximately $80 billion (CAD) of assets across four continents on behalf of their investment partners. Oxford’s owned portfolio encompasses office, logistics, retail, multifamily residential, life sciences and hotels; it spans nearly 164 million SF. Oxford is owned by OMERS, the Canadian defined benefit pension plan for Ontario’s municipal employees. OPG Investment Holdings (US), LLC, the non-recourse carveout guarantor, is owned by OMERs, and does not have an ownership interest in the borrower.
■	Escrows. At origination of the Back Bay Office Whole Loan, the borrower deposited (i) $26,723,400 (the “Upfront Rollover Deposit”) into a TI/LC rollover reserve, (ii) $21,283,070 into an outstanding TI/LC reserve and (iii) $9,854,159 into a free rent reserve.
Tax Reserve. On each monthly payment date during a Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve 1/12th of the taxes that the lender estimates will be payable by the borrower over the next-ensuing 12-month period.
Insurance Reserve. On each monthly payment date during a Trigger Period, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be required for the renewal of coverage. The borrower does not need to deposit payments on each monthly payment date into the insurance reserve if an acceptable blanket policy is in effect.
Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis during the continuance of a Trigger Period, an amount equal to $21,397.
TI / LC Reserve. The borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $213,969; provided, however, such monthly deposits will not commence until the Upfront Rollover Deposit becomes equal to or less than $15,000,000.

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■	Lockbox and Cash Management. The Back Bay Office Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents of the Back Bay Office Property to be transmitted directly by the tenants into a lockbox account controlled by the lender. The borrower and property manager are required to deposit all revenues otherwise received relating to the Back Bay Office Property (other than tenant security deposits) into the lockbox account within two business days following receipt. All funds deposited into the lockbox are required to be transferred on a daily basis to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a daily basis to a cash management account under the control of the lender to be applied and disbursed in accordance with the Back Bay Office Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Back Bay Office Whole Loan documents are required to (i) to the extent that any Trigger Period exists other than solely as the result of a Lease Sweep Period (as defined below), be deposited into an excess cash flow reserve account as additional collateral for the Back Bay Office Whole Loan, or (ii) during a Trigger Period continuing due to a Lease Sweep Period (regardless of whether any other Trigger Period is continuing), to be deposited into the lease sweep account.
A “Trigger Period” means a period that commences (i) upon the occurrence of an event of default under the Back Bay Office Whole Loan documents until cured, (ii) upon the debt yield falling below (a) 8.50% based on the combined outstanding principal balance of the Back Bay Office Whole Loan and the Back Bay Office Mezzanine Loan or (b) 9.10% based on the outstanding principal balance of the Back Bay Office Whole Loan, as of the last day of any quarter (a “Low Debt Yield Period”) until the debt yield is equal to or greater than 8.50% for one calendar quarter for the Back Bay Office Whole Loan and Back Bay Office Mezzanine Loan or the debt yield is equal to or greater than 9.10% for one calendar quarter for the Back Bay Office Whole Loan (provided that the borrower may cure or avoid a Low Debt Yield Period by delivering to the lender cash or a letter of credit in the amount by which the outstanding principal balance of the Back Bay Office Whole Loan and/or the Back Bay Office Mezzanine Loan, as applicable, would need to be reduced for the applicable debt yield test to be satisfied), (iii) if a property manager is an affiliate of the borrower or guarantor and becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, unless such property manager is replaced within 30 days until the manager is replaced with a non-affiliated manager in accordance with the terms of the Back Bay Office Whole Loan, (iv) upon the occurrence of an event of default under the Back Bay Office Mezzanine Loan documents until the mezzanine lender sends the lender a notice that such event of default has been cured or waived, or (v) upon the commencement of a Lease Sweep Period until such Lease Sweep Period ceases pursuant to the terms of the Back Bay Office Whole Loan documents.
A “Lease Sweep Period” means a period commencing on the first monthly payment date following the occurrence of any of the following: (a) with respect to each Lease Sweep Lease (as defined below), the earlier to occur of: (x) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease; and (y) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (c) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease prior to its then current expiration date; (d) the date that any tenant under a Lease Sweep Lease (other than Wayfair and any investment grade tenant) discontinues its business (i.e., “goes dark”) in its space at the Back Bay Office Property or gives notice that it intends to do any of the foregoing; (e) upon a default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (f) the occurrence of any of the following (A) any Lease Sweep Lease party is unable to pay its debts generally, or institutes any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, or (B) the instituting of any proceeding against or with respect to any Lease Sweep Lease party seeking liquidation of its assets or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing.
A Lease Sweep Period will end upon the following: (i) with regard to clauses (a) through (d) above, the entirety of the Lease Sweep Lease space is leased to a satisfactory replacement tenant or tenants, and in the lender’s reasonable judgement sufficient funds have been accumulated in the lease sweep account to cover all anticipated approved lease sweep space leasing expenses, free rent periods, and/or rent abatements, and any shortfalls in required payments under the loan documents or operating expenses as a result of anticipated downtime prior to the commencement of payments under the lease or leases, which funds on deposit in the lease sweep account
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may not exceed $125 PSF of the lease sweep space, provided that all anticipated approved lease sweep space leasing expenses will not, in lender’s reasonable judgement, exceed $125 PSF, (ii) with regard to clauses (a) through (f), funds collected in the lease sweep account are equal to $75 PSF for the applicable tenant’s space (“Lease Sweep Deposit Amount”), unless the lender determines that anticipated leasing expenses will exceed the Lease Sweep Deposit Amount, in which case the sweep will continue until the lender is satisfied that there are sufficient funds in the lease sweep account; (iii) with regard to clause (a), the tenant of the Lease Sweep Lease space has irrevocably exercised its renewal or extension option with respect to all of its space, and sufficient funds have been accumulated to cover all anticipated leasing costs; (iv) with regard to clauses (b) and (c), such termination option is not validly exercised by the tenant or is otherwise validly and irrevocably waived in writing; (v) with regard to clause (e), the date the default has been cured; or (vi) with regard to clause (f), either the Lease Sweep Lease has been affirmed or assumed in the tenant insolvency, without modification of such lease or guaranty, in a manner reasonably satisfactory to the lender, pursuant to a final, non-appealable order of the bankruptcy court, and the tenant is in full occupancy and paying full unabated rent, and adequate assurance of the future performance under the Lease Sweep Lease, as determined by the lender, has been provided, or the Lease Sweep Deposit Amount has been met.
A “Lease Sweep Lease” means (i) the Wayfair lease or (ii) any replacement lease from a different tenant that leases at least 235,000 rentable SF.
■	Property Management. The Back Bay Office Property is managed by Oxford I Asset Management USA Inc., a Delaware corporation, an affiliate of the non-recourse carveout guarantor.
■	Current Mezzanine or Subordinate Indebtedness. The $65,000,000 Back Bay Office Subordinate Companion Loan was funded concurrently with the origination of the Back Bay Office Senior Loan and comprises part of the Back Bay Office Whole Loan. The Back Bay Office Subordinate Companion Loan accrues interest at a rate of 8.2000% per annum. The holders of the Back Bay Office Loan, the Back Bay Office Pari Passu Companion Loans and the Back Bay Office Subordinate Companion Loan have entered into a co-lender agreement that governs their relationship, as described under “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced AB Whole Loan—The Back Bay Office Whole Loan” in the Prospectus. Additionally, the $40,000,000 Back Bay Office Mezzanine Loan was funded by RICP V Holdings, LLC concurrently with the origination of the Back Bay Office Whole Loan and is secured by the direct equity ownership in the borrower of the Back Bay Office Whole Loan. The Back Bay Office Mezzanine Loan accrues interest at a rate of 10.12500% per annum, interest only, and matures on July 6, 2028. The lenders of the Back Bay Office Whole Loan and the Back Bay Office Mezzanine Loan have entered into an intercreditor agreement that governs their relationship.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Not permitted.

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■	Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Back Bay Office Property, plus 24 months of business interruption coverage. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $100,000 unless lender consents to a higher deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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OXMOOR CENTER

OXMOOR
CENTER
CENTER GATE
DICK'S

UNTUCKit

TOPGOLF

lululemon

H&M
H&M

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OXMOOR CENTER

DICK'S
VONMAUR
ANTHROPOLOGIE
PINKTAG
H&M
SEPHORA
BJ's
LUSH
macy's
KAY
J.Jill
ARHAUS
purple
lululemon
Puttshack
SAKORE
CONDADO
TOPGOLF
Anchor
Ground Lease
Major
Inline
Temporary
Vacant
Storage/Property Amenity

The Capital Grille (9,911 SF) is located on a ground leased outparcel at the Oxmoor Center Property and is part of the collateral, but not shown in this chart.

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OXMOOR CENTER

MAP © 2023 CARTIFACT
DATA © OSM CONTRIBUTORS
Oxmoor Center
7900 Shelbyville Road
Louisville, KY 40222
Louisville
Prospect
Utica
Clarksville
Green Tree Mall
Ohio River
Glenview
Green Spring
Worthington
Paddock Shops
Creekside
Springhurst Towne Center
Ford Kentucky Truck Plant
Northfield
Murray Hill
Riverwood
Louisville Country Club
EP Tom Sawyer State Park
Hickory Hill
Cherrywood Village
Westport Village
Lyndon
Anchorage
Long John Silvers Corporate HQ
University of Louisville Shelby Campus
The Kentucky Center for the Performing Arts
KFC Yum! Center
Louisville Slugger Field
Cliftboro Center
St Matthews
Norwood
Kentucky Science Center
KentuckyOne Health Jewish Hospital
Norton Hospital
Southern Baptist Theological Sem
Shelbyville Road Plaza
Mall St Matthews
Eastgate Shopping Center
Village Square
Cave Hill National Cemetery
Cherokee Golf Course
Spalding University
The Louisville Institute
Seneca Golf Course
Middletown
Shelby Park
BOWMAN FIELD
Hurstbourne Acres
Plainview Village Center
Germantown Baseball Park
University of Louisville
Bellarmine University
Town Fair Center
Stony Brook I & II
KentuckyOne Health Our Lady of Peace
Audubon Park
Cardinal Stadium
Central Station
Watterson Park
Papa John's Corporate HQ
Breckenridge Plaza
Six Flags Kentucky Kingdom
Audubon Country Club
Bashford Mall
Tyler Village
Evergreen Cemetery
Newburg
GE Appliances Corporate HQ
Eastland Shopping Center
Jeffersontown
Lynnview Shopping Center
Woodhaven Country Club
Iroquois Manor
LOUISVILLE INTERNATIONAL AIRPORT
Preston Center
Indian Trail Square
Bardstown Place
Piccadilly Square
Ford Louisville Assembly Plant
Spring Mill
Hollow Creek
Preston Park
Jefferson Mall
Festival On Jefferson Boulevard
Bittersweet Center
South Park View
Okolana
South Park Country Club
INDIANA
Jeffersonville
Clarksville
Worthington
Louisville
Jeffersontown
Cloverleaf
Valley Station
KENTUCKY
Shepherdsville

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		Barclays
Location (City/State)	Louisville, Kentucky	Cut-off Date Balance(2)		$45,000,000
Property Type	Retail	Cut-off Date Balance per SF(1)		$99.55
Size (SF)	904,078	Percentage of Initial Pool Balance		4.7%
Total Occupancy as of 3/31/2023	94.1%	Number of Related Mortgage Loans		1
Owned Occupancy as of 3/31/2023	94.1%	Type of Security		Leasehold
Year Built / Latest Renovation	1971 / 1984, 2013, 2022	Mortgage Rate		8.12000%
Appraised Value	$153,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$17,679,768	Escrows(3)
Underwritten Expenses	$5,692,700		Upfront	Monthly
Underwritten Net Operating Income (NOI)	$11,987,068	Taxes	$0	Springing
Underwritten Net Cash Flow (NCF)	$11,139,650	Insurance	$0	Springing
Cut-off Date LTV Ratio(1)	58.8%	Replacement Reserve(4)	$0	Springing
Maturity Date LTV Ratio(1)	58.8%	TI/LC Reserve(4)	$11,882,926	Springing
DSCR Based on Underwritten NOI / NCF(1)	1.62x / 1.50x	Ground Rent	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(1)	13.3% / 12.4%	Gap Rent	$1,506,022	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$90,000,000	100.0%	Loan Payoff	$70,733,847	78.6%
			Upfront Reserves	13,388,948	14.9
			Return of Equity	3,515,904	3.9
			Closing Costs	2,361,300	2.6
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Oxmoor Center Whole Loan (as defined below). See “—The Mortgage Loan” below.
(2)	The Cut-off Date Balance of $45,000,000 represents the controlling note A-1, which is part of the Oxmoor Center Whole Loan consisting of six pari passu promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $90,000,000.
(3)	See “—Escrows” below.
(4)	Replacement Reserves and TI/LC Reserves are subject to a $183,389 and $1,100,331 reserve cap, respectively. At any time during the existence of a Cash Management Period (as defined below), other than a Cash Management Period due solely to the occurrence of an Anchor Tenant Trigger Event (as defined below), the replacement reserve cap will not apply.

■	The Mortgage Loan. The Oxmoor Center mortgage loan (the “Oxmoor Center Loan”) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $90,000,000 (the “Oxmoor Center Whole Loan”) secured by the borrower’s leasehold interest in a 904,078 SF super regional mall located in Louisville, Kentucky (the “Oxmoor Center Property”). The Oxmoor Center Whole Loan was co-originated on May 25, 2023 by Barclays Capital Real Estate Inc. and Societe Generale Financial Corporation and has a five-year, interest only term that accrues interest at a fixed rate of 8.12000% per annum. The scheduled maturity date of the Oxmoor Center Whole Loan is the due date that occurs in June, 2028. The Oxmoor Center Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $45,000,000. Defeasance of the Oxmoor Center Whole Loan is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note of the Oxmoor Center Whole Loan to be securitized and (ii) May 25, 2026.
The Oxmoor Center Property is subject to a ground lease between WMB 2, LLC and TWB Oxmoor 2, LLC, collectively as the lessor, and the borrower, as the lessee, with a term that is scheduled to expire on September 30, 2057 (the “Ground Lease”). The borrower has two, 20-year extension options for a fully extended ground lease maturity date of September 30, 2097. The current annual base ground rent as of the Cut-off Date is approximately $1,209,920. Base rent for each subsequent lease year will increase by 3% each year. At the lessee’s option, base rent resets every 20 years equal to the greater of 8% of the then fair market value of the Oxmoor Center Property and the rent from five years prior to the reset. The next potential ground rent reset would be in 2039. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Prospectus.

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The table below summarizes the promissory notes that comprise the Oxmoor Center Whole Loan. The relationship between the holders of the Oxmoor Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1	$45,000,000	$45,000,000	Benchmark 2023-V3	Yes
A-2	$10,000,000	$10,000,000	BBCMS 2023-C20	No
A-3	$5,000,000	$5,000,000	BBCMS 2023-C20	No
A-4(1)	$17,500,000	$17,500,000	SGFC	No
A-5	$7,500,000	$7,500,000	BBCMS 2023-C20	No
A-6(1)	$5,000,000	$5,000,000	SGFC	No
Total Whole Loan	$90,000,000	$90,000,000

(1)	Expected to be contributed to one or more future securitization transaction or may otherwise be transferred at any time.

■	The Mortgaged Property. The Oxmoor Center Property is located in Louisville, Kentucky and consists of a primarily one-story, 904,078 SF super regional mall anchored by Macy’s, Von Maur, Topgolf and Dick’s Sporting Goods. The Oxmoor Center Property is located on a 69.24-acre leasehold parcel of ground leased land. Since the Oxmoor Center Property’s construction in 1971, it has undergone renovations in 1984, 2013 and 2022. The most recent renovation included extensive redevelopment of the former Sears wing, which is now leased to several tenants including an anchor tenant, Topgolf. In order to redevelop the Oxmoor Center Property, a large portion of the south wing of the Oxmoor Center Property was closed until Topgolf renovations begun. When Topgolf’s renovations began, vacant space was quickly leased to several tenants such as Puttshack, The Eagle and Condado Tacos. In total, the borrower sponsor spent approximately $15.8 million on the renovation. As of March 31, 2023, the Oxmoor Center Property was 94.1% occupied by 59 unique tenants.

The following table contains sales history for the Oxmoor Center Property:

Tenant Sales(1)

2018		2019	2020	2021	2022	TTM April 2023
Comp Inline Sales	$108,786,905	$117,399,460	$62,340,412	$105,149,720	$112,897,187	$115,789,180
Comp Inline Sales PSF	$874	$961	$564	$967	$1,163	$1,239
Occupancy Cost	8.0%	6.7%	10.3%	6.6%	5.9%	5.8%
Excluding Apple
Comp Inline Sales(2)	$61,739,379	$59,031,085	$34,516,498	$54,355,854	$57,147,576	$58,221,970
Inline Sales PSF(2)	$513	$537	$351	$563	$673	$716
Occupancy Cost(2)	13.5%	12.7%	17.6%	12.1%	11.0%	10.8%

(1)	Information is provided by the borrower sponsor and only includes tenants reporting sales.
(2)	Information excludes Apple.
■	Major Tenants. Macy’s (278,341 square feet; 30.8% of NRA; 0.3% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+/NR) is a department store chain that operates approximately 720 stores in the United States and Washington, DC, as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, Bluemercury, and Bloomingdale’s (and accompanying e-commerce sites), that sell men's, women's, and children's apparel and accessories, cosmetics, and home furnishings, among other merchandise. Macy’s has been a tenant at the Oxmoor Center Property since 1971. Macy’s owns its own improvements and has a sub-ground lease at the Oxmoor Center Property with an expiration date, for its 271,390 square feet of retail space, of January 31, 2026 and has two, ten-year renewal options remaining with no termination options. The 6,951 square feet of storage space expires on July 31, 2025.

Von Maur (156,000 square feet; 17.3% of NRA; 2.6% of underwritten base rent): Von Maur is an upscale department store chain that was founded in Davenport, Iowa in the late 1800s. As of November 7, 2022 there were 37 Von Maur stores located in 15 different states as well as 70 dry goods specialty stores selling contemporary women’s fashion, accessories, shoes and gifts. Von Maur offers a wide selection of brand-name merchandise, open and elegant store design, and a focus on customer experience. The company seeks out markets with minimum populations of 400,000 to 500,000 people that are strategically located off a major artery to draw customers from a wide radius. Von Maur generated approximately $1 billion in sales in 2022. Von Maur has been a tenant at the Oxmoor Center Property since

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2003 and has a current lease expiration date of August 31, 2028 with five, ten-year renewal options and no termination options.

Topgolf (100,000 square feet; 11.1% of NRA; 4.2% of underwritten base rent): Topgolf is a sports entertainment complex that features an inclusive, high-tech golf game. The game is intended to be inclusive for people of all skill levels in golf. Topgolf’s more than 50 locations, both in the United States and internationally, feature entertainment, food and beverage, and music. In 2021, Topgolf merged with Callaway Golf Company, a leader in the global golf equipment and apparel market. Approximately $15.8 million was spent by the borrower sponsor on renovating the Oxmoor Center Property to accommodate Topgolf taking occupancy. Topgolf reported revenue of approximately $4.0 billion in 2022, which was a 27.5% increase from 2021. Topgolf owns its improvements and has been at the Oxmoor Center Property since 2022 and leases spaces at the Oxmoor Center Property through a sub-ground lease from the borrower. The sub-ground lease has an expiration date of November 30, 2042, and has four, five-year renewal options remaining with no termination options.

Puttshack (25,569 square feet; 2.8% of NRA; 12.3% of underwritten base rent): Puttshack, founded in 2017 by the founders of Topgolf, and headquartered in London, features a tech-infused mini golf game powered by its patented trackbacll technology. In addition to its featured mini golf game, Puttshack locations feature a bar and restaurant. Puttshack is planning to grow rapidly in the United States, evidenced by two separate funding rounds. The first funding round raised $60 million from Promethean. Next, in 2022, Puttshack received $150 million in growth capital from BlackRock to fund further expansion in the United States for several years. Puttshack planned to open eight new stores in 2023 throughout the United States in Dallas, Denver, Houston, Nashville, Philadelphia, Pittsburgh, Scottsdale and a second location in Atlanta. Puttshack has signed a lease at the Oxmoor Center Property that has not yet commenced. Puttshack is expected to take occupancy and begin its lease on January 1, 2024, with a lease expiration date of December 31, 2038. Puttshack has not yet commenced paying rent and we cannot assure you that Puttshack will take occupancy or begin paying rent as expected or at all. Puttshack has three, five-year renewal options with no termination options.

Dick’s Sporting Goods (80,000 square feet; 8.8% of NRA; 7.3% of underwritten base rent): Dick’s Sporting Goods (“Dick’s”) was founded in 1948 and is headquartered in Pittsburgh, Pennsylvania. Dick’s (Moody’s/Fitch: Baa3/BBB) is an omnichannel retailer that serves athletes and outdoor enthusiasts by offering an assortment of sports equipment, apparel, footwear and accessories. Dick’s operates more than 850 Dick’s Sporting Goods, Golf Galaxy, Public Lands, Moosejaw, Going Going Gone! And Warehouse Sale stores, online, and through its mobile app. Dick’s reported net sales of $12.4 billion for the trailing twelve month period through January 28, 2023, which was a 0.6% increase from 2021 and 41% higher than 2019. Dick’s, a member of the Fortune 500, has been a tenant at the Oxmoor Center Property since 2001 with a current lease expiration of January 31, 2027. Dick’s has three, five-year renewal options remaining with no termination options.

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The following table presents certain information relating to the tenants at the Oxmoor Center Property:

Tenant Summary(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Sales PSF / Year(4)	UW Occ. Costs(4)	Lease Exp. Date
Anchor Tenants
Dick’s Sporting Goods	Baa3/BBB/NR	80,000	8.8%	$873,317	7.3%	$10.92	NAV	NAV	1/31/2027
Topgolf	NR/B+/NR	100,000	11.1	$500,000	4.2	$5.00	NAV	NAV	11/30/2042
Von Maur	NR/NR/NR	156,000	17.3	$312,000	2.6	$2.00	$144	1.9%	8/31/2028
Macy’s(5)	Ba2/BB+/NR	278,341	30.8	$31,801	0.3	$0.11	$151	0.5%	Various(6)
Other Major Tenants
Puttshack(7)	NR/NR/NR	25,569	2.8	$1,478,400	12.3	$57.82	NAV	NAV	12/31/2038
Altar’d State/Arula(8)	NR/NR/NR	10,444	1.2	$643,372	5.3	$61.60	$264	27.3%	6/30/2032
Arhaus(9)	NR/NR/NR	15,992	1.8	$560,120	4.7	$35.03	$635	8.8%	1/31/2030
H&M(10)	NR/BBB/NR	26,894	3.0	$515,782	4.3	$19.18	$160	12.0%	1/31/2024
Anthropologie	NR/NR/NR	10,314	1.1	$460,491	3.8	$44.65	$212	25.3%	1/31/2028
Sephora	NR/NR/NR	5,886	0.7	$434,391	3.6	$73.80	$1,722	8.2%	1/31/2028
Apple	Aaa/AA+/NR	12,157	1.3	$373,146	3.1	$30.69	$4,735	0.6%	1/31/2030
Major Tenants		721,597	79.8%	$6,182,820	51.4%	$8.57
Other Tenants		129,004	14.3%	$5,852,715	48.6%	$45.37
Vacant Space		53,477	5.9%	$0	0.0%	$0.00
Total / Wtd. Avg.		904,078	100.0%	$12,035,536	100.0%	$14.15

(1)	Based on the underwritten rent roll dated March 31, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent $ PSF, UW Base Rent and % of Total UW Base Rent include rent steps totaling $241,664 through May 2024 and UW Base Rent attributed to signed not occupied tenants totaling $1,852,489.
(4)	UW Occ. Costs is based upon the Sales PSF / Year as of the trailing 12-month period ending April 30, 2023 as provided by the tenants to the borrower sponsor or estimated based on anecdotal information provided by the tenants to the borrower.
(5)	Macy’s occupies 271,390 square feet of retail space and 6,951 square feet of storage space. Sales PSF / Year and UW Occ. Costs are only based on the retail portion of the space occupied by Macy’s.
(6)	The 271,390 square foot retail portion of Macy’s space expires on January 31, 2026 and the 6,951 square feet of storage space expires on July 31, 2025.
(7)	The Puttshack lease is signed but Puttshack is not currently occupying its space. The related lease commencement date is January 1, 2024. We cannot assure you that Puttshack will take occupancy (or begin paying rent) as expected or at all.
(8)	If Altar’d State/Arula fails to exceed $4,587,041.00 during the 73rd — 84th full calendar months, Altar’d State/Arula will have the right to terminate their lease. For the trailing 12-month period ending April 30, 2023, Altar’d State/Arula achieved sales of approximately $2.8 million in its first year of opening this location.
(9)	Arhaus pays percent in lieu in addition to base rent. In total, Arhaus is attributed underwritten gross rent of $898,975 which is based on $233,222 of percent in lieu, $551,842 of in place base rent, $8,278 of rent steps and $105,633 of recoveries. UW Occ. Cost is based on Arhaus’s underwritten gross rent. Additionally, Arhaus has an option to terminate if during the 5th lease year, Arhaus fails to achieve sales of at least $4,100,000. For the trailing 12-month period ending April 30, 2023, Arhaus achieved sales of over $10.0 million.
(10)	H&M is not attributed any UW Base Rent as it pays percent in lieu instead, which has been underwritten to $515,782. UW Occ. Cost is based on H&M’s underwritten percent in lieu.

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The following table presents certain information relating to the lease rollover schedule at the Oxmoor Center Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM / 2023	13,066	1.4%	1.4%	$170,664	1.4%	$13.06	7
2024(3)	31,868	3.5	5.0%	$782,970	6.5	$24.57	5
2025	20,508	2.3	7.2%	$719,942	6.0	$35.11	8
2026	277,818	30.7	38.0%	179,862	1.5	$0.65	3
2027	92,355	10.2	48.2%	1,653,276	13.7	$17.90	7
2028	207,647	23.0	71.2%	3,032,114	25.2	$14.60	13
2029	10,402	1.2	72.3%	538,034	4.5	$51.72	5
2030	29,866	3.3	75.6%	1,105,597	9.2	$37.02	4
2031	0	0.0	75.6%	0	0.0	$0.00	0
2032	13,085	1.4	77.1%	857,557	7.1	$65.54	2
2033	28,417	3.1	80.2%	1,017,120	8.5	$35.79	6
2034 & Thereafter	125,569	13.9	94.1%	1,978,400	16.4	$15.76	2
Vacant	53,477	5.9	100.0%	0	0.0	$0.00	NAP
Total / Wtd. Avg.	904,078	100.0%		$12,035,536	100.0%	$14.15	62

(1)	Based on the underwritten rent roll dated March 31, 2023.
(2)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF includes rent steps totaling $241,664 through May 2024 and UW Base Rent attributed to signed not occupied tenants totaling $1,852,489.
(3)	UW Base Rent expiring in 2024 includes $515,782 of percent in lieu attributed to H&M, since it is being underwritten to $0 in underwritten base rent.

The following table presents certain information relating to historical occupancy at Oxmoor Center Property:

Historical Leased %(1)

2019(1)(2)	2020(1)(2)	2021(1)(2)	2022(1)	3/31/2023(3)
80.6%	78.9%	78.6%	94.0%	94.1%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	Occupancy figures includes the vacant former Sears anchor space of 139,820 SF. Sears vacated that space in 2018 and in that same year Topgolf signed their lease. After initial construction delays, Topgolf’s lease commenced in November 2022. If excluding the Sears space from total SF, the resulting historical occupancy rates would be 95.2%, 93.2% and 92.8%, for 2019, 2020 and 2021, respectively.
(3)	Based on the underwritten rent roll as of March 31, 2023.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Oxmoor Center Property:

Cash Flow Analysis

	2020	2021	2022	TTM 3/31/2023	Underwritten	Underwritten $ per SF
Base Rent(1)	$8,126,259	$8,059,221	$8,061,920	$8,161,630	$11,278,090	$12.47
Rent Steps(2)	$0	$0	$0	$0	$241,664	$0.27
Vacant Income	$0	$0	$0	$0	$1,646,546	$1.82
Percent In Lieu	$724,657	$442,883	$867,476	$1,011,635	$515,782	$0.57
Gross Potential Rent	$8,850,916	$8,502,103	$8,929,396	$9,173,265	$13,682,082	$15.13
Total Reimbursements	$2,605,144	$2,566,845	$2,706,932	$2,683,999	$3,910,181	$4.33
Other Income	$992,498	$1,266,565	$1,907,311	$1,907,516	$1,734,051	$1.92
Net Rental Income	$12,448,558	$12,335,513	$13,543,639	$13,764,780	$19,326,314	$21.38
(Vacancy/Credit Loss)	$0	$0	$0	$0	-$1,646,546	-$1.82
Effective Gross Income	$12,448,558	$12,335,513	$13,543,639	$13,764,780	$17,679,768	$19.56
Real Estate Taxes	$826,265	$932,964	$934,728	$986,574	$993,328	$1.10
Insurance	$92,200	$111,694	$124,984	$129,016	$78,977	$0.09
Management Fee	$497,942	$493,421	$541,746	$550,591	$530,393	$0.59
Other Operating Expenses	$3,591,695	$3,582,701	$3,568,835	$3,733,813	$4,090,001	$4.52
Total Operating Expenses	5,008,102	5,120,779	5,170,292	5,399,993	5,692,700	$6.30
Net Operating Income(1)	$7,440,456	$7,214,734	$8,373,346	$8,364,787	$11,987,068	$13.26
Capital Expenditures	$0	$0	$0	$0	$99,696	$0.11
TI/LC	$0	$0	$0	$0	$747,722	$0.83
Net Cash Flow	$7,440,456	$7,214,734	$8,373,346	$8,364,787	$11,139,650	$12.32

(1)	The increase in Rents in Place and Net Operating Income from TTM to Underwritten is primarily driven by newly signed leases by tenants that do not currently occupy their space including: (i) Puttshack (25,569 square feet, 2.8% of NRA) which accounts for approximately $1.5 million of base rent, (ii) Nike (4,900 square feet, 0.5% of NRA) which accounts for approximately $0.2 million of base rent and (iii) The Eagle (4,187 square feet, 0.5% of NRA) which accounts for approximately $0.2 million of base rent. Additionally, Underwritten Rents In Place includes six additional tenants with lease commencement dates commencing in 2023 totaling 30,230 square feet (3.3% of NRA) and approximately $1.1 million of base rent.
(2)	Includes contractual rent steps totaling $241,664 through May 2024.

■	Appraisal. According to the appraisal, the Oxmoor Center Property had an “as-is” appraised value of $153,000,000 as of April 4, 2023.
■	Environmental Matters. According to the Phase I environmental site assessment dated April 3, 2023, there was no evidence of any recognized environmental conditions or recommendations for further action at the Oxmoor Center Property.
■	Market Overview and Competition. The Oxmoor Center Property is located at the intersection of Interstate 264 and US Route 60, which is approximately 10 miles from downtown Louisville, Kentucky and seven miles east of the central business district. US Route 60 connects to Interstate 264 which provides access throughout the Louisville metropolitan statistical area (“Louisville MSA”). The immediate area acts as a primary commercial hub for the Louisville MSA as the Oxmoor Center Property and nearby Mall St. Matthews create retail traffic through the area. The Oxmoor Center Property is located between downtown Louisville to the west and suburbs to the east.
The Oxmoor Center Property is located in the East submarket, which is within the greater Louisville retail market. According to the appraisal, average asking rents in the Louisville retail market have remained stable in recent years, increasing from $15.32 per square foot in 2018 to $15.40 per square foot in 2022. According to the appraisal, over the next five years average asking rents are expected to increase from $15.59 per square foot in 2023 to $16.42 in 2027. Average asking rent in the East submarket as of 2022 was $19.17 per square foot, which was higher than the greater market and is expected to increase to $20.69 per square foot in 2027 per the appraisal. Vacancy has been trending downward in the market from 10.6% in 2018 to 10.1% in 2022. As of 2022, average household income within a five-, ten-, and 15-mile radius was $105,416, $93,235 and $87,021. Population within a five-, ten- and 15-mile radius was 220,696, 622,147 and 964,699 as of 2022.

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Competitive Properties(1)

Property	Oxmoor Center	Mall St. Matthews	Jefferson Mall	Green Tree Mall	The Paddock Shops	The Outlet Shoppes of the Bluegrass	Fayette Mall
City, State	Louisville, KY	Louisville, KY	Louisville, KY	Clarksville, IN	Louisville, KY	Simpsonville, KY	Lexington, KY
Distance to Subject (Mi.)	NAP	1.4	12.1	14.1	4.1	16.1	71.1
Year Built/Renovated	1971 / 1984, 2013, 2022	1962 / 1998	1978 / 2003	1968 / 2011	2001 / 2020	2014 / NAP	1971 / 2005
Building Size (SF)	904,078(2)	1,013,000	783,572	793,409	354,667	428,072	1,047,042
Anchors	Macy’s, Von Maur, Topgolf, Dick’s Sporting Goods	Dillard’s, JC Penney, Cinemark, Dave & Buster’s and Forever 21	Dillard’s, JC Penney, Round1, Overstock Furniture & Mattress and Ross Dress For Less	Dillard’s, At Home, Planet Fitness, Furniture Fair and Books-A-Million	Bed Bath & Beyond, Barnes & Noble, Total Wine & More, Pottery Barn, DSW, Gap and Ulta Beauty	Restoration Hardware, H&M, Nike, Old Navy and Polo Ralph Lauren	Dillard’s, JC Penney and Dick’s Sporting Goods
Occupancy	94.1%(2)	91.0%	96.0%	85.0%	98.0%	94.0%	88.0%
Inline Comp Sales PSF With and Without Apple(3)	$1,239 / $716	NAP / $500	NAP / $416	NAP / $413	NAV	NAP / $440	NAP / $566

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 31, 2023.
(3)	The Oxmoor Center Property sales information is based on the borrower sponsor’s provided information for in-line tenants for TTM April 2023.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Oxmoor Center Property:

Market Rent Summary(1)

Tenant Type	Market Rent (PSF)	Lease Term (Years)	Rent Increase Projection
Topgolf	$35.00	10	10.0% Mid-Term
Anchor	$8.50	10	10.0% Mid-Term
Junior Anchor	$11.00	10	10.0% Mid-Term
Major	$50.00	10	10.0% Mid-Term
Inline Over 5,000 SF	$40.00	7	2.5% per Annum
Inline 2,501-5,000 SF	$42.00	7	2.5% per Annum
Inline 1,500-2,500 SF	$60.00	7	2.5% per Annum
Inline < 1,000 SF	$90.00	7	2.5% per Annum

(1)	Source: Appraisal.

■	The Borrower. The borrower is Hocker Oxmoor, LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Oxmoor Center Whole Loan.
The borrower sponsor and non-recourse carveout guarantor is BPR Nimbus LLC, which is an affiliate of Brookfield Real Estate Income Trust (“Brookfield REIT”) and Brookfield Corporation. Brookfield REIT was founded in December 2009. As of May 31, 2023, Brookfield REIT had a total asset value of $2.4 billion and a net asset value of $1.2 billion. Brookfield Corporation has approximately $800 billion in assets under management. As of the end of 2022, Brookfield Corporation had $125 billion in capital available for investment and $5.2 billion in distributable earnings. Brookfield Properties Retail Group, operating under Brookfield Corporation, manages one of the largest retail portfolios in the United States. Brookfield Corporation has over 170 locations in 43 states totaling over 150 million square feet of retail space.

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■	Escrows. At loan origination, the borrower deposited $11,882,926 into an upfront TI/LC reserve for existing tenant improvement allowances, landlord work, and leasing commission obligations. The borrower also deposited $1,506,022 at loan origination into a gap rent reserve for tenants with signed leases but have not yet occupied their space or have not reached their commencement date.
Tax Reserve – During the continuance of a Cash Management Period, the borrower will be required to deposit on a monthly basis an amount equal to 1/12th of taxes due for the next ensuing 12 months.
Insurance Reserve – During the continuance of a Cash Management Period, if the borrower has failed to maintain a blanket policy and the insurance premiums payable have been prepaid for less than one year in advance, the borrower will be required to deposit on a monthly basis an amount equal to 1/12th of insurance premiums payable for the renewal of coverage.
Replacement Reserve – During the continuance of a Cash Management Period, other than a Cash Management Period due solely to the occurrence of an Anchor Tenant Trigger Event, the borrower will be required to deposit approximately $7,641 into the replacement reserve account on each monthly payment date, subject to a cap of approximately $183,389. At any time during the existence of a Cash Management Period, other than a Cash Management Period due solely to the occurrence of an Anchor Tenant Trigger Event, that the amount on deposit in the Replacement Reserve account falls below the cap, the borrower’s obligation to make deposits will resume until such time as the amount on deposit in the Replacement Reserve Account again equals or exceeds the cap.
TI/LC Reserve – During the continuance of a Cash Management Period, other than a Cash Management Period due solely to the occurrence of an Anchor Tenant Trigger Event, the borrower will be required to deposit approximately $45,847 into the rollover reserve account on each monthly payment date, subject to a cap of $1,100,331. At any time during the existence of a Cash Management Period, other than a Cash Management Period due solely to the occurrence of an Anchor Tenant Trigger Event, that the amount on deposit in the TI/LC Reserve account falls below the cap, the borrower’s obligation to make deposits will resume until such time as the amount on deposit in the TI/LC Reserve Account again equals or exceeds the cap.
Ground Rent Reserve - During the continuance of a Cash Management Period, the borrower will be required to deposit on a monthly basis an amount equal to 1/12th of the annual amount of ground rent due by the borrower under the ground lease.
■	Lockbox and Cash Management. The Oxmoor Center Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Oxmoor Center Property are required to be deposited directly to the lockbox account and, so long as no Cash Management Period is continuing, funds in the lockbox account will be transferred to the borrower on a weekly basis. During a Cash Management Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account on each business day and disbursed according to the Oxmoor Center Whole Loan documents. During a Cash Management Period caused by an Anchor Tenant Trigger Event, all excess cash flow will be deposited into the Anchor Tenant reserve account until the Individual Anchor Threshold Amount (as defined below) is collected. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Oxmoor Center Whole Loan.
A “Cash Management Period” will (a) commence upon the occurrence of: (i) an event of default under the Oxmoor Center Whole Loan documents, (ii) the debt yield is less than 11.0% as of the end of any two consecutive calendar quarters (“Debt Yield Event”) or (iii) an Anchor Tenant Trigger Event and (b) end upon the occurrence of the following: if caused solely by (i) an event of default under the Oxmoor Center Whole Loan documents, the cure of such event of default, (ii) a Debt Yield Event, upon the date that the debt yield is greater than or equal to 11.0% for two consecutive calendar quarters and (iii) an Anchor Tenant Trigger Event, the earliest to occur of the date on which (x) no Anchor Tenant Trigger Event is continuing and (y) the borrower has deposited into the anchor tenant reserve account funds sufficient to satisfy all Individual Anchor Tenant Threshold Amounts for each anchor tenant trigger event then continuing pursuant to the conditions set forth in the Oxmoor Center Whole Loan documents.
A “Cash Sweep Period” will commence upon the occurrence of: (i) an event of default under the Oxmoor Center Whole Loan documents and (ii) the debt yield being less than 10.5% as of the end of any two consecutive calendar quarters (“Cash Flow Sweep Debt Yield Event”) and (b) end upon: (x) with respect to clause (i) above, the cure of such event of default, and (y) with respect to clause (ii) above, the date that the debt yield is greater than or equal to 10.5% for two consecutive calendar quarters.
An “Anchor Tenant Trigger Event” means any Anchor Tenant (i) goes dark, (ii) is the subject of a bankruptcy proceeding or any beneficial owner that substantially controls the Anchor Tenant is the subject of a bankruptcy

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OXMOOR CENTER
proceeding, (iii) has vacated its premises, (iv) has terminated, canceled, or surrendered its lease, or (v) fails to renew its lease within the applicable renewal option period set forth in the lease.
Such Anchor Tenant Trigger Event will expire upon (a) with respect to clause (i) above, the Anchor Tenant operates its business at the Oxmoor Center Property for a period of no less than 30 consecutive days during normal business hours, (b) with respect to clause (ii) above, until such time the bankruptcy is dismissed or the Anchor Tenant or any beneficial owner that substantially controls the Anchor Tenant has emerged from bankruptcy or, if the premises occupied by such Anchor Tenant are leased from the borrower, such lease is accepted by the Anchor Tenant or assumed by a replacement Anchor Tenant, (c) with respect to clause (iii) above, until such time as such Anchor Tenant has reoccupied its premises or rescinded any notice of intent to vacate, if applicable, (d) with respect to clause (iv) above, until such Anchor Tenant has rescinded any notice of intent to terminate, cancel or surrender such Anchor Tenant Premises, if applicable, (e) with respect to clause (v) above, until such Anchor Tenant renews and/or extends its lease pursuant to the terms thereof.
An “Anchor Tenant” means (i) Macy’s, (ii) Von Maur, (iii) Topgolf, (iv) Dick’s Sporting Goods, and/or (v) any replacement tenant that occupies at least 70,000 square feet of contiguous gross leasable area at the Oxmoor Center Property.
The “Individual Anchor Tenant Threshold Amounts” means, with respect to any single Anchor Tenant, an amount equal to the product obtained by multiplying (x) $50.00 by (y) the aggregate amount of SF of the applicable Anchor Tenant.
■	Property Management. The Oxmoor Center Property is managed by Brookfield Properties Retail, Inc., an affiliate of the borrower sponsor.
■	Current Mezzanine or Secured Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Provided that no event of default has occurred or is continuing, the borrower is permitted to release a portion of vacant, non-income producing and unimproved land at the Oxmoor Center Property upon notice to the lender no less than 10 days prior to the release.
■	Terrorism Insurance. The Oxmoor Center Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Oxmoor Center Property plus business interruption coverage in an amount equal to 100% of the projected gross income for the Oxmoor Center Property until the completion of restoration or the expiration of 24 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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MAP © 2023 CARTIFACT
DATA © OSM CONTRIBUTORS
500 Charles Ewing Boulevard
500 Charles Ewing Boulevard
Ewing Township, NJ 08628
Washington Crossing State Park
Trenton-Mercer Airport
Mercer Mall
Quaker Bridge Mall
Rider University
The College of New Jersey
Van Nest Wildlife Refuge
Makefield Highlands Golf Club
Lawrence Shopping Center
Ewing Township
Moody Park
Mercer County Community College
Parkside Plaza
Capitol Plaza
Clover Square
Trenton Country Club
Cadwalader Park
Capital Health Regional Medical Center
Mercerville Shopping Center
Yardley
Yardley Golf Club
NEW JERSEY
Hamilton Square
Trenton
Robert Wood Johnson University Hospital Hamilton
St. Francis Medical Center
Hamilton
Veterans Park
Giant Plaza
Pennsbury Plaza
Hamilton Plaza
Core Creek Park
Bridge Street Golf
Independence Plaza
John A. Roebling Memorial Park
Sesame Place
The Court at Oxford Valley
Jefferson Bucks Hospital
Oxford Valley Mall
Northern Community Park
Fairless Hills Towne Center
Langhorne Square
Chickenfoot Park
Cairn University
Levittown
Queen Anne
PENNSYLVANIA
Van Sciver Lake
Mill Creek Valley Park
Levittown Town Center
Bristol Plaza
Newportville
Silver Lake County Park
Lower Bucks Hospital
Delaware River
Bristol
Bristol Commerce Park
Bristol Wharf
Croydon
Boyertown
Quakertown
Harleysville
Doylestown
Blue Bell
Trenton
Chester Springs
Willow Grove
Levittown
King of Prussia
PA
Bristol
Malvern
Wayne
Mt. Holly
West Chester
Philadelphia
Medford
Chester
Wilmington
NJ
Berlin
Mantua
MD
DE
Glassboro
Pilesgrove

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500 CHARLES EWING BOULEVARD
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JPMCB
Location (City/State)	Ewing Township, New	Cut-off Date Balance		$42,700,000
	Jersey	Cut-off Date Balance per SF		$170.74
Property Type	Office	Percentage of Initial Pool Balance		4.4%
Size (SF)	250,086	Number of Related Mortgage Loans		None
Total Occupancy as of 7/1/2023	100.0%	Type of Security		Fee
Owned Occupancy as of 7/1/2023	100.0%	Mortgage Rate		8.27200%
Year Built / Latest Renovation	2011 / NAP	Original Term to Maturity (Months)		60
Appraised Value	$71,200,000	Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$6,025,553
Underwritten Expenses	$364,143
Underwritten Net Operating Income (NOI)	$5,661,411	Escrows(1)
Underwritten Net Cash Flow (NCF)	$5,611,394		Upfront	Monthly
Cut-off Date LTV Ratio	60.0%	Taxes	$0	Springing
Maturity Date LTV Ratio	60.0%	Insurance	$0	Springing
DSCR Based on Underwritten NOI / NCF	1.58x / 1.57x	Replacement Reserve	$0	Springing
Debt Yield Based on Underwritten NOI / NCF	13.3% / 13.1%	TI/LC	$0	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$42,700,000	100.0%	Paydown of Corporate Revolver(2)	$42,384,863	99.3%
			Closing Costs	315,137	0.7
Total Sources	$42,700,000	100.0%	Total Uses	$42,700,000	100.0%

(1)	See “Escrows” herein.
(2)	The 500 Charles Ewing Boulevard Property (as defined below) was previously unencumbered. Loan proceeds, less closing costs and stub interest, were returned to the borrower sponsor and are expected to be allocated towards the paydown of a corporate level revolving debt facility in conjunction with the merger of Office Properties Income Trust (the borrower sponsor) and Diversified Healthcare Trust. In connection with such merger, the lender and the borrower sponsor entered into a debt commitment letter, pursuant to which, subject to the terms and conditions of the debt commitment letter, the lender has committed to provide a senior secured bridge facility to subsidiaries of the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt” in the Prospectus for additional information.
■	The Mortgage Loan. The 500 Charles Ewing Boulevard mortgage loan (the “500 Charles Ewing Boulevard Loan”) is secured by a first mortgage encumbering the borrower’s fee interest in a 250,086 SF office property located in Ewing Township, New Jersey (the “500 Charles Ewing Boulevard Property”). The 500 Charles Ewing Boulevard Loan was originated by JPMorgan Chase Bank National Association (“JPMCB”) on June 27, 2023. The 500 Charles Ewing Boulevard Loan has an outstanding principal balance as of the Cut-off Date of $42,700,000 and represents approximately 4.4% of the Initial Pool Balance. The 500 Charles Ewing Boulevard Loan has a five-year term, is interest-only for the full term of the loan and accrues interest at a rate of 8.27200% per annum. The 500 Charles Ewing Boulevard Loan proceeds were returned to the borrower sponsor and are expected to be allocated towards the paydown of a corporate level revolving debt facility in conjunction with the merger of the borrower sponsor and Diversified Healthcare Trust and pay closing costs.
The 500 Charles Ewing Boulevard Loan had an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The scheduled maturity date of the 500 Charles Ewing Boulevard Loan is July 1, 2028. Voluntary prepayment of the 500 Charles Ewing Boulevard Loan in whole (but not in part) is permitted on or after January 1, 2028 without payment of any prepayment premium. The borrower is permitted to prepay the 500 Charles Ewing Boulevard Loan in whole (but not in part) on August 1, 2025 and any business day thereafter prior to January 1, 2028 with the payment of the applicable yield maintenance premium.
■	The Mortgaged Property. The 500 Charles Ewing Boulevard Property is a three-story, 250,086 SF, Class A single tenant office building located in Ewing Township, New Jersey. The 500 Charles Ewing Boulevard Property was built to suit in 2011 and serves as the corporate headquarters for its sole tenant, Church & Dwight. The 500 Charles Ewing Boulevard Property features 780 surface parking spaces resulting in a parking ratio of approximately 3.12 spaces per 1,000 SF and sits on an approximately 2.03-acre parcel of land. Additional amenities at the 500 Charles Ewing Boulevard Property include a full-service cafeteria, open lobby space, training center, conference center and an outdoor dining patio and courtyard. The borrower sponsor came under ownership of the 500 Charles Ewing Boulevard Property in 2018 when it merged with Select Income REIT and over the next 18-months anticipates investing approximately $1.6 million to upgrade the windows and façade; however, we cannot assure you that the borrower sponsor will make such improvements.

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The sole tenant, Church & Dwight (NYSE: CHD) (rated A3/BBB+ by Moody’s/S&P), is an international consumer goods company founded in 1846 and is the parent company to several brands such as Arm & Hammer (products are used by a reported 86% of United States households), Trojan (the number 1 condom brand in the United States), First Response (the number 2 branded pregnancy kit in the United States), Nair (the number 1 depilatory brand in the United States) and Orajel (the number 1 oral care pain relief brand), among others. Additionally, Church & Dwight is the largest sodium bicarbonate producer in the United States, which is used in a variety of industrial, institutional, medical food and specialty cleaning applications. As of year-end 2022, Church & Dwight recorded approximately $5.376 billion in net sales, representing an approximately 3.6% increase over year end 2021. Church & Dwight has been at the 500 Charles Ewing Boulevard Property since 2012 and operates its corporate headquarters out of the 500 Charles Ewing Boulevard Property. The Church & Dwight lease is structured with no termination options, two, 10-year renewal options and expires on May 31, 2033. Church & Dwight is subject to a managed net lease structure and pays both taxes (approximately $1.8 million according to the appraisal) and utilities directly. Church & Dwight reimburses all other operating expenses to the borrower with the exception of management fees. See “Operating History and Underwritten Net Cash Flow” herein.

Church & Dwight has a right of first offer with respect to the 500 Charles Ewing Boulevard Property. In October 2013, the prior owner delivered a first offer notice (the “First Offer Notice") to Church & Dwight in accordance with its lease, and Church & Dwight elected not to exercise such right of first offer with respect to the First Offer Notice. Subject to the terms of the Church & Dwight lease, if the borrower desires to sell the 500 Charles Ewing Boulevard property to another party free of any mortgage indebtedness at an all-cash price substantially more favorable to the buyer than the terms set forth in the First Offer Notice, then the borrower must first re-offer to sell the 500 Charles Ewing Boulevard Property to Church & Dwight on such terms. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Prospectus for additional information.

The following table presents certain information relating to the sole tenant at the 500 Charles Ewing Boulevard Property:

Sole Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Church & Dwight(3)(4)(5)	A3/NR/BBB+	250,086	100.0%	$5,991,852	100.0%	$23.96	5/31/2033	2, 10-year options
Total Occupied		250,086	100.0%	$5,991,852	100.0%	$23.96
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg.		250,086	100.0%	$5,991,852	100.0%	$23.96

(1)	Based on the underwritten rent roll as of July 1, 2023, inclusive of contractual rent obligations (currently $23.86 per SF) along with straight-line rent throughout the loan term due to Church & Dwight’s investment grade rating.
(2)	Credit Rating reflects the rating of Church & Dwight, which is the named entity on the lease.
(3)	Church & Dwight has occupied 100.0% of the 500 Charles Ewing Boulevard Property since 2012. The Church & Dwight lease is structured with no termination options.
(4)	Church & Dwight has a right of first offer with respect to the 500 Charles Ewing Boulevard Property. In October 2013, the landlord delivered a First Offer Notice to Church & Dwight in accordance with its lease, and Church & Dwight elected not to exercise such right of first offer with respect to the First Offer Notice. Subject to the terms of the Church & Dwight lease, if the borrower desires to sell the 500 Charles Ewing Boulevard Property to another party free of any mortgage indebtedness, at an all-cash price substantially more favorable than the terms set forth in the First Offer Notice, then the borrower must first re-offer to sell the 500 Charles Ewing Boulevard Property to Church & Dwight on such terms. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Prospectus for additional information.
(5)	The Church & Dwight lease provides for a free rent period beginning in February 2033 and ending in May 2033, all of which is beyond the maturity date of the 500 Charles Ewing Boulevard Loan.

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500 CHARLES EWING BOULEVARD

The following table presents certain information relating to the lease rollover schedule at the 500 Charles Ewing Boulevard Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	0	0.0	0.0%	0	0.0	$0.00	0
2032	0	0.0	0.0%	0	0.0	$0.00	0
2033 & Thereafter	250,086	100.0	100.0%	5,991,852	100.0	$23.96	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total	250,086	100.0%		$5,991,852	100.0%	$23.96	1

(1)	Based on the underwritten rent roll as of July 1, 2023, inclusive of contractual rent obligations (currently $23.86 per SF) along with straight-line rent throughout the loan term due to Church & Dwight’s investment grade rating.
(2)	Church & Dwight has occupied 100.0% of the 500 Charles Ewing Boulevard Property since 2012. The Church & Dwight lease is structured with no termination options and two, 10-year renewal options.

The following table presents certain information relating to historical occupancy at the 500 Charles Ewing Boulevard Property:

Historical Leased %(1)(2)

2019	2020	2021	2022	As of 7/1/2023(3)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Church & Dwight has occupied 100.0% of the 500 Charles Ewing Boulevard Property since 2012. The Church & Dwight lease is structured with no termination options, two, 10-year renewal options and expires on May 31, 2033.
(2)	Historical occupancies are as of December 31 of each respective year unless otherwise noted.
(3)	Based on the underwritten rent roll as of July 1, 2023.

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500 CHARLES EWING BOULEVARD
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 500 Charles Ewing Boulevard Property:

Cash Flow Analysis(1)

	2019	2020	2021	2022	Underwritten(2)	Underwritten $ PSF
Base Rent(3)	$5,682,500	$5,682,500	$5,682,500	$5,682,500	$5,991,852	$23.96
Reimbursements(4)	184,913	190,653	162,928	189,610	188,202	$0.75
Economic Vacancy	0	0	0	0	(154,501)	($0.62)
Effective Gross Income	$5,867,413	$5,873,153	$5,845,428	$5,872,110	$6,025,553	$24.09

Management Fee	176,022	176,195	175,363	176,163	180,767	$0.72
Other Operating Expenses	162,673	185,027	154,416	181,102	183,376	$0.73
Total Operating Expenses(4)	338,695	361,222	$329,779	$357,265	$364,143	$1.46

Net Operating Income	$5,528,718	$5,511,931	$5,515,649	$5,514,845	$5,661,411	$22.64
Capital Expenditures	0	0	0	0	50,017	$0.20
TI/LC	0	0	0	0	0	$0.00
Net Cash Flow	$5,528,718	$5,511,931	$5,515,649	$5,514,845	$5,611,394	$22.44

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments, corporate level expenses and any other non-recurring items were excluded from historical presentation and are not considered for the underwritten cash flow.
(2)	Based on the underwritten rent roll as of July 1, 2023.
(3)	Inclusive of contractual rent obligations (currently $23.86 per SF) along with straight-line rent throughout the loan term due to Church & Dwight’s investment grade rating.
(4)	Church & Dwight is subject to a managed net lease structure and pays both taxes (approximately $1.8 million according to the appraisal) and utilities directly, both of which are not reflected in historical financial information above. Church & Dwight reimburses all other operating expenses to the borrower, with the exception of management fees.

■	Appraisal. According to the appraisal, the 500 Charles Ewing Boulevard Property had an “as-is” appraised value of $71,200,000 as of May 3, 2023.
■	Environmental Matters. According to the Phase I environmental report dated May 10, 2023, there was no evidence of any recognized environmental conditions or recommendations for further action at the 500 Charles Ewing Boulevard Property.
■	Market Overview and Competition. The 500 Charles Ewing Boulevard Property is located in Ewing Township, New Jersey, within the central New Jersey regional market (the “Central NJ Market”). The Central NJ Market benefits from its proximity to both New York City and Philadelphia, with access provided to each metropolitan area via the New Jersey Transit Northeast Corridor and North Jersey Coastal rail lines, along with Interstate and highway infrastructure comprised of the Garden State Parkway, New Jersey Turnpike, Interstate 287 and United States Route 1, among others. The Central NJ Market is comprised of six counties and has a population of approximately 2.8 million people. The average annual household income in the Central NJ Market is $137,731, which is approximately 45.3% higher than the United States average. As of 2021, the unemployment rate in the Central NJ Market was approximately 4.0%, which has decreased at an average annual rate of 3.4% from 2011 through 2021. According to the appraisal, the unemployment rate is further expected to decrease at an average annual rate of 6.4% between 2022 and 2026. The largest employers in the Central NJ Market include RWJBarnabas Health Inc. (31,683 employees), Rutgers, The State University (26,170 employees), United Airlines, Inc. (14,000 employees), Johnson & Johnson (13,996 employees) and Bank of America (10,000 employees).
The 500 Charles Ewing Boulevard Property is further situated within the central New Jersey office market (the “Central NJ Office Market”). As of the fourth quarter of 2022, the overall weighted average asking rents in the Central NJ Office Market were $27.54 per SF, with Class A weighted average asking rents of $32.24 per SF. Leasing activity in the Central NJ Office Market totaled approximately 3.7 million SF through year end 2022, representing an approximately 5.7% increase over year end 2021, additionally as of year-end 2022, and the Central NJ Office Market had a vacancy rate of approximately 20%. Furthermore, through year end 2022, no new office product was delivered in the Central NJ Office Market and no new supply was under construction. According to the appraisal, developers are expected to continue to face an uphill battle with respect to new construction of properties in the Central NJ Office Market, primarily driven by the overall cost to construct, labor shortages and reduced supply of raw materials. Total inventory in the Central NJ Office Market was approximately 83.5 million SF as of the fourth quarter of 2022 and according to the appraisal is expected to drop to approximately 81.9 million SF by 2024.
The following table presents certain information relating to the appraisal’s market rent conclusion for the 500 Charles Ewing Boulevard Property:

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500 CHARLES EWING BOULEVARD

Market Rent Conclusions(1)

Category	Market Rent (PSF)	Lease Term (Yrs)	Reimb. Method	Rent Inc. Proj.
Office	$25.00	15	Modified Net	2% annually

(1)	Source: Appraisal.

The following table presents recent leasing data at comparable properties to the 500 Charles Ewing Boulevard Property:

Comparable Office Leases(1)

Property Name Location	Year Built	Total NRA (SF)	Tenant	Lease Date	Term (yrs.)	Lease Size (SF)	Base Rent PSF	TIs (PSF) / Free Rent (mos.)	Reimb.	Escalations
500 Charles Ewing Boulevard(2)	2011	250,086	Church & Dwight	Dec-2012	20.0	250,086	$23.96	NAP	Managed Net(3)	5.00% every 5 years
280 Corporate Center	2000	220,000	Chiesa Shaninian & Giantomasi PC	June-2022	16.0	116,122	$29.75	$65.00	Modified Gross	1.75% annually
225 Minnisink Road	2021	140,475	St. Joseph's Health	July-2021	15.0	140,475	$34.25	$100.00	Net	2% annually
140 East Front Street	1981	106,720	State of New Jersey	July-2021	10.0	106,720	$15.75	$15.00	Net	$16.25 in Yr.4 $16.75 in Yr.8
Warren Corporate Center	1996	313,000	Everest Re Group, Ltd. (Confidential)	Jan-2021	16.5	313,000	$24.67	$65.00	Net	2.5% annually
West Windsor Commons	1999	303,756	Bristol Myers Squibb	Nov-2020	7.5	117,828	$35.00	$35.00	Modified Gross	2.0% annually

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of July 1, 2023, inclusive of contractual rent obligations (currently $23.86 per SF) along with straight-line rent throughout the loan term due to Church & Dwight’s investment grade rating.
(3)	Church & Dwight is subject to a managed net lease structure and pays both taxes (approximately $1.8 million according to the appraisal) and utilities directly. Church & Dwight reimburses all other operating expenses to the borrower, with the exception of management fees.
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500 CHARLES EWING BOULEVARD

The following table presents information relating to comparable office property sales for the 500 Charles Ewing Boulevard Property:

Comparable Sales Summary(1)

Property Name	Location	Sale Date	Year Built	Total GLA (SF)	Occupancy	Sale Price	Sale Price/PSF
500 Charles Ewing Boulevard	Ewing Township, NJ	NAP	2011	250,086(2)	100.0%(2)	NAP	NAP
Hopewell Corporate Center	Pennington, NJ	July-22	2001	307,510	96.0%	$70,000,000	$227.63
Princeton South Corporate Center	Ewing, NJ	March-22	2009	110,945	100.0%	$39,496,607	$356.00
55 Corporate Drive A, B & C	Bridgewater Township, NJ	Jan-22	1987	674,340	100.0%	$261,000,000	$387.05
Warren Corporate Center	Warren, NJ	June-21	1996	315,086	100.0%	$150,250,000	$476.85
Florham Park Center	Florham Park, NJ	Feb-21	1998	147,215	100.0%	$46,600,000	$316.54

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of July 1, 2023.

■	The Borrower. The borrower is Ewing Boulevard LLC, a Delaware limited liability company. The borrower is a single purpose bankruptcy-remote entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 500 Charles Ewing Boulevard Loan.
The borrower sponsor and nonrecourse carveout guarantor is Office Properties Income Trust (NASDAQ: OPI). Office Properties Income Trust is a publicly traded REIT focused on owning, operating and leasing buildings primarily occupied by single tenants and those with heigh credit quality characteristics. Office Properties Income Trust has 157 properties in its portfolio, spanning approximately 20.9 million SF and overall occupancy rate of 90.5%. Office Properties Income Trust has entered into a definitive merger agreement with Diversified Healthcare Trust (NASDAQ: DHC) which is expected to close in the third quarter of 2023. See “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt” in the Prospectus for additional information.
■	Escrows.
Tax Reserve – On each monthly due date during the continuance of a Cash Sweep Event (as defined below), the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12 of the amount that the lender reasonably estimates will be necessary to pay taxes over the ensuing 12-month period.
Insurance Reserve – On each monthly due date during the continuance of a Cash Sweep Event, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of estimated insurance premiums; provided that the requirement is conditionally waived so long as no event of default is continuing and the borrower maintains a blanket insurance policy in accordance with the 500 Charles Ewing Boulevard Loan documents.
Replacement Reserve – On each monthly due date during the continuance of a Cash Sweep Event, the borrower is required to deposit $4,168 into a replacement reserve.
TI/LC Reserve – On each monthly due date during the continuance of a Cash Sweep Event, the borrower is required to deposit $41,681 into a TI/LC reserve.
■	Lockbox and Cash Management. The 500 Charles Ewing Boulevard Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. On each business day, all funds in the lockbox account will be swept to an account designated by the borrower, unless a Cash Sweep Event (as defined below) is continuing, in which case such funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service, the reserves and escrows described above, the borrower’s operating expenses and extraordinary expenses approved by the lender, to the borrower for its direct or indirect owners for purposes of maintaining their REIT status up to a maximum of $250,000 with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the 500 Charles Ewing Boulevard Loan, or (ii) if the borrower has cured the applicable Cash Sweep Event, disbursed to the borrower.

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500 CHARLES EWING BOULEVARD
“Cash Sweep Event” means, without limitation, a period commencing upon (a) an event of default under the 500 Charles Ewing Boulevard Loan documents, (b) a bankruptcy action of the borrower or property manager, (c) the debt service coverage ratio based on the trailing three-month period immediately preceding the date of determination being less than 1.35x or (d) Church & Dwight or any replacement tenant in accordance with the 500 Charles Ewing Boulevard Loan documents that occupies more than 25% of the net rentable area at the 500 Charles Ewing Boulevard Property, or any guarantor of Church & Dwight or such replacement tenants guarantor (a “Major Tenant”) either (i) fails to timely exercise its right to renew its lease, (ii) provides the borrower sponsor with written notice of its intent to terminate its lease or otherwise terminates or cancels its lease prior to the stated expiration date, (iii) “goes dark”, or discontinues its business at a material portion of the 500 Charles Ewing Boulevard Property or otherwise provides written notice of its intention to do the same, (iv) is in monetary or non-monetary default under the Major Tenant lease, (v) is subject to a bankruptcy action or (vi) fails to maintain its investment grade rating.
A Cash Sweep Event may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the 500 Charles Ewing Boulevard Loan documents; (ii) with respect to clause (b) above, solely with respect to the property manager, if borrower replaces the property manager with a “Qualified Manager” (as defined in the 500 Charles Ewing Boulevard Loan documents) under a replacement management agreement within 60 days of such bankruptcy event, (iii) with respect to clause (c) above, the achievement of a debt service coverage ratio for the 500 Charles Ewing Boulevard Loan of 1.35x or greater for two consecutive quarters based upon the trailing 12-month period immediately preceding the date of determination and (iv) with respect to clause (d) above, the entirety of the Major Tenant’s space is leased to one or more qualified leases in accordance with the 500 Charles Ewing Boulevard Loan documents and with respect to clause (d)(iv) above, such default under the related Major Tenant lease has been cured, subject to the lender’s reasonable satisfaction, and no default under such Major Tenant lease continues for a period of three (3) consecutive months following such cure or with respect to clause (d)(v) above, (x) the applicable bankruptcy action of such Major Tenant is terminated and such Major Tenant lease is affirmed or (y) such Major Tenant’s lease has been assumed and assigned to a third party in manner reasonably satisfactory to lender; provided, however, that any such Cash Sweep Event cure is subject to the following conditions: (A) a Cash Sweep Event may only be cured a total of two times in the aggregate during the term of the 500 Charles Ewing Boulevard Loan, (B) no event of default has occurred and is continuing, (C) the borrower has paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event cure, including reasonable attorney’s fees and expenses, and (D) in no event may the borrower cure a Cash Sweep Event caused by a bankruptcy action of the borrower or the Operating Tenant.
■	Property Management. The 500 Charles Ewing Boulevard Property is managed by RMR Group LLC, an affiliate of the borrower sponsor.
■	Current Mezzanine or Secured Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Not permitted.
■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 500 Charles Ewing Boulevard Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following casualty. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.
A-3-83

500 CHARLES EWING BOULEVARD
■	Condominium. The 500 Charles Ewing Boulevard Property is subject to a condominium structure associated with the Princeton South Corporate Center Business Park, which is comprised of five total units. Pursuant to the condominium master deed, the borrower sponsor owns one of the five total units, and approximately 35.5% of the interest in the condominium’s common elements (“Common Interest”). Accordingly, the related Mortgaged Property is responsible for 35.5% of the annual condominium charges determined by the board of directors. The condominium association is managed by a board of directors comprised of a total of five directors, with each unit owner having the right to appoint one director to the board and each such director entitled to cast one vote in matters presented before the board, which vote will hold the value equal to the amount of Common Interest held by the respective unit owner. The board of directors generally manages the condominium and has the right to, among other things, (a) operate and maintain the common elements, (b) establish the amount of common charges and collecting common charges from the unit owners, (c) adopt and amend the rules and regulations for the condominium, and (d) borrow money on behalf of the condominium related to care and upkeep of the common elements as it deems necessary. However, certain major decisions, including, without limitation, the following, require the consent of the unit owners by the Common Interest as follows: (i) at least 80% of the Common Interest to amend the condominium declaration, and at least 80% of the Common Interest and the senior mortgagee, if any, of such units voting to approve termination of the condominium declaration; and (ii) at least 80% of the Common Interest to amend the condominium bylaws. At origination, the borrower delivered an irrevocable proxy appointing the lender as the borrower’s proxy with full power of substitution, to exercise any and all voting rights held by the borrower; provided, that such appointment and related rights may not be exercised by the lender until the occurrence and during the continuance of an event of default. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests and Other Shared Interests” in the Prospectus for additional information.

A-3-84

Mission Grove Plaza

Luxury+
GALAXY
THEATRES

STATER BROS

ROMANO'S

Bank of America

IHOP

A-3-85

Mission Grove Plaza

A-3-86

Mission Grove Plaza

Mission Grove Plaza
121-383 East Alessandro Boulevard
Riverside, CA 92508
Riverside
DOWNTOWN RIVERSIDE
3RD ST
UNIVERSITY AVE
Riverside Community Hospital
Riverside Community College Riverside
METROLINK
Town Square
Plaza Chicago
University Village
University of California Riverside
EASTSIDE
Box Springs Mountain Park
MAGNOLIA AVE
VICTORIA AVE
Victoria Club Golf Course
Magnolia Town Center
Riverside Plaza
Canyon Crest Towne Centre
CENTRAL AVE
MAGNOLIA CENTER
Olivewood Cemetery
VICTORIA
Canyon Crest Golf Course
ARLINGTON AVE
ALESSANDRO BLVD
CANYON CREST
Canyon Springs Marketplace
CANYON SPRINGS
Canyon Crossings
Castleview Park
Sycamore Canyon Wilderness Park
HAWARDEN HILLS
DAY ST
MISSION GROVE
E ALESSANDRO BLVD
WASHINGTON ST
ORANGECREST
VAN BUREN BLVD
WOOD RD
Burbank
Pasadena
San Bernardino
Los Angeles
Ontario
Riverside
Anaheim
Corona
Long Beach
Santa Ana
Pacific Ocean
MAP © 2023 CARTIFACT
DATA © OSM CONTRIBUTORS

A-3-87

Mission Grove Plaza
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Riverside, California	Cut-off Date Balance		$37,000,000
Property Type	Retail	Cut-off Date Balance per SF		$151.28
Size (SF)	244,581	Percentage of Initial Pool Balance		3.8%
Total Occupancy as of 5/31/2023(1)(2)	83.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/31/2023(1)(2)	83.8%	Type of Security		Fee
Year Built / Latest Renovation	1991-2012 / NAP	Mortgage Rate		6.86600%
Appraised Value(3)	$89,600,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$6,334,294
Underwritten Expenses	$1,857,525	Escrows(5)
Underwritten Net Operating Income (NOI)	$4,476,770		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,217,527	Taxes(6)	$135,284	$45,095
Cut-off Date LTV Ratio(4)	41.3%	Insurance	$0	Springing
Maturity Date LTV Ratio(4)	41.3%	Replacement Reserve	$0	$4,076
DSCR Based on Underwritten NOI / NCF	1.74x / 1.64x	TI/LC(7)	$0	$20,382
Debt Yield Based on Underwritten NOI / NCF	12.1% / 11.4%	Other(8)	$1,649,500	Springing
Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$37,000,000	100.0%	Loan Payoff	$28,293,603	76.5%
			Principal Equity Distribution	6,786,084	18.3
			Reserves	1,784,784	4.8
			Closing Costs	135,529	0.4
Total Sources	$37,000,000	100.0%	Total Uses	$37,000,000	100.0%

(1)	Neither the Total Occupancy as of 5/31/2023 nor the Owned Occupancy as of 5/31/2023 includes the vacant parcel formerly occupied by Kmart (the “Kmart Parcel”), nor the 37,651 SF anchor box, formerly leased to Stein Mart, which the borrower sponsor executed a 15-year lease with EOS Fitness at $23.50 per SF, which will bring the occupancy to 99.2% leased. The EOS Fitness tenant is expected to take occupancy in April 2024 and is not included in the underwriting. We cannot assure you that EOS Fitness will take occupancy or begin paying rent as expected or at all.
(2)	The Total Occupancy as of 5/31/2023 and Owned Occupancy as of 5/31/2023 includes the 2,320 SF parcel which the borrower sponsor executed a 5-year lease with Canyon Crest Winery (Qadros Enterprises) at $41.73 per SF. The tenant is expected to take occupancy in August 2023. We cannot assure you that Canyon Crest Winery (Qadros Enterprises) will take occupancy or begin paying rent as expected or at all.
(3)	The appraised value includes the Kmart Parcel. The appraiser concluded the value of the Mission Grove Plaza Property (as defined below) excluding the Kmart Parcel would be $82,000,000. The borrower sponsors intend to sell the Kmart Parcel, which is currently vacant, and are currently in escrow with a multifamily developer and expect the sale to occur in the fourth quarter of 2024 after the developer receives full entitlements and the Kmart Parcel is rezoned for multifamily use. The Mission Grove Plaza Loan (as defined below) documents allow for the free release of the Kmart Parcel.
(4)	Based on the appraised value of $82,000,000, which excludes the Kmart Parcel, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are each 45.1%.
(5)	See “—Escrows” below.
(6)	The borrower will not be required to make monthly deposits in the basic carrying costs escrow account in respect of any property taxes which are solely the obligation of any of the tenants doing business as IHOP, Bank of America, Cactus Cantina, Mission Grove Car Wash, McDonald's and Taco Bell (each, a "Direct Payment Tenant") and which property taxes are paid directly to the taxing authority by such Direct Payment Tenant.
(7)	The TI/LC reserve is capped at $733,743.
(8)	Other Upfront reserves consist of a $1.6 million environmental reserve and a $49,500 unfunded obligations reserve. Other Monthly reserve consists of a springing environmental reserve.

■	The Mortgage Loan. The Mission Grove Plaza loan (the “Mission Grove Plaza Loan”) is a fixed rate loan secured by a first deed of trust encumbering the borrower’s fee interest in a retail property located in Riverside, California (the “Mission Grove Plaza Property”). The Mission Grove Plaza Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $37,000,000, representing approximately 3.8% of the Initial Pool Balance.

The Mission Grove Plaza Loan was originated by Goldman Sachs Bank USA on June 1, 2023. The Mission Grove Plaza Loan has a 5-year interest only term and accrues interest at a fixed rate of 6.86600% per annum. The Mission Grove Plaza Loan proceeds were used to refinance existing debt on the Mission Grove Plaza Property, fund upfront reserves, pay origination costs and repatriate equity to the borrower sponsors.

The Mission Grove Plaza Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The scheduled maturity date of the Mission Grove Plaza Loan is June 6, 2028. Voluntary prepayment of the Mission Grove Plaza Loan in whole (but not in part) is permitted after June 6, 2025 with the payment of a yield maintenance premium. Voluntary prepayment of the Mission Grove Plaza Loan in whole (but not in part) is permitted on or after December 6, 2027 without payment of any yield maintenance premium.

A-3-88

Mission Grove Plaza
■	The Mortgaged Property. The Mission Grove Plaza Property is a 244,581 SF, grocery-anchored retail center located in Riverside, California. The Mission Grove Plaza Property was constructed by an affiliate of the borrower, Regional Properties, Inc., in 1991 with additions made through 2012. The Mission Grove Plaza Property consists of 16 buildings and 1,493 parking spaces situated on a 32.3-acre parcel in southeast Riverside, California.

The Mission Grove Plaza Property is anchored by a Stater Bros which occupies 45,654 SF (18.7% of GLA). Other anchor tenants include Galaxy Theaters, LLC (“Galaxy Theaters”) and EOS Fitness (signed, not yet in occupancy). The Mission Grove Plaza Property also includes a 104,231 SF vacant Kmart Parcel (29.9% of total center GLA, including non-collateral space) which the borrower is under contract to sell to a multifamily developer. Kmart vacated the Mission Grove Plaza Property in October 2018 but continued to pay its full rent and reimbursement obligations until its ground lease expired in November 2021.

Historical occupancy at the Mission Grove Plaza Property averaged 81.6% from 2020 through 2022. As of May 31, 2023, the Mission Grove Plaza Property was 83.8% occupied by a rent roll consisting of 46 unique tenants, with no single tenant occupying more than 27.1% of the GLA or contributing more than 16.8% of total UW Base Rent. The 10 largest tenants by UW Base Rent at the Mission Grove Plaza Property account for approximately 62.1% of the GLA and 59.7% of total UW Base Rent. Fourteen of the 46 tenants have leased the Mission Grove Plaza Property since 2000. The borrower recently executed an approximately 15-year lease with EOS Fitness for 37,651 SF at $23.50 PSF after an initial free rent period of four months. EOS Fitness is taking over the space formerly leased to Stein Mart, an off-price fashion and home-goods retailer. EOS Fitness is expected to take occupancy in April 2024 and is not included in the underwriting. We cannot assure you EOS Fitness will take occupancy or begin paying rent as expected or at all.

■	Major Tenants. The largest tenant by UW Base Rent, Galaxy Theaters (66,298 SF, 27.1% of GLA, 16.8% of UW Base Rent) is a privately owned, fully-integrated movie theatre company with locations throughout Arizona, California, Nevada, Texas and Washington. Established in 1998, the company is ranked by size in the top 10% of its industry according to the National Association of Theatre Owners. Galaxy Theaters occupies 66,298 SF at the Mission Grove Plaza Property under a lease expiring on May 14, 2030 with four, five-year extension options. The borrower granted Galaxy Theaters rent deferment during the COVID-19 pandemic. Galaxy Theaters is currently fully operational, meeting all rent obligations and has paid back 100% of back rent. There are no co-tenancy clauses tied to Galaxy Theaters. Galaxy Theaters is not required to report sales to the borrower.

The second largest tenant by UW Base Rent, Stater Bros (45,654 SF, 18.7% of GLA, 14.8% of UW Base Rent) is a privately owned supermarket chain with 170 stores located throughout Southern California. Established in 1936, the company has approximately 18,000 employees with annual sales of approximately $4 billion. Stater Bros is the largest private employer in both the Riverside and San Bernardino, California counties. Stater Bros occupies 45,654 SF at the Mission Grove Plaza Property under a lease expiring on May 31, 2037 with four, five-year extension options. Stater Bros is not required to report sales to the borrower.

The third largest tenant by UW Base Rent, IHOP (4,586 SF, 1.9% of GLA, 4.8% of UW Base Rent) is an American multinational pancake house restaurant that specializes in American breakfast foods. Owned by Dine Brands Global (NYSE: DIN), the company’s restaurants are generally operated through a franchise model. As of 2015, there were 1,650 IHOP restaurants located across North America, Central America, Asia and the Middle East. IHOP occupies 4,586 SF at the Mission Grove Plaza Property under a lease expiring on January 31, 2027 with three, five-year extension options. IHOP is not required to report sales to the borrower.

A-3-89

Mission Grove Plaza

The following table presents certain information relating to the major tenants at the Mission Grove Plaza Property:

Largest Owned Tenants Based on UW Base Rent(1)(2)

Tenant Name	Credit Ratings (Fitch/Moody's/S&P)(3)	Tenant GLA	% of GLA	UW Base Rent(4)	UW Base Rent $ PSF(4)	% of Total UW Base Rent(4)	Lease Expiration	Sales PSF(4)(5)	Occupancy Cost(4)(5)	Renewal / Extension Options
Galaxy Theaters, LLC	NR/NR/NR	66,298	27.1%	$861,874	$13.00	16.8%	5/14/2030	NAP	NAP	4, 5-year extensions
Stater Bros	NR/NR/NR	45,654	18.7	760,139	$16.65	14.8	5/31/2037	NAP	NAP	4, 5-year extensions
IHOP	NR/NR/NR	4,586	1.9	244,275	$53.27	4.8	1/31/2027	NAP	NAP	3, 5-year extensions
Vins Corp (Greens Gas Station)	NR/NR/NR	3,300	1.3	198,375	$60.11	3.9	8/31/2049	NAP	NAP	2, 10-year extensions
Mission Grove Car Wash	NR/NR/NR	7,100	2.9	189,857	$26.74	3.7	8/16/2028	$244.18	11.0%	None
Bank of America	NR/A1/A-	4,639	1.9	175,354	$37.80	3.4	8/31/2028	NAP	NAP	3, 5-year extensions
McDonald's (Ground Lease)	NR/NR/NR	3,926	1.6	161,916	$41.24	3.2	8/31/2027	NAP	NAP	None
Better Homes & Garden Realty	NR/NR/NR	5,000	2.0	158,697	$31.74	3.1	2/28/2025	NAP	NAP	2, 5-year extensions
Cactus Cantina	NR/NR/NR	5,000	2.0	153,785	$30.76	3.0	10/31/2024	$610.82	5.0%	2, 5-year extensions
Romano's Chicago Pizzeria	NR/NR/NR	6,300	2.6	151,200	$24.00	3.0	12/31/2026	NAP	NAP	None
Largest Tenants Total / Wtd. Avg.		151,803	62.1%	$3,055,472	$20.13	59.7%
Remaining Tenants		53,272	21.8	$2,063,542	$38.74	40.3
Occ. Subtotal / Wtd. Avg.		205,075	83.8%	$5,119,014	$24.96	100.0%
Vacant Space		39,506	16.2
Total / Wtd. Avg.		244,581	100.0%

(1)	Calculated based on the approximate square footage occupied by each owned tenant. Other tenants may have co-tenancy provisions.
(2)	Based on the underwritten rent roll dated May 31, 2023.
(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent guarantees the lease.
(4)	Eight of the top 10 tenants based on UW Base Rent are not required to report sales.
(5)	Sales PSF and Occupancy Cost is based on TTM February 2023 sales.

The following table presents certain information relating to the lease rollover schedule at the Mission Grove Plaza Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM(4)	0	0.0%	0.0%	$7,500	0.1%	$0.00	1
2023	4,425	1.8	1.8%	178,136	3.5	40.26	3
2024	16,561	6.8	8.6%	524,059	10.2	31.64	7
2025	8,730	3.6	12.1%	320,933	6.3	36.76	4
2026	13,642	5.6	17.7%	448,033	8.8	32.84	7
2027	14,243	5.8	23.6%	655,030	12.8	45.99	7
2028	22,168	9.1	32.6%	733,225	14.3	33.08	8
2029	0	0.0	32.6%	14,400	0.3	0.00	1
2030	71,137	29.1	61.7%	1,045,449	20.4	14.70	3
2031	4,415	1.8	63.5%	148,535	2.9	33.64	2
2032	0	0.0	63.5%	0	0.0	0.00	0
2033	800	0.3	63.8%	85,200	1.7	106.50	1
2034 & Thereafter	48,954	20.0	83.8%	958,514	18.7	19.58	2
Vacant	39,506	16.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	244,581	100.0%		$5,119,014	100.0%	$24.96	46

(1)	Based on the underwritten rent roll dated May 31, 2023.
(2)	Calculated based on the approximate square footage occupied by each owned tenant.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the Lease Expiration Schedule.
(4)	Watermill Express is included in MTM given the underwritten rent roll shows “Various” for lease expiration.

The following table presents certain information relating to historical occupancy at the Mission Grove Plaza Property:

Historical Leased %(1)

2020	2021	2022	As of 5/31/2023(2)
81.6%	81.7%	81.5%	83.8%

(1)	Occupancies are as of December 1 unless otherwise specified.
(2)	Based on the underwritten rent roll dated May 31, 2023.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mission Grove Plaza Property:

Cash Flow Analysis

A-3-90

Mission Grove Plaza
	2020	2021	2022	TTM May 31, 2023	Underwritten	Underwritten $ per SF
Base Rental Income(1)	$5,307,289	$4,920,242	$4,812,117	$4,944,238	$5,119,014	$20.93
Contractual Rent Steps	0	0	0	0	26,486	$0.11
Vacant Income	0	0	0	0	846,383	$3.46
Expense Reimbursements	1,298,311	1,270,534	1,213,026	1,175,859	1,188,794	$4.86
Net Rental Income	$6,605,600	$6,190,776	$6,025,144	$6,120,097	$7,180,677	$29.36

Overall Vacancy & Credit Loss	0	0	0	0	(846,383)	($3.46)
Other Income	0	7,350	7,441	74,161	0	$0.00
Effective Gross Income	$6,605,600	$6,198,126	$6,032,585	$6,194,258	$6,334,294	$25.90

Total Operating Expenses(2)	1,566,438	1,784,697	1,909,314	$2,077,992	1,857,525	$7.59
Net Operating Income	$5,039,162	$4,413,428	$4,123,271	$4,116,266	$4,476,770	$18.30

Replacement Reserve	0	0	0	0	47,625	$0.19
Tenant Improvements	0	0	0	0	104,385	$0.43
Leasing Commissions	0	0	0	0	107,232	$0.44
Net Cash Flow	$5,039,162	$4,413,428	$4,123,271	$4,116,266	$4,217,527	$17.24

(1)	Based on the underwritten rent roll dated May 31, 2023, with adjustments made for executed leases and tenants that have given notice to vacate.
(2)	Excluding non-recurring legal expenses in 2021 related to sale negotiations with respect to the Kmart Parcel ($69,770) and in 2022 related to legal fees incurred during an attempted refinance ($128,000) and split fees with respect to the Kmart Parcel ($22,986).

■	Appraisal. According to the appraisal, the Mission Grove Plaza Property had an “as-is” appraised value of $89,600,000 as of March 20, 2023. The “As-Is” appraised value includes an approximately 10 acre vacant parcel improved by a 104,231 retail building formerly occupied by Kmart (the “Kmart Parcel”). The appraiser concluded to a “Hypothetical Value Assuming Excess Land is Excluded” appraised value of $82,000,000 as of March 20, 2023, which excludes the Kmart Parcel. According to the appraisal, the Kmart Parcel entered escrow to be sold on November 8, 2021. According to the appraisal, the prospective buyer is in the process of obtaining entitlements for the development of a multifamily project and is not expected to close until all necessary entitlements are in place. The Mission Grove Plaza Loan documents allow the borrower to obtain the free release of the Kmart Parcel, subject to certain conditions described under “Release of Collateral.”

■	Environmental Matters. According to the Phase I environmental report dated September 7, 2022, there are certain recognized environmental conditions at the Mission Grove Plaza Property in connection with (i) soil and groundwater impacts including, among other things, tetrachloroethylene (PCE) and trichlorethylene (TCE), resulting from prior dry cleaning operations at the Mission Grove Plaza Property that utilized chlorinated solvents, as well as the potential for a vapor intrusion risk and (ii) insufficient compliance records pertaining to certain underground storage tanks (“USTs”) associated with the ongoing operation of a gasoline service station at the Mission Grove Plaza Property to rule out the potential that a release from the USTs may have affected the subsurface at the Mission Grove Plaza Property. Furthermore, according to a Phase II subsurface investigation and indoor air quality survey dated September 16, 2022, there is evidence of a release of chlorinated solvents from the former on-site dry cleaning operations impacting soil, soil gas, and groundwater at the Mission Grove Plaza Property, as well as sufficient indoor air concentrations to suggest that the impacts may pose the risk of adverse effects to the health of tenants at the Mission Grove Plaza Property (the “Existing Environmental Conditions”). According to an opinion of probable cost prepared by the related environmental consultant, the probable maximum estimated cost to remediate the Existing Environmental Conditions is $1,312,747 and the probable low estimated cost is $863,255. At origination, the borrower deposited with the lender approximately $1,600,000 in an environmental reserve account to be disbursed in accordance with the Mission Grove Plaza Loan documents to reimburse the borrower or pay for the remediation of the Existing Environmental Conditions. In addition, to the extent the existing funds in the environmental reserve account are less than 110% of the estimated cost to remediate the Existing Environmental Conditions, the Mission Grove Plaza Loan documents require the borrower to deposit the difference in the environmental reserve account, to be disbursed in accordance with the Mission Grove Plaza Loan documents. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

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Mission Grove Plaza
■	Market Overview and Competition. The Mission Grove Plaza Property is located in the Riverside retail submarket within the Inland Empire – California market. As of the fourth quarter of 2022, there was approximately 7,669,254 SF of retail space within the Riverside retail submarket. According to the appraisal, the submarket has been at least 94.6% occupied since the first quarter of 2021, with asking rent PSF growing monotonically over the same period. Throughout the fourth quarter of 2022, the submarket experienced zero completions and negative 4,927 SF of net absorption.

According to the appraisal, the 2022 population within a one-, three- and five-mile radius of the Mission Grove Plaza Property was 10,454, 61,438 and 199,176, respectively. Employment in the Riverside-San Bernardino-Ontario Metropolitan Statistical Area is concentrated in health care / social assistance, retail trade and construction. The 2022 median household income within a one-, three- and five-mile radius of the Mission Grove Plaza Property was $120,100, $116,956 and $83,338, respectively.

Competitive Properties(1)

Property	Canyon Crest Towne Centre	Canyon Springs Retail Center	Veteran’s Plaza	Iris Plaza	Perris Valley Spectrum	Center Pointe Shopping Center	The Station at Eastvale
Year Built/Renovated	1980 / 2010	2006 / NAP	2020 / NAP	2007 / NAP	1990 / 2016	2021 / NAP	2020 / NAP
Building Size (SF)	131,138	183,470	13,257	122,282	96,473	57,303	131,793
Occupancy	100%	100%	83%	98%	63%	98%	92%
Location	5225 Canyon Crest Drive Riverside, CA	2620-2698 Canyon Springs Parkway Riverside, CA	22420 and 22430 Van Buren Boulevard Riverside, CA	16020-16210 Perris Boulevard Moreno Valley, CA	2560 N. Perris Boulevard Perris, CA	27281 Newport Road Menifee, CA	Adjacent to I-15 between Cantu-Galleano Ranch Road and Hammer Avenue Eastvale, CA
Distance to Property (Miles)	3	3	4	6	9	18	14

(1)	Source: Appraisal.

Market Rent Summary(1)

Tenant Type	Market Rent (PSF)	Lease Term (Years)	Rent Increase Projection
Grocery Anchor	$1.40	10	10.0% in Year 5
Fitness Center	$1.95	10	10.0% in Year 5
Theater	$1.00	10	10.0% in Year 5
Bank Building	$3.30	10	10.0% in Year 5
Fast Food Restaurant	$3.50-$8.88	10	10.0% in Year 5
Free-Standing Restaurant	$3.00-$4.50	10	10.0% in Year 5
Carwash and Service Station	$2.35-$5.05	20	10.0% in Year 5
Shop Space	$3.00	5	3.0% per Annum

(1)	Source: Appraisal.

■	The Borrower. The borrower is Mission Grove Plaza, L.P., a California limited partnership with one independent director in its organizational structure. A non-consolidation opinion was not delivered in connection with the origination of the Mission Grove Plaza Loan.

Pamela E. Rubin, as trustee of The Mark and Pamela Rubin Family Trust dated June 17, 1997, as Amended and Complete restatement dated July 15, 2020, is the borrower sponsor and non-recourse carveout guarantor. Regional Properties, Inc. was founded by the late Mark Rubin and the late Alexander Levy in 1979. The borrower sponsor engages in the development of residential, office, retail and industrial properties through various owned or controlled partnerships and corporations. Regional Properties, Inc. focuses on maintaining low debt/asset ratios, ample liquidity, and substantial reserves to further their conservative fiscal approach. The borrower sponsor owns 11 retail, office, multifamily and mixed use properties in Riverside County.

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Mission Grove Plaza
■	Escrows. At origination of the Mission Grove Plaza Loan, the borrower deposited approximately (i) $135,284 into a tax reserve, (ii) $1,600,000 into an environmental reserve in connection with potential remediation costs as described under “Environmental Matters,” and (iii) $49,500 into an unfunded obligations reserve in connection with certain tenant improvement obligations with respect to Poke Lounge and Expedia Cruises.

Tax Reserve – On each due date, the borrower is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be $45,095 based on the underwritten rent roll dated May 31, 2023); provided, however, the borrower will not be required to fund that portion of taxes which are solely the obligation of the tenants IHOP, Bank of America, Cactus Cantina, Mission Grove Car Wash, McDonald’s and Taco Bell so long as certain conditions set forth in the Mission Grove Plaza Loan documents are satisfied.

Insurance Reserve – On each due date, the borrower is required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve can be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Mission Grove Plaza Loan documents.

Capital Expenditures Reserve – On each due date, the borrower is required to fund a capital expenditure reserve in the amount of $4,076.35.

TI/LC Reserve – On each due date, if and to the extent the amount contained in the leasing commission and tenant improvements account is less than $733,743 (excluding any lease termination proceeds), the borrower is required to fund a tenant improvement and leasing commission reserve in the amount of $20,381.75.

Critical Tenant Reserve – To the extent a Mission Grove Plaza Trigger Period (as defined below) occurs as a result of a Critical Tenant Trigger Event (as defined below), the borrower is required to deposit all excess cash flow into a critical tenant reserve in accordance with the Mission Grove Plaza Loan documents.

Springing Environmental Reserve – To the extent available funds maintained in the environmental reserve are less than 110% of the estimated cost to remediate the Existing Environmental Condition described above under “Environmental Matters”, the borrower is required to deposit the difference into the environmental reserve within 10 business days.

A “Critical Tenant Trigger Event” means each period: (i)(a) commencing on the date of a bankruptcy filing by or against any Critical Tenant or the guarantor under its Critical Tenant lease, and (b) ending on the earlier of (1) such case is dismissed 90 days after commencement without any negative impact on the applicable Critical Tenant lease, the Critical Tenant is paying normal monthly rent and is otherwise in compliance with its lease, and has provided an updated estoppel, (2) such Critical Tenant assumes its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease and has provided an updated estoppel or (3) the applicable lease is terminated and all or substantially all of the applicable leased premises are leased to one or more approved substitute leases; (ii)(a) commencing when any Critical Tenant has not given notice to renew its lease as of the earlier of (1) the date required under its lease and (2) 12 months prior to the expiration of its lease, and (b) ending on the earlier of (1) such Critical Tenant enters a renewal or extension of its lease pursuant to the existing terms and is in occupancy of all or substantially all of its applicable space and is paying full monthly rent, is open for business and has provided an updated estoppel or (2) all or substantially all of the applicable leased premises are leased to one or more approved substitute leases; or (iii)(a) commencing on the date that any Critical Tenant either (1) gives notice of an intent to terminate its lease or vacate a material portion of its leased premises, (2) goes dark, discontinues its operations or business in a material portion of its leased premises (excluding any temporary discontinuance of its business), and (b) ending on the earlier of (1) such Critical Tenant has recommenced its business and operations in all or substantially all of its applicable space, is paying full monthly rent and has provided an updated estoppel or (2) all or substantially all of the applicable leased premises are leased to one or more approved substitute leases.

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Mission Grove Plaza

A “Critical Tenant” means (i) Galaxy Theaters, (ii) Stater Bros, and (iii) any successor tenant which takes occupancy of all or a portion of a Critical Tenant space pursuant to a Critical Tenant lease.

■	Lockbox and Cash Management. The Mission Grove Plaza Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants of the Mission Grove Plaza Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Mission Grove Plaza Property and all other money received by the borrower or the property manager with respect to the Mission Grove Plaza Property (other than tenant security deposits) to be deposited into such lockbox account by the end of the second business day of receipt thereof. On each business day that no Mission Grove Plaza Trigger Period or event of default under the Mission Grove Plaza Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Mission Grove Plaza Trigger Period or event of default under the Mission Grove Plaza is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a Mission Grove Plaza Trigger Period (except to the extent caused solely by a Critical Tenant Trigger Event) or an event of default under the Mission Grove Plaza Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Mission Grove Plaza Loan.

A “Mission Grove Plaza Trigger Period” means each period commencing (a) when the debt yield (as calculated under the Mission Grove Plaza Loan documents), determined as of the first day of any fiscal quarter, is less than 10.0%, and ending when the debt yield (as calculated under the Mission Grove Plaza Loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter is equal to or greater than 10.0%, (b) if the financial reports required under the Mission Grove Plaza Loan documents are not delivered to the lender as and when required and ending when such reports are delivered and they indicate, in fact, that no Mission Grove Plaza Trigger Period is ongoing, and (c) upon the occurrence of a Critical Tenant Trigger Event and ending upon the satisfaction of the applicable Critical Tenant Trigger Event disbursement conditions.

■	Property Management. The Mission Grove Plaza Property is currently managed by Alemar Management Corporation, an affiliate of the borrower.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinated Indebtedness. Not permitted.

A-3-94

Mission Grove Plaza
■	Release of Collateral. The Mission Grove Plaza Loan documents permit the borrower to obtain the free release of the Kmart Parcel from the lien of the mortgage (the “Partial Release Event”) provided that no event of default has occurred and is continuing and upon the satisfaction of certain conditions set forth in the Mission Grove Plaza Loan documents, including, without limitation, the following: (a) the borrower will be required to provide not less than 30 days nor more than 90 days prior written notice to the lender, provided, however, the borrower will not be permitted to complete the Partial Release Event during the time period that is 30 days prior to or immediately after the closing date of the Benchmark 2023-V3 securitization; (b) any variations to the exact dimensions or legal description attributable to the Kmart Parcel will be subject to the prior written consent of the lender, not to be unreasonably withheld, conditioned or delayed; (c) the borrower will be required to submit to the lender, not less than 10 business days prior to the date of the proposed Partial Release Event, a prepared partial release instrument with respect to the Kmart Parcel; (d) at least 30 days prior to the effective date of the Partial Release Event, the borrower will be required to prepare and deliver to the lender (at the borrower’s sole cost and expense) a proposed re-plat of the Kmart Parcel and the remaining property (to the extent legally required) and a survey for each of the Kmart Parcel and the remaining property; (e) after the closing date of the Benchmark 2023-V3 transaction, the borrower will be required to deliver a REMIC opinion; (f) to the extent not otherwise waived by the lender, the lender receives a rating agency confirmation from any applicable rating agency; (g) the lender will have received a copy of the proposed deed conveying all of the borrower’s right, title and interest in to the Kmart Parcel to the applicable third party purchaser or the applicable affiliate which is to acquire title to the Kmart Parcel, and a letter from the borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed; and (h) the Partial Release Event will not (i) deny the remaining property access to public streets, road or utilities, (ii) unreasonably divide any portion or tract of the remaining property into strips or parcels, or (iii) otherwise have a material adverse effect on the remaining property as determined pursuant to prudent lender standards.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Mission Grove Plaza Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-95

Austin Multifamily Portfolio

A-3-96

Austin Multifamily Portfolio

MAP © 2023 CARTIFACT
DATA © OSM CONTRIBUTORS
Schroefer Park
Balcones Community Park
183
Seton Northwest Hospital
National Instruments Corporation
Spectrum
St. David's North Austin Medical Center
Scofield Crossing
Lowes
Walmart Supercenter
HID Global
GM IT Innovation Center
The Home Depot Technology Center
E HOWARD LN
MCCALLEN PASS DR
35
Quarries Park
HomeAway
Forcepoint
Microsoft
Tanknology
Bazaarvoice
IBM
NRG
NORTH BURNET
Walnut Creek Metropolitan Park
Tech Ridge Center
Dell
General Motors
E PARMER LN
North Hills Town Center
The Domain Shopping Center
Amazon
Charles Schwab
1 TEXAS
IBM
Arboretum
GATEWAY
J. J. Pickle Research Campus The University of Texas at Austin
NORTH AUSTIN
Austin
WOOTEN
Northcross Mall
GEORGIAN ACRES
2
1
Xerox
Northwest District Park
183
35
CRESTVIEW
BURNET RD
ALLANDALE
W KOENIG LN
183
BRENTWOOD
N LAMAR BLVD
North Loop Plaza
Highland Mall
HIGHLAND
290
ROSEDALE
W 45TH ST
The Triangle
Capital Plaza
WINDSOR PARK
Leander
Hutto
Round Rock
Jonestown
Jollyville
Pflugerville
Manor
Bee Cave
West Lake Hills
Austin
Sunset Valley
San Leanna
Buda

Austin Multifamily Portfolio

	Property Name	Address	City, State	Zip Code
1	Starburst Apartments	8800 North Interstate Highway 35	Austin, TX	78753
2	Orbit Apartments	8900 North Interstate Highway 35	Austin, TX	78753

A-3-97

Austin Multifamily Portfolio
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CREFI
Location (City/State)	Austin, Texas	Cut-off Date Balance(3)		$35,000,000
Property Type	Multifamily	Cut-off Date Balance per Unit(2)		$130,952.38
Size (Units)	840	Percentage of Initial Pool Balance		3.6%
Total Occupancy as of 3/17/2023	96.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/17/2023	96.0%	Type of Security		Fee
Year Built / Latest Renovation(1)	Various / 2019-2022	Mortgage Rate		7.37000%
Appraised Value	$187,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60

Underwritten Revenues	$15,971,152	Escrows(4)
Underwritten Expenses	$5,778,518		Upfront	Monthly
Underwritten Net Operating Income (NOI)	$10,192,634	Taxes	$832,492	$166,498
Underwritten Net Cash Flow (NCF)	$9,982,634	Insurance	$0	Springing
Cut-off Date LTV Ratio(2)	58.8%	Replacement Reserves	$0	$17,500
Maturity Date LTV Ratio(2)	58.8%	TI / LC	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	1.24x / 1.21x	Deferred Maintenance	$458,628	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.3% / 9.1%	Other Reserves	(5)	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$110,000,000	100.0%	Loan Payoff	$84,804,226	77.	1%
			Return of Equity	22,061,044	20.	1
			Closing Costs	1,843,610	1.	7
			Upfront Reserves	1,291,119	1.	2
Total Sources	$110,000,000	100.0%	Total Uses	$110,000,000	100.	0%

(1)	See the “Portfolio Summary” chart below.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Austin Multifamily Portfolio Whole Loan (as defined below).
(3)	The Austin Multifamily Portfolio Loan (as defined below) is part of a whole loan comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $110,000,000. The Cut-off Date Balance of $35,000,000 represents the non-controlling note A-2.
(4)	See “—Escrows” section below.
(5)	The borrowers are required to deposit $2,000,000 into a debt yield reserve in the form of cash or a letter of credit within 90 days of origination.
■	The Mortgage Loan. The Austin Multifamily Portfolio mortgage loan (the “Austin Multifamily Portfolio Loan”) is part of a whole loan (the “Austin Multifamily Portfolio Whole Loan”) secured by the borrowers’ fee interest in two multifamily properties located in Austin, Texas (the “Austin Multifamily Portfolio Properties”). The Austin Multifamily Portfolio Whole Loan is comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $110,000,000. The Austin Multifamily Portfolio Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $35,000,000 and represents approximately 3.6% of the Initial Pool Balance.

The Austin Multifamily Portfolio Whole Loan was originated on April 21, 2023 by CREFI and accrues interest at a fixed rate of 7.37000% per annum. The Austin Multifamily Portfolio Whole Loan had an initial term of 60 months, a remaining term of 58 months as of the Cut-off Date and is interest-only for the full term. The scheduled maturity date of the Austin Multifamily Portfolio Whole Loan is May 6, 2028.

Voluntary prepayment of the Austin Multifamily Portfolio Whole Loan is prohibited prior to February 6, 2028, but may be freely prepaid in whole or in part thereafter. However, see “—Release of Collateral” below for discussion of partial prepayments and defeasance. Defeasance of the Austin Multifamily Portfolio Whole Loan is permitted at any time after the second anniversary of the closing date of the securitization that includes the last pari passu note of the Austin Multifamily Portfolio Whole Loan to be securitized. The assumed lockout period of 26 payments is based on the expected securitization cut-off date of the Benchmark 2023-V3 transaction in July 2023. The actual lockout period may be longer. See also “—Release of Collateral” below.

A-3-98

Austin Multifamily Portfolio

The following table summarizes the promissory notes that comprise the Austin Multifamily Portfolio Whole Loan. The relationship between the holders of the Austin Multifamily Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1	$75,000,000	$75,000,000	Benchmark 2023-V2	Yes
A-2	$35,000,000	$35,000,000	Benchmark 2023-V3	No
Total Whole Loan	$110,000,000	$110,000,000

■	The Mortgaged Properties. The Austin Multifamily Portfolio Properties are comprised of two recently renovated garden style multifamily properties totaling 840 units located at 8800 North Interstate Highway 35 (the “Starburst Apartments Property”) and 8900 North Interstate Highway 35 (the “Orbit Apartments Property”) in Austin, Texas. The Austin Multifamily Portfolio Properties were recently renovated between 2019 and 2022. Renovations included interior unit upgrades to 394 units such as new flooring, quartz counters and stainless-steel appliances, as well as a clubhouse and fitness center revitalization, pool upgrades, landscaping, and exterior renovations. The borrower sponsors plan to continue renovating remaining units as they turn. Amenities at the Austin Multifamily Portfolio Properties include a pool, clubhouse, conference room, fitness center and dog park with gated access. The Austin Multifamily Portfolio Properties are situated on adjacent sites totaling approximately 29.20 acres and feature 1,243 parking spaces, resulting in a parking ratio of approximately 1.48 spaces per unit. As of March 17, 2023 the Austin Multifamily Portfolio Properties were 96.0% occupied.

The following table presents certain information relating to the Austin Multifamily Portfolio Properties:

Portfolio Summary

Property Name	City, State	Year Built/ Renovated	Total Units(1)	Occupancy(1)	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Appraised Value(2)	% of UW Base Rent(1)
Starburst Apartments	Austin, TX	1983/2019-2022	504	95.2%	$21,000,000	60.0%	$113,000,000	59.3%
Orbit Apartments	Austin, TX	1981/2019-2022	336	97.0	14,000,000	40.0	74,000,000	40.7
Total / Wtd. Avg.			840	96.0%	$35,000,000	100.0%	$187,000,000	100.0%

(1)	Based on the underwritten rent rolls dated March 17, 2023.
(2)	Source: Appraisals unless otherwise indicated.

The following tables present certain information relating to the unit mixes at the Austin Multifamily Portfolio Properties:

Starburst Apartments Property Unit Mix(1)

Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
1BR/1BA	384	76.2%	97.1%	568	$1,253	$1,358
2BR/2BA	120	23.8	89.2	817	1,602	1,756
Total / Wtd Avg.	504	100.0%	95.2%	627	$1,331	$1,447

(1)	Based on the underwritten rent rolls dated March 17, 2023 unless otherwise indicated.
(2)	Source: Third party market research report.

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Austin Multifamily Portfolio

Orbit Apartments Property Unit Mix(1)

Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
1BR/1BA	272	81.0%	96.3%	557	$1,285	$1,358
2BR/2BA	64	19.0	100.0	820	1,588	1,756
Total / Wtd Avg.	336	100.0%	97.0%	607	$1,345	$1,436

(1)	Based on the underwritten rent rolls dated March 17, 2023 unless otherwise indicated.
(2)	Source: Third party market research report.

The following table presents certain information relating to historical leasing of the residential units at the Austin Multifamily Portfolio Properties:

Historical Leased %(1)

2021	2022	As of 3/17/2023(2)
NAV	NAV	96.0%

(1)	Historical occupancies are unavailable at the Austin Multifamily Portfolio Properties as the borrower sponsors renovated the units between 2019 and 2022.
(2)	Based on the underwritten rent rolls dated March 17, 2023.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Austin Multifamily Portfolio Properties:

Cash Flow Analysis(1)(2)

	2022	T-12 3/31/2023	T-3 Ann. 3/31/2023	Underwritten	Underwritten $ per Unit
Base Rent	$9,554,146	$10,442,736	$12,643,588	$12,923,592	$15,385.23
Potential Income from Vacant Units	0	0	0	581,700	$692.50
Other Income(3)	2,192,031	2,570,483	3,289,092	3,206,943	$3,817.79
Gross Potential Rent	$11,746,178	$13,013,218	$15,932,680	$16,712,235	$19,895.52
Vacancy & Credit Loss	(856,745)	(767,909)	(90,674)	(741,083)	($882.24)
Effective Gross Income	$10,889,433	$12,245,309	$15,842,006	$15,971,152	$19,013.28

Real Estate Taxes	1,902,838	1,856,012	1,902,837	1,959,923	$2,333.24
Insurance	278,002	278,002	278,002	479,636	$571.00
Management Fee	326,683	367,359	475,260	479,135	$570.40
Other Operating Expenses	2,891,528	2,859,824	2,903,209	2,859,824	$3,404.55
Total Expenses	$5,399,051	$5,361,197	$5,559,308	$5,778,518	$6,879.19

Net Operating Income	$5,490,382	$6,884,112	$10,282,697	$10,192,634	$12,134.09
Replacement Reserves	0	0	0	210,000	$250.00
TI/LC	0	0	0	0	$0.00
Net Cash Flow	$5,490,382	$6,884,112	$10,282,697	$9,982,634	$11,884.09

(1)	Based on the underwritten rent rolls dated March 17, 2023.
(2)	The borrower sponsors renovated the units between 2019 and 2022. As such, historical financials prior to 2022 are unavailable at the Austin Multifamily Portfolio Properties. The cash flow analysis relies on the T-3 annualized period for the most recent period to reflect the performance of the Austin Multifamily Portfolio Properties following the renovations, which included upgrades to 394 units across the portfolio.
(3)	Other Income includes income from rubs/utility, trash services, forfeited deposits, vending machines and late charges.

■	Appraisal. According to the appraisals, the Austin Multifamily Portfolio Properties have an aggregate “as-is” appraised value of $187,000,000 as of March 27, 2023.
■	Environmental Matters. According to the Phase I environmental reports dated as of March 29, 2023, there are no recognized environmental conditions or recommendations for further action at the Austin Multifamily Portfolio Properties.
A-3-100

Austin Multifamily Portfolio
■	Market Overview and Competition. The Austin Multifamily Portfolio Properties are located in Austin, Texas within the Austin-Round Rock, TX metropolitan statistical area (“Austin MSA”). According to the appraisals, the Austin MSA is projected to have a total population of 2,473,457 in 2023 which represents an annual increase of approximately 2.9% since 2010. The Austin Multifamily Portfolio Properties are located directly off of Interstate 35, with immediate access to downtown Austin as well as US Highways 183 and 290. The Austin Multifamily Portfolio Properties are also located approximately 5 miles southeast of The Domain which is a mixed-use retail center with over 100 stores and restaurants and a demand generator for the local area.

The Austin Multifamily Portfolio Properties are located in the North Multifamily submarket of the Austin MSA. According to the appraisals, as of the fourth quarter of 2022, the submarket had existing supply of 21,696 units with no new competing construction planned and average occupancy of 93.0%. Additionally, according to a third-party market research report average monthly asking rent per unit in the submarket was $1,541.

According to the appraisals, the 2022 population and average household income within a one-, three- and five-mile radius of the Starburst Apartments Property was 24,564, 141,736, and 330,859 and $73,484, $91,857 and $106,940, respectively. The 2022 population and average household income within a one-, three- and five-mile radius of the Orbit Apartments Property was 26,848, 140,400, and 328,788 and $73,917, $91,285 and $107,516, respectively.

■	The Borrowers. The borrowers are 8800 Austin, LLC and 8900 Austin, LLC, each a Texas limited liability company and single purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Austin Multifamily Portfolio Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Wesley Ivan Keller, Nathan Ivan Keller and Jonathan Sheffield Keller, each a principal of Keller Capital. Keller Capital is the owner-manager of various multifamily assets throughout Texas with a current portfolio of 2,180 units and 500 acres of development land in Utah and Idaho.

■	Escrows. At origination of the Austin Multifamily Portfolio Whole Loan, the borrowers deposited approximately (i) $832,492 into a reserve account for real estate taxes and (ii) $458,628 into a reserve account for deferred maintenance.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $166,498).

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of an amount which would be sufficient to pay insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Austin Multifamily Portfolio Whole Loan documents. An acceptable blanket policy was in place at origination of the Austin Multifamily Portfolio Whole Loan.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $17,500.

Debt Yield Reserve. The borrowers are required to deposit into a debt yield reserve, within 90 days of the origination of the Austin Multifamily Portfolio Whole Loan, an amount equal to $2,000,000 in the form of cash or a letter of credit. Upon the occurrence of the Collateral Cure Conditions (as hereinafter defined), the funds in the debt yield reserve account will be disbursed to the borrowers. The “Collateral Cure Conditions” will be deemed to exist, provided that no event of default is ongoing, at such time as the debt yield (without taking into account the cash deposit and/or letter of credit) is equal or greater than 9.0% for two consecutive calendar quarters.

A-3-101

Austin Multifamily Portfolio
■	Lockbox and Cash Management. The Austin Multifamily Portfolio Whole Loan is structured with a springing lockbox and springing cash management. From and after the first occurrence of a Trigger Period (as defined below), the Austin Multifamily Portfolio borrowers are required to establish a lender-controlled lockbox account and the borrowers will be required to cause all revenue relating to the Austin Multifamily Portfolio Properties received by the borrowers or the property manager to be deposited into such lockbox immediately upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice. Upon the occurrence and during the continuance of a Trigger Period and following delivery of a restricted account notice, all funds in the lockbox account are required to be transferred on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Austin Multifamily Portfolio Whole Loan documents; and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Austin Multifamily Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Austin Multifamily Portfolio Whole Loan. If and to the extent that excess cash flow fails to be collected in the excess cash flow account on any monthly payment date due to: (w) any election by the lender not to deliver a restricted account notice, (x) any delay in the creation of the cash management account and/or the lockbox account by the borrowers, (y) any delay by the lender in declaring the occurrence of a Trigger Period, and/or (z) any violation of or failure by the borrowers to comply with the representations, covenants and other terms and conditions of the Austin Multifamily Portfolio Whole Loan documents related to, in each case, cash management, the borrowers will be required, within 5 business days of the applicable monthly payment date, to make a true up payment into the excess cash flow account in an amount determined by the lender as would have been collected in the excess cash flow account but for the occurrence of the events contemplated by the foregoing clauses (w), (x), (y) and/or (z). Upon an event of default under the Austin Multifamily Portfolio Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) on or after November 6, 2023, the debt service coverage ratio falling below 1.15x, and (iii) the failure of the borrowers to deposit $2,000,000 into the debt yield reserve account within 90 days of the origination of the Austin Multifamily Portfolio Whole Loan; and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, the date that the borrower deposits $2,000,000 into the debt yield reserve account within 90 days of the origination of the Austin Multifamily Portfolio Whole Loan in accordance with the terms of the Austin Multifamily Portfolio Whole Loan documents.

■	Property Management. The Austin Multifamily Portfolio Properties are managed by Keller Property Company, an affiliate of the borrowers.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.
A-3-102

Austin Multifamily Portfolio
■	Release of Collateral. The Austin Multifamily Portfolio Whole Loan documents permit the release of an individual property from the lien of the mortgage at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized, provided no event of default has occurred and is continuing and upon satisfaction of certain conditions set for in the Austin Multifamily Portfolio Whole Loan documents, including, without limitation, the following: (a) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (x) 125% of the allocated loan amount for the individual Mortgaged Property and (y) 100% of the net sales proceeds applicable to such individual Mortgaged Property, (b) the borrower delivers a REMIC opinion, (c) the borrowers deliver (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (d) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Austin Multifamily Portfolio Property is greater than the greater of (x) 1.22x or (y) the debt service coverage ratio with respect to the Austin Multifamily Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release (as applicable), (e) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Austin Multifamily Portfolio Property is no greater than the lesser of (x) 58.8% or (y) the loan-to-value ratio with respect to the Austin Multifamily Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release (as applicable), and (f) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining Austin Multifamily Portfolio Property is greater than the greater of (a) 9.08% or (b) the debt yield with respect to the Austin Multifamily Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release (as applicable).
■	Terrorism Insurance. The borrowers are required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Austin Multifamily Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Austin Multifamily Portfolio Properties for 18 months with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $25,000 unless lender consents to a higher deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-103

TRU BY HILTON ORLANDO
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(2)		GACC
Location (City/State)	Orlando, Florida	Cut-off Date Principal Balance(1)		$34,250,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)		$132,239.38
Size (Rooms)	259	Percentage of Initial Pool Balance		3.5%
Total TTM Occupancy as of 3/31/2023	83.3%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 3/31/2023	83.3%	Type of Security		Fee
Year Built / Latest Renovation	2020 / NAP	Mortgage Rate		8.45000%
Appraised Value	$60,600,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60
		Borrower Sponsors(3)	Noel Epelboim, EDG Holding Orlando, LLC,
Underwritten Revenues	$12,552,309		Epelboim Development Group LLC
Underwritten Expenses	$7,115,422	Escrows
Underwritten Net Operating Income (NOI)	$5,436,887		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,934,794	Taxes	$271,503	$30,167
Cut-off Date LTV Ratio(1)	56.5%	Insurance	$249,393	$22,994
Maturity Date LTV Ratio(1)	56.5%	Replacement Reserves(4)	$0	$41,841
DSCR Based on Underwritten NOI / NCF(1)	1.85x / 1.68x	Seasonality Reserve(5)	$115,000	$13,500
Debt Yield Based on Underwritten NOI / NCF(1)	15.9% / 14.4%	Other(6)	$0	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$34,250,000	100.0%	Loan Payoff(7)	$26,609,304	77.7%
			Principal Equity Distribution	4,482,016	13.1
			Closing Costs	2,022,784	5.9
			Reserves	635,896	1.9
			Other Uses(7)	500,000	1.5
Total Sources	$34,250,000	100.0%	Total Uses	$34,250,000	100.0%

(1)	The sole member of the borrower (the “EB-5 Borrower”) has a loan in the outstanding amount of $10,500,000 as of the Tru by Hilton Orlando mortgage loan origination date (the “EB-5 Loan”) from EDG Orlando EB-5, LLC (the “EB-5 Lender”), an affiliate of the mortgage borrower. The EB-5 Loan is secured by a pledge of the EB-5 Borrower’s 100% equity interest in the mortgage borrower. The EB-5 Lender entered into a subordination and standstill agreement, which provides that all payments on the EB-5 Loan are fully subordinated to the Tru by Hilton Orlando mortgage loan, provided that, so long as no cash sweep period under the Tru by Hilton Orlando mortgage loan is in effect, monthly, deferred, or other accrued interest due and payable on the EB-5 Loan may be paid from excess cash flow distributed from the mortgage borrower to the EB-5 Borrower. The metrics set forth above do not include the EB-5 Loan. Inclusive of the EB-5 Loan with an assumed interest rate of 4.50000%, the DSCR Based on Underwritten NOI/NCF, Debt Yield Based on Underwritten NOI/NCF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio would be 1.59x/1.45x, 12.1%/11.0%, 73.8% and 73.8%, respectively. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus. In addition, EB-5 Equity Investor, LLC (“EB-5 Equity Investor”), in connection with the acquisition of the Tru by Hilton Orlando Property (as defined below), contributed $4,000,000 of preferred equity in the EB-5 Borrower (the “EB-5 Preferred Equity”). Pursuant to the organizational documents for the EB-5 Borrower, EB-5 Equity Investor has no voting rights and/or managerial capacity and the EB-5 Borrower has the right to purchase the EB-5 Preferred Equity at fair market value on December 31, 2028. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the Prospectus.
(2)	The Tru by Hilton Orlando mortgage loan was originated by BSPRT CMBS Finance, LLC and will be purchased by GACC prior to the Closing Date.
(3)	The non-recourse carveout guarantor is Noel Epelboim.
(4)	The borrower is required to deposit on each monthly payment date an amount equal to 1/12th of 4% of the greater of (a) gross revenues for the Tru by Hilton Orlando Property in the preceding calendar year or (b) the projected gross revenues for the Tru by Hilton Orlando Property for the current calendar year according to the most recently submitted annual budget. The current estimated monthly FF&E deposit is $41,841.03.
(5)	The borrower was required to deposit $115,000 on the loan origination date, and is required to deposit $13,500 on each monthly payment date during the in-season months (all months except for May and August). The Seasonality Reserve is capped at $250,000
(6)	Other springing reserve represents a PIP reserve. On the date the franchisor under the franchise agreement requires any property improvement plan work to be completed at the Tru by Hilton Orlando Property, the borrower is required to deposit 110.0% of the cost required to pay for such property improvement plan into the PIP reserve.
(7)	Loan Payoff includes $2,003,143.47 of accrued interest on the EB-5 Loan. Other Uses represents a prepayment of $500,000 on the EB-5 Loan.

The following table presents certain information relating to the 2022 demand analysis with respect to the Tru by Hilton Orlando property (the “Tru by Hilton Orlando Property”) based on market segmentation, as provided in the appraisal for the Tru by Hilton Orlando Property:

2022 Accommodated Room Night Demand(1)

Property	Group	Commercial	Leisure
Tru by Hilton Orlando	15.0%	25.0%	60.0%

(1)	Source: Appraisal.

A-3-104

TRU BY HILTON ORLANDO

The following table presents certain information relating to the performance of the Tru by Hilton Orlando Property versus its competitive set, as provided in an April 2023 third party market research report covering the trailing twelve months ending April 30, 2023 for the Tru by Hilton Orlando Property:

Performance Against Competitive Set(1)

	Occupancy	ADR	RevPAR
Tru by Hilton Orlando	82.7%	$142.38	$117.74
Competitive Set	70.5%	$112.98	$79.70
Penetration Rate	117.2%	126.0%	147.7%

(1)	Source: Third party market research report as of April 2023.
(2)	The competitive set is comprised of La Quinta Inn & Suites by Wyndham Orlando I Drive, Best Western Orlando Convention Center Hotel, Fairfield Inn & Suites Orlando at Sea World and Holiday Inn Express & Suites Orlando @ SeaWorld.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Tru by Hilton Orlando Property:

Historical Occupancy, ADR, RevPAR(1)

	2021	2022	TTM 3/31/2023
Occupancy	58.9%	80.9%	83.3%
ADR	$103.02	$137.46	$143.07
RevPAR	$60.63	$111.27	$119.17

(1)	Based on the underwritten rent roll dated March 31, 2023.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Tru by Hilton Orlando Property:

Cash Flow Analysis(1)

	2021	2022	TTM 3/31/2023	Underwritten	Underwritten $ per Room
Rooms Revenue	$5,731,462	$10,519,122	$11,266,050	$11,266,044	$43,498
Food & Beverage Revenue	189,492	280,047	298,240	298,238	$1,151
Other Departmental Revenue(2)(3)	209,061	313,523	408,793	988,027	$3,815
Total Revenue	$6,130,015	$11,112,692	$11,973,083	$12,552,309	$48,465

Rooms Expense	$1,811,584	$2,694,866	$2,719,655	$2,719,657	$10,501
Food & Beverage Expense	105,805	86,535	88,833	89,923	$347
Other Departmental Expense	70,341	104,455	108,601	171,602	$663
Total Departmental Expense	$1,987,730	$2,885,856	$2,917,089	$2,981,182	$11,510
Total Undistributed Expense	2,150,052	3,368,903	3,500,395	3,455,823	$13,343
Total Fixed Expense	491,622	520,326	544,763	678,417	$2,619
Total Operating Expenses	$4,629,404	$6,775,085	$6,962,247	$7,115,422	$27,473

Net Operating Income	$1,500,611	$4,337,607	$5,010,836	$5,436,887	$20,992
FF&E	245,201	444,508	478,923	502,092	$1,939
Net Cash Flow	$1,255,410	$3,893,099	$4,531,913	$4,934,794	$19,053

(1)	Historical financial information is not available for 2020 because the Tru by Hilton Property was built in 2020.
(2)	Other Departmental Revenue includes parking and other operated departments.
(3)	In March 2023, the hotel began charging guests for $10/day parking at check-in. The hotel has received approval and is in the process of installing a gate at the entrance of the Tru by Hilton Orlando Property. The increase in Other Departmental Revenue from the TTM 3/31/2023 to Underwritten is based on the appraisal’s forecast of parking income which is based on competitive properties in the surrounding area.

A-3-105

SELECT PARKING NYC PORTFOLIO
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		BMO
Location (City / State)	New York, New York	Cut-off Date Balance(3)		$34,000,000
Property Type	Other - Parking Garage	Cut-off Date Balance per Space(2)		$80,000.00
Number of Spaces	550	Percentage of Initial Pool Balance		3.5%
Total Occupancy as of 7/6/2023	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/6/2023	100.0%	Type of Security		Fee
Year Built / Latest Renovation(1)	Various / NAP	Mortgage Rate		7.91000%
Appraised Value	$72,100,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months) Borrower Sponsor		60 Aaron Katz

Underwritten Revenues	$5,877,780
Underwritten Expenses	$1,075,886
Underwritten Net Operating Income (NOI)	$4,801,893	Escrows
Underwritten Net Cash Flow (NCF)	$4,774,393		Upfront	Monthly
Cut-off Date LTV Ratio(2)	61.0%	Taxes	$0	Springing
Maturity Date LTV Ratio(2)	61.0%	Insurance	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	1.36x / 1.35x	Replacement Reserve(4)	$27,500	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	10.9% / 10.9%	Condominium Assessment Reserve(5)	$12,100	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$44,000,000	100.0%	Loan Payoff	$24,893,631	56.6%
			Return of Equity	17,817,788	40.5
			Closing Costs	1,248,982	2.8
			Upfront Reserves	39,600	0.1
Total Sources	$44,000,000	100.0%	Total Uses	$44,000,000	100.0%

(1)	See chart below for a summary of the Select Parking NYC Portfolio (as defined below) properties, which were built in 1955 and 1987. The 30, 40 and 60 East 9th Street property was built in 1955 and the 260 West 87th Street property was built in 1987.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Select Parking NYC Portfolio Whole Loan (as defined below).
(3)	The Cut-off Date Balance of $34,000,000 represents the controlling note A-2, which is part of a larger whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $44,000,000 (the “Select Parking NYC Portfolio Whole Loan”).
(4)	In the event the initial replacement reserve is drawn down upon, the borrower is required to make monthly deposit of $2,292 into the replacement reserve account. The amount in the replacement reserve account should not exceed $27,500 in the aggregate at any given time.
(5)	If at any time the condominium assessment reserve is less than $12,100, the borrower is required to make a deposit into the condominium assessments reserve account in the amount sufficient to pay one month’s worth of assessments for the condominium.

The following table summarizes the promissory notes that comprise the Select Parking NYC Portfolio Whole Loan. The relationship between the holders of the Select Parking NYC Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$10,000,000	$10,000,000	BMO(1)	No
A-2	34,000,000	34,000,000	Benchmark 2023-V3	Yes
Total	$44,000,000	$44,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

A-3-106

SELECT PARKING NYC PORTFOLIO

The following table presents certain information relating to the individual Select Parking NYC Portfolio properties (the “Select Parking NYC Portfolio”):

Portfolio Summary

Property Name	City, State(1)	Year Built/ Renovated(1)	Total Spaces(2)	Occupancy(3)	Allocated Whole Loan Amount	% of Portfolio Cut-off Date Balance	Appraised Value(1)
30, 40 and 60 East 9th Street	New York, NY	1955 / NAP	360	100.0%	$28,800,000	65.5%	$46,500,000
260 West 87th Street	New York, NY	1987 / NAP	190	100.0%	15,200,000	34.5	25,600,000
Total			550	100.0%	$44,000,000	100.0%	$72,100,000

(1)	Based on the appraisals except as otherwise indicated.
(2)	Based on the underwritten rent rolls as of July 6, 2023.
(3)	As of July 6, 2023, 100% of parking spaces at each of the Select Parking NYC Portfolio properties are leased to an affiliate of the borrower sponsor and non-recourse carveout guarantor (who personally guarantees the lease) pursuant to a lease dated as of May 1, 2023. The occupancy represents the in-place lease to an affiliate of the borrower.

The following table presents certain information relating to the sole tenant at the 30, 40 and 60 East 9th Street property:

Sole Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant Space	% of Space	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per Space	Lease Expiration	Renewal / Extension Options
Select Parking(2)	NR/NR/NR	360	100.0%	$3,345,545	100.0%	$9,293.18	4/30/2033	None
Total Occupied		360	100.0%	$3,345,545	100.0%	$9,293.18
Vacant		0	0.0	0
Total		360	100.0%	$3,345,545

(1)	Based on the underwritten rent roll as of July 6, 2023.
(2)	The sole tenant is an affiliate of the borrower sponsor and carveout guarantor who also guarantees the lease.

The following table presents certain information relating to the sole tenant at the 260 West 87th Street property:

Sole Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant Space	% of Space	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per Space	Lease Expiration	Renewal / Extension Options
Select Parking(2)	NR/NR/NR	190	100.0%	$1,765,705	100.0%	$9,293.18	4/30/2033	None
Total Occupied		190	100.0%	$1,765,705	100.0%	$9,293.18
Vacant		0	0.0	0
Total		190	100.0%	$1,765,705

(1)	Based on the underwritten rent roll as of July 6, 2023.
(2)	The sole tenant is an affiliate of the borrower sponsor and carveout guarantor who also guarantees the lease.

A-3-107

SELECT PARKING NYC PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the 30, 40 and 60 East 9th Street property, based on the initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Space	% of Space	Cumulative % of Space	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per Space	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0%	0.0%	0	0.0	$0.00	0
2025	0	0.0%	0.0%	0	0.0	$0.00	0
2026	0	0.0%	0.0%	0	0.0	$0.00	0
2027	0	0.0%	0.0%	0	0.0	$0.00	0
2028	0	0.0%	0.0%	0	0.0	$0.00	0
2029	0	0.0%	0.0%	0	0.0	$0.00	0
2030	0	0.0%	0.0%	0	0.0	$0.00	0
2031	0	0.0%	0.0%	0	0.0	$0.00	0
2032	0	0.0%	0.0%	0	0.0	$0.00	0
2033	360	100.0%	100.0%	3,345,545	100.0	$9,293.18	1
2034	0	0.0%	100.0%	0	0.0	$0.00	0
2035 & Thereafter	0	0.0%	100.0%	0	0.0	$0.00	0
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total	360	100.0%		$3,345,545	100.0%	$9,293.18	1

(1)	Based on the underwritten rent roll dated as of July 6, 2023. The sole tenant at the 30, 40 and 60 East 9th Street property is an affiliate of the borrower sponsor and carveout guarantor who also guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the 260 West 87th Street property, based on the initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Space	% of Space	Cumulative % of Space	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per Space	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0%	0.0%	0	0.0	$0.00	0
2025	0	0.0%	0.0%	0	0.0	$0.00	0
2026	0	0.0%	0.0%	0	0.0	$0.00	0
2027	0	0.0%	0.0%	0	0.0	$0.00	0
2028	0	0.0%	0.0%	0	0.0	$0.00	0
2029	0	0.0%	0.0%	0	0.0	$0.00	0
2030	0	0.0%	0.0%	0	0.0	$0.00	0
2031	0	0.0%	0.0%	0	0.0	$0.00	0
2032	0	0.0%	0.0%	0	0.0	$0.00	0
2033	190	100.0%	100.0%	1,765,705	100.0	$9,293.18	1
2034	0	0.0%	100.0%	0	0.0	$0.00	0
2035 & Thereafter	0	0.0%	100.0%	0	0.0	$0.00	0
Vacant	0	0.0%	100.0%	NAP	NAP	NAP	NAP
Total	190	100.0%		$1,765,705	100.0%	$9,293.18	1

(1)	Based on the underwritten rent roll dated as of July 6, 2023. The sole tenant at the 260 West 87th Street property is an affiliate of the borrower sponsor and carveout guarantor who also guarantees the lease.

A-3-108

SELECT PARKING NYC PORTFOLIO

■  Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Select Parking NYC Portfolio properties:

Cash Flow Analysis(1)

	2021(2)	2022(2)	T-2 Annualized 5/31/2023(2)	Underwritten(2)	Underwritten $ per Space
Base Rental Revenue	$4,608,662	$5,288,794	$6,424,671	$5,111,250	$9,293.18
Reimbursements	0	0	0	1,075,886	1,956.16
Other Income(3)	0	60,000	108,000	0	0
Vacancy(4)	0	0	0	(309,357)	(562.47)
Effective Gross Revenue	$4,608,662	$5,348,794	$6,532,671	$5,877,780	$10,686.87

Real Estate Taxes	$870,000	$870,000	$870,000	$802,870	$1,459.76
Insurance	0	0	0	81,946	148.99
Management Fee(5)	33,600	33,600	33,600	58,778	106.87
Payroll(6)	579,596	625,848	647,202	0	0
Common Area Maintenance	332,915	351,258	351,843	132,293	240.53
Total Operating Expenses	$1,816,111	$1,880,706	$1,902,645	$1,075,886	$1,956.16

Net Operating Income	$2,792,551	$3,468,088	$4,630,025	$4,801,893	$8,730.71
Replacement Reserves	0	0	0	27,500	50.00
Net Cash Flow	$2,792,551	$3,468,088	$4,630,025	$4,774,393	$8,680.71

(1)	Based on the underwritten rent dated as of July 6, 2023, 100% of parking spaces at each property are leased to an affiliate of the borrower sponsor and non-recourse carveout guarantor (who personally guarantees the lease) pursuant to a lease dated as of May 1, 2023. The historical financial information for the year 2020 is not available because the borrower sponsor acquired the Select Parking NYC Portfolio properties in 2021.
(2)	The underwritten cashflows reflect the rent due under the leases executed on May 1, 2023. The historical cashflows represent the actual parking operations as there were no leases in place in these periods. Each Select Parking NYC Portfolio property was previously occupied by the borrower sponsor and managed by the borrower sponsor, and there was no separate lease entered into with a tenant. The base rental revenue and other line items shown for the historical operating information represent the results of the operation of each Select Parking NYC Portfolio property by the borrower sponsor.
(3)	Other Income consists of the income from storage space.
(4)	5.0% vacancy applied as per the appraiser’s conclusion.
(5)	The underwritten management fee is 1% of the effective gross income as per underwriting. The historical management fee was a flat fee.
(6)	The historical payroll for the borrower sponsor was paid from the cash flows from the properties whereas the underwritten payroll reflects the lease terms. The payroll is currently run through the borrower sponsor.

The following table presents sales comparison information relating to the individual Select Parking NYC Portfolio properties:

Sales Comparables(1)
	30 40 and 60 East 9th Street	260 West 87th Street	100 United Nations Plaza – Parking Garage	58 West 58th St	148-150 E 33rd St	433 East 76th Street	Manhattan Parking Garage Portfolio – 159 West 53rd Street	207 E 46th St
Location	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY	New York, NY
Property Type	Parking Garage	Parking Garage	Parking Garage	Parking Garage	Parking Garage	Parking Garage	Parking Garage	Parking Garage
Year Built/Renovated	1955 / NAP	1987 / NAP	1984 / NAP	1969 / NAP	1925 / NAP	1910 / NAP	1968 / NAP	1979 / NAP
Occupancy	100.0%(2)	100.0%(2)	100.0%	100.0%	100.0%	Owner Occupied	100.0%	100.0%
Number of Parking Space	360(3)	190(3)	150	110	149	131	147	105
Transaction Date	NAP	NAP	Nov-22	May-22	Dec-21	Nov-20	Nov-20	Nov-20
Sale Price	NAP	NAP	$9,500,000	$6,200,000	$11,000,000	$7,250,000	$15,000,000	$15,750,000
Stabilized Price	NAP	NAP	$9,500,000	$6,200,000	$11,000,000	$7,469,500	$15,000,00	$15,750,000
Cap Rate	5.25%	5.25%	NAP	NAP	4.50%	6.89%	5.00%	NAP
(1)	Based on the appraisals.
(2)	As of July 6, 2023, 100% of parking spaces at each property are leased to an affiliate of the borrower sponsor and non-recourse carveout guarantor (who personally guarantees the lease) pursuant to a lease dated as of May 1, 2023.
(3)	Based on the underwritten rent rolls dated as of July 6, 2023.

A-3-109

HERITAGE PLAZA
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1
Location (City / State)	Houston, Texas	Loan Seller		GSMC
Property Type	Office	Cut-off Date Balance(2)		$32,000,000
Size (SF)	1,158,165	Cut-off Date Balance per SF(3)		$148.51
Total Occupancy as of 2/28/2023(1)	70.1%	Percentage of Initial Pool Balance		3.3%
Owned Occupancy as of 2/28/2023(1)	70.1%	Number of Related Mortgage Loans		1
Year Built / Latest Renovation	1986 / 2021	Type of Security		Fee
Appraised Value	$521,800,000	Mortgage Rate		7.63000%
		Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60
		Borrower Sponsors	AEW CPT REIT, LLC, AEW Core Property (U.S.), L.P., Brookfield Office Properties Inc. and Brookfield Property Partners, L.P.
Underwritten Revenues	$43,938,879
Underwritten Expenses	$22,147,467	Escrows
Underwritten Net Operating Income (NOI)	$21,791,413		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$20,555,523	Taxes	$0	Springing
Cut-off Date LTV Ratio(3)	33.0%	Insurance	$0	Springing
Maturity Date LTV Ratio(3)	33.0%	Replacement Reserve(4)	$0	$19,303
DSCR Based on Underwritten NOI / NCF(3)	1.64x / 1.54x	TI / LC(5)	$5,000,000	$144,771
Debt Yield Based on Underwritten NOI / NCF(3)	12.7% / 12.0%	Other(6)	$10,489,446	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$172,000,000	96.7%	Loan Payoff	$156,217,116	87.9%
Principal’s New Cash Contribution	5,793,688	3.3	Reserves	15,489,446	8.7
			Closing Costs	6,087,126	3.4
Total Sources	$177,793,688	100.0%	Total Uses	$177,793,688	100.0%

(1)	Total Occupancy and Owned Occupancy includes the executed lease for 15,683 SF of space for EOG Resources Inc. which had a lease commencement date after the loan origination date, in May 2023. The tenant has since taken occupancy of the space. Total Occupancy and Owned Occupancy excludes Chevron (165,120 SF) since it is a known vacant tenant that will be leaving the Heritage Plaza property in August 2023.
(2)	The Cut-off Date Balance of $32,000,000 represents the non-controlling note A-6, and is part of a larger whole loan evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $172,000,000 (the “Heritage Plaza Whole Loan”).
(3)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Heritage Plaza Whole Loan.
(4)	The Replacement Reserve are subject to a $231,636 cap.
(5)	The TI/LC Reserve are subject to a $10,000,000 cap.
(6)	Other upfront reserve includes an outstanding leasing obligations reserve of $10,303,667 and a free rent reserve of approximately $185,779 allocated for EOG Resources Inc. and Human Capital, Inc.

A-3-110

HERITAGE PLAZA

The table below summarizes the promissory notes that comprise the Heritage Plaza Whole Loan. The relationship between the holders of the Heritage Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus. The Heritage Plaza Whole Loan will initially be serviced under the Benchmark 2023-V2 pooling and servicing agreement, but upon securitization of the controlling note A-1-2, the Heritage Plaza Whole Loan will be serviced under the pooling and servicing agreement for such future securitization transaction. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$22,000,000	$22,000,000	BANK5 2023-5YR2	No
A-1-2(1)	18,000,000	18,000,000	MSBNA(1)	Yes
A-2-1(1)	20,000,000	20,000,000	MSBNA(1)	No
A-2-2(1)	5,000,000	5,000,000	MSBNA(1)	No
A-3-1(1)	12,500,000	12,500,000	BMO(1)	No
A-3-2(1)	7,500,000	7,500,000	BMO(1)	No
A-4(1)	15,000,000	15,000,000	MSBNA(1)	No
A-5	40,000,000	40,000,000	Benchmark 2023-V2(2)	No
A-6	32,000,000	32,000,000	Benchmark 2023-V3	No
Total	$172,000,000	$172,000,000

(1)	Expected to be contributed to one or more future securitization(s) or may otherwise be transferred at any time.
(2)	The Heritage Plaza Whole will be initially serviced under the Benchmark 2023-V2 pooling and servicing agreement until the securitization of note A-1-2.

The following table presents certain information relating to the ten largest tenants (of which, certain tenants may have co-tenancy provisions) at the Heritage Plaza property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
EOG Resources Inc.(4)	NR/A3/A-	376,333	32.5%	$10,152,179	45.1%	$26.98	3/31/2035	1, 10-year option
Deloitte LLP	NR/NR/NR	205,125	17.7	5,827,305	25.9	$28.41	2/28/2031	2, 5-year options
Perella Weinberg Partners Group LP	NR/NR/NR	63,446	5.5	2,094,987	9.3	$33.02	8/31/2027	2, 5-year options
Lime Rock Management LP	NR/NR/NR	56,984	4.9	1,823,488	8.1	$32.00	3/31/2024(5)	1, 10-year option(5)
S&P Global Inc.	A-/A3/NR	28,560	2.5	828,240	3.7	$29.00	2/28/2029	2, 5-year options
GSO Capital Partners (Texas)	NR/NR/NR	11,169	1.0	374,804	1.7	$33.56	12/31/2028	1, 5-year option
Sapient Corporation	NR/NR/NR	11,007	1.0	347,346	1.5	$31.56	10/31/2024	None
Kroll, LLC	NR/NR/NR	11,597	1.0	342,112	1.5	$29.50	8/31/2029	1, 5-year option
BOP Heritage TRS Inc.	NR/NR/NR	11,781	1.0	213,641	0.9	$18.13	12/31/2024	Various(6)
Houston Volunteer Lawyers	NR/NR/NR	10,208	0.9	142,912	0.6	$14.00	3/31/2025	1, 10-year option(7)
Ten Largest Tenants		786,210	67.9%	$22,147,014	98.3%	$28.17
Remaining Occupied Tenants		26,194	2.3	380,646	1.7	$14.53
Total Occupied		812,404	70.1%	$22,527,660	100.0%	$27.73
Vacant		345,761	29.9
Total / Wtd. Avg.		1,158,165	100.0%

(1)	Based on the rent roll dated February 28, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps through March 2024.
(4)	EOG Resources Inc. had executed an amendment to the lease to rent 15,683 SF of space with an expected rent commencement date of May 1, 2023, after the loan origination date. The tenant has since taken occupancy of the space.
(5)	Lime Rock Management LP, extended its lease through October 31, 2029 after the loan origination date. The tenant has the option to extend its lease, as amended, following the first extension period commencement date of April 1, 2024 for 135 months (the “Ten-Year Option”), with notice required by December 31, 2023. In the event the tenant exercises the Ten-Year Option, the lease expiration will be June 30, 2035.
(6)	BOP Heritage TRS Inc. has automatic lease renewals on an annual basis for three leases totaling 11,423 SF and no lease renewal option for Suite PL2-B totaling 358 SF.
(7)	Houston Volunteer Lawyers has the discretion to extend its lease, as amended, in two, five-year increments.

A-3-111

HERITAGE PLAZA

The following table presents certain information relating to the lease rollover schedule at the Heritage Plaza property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases(2)(4)
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	79,772	6.9	6.9%	2,384,475	10.6	$29.89	10
2025	31,146	2.7	9.6%	389,510	1.7	$12.51	9
2026	1,851	0.2	9.7%	33,600	0.1	$18.15	1
2027	63,446	5.5	15.2%	2,094,987	9.3	$33.02	3
2028	11,169	1.0	16.2%	374,804	1.7	$33.56	2
2029	43,562	3.8	19.9%	1,270,799	5.6	$29.17	3
2030	0	0.0	19.9%	0	0.0	$0.00	0
2031	205,125	17.7	37.7%	5,827,305	25.9	$28.41	8
2032	0	0.0	37.7%	0	0.0	$0.00	0
2033	0	0.0	37.7%	0	0.0	$0.00	0
2034 & Thereafter	376,333	32.5	70.1%	10,152,179	45.1	$26.98	26
Vacant	345,761	29.9	100.0%	NAP	NAP	NAP	NA	P
Total / Wtd. Avg.	1,158,165	100.0%	100.0%	$22,527,660	100.0%	$27.73	62

(1)	Based on the underwritten rent roll dated February 28, 2023.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps through March 2024.
(4)	Represents number of individual leased suites expiring. Some tenants at the Heritage Plaza property have leases across more than one suite.

The following table presents certain information relating to historical leasing at the Heritage Plaza property:

Historical Leased %(1)

2019	2020	2021	2022(4)	As of 2/28/2023(2)(3)(4)
88.6%	94.8%	89.8%	87.2%	70.1%

(1)	As provided by the borrower and reflects the average occupancy for the indicated year ending December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll dated February 28, 2023.
(3)	February 2023 occupancy figure is inclusive of EOG Resources Inc.’s executed amendment to lease 15,683 SF of space that the tenant took occupancy in May 2023.
(4)	The drop in occupancy from year-end 2022 to February 28, 2023 is attributed to the removal of Chevron (165,120 SF) from the underwritten rent roll since it is a known vacant tenant that will be leaving the Heritage Plaza property in August 2023.

A-3-112

HERITAGE PLAZA
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Heritage Plaza property:

Cash Flow Analysis(1)

	2019	2020	2021	2022	Underwritten	Underwritten $ per SF
Base Rent(1)	$25,062,016	$24,475,586	$19,575,796	$25,031,771	$22,527,660	$19.45
Total Commercial Reimbursement	17,815,533	16,882,277	16,204,602	16,217,571	15,281,517	$13.19
Market Revenue from Vacant Units	0	0	0	0	10,052,964	$8.68
Other Revenue(2)	6,178,835	5,635,732	5,625,151	6,262,329	6,129,703	$5.29
Vacancy Loss	0	0	0	0	(10,052,964)	($8.68)
Effective Gross Income	$49,056,384	$46,993,596	$41,405,549	$47,511,670	$43,938,879	$37.94

Real Estate Taxes	6,642,947	7,450,748	7,567,104	6,635,945	7,519,133	$6.49
Insurance	647,929	711,257	911,600	780,665	1,286,507	$1.11
Utilities	512,258	685,996	3,503,103	813,945	1,312,235	$1.13
Repairs & Maintenance	5,437,557	5,364,978	5,949,630	6,366,880	7,235,510	$6.25
Janitorial	1,298,844	1,340,985	1,388,420	1,340,180	1,544,939	$1.33
Management Fee	1,505,372	1,441,080	1,283,363	1,468,917	1,000,000	$0.86
Payroll	0	0	0	0	0	$0.00
Other Operating Expenses	1,970,057	2,128,806	1,947,402	2,316,788	2,249,143	$1.94
Total Operating Expenses	$18,014,964	$19,123,848	$22,550,623	$19,723,321	$22,147,467	$19.12

Net Operating Income	$31,041,420	$27,869,748	$18,854,926	$27,788,349	$21,791,413	$18.82
TI / LC	0	0	0	0	1,371,468	$1.18
Replacement Reserves	0	0	0	0	364,421	$0.31
Other	0	0	0	0	500,000	$0.43
Net Cash Flow	$31,041,419.64	$27,869,748	$18,854,926	$27,788,349	$20,555,523	$17.75

Occupancy(3)	88.6%	94.8%	89.8%	87.2%	69.1%
NOI Debt Yield(4)	18.0%	16.2%	11.0%	16.2%	12.7%
NCF DSCR(4)	2.33x	2.09x	1.42x	2.09x	1.54x

(1)	Based on the underwritten rent roll dated as of February 28, 2023 inclusive of contractual rent steps through March 2024.
(2)	Other Revenue includes parking revenue, sales tax, communication licensing fee, special areas rent, prior year OCR adjustment, late charges and energy brokerage.
(3)	Underwritten Occupancy represents economic occupancy; historical occupancies represent average yearly physical occupancies.
(4)	Based on the aggregate Cut-off Date balance of the Heritage Plaza Whole Loan.

A-3-113

1001 MCKINNEY
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		Barclays
Location (City/State)	Houston, Texas	Cut-off Date Balance		$31,200,000
Property Type	Office	Cut-off Date Balance per SF		$83.10
Size (SF)	375,440	Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 4/1/2023	71.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/1/2023	71.0%	Type of Security		Fee
Year Built / Latest Renovation	1947 / 2020	Mortgage Rate		7.67500%
Appraised Value	$64,600,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60
		Borrower Sponsor	TPG RE Finance Trust Holdco, LLC
Underwritten Revenues	$10,160,930
Underwritten Expenses	$4,938,566	Escrows
Underwritten Net Operating Income (NOI)	$5,222,364		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,682,730	Taxes	$699,351	$116,558
Cut-off Date LTV Ratio	48.3%	Insurance	$116,249	$38,750
Maturity Date LTV Ratio	48.3%	Replacement Reserve	$0	$6,257
DSCR Based on Underwritten NOI / NCF	2.15x / 1.93x	TI/LC(1)	$3,000,000	$46,930
Debt Yield Based on Underwritten NOI / NCF	16.7% / 15.0%	Other(2)	$8,320,324	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$31,200,000	45.4%	Loan Payoff(3)	$55,731,597	81.	1%
Borrower Sponsor Equity	37,486,005	54.6	Reserves	12,135,923	17.	7
			Closing Costs	818,485	1.	2
Total Sources	$68,686,005	100.0%	Total Uses	$68,686,005	100.	0%
(1)	The TI/LC Reserve are subject to a $3,500,000 cap.
(2)	Other Reserves are comprised of approximately $5,197,599 of outstanding tenant improvements and leasing commissions and approximately $3,122,724 of outstanding free rent.
(3)	The borrower sponsor was the original lender to an unaffiliated joint venture for the acquisition of the 1001 McKinney property in 2018. The joint venture was not able to pay off the loan, resulting in an amicable deed in lieu in favor of the borrower sponsor in 2023. The Loan Payoff represents the prior loan amount at its initial maturity less an approximately $2 million pay down by the prior borrower.

The following table presents certain information relating to the tenants at the 1001 McKinney property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
SBSB Law, P.L.L.C.(2)	NR/NR/NR	79,204	21.1%	$1,534,878	31.7%	$19.38	12/31/2033	1, 5-year option
McGlinchey Stafford, PLLC	NR/NR/NR	20,001	5.3%	$410,021	8.5%	$20.50	9/30/2025	2, 5-year options
Zarvona Energy	NR/NR/NR	20,001	5.3%	$405,020	8.4%	$20.25	5/31/2025	1, 5-year option
Perkins & Will(3)	NR/NR/NR	15,305	4.1%	$275,490	5.7%	$18.00	1/31/2035	2, 5-year options
Morton's of Chicago SRA	NR/NR/NR	7,901	2.1%	$229,620	4.7%	$29.06	1/31/2034	1, 3-year option
ConnectGen Management	NR/NR/NR	11,397	3.0%	$227,940	4.7%	$20.00	1/31/2027	1, 5-year option
Hines Construction Services, LLC	NR/NR/NR	8,604	2.3%	$167,778	3.5%	$19.50	7/31/2027	1, 5-year option
Bright Horizons Children's Center, LLC	NR/NR/NR	6,188	1.6%	$154,700	3.2%	$25.00	2/28/2026	1, 5-year option
Walker Wilcox Matousek, LLP	NR/NR/NR	7,364	2.0%	$130,711	2.7%	$17.75	9/30/2029	1, 5-year option
LNG Management Services	NR/NR/NR	6,413	1.7%	$121,847	2.5%	$19.00	1/31/2025	1, 3-year option
Ten Largest Owned Tenants		182,378	48.6%	$3,658,005	75.5%	$20.06
Remaining Occupied Tenants		84,101	22.4%	$1,187,957	24.5%	$14.13
Vacant		108,961	29.0%	NAP	NAP	NAP
Total / Wtd. Avg.		375,440	100.00%	$4,845,962	100.00%	$18.19

(1)	Based on the underwritten rent roll dated April 1, 2023, inclusive of contractual rent steps through July 1, 2024.
(2)	SBSB Law, P.L.L.C. has a one-time right to terminate its lease effective December 31, 2030 with 12 months’ written notice and payment of a termination fee equal to (i) unamortized tenant concessions calculated in accordance with the tenant lease and (ii) two months of base rent and reimbursements.
(3)	Perkins & Will has a one-time right to terminate its lease effective January 31, 2031 with 12 months’ written notice and payment of a termination fee equal to $1,148,622.

A-3-114

1001 MCKINNEY

The following table presents certain information relating to the lease rollover schedule at the 1001 McKinney property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	12,866	3.4	3.4%	233,251	4.8	$18.13	4
2024	16,327	4.3	7.8%	159,572	3.3	$9.77	6
2025	63,042	16.8	24.6%	1,252,972	25.9	$19.88	11
2026	20,882	5.6	30.1%	407,585	8.4	$19.52	5
2027	24,385	6.5	36.6%	476,920	9.8	$19.56	5
2028(3)	1,257	0.3	37.0%	0	0.0	$0.00	1
2029	15,233	4.1	41.0%	189,256	3.9	$12.42	2
2030	4,801	1.3	42.3%	86,418	1.8	$18.00	1
2031	0	0.0	42.3%	0	0.0	$0.00	0
2032	0	0.0	42.3%	0	0.0	$0.00	0
2033 & Thereafter(4)	107,686	28.7	71.0%	2,039,988	42.1	$18.94	3
Vacant	108,961	29.0	100.0%	NAP	NAP	$0.00	NAP
Total / Wtd. Avg.	375,440	100.0%		$4,845,962	100.0%	$18.19	38

(1)	Based on the underwritten rent roll dated April 1, 2023, inclusive of contractual rent steps through July 1, 2024.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(3)	2028 reflects of a deli tenant that does not pay rent as the borrower sponsor views it as a building amenity.
(4)	2033 & Thereafter is inclusive of 5,276 square feet of property management office, gym and building conference room space that is occupied by affiliates of the borrower sponsor.

The following table presents certain information relating to historical occupancy at 1001 McKinney property:

Historical Leased %(1)

2019	2020	2021	2022	As of 4/1/2023
76.3%	70.5%	70.4%	76.0%	71.0%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 1001 McKinney property:

Cash Flow Analysis

	2019	2020	2021	2022	T-12 3/31/2023(1)	Underwritten(1)	Underwritten $ per SF
Rents In Place(2)	$5,285,531	$4,840,065	$4,671,027	$4,895,387	$4,754,270	$5,008,639	$13.34
Vacant Income	0	0	0	0	0	1,993,106	$5.31
Gross Potential Rent	$5,285,531	$4,840,065	$4,671,027	$4,895,387	$4,754,270	$7,001,745	$18.65
Total Reimbursements	4,101,844	3,526,441	2,876,794	3,132,356	3,046,017	3,482,333	$9.28
Parking Income	1,770,591	1,285,621	1,212,312	1,593,712	1,601,222	1,658,423	$4.42
Gross Potential Income	$11,157,966	$9,652,127	$8,760,133	$9,621,455	$9,401,509	$12,142,501	$32.34
Vacancy/Credit Loss	(139,939)	(322,082)	(189,805)	(170,420)	(233,371)	(1,993,106)	($5.31)
Other Income(3)	129,521	167,230	40,434	(11,486)	11,535	11,535	$0.03
Effective Gross Income	$11,147,548	$9,497,275	$8,610,762	$9,439,549	$9,179,672	$10,160,930	$27.06
Total Expenses	5,228,608	4,997,739	4,847,635	4,958,977	4,936,339	4,938,566	$13.15
Net Operating Income	$5,918,940	$4,499,536	$3,763,127	$4,480,571	$4,243,333	$5,222,364	$13.91
TI/LC	0	0	0	0	0	464,545 (4)	$1.24
Capital Expenditures	0	0	0	0	0	75,088	$0.20
Net Cash Flow	$5,918,940	$4,499,536	$3,763,127	$4,480,571	$4,243,333	$4,682,730	$12.47

(1)	The increase from T-12 3/31/2023 Net Operating Income to Underwritten Net Operating Income is primarily due to the execution of the Perkins & Will lease and SBSB Law P.L.L.C’s expansion.
(2)	Underwritten Rents In Place are inclusive of contractual rent steps through July 1, 2024.
(3)	Other Income is primarily storage income.
(4)	A $300,000 credit to the upfront $3,000,000 tenant improvement and leasing commissions reserve is included in underwritten TI/LC.

A-3-115

HARBORSIDE 2-3
Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Sellers(2)		CREFI, BMO
Location (City/State)	Jersey City, New Jersey	Cut-off Date Balance(2)		$27,500,000
Property Type	Office	Cut-off Date Balance per SF(1)		$140.71
Size (SF)	1,599,029	Percentage of Initial Pool Balance		2.8%
Total Occupancy as of 3/22/2023	75.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/22/2023	75.1%	Type of Security		Fee
Year Built / Latest Renovation	1930 / 2021	Mortgage Rate		5.84000%
Appraised Value	$396,000,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60
		Borrower Sponsors	Mark Karasick and Michael Silberberg

Underwritten Revenues	$51,753,039
Underwritten Expenses	$18,582,167	Escrows
Underwritten Net Operating Income (NOI)	$33,170,872		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$31,463,647	Taxes	$696,822	$696,822
Cut-off Date LTV Ratio(1)(5)	56.8%	Insurance	$272,774	$136,387
Maturity Date LTV Ratio(1)(5)	56.8%	Replacement Reserve	$8,000,000	$26,650
DSCR Based on Underwritten NOI / NCF(1)(5)	2.49x / 2.36x	TI/LC(3)	$15,000,000	Springing
Debt Yield Based on Underwritten NOI / NCF(1)(5)	14.7% / 14.0%	Other(4)	$40,614,319	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount(2)	$225,000,000	48.0%	Purchase Price	$377,000,000	80.5%
Sponsor Equity	119,820,041	25.6	Upfront Reserves	64,583,916	13.8
Mezzanine Loan Amount(5)	55,000,000	11.7	Closing Costs	26,869,593	5.7
Other Sources(6)	49,633,468	10.6
Preferred Equity	19,000,000	4.1
Total Sources	$468,453,509	100.0%	Total Uses	$468,453,509	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Harborside 2-3 Whole Loan (as defined below).
(2)	The Harborside 2-3 mortgage loan is part of the Harborside 2-3 Whole Loan which is comprised of 14 pari passu promissory notes with an aggregate original balance of $225,000,000. The Harborside 2-3 Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Bank of Montreal (“BMO”). CREFI is contributing note A-2-1-A, with an outstanding principal balance as of the Cut-off Date of $20,000,000, and BMO is contributing note A-5-2, with an outstanding principal balance as of the Cut-off Date of $7,500,000.
(3)	On each monthly payment date when the sum on deposit in the TI/LC reserve is less than $10,000,000, the borrowers are required to deposit approximately $133,252 into the TI/LC reserve account, which account is subject to a cap in an amount equal to $15,000,000.
(4)	Other Upfront reserves include (i) a sea wall repair reserve of $25,000,000, (ii) an unfunded obligations reserve of $14,195,734, and (iii) an elevator modernization reserve of approximately $1,418,585.
(5)	Concurrently with the funding of the Harborside 2-3 Whole Loan, NongHyup Bank funded a mezzanine loan in the amount of $55,000,000 (the “Harborside 2-3 Mezzanine Loan” and together with the Harborside 2-3 Whole Loan, the “Harborside 2-3 Total Debt”). The Harborside 2-3 Mezzanine Loan accrues interest at a rate of 7.0000% per annum to be paid as part of each monthly debt service payment amount, and an additional 3.5000% per annum will accrue through the term of the Harborside 2-3 Mezzanine Loan and be due on the Harborside 2-3 Mezzanine Loan final maturity date of April 6, 2028. An intercreditor agreement has been entered into between the lender under the Harborside 2-3 Whole Loan and the lender under the Harborside 2-3 Mezzanine Loan. Based on the Harborside 2-3 Total Debt, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 70.7%, the DSCR based on Underwritten NOI / NCF is 1.73x / 1.64x, and the Debt Yield based on Underwritten NOI / NCF is 11.8% / 11.2%. See “—Current Mezzanine or Subordinate Indebtedness” below.
(6)	Other Sources primarily consists of a Sea Wall credit of $27,610,000, tenant improvement and rent credits of approximately $12,104,859, a rate buydown credit of $6,250,000, and other miscellaneous credits.

The following table summarizes the promissory notes that comprise the Harborside 2-3 whole loan (the “Harborside Whole Loan”). The relationship between the holders of the Harborside 2-3 Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2023-V2	Yes
A-2-1-A	20,000,000	20,000,000	Benchmark 2023-V3	No
A-2-1-B	15,000,000	15,000,000	CREFI(1)	No
A-2-2	15,000,000	15,000,000	BMO 2023-C5	No
A-3	25,000,000	25,000,000	Benchmark 2023-B39	No
A-4-1	20,000,000	20,000,000	CREFI(1)	No
A-4-2	5,000,000	5,000,000	CREFI(1)	No
A-5-1	15,000,000	15,000,000	BMO(1)	No
A-5-2	7,500,000	7,500,000	Benchmark 2023-V3	No
A-6-1	15,000,000	15,000,000	BMO 2023-C5	No
A-6-2	2,500,000	2,500,000	BMO(1)	No
A-7	15,000,000	15,000,000	Benchmark 2023-V2	No
A-8	10,000,000	10,000,000	BMO(1)	No
A-9	10,000,000	10,000,000	BMO(1)	No
Whole Loan	$225,000,000	$225,000,000
Mezzanine Loan	$55,000,000	$55,000,000
Total Loan	$280,000,000	$280,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

A-3-116

HARBORSIDE 2-3

The following table presents certain information relating to the tenants at the Harborside 2-3 Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
MUFG Bank Ltd.	A1/A-/A	137,076	8.6%	$6,374,033	12.8%	$46.50	8/31/2029	1, 5-year option
E-Trade Financial Corporation	A1/NR/A-	132,265	8.3	5,863,218	11.8	$44.33	1/31/2031	1, 5-year option
Collectors Universe	NR/NR/NR	130,419	8.2	5,216,760	10.5	$40.00	11/30/2038	2, 5-year options
Sumitomo Mitsui Banking	A1/NR/A	111,605	7.0	4,949,637	10.0	$44.35	12/31/2036	2, 5-year options
Arch Insurance Company	A2/NR/A+	106,815	6.7	4,326,008	8.7	$40.50	5/31/2024	1, 5-year option
Cardinia Real Estate LLC	Baa1/NR/BBB+	79,771	5.0	3,455,677	7.0	$43.32	4/30/2032	1, 5-year option
Zurich American Ins. Co.(4)(5)	A3/NR/A	64,414	4.0	3,218,338	6.5	$49.96	5/31/2032	2, 5-year options
New Jersey City University	NR/NR/NR	84,929	5.3	3,118,962	6.3	$36.72	8/31/2035	2, 5-year options
JC Restaurants LLC	NR/NR/NR	46,207	2.9	2,079,315	4.2	$45.00	9/30/2033	2, 5-year options
Whole Foods Market Services	A1/NR/AA-	47,398	3.0	1,960,855	3.9	$41.37	3/31/2032	2, 5-year options
Largest Tenants		940,899	58.8%	$40,562,803	81.6%	$43.11
Remaining Tenants		259,525	16.2	9,125,272	18.4	$35.16
Total Occupied		1,200,424	75.1%	$49,688,075	100.0%	$41.39
Vacant Space		398,605	24.9	0	0.0	$0.00
Total / Wtd. Avg.		1,599,029	100.0%	$49,688,075	100.0%	$41.39

(1)	Based on the underwritten rent roll dated March 22, 2023.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include straight-line rent averaging for certain investment grade tenants (MUFG, E-Trade, Cardinia Real Estate LLC, Zurich American Ins. Co., Whole Foods Market Services and Sumitomo Mitsui Banking) through lease maturity totaling $1,229,273 and contractual rent steps through January 2024 totaling $261,077.
(4)	Zurich American Ins. Co has a contraction option for 15,802 SF effective August 15, 2027 with 12 months’ notice and a contraction fee of six months’ rent and unamortized TIs, LCs, and free rent on the returned space.
(5)	Zurich American Ins. Co subleases 32,473 SF to Springer Nature America, Inc.

The following table presents certain information relating to the lease rollover schedule at the Harborside 2-3 Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM(4)	0	0.0%	0.0%	$36,000	0.1%	$0.00	6
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	126,250	7.9	7.9%	5,157,929	10.4	$40.85	5
2025	78,064	4.9	12.8%	1,823,652	3.7	$23.36	4
2026	6,344	0.4	13.2%	250,588	0.5	$39.50	1
2027	4,451	0.3	13.5%	288,345	0.6	$64.78	2
2028	30,346	1.9	15.4%	1,263,653	2.5	$41.64	3
2029	137,076	8.6	23.9%	6,374,033	12.8	$46.50	1
2030	28,000	1.8	25.7%	1,064,000	2.1	$38.00	1
2031	132,265	8.3	33.9%	5,863,218	11.8	$44.33	1
2032	284,468	17.8	51.7%	12,201,982	24.6	$42.89	6
2033	46,207	2.9	54.6%	2,079,315	4.2	$45.00	1
2034 & Thereafter	326,953	20.4	75.1%	13,285,359	26.7	$40.63	7
Vacant	398,605	24.9	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,599,029	100.0%		$49,688,075	100.0%	$41.39	38

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.
(2)	Based on the underwritten rent roll dated March 22, 2023.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include straight-line rent averaging for certain investment grade tenants (MUFG, E-Trade, Cardinia Real Estate LLC, Zurich American Ins. Co., Whole Foods Market Services and Sumitomo Mitsui Banking), through lease maturity totaling $1,229,273 and contractual rent steps through January 2024 totaling $261,077.
(4)	MTM includes six food hall tenants that are on month to month leases and do not have square footage attributable to them. Underwritten rent is only attributable to Angry Archies ($18,000) and The Belgian Plate ($18,000) which had leases in place as of March 22, 2023.
A-3-117

HARBORSIDE 2-3

The following table presents certain information relating to historical occupancy at the Harborside 2-3 Property:

Historical Leased %(1)

2019	2020	2021	2022	As of 3/22/2023(2)
84.6%	82.3%	83.6%	82.5%	75.1%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 22, 2023.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Harborside 2-3 Property:

Cash Flow Analysis(1)

	2019	2020	2021	2022	Underwritten	Underwritten $ per SF
Base Rent	$41,941,974	$43,765,220	$44,836,663	$45,934,802	$48,197,725	$30.14
Contractual Rent Steps(2)	0	0	0	0	1,490,350	$0.93
Potential Income from Vacant Space	0	0	0	0	17,305,219	$10.82
Total Reimbursements	462,010	117,040	1,781,772	2,608,869	835,286	$0.52
Other Income(3)	686,264	734,802	832,439	770,425	1,229,679	$0.77
Gross Potential Rent	$43,090,248	$44,617,062	$47,450,874	$49,314,096	$69,058,258	$43.19
Vacancy & Credit Loss	0	0	0	0	(17,305,219)	($10.82)
Effective Gross Income	$43,090,248	$44,617,062	$47,450,874	$49,314,096	$51,753,039	$32.37

Real Estate Taxes	5,989,391	6,988,199	6,969,969	6,476,738	6,373,673	$3.99
Insurance	498,719	693,812	987,947	1,339,686	1,558,710	$0.97
Management Fee	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	$0.63
Other Operating Expenses(4)	10,223,047	9,807,514	9,089,302	9,010,793	9,649,784	$6.03
Total Expenses	$17,711,157	$18,489,525	$18,047,218	$17,827,217	$18,582,167	$11.62

Net Operating Income	$25,379,091	$26,127,537	$29,403,655	$31,486,880	$33,170,872	$20.74
Replacement Reserves	0	0	0	0	319,806	$0.20
TI/LC	0	0	0	0	1,387,420	$0.87
Net Cash Flow	$25,379,091	$26,127,537	$29,403,655	$31,486,880	$31,463,647	$19.68

(1)	Based on the underwritten rent roll dated March 22, 2023.
(2)	Underwritten Contractual Rent Steps include straight-line rent averaging for certain investment grade tenants (MUFG, E-Trade, Cardinia Real Estate LLC, Zurich American Ins. Co., Whole Foods Market Services and Sumitomo Mitsui Banking) through lease maturity totaling $1,229,273 and contractual rent steps through January 2024 totaling $261,077.
(3)	Other Income includes antenna income, submetered electric income, tenant services income, rooftop generator fees, income from third party events with catering/amenities and percentage rent from the food hall tenants.
(4)	Other Operating Expenses are primarily attributable to repairs & maintenance ($2.13/SF), cleaning costs ($1.12/SF), contract services ($1.08/SF) and utilities ($0.98/SF).

A-3-118

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Contacts
Role	Party and Contact Information
Depositor	GS Mortgage Securities Corporation II
	Attention: Scott Epperson		scott.epperson@gs.com gs-refgsecuritization@gs.com
200 West Street | New York, NY 10282 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association
	Executive Vice President – Division Head		Fax Number: (913) 253-9001
10851 Mastin Street, Suite 700 | Overland Park, KS 66210 | United States
Special Servicer	Greystone Servicing Company LLC
	John Roach	(972) 868-5400	John.Roach@greyco.com
5221 North O'Connor Blvd., Suite 800 | Irving, TX 75039 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	Attention: Benchmark 2023-V3 – Surveillance Manager		cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	B-1	Page 1 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR Certificates		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.
© 2021 Computershare. All rights reserved. Confidential.	B-2	Page 2 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Certificates		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	B-3	Page 3 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Certificates	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	B-4	Page 4 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	B-5	Page 5 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	B-6	Page 6 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	B-7	Page 7 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	B-8	Page 8 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	B-9	Page 9 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	B-10	Page 10 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	B-11	Page 11 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	B-12	Page 12 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	B-13	Page 13 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	B-14	Page 14 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	B-15	Page 15 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	B-16	Page 16 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	B-17	Page 17 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Aug-23	0	0	0	0	0	0
Jul-23	0	0	0	0	0	0
Jun-23	0	0	0	0	0	0
May-23	0	0	0	0	0	0
Apr-23	0	0	0	0	0	0
Mar-23	0	0	0	0	0	0
Feb-23	0	0	0	0	0	0
Jan-23	0	0	0	0	0	0
Dec-22	0	0	0	0	0	0
Nov-22	0	0	0	0	0	0
Oct-22	0	0	0	0	0	0
Sep-22	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	B-18	Page 18 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	B-19	Page 19 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	B-20	Page 20 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Modified Loan Detail

		Pre-Modification		Post-Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Modification Closing Date	Modification Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	B-21	Page 21 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	B-22	Page 22 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	B-23	Page 23 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	B-24	Page 24 of 25

Distribution Date:	08/17/23	Benchmark 2023-V3 Mortgage Trust
Determination Date:	08/11/23
Record Date:	08/03/23	Commercial Mortgage Pass-Through Certificates Series 2023-V3

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	B-25	Page 25 of 25

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ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of July 1, 2023 (the “Pooling and Servicing Agreement”), among GS Mortgage Securities Corporation II, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Greystone Servicing Company LLC, as special servicer, Computershare Trust Company, National Association, as certificate administrator and as trustee, and Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer.
Transaction: Benchmark 2023-V3 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2023-V3
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer as of December 31, 20[__]: Greystone Servicing Company LLC
Directing Holder: Greystone High Yield Investments I LLC (or its affiliate)

I.   Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of [a Final] Asset Status Report.
b.	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which [a Final] Asset Status Report has been issued. The [Final] Asset Status Reports may not yet be fully implemented.

II.  Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review of the items listed below, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level” basis. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard, as a result of the following material deviations.]

●	[LIST OF ANY MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

1      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information..

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III.       List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.
2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after a Control Termination Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.
3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.
4.	[LIST OTHER REVIEWED INFORMATION].
5.	[INSERT IF AFTER A CONTROL TERMINATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculator, visit any related property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.       Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Holder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Holder directly. As such,
C-2

the Operating Advisor relied solely upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loan pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth in the Pooling and Servicing Agreement or the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loan and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above.

Terms used but not defined in this report have the meaning set forth in the Pooling and Servicing Agreement.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES

GSMC will in its MLPA, with respect to each GSMC Mortgage Loan, make the representations and warranties set forth below as of the Cut-off Date or such other date specified below, in each case subject to the exceptions to those representations and warranties that are described on Annex D-2. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

The related MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between GSMC, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan, each GSMC Mortgage Loan is a whole loan and not a participation interest in a GSMC Mortgage Loan. Each GSMC Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to GSMC), participation or pledge, and GSMC had good title to, and was the sole owner of, each GSMC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GSMC Mortgage Loan other than any servicing rights appointment, or similar agreement, any Non-Serviced PSA with respect to a GSMC Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. GSMC has full right and authority to sell, assign and transfer each GSMC Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of each GSMC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering any GSMC Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)       Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related mortgagor, guarantor or other obligor in connection with such GSMC Mortgage Loan is the legal, valid and binding obligation of the related mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under

D-1-1

applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by GSMC in connection with the origination of any GSMC Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)       Mortgage Provisions. The Mortgage Loan documents for each GSMC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) to the knowledge of GSMC, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the GSMC Mortgage Loan, which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, GSMC Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related mortgagor nor the related guarantor has been released from its material obligations under the related GSMC Mortgage Loan.

(5)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of assignment of leases to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and assignment of leases is freely assignable without the consent of the related mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the mortgage loan schedule attached to the related MLPA, leasehold) interest in the related Mortgaged Property in the principal amount of such GSMC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex D-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to GSMC’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to GSMC’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a GSMC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan

D-1-2

title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such GSMC Mortgage Loan (or with respect to a GSMC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related GSMC Mortgage Loan constitutes a cross-collateralized GSMC Mortgage Loan, the lien of the Mortgage for another GSMC Mortgage Loan contained in the same Crossed Group; and (g) if the related GSMC Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by GSMC thereunder and no claims have been paid thereunder. Neither GSMC, nor to GSMC’s knowledge, any other holder of a GSMC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)       Junior Liens. It being understood that B notes secured by the same Mortgage as a GSMC Mortgage Loan are not subordinate mortgages or junior liens, except for any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule D-1 to this Annex D-1, GSMC has no knowledge of any mezzanine debt secured directly by interests in the related mortgagor.

(8)       Assignment of Leases and Rents. There exists as part of the related Mortgage File an assignment of leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related assignment of leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related assignment of leases, subject to applicable law, provides that, upon an event of default under each GSMC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)       UCC Filings. If the related Mortgaged Property is operated as a hospitality property, GSMC has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related GSMC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan

D-1-3

documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)    Condition of Property. GSMC or the originator of each GSMC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six (6) months of origination of the related GSMC Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GSMC Mortgage Loan no more than thirteen months prior to the Cut-off Date. To GSMC’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GSMC Mortgage Loan.

(11)    Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)    Condemnation. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to GSMC’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of any Mortgaged Property that would have a material adverse effect on the value, use or operation of such Mortgaged Property.

(13)    Actions Concerning Mortgage Loan. To GSMC’s knowledge, based on evaluation of the Title Policy (as defined in paragraph (6)), an engineering report or property condition assessment as described in paragraph (10), applicable local law compliance materials as described in paragraph (24), and the ESA (as defined in paragraph (40)), as of origination, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any mortgagor, guarantor, or mortgagor’s interest in the related Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such mortgagor’s title to such Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such mortgagor’s ability to perform under the related GSMC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the related Mortgage Loan documents or (f) the current principal use of such Mortgaged Property.

(14)    Escrow Deposits. All escrow deposits and payments required to be escrowed with any Mortgagee pursuant to each GSMC Mortgage Loan are in the possession, or under the control, of GSMC or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with the related Mortgagee under the related Mortgage Loan documents are being conveyed by GSMC to the Depositor or its servicer.

D-1-4

(15)    No Holdbacks. The principal amount of each GSMC Mortgage Loan stated on the mortgage loan schedule attached to the related MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the GSMC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the mortgagor or other considerations determined by GSMC to merit such holdback).

(16)    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or (ii) the Syndicate Insurance Rating Requirements. “Syndicate Insurance Rating Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GSMC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program (irrespective of whether such coverage is provided pursuant to a National Flood Insurance Program policy or through a private policy), plus such additional flood coverage in an amount as is generally required by GSMC for comparable mortgage loans intended for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

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Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each Mortgaged Property located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the related Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the SEL.

The Mortgage Loan documents for each GSMC Mortgage Loan require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the original or then outstanding principal amount of the related GSMC Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GSMC Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under each GSMC Mortgage Loan and its successors and assigns as a loss payee under a Mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related GSMC Mortgage Loan obligates the related mortgagor to maintain (or cause to be maintained) all such insurance and, at such mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the mortgagor’s reasonable cost and expense and to charge such mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by GSMC.

(17)    Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related GSMC Mortgage Loan requires the mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

(18)    No Encroachments. To GSMC’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GSMC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time

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of the origination of such GSMC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)    No Contingent Interest or Equity Participation. No GSMC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by GSMC.

(20)    REMIC. Each GSMC Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury Regulations Section 1.860G-2(f)(2) (the “Treasury Regulations”) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GSMC Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the GSMC Mortgage Loan and (B) either: (a) such GSMC Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the GSMC Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GSMC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GSMC Mortgage Loan; or (b) substantially all of the proceeds of such GSMC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GSMC Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the GSMC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GSMC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GSMC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the GSMC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

(21)    Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each GSMC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)    Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GSMC Mortgage Loan by the issuing entity.

(23)    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to GSMC’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

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(24)    Local Law Compliance. To GSMC’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a GSMC Mortgage Loan as of the date of origination of such GSMC Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the related Mortgaged Property. The terms of the related Mortgage Loan documents require the mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)    Licenses and Permits. Each mortgagor covenants in the related Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to GSMC’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. Each GSMC Mortgage Loan requires the related mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)    Recourse Obligations. The Mortgage Loan documents for each GSMC Mortgage Loan provide that such GSMC Mortgage Loan (a) becomes full recourse to the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by the related mortgagor; (ii) the related mortgagor or guarantor will have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to such mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the mortgagor made in violation of the related Mortgage Loan documents; and (b) contains provisions providing for recourse against the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of such mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the related GSMC Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to the Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a GSMC Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)    Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the related Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the related GSMC Mortgage Loan, (b) upon payment in full of such GSMC Mortgage Loan, (c) upon a Defeasance (as defined in (32) below), (d) releases of out-parcels that are unimproved or other portions of the related Mortgaged Property which will not have a material adverse effect on the underwritten value of such Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GSMC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e)

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as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GSMC Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject GSMC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all GSMC Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GSMC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GSMC Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the GSMC Mortgage Loan (or related Whole Loan) outstanding after the release, the related mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

With respect to any partial release under the preceding clause (e), for all GSMC Mortgage Loans originated after December 6, 2010, the mortgagor can be required to pay down the principal balance of the related GSMC Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the GSMC Mortgage Loan (or related Whole Loan).

No GSMC Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another GSMC Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC provisions of the Code.

(28)    Financial Reporting and Rent Rolls. The GSMC Mortgage Loan documents for each GSMC Mortgage Loan require the related mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each GSMC Mortgage Loan with more than one mortgagor are in the form of an annual combined balance sheet of the mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)    Acts of Terrorism Exclusion. With respect to each GSMC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GSMC Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GSMC Mortgage Loan, and, to GSMC’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GSMC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then

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provided that terrorism insurance is commercially available, the Mortgagor under each GSMC Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)    Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GSMC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GSMC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex D-1 or the exceptions thereto set forth on Annex D-2, or (vii) any mezzanine debt that existed at the origination of the related GSMC Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any GSMC Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that, to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)    Single-Purpose Entity. Each GSMC Mortgage Loan requires the related mortgagor to be a Single-Purpose Entity for at least as long as the related GSMC Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the mortgagor with respect to each GSMC Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that such mortgagor is a Single-Purpose Entity, and each GSMC Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the related mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the GSMC Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GSMC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage

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Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a mortgagor for a GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with the related GSMC Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)    Defeasance. With respect to any GSMC Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the related Mortgage Loan documents provide for defeasance as a unilateral right of the mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) such GSMC Mortgage Loan cannot be defeased within two (2) years after the Closing Date; (iii) the mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GSMC Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the GSMC Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the related GSMC Mortgage Loan; (iv) the mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the GSMC Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)    Fixed Interest Rates. Each GSMC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GSMC Mortgage Loan, except in situations where default interest is imposed.

(34)    Ground Leases. For purposes of this Annex D-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GSMC Mortgage Loan where the GSMC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of GSMC, its successors and assigns, GSMC represents and warrants that:

(a)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the GSMC Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

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(b)           The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related GSMC Mortgage Loan, or 10 years past the stated maturity if such GSMC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GSMC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)           The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)           The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)            GSMC has not received any written notice of material default under or notice of termination of such Ground Lease. To GSMC’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to GSMC’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)           The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)           The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)            The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)            Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest;

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(k)           In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest; and

(l)            Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)    Servicing. The servicing and collection practices used by GSMC with respect to the GSMC Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)    Origination and Underwriting. The origination practices of GSMC (or the related originator if GSMC was not the originator) with respect to each GSMC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GSMC Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GSMC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)    No Material Default; Payment Record. No GSMC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and no GSMC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To GSMC’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under any GSMC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of any GSMC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by GSMC in this Annex D-1 (including, but not limited to, the prior sentence). No person other than the holder of any GSMC Mortgage Loan may declare any event of default under the related GSMC Mortgage Loan or accelerate any indebtedness under such Mortgage Loan documents.

(38)    Bankruptcy. As of the date of origination of the related GSMC Mortgage Loan and to the GSMC’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)    Organization of Mortgagor. With respect to each GSMC Mortgage Loan, in reliance on certified copies of the organizational documents of the related mortgagor delivered by such mortgagor in connection with the origination of such GSMC Mortgage Loan (or the related Whole Loan, as applicable), the mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, no GSMC Mortgage Loan has a mortgagor that is an affiliate of another mortgagor under another GSMC Mortgage Loan.

(40)    Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GSMC Mortgage Loans, a Phase II

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environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such GSMC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To GSMC’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(41)    Appraisal. The Mortgage File or Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GSMC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to GSMC’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the GSMC Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such GSMC Mortgage Loan was originated.

(42)    Mortgage Loan Schedule. The information pertaining to each GSMC Mortgage Loan which is set forth on the mortgage loan schedule attached to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained on the mortgage loan schedule attached to the related MLPA.

(43)    Cross-Collateralization. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan no GSMC Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Annex D-2.

(44)    Advance of Funds by the Sponsor. After origination, no advance of funds has been made by GSMC to the related mortgagor other than in accordance with the related Mortgage Loan documents, and, to GSMC’s knowledge, no funds have been received from any person other than the related mortgagor or an affiliate for, or on account of, payments due on the GSMC Mortgage Loan (other than as

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contemplated by the related Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a mortgagee-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither GSMC nor any affiliate thereof has any obligation to make any capital contribution to any mortgagor under a GSMC Mortgage Loan, other than contributions made on or prior to the Closing Date.

(45)    Compliance with Anti-Money Laundering Laws. GSMC has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GSMC Mortgage Loans.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any GSMC Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “GSMC’s knowledge” or “GSMC’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in this Annex D-1, the actual state of knowledge or belief of GSMC, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GSMC Mortgage Loans regarding the matters expressly set forth in this Annex D-1.

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Schedule D-1 to Annex D-1

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt
6	Back Bay Office	$40,000,000

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Schedule D-2 to Annex D-1

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
13	Heritage Plaza

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Schedule D-3 to Annex D-1

GOLDMAN SACHS MORTGAGE COMPANY

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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ANNEX D-2

EXCEPTIONS TO GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
6	Back Bay Office	(5) Lien; Valid Assignment	The Mortgage Loan documents provide that the lender has the right (i) to sell or transfer the Mortgage Loan or any portion thereof as a whole loan (A) to any person with the consent of the Mortgagor (not to be unreasonably withheld, conditioned or delayed) or (B) to an Eligible Assignee (as defined in the loan agreement, provided that during the continuance of an event of default under the Mortgage Loan any person is an Eligible Assignee) and (ii) to securitize the Mortgage Loan or any portion thereof.
21	Miracle Mile	(5) Lien; Valid Assignment

The Mortgage Loan documents prohibit the lender, without the prior written consent of the Mortgagor, from selling any note, participation or interest in the Mortgage Loan to Simon Property Group, Taubman Centers, Inc., The Macerich Company, Kimco Realty, Starwood Realty, PREIT, Washington Prime Group, Pyramid Management Group, CBL Properties, Westfield Holdings Limited, Brookfield Properties Retail, Centennial and Unibail-Rodamco (and any successors or assigns of or affiliates of the foregoing); provided, however, such restrictions will not apply to (i) any transfer or sale by the lender of commercial backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Mortgage Loan, (ii) any subsequent resale or transfer of the Mortgage Loan (or any interest therein) occurring after an initial sale or transfer by the lender, or (c) during an event of default under the Mortgage Loan documents.

In addition, the borrower leases approximately 2,400 square feet of mezzanine-level space from the owner of the adjacent Planet Hollywood Resort and Casino (the “Overlease Space”) pursuant to a reciprocal easement agreement (as such reciprocal easement agreement pertains to the Overlease Space, the “Planet Hollywood Overlease”). The Overlease Space is part of a larger space known as Unit E013 that is otherwise owned in fee by the related borrower and has been leased in its entirety to Blue Martini. The lessor under the Planet Hollywood Overlease has not confirmed that the Planet Hollywood Overlease is superior to any fee mortgage that might encumber the Overlease Space, and as such the Planet Hollywood Overlease may be subordinate to any fee mortgages that encumber the Overlease Space.

21	Miracle Mile	(6) Lien; Valid Assignment	The borrower’s leasehold interest in the Overlease Space is not insured under the related Title Policy. See exception to Representation and Warranty No. 5, above.
6	Back Bay Office	(10) Condition of Property	The Mortgaged Property was inspected on October 20, 2022, which is more than six months prior to the origination date of June 7, 2023.
6	Back Bay Office	(16) Insurance	The Mortgage Loan documents permit a $100,000 property insurance deductible, which may not be considered to be customary.
13	Heritage Plaza	(16) Insurance	The Mortgage Loan documents permit (i) a property insurance deductible of up to $250,000, except with respect to windstorm/named storm coverage and earthquake coverage, which may have a deductible of up to 5% of the total insurable value of the Mortgaged Property, (ii) a liability insurance deductible of up to

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
$250,000 and (iii) a terrorism insurance deductible of up to $1,000,000.
21	Miracle Mile	(16) Insurance	The Mortgage Loan documents provide that the terms and conditions of the Mortgage Loan documents related to casualty and condemnation as they pertain to the Overlease Space are subject to the Planet Hollywood Overlease.
21	Miracle Mile	(17) Access; Utilities; Separate Tax Lot	The Overlease Space is part of a tax parcel occupied by Planet Hollywood Resort and Casino that includes property that is not a part of the related Mortgaged Property.
13	Heritage Plaza	(26) Recourse Obligations	With respect to clause (a)(iii) of Representation and Warranty No. 26, for so long as a controlled subsidiary of Brookfield Office Properties Inc., Brookfield Property Partners, L.P., Brookfield Asset Management, Inc. or Brookfield Corporation is the guarantor, the Mortgage Loan documents only provide recourse for losses incurred by the lender (and not full recourse) for any voluntary transfers of either all or substantially all of the related Mortgaged Property, any transfer of all or substantially all of the direct or indirect equity interests in the related Mortgagor, or any change of control in the related Mortgagor made in violation of the related Mortgage Loan documents.
21	Miracle Mile	(26) Recourse Obligations

With respect to clause (a)(i) and (ii) of Representation and Warranty No. 26, the aggregate liability of the related guarantor under the related non-recourse carve-out guaranty for any bankruptcy-related events causing full recourse liability is subject to a cap of $100,000,000.

With respect to clause (a)(iii) of Representation and Warranty No. 26, the Mortgage Loan documents only provide recourse for losses to the lender (and not full recourse) arising out of or in connection with voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents. Notwithstanding the foregoing, if such violation arises solely from (A) a failure to provide any require notice, no liability will arise if the borrower provides such notice within 10 business days after notice from the lender or (B) a failure to provide any required delivery, no such liability will arise if the borrower provides such required delivery within 10 business days after notice from the lender to the extent, in the case of any required delivery, the contents of such delivery are such that the transfer in question would have been permitted pursuant to the terms and provisions of the Mortgage Loan documents.

With respect to clause (b)(i) and (ii) of Representation and Warranty No. 26, the Mortgage Loan documents only provide recourse for intentional misappropriation.

All GSMC Mortgage Loans	All GSMC Mortgage Loans	(27) Mortgage Releases	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
21	Miracle Mile	(28) Financial Reporting and Rent Rolls	The Mortgage Loan documents do not expressly require the Mortgagor to provide the lender with annual operating statements; however, they do require the Mortgagor to provide the lender with annual financial statements containing statements of profit and loss for the Mortgagor and a balance sheet for the Mortgagor.
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
9	Mission Grove Plaza	(31) Single-Purpose Entity	The Mortgage Loan has a Cut-off Date Principal Balance in excess of $20 million. However, the Mortgagor did not deliver a counsel's opinion regarding non-consolidation of the Mortgagor.
21	Miracle Mile	(34) Ground Leases	The borrower leases the Overlease Space pursuant to the Planet Hollywood Overlease. Although the Planet Hollywood Overlease contemplates that the parties will enter into a separate lease agreement in accordance with the terms of the Planet Hollywood Overlease, the parties have not yet executed such an agreement. The Planet Hollywood Overlease does have an as-extended term (including two, 20-year renewal options, that are exercisable by the Mortgagor after the original expiration date of the Planet Hollywood Overlease in July 2025) that is more than 20 years beyond the maturity date of the related Mortgage Loan. However, the Planet Hollywood Overlease generally does not have standard lender protections or otherwise comply with the requirements of Representation and Warranty No. 34.
All GSMC Mortgage Loans	All GSMC Mortgage Loans	(37) No Material Default; Payment Record	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or mortgaged property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
13	Heritage Plaza	(39) Organization of Mortgagor	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan identified on Annex A-1 as Oxmoor Center, which is being contributed to the trust by Barclays Capital Real Estate, Inc.
21	Miracle Mile	(39) Organization of Mortgagor	The Mortgagor is affiliated with the Mortgagor under the Mortgage Loan identified on Annex A-1 as Scottsdale Fashion Square, which is being contributed to the trust by German American Capital Corporation.
6	Back Bay Office	(41) Appraisal	The appraisal date is October 19, 2022, more than six months prior to the June 7, 2023 loan origination date.

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ANNEX E-1

BARCLAYS CAPITAL REAL ESTATE INC., CITI REAL ESTATE FUNDING INC., GERMAN AMERICAN CAPITAL CORPORATION AND BANK OF MONTREAL REPRESENTATIONS AND WARRANTIES

Each of Barclays, CREFI, GACC and BMO (referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the issuing entity, representations and warranties generally to the effect set forth below. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. The exceptions to the representations and warranties set forth below are identified on Annex E-2 through Annex E-5, respectively, to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement. For the avoidance of doubt references to “Mortgage Loan” and “Mortgage Loans” in this Annex E-1 and the related exceptions set forth in Annex E-2 through Annex E-5, as applicable, exclude the GSMC Mortgage Loans and the JPMCB Mortgage Loans and with respect to each of CREFI and GACC, exclude the other such Mortgage Loan Seller’s Mortgage Loans. In addition, solely for purposes of this Annex E-1 and the related exceptions set forth in Annex E-2 through Annex E-5, as applicable, the term “Mortgage Loans” and “Mortgage Notes” will refer to such Mortgage Loans sold by the applicable Mortgage Loan Seller and the related promissory note(s).

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally

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and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan, which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex E-2 through Annex E-5 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything

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in the related Mortgage Loan Purchase Agreement to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-1 to Annex E-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related borrower.

(8)       Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the

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Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)       UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)    Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six (6) months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)    Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)    Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)    Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph (6)), an engineering report or property condition assessment as described in paragraph (10), applicable local law compliance materials as described in paragraph (24), and the ESA (as defined in paragraph (40)), as of origination, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any borrower, guarantor, or borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such borrower’s ability to perform under the

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related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)    Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(15)    No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the borrower or other considerations determined by the Mortgage Loan Seller to merit such holdback).

(16)    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related borrower is required to maintain insurance in the maximum amount

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available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the borrower and included in the related Mortgaged Property by an insurer or insurers meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer or insurers meeting the Insurance Rating Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Rating Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the SEL or PML, as applicable.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related borrower to maintain, or cause to be maintained, all such insurance and, at such borrower’s failure to do so, authorizes the lender to maintain such insurance at the borrower’s cost and expense and to charge such borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)    Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more

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separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)    No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)    No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

(20)    REMIC. Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury Regulations Section 1.860G-2(f)(2) (the “Treasury Regulations”) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

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(21)    Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)    Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

(23)    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)    Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)    Licenses and Permits. Each borrower covenants in the Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)    Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that (a) the related borrower and at least one individual or entity will be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related borrower and/or its principals specified in the related Mortgage Loan documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Mortgage Loan documents, and (b) the Mortgage Loan will become full recourse to the related borrower and at least one individual or entity, if the related borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

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(27)    Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

(28)    Financial Reporting and Rent Rolls. Each Mortgage Loan requires the borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(29)    Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Rating Requirements) did not, as of the date of origination of

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the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex E-2 through Annex E-5, as applicable; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the borrower will not be required to spend on terrorism insurance coverage more than two (2) times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)    Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related borrower, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in the related borrower, (iv) Transfers to another holder of direct or indirect equity in the borrower, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-1 or the exceptions thereto set forth in Annex E-2 through Annex E-5, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E-1 to Annex E-1, or future permitted mezzanine debt in each case as set forth on Schedule E-2 to Annex E-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule E-3 to Annex E-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)    Single-Purpose Entity. Each Mortgage Loan requires the borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the borrower. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for

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the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)    Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the borrower, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two (2) years after the Closing Date; (iii) the borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the borrower would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)    Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

(34)    Ground Leases. For purposes of this Annex E-1, a “Ground Lease” will mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not

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restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)           The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)           The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)           The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)            The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)           The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)           A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)            The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)            Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it

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having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)           In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)            Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)    Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)    Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)    No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)    Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)    Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the borrower delivered by the borrower in connection with the origination of such Mortgage Loan, the borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a borrower that is an Affiliate of another borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a borrower that is under direct or indirect common ownership and control with another borrower.)

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(40)    Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer or insurers rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and/or Fitch Ratings, Inc.; (E) a party not related to the borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(41)    Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)    Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

(43)    Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the issuing entity, except as set forth on Schedule E-3.

(44)    Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related borrower and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the issuing entity (or, in the case of a Non-Serviced Mortgage Loan,

E-1-14

by the related Non-Serviced Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the related Non-Serviced Securitization Trust or its designee providing notice of the transfer of such note to the related Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) will provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee will apply for, on the issuing entity’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(45)    Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related borrower other than in accordance with the Mortgage Loan documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(46)    Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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Schedule E-1 to Annex E-1

BARCLAYS CAPITAL REAL ESTATE INC.

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

E-1-16

Schedule E-1 to Annex E-1

CITI REAL ESTATE FUNDING INC.

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt
15	Harborside 2-3	$55,000,000

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Schedule E-1 to Annex E-1

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt
6	Back Bay Office	$40,000,000

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Schedule E-1 to Annex E-1

BANK OF MONTREAL

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt
15	Harborside 2-3	$55,000,000

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Schedule E-2 to Annex E-1

BARCLAYS CAPITAL REAL ESTATE INC.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

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Schedule E-2 to Annex E-1

CITI REAL ESTATE FUNDING INC.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
15	Harborside 2-3

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Schedule E-2 to Annex E-1

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

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Schedule E-2 to Annex E-1

BANK OF MONTREAL

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
15	Harborside 2-3

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Schedule E-3 to Annex E-1

BARCLAYS CAPITAL REAL ESTATE INC.

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

E-1-24

Schedule E-3 to Annex E-1

CITI REAL ESTATE FUNDING INC.

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

E-1-25

Schedule E-3 to Annex E-1

GERMAN AMERICAN CAPITAL CORPORATION

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule E-3 to Annex E-1

BANK OF MONTREAL

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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ANNEX E-2

EXCEPTIONS TO BARCLAYS CAPITAL REAL ESTATE INC. REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
1	12800 Culver Boulevard	(5) Lien; Valid Assignment

The single tenant (DirecTV) has a right of first offer ("ROFO") to purchase the Mortgaged Property. Pursuant to a subordination non-disturbance and attornment agreement, the tenant has agreed the ROFO will not be exercisable in connection with the following: (a) the judicial or nonjudicial foreclosure of the related security instrument; (b) the delivery of a deed in lieu of judicial or nonjudicial foreclosure of the related security instrument; (c) any offer, notice, pleading, agreement, transaction or other event or condition of any kind arising out of or relating to any of the events referred to in the foregoing clauses (a) or (b); (d) the first subsequent transfer immediately following any of the events referred to in the foregoing clauses (a) or (b); or (e) the lender’s pursuit of any remedial action; provided, however, the ROFO will remain in full force and effect and shall survive all such remedial actions and/or sales or other transfers described herein.

In addition, pursuant to the DirectTV lease, the borrower, together with its successors and permitted assigns (the “Landlord”), may not sell, assign, convey or otherwise transfer (including pursuant to a superior lease) all or any portion of the Mortgaged Property or any direct or indirect interest therein (or in the Landlord) to a “Competitor” of DirectTV (as such term is defined in the DirecTV lease).

3	ExchangeRight Net Leased Portfolio #63	(5) Lien; Valid Assignment	The following tenants have a ROFO and/or right of first refusal (“ROFR”) in the event of a proposed transfer of the related Mortgaged Property: (i) Daybreak Market with respect to the Daybreak Market - Pace (Hwy 90), FL Mortgaged Property, (ii) Tractor Supply with respect to the Tractor Supply - Waretown (Rte 9), NJ Mortgaged Property, and (iii) Dollar General with respect to each of the Dollar Tree - Moore (Eastern), OK Mortgaged Property and the Dollar General - Flint (Court), MI Mortgaged Property. With respect to the Daybreak Market - Pace (Hwy 90), FL Mortgaged Property, the related ROFR has been waived in connection with a foreclosure or deed-in-lieu of foreclosure pursuant to a SNDA. With respect to the remaining Mortgaged Properties, although the each of the related leases has been generally subordinated to the Mortgage Loan documents pursuant to an SNDA, none of the related ROFOs and/or ROFRs has been expressly waived in connection with a foreclosure or deed-in-lieu of foreclosure.
1	12800 Culver Boulevard	(6) Permitted Liens; Title Insurance	See exception to Representation and Warranty No. 5, above.
7	Oxmoor Center	(6) Permitted Liens; Title Insurance	The related Mortgaged Property is subject to an Easement, Restriction and Operating Agreement (the “Agreement”) that requires any transferee in connection with a transfer of title to the Mortgaged Property to either (i) be an experienced operator of shopping centers (or to cause the Mortgaged Property to be operated by an experienced operated) with substantial assets so as to meet the obligations of the Agreement or (ii) to have been approved in writing by the largest tenant at the Mortgaged Property, Macy’s (or its successor).
3	ExchangeRight Net Leased Portfolio #63	(6) Permitted Liens; Title Insurance	See exception to Representation and Warranty No. 5, above.
E-2-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
34	Storage Depot Portfolio	(13) Actions Concerning Mortgage Loan

As of origination two of the guarantors, Larry Kaplan and George Thacker, as well as certain companies partially owned by Mr. Kaplan and Mr. Thacker are named as defendants in ongoing litigation. The litigation was commenced in 2018 by a former partner of Mr. Kaplan and Mr. Thacker. The plaintiff alleges that the plaintiff was wrongfully terminated from the management of the companies and as a result, was suspended distributions of any income generated by the companies. In addition, the plaintiff claims that the defendants paid themselves millions of dollars in unjustified/unearned compensation, used the company’s assets for personal profit and diverted business opportunities and improperly diluted plaintiff’s interest. The plaintiff sought various damages awards ranging between $1.2 million and $68 million for the plaintiff’s claims. In October 2020, the claims against Mr. Kaplan and Mr. Thacker, in their individual capacities, were dismissed; however, the plaintiff has appealed the dismissal of those claims. The claims asserted against the companies partially owned by Mr. Kaplan and Mr. Thacker are still pending and the plaintiff is seeking $15.2 million in total for such open claims.

1	12800 Culver Boulevard	(16) Insurance

The Mortgage Loan documents permit a $250,000 property insurance deductible, which may not be considered to be customary.

The Mortgage Loan documents permit the related borrower to rely on insurance provided by the sole tenant at the related Mortgaged Property, DirectTV (or one or more successors thereof) or its affiliates (individually or collectively, the “Specified Tenant”) for certain of the insurance coverages required under the Mortgage Loan documents provided that certain conditions set forth in the Mortgage Loan documents are satisfied. The Mortgage Loan documents permit the Specified Tenant to (and the Specified Tenant did as of the origination date) maintain deductible amounts of up to $5,000,000, subject to an annual consumer price index increase, so long as the Specified Tenant delivers to the related borrower (or at the related borrower’s option, to the lender) additional security (including cash, cash equivalents or a letter of credit that complies with the terms of the related lease) in an amount equal to the difference between the actual amount of the deductible under any applicable policy and a base deductible equal to $250,000, subject to an annual consumer price index increase, or up to 5% of the total insurable value of the Mortgaged Property for named storm and earthquake. DirectTV has delivered to the related borrower a letter of credit (in which the lender has a security interest) in an amount equal to $4,750,000.

The Mortgage Loan documents provide that the Mortgagor may maintain (or caused to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the Mortgage Loan documents (any such Policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Mortgagor has (1) received the lender’s prior written consent thereto and (2) confirmed that the lender has received a rating agency confirmation with respect to any such Non-Conforming Policy.

19	One & Two Commerce Square	(16) Insurance	The related Mortgage Loan documents permit a property insurance deductible of up to $200,000, with the exception of windstorm and earthquake coverages, which may have deductibles of up to 5% of the total insured value of the related Mortgaged Property per occurrence.
19	One & Two Commerce Square	(16) Insurance	The related Mortgage Loan documents permit a commercial general liability insurance deductible of $734,870.00 per occurrence and in the aggregate as long as (1) the deductible amount is aggregated annually, (2) the aggregate amount of the deductible remains prefunded at all times during the term of the related Mortgage Loan documents, and (3) the related borrower is required to submit evidence satisfactory to the lender and the applicable rating agencies of such prefunded arrangement upon the request of the lender or any applicable rating agency.
E-2-2

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
19	One & Two Commerce Square	(16) Insurance	With respect to multi-layered insurance policies, the related Mortgage Loan documents permit coverage with more than one insurance company as follows: (1) (A) if four (4) or fewer insurance companies issue the related insurance policies, then at least 75% of the insurance coverage represented by such insurance policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody's to the extent Moody's rates the Certificates and rates the applicable insurance company with no carrier below “BBB” by S&P and “Baa1” by Moody’s to the extent Moody's rates the Certificates and rates the applicable insurance company or (B) if five (5) or more insurance companies issue the related insurance policies, then at least sixty percent (60%) of the insurance coverage represented by such insurance policies must be provided by insurance companies with a claims paying ability rating of (x) “A” or better by S&P and “A2” or better by Moody’s to the extent Moody's rates the Certificates and rates the applicable insurance company, with no carrier below “BBB” by S&P and “Baa1” by Moody’s to the extent Moody's rates the Certificates and rates the applicable insurance company and (y) at least “A:VIII” by AM Best.
19	One & Two Commerce Square	(16) Insurance	The related Mortgage Loan documents permit the related borrower to maintain (or cause to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the related Mortgaged Loan agreement and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the related Mortgaged Loan agreement (and any such insurance policy, a “Non-Conforming Policy”); provided that, prior to obtaining any such Non-Conforming Policy (or permitting a Non-Conforming Policy to be obtained), the related borrower is required to have (1) received the related lender’s prior written consent thereto and (2) confirmed such lender has received a rating agency confirmation with respect to any such Non-Conforming Policy.
3	ExchangeRight Net Leased Portfolio #63	(16) Insurance	The Mortgage Loan documents permit the borrower to rely on the insurance provided by any tenant with respect to each of the related Mortgaged Properties provided that such insurance satisfies the conditions set forth in the related Mortgage Loan documents.
22	Queens Crossing	(24) Local Law Compliance	The indemnification obligations of the related borrower and the related guarantor (collectively, the “Indemnitor”) under the environmental indemnity will terminate on the date that is 24 months after the date of defeasance or full repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, among others, the related Indemnitor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.
34	Storage Depot Portfolio	(24) Local Law Compliance	The Farmville Properties Mortgaged Property is legal non-conforming as to use with respect to any self-storage uses classified as mini-warehouse under the related zoning code (comprised of buildings designed to provide rental storage space in cubicles where each cubicle has a maximum floor area of 400 square feet), representing approximately 100% of the self-storage units at the related Mortgaged Property, as mini-warehouse uses are no longer permitted under the current zoning code. If a structure containing a legal non-conforming use is damaged or destroyed, such structure may only be restored to its prior non-conforming use so long as, among other conditions, it is restored within two years of the date of such damage or destruction. Otherwise, it may only be restored in accordance with the current zoning code.
E-2-3

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
23	Teamshares Portfolio	(25) Licenses and Permits

The Coronado Paint & Decorating Mortgaged Property is missing a current and valid certificate of occupancy (a “Certificate of Occupancy”) for Coronado Paint & Decorating, the sole tenant at the Mortgaged Property. The Mortgage Loan documents (i) require the Mortgagor to obtain (or cause Coronado Paint & Decorating to obtain) and deliver to the lender a Certificate of Occupancy and (ii) provide recourse to the guarantor for any losses to the lender arising out of or in connection with the absence of a Certificate of Occupancy.

Certificates of foreign qualification have not yet been delivered to the lender with respect to two of the related borrowers, Eric Clark Real Estate, LLC (the “Eric Clark Borrower”) and Coronado Real Estate, LLC (the “Coronado Borrower”). The Mortgage Loan documents require the borrowers to provide the lender with certificates or other similar evidence from (i) the Maine Secretary of State showing that the Eric Clark Borrower is qualified to do business and is in good standing in the State of Maine and (ii) the New Mexico Secretary of State showing that Coronado Borrower is qualified to do business and in good standing in the State of New Mexico.

19	One & Two Commerce Square	(28) Financial Reporting and Rent Rolls	The related Mortgage Loan documents do not expressly require the borrower to provide the borrower with annual operating statements; however, they do require the borrower to provide the borrower with annual financial statements containing statements of profit and loss for the borrower and a balance sheet for the borrower.
1	12800 Culver Boulevard	(29) Acts of Terrorism Exclusion	The Mortgage Loan documents provide that if any of the all-risk/special form property, rental loss and/or business interruption, commercial general liability or umbrella insurance policies include any exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts”, the Mortgagor is required to obtain and maintain terrorism coverage to cover such exclusion(s) from a carrier which otherwise satisfies the rating criteria set forth in the Mortgage Loan documents or, in the event that such terrorism coverage is not available from an insurance company that meets the minimum rating requirements set forth in the Mortgage Loan documents, the Mortgagor is required to obtain such terrorism coverage from among the top 10 highest rated insurance companies providing such terrorism coverage.
19	One & Two Commerce Square	(31) Single-Purpose Entity	Each related borrower is a recycled single-purpose entity, however, such borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
19	One & Two Commerce Square	(31) Single-Purpose Entity	The related borrower owns three entities which perform management/parking management functions (each, a “TRS Subsidiary”). Each TRS Subsidiary entity is a deal-required single purpose entity whose purpose is limited to the operation of the related Mortgage Property and none of the related borrower or any such TRS Subsidiary entities own assets other than assets related to the operation of the related Mortgage Property.
7	Oxmoor Center	(34) Ground Leases	With respect to clauses (j) and (k) of Representation and Warranty No. 34, the Ground Lease is silent as to the application of any related insurance proceeds or condemnation awards to either the repair or restoration of the related Mortgaged Property with the lender or a trustee appointed by it having the right to hold and disburse such proceeds or to the payment of the outstanding principal balance of the Mortgage Loan.
7	Oxmoor Center	(39) Organization of Borrower	The Borrower is affiliated with the Borrower under the Mortgage Loan identified on Annex A-1 as Heritage Plaza, which is being contributed by Goldman Sachs Mortgage Company.
34	Storage Depot Portfolio	(39) Organization of Borrower	The Borrower is affiliated with the Borrower under the Mortgage Loan identified on Annex A-1 as Cityline Carlisle Storage, which is being contributed by Citi Real Estate Funding Inc.
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ANNEX E-3

EXCEPTIONS TO CITI REAL ESTATE FUNDING INC. REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
4	963 Atlantic Avenue	(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	The Mortgaged Property is subject to a regulatory agreement with the New York City Department of Housing Preservation and Development (the “NYC HPD”), the terms and provisions of which are superior to the lender’s mortgage. Such regulatory agreement restricts the borrower’s ability to further encumber the affordable housing units at the Mortgaged Property unless, among other conditions: (1) the NYC HPD receives notice of such debt; (2) if the debt service coverage ratio is less than 1.10x, the NYC HPD has consented to such debt; and (3) if such debt is a new indebtedness and/or a new mortgage, the lender enters into an subordination agreement. Pursuant to a subordination and non-disturbance agreement delivered in connection with the origination of the Mortgage Loan pursuant to which the lender confirms that the Mortgage Loan documents will continue to be subject and subordinate to the terms of the regulatory agreement, (i) the NYC HPD will provide the lender with notice of any borrower default under the regulatory agreement, and an opportunity to cure the same, and (ii) neither the NYC HPD nor the lender may assume responsibility for management of the affordable housing units or designate a third party to manage the affordable housing units without the consent of the other.
10	Austin Multifamily Portfolio	(12) Condemnation	The Mortgagors received from the Texas Department of Transportation in connection with a street widening project an offer to purchase a portion of the Orbit Apartments Mortgaged Property on November 18, 2021 and an offer to purchase a portion of the Starburst Apartments Mortgaged Property on February 2, 2022. On April 21, 2023, the Mortgagors each entered into a Possession and Use Agreement granting the Texas Department of Transportation the exclusive use and possession of a portion of each Mortgaged Property in connection with the street widening project, and reserving the right of the State of Texas to acquire a real property interest in the Mortgaged Properties. The proposed acquisition has not been completed. There can be no assurances that any actual condemnation or acquisition would solely relate to the area that was proposed to be condemned or acquired.
15	Harborside 2-3	(13) Actions Concerning Mortgage Loan

One of the borrower sponsors and nonrecourse carveout guarantors, Michael Silberberg, is the guarantor on a loan in the original principal amount of $164,000,000 (the “Civic Opera Building Loan”), which is evidenced by promissory notes held by (i) Wells Fargo Bank, National Association, as trustee for the benefit of the registered holders of JPMBB Commercial Mortgage Securities Trust 2015-C31, Commercial Mortgage Pass-Through Certificates, Series 2015-C31 and (ii) Wilmington Trust, National Association, as trustee for the benefit of the registered holders of JPMBB Commercial Mortgage Securities Trust 2015-C32, Commercial Mortgage Pass-Through Certificates, Series 2015-C32. The lenders of the Civic Opera Building Loan commenced foreclosure proceedings on August 21, 2021. Additionally, on March 31, 2023, the special servicer sent a notice to Mr. Silberberg alleging (x) a breach of the loss recourse provision set forth in the Civic Opera Building Loan documents as a result of two mechanics liens being filed against the subject property and (y) a breach of the full recourse provision set forth in the Civic Opera Building Loan documents as a result of an alleged violation of SPE provisions prohibiting the incurrence of indebtedness in violation of the Civic Opera Building Loan documents.

In connection with work performed on the Mortgaged Property by the Mortgagor’s predecessor-in-interest, there is an active litigation between the primary contractor (Plaza Construction LLC) and a subcontractor (Gamma USA, Inc.) relating to façade work performed by the subcontractor. Neither the Mortgagor nor its predecessor-in-interest is named in the litigation, and the contract with primary contractor was not

E-3-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

assumed by the Mortgagor in connection with its acquisition of the Mortgaged Property. The Mortgagor’s predecessor-in-interest has held back the retainage owed to the primary contractor (approximately $996,842) in escrow by a title company pursuant to an escrow agreement between the Mortgagor and its predecessor-in-interest and is released to the primary contractor upon resolution of said dispute.

4	963 Atlantic Avenue	(14) Escrow Deposits	The Mortgaged Property is subject to a regulatory agreement with the NYC HPD, the terms and provisions of which are superior to the lender’s mortgage. Such regulatory agreement requires that the borrower provide the NYC HPD with the names and locations of all bank accounts established with respect to the management and operation of the affordable housing units at the Mortgaged Property. All such accounts are required to confer plenary authority on the NYC HPD to freeze such accounts. Pursuant to a subordination and non-disturbance agreement delivered in connection with the origination of the Mortgage Loan, the NYC HPD has agreed that, should it elect to freeze such operating accounts, the NYC HPD will allow the lender to use funds therein to make payments due under the Mortgage Loan documents, provided that there are sufficient funds in the operating accounts to pay for reasonable and customary operating expenses for the affordable housing united at the Mortgaged Property.
All CREFI Mortgage Loans	All CREFI Mortgage Loans	(16) Insurance	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
2	Brasswater Warehouse Portfolio	(16) Insurance	The Mortgage Loan documents require that the borrower use commercially reasonable efforts to obtain and maintain, or cause to be obtained and maintained, insurance for each Mortgagor and each individual Mortgaged Property as required under the Mortgage Loan documents, including, without limitation, (i) a property certificate providing for a property deductible of no greater than $50,000, terrorism coverage at full replacement cost, and 30 days’ notice of cancellation and (ii) a liability certificate listing the full property address and 30 days’ notice of cancellation, in each case on or prior to 20 days after the origination date of the Mortgage Loan, provided, however, that if the Mortgagor is diligently pursuing such delivery, such period will automatically extend an additional 40 days, and provided further that the lender may elect to further extend such deadline for so long as the Mortgagor is diligently pursuing completion of the same.
4	963 Atlantic Avenue	(16) Insurance	Pursuant to a subordination and non-disturbance agreement delivered in connection with the origination of the Mortgage Loan between the mortgagee and the NYC HPD, following a casualty to a building on the Mortgaged Property, (a) where the repair or reconstruction cost is more than 35% of the replacement value of such building on the Mortgaged Property, the mortgagee will have the right to determine whether insurance proceeds are applied for the reconstruction or repair of such building or towards repayment of the Mortgage Loan and (b) where the repair or reconstruction cost is less than or equal to 35% of the replacement value of the such building on the Mortgaged Property, the NYC HPD will have the right to determine how insurance proceeds will be applied.
15	Harborside 2-3	(17) Access; Utilities; Separate Tax Lots	The related Mortgaged Property was known and designated as tax lot 18 prior to being subdivided in July 2022 into tax lots 18.01 and 18.02. The related Mortgaged Property is currently designated as lot 18.01 and a neighboring property, which is not included as part of the collateral for the subject Mortgage Loan and is owned by an unaffiliated third party, is designated as lot 18.02. Based on information provided by the related Mortgagor and the title company issuing the Title Policy, the applicable tax map is updated once per year and the same was not yet updated at the time of origination of the Mortgage Loan to recognize the subdivided tax lots. The
E-3-2

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
related Mortgagor is responsible for the taxes affecting lot 18.01 and owner of lot 18.02 is responsible for all of taxes related to the improvements on lot 18.02. At origination of the subject Mortgage Loan, the tax reserve was sized to include taxes for the undivided tax lot 18.
2	Brasswater Warehouse Portfolio	(24) Local Law Compliance	The zoning report delivered in connection with the origination of the Mortgage Loan disclosed certain outstanding code violations affecting the Mortgaged Property, including, without limitation, fire code violations.
10	Austin Multifamily Portfolio	(24) Local Law Compliance (25) Licenses and Permits	Certain reports delivered in connection with the origination of the Mortgage Loan showed certain outstanding Orders of the Building and Standards Commission by the City of Austin recorded under the following Clerk's File Nos., all in the Official Public Records of Travis County, Texas: 2021200271, 2021200272, 2021200273, 2021200280, 2022083963, 2021200275, 2022083964, 2022083965, and 2022083966. The Mortgage Loan documents require that the borrowers promptly commence and thereafter diligently pursue to completion the correction, cure and removal of all such outstanding orders affecting the applicable Mortgaged Property within one month of the date of origination of the Mortgage Loan (provided, that the lender, in its sole discretion, may extend such deadline).
15	Harborside 2-3	(24) Local Law Compliance	Although the related Mortgaged Property is legal conforming, because it was built pursuant to local planning board approval, the restoration of the related Mortgaged Property following a casualty is subject to approval of the local planning board per the municipal zoning letter dated February 10, 2023 from the Jersey City Housing, Economic Development & Commerce office.
37	Cityline Carlisle Storage	(24) Local Law Compliance	Pursuant to the zoning report obtained in connection with the origination of the Mortgage Loan, the Mortgaged Property is non-conforming as to use. In the event of a casualty as to more than 50% of its replacement cost, the Mortgaged Property may not be rebuilt as to its current use.
All CREFI Mortgage Loans	All CREFI Mortgage Loans	(26) Recourse Obligations	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
15	Harborside 2-3	(26) Recourse Obligations	The loan documents do not provide recourse for the related Mortgagor’s misapplication of rents (if, after an event of default under the subject Mortgage Loan), insurance proceeds or condemnation awards, but rather, recourse for misapplication of such amounts is limited to intentional misapplication.
20	150 South Warner	(26) Recourse Obligations	The Mortgage Loan documents do not provide recourse for the related borrower’s misapplication or misappropriation of rents (if, after an event of default under the subject Mortgage Loan), insurance proceeds or condemnation awards, but rather, recourse for misapplication or misappropriation of such amounts is limited to the intentional or willful misapplication, misappropriation or conversion of the same.
All CREFI Mortgage Loans	All CREFI Mortgage Loans	(29) Acts of Terrorism Exclusion	All exceptions to Representation and Warranty No. 16 are also exceptions to this Representation and Warranty No. 29
15	Harborside 2-3	(30) Due on Sale or Encumbrance

The loan documents permit transfers by reason of the exercise of remedies by the upper-tier preferred equity investor (which, includes the foreclosure of upper-tier pledges securing the preferred equity investment) in accordance with the terms of the intercreditor agreement between the subject Mortgage Loan’s lender, the mezzanine lender and the preferred equity investor.

E-3-3

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

In addition, the loan documents permit transfers of more than 50% of the equity interests in the related Mortgagor provided that after giving effect to such transfer, (i) the related non-recourse carve-out guarantors (together with their respective spouses and/or their lineal descendants and/or family trusts for the sole benefit of any of the foregoing persons) must continue to collectively own at least 5% of the direct or indirect equity ownership interest in the related Mortgagor that, as of the date of origination of the subject Mortgage Loan, owned a 98% undivided tenant-in-common interest in the related Mortgaged Property, (ii) Mark Karasick, a non-recourse carve-out guarantor, owns 100% of the indirect equity interest in SL Harborside Hospitality LLC (the anticipated holder of the liquor licenses applicable to the related Mortgaged Property) and its sole member SL Harborside Hospitality Holdings LLC and (iii) the related non-recourse carve-out guarantors control the related Mortgagor and the day to day operations of the related Mortgaged Property.

All CREFI Mortgage Loans	All CREFI Mortgage Loans	(37) No Material Default; Payment Record	With respect to any covenants under the related Mortgage Loan that require the Borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, the Borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Borrower forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
15	Harborside 2-3	(40) Environmental Conditions	The related ESA identified a controlled recognized environmental condition and historic recognized environmental condition for the related Mortgaged Property associated with historic site operations and impacts to site soils and groundwater caused by contaminated historic fill material. From 1986 to 2013, various remedial investigations and actions were conducted to address the historic fill, including placing engineering controls consisting of improvements at the site, such as the building slab, concrete and asphalt paved areas, and landscaping, over residually impacted soils. In 2022, an additional investigation was conducted in an area below the shared atrium of two buildings located on the Mortgaged Property, which identified additional, residual impacts to soils and groundwater attributed to historic fill material. A deed notice identifying the historic fill and associated engineering controls in place at the Mortgaged Property was recorded on February 17, 2023 and serves as an institutional control for the Mortgaged Property. In relation to soil impacts at the Mortgaged Property, a soil Remedial Action Permit (“RAP”), which establishes the obligations of the permittee with respect to soil related institutional controls and engineering controls, is required, and a RAP initial application was submitted to the governing authority on March 29, 2023. A groundwater Classified Exception Area (“CEA”), which serves as an institutional control by providing notice that there are groundwater impacts in a localized area, is also being prepared for the Mortgaged Property. Assuming issuance of the RAP and approval of the CEA by the governing authority, the related ESA consultant identified this matter as a controlled recognized environmental condition and did not recommend any further investigation; however, the ESA consultant did note that the institutional controls in place on the Mortgaged Property are to be maintained in perpetuity.

E-3-4

ANNEX E-4

EXCEPTIONS TO GERMAN AMERICAN CAPITAL CORPORATION REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
1	12800 Culver Boulevard	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance

The single tenant (DirecTV) has a right of first offer ("ROFO") to purchase the Mortgaged Property. Pursuant to a subordination non-disturbance and attornment agreement, the tenant has agreed the ROFO will not be exercisable in connection with the following: (a) the judicial or nonjudicial foreclosure of the related security instrument; (b) the delivery of a deed in lieu of judicial or nonjudicial foreclosure of the related security instrument; (c) any offer, notice, pleading, agreement, transaction or other event or condition of any kind arising out of or relating to any of the events referred to in the foregoing clauses (a) or (b); (d) the first subsequent transfer immediately following any of the events referred to in the foregoing clauses (a) or (b); or (e) the lender’s pursuit of any remedial action; provided, however, the ROFO shall remain in full force and effect and shall survive all such remedial actions and/or sales or other transfers described herein.

In addition, pursuant to the DirectTV lease, the borrower, together with its successors and permitted assigns (the “Landlord”), may not sell, assign, convey or otherwise transfer (including pursuant to a superior lease) all or any portion of the Mortgaged Property or any direct or indirect interest therein (or in the Landlord) to a “Competitor” of DirectTV (as such term is defined in the DirecTV lease).

5	Gateway Center South	(5) Lien; Valid Assignment	In connection with the lender’s right to bifurcate the Mortgage Loan under the Mortgage Loan documents, so long as no event of default exists, the Mortgage Loan documents prohibit the following entities and their affiliates from becoming a “Lender” as defined in the related loan agreement: (i) Moinian Development Corp (ii) Silverstein Properties, Inc., (iii) The Blackstone Group International Ltd. (but excluding any debt fund, debt platform, debt group, real estate investment trust or similar fund or entity that, in any such case, is primarily focused on originating or acquiring debt or debt-like investments, whether or not an affiliate of, controlled by or under common control with the foregoing entity), (iv) H/2 Capital Partners, (v) Lone Star Funds, (vi) Square Mile Capital LLC (but excluding any debt fund, debt platform, debt group, real estate investment trust or similar fund or entity that, in any such case, is primarily focused on originating or acquiring debt or debt-like investments, whether or not an affiliate of, controlled by or under common control with the foregoing entity), (vii) ARES Commercial Real Estate Corp. / AREA Property Partners, (viii) Brookfield Office Properties, Inc., (ix) CIM Group, (x) Extell Development Company, (xi) Hines Interests Limited Partnership, (xii) The Moinian Group, (xiii) SL Green Realty Corp., (xiv) Tishman Speyer Properties and (xv) Vornado Realty Trust.
6	Back Bay Office	(5) Lien; Valid Assignment	The Mortgage Loan documents provide that the lender has the right (i) to sell or transfer the Mortgage Loan or any portion thereof as a whole loan (A) to any person with the consent of the borrower (not to be unreasonably withheld, conditioned or delayed) or (B) to an Eligible Assignee (as defined in the loan agreement, provided that during the continuance of an event of default under the Mortgage Loan any person is an Eligible Assignee) and (ii) to securitize the Mortgage Loan or any portion thereof.
16	Green Acres	(5) Lien; Valid Assignment	For so long as no event of default exists, the Mortgage Loan documents prohibit the lender from selling any portion of the Mortgage Loan, other than sales of securities as a result of a securitization, to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime or CIM Group (or any entity controlled by any of the foregoing).
E-4-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
28	Scottsdale Fashion Square	(5) Lien; Valid Assignment	The Mortgage Loan documents prohibit the lender, without the prior written consent of the borrower, from selling any note, participation or interest in the Mortgage Loan to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime, CIM Group, KIMCO Realty, Starwood Retail, Pyramid Management Group, Unibail-Rodamco or Centennial (or any successors or assigns of or any entity controlled by the foregoing); provided, however, such restrictions will not apply to any transfer or sale by the lender of commercial mortgage backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Mortgage Loan.
11	Tru by Hilton Orlando	(7) Junior Liens	The sole member of the borrower (the “EB-5 Borrower”) has a loan (the “EB-5 Loan”) from EDG Orlando EB-5 LLC (the “EB-5 Lender”), which had a principal balance as of the Mortgage Loan origination date of $10,500,000. The EB-5 Loan is secured by a pledge of the EB-5 Borrower’s 100% equity interest in the borrower. The EB-5 Lender is managed by an affiliate of the borrower that is controlled by the non-recourse carveout guarantor. The EB-5 Loan was funded by capital contributions to the EB-5 Lender from investors who invested in the EB-5 Lender pursuant to the United States EB-5 immigrant visa investor program. The EB-5 Lender has entered into a subordination and standstill agreement with the mortgage lender that provides that that all payments on the EB-5 Loan are fully subordinated to the Mortgage Loan, provided that, so long as no cash sweep period under the Mortgage Loan is in effect, monthly, deferred, or other accrued interest due and payable on the EB-5 Loan may be paid from excess cash flow distributed from the borrower to the EB-5 Borrower.
16	Green Acres	(7) Junior Liens	The Mortgage Loan documents permit the borrower to enter into a Property-Assessed Clean Energy (“PACE”) loan for an amount not to exceed $10,000,000 without the consent of the lender or rating agency confirmation.
28	Scottsdale Fashion Square	(7) Junior Liens	The Mortgage Loan documents permit the borrower to enter into a PACE loan for an amount not to exceed $10,000,000 without the consent of the lender or rating agency confirmation.
6	Back Bay Office	(10) Condition of Property	The Mortgaged Property was inspected on October 20, 2022, which is more than six months prior to the origination date of June 7, 2023.
1	12800 Culver Boulevard	(16) Insurance

The Mortgage Loan documents permit a $250,000 property insurance deductible, which may not be considered to be customary.

The Mortgage Loan documents permit the related borrower to rely on insurance provided by the sole tenant at the related Mortgaged Property, DirectTV (or one or more successors thereof) or its affiliates (individually or collectively, the “Specified Tenant”) for certain of the insurance coverages required under the Mortgage Loan documents provided that certain conditions set forth in the Mortgage Loan documents are satisfied. The Mortgage Loan documents permit the Specified Tenant to (and the Specified Tenant did as of the origination date) maintain deductible amounts of up to $5,000,000, subject to an annual consumer price index increase, so long as the Specified Tenant delivers to the related borrower (or at the related borrower’s option, to the lender) additional security (including cash, cash equivalents or a letter of credit that complies with the terms of the related lease) in an amount equal to the difference between the actual amount of the deductible under any applicable policy and a base deductible equal to $250,000, subject to an annual consumer price index increase, or up to 5% of the total insurable value of the Mortgaged Property for named storm and earthquake. DirectTV has delivered to the related

E-4-2

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

borrower a letter of credit (in which the lender has a security interest) in an amount equal to $4,750,000.

The Mortgage Loan documents provide that the borrower may maintain (or caused to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit rating requirements set forth in the Mortgage Loan documents (any such Policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), borrower has (1) received the lender’s prior written consent thereto and (2) confirmed that the lender has received a rating agency confirmation with respect to any such Non-Conforming Policy.

5	Gateway Center South	(16) Insurance	The Mortgage Loan documents permit a $250,000 property insurance deductible, which may not be considered to be customary.
6	Back Bay Office	(16) Insurance	The Mortgage Loan documents permit a $100,000 property insurance deductible, which may not be considered to be customary.
16	Green Acres	(16) Insurance	The Mortgage Loan documents permit (i) a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property and (ii) a liability insurance deductible up to $350,000.
27	Rangeview & Trails End	(16) Insurance	The structures on the Mortgaged Property are, and are required pursuant to the related Mortgage to be, insured by a “basic form” property insurance policy rather than a “special cause of loss form” or “all risk form.” In addition, insurance policies on the structures at the Mortgaged Property provide coverage based on the actual cash value rather than the replacement cost. Furthermore, all such insurance covers only the limited improvements on the Mortgaged Property, which are not income producing and have not been underwritten.
28	Scottsdale Fashion Square	(16) Insurance	In addition to insurance companies rated by those rating agencies set forth in Representation and Warranty No. 16, the Mortgage Loan documents also permit insurance to be obtained from insurance companies with a Fitch rating of at least “A” or better if Fitch is rating the applicable securities and rates the applicable insurance company, provided that in the event of a syndicate of insurers of (i) four or fewer insurance companies, then up to 25% of the coverage may be obtained from insurance companies with a Fitch rating of as low as “BBB” and (ii) five or more insurance companies, then up to 40% of the coverage may be obtained from insurance companies with a Fitch rating as low as “BBB.”
35	Riviera Terrace	(16) Insurance

The borrower has 90% coinsurance in place on the wellhouse building situated on the Mortgaged Property and no agreed value coverage option or endorsement to suspend the same.

In addition, approximately 7 manufactured housing pads are in a special flood hazard area. However, such pads were not considered to be improvements for insurance purposes, and flood insurance has not been obtained.

16	Green Acres	(24) Local Law Compliance; (25) Licenses and Permits	Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, the use of a portion of the Mortgaged Property as a restaurant is legal non-conforming as such use is not permitted under the applicable current zoning code unless a special use permit is obtained from the local municipality. If a structure in which a legal non-conforming use is conducted is destroyed or damaged by any casualty in excess of 50% of its reconstruction or replacement value cost (exclusive of foundations) at the time of such

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
destruction or damage, whichever is less, such structure may only be restored in accordance with the current zoning code. Otherwise, such structure may be restored to its prior legal non-conforming use within one year after such destruction or damage, but may not be enlarged.
25	Southern Mill Shopping Center	(24) Local Law Compliance; (25) Licenses and Permits	Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, the use of a portion of the Mortgaged Property as a liquor store is legal non-conforming as such use is not permitted under the applicable current zoning code unless a special use permit is obtained from the local municipality. The applicable zoning ordinance provides that whenever a non-conforming use has been abandoned or ceases to exist for a period in excess of one (1) year, such use shall not thereafter be re-established, as long as the period of non-use is attributable at least in part to the property owner, tenant or other person or entity in control of the use.
27	Rangeview & Trails End	(24) Local Law Compliance; (25) Licenses and Permits

Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, the use of the Trails End portion of the Mortgaged Property (the “Trails End Property”) as a manufactured housing community is legal non-conforming. Law and ordinance insurance has not been obtained. Pursuant to the applicable zoning ordinance, in the event of a casualty:

1. Lawfully erected nonconforming mobile homes may be repaired or replaced, as long as the nonconformity is not increased.

2. Lawfully erected nonconforming mobile homes on individual lots may be moved within the lot in compliance with setback regulations.

3. Mobile homes in nonconforming manufactured home communities may be repaired or replaced, in compliance with setback regulations.

In addition, a zoning letter from the Municipality of Anchorage dated March 30, 2023 (the “Zoning Letter”) relating to the Trails End Property states that aerial images between the 1980s and 2021 indicate that the mobile homes and accessory structures, such as attached or detached sheds and enclosed entrances, were removed, replaced, or added after the effective dates of zoning and currently do not meet minimum separation requirements established by the National Fire Protection Act and HUD standards. The Zoning Letter states that projections into required setbacks must meet setback requirements of the lot’s underlying zoning district, that all mobile homes, manufactured homes, and accessory structures require at least five feet from the front space line, and that any remaining existing structure not meeting the required separation is not a legal non-conforming characteristic of use and is a violation of Anchorage Municipal Code section 21.05.0308.b.vi.(C). The Zoning Letter states that the violation may be remedied by relocating all remaining structures and accessory structures to conforming locations in designated spaces, and removing structures that cannot comply with these standards.

The Mortgage Loan documents require the borrower to within 180 days following the origination date, which 180 day period is extended for 30 day periods so long as the borrower can provide the lender with reasonably satisfactory evidence that it is pursuing the completion of such items but in no event to be extended beyond the date that is 30 days prior to any enforcement action: (i) repair or cure all “Nonconforming Status” items, non-conformities, non-compliance directives and violations identified in the Zoning Letter, which in each instance may require (a) moving and relocating all mobile homes and accessory structures such that they are at least 5 feet from the front space line of the property, (b) removing and/or relocating structures (including, without limitation, mobile homes) to the required setback lines applicable to the Trails End Property and (c) removing and/or relocating structures at the Trails End Property (including, without limitation, mobile homes) in order to satisfy minimum separation requirements applicable to the Trails End Property

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

and (ii) obtain and deliver to the lender a new zoning letter from the Municipality of Anchorage, which letter is required to be reasonably acceptable to the lender. At origination, $15,000 was reserved with the lender, which is required to be released to the borrower upon its completion of the foregoing actions.

35	Riviera Terrace	(24) Local Law Compliance; (25) Licenses and Permits

Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, the use of the Riviera Terrace Mortgaged Property as a manufactured housing community is legal non-conforming. Pursuant to the applicable zoning ordinance, in the event of a casualty:

1. Lawfully erected nonconforming mobile homes may be repaired or replaced, as long as the nonconformity is not increased.

2. Lawfully erected nonconforming mobile homes on individual lots may be moved within the lot in compliance with setback regulations.

3. Mobile homes in nonconforming manufactured home communities may be repaired or replaced, in compliance with setback regulations.

28	Scottsdale Fashion Square	(26) Recourse Obligations	With respect to clause (a)(ii) of Representation and Warranty No. 26, the Mortgage Loan documents only provide recourse for intentional misappropriation.
All GACC Mortgage Loans	All GACC Mortgage Loans	(26) Recourse Obligations	In certain cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
All GACC Mortgage Loans	All GACC Mortgage Loans	(27) Mortgage Releases	In most cases, the Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the borrower may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the borrower delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
28	Scottsdale Fashion Square	(28) Financial Reporting and Rent Rolls	The Mortgage Loan documents do not expressly require the borrower to provide the lender with annual operating statements; however, they do require the borrower to provide the lender with annual financial statements containing statements of profit and loss for the borrower and a balance sheet for the borrower.
1	12800 Culver Boulevard	(29) Acts of Terrorism Exclusion	The Mortgage Loan documents provide that if any of the all-risk/special form property, rental loss and/or business interruption, commercial general liability or umbrella insurance policies include any exclusions for loss, cost, damage or liability caused by "terrorism" or "terrorist acts", the borrower is required to obtain and maintain terrorism coverage to cover such exclusion(s) from a carrier which otherwise satisfies the rating criteria set forth in the Mortgage Loan documents or, in the event that such terrorism coverage is not available from an insurance company that meets the minimum rating requirements set forth in the Mortgage Loan documents, the borrower is required to obtain such terrorism coverage from among the top 10 highest rated insurance companies providing such terrorism coverage.
5	Gateway Center South	(29) Acts of Terrorism Exclusion	The Mortgage Loan documents permit terrorism insurance to be obtained through a captive insurance program. The Mortgage Loan documents do not require that the captive insurance program satisfy any rating or other requirements.
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
All GACC Mortgage Loans	All GACC Mortgage Loans	(29) Acts of Terrorism Exclusion	All exceptions to Representation 16 are also exceptions to this Representation 29.
16	Green Acres	(30) Due on Sale or Encumbrance	The Mortgage Loan documents permit the borrower to enter into a PACE loan for an amount not to exceed $10,000,000 without the consent of the lender or rating agency confirmation.
28	Scottsdale Fashion Square	(30) Due on Sale or Encumbrance	The Mortgage Loan documents permit the borrower to enter into a PACE loan for an amount not to exceed $10,000,000 without the consent of the lender or rating agency confirmation.
28	Scottsdale Fashion Square	(31) Single Purpose Entity	The borrower is a recycled Single-Purpose Entity that previously owned an adjacent parcel improved by office improvements (the “Office Property”) that was transferred prior to the origination of the Mortgage Loan. The borrower has represented that it is not liable for contingent or actual obligations related to the Office Property and the Mortgage Loan documents provide recourse for losses to the lender in connection with a material violation of such representation.
16	Green Acres	(34) Ground Leases

(34)(C) The term of the ground lease covering a portion of the Mortgaged Property (the “Green Acres Ground Lease”) terminates on August 12, 2026, subject to two six-year extension options.

(34)(G) The Green Acres Ground Lease requires that the ground lessor give the lender notice of default if the lender was made known to the ground lessor in writing. The Green Acres Ground Lease does not provide that no notice of default or termination is effective against the lender unless such notice is given to the lender.

(34)(H) The Green Acres Ground Lease does not expressly provide a cure period that includes sufficient time to gain possession of the interest of the lessee under the Green Acres Ground Lease; however the Green Acres Ground Lease does provide for additional time as needed if the default is not susceptible to cure within 30 days (provided that the lender diligently pursues such cure).

(34)(J) If a casualty occurs within the final five years prior to the expiration of the term of the Green Acres Ground Lease, and costs exceed $1,000,000, the Green Acres Ground Lease provides that the borrower is permitted to terminate the Green Acres Ground Lease; however, the Mortgage Loan documents prohibit a termination of the Green Acres Ground Lease without the lender’s prior written consent.

All GACC Mortgage Loans	All GACC Mortgage Loans	(37) No Material Default; Payment Record	With respect to any covenants under the related Mortgage Loan that require the borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, the borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the borrower forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
16; 28	Green Acres; Scottsdale Fashion Square	(39) Organization of Borrower	The borrowers are affiliated entities.
27; 35	Rangeview & Trails End; Riviera Terrace	(39) Organization of Borrower	The borrowers are affiliated entities.
28	Scottsdale Fashion Square	(40) Environmental Considerations	The related Phase I environmental site assessment identified a REC at the Mortgaged Property in connection with stained soil of unknown depth located in an area leased by Arcadia Water Company (“AWC”) on which certain pumps and a 55-gallon drum of oil are located. Approximately 10 square feet of staining was observed on the concrete beneath the drum,
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
and approximately 50 square feet of staining was observed on the unpaved surface adjacent to the drum. The related environmental consultant recommended that (a) all stained and impacted soil be removed and confirmation sampling be conducted and (b) the 55-gallon drum should be placed in secondary containment and improved housekeeping and usage practices should be implemented to limit the potential for releases in the future. The borrower has sent a remediation demand to AWC under the terms of its related lease. The Mortgage Loan documents require (i) the borrower to exercise commercially reasonable efforts to cause AWC to remediate the REC pursuant to the remediation demand and (ii) the borrower and guarantor to indemnify the lender for any losses arising out of or in any way relating to the REC, not to exceed $25,000.
6	Back Bay Office	(41) Appraisal	The appraisal date is October 19, 2022, more than six months prior to the June 7, 2023 loan origination date.

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ANNEX E-5

EXCEPTIONS TO BANK OF MONTREAL REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
17	Hyatt Arcade Cleveland	(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	The Mortgage securing the Mortgage Loan does not create a first priority lien on the Mortgaged Property. The Mortgaged Property is subject to a series of mortgages placed on the Mortgaged Property in connection with payments due with respect to tax increment financing and such mortgages have priority over the Mortgage securing the Mortgage Loan.
16	Green Acres	(5) Lien; Valid Assignment	For so long as no event of default exists, the Mortgage Loan documents prohibit the lender from selling any portion of the Mortgage Loan, other than sales of securities as a result of a securitization, to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime or CIM Group (or any entity controlled by any of the foregoing).
16	Green Acres	(7) Junior Liens	The Mortgage Loan documents permit the borrower to enter into a Property-Assessed Clean Energy (“PACE”) loan for an amount not to exceed $10,000,000 without the consent of the lender or rating agency confirmation.
15	Harborside 2-3	(13) Actions Concerning Mortgage Loan

Michael Silberberg, a guarantor of the subject Mortgage Loan, is the guarantor on a loan in the original principal amount of $164,000,000 (the “Civic Opera Building Loan”), which is evidenced by promissory notes held by (i) Wells Fargo Bank, National Association, as trustee for the benefit of the registered holders of JPMBB Commercial Mortgage Securities Trust 2015-C31, Commercial Mortgage Pass-Through Certificates, Series 2015-C31 and (ii) Wilmington Trust, National Association, as trustee for the benefit of the registered holders of JPMBB Commercial Mortgage Securities Trust 2015-C32, Commercial Mortgage Pass-Through Certificates, Series 2015-C32. The lenders of the Civic Opera Building Loan commenced foreclosure proceedings on August 21, 2021, and on March 31, 2023 the special servicer sent a notice to Michael Silberberg alleging (x) a breach of the loss recourse provision set forth in the Civic Opera Building Loan documents as a result of two mechanics liens being filed against the subject property and (y) a breach of the full recourse provision set forth in the Civic Opera Building Loan documents as a result of an alleged violation of SPE provisions prohibiting the incurrence of indebtedness in violation of the Civic Opera Building Loan documents.

In connection with work performed on the Mortgaged Property by the borrower’s predecessor-in-interest, there is an active litigation between the primary contractor (Plaza Construction LLC) and a subcontractor (Gamma USA, Inc.) relating to façade work performed by the subcontractor. Neither the borrower nor its predecessor-in-interest is named in the litigation, and the contract with primary contractor was not assumed by the borrower in connection with its acquisition of the Mortgaged Property. The borrower’s predecessor-in-interest has held back the retainage owed to the primary contractor (approximately $996,842) in escrow by a title company pursuant to an escrow agreement between the borrower and its predecessor-in-interest, and such escrowed amount is required to be released to the primary contractor upon resolution of said dispute.

16	Green Acres	(16) Insurance	The Mortgage Loan documents permit (i) a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property and (ii) a liability insurance deductible up to $350,000.
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
15	Harborside 2-3	(17) Access; Utilities; Separate Tax Lots	The related Mortgaged Property was known and designated as tax lot 18 prior to being subdivided in July 2022 into tax lots 18.01 and 18.02. The related Mortgaged Property is currently designated as lot 18.01 and a neighboring property, which is not included as part of the collateral for the subject Mortgage Loan and is owned by an unaffiliated third party, is designated as lot 18.02. Based on information provided by the related borrower and the title company issuing the Title Policy, the applicable tax map is updated once per year and the same was not yet updated at the time of origination of the Mortgage Loan to recognize the subdivided tax lots. The related borrower is responsible for the taxes affecting lot 18.01 and owner of lot 18.02 is responsible for all of taxes related to the improvements on lot 18.02. At origination of the subject Mortgage Loan, the tax reserve was sized to include taxes for the undivided tax lot 18.
15	Harborside 2-3	(24) Local Law Compliance	Although the related Mortgaged Property is legal conforming, because it was built pursuant to local planning board approval, the restoration of the related Mortgaged Property following a casualty is subject to approval of the local planning board per the municipal zoning letter dated February 10, 2023 from the Jersey City Housing, Economic Development & Commerce office.
17	Hyatt Arcade Cleveland	(24) Local Law Compliance	The zoning report delivered in connection with the origination of the Mortgage Loan showed certain outstanding zoning, building and fire code violations at the Mortgaged Property.
16	Green Acres	(24) Local Law Compliance	Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, the use of a portion of the Mortgaged Property as a restaurant is legal non-conforming as such use is not permitted under the applicable current zoning code unless a special use permit is obtained from the local municipality. If a structure in which a legal non-conforming use is conducted is destroyed or damaged by any casualty in excess of 50% of its reconstruction or replacement value cost (exclusive of foundations) at the time of such destruction or damage, whichever is less, such structure may only be restored in accordance with the current zoning code. Otherwise, such structure may be restored to its prior legal non-conforming use within one year after such destruction or damage, but may not be enlarged.
17	Hyatt Arcade Cleveland	(25) Licenses and Permits	The zoning report delivered in connection with the origination of the Mortgage Loan showed certain tenants at the Mortgaged Property do not have a certificate of occupancy available.
15	Harborside 2-3	(26) Recourse Obligations	The Mortgage Loan documents do not provide recourse for the related borrower’s misapplication of rents (if, after an event of default under the subject Mortgage Loan), insurance proceeds or condemnation awards, but rather, recourse for misapplication of such amounts is limited to intentional misapplication.
All of the BMO Mortgage Loans (other than Harborside 2-3 and Hyatt Arcade Cleveland)	All of the BMO Mortgage Loans (other than Harborside 2-3 and Hyatt Arcade Cleveland)	(27) Mortgage Releases	In the event of a taking of any portion of any of the Mortgaged Property by a state or any political subdivision or authority thereof, the borrower cannot be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC provisions if the related borrower provides an opinion of counsel to the holder of the Mortgage Loan that the trust will continue to maintain its status as a REMIC trust if such amount is not paid.
All of the BMO Mortgage Loans	All of the BMO Mortgage Loans	(29) Acts of Terrorism Exclusion	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
15	Harborside 2-3	(30) Due on Sale or Encumbrance	The Mortgage Loan documents permit transfers by reason of the exercise of remedies by the upper-tier preferred equity investor (which, includes the foreclosure of upper-tier pledges securing the preferred equity investment) in accordance with the terms of the intercreditor agreement between the subject Mortgage Loan’s lender, the mezzanine lender and the preferred equity investor. In addition, the Mortgage Loan documents permit transfers of more than 50% of the equity interests in the related borrower provided that after giving effect to such transfer, (i) the related non-recourse carveout guarantors (together with their respective spouses and/or their lineal descendants and/or family trusts for the sole benefit of any of the foregoing persons) must continue to collectively own at least 5% of the direct or indirect equity ownership interest in the related borrower that, as of the date of origination of the subject Mortgage Loan, owned a 98% undivided tenant-in-common interest in the related Mortgaged Property (i.e., the tenant-in-common in which the non-recourse carve-out guarantors had an interest as of the date of origination of the subject Mortgage Loan), (ii) Mark Karasick, a nonrecourse carve-out guarantor, owns 100% of the indirect equity interest in SL Harborside Hospitality LLC (the anticipated holder of the liquor licenses applicable to the related Mortgaged Property) and its sole member SL Harborside Hospitality Holdings LLC and (iii) the related non-recourse carve-out guarantors control the related borrower and the day to day operations of the related Mortgaged Property.
16	Green Acres	(30) Due on Sale or Encumbrance	The Mortgage Loan documents permit the borrower to enter into a PACE loan for an amount not to exceed $10,000,000 without the consent of the lender or rating agency confirmation.
16	Green Acres	(34) Ground Leases

The term of the ground lease covering a portion of the Mortgaged Property (the “Green Acres Ground Lease”) terminates on August 12, 2026, subject to two six-year extension options.

The Green Acres Ground Lease does not expressly provide a cure period that includes sufficient time to gain possession of the interest of the lessee under the Green Acres Ground Lease; however the Green Acres Ground Lease does provide for additional time as needed if the default is not susceptible to cure within 30 days (provided that the lender diligently pursues such cure).

If a casualty occurs within the final five years prior to the expiration of the term of the Green Acres Ground Lease, and costs exceed $1,000,000, the Green Acres Ground Lease provides that the borrower is permitted to terminate the Green Acres Ground Lease; however, the Mortgage Loan documents prohibit a termination of the Green Acres Ground Lease by the borrower without the lender’s prior written consent.

The Green Acres Ground lease requires that the ground lessor give the lender notice of default if the lender was made known to the ground lessor in writing. The Green Acres Ground Lease does not provide that no notice of default or termination is effective against the lender unless such notice is given to the lender.

All of the BMO Mortgage Loans	All of the BMO Mortgage Loans	(37) No Material Default; Payment Record	With respect to any covenants under the related Mortgage Loan that require the borrower to ensure a tenant or mortgaged property is operating or to enforce the terms of leases, such borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
24	Westin Mount Laurel	(37) No Material Default; Payment Record	The borrower received from the franchisor a default notice pursuant to that certain Notice of Red 4/Default-Forbearance agreement dated August 17, 2022 (the “Franchise Default”). The Franchise Default was as a result of the Mortgaged Property being put into the “red zone” relating to Guest Satisfaction, Intent to Recommend Scores for the January-June 2022 tracking period, due to hot water issues affecting various rooms at the Mortgaged Property.
16	Green Acres	(39) Organization of Borrower	The borrower sponsor is also a borrower sponsor of another Mortgage Loan in the Mortgage pool.
15	Harborside 2-3	(40) Environmental Conditions	The related environmental site assessment (“ESA”) identified a controlled recognized environmental condition and historic recognized environmental condition for the related Mortgaged Property associated with historic site operations and impacts to site soils and groundwater caused by contaminated historic fill material. From 1986 to 2013, various remedial investigations and actions were conducted to address the historic fill, including placing engineering controls consisting of improvements at the site, such as the building slab, concrete and asphalt paved areas, and landscaping, over residually impacted soils. In 2022, an additional investigation was conducted in an area below the shared atrium of two buildings located on the related Mortgaged Property, which identified additional, residual impacts to soils and groundwater attributed to historic fill material. A deed notice identifying the historic fill and associated engineering controls in place at the related Mortgaged Property was recorded on February 17, 2023 and serves as an institutional control for the related Mortgaged Property. In relation to soil impacts at the related Mortgaged Property, a soil Remedial Action Permit (“RAP”), which establishes the obligations of the permittee with respect to soil related institutional controls and engineering controls, is required, and a RAP initial application was submitted to the governing authority on March 29, 2023. A groundwater Classified Exception Area (“CEA”), which serves as an institutional control by providing notice that there are groundwater impacts in a localized area, is also being prepared for the related Mortgaged Property. Assuming issuance of the RAP and approval of the CEA by the governing authority, the related ESA consultant identified this matter as a controlled recognized environmental condition and did not recommend any further investigation; however, the ESA consultant did note that the institutional controls in place on the related Mortgaged Property are to be maintained in perpetuity.

E-5-4

ANNEX F-1

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION REPRESENTATIONS AND WARRANTIES

JPMCB (referred to as the related “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each JPMCB Mortgage Loan that we (referred to as the “Purchaser” in the representations and warranties below) include in the issuing entity, representations and warranties generally to the effect set forth below. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. The exceptions to the representations and warranties set forth below are identified on Annex F-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex F-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

The related Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between JPMCB, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the JPMCB Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the JPMCB Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)       Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each JPMCB Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or the Mortgage Loan Purchase Agreement.

(2)       Whole Loan; Ownership of Mortgage Loans. Except with respect to each JPMCB Mortgage Loan that is part of a Whole Loan, each JPMCB Mortgage Loan is a whole loan and not an interest in a JPMCB Mortgage Loan. Each JPMCB Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any JPMCB Mortgage Loan that is a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee), participation (other than with respect to any JPMCB Mortgage Loan that is a Serviced Mortgage Loan) or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each JPMCB Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller), any other ownership interests and other interests on, in or to such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each JPMCB Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such JPMCB Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

F-1-1

(3)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related borrower, guarantor or other obligor in connection with such JPMCB Mortgage Loan is the legal, valid and binding obligation of the related borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the JPMCB Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)       Mortgage Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5)       Hospitality Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the borrower and franchisor of such property enforceable by the trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each JPMCB Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the JPMCB Mortgage Loan, which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related borrower nor the related guarantor has been released from its material obligations under the JPMCB Mortgage Loan.

(7)       Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the issuing entity (or, with respect to any JPMCB Mortgage Loan that is a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding endorsement or assignment to the issuing entity (or, with respect to any JPMCB Mortgage Loan that is a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related borrower’s fee (or if identified on the Mortgage Loan Schedule,

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leasehold) interest in the Mortgaged Property in the principal amount of such JPMCB Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the JPMCB Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the JPMCB Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the JPMCB Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(8)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a JPMCB Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such JPMCB Mortgage Loan (or with respect to a JPMCB Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related JPMCB Mortgage Loan constitutes a cross-collateralized JPMCB Mortgage Loan, the lien of the Mortgage for another JPMCB Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related JPMCB Mortgage Loan or the borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the JPMCB Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally

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described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two (2) or more adjoining parcels, such parcels are contiguous.

(9)       Junior Liens. It being understood that B notes secured by the same Mortgage as a JPMCB Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the borrower.

(10)    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the JPMCB Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11)    Financing Statements. Each JPMCB Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the borrower and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12)    Condition of Property. The Mortgage Loan Seller or the originator of the JPMCB Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four (4) months of origination of the JPMCB Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each JPMCB Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13)    Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation,

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water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a JPMCB Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14)    Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(15)    Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph (8)), an engineering report or property condition assessment as described in paragraph (12), applicable local law compliance materials as described in paragraph (26), and the ESA (as defined in paragraph (43)), as of origination, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any borrower, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such borrower’s ability to perform under the related JPMCB Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such JPMCB Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16)    Escrow Deposits. All escrow deposits and payments required pursuant to each JPMCB Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer (or, with respect to any JPMCB Mortgage Loan that is a Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust) and identified as such with appropriate detail. Any and all requirements under the JPMCB Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17)    No Holdbacks. The principal amount of the JPMCB Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the JPMCB Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).

(18)    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a JPMCB

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Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a JPMCB Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the JPMCB Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each JPMCB Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a JPMCB Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related JPMCB Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such JPMCB Mortgage Loan together with any accrued interest thereon.

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All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the JPMCB Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related JPMCB Mortgage Loan obligates the related borrower to maintain all such insurance and, at such borrower’s failure to do so, authorizes the lender to maintain such insurance at the borrower’s cost and expense and to charge such borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(19)    Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the JPMCB Mortgage Loan requires the borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20)    No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each JPMCB Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such JPMCB Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21)    No Contingent Interest or Equity Participation. No JPMCB Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

(22)    REMIC. The JPMCB Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury Regulations Section 1.860G-2(f)(2) (the “Treasury Regulations”) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the JPMCB Mortgage Loan to the related borrower at origination did not exceed the non-contingent principal amount of the JPMCB Mortgage Loan and (B) either: (a) such JPMCB Mortgage Loan or Whole Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the JPMCB Mortgage Loan or Whole Loan was originated at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan

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on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the JPMCB Mortgage Loan; or (b) substantially all of the proceeds of such JPMCB Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such JPMCB Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the JPMCB Mortgage Loan or Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such JPMCB Mortgage Loan or Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the JPMCB Mortgage Loan or Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the JPMCB Mortgage Loan or Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(23)    Compliance. The terms of the Mortgage Loan documents evidencing such JPMCB Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the JPMCB Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the JPMCB Mortgage Loan.

(24)    Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such JPMCB Mortgage Loan.

(25)    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such JPMCB Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the borrower.

(26)    Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a JPMCB Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty

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would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27)    Licenses and Permits. Each borrower covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the JPMCB Mortgage Loan or the rights of a holder of the related JPMCB Mortgage Loan. The JPMCB Mortgage Loan requires the related borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the borrower and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(28)    Recourse Obligations. The Mortgage Loan documents for each JPMCB Mortgage Loan provide that such JPMCB Mortgage Loan (a) becomes full recourse to the borrower and guarantor (which is a natural person or persons, or an entity distinct from the borrower (but may be affiliated with the borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the borrower; (ii) borrower or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the borrower or (iii) transfers of either the Mortgaged Property or equity interests in borrower made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the borrower and guarantor (which is a natural person or persons, or an entity distinct from the borrower (but may be affiliated with the borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the borrower’s fraud or intentional misrepresentation; (iii) willful misconduct by the borrower or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste or acts or omissions of the related borrower, guarantor, property manager or their affiliates, employees or agents.

(29)    Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (34)), in each case, of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such JPMCB Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (34)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the JPMCB Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject JPMCB Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject JPMCB Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such

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release of collateral on the related borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any JPMCB Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the JPMCB Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the JPMCB Mortgage Loan or Whole Loan outstanding after the release, the borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the borrower can be required to pay down the principal balance of the JPMCB Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the JPMCB Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the JPMCB Mortgage Loan or Whole Loan.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, no such JPMCB Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another JPMCB Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

(30)    Financial Reporting and Rent Rolls. Each Mortgage requires the borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each JPMCB Mortgage Loan with more than one borrower are in the form of an annual combined balance sheet of the borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each JPMCB Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31)    Acts of Terrorism Exclusion. With respect to each JPMCB Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other JPMCB Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the JPMCB Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each JPMCB Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

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(32)    Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each JPMCB Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such JPMCB Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a borrower, (iv) transfers to another holder of direct or indirect equity in the borrower, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (29) and (34) in this Annex F-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related JPMCB Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any JPMCB Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with another JPMCB Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33)    Single-Purpose Entity. Each JPMCB Mortgage Loan requires the borrower to be a Single-Purpose Entity for at least as long as the JPMCB Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the borrower with respect to each JPMCB Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the borrower is a Single-Purpose Entity, and each JPMCB Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the JPMCB Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the JPMCB Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a borrower for a JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with the related JPMCB Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34)    Defeasance. With respect to any JPMCB Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the borrower, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the JPMCB Mortgage Loan cannot be defeased within two (2) years after the Closing Date; (iii) the borrower is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the JPMCB Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date or (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment

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penalty, and if the JPMCB Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the borrower would continue to own assets in addition to the defeasance collateral, the portion of the JPMCB Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35)    Fixed Interest Rates. Each JPMCB Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such JPMCB Mortgage Loan, except in situations where default interest is imposed.

(36)    Ground Leases. For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any JPMCB Mortgage Loan where the JPMCB Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns:

(a)           The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)           The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(c)           The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related JPMCB Mortgage Loan, or 10 years past the stated maturity if such JPMCB Mortgage Loan fully amortizes by the stated maturity (or with respect to a JPMCB Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)           The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

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(e)           The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)            The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(g)           The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(h)           A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(i)            The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)            Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest;

(k)           In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest; and

(l)            Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37)    Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each JPMCB Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

(38)    Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified

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by the related borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the borrower or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a JPMCB Mortgage Loan, Certified Operating Histories may not have been available.

(39)    No Material Default; Payment Record. No JPMCB Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no JPMCB Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related JPMCB Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex F-1. No person other than the holder of such JPMCB Mortgage Loan may declare any event of default under the JPMCB Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(40)    Bankruptcy. In respect of each JPMCB Mortgage Loan, the related borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(41)    Organization of Borrower. The Mortgage Loan Seller has obtained an organizational chart or other description of each borrower which identifies all beneficial controlling owners of the borrower (i.e., managing members, general partners or similar controlling person for such borrower) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(42)    Environmental Conditions. At origination, each borrower represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the JPMCB Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain JPMCB Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such JPMCB Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i)

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did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related borrower and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and/or Fitch Ratings, Inc.; (E) a party not related to the borrower with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the borrower with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-13 or its successor), or (iii) need for further investigation.

In the case of each JPMCB Mortgage Loan set forth on Schedule F-1, (i) such JPMCB Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule F-1 (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related borrower (A) was required to remediate the identified condition prior to closing the JPMCB Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the JPMCB Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the JPMCB Mortgage Loan.

(43)    Lease Estoppels. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such

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estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related JPMCB Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related JPMCB Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a JPMCB Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(44)    Appraisal. The Mortgage File or Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the JPMCB Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the JPMCB Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(45)    Mortgage Loan Schedule. The information pertaining to each JPMCB Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(46)    Cross-Collateralization. No JPMCB Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

(47)    Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related borrower, and no funds have been received from any person other than the related borrower or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the JPMCB Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a JPMCB Mortgage Loan, other than contributions made on or prior to the Closing Date.

(48)    Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the JPMCB Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the borrower.

For purposes of these representations and warranties, “Servicing File” means a copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the JPMCB Mortgage Loans, (ii) are reasonably

F-1-16

necessary for the ongoing administration and/or servicing of the JPMCB Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the JPMCB Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

F-1-17

SCHEDULE F-1

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

MORTGAGED PROPERTIES FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

None.

F-1-18

ANNEX F-2

EXCEPTIONS TO JPMORGAN CHASE BANK, NATIONAL ASSOCIATION REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
31	Platinum Tower	(7) Lien; Valid Assignment	The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
8	500 Charles Ewing Boulevard	(8) Permitted Liens; Title Insurance	The sole tenant at the Mortgaged Property, Church & Dwight, has a right of first offer with respect to the Mortgaged Property. In October 2013, the landlord delivered a first offer notice (the “First Offer Notice”, and such offer, the “First Offer”) to Church & Dwight in accordance with its lease, and Church & Dwight elected not to exercise such right of first offer with respect to the First Offer Notice. If the borrower desires to sell the Mortgaged Property to another party free of any mortgage indebtedness at an all-cash price with terms substantially more favorable to the buyer (described in the lease as an offer with a net effective purchase price of 5% or more lower than that of the First Offer), then the borrower must first re-offer to sell the Mortgaged Property to Church & Dwight on such favorable terms (“Re-Offer”), and such Re-Offer must be accepted by Church & Dwight, if it so chooses, within 15 business days following such Re-Offer. After presenting such Re-Offer to Church & Dwight, if the borrower fails to (i) enter into a purchase agreement with a third party within six months after the date of such Re-Offer, or (ii) consummate such sale within six months from the date of execution of any such purchase agreement, then the borrower must promptly notify Church & Dwight of such failure. If after such period the borrower again desires to sell the Mortgaged Property, then Church & Dwight’s right of first offer will be reinstated and the borrower must again re-offer to sell the Mortgaged Property in accordance with the above-referenced provisions. Such right of first offer does not apply with respect to a transfer of the Mortgaged Property to or from any party holding any mortgage or in consequence of any foreclosure sale or deed in lieu thereof or any sale transaction in connection with any of the foregoing.
31	Platinum Tower	(10) Assignment of Leases and Rents	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
8	500 Charles Ewing Boulevard	(18) Insurance	The Mortgaged Property relies on the property insurance policy maintained by the sole tenant at the Mortgaged Property, and the borrower is required under the Mortgage Loan documents to maintain, or cause to be maintained, insurance for the borrower and the borrower Property meeting the requirements set forth in the Mortgage Loan documents (such insurance policies, the “Policies”). Under the Mortgage Loan documents, (a) the borrower and the related guarantor are fully and personally liable for any losses incurred by the lender associated with the failure to obtain and maintain the fully paid for Policies and (b) the Mortgage Loan is full recourse to the borrower and the guarantor for the positive difference between the deductible under the actual Policies in place with respect to the Mortgaged Property and $250,000, the maximum deductible permitted under the Mortgage Loan documents, to the extent that the tenant does not make such payment.
31	Platinum Tower	(18) Insurance	The Mortgage Loan documents permit the related borrower to finance insurance premiums through a premium finance company under a premium finance agreement provided that (i) the related borrower submits to the lender proof of payment of each and every installment as such installments become due and payable and (ii) if such policy is not a blanket insurance policy, the related borrower is required to deposit into a tax and insurance reserve an amount equal 125% of the premiums for the Mortgaged Property for one month and such escrow fund is required to be maintained during the entire term of the Mortgage Loan or until such time as the premiums are no longer under premium finance agreement.
F-2-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
8	500 Charles Ewing Boulevard	(28) Recourse Obligations

The Mortgage Loan documents provide that neither the related borrower nor any guarantor will have any liability for any events first arising after (i) the date on which the lender or a third party that is not an affiliate of the related borrower or guarantor acquires title to the Mortgaged Property through foreclosure, private power of sale or the delivery of a deed in lieu of foreclosure; (ii) the date upon which any mezzanine lender or any third party that is not an affiliate of the related borrower or guarantor acquires title to the limited partnership or limited liability company, as applicable, interests in the related borrower pursuant to a foreclosure or any similar proceeding or any transfer in lieu of foreclosure; or (iii) the date on which a receiver, trustee, liquidator or conservator is appointed to take control of the Mortgaged Property.

The indemnification obligations of the related borrower under the environmental indemnity will terminate on the date that is two years after the date that is the earlier of (i) payment of the debt in full, (ii) the release of the Mortgaged Property from the lien of the Mortgage pursuant to the terms of the Mortgage Loan documents or (iii) the date on which the indemnitee or any third party (claiming by reason of judicial or non-judicial foreclosure, assignment in lieu of foreclosure or other remedial or enforcement action by a holder of the Mortgage Loan) takes title to, or control of, the Mortgaged Property by foreclosure, assignment in lieu of foreclosure or otherwise, or repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related borrower’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.

31	Platinum Tower	(28) Recourse Obligations

The loss recourse carveout with respect to the material physical waste of the Mortgaged Property is limited to such waste caused by the intentional acts or omissions of the related borrower, principal, or guarantor.

The loss recourse carveout for willful misconduct is limited to willful misconduct in connection with the Mortgage Loan or the operation of the Mortgaged Property.

The indemnification obligations of the related borrower under the environmental indemnity will terminate on the date that is two years after the date of defeasance or repayment of the Mortgage Loan in full upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related borrower’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.

31	Platinum Tower	(31) Acts of Terrorism Exclusion	If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the related borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the Mortgaged Property and business interruption/rental loss insurance required under the Mortgage Loan agreement on a stand-alone basis (without giving effect to the cost of terrorism and windstorm components of such property and flood loss insurance), and if the cost of terrorism insurance exceeds such amount, the related borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
8	500 Charles Ewing Boulevard	(32) Due on Sale or Encumbrance	Transfers of indirect interest in the borrower without the lender’s consent are permitted through a public sale into a public vehicle with a market capitalization of at least $500,000,000 (exclusive of the company), where a “public vehicle” means a person whose securities are listed and traded on (i) the New York Stock Exchange, AMEX, NASDAQ, or another nationally recognized securities exchange or (ii) the Frankfurt Stock Exchange, the London Stock Exchange, Euronext, the Luxembourg Stock Exchange, the Hong Kong Stock Exchange, the Singapore Exchange, the Shanghai Stock Exchange, the Tokyo Stock Exchange or the Korea Exchange (KRX), and includes a majority owned subsidiary of any such person or any operating partnership through which such person conducts all or substantially all of its business.
F-2-2

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
All JPMCB Mortgage Loans	All JPMCB Mortgage Loans	(40) No Material Default; Payment Record	With respect to any covenants under the related Mortgage Loan that require the related borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
31	Platinum Tower	(47) Cross-Collateralization	The Mortgage Loan is cross-collateralized and cross-defaulted with the related Companion Loans.

F-2-3

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	14
Summary of Terms	25
Summary of Risk Factors	59
Risk Factors	61
Description of the Mortgage Pool	156
Transaction Parties	264
Credit Risk Retention	325
Description of the Certificates	329
Description of the Mortgage Loan Purchase Agreements	365
Pooling and Servicing Agreement	375
Certain Legal Aspects of Mortgage Loans	480
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	498
Pending Legal Proceedings Involving Transaction Parties	500
Use of Proceeds	500
Yield, Prepayment and Maturity Considerations	501
Material Federal Income Tax Considerations	511
Certain State and Local and Foreign Tax Considerations	523
Method of Distribution (Conflicts of Interest)	524
Incorporation of Certain Information by Reference	526
Where You Can Find More Information	527
Financial Information	527
Certain ERISA Considerations	527
Legal Investment	531
Legal Matters	532
Ratings	532
Index of Defined Terms	535

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$837,798,000
(Approximate)

GS Mortgage Securities
Corporation II

(Central Index Key Number
0001004158)
Depositor

Benchmark 2023-V3 Mortgage Trust
(Central Index Key Number

0001982178)
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2023-V3

Class A-1	$2,083,000
Class A-2	$200,000,000
Class A-3	$439,732,000
Class X-A	$765,594,000
Class X-B	$72,204,000
Class A-S	$123,779,000
Class B	$38,967,000
Class C	$33,237,000

PROSPECTUS

Goldman Sachs & Co. LLC
Co-Lead Manager and Joint Bookrunner

Barclays
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

BMO Capital Markets
Co-Lead Manager and Joint Bookrunner

J.P. Morgan
Co-Lead Manager and Joint Bookrunner

AmeriVet Securities
Co-Manager

Drexel Hamilton
Co-Manager

July  20, 2023